As filed with the Securities and Exchange Commission on September 2, 1998

                                                      Registration No. 333-61939


================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                    PRE-EFFECTIVE AMENDMENT NO.1 TO FORM S-3

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                ----------------

               PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION (Exact name of registrant as specified in governing instruments)

 A Delaware Corporation                                      13-3526694
(State of Incorporation)                          (I.R.S. Identification Number)

                         One New York Plaza, 15th Floor
                            New York, New York 10292
                                 (212) 778-1000
                    (Address of principal executive offices)

                                 JOSEPH DONOVAN
               PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION
                         ONE NEW YORK PLAZA, 15TH FLOOR
                            NEW YORK, NEW YORK 10292
                                 (212) 778-1000
                     (Name and address of agent for service)

                              ---------------------

                                   Copies to:
                              Chris DiAngelo, Esq.
                                Dewey Ballantine LLP
                           1301 Avenue of the Americas
                            New York, New York 10019

     Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

     If the only Securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.|_|

     If any of the Securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box.|X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

     If this From is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.|_|

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                Proposed Maximum       Proposed Maximum
Title of Securities                         Amount being        Offering Price Per     Aggregate Offering    Amount of Registration
being Registered                            Registered          Unit(1)                Price(1)              Fee
------------------------------------------------------------------------------------------------------------------------------------

Mortgage Pass-Through Certificates          $750,000,000(2)     100%                   $750,000,000          $221,250.00(3)

====================================================================================================================================

(1)  Estimated solely for the purpose of calculating the registration fee.

(2) In accordance with Rule 429 of the Securities and Exchange Commission's Rules and Regulations under the Securities Act of 1933, as amended, the Prospectus included herein is a combined prospectus which also relates to the Registrant's Registration Statement on Form S-3 (Registration No. 333-27355) (the "Prior Registration Statement"). The amount of securities eligible to be sold under the Prior Registration Statement ($46,616,000.00 as of August 1, 1998) shall be carried forward to this Registration Statement.

(3) $207,203.28 is paid pursuant to this Pre-Effective Amendment No. 1. $295 was paid previously in connection with the prior filing of this Registration Statement. The remaining $13,751.72 of such amount is attributable to the amount carried forward from the Prior Registration Statement for which a filing fee in the amount of $454,545.45 was paid at the time of registration.

                            -------------------------

     Pursuant to Rule 429 of the Securities and Exchange Commission's Rules and Regulations under the Securities Act of 1933, as amended, the Prospectus contained in this Registration Statement also relates to the Registrant's Registration Statement on Form S-3 (333-27355).

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

FORM OF PROSPECTUS SUPPLEMENT
(To Prospectus Dated August __, 1998)
--------------------------------------------------------------------------------
                                   [$-------]
                     [________] Mortgage Loan Trust [series]
                   [$_______] [_____%] Class A-1 Certificates
                   [$_______] [_____%] Class A-2 Certificates
                   [$_______] [_____%] Class A-3 Certificates
                   [$_______] [_____%] Class A-4 Certificates
                   [$_______] [_____%] Class A-5 Certificates
                   [$_______] [_____%] Class A-6 Certificates
                   [$_______] [_____%] Class A-7 Certificates
                   [$_______] [_____%] Class M-1 Certificates
                   [$_______] [_____%] Class M-2 Certificates
                   [$_______] [_____%] Class M-3 Certificates

               Mortgage Pass-Through Certificates, Series [series]
                              [__________________]
                                    Servicer
               PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION
                                    Depositor

================================================================================

      The [________] Mortgage Loan Trust [series], Mortgage Pass-Through Certificates, Series [series] (the "Certificates") will consist of (i) the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates the Class A-5 Certificates, the Class A-6 Certificates and the Class A-7 Certificates (collectively, the "Class A Certificates" or the "Senior Certificates"), (ii) the Class M-1 Certificates, the Class M-2
Certificates and the Class M-3 Certificates (collectively, the "Mezzanine Certificates"), (iii) the Class B Certificates (the "Class B Certificates"),
(iv) the Class C Certificates (the "Class C Certificates" and together with the Mezzanine Certificates and the Class B Certificates, the "Subordinate Certificates") and (v) the Class R Certificates (the "Class R Certificates"). Only the Class A Certificates and the Mezzanine Certificates (collectively, the "Offered Certificates") are offered hereby.

      For a discussion of significant matters affecting investment in the Offered Certificates, see "Risk Factors" beginning on page [___] herein and beginning on page [__] in the Prospectus.

      The Certificates will represent undivided beneficial ownership interests in a trust fund (the "Trust Fund") consisting of two pools, (each, a "Loan Group") of fixed- and adjustable-rate, closed-end, monthly pay, generally fully amortizing mortgage loans (the "Mortgage Loans") secured by first or second lien mortgages or deeds of trust (the "Mortgages") on one-to-four family residential properties (the "Mortgaged Properties") held by [________] Mortgage Loan Trust [series] (the "Trust"). The Trust will be created pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") among [________________], in its capacity as servicer of the Mortgage Loans (the "Servicer"), [________________], in its capacity as unaffiliated seller of the Mortgage Loans (the "Unaffiliated Seller"), Prudential Securities Secured Financing Corporation, in its capacity as depositor of the Mortgage Loans (the "Depositor"), and [________________], in its capacity as trustee (the "Trustee") and in its capacity as backup servicer (the "Backup Servicer"). The obligations of the Depositor, the Unaffiliated Seller, the Trustee, the Backup Servicer and the Servicer with respect to the Certificates will be limited to their respective contractual obligations under the Pooling and Servicing Agreement.
                                                  (Cover continued on next page)

================================================================================

THE OFFERED CERTIFICATES WILL REPRESENT BENEFICIAL INTERESTS IN THE TRUST FUND ONLY AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE DEPOSITOR, THE UNAFFILIATED SELLER, THE SERVICER, THE BACKUP SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

      The Offered Certificates will be purchased by Prudential Securities Incorporated (the "Underwriter") from the Depositor and will be offered by the Underwriter from time to time in negotiated transactions or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Depositor, including accrued interest, are expected to be approximately [____]% of the aggregate principal balance of the Offered Certificates before deducting expenses payable by the Depositor estimated to be $[_____]. See "Underwriting" herein.

      The Offered Certificates are offered subject to prior sale, when, as, and if accepted by the Underwriter and subject to the approval of certain legal matters. It is expected that delivery of the Offered Certificates in book-entry form will be made on or about [date] only through the facilities of DTC, CEDEL and Euroclear (each as defined herein).

                       Prudential Securities Incorporated

                The date of this Prospectus Supplement is [date]

      Distributions on the Mezzanine Certificates, the Class B Certificates and the Class C Certificates are subordinate to distributions on the Class A
Certificates to the extent described herein. Distributions on the Class B Certificates, the Class C Certificates and the Class R Certificates are subordinate to distributions on the Class A Certificates and the Mezzanine Certificates to the extent described herein. Distributions of principal and interest payable to each Class of the Offered Certificates will be made on the [___] day of each month or, if the [___] day is not a business day, the first business day thereafter (each, a "Distribution Date"), beginning [date].

      One or more elections will be made to treat certain assets of the Trust as a real estate mortgage investment conduit (each a "REMIC") for federal income tax purposes. As described more fully herein, each Class of Offered Certificates will constitute "regular interests" in a REMIC. See "Certain Federal Income Tax Consequences" herein and "Certain Federal Income Tax Consequences --"REMIC Certificates" in the Prospectus.

      Prior to their issuance there has been no market for the Offered Certificates nor can there be any assurance that one will develop, or if it does develop, that it will provide the Owners of the Offered Certificates with liquidity or will continue. The Underwriter intends, but is not obligated, to make a market in the Offered Certificates.

      The Certificates offered by this Prospectus Supplement will be part of a separate series of Certificates being offered by the Depositor pursuant to its Prospectus dated August __, 1998 of which this Prospectus Supplement is a part and which accompanies this Prospectus Supplement. The Prospectus contains important information regarding this offering which is not contained herein, and prospective investors are urged to read the Prospectus and this Prospectus Supplement in full.

                              ---------------------

      CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE MARKET PRICE OF THE OFFERED CERTIFICATES, INCLUDING PURCHASES OF OFFERED CERTIFICATES TO STABILIZE THE MARKET PRICE AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES SEE "UNDERWRITING" IN THIS PROSPECTUS SUPPLEMENT.

      UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                             ----------------------

                              AVAILABLE INFORMATION

      The Depositor has filed a Registration Statement (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with the Securities and Exchange Commission (the "Commission") with respect to the Offered Certificates. This Prospectus Supplement and Prospectus contain a summary of the material terms of the documents referred to herein and therein, but neither contains nor will contain all of the information set forth in the Registration Statement of which this Prospectus is a part. For further information, reference is made to such Registration Statement and any amendments thereof and to the exhibits thereto. Copies of the Registration Statement may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 upon payment of the prescribed charges, or may be examined free of charge at the Commission's offices, 450 Fifth Street, N.W., Washington, D.C. 20549 or at the regional offices of the Commission located at 7 World Trade Center, Ste. 1300, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 400, Chicago, Illinois 60661-2511 or electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval system at the Commission's web site at http://www.sec.gov.

                                REPORTS TO OWNERS

      In connection with each distribution and annually, Certificateholders will be furnished with statements containing information with respect to principal and interest payments and the related Trust Fund, as described herein and in the applicable Prospectus Supplement for such Series. Any financial information contained in such reports will not have been examined or reported upon by an independent public accountant. See "Servicing of the Mortgage Loans and Contracts -- Reports to Certificateholders." The Servicer for each Series relating to Mortgage Loans will furnish periodic statements setting forth certain specified information to the related Trustee and, in addition, annually will furnish such Trustee with a statement from a firm of independent public accounts with respect to the examination of certain documents and records relating to the servicing of the Mortgage Loans in the related Trust Fund. See "Servicing of the Mortgage Loans and Contracts -- Reports to the Trustee" and "Evidence as to Compliance" in the Prospectus. Copies of the monthly and annual statements provided by the Servicer to the Trustee will be furnished to Certificateholders of each Series upon request addressed to Prudential Securities Secured Financing Corporation, One New York Plaza, New York, New York 10292, Attention:__________________________.

--------------------------------------------------------------------------------

                                     SUMMARY

      The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the accompanying Prospectus. Reference is made to the "Index of Significant
Prospectus Supplement Definitions" herein and the "Index of Significant Definitions" in the Prospectus for the definitions of certain capitalized terms.

Trust:                       [________]   Mortgage  Loan  Trust  [series]  (the
                              "Trust").

The Certificates:             The  Mortgage  Pass-Through  Certificates,  Series
                              [series] (the  "Certificates") will consist of the
                              Offered  Certificates,  the  Class B  Certificates
                              (the   "Class  B   Certificates"),   the  Class  C
                              Certificates (the "Class C Certificates")  and the
                              Class R Certificates (the "Class R Certificates"), each a "Class". The Certificates will be issued pursuant to a Pooling and Servicing Agreement (the
                              "Pooling and Servicing Agreement") to be dated as of [date], among the Servicer, the Unaffiliated
                              Seller, the Depositor, the Backup Servicer and the Trustee. Only the Offered Certificates are offered hereby.

                              The Certificates will represent beneficial undivided ownership interests in a trust fund (the "Trust Fund") consisting of two pools (each such pool, a "Loan Group") of fixed- and adjustable-rate, closed-end, monthly pay, generally fully amortizing mortgage loans (the "Mortgage Loans") secured by first or second lien mortgages or deeds of trust (the "Mortgages") on one-to-four family residential properties (the "Mortgaged Properties") to be conveyed to the Trust on the Closing Date.

Certificates Offered:         The "Class A  Certificates"  which  consist of the
                              Class    A-1    Certificates,    the   Class   A-2
                              Certificates,  the  Class  A-3  Certificates,  the
                              Class    A-4    Certificates,    the   Class   A-5
                              Certificates,  the Class A-6  Certificates and the
                              Class   A-7   Certificates   and  the   "Mezzanine
                              Certificates"  which  consist  of  the  Class  M-1
                              Certificates,  the Class M-2  Certificates and the
                              Class M-3 Certificates are offered hereby.

Certain Designations:         The  Class  A   Certificates   and  the  Mezzanine
                              Certificates   are  herein   referred  to  as  the
                              "Offered      Certificates."     The     Mezzanine
                              Certificates,  the  Class B  Certificates  and the
                              Class C Certificates are referred to herein as the
                              "Subordinate    Certificates."    The    Class   A
                              Certificates    (other    than   the   Class   A-6
                              Certificates), the Mezzanine Certificates and the Class B Certificates are collectively referred to as the

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                              "Fixed Rate Loan Group Certificates" and the Class A-6 Certificates are referred to as the "Adjustable Rate Loan Group Certificates." The Class A-1 Certificates and the Class A-6 Certificates are collectively referred to herein as the "Variable Rate Certificates."

Pass-Through Rates
and Balances:                 Each  Class of Offered  Certificates  will have an
                              original Certificate Principal Balance and will accrue interest at a rate (the "Pass-Through
                              Rate") as follows:

                                                           Pass-      Original
                                                          Through    Certificate
                                       Class                Rate       Balance
                              ----------------------     ---------   ----------
                              Class A-1 Certificates       (1)(2)    [$_______]
                              Class A-2 Certificates     [___%](2)   [$_______]
                              Class A-3 Certificates     [___%](2)   [$_______]
                              Class A-4 Certificates     [___%](2)   [$_______]
                              Class A-5 Certificates     [___%](2)   [$_______]
                              Class A-6 Certificates           (3)   [$_______]
                              Class A-7 Certificates     [___%](2)   [$_______]
                              Class M-1 Certificates     [___%](2)   [$_______]
                              Class M-2 Certificates     [___%](2)   [$_______]
                              Class M-3 Certificates     [___%](2)   [$_______]

                              (1) On any Distribution Date, the "Class A-1 Pass-Through Rate" will be equal to a rate equal to the sum of one-month LIBOR plus [__%] per annum.

                              (2) The Pass-Through Rate with respect to all of the Offered Certificates, other than the Class A-6 Certificates, will on any Distribution Date be equal to the lesser of (x) the Pass-Through Rate for such Class set forth above and (y) the Fixed Rate Group Available Funds Cap Rate applicable to such Distribution Date.

                              (3) On each Distribution Date, the "Class A-6 Pass-Through Rate" will be equal to the least of
                              (x) one-month LIBOR plus [__%] per annum (the "Class A-6 Formula Pass-Through Rate"), (y) the Adjustable Rate Group Available Funds Cap Rate applicable to such Distribution Date and (z) [__%] per annum.

                              The excess, if any, of (x) the interest due on the Class A-6 Certificates on any Distribution Date calculated at the Class A-6 Formula Pass-Through Rate over (y) the interest due on the Class A-6 Certificates calculated at the

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                              Adjustable Rate Group Available Funds Cap Rate applicable to such Distribution Date is the "LIBOR Shortfall Amount" applicable to the Class A-6 Certificates for such Distribution Date.

                              If, on any Distribution Date, there is a LIBOR Shortfall Amount, certain amounts otherwise distributable with respect to the Class C Certificates and Class R Certificates will instead be allocated to payment of the LIBOR Shortfall Amount. If the full amount of the LIBOR Shortfall Amount is not paid on a Distribution Date, then the unpaid amount will be paid out of the Excess Cashflow Amount (as defined herein). If the Servicer exercises its right to an Optional Termination (as defined herein), the LIBOR
                              Shortfall Amount may not be paid in full. The ratings of the Class A-6 Certificates do not address the likelihood of the payment of any LIBOR Shortfall Amount.

                              The "Fixed Rate Group Available Funds Cap Rate," as of any Distribution Date, is an amount, expressed as a per annum rate on the principal amount of the Fixed Rate Group Certificates, equal to (i) the sum of (x) the aggregate amount of interest due and collected (or advanced) on all of the Mortgage Loans in the Fixed Rate Loan Group for the related Remittance Period and (y) the excess of (A) the aggregate amount of interest due and collected (or advanced) on all of the Mortgage Loans in the Adjustable Rate Loan Group for the related Remittance Period over (B) the aggregate of the Servicing Fee and the Trustee Fee, in each case relating to the Adjustable Rate Loan Group and such Distribution Date and the Current Interest with respect to the Class A-6 Certificates for such Distribution Date minus (ii) the aggregate of the Servicing Fee and the Trustee Fee, in each case relating to the Fixed Rate Loan Group, on such Distribution Date.

                              The "Adjustable Rate Group Available Funds Cap Rate," as of any Distribution Date, is an amount, expressed as a per annum rate, equal to (i) the sum of (x) the aggregate amount of interest due and collected (or advanced) on all of the Mortgage Loans in the Adjustable Rate Loan Group for the related Remittance Period and (y) the excess of
                              (A) the aggregate amount of interest due and collected (or advanced) on all of the Mortgage Loans in the Fixed Rate Loan Group for the related Remittance Period over (B) the aggregate of the Servicing Fee and the Trustee Fee, in each case relating to the Fixed Rate Loan Group and such

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                              Distribution Date and the Current Interest with respect to the Offered Certificates (other than the Class A-6 Certificates) for such Distribution Date minus (ii) the aggregate of the Servicing Fee and the Trustee Fee, in each case relating to the Adjustable Rate Loan Group, on such Distribution Date.

Depositor:                    Prudential     Securities     Secured    Financing
                              Corporation (the "Depositor"). See "The Depositor" in the Prospectus.

Unaffiliated Seller:          [________________],     a    [__________]     (the
                              "Unaffiliated Seller").

Servicer:                     [________________],     a    [__________]     (the
                              "Servicer").  The Servicer's  principal  executive
                              offices  are located at  [address],  and its phone
                              number is  [number].  The  Mortgage  Loans will be
                              serviced by the  Sub-Servicer  (as defined herein)
                              pursuant  to  a   Sub-Servicing   Agreement   (the
                              "Sub-Servicing Agreement") between the Servicer and the Sub-Servicer.

Sub-Servicer:                 [_______________],    a   [_______________]   (the
                              "Sub-Servicer").   THE  SUB-SERVICER's   principal
                              executive offices are located at [address], and its phone number is [number].

Trustee and Backup Servicer:  [________________], a national banking association
                              (the "Trustee"). The Trustee's principal executive offices are located at [address].

Originators:                  Any entity from which the Unaffiliated  Seller, on
                              or prior to the Closing  Date,  acquires  Mortgage
                              Loans is an "Originator"  of the related  Mortgage
                              Loans for purposes of this Prospectus  Supplement.
                              A substantial portion of the Mortgage Loans were purchased by the Unaffiliated Seller as a pool
                              (the "Purchased Pool") from a well-known mortgage originator (the "Independent Originator") and the remainder were originated by, and purchased from, the Unaffiliated Seller's correspondents under its [underwriting program]. On the Closing Date, the
                              Unaffiliated Seller will sell the Mortgage Loans to the Depositor and the Depositor will deposit the Mortgage Loans into the Trust.

Cut-Off Date:                 The  close of  business  on [date]  (the  "Cut-Off
                              Date").

Closing Date:                 On  or  about  [date]  (such  date,  the  "Closing
                              Date").

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                                      S-4
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Final Scheduled Distribution
Dates: The Final Scheduled Distribution Date for the Offered Certificates is as follows:

                                                            Final Scheduled
                                      Class                Distribution Date
                              -----------------------   -----------------------

                              Class A-1 Certificates:
                              Class A-2 Certificates:
                              Class A-3 Certificates:
                              Class A-4 Certificates:
                              Class A-5 Certificates:
                              Class A-6 Certificates:
                              Class A-7 Certificates:
                              Class M-1 Certificates:
                              Class M-2 Certificates:
                              Class M-3 Certificates:

                              Each such date has been calculated as described under "Prepayment and Yield Considerations." It is expected that the actual last Distribution Date for each Class of Certificates will occur significantly earlier than such Final Scheduled Distribution Dates. See "Prepayment and Yield Considerations" herein.

Denominations:                The  Offered  Certificates  are  issuable  in book
                              entry form in minimum denominations of original principal amounts of $1,000 and integral multiples thereof.

The Mortgage Loans:           Unless    otherwise    noted,    all   statistical
                              percentages in this Prospectus Supplement are approximate and are measured by the aggregate scheduled unpaid principal balance of the Mortgage
                              Loans  as  of  the  Cut-Off  Date  (the  "Original
                              Aggregate  Principal  Balance").  See  "Additional
                              Information" herein.

                              General. The Original Aggregate Principal Balance of the Mortgage Loans to be conveyed to the Trust on the Closing Date is $_______________. The Mortgage Loans consist of closed-end, monthly pay, generally fully amortizing mortgage loans (the "Mortgage Loans") secured by first or second lien mortgages or deeds of trust (the "Mortgages") on one-to-four family residential properties (the "Mortgaged Properties").

                              The Mortgage Loans will be divided into two pools (each, a "Loan Group") of loans. One pool will consist of only fixed-rate Mortgage Loans (the "Fixed Rate Loan Group") and the other pool will

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                                      S-5
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                              consist  of only  adjustable-rate  Mortgage  Loans
                              (the "Adjustable Rate Loan Group").

                              The Mortgage Loans are not insured by either primary or pool mortgage insurance policies. The Mortgage Loans are not guaranteed by the Servicer, the Unaffiliated Seller, the Trustee, the Depositor, any Originator or any of their respective affiliates or any other person. The Mortgage Loans are required to be serviced by the Servicer in accordance with the terms of the Pooling and Servicing Agreement and with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to comparable mortgage loans that it services for itself and others. See "The Pooling and Servicing Agreement" herein.

                              Fixed Rate Loan Group. The Mortgage Loans to be included in the Fixed Rate Loan Group consist of _____ fixed-rate Mortgage Loans secured by Mortgages on single-family homes (which may be condominiums, manufactured homes or one-to-four family residences), including investment properties, _____%, _____%, _____% and _____% by principal balance of Mortgage Loans in the Fixed Rate Loan Group as of the Cut-Off Date of which are located in the states of ________, ______________, ______________ and _____________,
                              respectively. The fixed-rate Mortgage Loans to be included in the Fixed Rate Loan Group are secured by Mortgages of which ______% by principal balance of Mortgage Loans in the Fixed Rate Loan Group as of the Cut-Off Date are first lien mortgages or deeds of trust and ____% by principal balance of Mortgage Loans in the Fixed Rate Loan Group as of the Cut-Off Date are secured by second lien mortgages or deeds of trust. As of the Cut-Off Date, the Mortgage Loans in the Fixed Rate Loan
                              Group had an aggregate principal balance of $_______________.

                              ________% by principal balance of Mortgage Loans in the Fixed Rate Loan Group as of the Cut-Off Date were purchased by the Unaffiliated Seller from the Independent Originator. ______% by principal balance of Mortgage Loans in the Fixed Rate Loan Group as of the Cut-Off Date were mortgage loans newly originated by correspondents under the Unaffiliated Seller's [underwriting program] and purchased by the Unaffiliated Seller through an affiliate.

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                                      S-6
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                              The  Combined  Loan-to-Value  Ratio  ("CLTV") of a
                              Mortgage Loan is equal to the ratio (expressed as a percentage) of (x) the sum of the (i) principal balance of the Mortgage Loan as of the Cut-Off Date and (ii) the outstanding principal balances of any senior mortgage loans (computed at the date
                              of   origination  of  the  Mortgage  Loan  or,  if
                              available, the current principal balance) to (y) the appraised value of the Mortgaged Property at the time of origination of the Mortgage Loan or, with respect to Mortgage Loans in the Purchased Pool, a more recent broker price opinion, if available.

                              The weighted average CLTV of the Mortgage Loans in the Fixed Rate Loan Group was ________%. _________% by principal balance of Mortgage Loans in the Fixed Rate Loan Group as of the Cut-Off Date require monthly payments of principal that will fully amortize the Mortgage Loans by their respective maturity date, and _______% by principal balance of Mortgage Loans in the Fixed Rate Loan Group as of the Cut-Off Date are Balloon Loans (as defined herein). The weighted average remaining term to stated maturity was ____ months, with a range from ____ months to ____ months. The average principal balance of the Mortgage Loans in the Fixed Rate Loan Group was $____________, with a range from $_____________ to $____________.

                              All of the Mortgage Loans in the Fixed Rate Loan Group have interest rates (each a "Mortgage Rate") that are fixed (the "Fixed Rate Mortgage Loans"). The Mortgage Rates of the Fixed Rate Mortgage Loans ranged from _____% to _____% per annum, with a weighted average Mortgage Rate of ________% per annum. As of the Cut-Off Date, ______% by principal balance of Mortgage Loans in the Fixed Rate Loan Group as of the Cut-Off Date have Mortgage Rates which "step up" after an initial period following origination. These Mortgage Loans have fixed Mortgage Rates which are increased by a weighted average margin of _________% (one such Mortgage Loan "steps-up" by ____%).

                              Adjustable Rate Loan Group. The Mortgage Loans to be included in the Adjustable Rate Loan Group consist of _______ adjustable-rate Mortgage Loans, secured by Mortgages on single-family homes (which may be condominiums, manufactured homes or one-to-four family residences), including investment properties, ________%, ______%, ______%
                              and ______% by principal balance of Mortgage Loans

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                                      S-7
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                              in  the  Adjustable  Rate  Loan  Group  as of  the
                              Cut-Off Date of which are located in the states of ______________, _____________, ______________ and
                              _______________, respectively. All of the Mortgage Loans to be included in the Adjustable Rate Loan Group are secured by Mortgages which are first lien mortgages or deeds of trust. As of the Cut-Off Date, the Mortgage Loans in the Adjustable Rate Loan Group had an aggregate principal balance of $-----------------.

                              ______% by principal balance of Mortgage Loans in the Adjustable Rate Loan Group as of the Cut-Off Date were purchased by the Unaffiliated Seller from the Independent Originator. _______% by principal balance of Mortgage Loans in the Adjustable Rate Loan Group as of the Cut-Off Date were mortgage loans newly originated by correspondents under the Unaffiliated Seller's [underwriting program] and purchased by the Unaffiliated Seller through an affiliate.

                              The weighted average CLTV of the Mortgage Loans in the Adjustable Rate Loan Group was ______%. All of the Mortgage Loans require monthly payments of principal that will fully amortize the Mortgage Loans by their respective maturity date. The weighted average remaining term to stated maturity was ____ months, with a range from ___ months to ____ months. The average principal balance of the Mortgage Loans in the Adjustable Rate Loan Group was $____________, with a range from $____________
                              to $_________________.

                              All of the Mortgage Loans in the Adjustable Rate Loan Group have Mortgage Rates that are adjustable (the "Adjustable Rate Mortgage Loans"). The Mortgage Rates on the Adjustable Rate Mortgage Loans ranged from _____% to _____% per annum, with a weighted average Mortgage Rate of _____% per annum. The Adjustable Rate Mortgage Loans had gross margins ranging from _____% to _____%, with a weighted average gross margin of _____%; lifetime rate caps, ranging from _____% to _____%, with a weighted average lifetime rate cap of _____% (for the Adjustable Rate Mortgage Loans which have caps); and lifetime rate floors ranging from _____% to _____%, with a weighted average lifetime rate floor of _____% (where the gross margin was used for Adjustable Rate Mortgage Loans without floors).

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                                      S-8
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Distributions, Generally:     Distributions on the Certificates  will be made on
                              the twenty-fifth day of each calendar month, or if
                              such  day  is  not  a  business   day,   the  next
                              succeeding business day (each, a "Distribution Date") commencing [date], to the Owners of record. See "Description of the Offered Certificates -- General" herein. The Owners of record shall be such Owners as of the last day of the calendar month immediately preceding the calendar month in which such Distribution Date occurs, (except in the case of the [________] Distribution Date which shall be such Owners as of the close of business on the Closing Date) whether or not such day is a business day (each a "Record Date"). Distributions to an Owner will be made in an amount equal to the product of such Owner's Percentage Interest (as defined herein) and the amount distributed in respect of such Owner's Class of Certificates on such Distribution Date.

                              The "Percentage Interest" represented by any Certificate will be equal to the percentage obtained by dividing the original Certificate Principal Balance of such Certificate by the original Certificate Principal Balance of all Certificates of the same Class. The "Certificate Principal Balance" of any Certificate is equal to the principal balance of such Certificate on the date of issuance less any amounts actually distributed to the Owner of such Certificate on account of principal or allocated to such Certificate on account of Realized Losses (as defined herein).

Distributions of Interest:    For each Distribution  Date, the interest due with
                              respect to the  Offered  Certificates  (other than
                              the  Variable  Rate   Certificates)  will  be  the
                              interest which has accrued  thereon at the related
                              Pass-Through   Rate  during  the  calendar   month
                              immediately  preceding  the  month  in  which  the
                              Distribution Date occurs and the interest due with
                              respect to the Variable Rate  Certificates will be
                              the  interest  which has  accrued  thereon  at the
                              related  Pass-Through  Rate during the period from
                              the [___] day of the month  immediately  preceding
                              the month in which such  Distribution  Date occurs
                              (or  the   Closing   Date  with   respect  to  the
                              [________]  Distribution  Date) to the [__] day of
                              the month in which such  Distribution Date occurs.
                              Each  period  referred  to in the  prior  sentence
                              relating   to  the  accrual  of  interest  is  the
                              "Accrual Period" for the Offered Certificates.

                              On each Distribution Date, to the extent of funds available for interest distributions as described herein under "Description of the Offered

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                                      S-9
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                              Certificates -- Interest  Distributions," interest
                              will be distributed with respect to each Class of Offered Certificates in an amount equal to the interest accrued on the related Class Certificate Principal Balance for the related Accrual Period at the related Pass-Through Rate (such amount, the "Current Interest").

                              All calculations of interest on the Offered Certificates (other than the Variable Rate
                              Certificates) will be made on the basis of a 360-day year assumed to consist of twelve 30-day months. All calculations of interest on the Variable Rate Certificates will be made on the basis of the actual number of days elapsed in the related Accrual Period and a year of 360 days.

Distributions of Principal:   On each Distribution  Date, to the extent of funds
                              available for principal distributions as described
                              herein   under   "Description   of   the   Offered
                              Certificates    --    Principal    Distributions,"
                              principal will be distributed with respect to each Class of Offered Certificates then entitled to receive distributions of principal in an aggregate amount for all such Classes equal to the Principal
                              Distribution Amount for such Distribution Date.

                              The "Principal Distribution Amount" for any Distribution Date will equal the sum of (i) the Aggregate Collected Principal Amount (and with respect to any Distribution Date on which a Trigger Event is not in effect, less the Overcollateralization Reduction Amount, if any) and (ii) the Extra Principal Distribution Amount, if any, for such Distribution Date. As to any Distribution Date, the "Aggregate Collected Principal Amount" will equal the aggregate of the Collected Principal Amounts with respect to each of the Loan Groups for the related Remittance Period.

                              The "Collected Principal Amount" for any Distribution Date and Loan Group will equal the sum of the following amounts (without duplication):

                                   (a) the principal portion of all scheduled and unscheduled (other than the principal portion of any prepaid installments) monthly payments on the Mortgage Loans in such Loan Group due during the related Remittance Period, to the extent actually received by the Trustee on or prior to the related
                                   Remittance Date or to the extent actually advanced by the Servicer on or prior to the

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                                      S-10
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                                   related   Remittance   Date   including   the
                                   principal portion of all full and partial principal prepayments made by the respective
                                   Mortgagors  during  the  related   Remittance
                                   Period;

                                   (b) the scheduled principal balance of each Mortgage Loan in such Loan Group that either was repurchased by the Unaffiliated Seller or purchased by the Servicer on the related Remittance Date, to the extent such scheduled principal balance is actually received by the Trustee on or prior to the related Remittance Date;

                                   (c) any Substitution Amounts delivered by the Unaffiliated Seller on the related Remittance Date in connection with a substitution of a Mortgage Loan in such Loan Group (to the extent such Substitution Amounts relate to principal), to the extent such Substitution Amounts are actually received by the Trustee on or prior to the related Remittance Date;

                                   (d) Net Liquidation Proceeds (as defined herein) to the extent received by the Trustee on or prior to the related Remittance Date for each Mortgage Loan in such Loan Group which became a Liquidated Mortgage Loan during the related Remittance Period; and

                                   (e) the proceeds received by the Trustee of any termination of the Trust (to the extent such proceeds relate to principal).

                              A "Liquidated Mortgage Loan" is, in general, a defaulted Mortgage Loan as to which the Servicer has determined in its reasonable judgment that all amounts that it expects to recover on such Mortgage Loan have been recovered (exclusive of any possibility of a deficiency judgment).

                              As to any Distribution Date, the "Overcollateralization Reduction Amount" is an amount equal to the lesser of (x) the excess, if any, of (i) the Overcollateralization Amount for such Distribution Date (assuming that 100% of the Aggregate Collected Principal Amount is distributed as principal on the Offered Certificates on such Distribution Date) over (ii)

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                                      S-11
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                              the Required Overcollateralization Amount for such
                              Distribution Date and (y) the Aggregate Collected Principal Amount for such Distribution Date.

                              The "Extra Principal Distribution Amount" with respect to any Distribution Date is an amount equal to the lesser of (i) the Overcollaterization Deficiency Amount for such Distribution Date and
                              (ii) the Excess Interest Amount for such Distribution Date.

Credit Enhancement:           The credit enhancement provided for the benefit of
                              the Owners of the Offered Certificates consists of
                              (x) subordination of the Subordinate Certificates,
                              (y) the  application of the Excess Interest Amount
                              to   fund    Realized    Losses    and   (z)   the
                              overcollateralization mechanics which utilize the internal cash flows of the Trust.

                              Subordination of the Subordinate Certificates. The rights of the Owners of the Subordinate Certificates and the Class R Certificates to receive distributions with respect to the Mortgage Loans will be subordinated, to the extent described herein, to the rights of the Owners of the Class A Certificates. This subordination is intended to enhance the likelihood of regular receipt by the Owners of the Class A Certificates of the full amount of their monthly payments of interest and principal and to afford such Owners protection against Realized Losses on Liquidated Mortgage Loans.

                              In addition, the rights of the Owners of the Class M-2 Certificates, the Class M-3 Certificates, the Class B Certificates, the Class C Certificates and the Class R Certificates are subordinated, to the extent described herein, to the rights of the Owners of the Class A Certificates and the Class M-1 Certificates. The rights of the Owners of the Class M-3 Certificates, the Class B Certificates, the Class C Certificates and the Class R Certificates are subordinated, to the extent described herein, to the rights of the Owners of the Class A Certificates and the Class M-1 Certificates and the Class M-2 Certificates. The rights of the Owners of the Class B Certificates, the Class C Certificates and the Class R Certificates are subordinated, to the extent described herein, to the rights of the Owners of the Class A Certificates and the Mezzanine Certificates. Pursuant to the terms of the Pooling and Servicing Agreement, distributions to the Owners of the Class C Certificates will be made only in periods in which (x) all Realized Losses

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                                      S-12
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                              have    been    fully    funded    and   (y)   the
                              Overcollateralization   Amount   is  equal  to  or
                              greater than the Required Overcollateralization Amount applicable to such period.

                              Application of Realized Losses. To the extent that the Net Liquidation Proceeds with respect to any Liquidated Mortgage Loan are less than 100% of the principal balance thereof, such shortfall is a "Realized Loss". "Net Liquidation Proceeds" are any amounts (including the proceeds of any Insurance Policy) recovered by the Servicer in connection with a Liquidated Loan, net of expenses which are incurred by the Servicer in connection with the liquidation and net of unreimbursed Servicing Advances, unreimbursed Delinquency Advances and accrued and unpaid Servicing Fees. The Collected Principal Amount includes the Net Liquidation Proceeds in respect of principal received upon liquidation of a Liquidated Mortgage Loan. If such Net Liquidation Proceeds are less than the unpaid principal balance of such Mortgage Loan, the Pool Balance will decline more than the aggregate Class Certificate Principal Balance of the Offered Certificates. If such difference is not covered by the application of the Excess Interest Amount or the Overcollateralization Amount, the Class of Class M Certificates or Class B Certificates then outstanding with the lowest priority Class designation will bear such loss.

                              If, following the distributions on a Distribution Date, the aggregate Certificate Principal Balance of the Offered Certificates exceeds the Pool Balance, i.e., the Certificates are undercollateralized, the Class Certificate Principal Balance of the Class of Subordinate
                              Certificates then outstanding with the lowest priority Class designation will be reduced by the amount of such excess. Any such reduction will constitute an "Applied Realized Loss" for the applicable Class. The amount that any Class is reduced as a result of an Applied Realized Loss will not accrue interest. Such amount, however, may be paid on a future Distribution Date to the extent funds are available therefor as provided herein under "Description of the Offered Certificates--Interest Distributions" and
                              "--Credit Enhancement."

                              Overcollateralization. In addition to the credit enhancement provided by the Subordinate Certificates and the Excess Interest Amount, the provisions of the Pooling and Servicing Agreement afford additional credit enhancement by

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                                      S-13
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                              accelerating   the  amortization  of  the  Offered
                              Certificates  relative to the  amortization of the
                              Mortgage  Loans  until  an   overcollateralization
                              target is met. The accelerated amortization is achieved by the application of certain excess interest to the payment of principal on the Offered Certificates then entitled to receive principal distributions. This acceleration feature creates overcollateralization which results from the excess of the aggregate scheduled principal balances of the Mortgage Loans over the aggregate Certificate Principal Balances of the Offered Certificates, the Class B Certificates and the Class C Certificates. Once the required level of overcollateralization is reached, and subject to the provisions described in the next paragraph,
                              the  acceleration   feature  will  cease,   unless
                              necessary  to  maintain  the  required   level  of
                              overcollateralization.

                              The Pooling and Servicing Agreement provides that, subject to certain floors, caps and triggers, the required level of overcollateralization may increase or decrease over time. An increase would result from a temporary period of accelerated amortization of the Offered Certificates to increase the actual level of overcollateralization to its required level; a decrease would result from a temporary period of decelerated amortization to reduce the actual level of overcollateralization to its required level.

                              See "Description of the Offered Certificates -- Overcollateralization Provisions" herein.

Delinquency Advances
and Compensating Interest:    The Servicer  will be  obligated to make  advances
                              (each a "Delinquency Advance") with respect to delinquent payments of interest (calculated at the related Mortgage Rate less the sum of the rate at which the Servicing Fee (as defined herein) and the Trustee Fee (the sum of such rates, the "Administrative Rate") on each Mortgage Loan, but only to the extent (i) necessary to pay any shortfall in Current Interest for the Offered
                              Certificates  (such  amount,  the  "Total  Current
                              Interest") arising because of the insufficiency of Available Funds and (ii) that such Delinquency
                              Advances, in good faith and in the Servicer's reasonable judgment, are recoverable from the related Mortgage Loan. Delinquency Advances are reimbursable from (i) future collections on the Mortgage Loan which gave rise to the Delinquency
                              Advance, (ii) Liquidation Proceeds (as defined herein) for such Mortgage Loan, (iii) from certain

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                                      S-14

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                              excess moneys which would otherwise be paid to the
                              Owners of the Class C Certificates and (iv) from amounts on deposit in the Principal and Interest Account once such Delinquency Advance is deemed "nonrecoverable".

                              In addition, the Servicer also will be required to deposit into the account holding collections on the Mortgage Loans (the "Principal and Interest Account"), with respect to any full Prepayment received on a Mortgage Loan during the related Remittance Period, out of its own funds without any right of reimbursement therefor, Compensating Interest. "Compensating Interest" is equal to the difference between (x) 30 days' interest at such Mortgage Loan's Mortgage Rate (less the Administrative Rate) on the principal balance of such Mortgage Loan as of the first day of the related Remittance Period and (y) to the extent not previously advanced, the interest (less an amount calculated at the Administrative Rate) paid by the Mortgagor with respect to such Mortgage Loan during such Remittance Period; provided, however, that the Servicer: (i) will only pay Compensating Interest to the extent that there is a shortfall in the amount of Available Funds necessary to pay the Total Current Interest, (ii) will not be required to pay Compensating Interest with respect to any Remittance Period in an amount in excess of the aggregate Servicing Fee received by the Servicer for such Remittance Period and
                              (iii) will not be required to cover shortfalls in collections of interest due to curtailments or partial prepayments. Any excess of the full amount of the Compensating Interest due over the related Servicing Fee may result in a shortfall of interest payable to the Offered Certificates or the Subordinate Certificates.

                              Any failure by the Servicer to remit to the Trustee a Delinquency Advance or Compensating Interest to the extent required under the Pooling and Servicing Agreement will constitute an event of default under the Pooling and Servicing Agreement (each, a "Servicer Event of Default"), in which case, upon the removal of the Servicer, the Trustee or the successor servicer will be obligated to make such advances in accordance with the terms of the Pooling and Servicing Agreement. See "Servicing of the Mortgage Loans and Contracts --Advances and Limitations Thereon" in the Prospectus.

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                                      S-15

--------------------------------------------------------------------------------

Book-Entry Registration of
the Offered Certificates:     The Offered Certificates  initially will be issued
                              in book-entry form.  Persons acquiring  beneficial
                              ownership  interests in such Offered  Certificates
                              ("Beneficial  Owners")  may  elect  to hold  their
                              interests  through The  Depository  Trust  Company
                              ("DTC"),  in the  United  States,  or Cedel  Bank,
                              societe anonyme  ("CEDEL") or The Euroclear System
                              ("Euroclear"),  in Europe.  Transfers  within DTC,
                              CEDEL or Euroclear, as the case may be, will be in
                              accordance  with the  usual  rules  and  operating
                              procedures of the relevant system.  So long as the
                              Offered  Certificates are Book-Entry  Certificates
                              (as defined  herein),  such  Certificates  will be
                              evidenced by one or more  Certificates  registered
                              in the name of Cede & Co. ("Cede"), as the nominee
                              of DTC, or one of the  European  Depositaries  (as
                              defined  below).  Cross-market  transfers  between
                              persons  holding  directly or  indirectly  through
                              DTC, on the one hand, and  counterparties  holding
                              directly or indirectly through CEDEL or Euroclear,
                              on the  other,  will be  effected  in DTC  through
                              Citibank N.A.  ("Citibank") or The Chase Manhattan
                              Bank  ("Chase,"  and together with  Citibank,  the
                              "European     Depositaries"),     the     relevant
                              depositaries of CEDEL and Euroclear, respectively,
                              and  each  a  participating  member  of  DTC.  The
                              Offered Certificates  initially will be registered
                              in the name of Cede.  The  interests of the Owners
                              of  such   Certificates  will  be  represented  by
                              book-entries   on   the   records   of   DTC   and
                              participating members thereof. No Beneficial Owner
                              will  be   entitled   to   receive  a   Definitive
                              Certificate (as defined herein)  representing such
                              person's  interest,   except  in  the  event  that
                              Definitive   Certificates  are  issued  under  the
                              limited   circumstances   described  herein.   All
                              references  in this  Prospectus  Supplement to any
                              Offered   Certificates   reflect   the  rights  of
                              Beneficial  Owners  only  as  such  rights  may be
                              exercised   through  DTC  and  its   participating
                              organizations   for  so  long   as  such   Offered
                              Certificates are held by DTC. See "Description of the Offered Certificates--Book-Entry Registration of the Offered Certificates" herein and in Annex I hereto.

Monthly Servicing Fee
and Trustee's Fee:            [________________],  as  Servicer,  will  retain a
                              fee, payable on each Servicer  Remittance Date (as
                              defined  herein),  and equal to  _____%  per annum
                              (the   "Servicing   Fee"),   payable   monthly  at
                              one-twelfth  the  annual  rate,  of the  aggregate
                              outstanding  principal  balance  of  all  Mortgage
                              Loans  as  of  the  first   day  of  the   related
                              Remittance Period.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                              On each Servicer Remittance Date, the Trustee will be entitled to receive a "Trustee Fee" equal to the product of (x) one-twelfth of _____% and (y) the aggregate outstanding principal balance of all Mortgage Loans as of the first day of the related Remittance Period.

Optional Termination:         The Pooling and Servicing  Agreement provides that
                              a party to be named therein, at its option, acting
                              directly  or through a  permitted  designee,  will
                              have  the  right,  in  certain  circumstances,  to
                              purchase  from the  Trust all the  Mortgage  Loans
                              then  held  by the  Trust,  at a  price  at  least
                              sufficient  to cause  the  payment  in full of the
                              amounts   then   outstanding   on  the   Class   A
                              Certificates,   the  Mezzanine  Certificates,  the
                              Class B Certificates and the Class C Certificates,
                              on any Remittance  Date on or after the Remittance
                              Date  on  which  the  then-outstanding   aggregate
                              principal  balance  of the  Mortgage  Loans in the
                              Trust  has  declined  to  _____%  or  less  of the
                              Original   Aggregate    Principal   Balance   (the
                              "Optional Termination Date").

                              The Pooling and Servicing Agreement requires that, within 90 days following the Optional Termination Date, if the Servicer, or an affiliate of the Servicer, has not exercised its optional termination right by such date, the Trustee shall solicit bids for the purchase (the "Auction Sale") of all Mortgage Loans remaining in the Trust. In the event that satisfactory bids are received as described in the Pooling and Servicing Agreement, the net sale proceeds will be distributed to the Owners of the Certificates, in the same order of priority as collections received in respect of the Mortgage Loans. If satisfactory bids are not received, the Trustee shall decline to sell the
                              Mortgage Loans and shall not be under any obligation to solicit any further bids or otherwise negotiate any further sale of the Mortgage Loans. Such sale and consequent termination of the Trust must constitute a "qualified liquidation" of the REMIC established by the Trust under Section 860F of the Internal Revenue Code of 1986, as amended, including, without limitation, the requirement that the qualified liquidation takes place over a period not to exceed 90 days. See "The Pooling and Servicing Agreement --Optional Termination" herein.

Optional Repurchase of
Defaulted Mortgage Loans:     The Servicer or its  designee has the option,  but
                              is not obligated, to purchase from the Trust Fund any Mortgage Loan which is more than 60 days delinquent, up to _____% by aggregate original

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                              Principal Balance of the Original Aggregate Principal Balance of all Mortgage Loans, at a purchase price equal to the outstanding Principal Balance thereof as of the date of purchase, plus all accrued and unpaid interest on such Principal Balance, computed at the related Mortgage Interest Rate (net of the related Servicing Fee) plus the amount of any unreimbursed Servicing Advances (without duplication) made by the Servicer with respect to such Mortgage Loan in accordance with the provisions specified in the Pooling and Servicing Agreement.

Federal Income Tax Aspects:   For  federal  income  tax  purposes,  one or  more
                              elections  will be made to  treat  the  Trust as a
                              "real estate  mortgage  investment  conduit"  (the
                              "REMIC"). Each Class of Offered Certificates,  the
                              Class B Certificates  and the Class C Certificates
                              will be designated  as "regular  interests" in the
                              REMIC and will be treated as debt  instruments  of
                              the Trust for  federal  income tax  purposes.  The
                              REMIC will issue the Class R  Certificates,  which
                              will be  designated as the sole class of "residual
                              interests"  in the  REMIC.  See  "Certain  Federal
                              Income  Tax   Consequences"   herein  and  in  the
                              Prospectus.

ERISA Considerations:         As discussed under "ERISA Considerations"  herein,
                              the acquisition by Benefit Plan Investors (as defined herein) of the Certificates could result in prohibited transactions under ERISA and Section
                              4975 of the Code. Accordingly, the Certificates may not be purchased by Benefit Plan Investors.

Legal Investment
Considerations:               [The  Offered  Certificates  will  not  constitute
                              "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984
                              ("SMMEA"). Accordingly, many institutions with legal authority to invest in comparably rated securities based on first lien mortgage loans may not be legally authorized to invest in the Offered
                              Certificates.]

Certain Legal Matters:        Certain legal matters  relating to the validity of
                              the issuance of the Certificates will be passed upon for the Unaffiliated Seller and the Servicer by [__________], and for the Depositor and the Underwriter by Dewey Ballantine LLP, New York, New
                              York.

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                                      S-18

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Ratings:                      It is a condition of the original  issuance of the
                              Offered Certificates that the Class A Certificates
                              receive   ratings   of  [__]   by   [____________]
                              ("[____]")  and [__] by  [____________]  ("[____]"
                              and together with [____],  the "Rating  Agencies")
                              and  that  the  Class  M-1  Certificates   receive
                              ratings of [__] from [____] and [__] from  [____],
                              the Class M-2 Certificates receive ratings of [__] from [____] and [__] from [____] and the Class M-3 Certificates receive ratings of [__] from [____] and [__] from [____]. A security rating is not a recommendation to buy, sell or hold securities, and may be subject to revision or withdrawal at any time by the assigning entity. See "Ratings" herein.

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                                      S-19

                                  RISK FACTORS

      Prospective investors in the Offered Certificates should consider the following factors (as well as the factors set forth under "Risk Factors" in the Prospectus) in connection with the purchase of the Offered Certificates.

Prepayment and Maturity Considerations

      Borrowers may prepay their loans at any time and generally are not required to pay a prepayment fee. The rate of prepayments of the Mortgage Loans cannot be predicted and may be affected by a wide variety of economic, social and other factors, including state and federal income tax policies, interest rates and the availability of alternative financing. Therefore, no assurance can be given as to the level of prepayments that the Trust will experience.

      A number of factors, in addition to prepayment fees, may impact on the prepayment behavior of a pool of loans such as the Mortgage Loans. One such factor is the principal balance of the Mortgage Loans. A small principal balance may be easier for a borrower to prepay than a large balance and therefore may have a higher prepayment rate. In addition, in order to refinance a first priority mortgage loan, the borrower generally must repay any subordinate mortgage loans. However, a small principal balance may make refinancing a Mortgage Loan at a lower interest rate less attractive to the borrower as the perceived impact to the borrower of lower interest rates on the size of the monthly payment may not be significant. Other factors that might be expected to affect the prepayment rate include general economic conditions and the general interest rate environment, possible future changes affecting the deductibility for federal income tax purposes of interest payments on mortgage loans, the amounts of, and interest rates on, the underlying senior mortgage loans, and the tendency of borrowers to use first priority mortgage loans as long-term financing for home purchase and second mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles.

      Prepayments   may  result  from  voluntary  early  payments  by  borrowers
(including payments in connection with refinancings of the related senior mortgage loan or loans), sales of Mortgaged Properties subject to "due-on-sale" clauses and liquidations due to default, as well as the receipt of proceeds from physical damage. In addition, repurchases from the Trust of Mortgage Loans required to be made by the Unaffiliated Seller under the Pooling and Servicing Agreement will have the same effect on the Owners of the Offered Certificates as a prepayment of the related Mortgage Loans. Prepayments and such repurchases also will accelerate the Final Scheduled Distribution Date of the Offered Certificates. All of the Mortgage Loans contain "due-on-sale" provisions, and the Servicer generally will enforce such provisions to the extent permitted by applicable law. In addition, if the Unaffiliated Seller is unable to cure documentation defects or provide a replacement Mortgage Loan for the affected Mortgage Loans, affected Mortgage Loans will be repurchased, and the Owners of the Offered Certificates then entitled to receive principal distributions will experience a principal prepayment. See "Certain Legal Aspects of the Mortgage Loans" herein.

      In general, if prevailing interest rates fall significantly below the interest rates for similar loans at the time of origination, fixed rate mortgage loans may be subject to higher prepayment rates than if prevailing rates remain at or above those at the time such Mortgage Loans were originated. Should prepayments on the Mortgage Loans increase because of such interest rate reductions, the average life and final maturity of the Offered Certificates (other than the Class A-6 Certificates) may be shortened. See "Prepayment and Yield Considerations."

      The weighted average life of a pool of loans is the average amount of time that will elapse from the date such pool is formed until each dollar of principal is scheduled to be repaid to the investors in such pool. Because it is expected that there will be prepayments and defaults on the Mortgage Loans, the actual weighted average life of the Offered Certificates is expected to vary substantially from the weighted average remaining term to stated maturity of the Mortgage Loans as set forth herein under "The Mortgage Pool -- General." Certain information, based on specified prepayment assumptions, as to the possible weighted average life of the Offered Certificates is set forth herein under "Prepayment and Yield Considerations."

      The Unaffiliated Seller has only limited records of the historical prepayment experience of its portfolio of loans which the Unaffiliated Seller believes does not provide meaningful information with respect to the Mortgage Loans. In any event, no assurance can be given that prepayments on the Mortgage Loans will conform to any historical experience and no prediction can be made as to the actual prepayment experience on the Mortgage Loans.

Limited Protection Afforded by Subordination

      The rights of the Owners of the Subordinate Certificates to receive distributions with respect to the Mortgage Loans will be subordinated to such rights of the Owners of the Class A Certificates, and the rights of the Owners of each Class of Subordinate Certificates to receive such distributions will be further subordinated to such rights of the Owners of the Class or Classes of Subordinate Certificates with higher priority Class designations, in each case, to the extent described herein. The subordination described above is intended to increase the likelihood of regular receipt by the Owners of Certificates with a higher payment priority, of the full amount of monthly distributions allocable to them and to afford such Owners protection against losses. As a result, the yield on each Class of Offered Certificates, in order of payment priority, will be progressively more sensitive to the rate, timing and severity of Realized Losses on the Mortgage Loans and other shortfalls in Available Funds. Investors in the Offered Certificates, and particularly the Subordinate Certificates, should carefully consider the related risks, including the risk that such investors may suffer a loss on their investments.

      The Subordinate Certificates will not be entitled to any principal distributions until the Stepdown Date, at the earliest. In addition, the Subordinate Certificates also are subject to limitations on distributions of principal upon the occurrence of certain delinquency and loss trigger events. Consequently, the weighted average lives of the Subordinate Certificates will be longer than would be the case if distributions of principal were to be allocated on a pro rata basis among the Class A Certificates and the Subordinate Certificates. As a result of the longer weighted average lives of the Subordinate Certificates, the Owners of such Certificates have a greater risk of suffering a loss on their investments.

The Purchased Pool, Limited Information

      _____% by current aggregate Principal Balance of the Mortgage Loans were purchased by the Unaffiliated Seller from the Independent Originator. Only limited information was available concerning the origination and servicing of the Mortgage Loans prior to such purchase, and none of the Servicer, the Unaffiliated Seller or the Depositor were able independently to verify such information as has been obtained and included herein. The Purchased Pool consists of mortgage loans originated by the Independent Originator which were not included in one of the Independent Originator's regular securitizations because the mortgage loans did not meet the specified criteria for such securitizations at that time or due to other unrelated factors. A majority of the Mortgaged Properties securing the Mortgage Loans in the Purchased Pool are located in the states of New Jersey, New York, California and Massachusetts. As described below under "Geographic Concentration", the losses on the Purchased Pool may be higher than if such Mortgage Loans were more geographically diversified. In addition, a majority of the Mortgage Loans in the Purchased Pool were originated in 1988 through 1990 and thus are well seasoned. Since the time of origination of the Purchased Pool, property values in the states of New Jersey, New York, California and Massachusetts generally have declined. Thus, the loan-to-value ratios of the Mortgage Loans in the Purchased Pool may have risen since the time of origination.

      None of the Servicer, the Unaffiliated Seller or the Depositor have been able to obtain historical loss and delinquency statistics with respect to loans originated and serviced by the Independent Originator which they consider reliable and, accordingly, no such statistics are included herein. The Unaffiliated Seller is making certain representations and warranties regarding the Mortgage Loans and is obligated to repurchase such Mortgage Loans as to which there is a breach of such representations or warranties which materially adversely affects the value of, or interest of the Trust in, such Mortgage Loan. However, there is no assurance that such remedies will cure all problems that may arise by reason of the limited information or documentation available with respect to the Mortgage Loans and their origination and prior servicing. Such problems could include failure of the Mortgage Loans to have been originated in compliance with applicable law, industry standards, or the Independent Originator's own underwriting standards, or failure of the Mortgage Loans to have been serviced by the Independent Originator in accordance with such laws and standards, as well as problems which, because of the limited information available, currently cannot be determined.

Underwriting Guidelines, Limited Operating History and Potential Delinquencies

      _____% by current aggregate Principal Balance of the Mortgage Loans were purchased by the Unaffiliated Seller through an affiliate from third party correspondents under the Unaffiliated Seller's [underwriting program]. Substantially all of these Mortgage Loans were purchased by the Unaffiliated Seller pursuant to the Mortgage Loan underwriting guidelines of its [underwriting program]. Due to the limited operating history of the Unaffiliated Seller as a purchaser of newly originated Mortgage Loans, no assurance can be given concerning the performance of the Mortgage Loans purchased by the Unaffiliated Seller under the [underwriting program]. The Unaffiliated Seller markets loans, in part, to borrowers who, for one reason or another, are not able, or do not wish, to obtain financing from traditional sources such as commercial banks. To the extent that such loans may be considered to be of a riskier nature than loans made by traditional sources of financing, the Owners of the Certificates may be deemed to be at greater risk than if the Mortgage Loans were made to other types of borrowers.

      As described herein, the Unaffiliated Seller's underwriting standards generally reflect the guidelines of the Federal Home Loan Mortgage Corporation ("FHLMC") except with regard to certain features, like CLTV's and borrower down-payments and in certain other respects. As a result of these differences, the Mortgage Loans in the Mortgage Loan Pool may experience higher rates of delinquencies, defaults and foreclosures than mortgage loans underwritten in a manner which is more similar to the FNMA and FHLMC guidelines.

Geographic Concentration

      Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency on loans generally. Any concentration of the Mortgage Loans in such a region may present risks in addition to those generally present for similar mortgage backed securities without such concentration. In particular, approximately ______%, ______%, ______% and ______% of the Mortgage Loans by current aggregate Principal Balance are secured by Mortgaged Properties located in the states of ___________________, ___________________, ___________________ and
___________________, respectively. Because of the relative geographic concentration of the Mortgage Loans within New Jersey, New York, California and Massachusetts, losses on the Mortgage Loans may be higher than would be the case if the Mortgage Loans were more geographically diversified. For example, certain of the Mortgaged Properties may be more susceptible to certain types of special hazards, such as natural disasters and major civil disturbances, than residential properties located in other parts of the country. In addition, the economies of ___________________, ___________________, ___________________ and
___________________ may be adversely affected to a greater degree than the economies of other areas of the country by certain regional developments. Property values of residential real estate in ___________________, ___________________, ___________________ and ___________________ have experienced declines in the past. If the ___________________, ___________________, ___________________ and ___________________ residential real estate markets experience an overall decline, then the rates of delinquencies, foreclosures and losses on the Mortgage Loans may be expected to increase and such increase may be substantial.

Nature of Collateral; Second Lien Mortgage Loans

      As of the Cut-Off Date, approximately ______% by current aggregate Principal Balance of the Mortgage Loans are secured by second liens which are subordinate to the rights of the mortgagee under related senior mortgages. See "The Mortgage Pool." As a result, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the principal balance of such a second Mortgage Loan only to the extent that the claims, if any, of the first mortgagee are satisfied in full, including any related foreclosure costs. In addition, a mortgagee of a second mortgage may not foreclose on the Mortgaged Property securing such mortgage unless it forecloses subject to the related first mortgage, in which case it must either pay the entire amount of the first mortgage to the applicable mortgagee at or prior to the foreclosure sale or undertake the obligation to make payments on the first mortgage in the event of default thereunder. In servicing second lien loans in its portfolio, it is the Servicer's practice to satisfy or reinstate each such senior mortgage at or prior to the foreclosure sale only to the extent that it determines any amount so paid will be recoverable from future payments and collections on the related loans or otherwise. The Trust will have no source of funds to satisfy any senior mortgage or make payments due to any senior mortgagee.

      General economic conditions have an impact on the ability of borrowers to repay loans. Loss of earnings, illness and other similar factors may lead to an increase in delinquencies and bankruptcy filings by borrowers. In the event of bankruptcy of a mortgagor, it is possible that the Trust could experience a loss with respect to such mortgagor's Mortgage Loan. In conjunction with a mortgagor's bankruptcy, a bankruptcy court may suspend or reduce the payments of principal and interest to be paid with respect to such Mortgage Loan or permanently reduce the principal balance of such Mortgage Loan, thus either delaying or permanently limiting the amount received by the Trust with respect to such Mortgage Loan. Moreover, in the event a bankruptcy court prevents the transfer of the related Mortgaged Property to the Trust, any remaining balance on such Mortgage Loan may not be recoverable.

      An overall decline in the residential real estate market could adversely affect the values of the Mortgaged Properties such that the outstanding principal balances, together with the primary senior financing thereon, equals or exceeds the value of the Mortgaged Properties. Such a decline would adversely affect the position of a second mortgagee before having such an effect on that of the related first mortgagee. A rise in interest rates over a period of time and the general condition of the Mortgaged Property as well as other factors may have the effect of reducing the value of the Mortgaged Property from the appraised value at the time the Mortgage Loan was originated. If there is a reduction in value of the Mortgaged Property, the ratio of the amount of the Mortgage Loan to the value of the Mortgaged Property may increase over what it was at the time the Mortgage Loan was originated. Such an increase may reduce the likelihood of liquidation or other proceeds being sufficient to satisfy the Mortgage Loan after satisfaction of any senior liens.

      Even assuming that the Mortgaged Properties provide adequate security for the Mortgage Loans, substantial delays could be encountered in connection with the liquidation of defaulted Mortgage Loans and corresponding delays in the receipt of related proceeds by the Owners of the Offered Certificates. An action to foreclose on the Mortgaged Property securing a Mortgage Loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a Mortgaged Property. In the event of a default by a Mortgagor, these restrictions, among other things, may impede the ability of the Servicer to foreclose on or sell the Mortgaged Property or to obtain proceeds on such a sale ("Liquidation Proceeds") sufficient to repay all amounts due on the related Mortgage Loan. In addition, the Servicer will be entitled to deduct from collections received during the preceding Remittance Period all expenses reasonably incurred in attempting to recover amounts due on Liquidated Mortgage Loans and not yet repaid, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses, thereby reducing collections available to the Owners of the Offered Certificates. See "Description of the Offered Certificates" herein.

      Liquidation expenses with respect to defaulted loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted loan having a small remaining principal balance as it would in the case of a defaulted loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the small loan than would be the case with the defaulted loan having a large remaining principal balance. If the average outstanding principal balance of the Mortgage Loans is relatively small, Net Liquidation Proceeds (as defined herein) on Liquidated Mortgage Loans may be small as a percentage of the principal balance of a Mortgage Loan.

Payments on the Mortgage Loans

      The scheduled monthly payment dates with respect to the Mortgage Loans occur throughout a month. When a Prepayment in full is made on a Mortgage Loan, the Mortgagor is charged interest only up to the date of such Prepayment, instead of for a full month. However, such principal receipts will only be passed through to the Owners of the Offered Certificates once a month, on the Distribution Date which follows the calendar month in which such Prepayment was received by the Servicer. The Servicer is obligated to pay, without any right of reimbursement, those shortfalls in interest collections payable on the Offered Certificates that are attributable to the difference between the interest paid by a Mortgagor in connection with a prepayment in full and 30 days' interest (such payment being "Compensating Interest"); provided, however, that the Servicer will only pay Compensating Interest to the extent that there is a shortfall in the amount of Available Funds necessary to pay the Total Current Interest and will not be required to pay Compensating Interest with respect to any Remittance Period in an amount in excess of the aggregate Servicing Fee received by the Servicer for such Remittance Period or to cover shortfalls in collections of interest due to curtailments or partial prepayments. Any excess of the full amount of the Compensating Interest due over the related Servicing Fee may result in a reduction of the amount of interest payable to the Subordinate Certificates and to the extent of any excess remaining to the Class A Certificates.

Legal Considerations

      Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and may require licensing of the Originators. In addition, many states have other laws, such as consumer protection laws, unfair and deceptive practices acts and debt collection practices acts which may apply to the origination or collection of the Mortgage Loans. Depending on the provisions of the applicable law, violations of these laws may limit the ability of the Servicer to collect all or part of the principal of or interest on the Mortgage Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the Trust to damages and administrative enforcement. See "Certain Legal Aspects of the Mortgage Loans and Contracts" in the Prospectus.

      The Mortgage Loans are also subject to federal laws, including: (i) the Federal Truth in Lending Act and Regulation Z promulgated thereunder as to the Mortgage Loans, which require certain disclosures to the borrowers regarding the terms of such Mortgage Loans; (ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder as to the Mortgage Loans, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and (iii) the Fair Credit Reporting Act as to the Mortgage Loans, which regulates the use and reporting of information related to the borrower's credit experience.

      Violations of certain provisions of these federal laws may limit the ability of the Servicer to collect all or part of the principal of or interest on the Mortgage Loans and in addition could subject the Trust to damages and administrative enforcement. In addition, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Civil Relief Act"), or similar state legislation, the interest charged and the ability of the Servicer to foreclose on loans to certain Mortgagors may be limited. Generally, under the Civil Relief Act, a mortgagor who enters military service after the origination of such mortgagor's mortgage loan (including a mortgagor who was in reserve status and is called to active duty after origination of the mortgage loan), shall not be charged interest (including fees and charges) above an annual rate of 6% during the period of such mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The Civil Relief Act applies to mortgagors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Civil Relief Act applies to mortgagors who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Civil Relief Act. Application of the Civil Relief Act would adversely affect, for an indeterminate period of time until cessation of active duty status, the ability of the Servicer to collect full amounts of interest on certain of the Mortgage Loans to which it applies, if any. Any shortfall (such shortfall, a "Civil Relief Act Interest Shortfall") in interest collections on any Mortgage Loan resulting from the application of the Civil Relief Act will result in a reduction of the amounts distributable to the Owners of the Subordinate Certificates and potentially to the Owners of the Mezzanine Certificates and the Class A Certificates. The Servicer is not obligated to offset any of the Servicing Fee against, or to provide any other funds to cover, any Civil Relief Act Interest Shortfall. In addition, the Civil Relief Act imposes limitations which would impair the ability of the Servicer to foreclose on an affected Mortgage Loan during the Mortgagor's period of active duty status and, under certain circumstances, during an additional period thereafter. See "Certain Legal Aspects of the Mortgage Loans" herein.

      It is possible that some of the Mortgage Loans will be subject to the Riegle Community Development and Regulatory Improvement Act of 1994 (the "Riegle Act") which incorporates the Home Ownership and Equity Protection Act of 1994. The Riegle Act adds certain additional provisions to the Truth in Lending Act which additions are reflected in Regulation Z, the implementing regulation of the Truth in Lending Act. These provisions impose additional disclosure and other requirements on creditors with respect to certain non-purchase money mortgage loans with high interest rates or high upfront fees and charges. In general, mortgage loans within the purview of the Riegle Act have annual percentage rates 10 percentage points over the yield on Treasury Securities of comparable maturity and/or fees and points which exceed the greater of 8% of the total loan amount or $400. These provisions of the Riegle Act apply on a mandatory basis to all mortgage loans originated on or after October 1, 1995. These provisions can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the related loans. In addition, any assignee of the creditor would generally be subject to all claims and defenses that the consumer could assert against the creditor, including, without limitation, the right to rescind the mortgage loan.

Risk of Unaffiliated Seller or Depositor Insolvency

      The Unaffiliated Seller believes that the transfer of the Mortgage Loans by the Unaffiliated Seller to the Depositor and by the Depositor to the Trust constitutes a sale by the Unaffiliated Seller to the Depositor and by the Depositor to the Trust and, accordingly, that such Mortgage Loans will not be part of the assets of the Unaffiliated Seller or the Depositor in the event of the insolvency of the Unaffiliated Seller or the Depositor, as the case may be, and will not be available to the creditors of the Unaffiliated Seller or the Depositor, as the case may be. However, in the event of an insolvency of the Unaffiliated Seller or the Depositor, it is possible that a bankruptcy trustee or a creditor of the Unaffiliated Seller or the Depositor may argue that the transaction between the Unaffiliated Seller and the Depositor or between the Depositor and the Trust was a pledge of such Mortgage Loans in connection with a borrowing by the Depositor or the Trust, as the case may be, rather than a true sale. Such an attempt, even if unsuccessful, could result in delays in distributions on the Certificates.

      On the Closing Date, the Trustee, the Unaffiliated Seller, the Depositor and the Rating Agencies will have received an opinion of Dewey Ballantine LLP, special counsel to the Depositor, with respect to the true sale of the Mortgage Loans by the Unaffiliated Seller to the Depositor and by the Depositor to the Trust, in form and substance satisfactory to the Rating Agencies.

Purchased Mortgage Loans

      Most of the Mortgage Loans were purchased by the Unaffiliated Seller from a single third-party originator. As described herein, the Unaffiliated Seller will make certain representations and warranties regarding all of the Mortgage Loans and, in the event of a breach of any such representation or warranty that materially and adversely affects the value of such Mortgage Loans, the Unaffiliated Seller will be required either to cure such breach or substitute or repurchase the related Mortgage Loan or Mortgage Loans. Upon the purchase of mortgage loans from third-party originators, the servicing must be transferred from the third-party originator or current servicer to the Servicer. During the time of such transfer, it is possible that delays in the receipt of collections on such mortgage loans could occur resulting in a higher level of delinquencies during such period.

                             THE MORTGAGE LOAN POOL

General

      Unless otherwise noted, all references to statistical percentages in this Prospectus Supplement appearing "as of the Cut-Off Date," together with all dollar amount references herein to aggregate unpaid principal balances appearing "as of the Cut-Off Date" have been calculated using the aggregate scheduled unpaid principal balances of the Mortgage Loans as of the close of business on the Cut-Off Date (the "Original Aggregate Principal Balance").

Fixed Rate Loan Group

      This subsection describes generally certain characteristics of the pool of Mortgage Loans in the Fixed Rate Loan Group. The Fixed Rate Loan Group consists of ______ of fixed-rate Mortgage Loans evidenced by promissory notes (the "Notes") secured by deeds of trust, security deeds or mortgages on the Mortgaged Properties, ______%, ______%, ______% and ______% by current principal balance of Mortgage Loans in the Fixed Rate Loan Group of which are located in the states of ___________________, ___________________, ___________________ and
___________________, respectively. The Mortgaged Properties securing the Mortgage Loans in the Fixed Rate Loan Group consist of single-family residences (which may be condominiums, manufactured homes or one-to-four family residences) and multifamily properties, including investment properties. The Mortgaged Properties may be owner-occupied (which includes vacation homes), second homes or non-owner occupied investment properties. The Fixed Rate Loan Group consists of _____% by principal balance of Mortgage Loans in the Fixed Rate Loan Group as of the Cut-Off Date are secured by first lien mortgages on the related Mortgaged Properties and _______% by principal balance of Mortgage Loans in the Fixed Rate Loan Group as of the Cut-Off Date are secured by second liens on the related Mortgaged Properties.

      None of the Mortgage Loans in the Fixed Rate Loan Group were more than 60 days delinquent as of the Cut-Off Date.

      _______% by principal balance of Mortgage Loans in the Fixed Rate Loan Group as of the Cut-Off Date require monthly payments of principal that will fully amortize the Mortgage Loans by their respective stated maturity dates, and _______% by principal balance of Mortgage Loans in the Fixed Rate Loan Group as of the Cut-Off Date are Balloon Loans. As of the Cut-Off Date, _______% by principal balance of Mortgage Loans in the Fixed Rate Loan Group as of the Cut-Off Date have "step-up" Mortgage Rates. These Mortgage Loans have fixed Mortgage Rates which are increased by a weighted average margin of _______% (one such Mortgage Loan "steps-up" by -------%).

      As of the Cut-Off Date, the Fixed Rate Mortgage Loans had Mortgage Rates ranging from _______% to _______% per annum, with a weighted average Mortgage Rate of _______% per annum.

      As of the Cut-Off Date, the Mortgage Loans in the Fixed Rate Loan Group had original terms to stated maturity ranging from _______ months to _______ months; had remaining terms to stated maturity of _______ months to _______ months; had a weighted average original term to stated maturity of _______ months; and had a weighted average remaining term to stated maturity of _______ months.

      The Mortgage Loans in the Fixed Rate Loan Group had CLTV's ranging from _______% to _______%; the weighted average CLTV of the Mortgage Loans was
_______%.

      The following tables describe the Mortgage Loans in the Fixed Rate Loan Group and the related Mortgaged Properties as of the Cut-Off Date. Some of the aggregate percentages in the following tables may not total 100% due to rounding.

                 GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES
                        Fixed Rate Loan Group

                                         Aggregate           % of Aggregate
                Number of                 Unpaid                 Unpaid
State         Mortgage Loans          Principal Balance     Principal Balance
-----         --------------          -----------------     -----------------

                         DISTRIBUTION OF ORIGINAL TERMS
                              Fixed Rate Loan Group

  Range of Months                             Aggregate          % of Aggregate
 From Origination        Number of             Unpaid                Unpaid
to Stated Maturity    Mortgage Loans     Principal Balance     Principal Balance
------------------    --------------     -----------------     -----------------

               DISTRIBUTION OF REMAINING TERMS TO STATED MATURITY
                              Fixed Rate Loan Group

 Range of Months                            Aggregate           % of Aggregate
  Remaining to          Number of            Unpaid                 Unpaid
Stated Maturity      Mortgage Loans     Principal Balance      Principal Balance
---------------      --------------     -----------------      -----------------

                                    SEASONING
                              Fixed Rate Loan Group

                                                Aggregate        % of Aggregate
     Range of Months            Number of        Unpaid              Unpaid
Elapsed Since Origination   Mortgage Loans  Principal Balance  Principal Balance
-------------------------   --------------  -----------------  -----------------
                                              $



Total...........................

                   DISTRIBUTION OF ORIGINAL PRINCIPAL BALANCES
                              Fixed Rate Loan Group

                                                      Aggregate          % of Aggregate
           Range of                 Number of          Unpaid                Unpaid
Original Principal Balances ($)   Mortgage Loans   Principal Balance   Principal Balance
-------------------------------   --------------   -----------------   -----------------


Total.............................


                   DISTRIBUTION OF CURRENT PRINCIPAL BALANCES
                              Fixed Rate Loan Group

                                                        Aggregate        % of Aggregate
         Range of                  Number of             Unpaid               Unpaid
Current Principal Balances ($)   Mortgage Loans     Principal Balance   Principal Balance
------------------------------   --------------     -----------------   -----------------


                      DISTRIBUTION OF GROSS MORTGAGE RATES
                              Fixed Rate Loan Group

                                                Aggregate       % of Aggregate
        Range of             Number of           Unpaid             Unpaid
 Gross Mortgage Rates (%)  Mortgage Loans   Principal Balance  Principal Balance
 ------------------------  --------------   -----------------  -----------------

                             DISTRIBUTION OF CLTV'S
                              Fixed Rate Loan Group

                                             Aggregate         % of Aggregate
                         Number of            Unpaid                Unpaid
Range of CLTV's (%)    Mortgage Loans     Principal Balance    Principal Balance
-------------------    --------------     -----------------    -----------------



      The CLTV's shown above were calculated based upon the appraised values of the Mortgaged Properties at the time of origination or, with respect to Mortgage Loans in the Purchased Pool, a more recent broker price opinion, if available (the "Appraised Values"), the principal balance of the Mortgage Loan as of the Cut-Off Date and the senior liens, if any, at the time of origination or, if available, the current senior lien. No assurance can be given that such Appraised Values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If property values decline such that the outstanding balances of the Mortgage Loans, together with the outstanding balances of any senior Mortgage Loans, become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those heretofore experienced by the Servicer and by the mortgage lending industry in general.

                         DISTRIBUTION OF PROPERTY TYPES
                              Fixed Rate Loan Group

                                          Aggregate            % of Aggregate
                     Number of             Unpaid                  Unpaid
Property Type      Mortgage Loans     Principal Balance       Principal Balance
-------------      --------------     -----------------       -----------------




                        DISTRIBUTION OF OCCUPANCY STATUS
                              Fixed Rate Loan Group

                                          Aggregate            % of Aggregate
                     Number of             Unpaid                  Unpaid
Property Type      Mortgage Loans     Principal Balance       Principal Balance
-------------      --------------     -----------------       -----------------

Adjustable Rate Loan Group

      This subsection describes generally certain characteristics of the pool of Mortgage Loans in the Adjustable Rate Loan Group. The Adjustable Rate Loan Group consists of _____ of adjustable-rate loans evidenced by Notes secured by Mortgages on the Mortgaged Properties, _____%, _____%, _____% and _____% by principal balance of Mortgage Loans in the Adjustable Rate Loan Group as of the Cut-Off Date of which are located in the states of ____________, ____________, ____________ and ____________, respectively. The Mortgaged Properties securing the Mortgage Loans in the Adjustable Rate Loan Group consist of single-family residences (which may be condominiums, manufactured homes or one-to-four family residences) and multifamily properties, including investment properties. The Mortgaged Properties may be owner-occupied (which includes vacation homes), second homes or non-owner occupied investment properties. All of the Mortgage Loans in the Adjustable Rate Loan Group are secured by first lien mortgages on the related Mortgaged Properties.

      None of the Mortgage Loans in the Adjustable Rate Loan Group were more than 60 days delinquent as of the Cut-Off Date.

      As of the Cut-Off Date, the Adjustable Rate Mortgage Loans had Mortgage Rates ranging from ______% to ______% per annum, with a weighted average Mortgage Rate of ______% per annum. The Adjustable Rate Mortgage Loans had gross margins ranging from ______% to ______%, with a weighted average gross margin of ______%; lifetime rate caps, ranging from ______% to ______%, with a weighted average lifetime rate cap of ______% (for the Adjustable Rate Mortgage Loans which have caps); and lifetime rate floors ranging from ______% to ______%, with a weighted average lifetime rate floor of ______% (where the gross margin was used for Adjustable Rate Mortgage Loans without floors).

      As of the Cut-Off Date, the Mortgage Loans in the Adjustable Rate Loan Group had original terms to stated maturity of ______ months; had remaining terms to stated maturity ranging from ______ months to ______ months; had a weighted average original term to stated maturity of ______ months; and had a weighted average remaining term to stated maturity of ______ months.

      The Mortgage Loans in the Adjustable Rate Loan Group had CLTV's ranging from ______% to ______% and the weighted average CLTV of the Mortgage Loans was ______%.

      The following tables describe the Mortgage Loans in the Adjustable Rate Loan Group and the related Mortgaged Properties as of the Cut-Off Date. Some of the aggregate percentages in the following tables may not total 100% due to rounding.

                 GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES
                           Adjustable Rate Loan Group

                                        Aggregate             % of Aggregate
                  Number of              Unpaid                   Unpaid
State           Mortgage Loans      Principal Balance        Principal Balance
-----           --------------      -----------------        -----------------




                         DISTRIBUTION OF ORIGINAL TERMS
                           Adjustable Rate Loan Group

  Range of Months                             Aggregate         % of Aggregate
 From Origination         Number of            Unpaid               Unpaid
To Stated Maturity      Mortgage Loans    Principal Balance    Principal Balance
------------------      --------------    -----------------    -----------------

               DISTRIBUTION OF REMAINING TERMS TO STATED MATURITY
                           Adjustable Rate Loan Group

 Range of Months                             Aggregate          % of Aggregate
  Remaining To           Number of             Unpaid               Unpaid
Stated Maturity        Mortgage Loans     Principal Balance    Principal Balance
---------------        --------------     -----------------    -----------------

                                    SEASONING
                           Adjustable Rate Loan Group

                                                Aggregate        % of Aggregate
     Range of Months          Number of          Unpaid             Unpaid
Elapsed Since Origination   Mortgage Loans  Principal Balance  Principal Balance
-------------------------   --------------  -----------------  -----------------

                   DISTRIBUTION OF ORIGINAL PRINCIPAL BALANCES
                           Adjustable Rate Loan Group

                                                       Aggregate        % of Aggregate
           Range of                 Number of           Unpaid              Unpaid
Original Principal Balances ($)   Mortgage Loans   Principal Balance   Principal Balance
-------------------------------   --------------   -----------------   -----------------



                   DISTRIBUTION OF CURRENT PRINCIPAL BALANCES
                           Adjustable Rate Loan Group

                                                      Aggregate        % of Aggregate
          Range of                 Number of           Unpaid              Unpaid
Current Principal Balances ($)   Mortgage Loans   Principal Balance   Principal Balance
------------------------------   --------------   -----------------   -----------------



                      DISTRIBUTION OF GROSS MORTGAGE RATES
                           Adjustable Rate Loan Group

                                                Aggregate        % of Aggregate
       Range of              Number of           Unpaid             Unpaid
Gross Mortgage Rates (%)   Mortgage Loans   Principal Balance  Principal Balance
------------------------   --------------   -----------------  -----------------




                          DISTRIBUTION OF GROSS MARGINS
                           Adjustable Rate Loan Group

                                                Aggregate        % of Aggregate
                              Number of          Unpaid             Unpaid
Range of Gross Margins (%)  Mortgage Loans  Principal Balance  Principal Balance
--------------------------  --------------  -----------------  -----------------

                       DISTRIBUTION OF LIFETIME RATE CAPS
                           Adjustable Rate Loan Group

                                                Aggregate        % of Aggregate
     Range of              Number of             Unpaid             Unpaid
Lifetime Rate Caps (%)   Mortgage Loans     Principal Balance  Principal Balance
----------------------   --------------     -----------------  -----------------




Total............................

                      DISTRIBUTION OF LIFETIME RATE FLOORS*
                           Adjustable Rate Loan Group

                                                Aggregate        % of Aggregate
     Range of              Number of             Unpaid             Unpaid
Lifetime Rate Floor (%)  Mortgage Loans     Principal Balance  Principal Balance
-----------------------  --------------     -----------------  -----------------



Total............................


*Mortgage Loans without floors were assumed to have floors equal to the related gross margin.

                             DISTRIBUTION OF CLTV'S
                           Adjustable Rate Loan Group

                                                Aggregate        % of Aggregate
                           Number of             Unpaid             Unpaid
Range of CLTV's (%)      Mortgage Loans     Principal Balance  Principal Balance
-------------------      --------------     -----------------  -----------------




  Total............................

      The CLTV's shown above were calculated based upon the appraised values of the Mortgaged Properties at the time of origination or, with respect to Mortgage Loans in the Purchased Pool, a more recent broker price opinion, if available (the "Appraised Values"), the principal balance of the Mortgage Loan as of the Cut-Off Date and the senior liens, if any, at the time of origination or, if available, the current senior lien. No assurance can be given that such Appraised Values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If property values decline such that the outstanding balances of the Mortgage Loans, together with the outstanding balances of any senior Mortgage Loans, become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those heretofore experienced by the Servicer and by the mortgage lending industry in general.

                         DISTRIBUTION OF PROPERTY TYPES
                           Adjustable Rate Loan Group

                                                Aggregate        % of Aggregate
                           Number of             Unpaid             Unpaid
Property Type            Mortgage Loans     Principal Balance  Principal Balance
-------------            --------------     -----------------  -----------------




                        DISTRIBUTION OF OCCUPANCY STATUS
                           Adjustable Rate Loan Group

                                                Aggregate        % of Aggregate
                           Number of             Unpaid             Unpaid
Property Type            Mortgage Loans     Principal Balance  Principal Balance
-------------            --------------     -----------------  -----------------





Interest Payments on the Mortgage Loans

      The Mortgage Loans in the Trust are Actuarial Loans. An "Actuarial Loan" provides for amortization of the loan over a series of fixed level payment monthly installments. Each monthly installment consists of an amount of interest equal to 1/12 of the coupon of the loan multiplied by the unpaid principal balance of the loan, and an amount of principal equal to the remainder of the monthly payment. Scheduled monthly payments made by obligors on Actuarial Loans either earlier or later than the scheduled due dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest.

                             THE UNAFFILIATED SELLER

      [description of Unaffiliated Seller]

                                  THE SERVICER

      [description of Servicer]

                                THE SUB-SERVICER

      [description of Sub-Servicer]

Underwriting Guidelines

      [insert]

Servicing

      [insert]

                                 USE OF PROCEEDS

      The Unaffiliated Seller will sell the Mortgage Loans to the Depositor and the Depositor will sell the Mortgage Loans to the Trust concurrently with the delivery of the Certificates. Net proceeds from the sale of the Offered Certificates will be applied by the Trust to the purchase of the Mortgage Loans from the Depositor. Such net proceeds will represent the purchase price to be paid by the Depositor to the Unaffiliated Seller for the Mortgage Loans.

                       PREPAYMENT AND YIELD CONSIDERATIONS

      The weighted average life of, and, if purchased at other than par (disregarding, for purposes of this discussion, the effects on a Certificate Owner's yield resulting from the timing of the settlement date and those considerations discussed below under "Payment Delay Feature of the Certificates"), the yield to maturity on an Offered Certificate will be directly related to the rate of payment of principal of the Mortgage Loans, including for this purpose voluntary payment in full of Mortgage Loans prior to stated maturity (a "Prepayment"), liquidations due to defaults, casualties and condemnations, and repurchases of Mortgage Loans by the Unaffiliated Seller. The actual rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the loans, the extent of the mortgagors' equity in such properties, and changes in the mortgagors' housing needs, job transfers and unemployment.

      The timing of changes in the rate of prepayments may significantly affect the actual yield to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. In general, the earlier the payment of principal of the Mortgage Loans, the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates will not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase any of the Offered Certificates. Neither the Unaffiliated Seller nor the Depositor makes any representations or warranties as to the rate of prepayment or the factors to be considered in connection with such determination.

Projected Prepayments and Yields for Offered Certificates

      If purchased at other than par, the yield to maturity on an Offered Certificate will be affected by the rate of payment of principal of the Mortgage Loans. If the actual rate of payments on the Mortgage Loans is slower than the rate anticipated by an investor who purchases an Offered Certificate at a discount, the actual yield to such investor will be lower than such investor's anticipated yield. If the actual rate of payments on the Mortgage Loans is faster than the rate anticipated by an investor who purchases an Offered Certificate at a premium, the actual yield to such investor will be lower than such investor's anticipated yield.

      ______% by current aggregate principal balance of the Mortgage Loans are Fixed Rate Mortgage Loans. The rate of prepayments with respect to fixed rate mortgage loans has fluctuated significantly in recent years. In general, if prevailing interest rates fall significantly below the interest rates on fixed rate mortgage loans, such mortgage loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on such mortgage loans. Conversely, if prevailing interest rates rise appreciably above the interest rates on fixed rate mortgage loans, such mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the interest rates on such mortgage loans.

      The Final Scheduled Distribution Date for each Class of the Offered Certificates is as follows:

                                              Final Scheduled
                      Class                  Distribution Date
             ----------------------      -------------------------
             Class A-1 Certificates:
             Class A-2 Certificates:
             Class A-3 Certificates:
             Class A-4 Certificates:
             Class A-5 Certificates:
             Class A-6 Certificates:
             Class A-7 Certificates:
             Class M-1 Certificates:
             Class M-2 Certificates:
             Class M-3 Certificates:

      The  Final  Scheduled   Distribution   Date  for  each  Class  of  Offered
Certificates is calculated as of the date on which the related original Certificate Principal Balance, as set forth under the Modeling Assumptions described below, less all amounts previously distributed as principal, would be reduced to zero, plus 13 months, assuming that no Prepayments are received on the Mortgage Loans, that scheduled payments of principal and interest on each Mortgage Loan are timely received, that no Realized Losses occur on the Mortgage Loans, that the Pass-Through Rate for each Certificate is as listed under the Modeling Assumptions, and that there is no optional termination by the party named in the Pooling and Servicing Agreement of the Trust. The weighted average life of each Class of Offered Certificates is likely to be shorter, and the actual final Distribution Date with respect to each Class of Offered Certificates could occur significantly earlier than the Final Scheduled Distribution Date because (i) Prepayments are likely to occur which shall be applied to the payment of the Certificate Principal Balance of the Offered Certificates and (ii) the Servicer may cause a termination of the Trust when the aggregate outstanding principal balance of the Mortgage Loans in the Trust has declined to _______ or less of the Original Aggregate Principal Balance and if the Servicer does not exercise such right, the Trustee shall offer the Mortgage Loans in an auction sale.

      Prepayments on mortgage loans are commonly measured relative to a prepayment model or standard. This Prospectus Supplement uses two models for prepayment assumptions (the "Prepayment Assumption"). The model for the Offered Certificates (other than the Variable Rate Certificates) is the "Home Equity Prepayment" or "HEP" model which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. 16% HEP assumes a constant prepayment rate of 1.6% per annum of the then outstanding principal balance of the Mortgage Loans in the first month of the life of the Mortgage Loans and an additional 1.6% per annum in each month thereafter up to and including the tenth month. Beginning in the eleventh month and in each month thereafter during the life of the Mortgage Loans, 16% HEP assumes a constant prepayment rate of 16% per annum. As used in the table below, 0% Prepayment Assumption assumes prepayment rates equal to 0% of the Prepayment Assumption, i.e., no prepayments on the mortgage loans having the characteristics described below.

      The model for the Variable Rate Certificates is the "Constant Prepayment Rate" or "CPR" which represents an assumed annualized rate of prepayment relative to the then-outstanding principal balance on a pool of new mortgage loans. As used in the table below, 0% Prepayment Assumption assumes prepayment rates equal to 0% of the Prepayment Assumption, i.e., no prepayments on the mortgage loans having the characteristics described below.

      The Prepayment Assumptions do not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the related Mortgage Loans.

      The tables entitled "Weighted Average Lives" have been prepared on the basis of the following assumptions (collectively, the "Modeling Assumptions"):
(i) the Mortgage Loans prepay at the indicated percentage of the related Prepayment Assumption; (ii) distributions on the Offered Certificates are received, in cash, on the [___] day of each month; (iii) no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the Mortgagors of principal and interest on the Mortgage Loans occur;
(iv) scheduled payments are assumed to be received on the first day of each month commencing in [________] (or as set forth in the following table) and prepayments represent payment in full of individual Mortgage Loans and are
assumed  to  be  received  on  the  last  day  of  each  month,   commencing  in
_______________ (or as set forth in the following table) and include 30 days' interest thereon; (v) the Offered Certificates are purchased on
___________________; (vi) the original Certificate Principal Balance and Pass-Through Rate of the Class A-1 Certificates are equal to [$_______] and ________%, respectively, the original Certificate Principal Balance and Pass-Through Rate of the Class A-2 Certificates are equal to [$_______] and [_____%], respectively, the original Certificate Principal Balance and Pass-Through Rate of the Class A-3 Certificates are equal to [$_______] and [_____%], respectively, the original Certificate Principal Balance and Pass-Through Rate of the Class A-4 Certificates are equal to [$_______] and [_____%], respectively, the original Certificate Principal Balance and Pass-Through Rate of the Class A-5 Certificates are equal to [$_______] and [_____%], respectively, the original Certificate Principal Balance and Pass-Through Rate of the Class A-6 Certificates are equal to [$_______] and 6.280%, respectively, the original Certificate Principal Balance and Pass-Through Rate of the Class A-7 Certificates are equal to [$_______] and [_____%], respectively, the original Certificate Principal Balance and Pass-Through Rate of the Class M-1 Certificates are equal to [$_______] and [_____%], respectively, the original Certificate Principal Balance and Pass-Through Rate of the Class M-2 Certificates are equal to [$_______] and [_____%], respectively, the original Certificate Principal Balance and Pass-Through Rate of the Class M-3 Certificates are equal to [$_______] and [_____%], respectively, and the original Certificate Principal Balance and Pass-Through Rate of the Class B Certificates are equal to $________________ and ________%, respectively; (vii) one-month LIBOR is equal to ___________%; (viii) the indices for the Adjustable Rate Mortgage Loans are, for six-month LIBOR, _______%, for one year CMT, ________%, for three year CMT, _______%, for five year CMT, _______% and for the six-month Treasury bill, ______%, (ix) the Trustee's Fee is equal to ______% per annum and (x) the Trust Fund consists of Mortgage Loans having the following characteristics:

                                                               Weighted      Weighted
                                                Weighted        Average       Average
                                                 Average       Remaining     Remaining    Weighted
                               Weighted          Mortgage       Term to       Term to      Average
         Pool    Principal      Average        Rate Net of    Amortization    Balloon     Seasoning
Type    Number    Balance    Mortgage Rate    Servicing Fee     (months)     (months)     (months)
----    ------    -------    -------------    -------------     --------     --------     --------



                                   Weighted
                                   Average                        Weighted
                     Weighted        Net         Weighted          Average         First        Reset
          Pool        Average      Lifetime     Average Net        Interest        Reset      Frequency
Type     Number    Gross Margin      Cap       Lifetime Floor   Adjustment Cap    (months)    (months)     Index Code
----     ------    ------------   ---------    --------------   --------------    --------    --------     ----------




      "Weighted average life" refers to the average amount of time that will elapse from the date of issuance of a Certificate until each dollar of principal of such Certificate will be repaid to the investor. The weighted average life of the Offered Certificates will be influenced by the rate at which principal payments on the Mortgage Loans are paid, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, liquidations due to default or early termination of the Trust). The weighted average lives of the Offered Certificates also will be influenced by the overcollateralization of the Offered Certificates because collections payable to the Class B Certificates as principal are limited by the Pooling and Servicing Agreement and are applied as principal prepayments to the Offered Certificates then entitled to receive principal distributions until the outstanding aggregate principal balance of the Offered Certificates is less than the aggregate outstanding principal balance of the Mortgage Loans by the Required Overcollateralization Amount. These prepayments have the effect of accelerating the amortization of the Offered Certificates, thereby shortening their respective weighted average lives.

      Based on the foregoing Modeling Assumptions, the tables below indicate the weighted average life of each Class of the Offered Certificates, assuming that the Mortgage Loans prepay according to the indicated percentages of the related Prepayment Assumption:

                             Prepayment Assumptions*


Base Case    Assumption I    Assumption II    Assumption III    Assumption IV    Assumption V
---------    ------------    -------------    --------------    -------------    ------------




---------------------
*As a percentage of the specified base case.

                             Weighted Average Lives
                                    Class A-1

                                    Weighted
     Prepayment                   Average Life              Earliest
     Assumption (CPR)              (Years)(1)           Retirement Date(2)
     ----------------            ---------------        ------------------


(1)   Assuming no early termination of the Trust.

(2) Assuming early termination of the Trust at the date when the aggregate principal balance of the Mortgage Loans declines to a level equal to or less than 10% of the Original Aggregate Principal Balance.

                                    Class A-2

                                    Weighted
     Prepayment                   Average Life              Earliest
     Assumption (HEP)              (Years)(1)           Retirement Date(2)
     ----------------            ---------------        ------------------


(1)   Assuming no early termination of the Trust.

(2) Assuming early termination of the Trust at the date when the aggregate principal balance of the Mortgage Loans declines to a level equal to or less than 10% of the Original Aggregate Principal Balance.

                                    Class A-3
                                    Weighted
     Prepayment                   Average Life              Earliest
     Assumption (HEP)              (Years)(1)           Retirement Date(2)
     ----------------            ---------------        ------------------


(1)   Assuming no early termination of the Trust.

(2) Assuming early termination of the Trust at the date when the aggregate principal balance of the Mortgage Loans declines to a level equal to or less than 10% of the Original Aggregate Principal Balance.

                                    Class A-4

                                    Weighted
     Prepayment                   Average Life              Earliest
     Assumption (HEP)              (Years)(1)           Retirement Date(2)
     ----------------            ---------------        ------------------


(1)   Assuming no early termination of the Trust.

(2) Assuming early termination of the Trust at the date when the aggregate principal balance of the Mortgage Loans declines to a level equal to or less than 10% of the Original Aggregate Principal Balance.

                                    Class A-5

                                    Weighted
     Prepayment                   Average Life              Earliest
     Assumption (HEP)              (Years)(1)           Retirement Date(2)
     ----------------            ---------------        ------------------


(1)   Assuming no early termination of the Trust.

(2) Assuming early termination of the Trust at the date when the aggregate principal balance of the Mortgage Loans declines to a level equal to or less than 10% of the Original Aggregate Principal Balance.

                                    Class A-6
                                    Weighted
     Prepayment                   Average Life              Earliest
     Assumption (CPR)              (Years)(1)           Retirement Date(2)
     ----------------            ---------------        ------------------


(1)   Assuming no early termination of the Trust.

(2) Assuming early termination of the Trust at the date when the aggregate principal balance of the Mortgage Loans declines to a level equal to or less than 10% of the Original Aggregate Principal Balance.


                                    Class A-7

                                    Weighted
     Prepayment                   Average Life              Earliest
     Assumption (HEP)              (Years)(1)           Retirement Date(2)
     ----------------            ---------------        ------------------


(1)   Assuming no early termination of the Trust.

(2) Assuming early termination of the Trust at the date when the aggregate principal balance of the Mortgage Loans declines to a level equal to or less than 10% of the Original Aggregate Principal Balance.

                                    Class M-1

                                    Weighted
     Prepayment                   Average Life              Earliest
     Assumption (HEP)              (Years)(1)           Retirement Date(2)
     ----------------            ---------------        ------------------


(1)   Assuming no early termination of the Trust.

(2) Assuming early termination of the Trust at the date when the aggregate principal balance of the Mortgage Loans declines to a level equal to or less than 10% of the Original Aggregate Principal Balance.

                                    Class M-2

                                    Weighted
     Prepayment                   Average Life              Earliest
     Assumption (HEP)              (Years)(1)           Retirement Date(2)
     ----------------            ---------------        ------------------



(1)   Assuming no early termination of the Trust.

(2) Assuming early termination of the Trust at the date when the aggregate principal balance of the Mortgage Loans declines to a level equal to or less than 10% of the Original Aggregate Principal Balance.


                                    Class M-3

                                    Weighted
     Prepayment                   Average Life              Earliest
     Assumption (HEP)              (Years)(1)           Retirement Date(2)
     ----------------            ---------------        ------------------




(1)   Assuming no early termination of the Trust.

(2) Assuming early termination of the Trust at the date when the aggregate principal balance of the Mortgage Loans declines to a level equal to or less than 10% of the Original Aggregate Principal Balance.

      There is no assurance that prepayments will occur, or, if they do occur, that they will occur at any constant percentage or in accordance with any of the aforementioned Prepayment Assumptions.

Payment Delay Feature of Offered Certificates

      The effective yield to the Owners of the Offered Certificates (other than the Variable Rate Certificates) will be lower than the yield otherwise produced by the related Pass-Through Rate and the purchase price of such Certificates because principal and interest distributions will not be payable to such holders until at least the [___] day of the month following the month of accrual (without any additional distributions of interest or earnings thereon in respect of such delay).

                             ADDITIONAL INFORMATION

      A current report on Form 8-K will be available to purchasers of the Offered Certificates and will be filed and incorporated by reference to the Registration Statement, together with the Pooling and Servicing Agreement with the Commission within fifteen days after the initial issuance of the Offered Certificates. In the event Mortgage Loans are removed from or added to the mortgage pool, such removal or addition will be noted in the current report on Form 8-K. Also, the Depositor intends to file certain additional yield tables and other computational materials with respect to the Certificates with the Commission in a report on Form 8-K. Such tables and materials were prepared at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. Such tables and assumptions may be based on assumptions that differ from the Modeling Assumptions. Accordingly, such tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

General

      The Certificates will consist of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates, the Class A-6 Certificates, the Class A-7 Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class B Certificates, the Class C Certificates and the Class R Certificates. The Certificates will be issued by [________] Mortgage Loan Trust [series], a trust to be organized under the laws of the State of New York. Only the Offered Certificates are offered hereby. The Class B Certificates, the Class C Certificates and the Class R Certificates are not being offered hereby. The Offered Certificates together with the Class B Certificates, the Class C Certificates and the Class R Certificates are herein referred to as the "Certificates."

      Persons in whose name a Certificate is registered in the register maintained by the Trustee are the "Owners" of the Certificates. For so long as the Offered Certificates are in book-entry form with DTC, the only "Owner" of the Offered Certificates as the term "Owner" is used in the Pooling and Servicing Agreement will be Cede. No Beneficial Owner will be entitled to receive a definitive certificate representing such person's interest in the Trust, except in the event that physical Certificates are issued under limited circumstances set forth in the Pooling and Servicing Agreement. All references herein to the Owners of Offered Certificates shall mean and include the rights of beneficial owners of Offered Certificates held through DTC, as such rights may be exercised through DTC and its participating organizations, except as otherwise specified in the Pooling and Servicing Agreement.

Distribution Dates

      The Pooling and Servicing Agreement will require that the Trustee create and maintain a Certificate Account (the "Certificate Account"). All funds in the Certificate Account shall be invested and reinvested by the Trustee for the benefit of the Servicer, in investments permitted under the Pooling and Servicing Agreement ("Eligible Investments").

      Three Business Days prior to the related Distribution Date (the "Remittance Date") the Servicer is required to withdraw from the Principal and Interest Account and remit to the Trustee, for deposit in the Certificate Account, the Monthly Remittance Amount. The "Monthly Remittance Amount" is equal to (a) the sum of (i) the balance on deposit in the Principal and Interest Account as of the close of business on the related Determination Date, (ii) all Delinquency Advances and Compensating Interest (collectively, the "Advances") and (iii) certain amounts required to be deposited by the Servicer in the Certificate Account, including Loan Purchase Prices and amounts necessary to remedy the shortfall in principal balance of any replacement Mortgage Loan ("Substitution Amounts"), reduced by (b) the sum of (i) scheduled payments on the Mortgage Loans collected but due after the related Due Date, (ii) reinvestment income on amounts in the Principal and Interest Account, (iii) all amounts reimbursable to the Servicer, and (iv) the Servicing Fee. The "Due Dates" occur throughout the month with respect to any Distribution Date. The "Determination Date" is the ____th day of the month in which such Distribution Date occurs or, if such day is not a business day, the immediately succeeding business day. "Remittance Period" means the calendar month immediately preceding the month in which the related Remittance Date occurs. See "The Pooling and Servicing Agreement -- Payments on Mortgage Loans and Contracts" in the Prospectus.

      The Servicer will be obligated to apply amounts otherwise payable to it as servicing compensation in any month to cover any shortfalls in collections (such payment, "Compensating Interest") of one full month's interest at the applicable net Mortgage Rate resulting from principal prepayments in full; provided, however, that the Servicer will only pay Compensating Interest to the extent that there is a shortfall in the amount of Available Funds necessary to pay the Total Current Interest and will not be required to pay Compensating Interest with respect to any Remittance Period in an amount in excess of the aggregate Servicing Fee received by the Servicer for such Remittance Period. The Servicer is not obligated to cover any shortfalls in collections of interest for prepayments in part. Such prepayments in part are applied to reduce the outstanding principal balance of the related Mortgage Loan as of the Due Date in the month of prepayment.

Distributions

      Distributions on the Certificates will be made on each Distribution Date to Owners of record of the Certificates as of the immediately preceding Record Date in an amount equal to the product of such Owner's Percentage Interest and the amount distributed in respect of such Owner's Class of such Certificates on such Distribution Date. The "Percentage Interest" represented by any Offered Certificate will be equal to the percentage obtained by dividing the Original Certificate Principal Balance of such Offered Certificate by the Original Certificate Principal Balance of all Certificates of the same Class.

Interest Distributions

      On each Distribution Date, the Trustee will withdraw the Interest Remittance Amount for each Loan Group from amounts on deposit in the Certificate Account and apply such amounts in the following order of priority, in each case, to the extent of the funds remaining therefor:

      (a) The Interest Remittance Amount shall be applied as follows:

            (i) to the Trustee, the Trustee Fee for each Loan Group and Distribution Date;

            (ii) to the Class A Certificates, the related Class Current Interest for such Distribution Date on a pro rata basis among such Classes;

            (iii) any remaining amounts shall be applied in the following order of priority:

                  (A)  to  the  Class  M-1   Certificates  the  related  Current
            Interest;

                  (B)  to  the  Class  M-2   Certificates  the  related  Current
            Interest;

                  (C)  to  the  Class  M-3   Certificates  the  related  Current
            Interest;

                  (D) to the Class B Certificates the related Current Interest;

            (b) any remaining interest amounts shall constitute the "Excess Interest Amount" for such Distribution Date and shall be allocated as described herein under "--Credit Enhancement."

      The foregoing discussion contained defined terms which are described herein under "--Definitions."

Principal Distributions

      On each Distribution Date, the Trustee will withdraw the Aggregate Collected Principal Amount from amounts on deposit in the Certificate Account and apply such amount together with any Extra Principal Distribution Amount in the following order of priority, in each case, to the extent of the funds remaining therefor:

      (a) Amounts up to the Principal Distribution Amount as follows:

            (i) from the Class A Principal  Distribution  Amount,  concurrently,
      (x) to the Class A-6 Certificates, the Class A-6 Principal Distribution Amount, until the Class Certificate Principal Balance thereof has been reduced to zero, and (y) to the Class A Certificates (other than the Class A-6 Certificates), the Fixed Rate Loan Group Principal Allocation, allocated in the following order of priority:

                  (1) to the Class  A-7  Certificates,  the Class A-7  Principal
            Distribution Amount, until the Class Certificate Principal Balance thereof has been reduced to zero; and

                  (2) sequentially, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-7 Certificates, in that order, until the respective Class Certificate Principal Balances thereof have been reduced to zero;

            (ii) from any amount remaining, to the Class M-1, Class M-2, Class M-3 and Class B Certificates on a pro rata basis; and

      (b) Any remaining principal amounts shall be included in the Excess Interest Amount and shall be allocated as described herein under "--Credit Enhancement"; provided, however, that if a Cumulative Loss Trigger Event is in effect, such amount shall be distributed sequentially, to the Class B, Class M-3, Class M-2 and Class M-1 Certificates, in that order, until the respective Class Certificate Principal Balances thereof have been reduced to zero.

      Notwithstanding the priority set forth in clause (i) above, if the aggregate Class Certificate Principal Balance of the Class M Certificates and the Class B Certificates is reduced to zero, the Class A Principal Distribution Amount will be distributed concurrently to each Class of Senior Certificates on a pro rata basis in accordance with their respective Class Certificate Principal Balances.

      The foregoing discussion contained defined terms which are described herein under "--Definitions."

Credit Enhancement

      General. The credit enhancement provided for the benefit of the Owners of the Offered Certificates consists of (x) subordination of the Subordinate Certificates, (y) the application of the Excess Interest Amount to fund Realized Losses and (z) the overcollateralization mechanics which utilize the internal cash flows of the Trust as described below.

      Subordination of the Subordinate Certificates. The rights of the Owners of the Mezzanine Certificates, the Class B Certificates, the Class C Certificates and the Class R Certificates to receive distributions with respect to the Mortgage Loans will be subordinated, to the extent described herein, to the rights of the Owners of the Class A Certificates. This subordination is intended to enhance the likelihood of regular receipt by the Owners of the Class A Certificates of the full amount of their monthly payments of interest and principal and to afford such Owners protection against Realized Losses on Liquidated Mortgage Loans.

      In addition, the rights of the Owners of the Class M-2 Certificates, the Class M-3 Certificates, the Class B Certificates, the Class C Certificates and the Class R Certificates are subordinated, to the extent described herein, to the rights of the Owners of the Class A Certificates and the Class M-1 Certificates. The rights of the Owners of the Class M-3 Certificates, the Class B Certificates, the Class C Certificates and the Class R Certificates are subordinated, to the extent described herein, to the rights of the Owners of the Class A Certificates and the Class M-1 Certificates and the Class M-2 Certificates.

      The rights of the Owners of the Class B Certificates, the Class C Certificates and the Class R Certificates are subordinated, to the extent described herein, to the rights of the Owners of the Class A Certificates and the Mezzanine Certificates.

      Allocation of Realized Losses. To the extent that the Net Liquidation Proceeds with respect to any Liquidated Mortgage Loan are less than 100% of the outstanding principal balance thereof, such shortfall is a "Realized Loss". "Net Liquidation Proceeds" are any amounts (including the proceeds of any Insurance Policy) recovered by the Servicer in connection with a Liquidated Loan, net of expenses which are incurred by the Servicer in connection with the liquidation and net of unreimbursed Servicing Advances, unreimbursed Delinquency Advances and accrued and unpaid Servicing Fees. The Collected Principal Amount includes the Net Liquidation Proceeds in respect of principal received upon liquidation of a Liquidated Mortgage Loan. If such Net Liquidation Proceeds are less than the unpaid principal balance of such Mortgage Loan, the Pool Balance will decline more than the aggregate Class Certificate Principal Balance of the Offered Certificates. If such difference is not covered by the Overcollateralization Amount or the application of the Excess Interest Amount, the Class of Subordinate Certificates then outstanding with the lowest priority Class designation will bear such loss.

      If, following the distributions on a Distribution Date, the aggregate Certificate Principal Balance of the Offered Certificates exceeds the Pool Balance, i.e., the Certificates are undercollateralized, the Class Certificate Principal Balance of the Class of Mezzanine Certificates or the Class B Certificates then outstanding with the lowest priority Class designation will be reduced by the amount of such excess. Any such reduction will constitute an Applied Realized Loss Amount for the applicable Class and interest will not accrue on such amount. Such amount, however, may be paid on a future Distribution Date to the extent funds are available therefor as provided herein under "Description of the Offered Certificates--Interest Distributions and --Credit Enhancement."

      Overcollateralization Provisions. The weighted average Mortgage Rate, net of the Servicing Fee and Trustee Fee, for the Mortgage Loans generally is expected to be higher than the weighted average of the Pass-Through Rates on the Offered Certificates, thus generating certain excess interest collections which, in the absence of losses, will not be necessary to fund interest distributions on the Offered Certificates. The Pooling and Servicing Agreement provides that this excess interest be applied, to the extent available, to make accelerated payments of principal (i.e. the Extra Principal Distribution Amount) to the Class or Classes then entitled to receive distributions of principal. Such application will cause the aggregate Class Certificate Balance to amortize more rapidly than the Mortgage Loans, resulting in overcollateralization. This excess interest for a Remittance Period, together with interest on the Overcollateralization Amount itself, is the "Excess Interest Amount."

      The target level of overcollateralization for any Distribution Date is the Required Overcollateralization Amount. The Required Overcollateralization Amount is initially (i.e., prior to the Stepdown Date) $_____________. Since the actual level of the Overcollateralization Amount is essentially zero as of the Closing Date, in the early months of the transaction, subject to the availability of the Excess Interest Amounts, Extra Principal Distribution Amounts will be paid, with the result that the Overcollateralization Amount is expected to increase to the level of the Required Overcollateralization Amount.

      If, once the Required Overcollateralization Amount has been reached, Realized Losses not accounted for by an application of the Excess Interest Amount occur, such Realized Losses will result in an Overcollateralization Deficiency (since it will reduce the Pool Balance without giving rise to a corresponding reduction of the aggregate Class Certificate Balance). The cashflow priorities of the Trust Fund require that, in this situation, an Extra Principal Distribution Amount be paid (subject to the availability of any Excess Cashflow Amount in subsequent months) for the purpose of re-establishing the Overcollateralization Amount at the then-required Required Overcollateralization Amount.

      On and after the Stepdown Date and assuming that a Trigger Event is not in effect, the Required Overcollateralization Amount may be permitted to decrease or "step-down." If the Required Overcollateralization Amount is permitted to "step-down" on a Distribution Date, the Pooling and Servicing Agreement permits a portion of the Aggregate Collected Principal Amount for such Distribution Date not to be passed through as a distribution of principal on such Distribution
Date. This has the effect of decelerating the amortization of the Offered Certificates relative to the Pool Balance, thereby reducing the actual level of the Overcollateralization Amount to the new, lower Required Overcollateralization Amount. This portion of the Aggregate Collected Principal Amount not distributed as principal on the Offered Certificates therefore releases overcollateralization from the Trust Fund. The amounts of such releases are the "Overcollateralization Reduction Amounts."

      On any Distribution Date, the sum on the Excess Interest Amount and the Overcollateralization Reduction Amount is the "Excess Cashflow Amount," which is required to be applied in the following order of priority on such Distribution
Date:

      (a) to the Owners of the Class A-6 Certificates, to fund any LIBOR Shortfall Amount;

      (b) to fund the Extra Principal Distribution Amount of such Distribution Date;

      (c) to fund the Class M-1 Realized Loss Amortization Amount for such Distribution Date;

      (d) to fund the Class M-2 Realized Loss Amortization Amount for such Distribution Date;

      (e) to fund the Class M-3 Realized Loss Amortization Amount for such Distribution Date;

      (f) to fund the Class B Realized Loss Amortization Amount for such Distribution Date; and

      (g) any amounts remaining shall be distributed to the Owners of the Class C Certificates; and

      (h) any amounts remaining thereafter shall be distributed to the Owners of the Class R Certificates.

Definitions

      For purposes of the foregoing, the following terms have the respective meanings set forth below:

      Accrual Period: For each Distribution Date with respect to the Offered Certificates (other than the Variable Rate Certificates), the calendar month immediately preceding the month in which the Distribution Date occurs. For each Distribution Date with respect to the Variable Rate Certificates, the period from the [___] day of the month immediately preceding the month in which such

Distribution Date occurs (or the Closing Date with respect to the [________] Distribution Date) to the [__] day of the month in which such Distribution Date occurs.

      Adjustable Rate Group Available Funds Cap Rate: As to any Distribution Date, is an amount, expressed as a per annum rate, equal to (i) the sum of (x) the aggregate amount of interest due and collected (or advanced) on all of the Mortgage Loans in the Adjustable Rate Loan Group for the related Remittance Period and (y) the excess of (A) the aggregate amount of interest due and collected (or advanced) on all of the Mortgage Loans in the Fixed Rate Loan Group for the related Remittance Period over (B) the aggregate of the Servicing Fee and the Trustee Fee, in each case relating to the Fixed Rate Loan Group and such Distribution Date and the Current Interest with respect to the Class A Certificates (other than the Class A-6 Certificates), the Class M Certificates and the Class B Certificates minus (ii) the aggregate of the Servicing Fee and the Trustee Fee, in each case relating to the Adjustable Rate Loan Group, on such Distribution Date.

      Aggregate Collected Principal Amount: As to any Distribution Date, the sum of the respective Collected Principal Amounts for each Loan Group.

      Applied Realized Loss Amount: As to any Distribution Date, the excess, if any, of the aggregate Certificate Principal Balance of each Class of Certificates then outstanding (after application of all distributions for such Distribution Date) over the Pool Balance for both Loan Groups.

      Available Funds: As to any Distribution Date, the sum, without duplication, of the following amounts with respect to the Mortgage Loans: (i) the Aggregate Collected Principal Amount for the related Remittance Period, (ii) scheduled payments of interest on the Mortgage Loans received by the Servicer prior to the Determination Date (net of amounts representing the Servicing Fee with respect to each Mortgage Loan and reimbursement for Delinquency Advances and Servicing Advances); (iii) payments from the Servicer in connection with (a) Delinquency Advances and (b) Compensating Interest and (iv) amounts received by the Trustee in respect of interest in connection with the termination of the Trust with respect to the Mortgage Loans as provided in the Agreement

      Class A Principal Distribution Amount: As to any Distribution Date, (A) for each Distribution Date before the Stepdown Date or after the Stepdown Date with respect to which Distribution Date a Trigger Event has occurred and is continuing, 100% of the Principal Distribution Amount or (ii) for each Distribution Date after the Stepdown Date with respect to which no Trigger Event has occurred and is continuing, the product of (x) the Principal Distribution Amount for such Distribution Date and (y) a fraction, the numerator of which is the Class A Certificate Principal Balance immediately prior to such Distribution Date and the denominator of which is the aggregate Certificate Principal Balance of all Certificates.

      Class A-6 Principal Distribution Amount: As to any Distribution Date, the lesser of: (A) the greater of (i) the product of (x) the Class A Principal Distribution Amount for such Distribution Date and (y) a fraction, the numerator of which is the Class Certificate Principal Balance of the Class A-6 Certificates immediately prior to such Distribution Date, and the denominator of which is the aggregate Class Certificate Principal Balance of all of the Class A

Certificates immediately prior to such Distribution Date, and (ii) the excess, if any, of (x) the Class Certificate Principal Balance of the Class A-6 Certificates immediately prior to such Distribution Date over (y) the Principal Balance of the Adjustable Rate Loan Group as of the last day of the related Due Period; or (B) the Class A Principal Distribution Amount.

      Class A-7 Percentage: As to any Distribution Date, the applicable percentage set forth below:

            Distribution Dates                            Percentages
            ------------------                            -----------
            [___]......................................      [__%]
            [___]......................................      [__%]
            [___]......................................      [__%]
            [___]......................................      [__%]
            [___]......................................      [__%]

      Class A-7 Principal Distribution: As to any Distribution Date, the lesser of (A) the product of (i) the applicable Class A-7 Percentage and (ii) the product of (x) the Fixed Rate Loan Group Principal Allocation and (y) a fraction, the numerator of which is the Class Certificate Principal Balance of the Class A-7 Certificates immediately prior to such Distribution Date, and the denominator of which is the aggregate Class Certificate Principal Balance of the Senior Certificates immediately prior to such Distribution Date, and (B) the Fixed Rate Loan Group Principal Allocation.

      Class B Applied Realized Loss Amount: As to the Class B Certificates and as of any Distribution Date, the lesser of (x) the Class Certificate Balance thereof (after taking into account the distribution of the Principal Distribution Amount on such Distribution Date, but prior to the application of the Class B Applied Realized Loss Amount, if any, on such Distribution Date) and
(y) the Applied Realized Loss Amount as of such Distribution Date.

      Class B Realized Loss Amortization Amount: As to the Class B Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount with respect to the Class B Certificates as of such Distribution Date and
(y) the excess of (i) the Excess Cashflow Amount over (ii) the sum of the Extra Principal Distribution Amount, the Class M-1 Realized Loss Amortization Amount, the Class M-2 Realized Loss Amortization Amount, the Class M-3 Realized Loss Amortization Amount, in each case for such Distribution Date.

      Class M-1 Applied Realized Loss Amount: As to the Class M-1 Certificates and as of any Distribution Date, the lesser of (x) the Class Certificate Balance thereof (after taking into account the distribution of the Principal Distribution Amount on such Distribution Date, but prior to the application of the Class M-1 Applied Realized Loss Amount, if any on such Distribution Date) and (y) the excess of (i) the Applied Realized Loss Amount as of such Distribution date over (ii) the sum of the Class M-2 Applied Realized Loss Amount, the Class M-3 Applied Realized Loss Amount and the Class B Applied Realized Loss Amount, in each case as of such Distribution Date.

      Class M-1 Realized Loss Amortization Amount: As to the Class M-1 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount with respect to the Class M-1 Certificates as of such

Distribution Date and (y) the excess of (i) the Excess Cashflow Amount over (ii) the Extra Principal Distribution Amount, in each case for such Distribution Date.

      Class M-2 Applied Realized Loss Amount: As to the Class M-2 Certificates and as of any Distribution Date, the lesser of (x) the Class Certificate Balance thereof (after taking into account the distribution of the Principal Distribution Amount on such Distribution Date, but prior to the application of the Class M-2 Applied Realized Loss Amount, if any on such Distribution Date) and (y) the excess of (i) the related Applied Realized Loss Amount as of such Distribution Date over (ii) the Class M-3 Applied Realized Loss Amount and the Class B Applied Realized Loss Amount, in each case as of such Distribution Date.

      Class M-2 Realized Loss Amortization Amount: As to the Class M-2 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount with respect to the Class M-2 Certificates as of such Distribution Date and (y) the excess of (i) the Excess Cashflow Amount over (ii) the sum of the Extra Principal Distribution Amount and the Class M-1 Realized Loss Amortization Amount, in each case for such Distribution Date.

      Class M-3 Applied Realized Loss Amount: As to the Class M-3 Certificates and as of any Distribution Date, the lesser of (x) the Class Certificate Balance thereof (after taking into account the distribution of the Principal Distribution Amount on such Distribution Date, but prior to the application of the Class M-3 Applied Realized Loss Amount, if any on such Distribution Date) and (y) the excess of (i) the related Applied Realized Loss Amount as of such Distribution Date over (ii) the Class B Applied Realized Loss Amount, in each case as of such Distribution Date.

      Class M-3 Realized Loss Amortization Amount: As to the Class M-3 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount with respect to the Class M-3 Certificates as of such Distribution Date and (y) the excess of (i) the Excess Cashflow Amount over (ii) the sum of the Extra Principal Distribution Amount, the Class M-1 Realized Loss Amortization Amount and the Class M-2 Realized Loss Amortization, in each case for such Distribution Date.

      Collected Principal Amount: For any Distribution Date and Loan Group, the sum of the following amounts (without duplication):

            (a) the principal portion of all scheduled and unscheduled monthly payments on the Mortgage Loans due during the related Remittance Period, to the extent actually received by the Trustee on or prior to the related Remittance Date or to the extent actually advanced by the Servicer on or prior to the related Remittance Date including the principal portion of all full and partial principal prepayments made by the respective Mortgagors during the related Remittance Period;

            (b) the scheduled principal balance of each Mortgage Loan that either was repurchased by the Unaffiliated Seller or purchased by the Servicer on the related Remittance Date, to the extent such scheduled principal balance is actually received by the Trustee on or prior to the related Remittance Date;

            (c) any Substitution Amounts delivered by the Unaffiliated Seller on the related Remittance Date in connection with a substitution of a Mortgage Loan (to the extent such Substitution Amounts relate to principal), to the extent such Substitution Amounts are actually received by the Trustee on or prior to the related Remittance Date;

            (d) Net Liquidation Proceeds to the extent received by the Trustee on or prior to the related Remittance Date for each Mortgage Loan which became a Liquidated Mortgage Loan during the related Remittance Period; and

            (e) the proceeds received by the Trustee of any termination of the Trust (to the extent such proceeds relate to principal).

      Cumulative Loss Percentage: The percentage of all Realized Losses as a percentage of the Original Aggregate Principal Balance of the Mortgage Loans.

      Cumulative Loss Trigger Event: A Cumulative Loss Trigger Event has occurred if (i) the Cumulative Loss Percentage for a specified period exceeds the applicable percentage set forth below and (ii) the 60+ Delinquency Percentage exceeds two times the original (prior to the Stepdown Date) percentage used to determine the Required Overcollateralization Amount:

          Distribution Dates                       Loss Percentages
          ------------------                       ----------------
          [___].................................         [__%]
          [___].................................         [__%]
          [___].................................         [__%]
          [___].................................         [__%]
          [___].................................         [__%]


      Current Interest: As to any Distribution Date and Class of Certificates, interest for the related Accrual Period at the related Certificate Rate on the related Class Certificate Principal Balance.

      Excess Interest Amount: As to any Distribution Date, the excess of (x) the Interest Remittance Amount for both Loan Groups over (y) the sum of (i) the aggregate of the Class Current Interest for the Class A Certificates, (ii) the Current Interest for the Mezzanine Certificates and Class B Certificates and
(ii) the Trustee Fee for both Loan Groups.

      Extra Principal Distribution Amount: As to any Distribution Date, the lesser of (x) the Excess Interest Amount for such Distribution Date and (y) the Overcollateralization Deficiency Amount for such Distribution Date.

      Fixed Rate Loan Group Principal Allocation: As to any Distribution Date, the excess of (i) the Class A Principal Distribution Amount for such Distribution Date over (ii) the Class A-6 Principal Distribution Amount for such Distribution Date.

      Interest Remittance Amount: As to either Loan Group and any Distribution Date, the portion of the Available Funds for such Loan Group that constitutes amounts in respect of interest.

      Liquidated Mortgage Loan: As to any Distribution Date, a Mortgage Loan with respect to which the Servicer has determined, in accordance with the servicing procedures specified in the Agreement, as of the end of the preceding Due Period, that all Liquidation Proceeds which it expects to recover with respect to such Mortgage Loan (including the disposition of the related REO) have been received (other than amounts recoverable through deficiency judgments).

      Original Credit Support Percentage: As to any Class of Senior Certificates or Subordinate Certificates, the applicable percentage set forth below:

                    Senior
                    Class M-1
                    Class M-2
                    Class M-3
                    Class B

      Overcollateralization Amount: As to any Distribution Date, the excess, if any, of (i) the Pool Balance as of the end of the related Remittance Period over
(ii) the aggregate Class Certificate Principal Balance of the Certificates after giving effect to the distribution of the Aggregate Collected Principal Amount on such Distribution Date.

      Overcollateralization Deficiency Amount: As to any Distribution Date, the excess, if any, of (x) the Required Overcollateralization Amount for such
Distribution Date over (y) the Overcollateralization Amount for such Distribution Date, calculated for this purpose after taking into account the reduction on such Distribution Date of the Class Certificate Balances of all Classes of Offered Certificates resulting from the distribution of the Aggregate Collected Principal Amount (but not the Extra Principal Distribution Amount) on such Distribution Date, but prior to taking in to account any Applied Realized Loss Amounts on such Distribution Date.

      Overcollateralization Reduction Amount: As to any Distribution Date, the lesser of (i) the Aggregate Collected Principal Amount for such Distribution Date and (ii) the excess, if any, of (x) the Overcollateralization Amount (assuming 100% of the Aggregate Collected Principal Amount is distributed on the Offered Certificates) over (y) the Required Overcollateralization Amount.

      Pool Balance: With respect to any date, the aggregate of the Principal Balances of all Mortgage Loans in both Loan Groups as of such date.

      Principal Balance: As to any Mortgage Loan and any day, other than a Liquidated Mortgage Loan, the Principal Balance as of the Cut-Off Date, minus all collections credited against the Principal Balance of any such Mortgage Loan. For purposes of this definition, a Liquidated Mortgage Loan shall be deemed to have a Principal Balance equal to the Principal Balance of the related Mortgage Loan immediately prior to the final recovery of related Liquidation Proceeds and a Principal Balance of zero thereafter.

      Principal Distribution Amount: As to any Distribution Date, the sum of (i) the Aggregate Collected Principal Amount (and with respect to any Distribution Date on which a Trigger Event is not in effect, less the Overcollateralization Reduction Amount, if any) and (ii) the Extra Principal Distribution Amount.

      Remittance Period: As to any Distribution Date, the calendar month preceding such Distribution Date.

      Required OC Percentage:  As of any date of  determination,  the percentage
then   applicable  in  clause  (b)(i)  of  the   calculation   of  the  Required
Overcollateralization Amount.

      Required Overcollateralization Amount: As to any Distribution Date (a) prior to the Stepdown Date, the product of ______% and the Original Aggregate Principal Balance of the Mortgage Loans; (b) on and after the Stepdown Date, (i) if no Trigger Event is in effect, the lesser of (A) ______% of the Pool Balance as of the end of the related Remittance Period and (B) ______% of the Original Aggregate Principal Balance of the Mortgage Loans or (ii) if a Trigger Event or a Cumulative Loss Trigger Event is in effect, the Required Overcollateralization Amount will equal the Required Overcollateralization Amount in effect as of the Distribution Date immediately preceding the date on which the Trigger Event first occurred.

      Senior Enhancement Percentage: As to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the sum of (i) the aggregate Class Certificate Principal Balance of the Class A, Class M and Class B Certificates minus the Certificate Principal Balance of the Class with the highest priority and (ii) the Overcollateralization Amount, in each case after giving effect to the distribution of the Principal Distribution Amount on such Distribution Date, and the denominator of which is the Pool Balance as of the last day of the related Due Period.

      60+ Delinquency Percentage: A fraction expressed as a percentage, the numerator of which is (i) with respect to any Distribution Date prior to the ______________ Distribution Date, ____% of the aggregate Principal Balance of the Mortgage Loans that are more than 60 days delinquent; (ii) with respect to the ________________ Distribution Date and the Distribution Dates prior to the December 2003 Distribution Date, ____% of the aggregate Principal Balance of the Mortgage Loans that are more than 60 days delinquent; and (iii) with respect to the ______________________ Distribution Date and all the Distribution Dates thereafter, _____% of the aggregate Principal Balance of the Mortgage Loans that are more than 60 days delinquent and the denominator of which is the Pool Balance, in each case as determined as of the last day of the related Remittance Period.

      Stepdown Date: The later to occur of (x) the Distribution Date in _______________, and (y) the first Distribution Date on which the Senior Enhancement Percentage (assuming 100% of the Aggregate Collected Principal Amount is distributed on the Offered Certificates) is at least equal to the sum of (i) two times the Original Credit Support Percentage for the Senior Certificates and (ii) the Required OC Percentage.

      Stepped Up Percentage: 100% minus the percentage equivalent of a fraction, the numerator of which is two times the Delinquency Amount and the denominator of which is the Pool Balance as of the last day of the related Due Period; provided that the Stepped Up Percentage will not be less than 0.

      Trigger Event: A Trigger Event shall have occurred and be continuing, if at any time, (x) the percentage equivalent of a fraction, the numerator of which is the aggregate Principal Balance of all Mortgage Loans that are more than 60 days delinquent, including REO properties and Mortgage Loans in foreclosure and the denominator of which is the Pool Balance as of the last day of the related Due Period exceeds (y) ___% of the Senior Enhancement Percentage.

      Unpaid Realized Loss Amount: For any Class of Mezzanine Certificates or the Class B Certificates and as to any Distribution Date, the excess of (x) the aggregate cumulative amount of related Applied Realized Loss Amounts with respect to such Class for all prior Distribution Dates over (y) the aggregate, cumulative amount of related Realized Loss Amortization Amounts with respect to such Class for all prior Distribution Dates.

Calculation of LIBOR

      With respect to each Distribution Date, 1-Month LIBOR will equal the interbank offered rate for one-month United States dollar deposits in the London market as quoted on Telerate Page 3750 as of 11:00 A.M., London time, on the second LIBOR Business Day prior to (i) the Closing Date with respect to the [________] Distribution Date or (ii) the first day of the related Accrual Period with respect to all other Distribution Dates. "Telerate Page 3750" means the display designated as page 3750 on the Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks). If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be selected by the Trustee after consultation with the Servicer), the rate will be the Reference Bank Rate. The "Reference Bank Rate" will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks (which shall be three major banks that are engaged in transactions in the London interbank market, selected by the Trustee after consultation with the Servicer) as of 11:00 A.M., London time, on the day that is two LIBOR Business Days prior to the immediately preceding Distribution Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the Class Certificate Principal Balance of the Variable Rate Certificates. The Trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations. If on such date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Trustee after consultation with the Servicer, as of 11:00 A.M., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the Class Certificate Principal Balance of the Variable Rate Certificates. If no such quotations can be obtained, the rate will be LIBOR for the prior Distribution Date. "LIBOR Business Day" means any day other than
(i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York or in the city of London, England are required or authorized by law to be closed.

Report to Owners of Certificates

      Pursuant to the Pooling and Servicing Agreement, on each Distribution Date the Trustee will deliver to the Servicer, each Owner of a Certificate and the
Depositor a written report containing information, including, without limitation, the amount of the distribution on such Distribution Date, the amount of such distribution allocable to principal and allocable to interest, the aggregate Certificate Principal Balance of the Offered Certificates as of such Distribution Date and such other information as required by the Pooling and Servicing Agreement.

Book Entry Registration of the Offered Certificates

      The Offered Certificates will be book-entry Certificates (the "Book-Entry Certificates"). Beneficial Owners may elect to hold their Book-Entry Certificates directly through DTC in the United States, or CEDEL or Euroclear
(in Europe) if they are participants of such systems ("Participants"), or indirectly through organizations which are Participants. The Book-Entry Certificates will be issued in one or more certificates per class of Offered Certificates which in the aggregate equal the principal balance of such Offered Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. CEDEL and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for CEDEL and Chase will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations representing principal amounts of $1,000 and in integral multiples in excess thereof. Except as described below, no Beneficial Owner will be entitled to receive a physical certificate representing such Certificate (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, it is anticipated that the only "Owner" of such Book-Entry Certificates will be Cede & Co., as nominee of DTC. Beneficial Owners will not be Owners as that term is used in the Pooling and Servicing Agreement. Beneficial Owners are only permitted to exercise their rights indirectly through Participants and DTC.

      The Beneficial Owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the Beneficial Owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner's Financial Intermediary is not a DTC Participant and on the records of CEDEL or Euroclear, as appropriate).

      Beneficial Owners will receive all distributions of principal of, and interest on, the Book-Entry Certificates from the Trustee through DTC and DTC
Participants. While such Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to such Certificates and is required to receive and transmit distributions of principal of, and interest on, such Certificates. Participants and indirect participants with whom Beneficial Owners have accounts with respect to Book-Entry Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess certificates, the Rules provide a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interests.

      Beneficial Owners will not receive or be entitled to receive certificates representing their respective interests in the Offered Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Beneficial Owners who are not Participants may transfer ownership of Offered Certificates only through Participants and indirect participants by instructing such Participants and indirect participants to transfer such Offered Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Offered Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of such Offered Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Beneficial Owners.

      Because of time zone differences, credits of securities received in CEDEL or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or CEDEL Participants on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant (as defined below) or Euroclear Participant (as defined below) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlements in DTC. For information with respect to tax documentation procedures relating to the Certificates, see "Certain Federal Income Tax Consequences -- Taxation of Certain Foreign Investors" and "--Backup Withholding" in the Prospectus and "Global Clearance, Settlement and Tax Documentation Procedures--Certain U.S. Federal Income Tax Documentation Requirements" in Annex I hereto.

      Transfers between Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

      DTC, which is a New York-chartered limited purpose trust company, performs services for its Participants ("DTC Participants"), some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book-Entry

Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and DTC Participants as in effect from time to time.

      CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participant organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

      Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium, office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear Securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

      The Euroclear Operator is a branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

      Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

      Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC's normal procedures. Each DTC Participant will be responsible for disbursing such payment to the Beneficial Owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Beneficial Owners of the Book-Entry Certificates that it represents.

      Under a book-entry format, Beneficial Owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede. Distributions with respect to Certificates held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Beneficial Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

      Monthly and annual reports on the Trust provided by the Servicer to Cede, as nominee of DTC, may be made available to Beneficial Owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such Beneficial Owners are credited.

      DTC has advised the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Pooling and Servicing Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. CEDEL or the Euroclear Operator, as the case may be, will take any action permitted to be taken by an Owner under the Pooling and Servicing Agreement on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Offered Certificates which conflict with actions taken with respect to other Offered Certificates.

      None of the Depositor, the Unaffiliated Seller, the Servicer or the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

      Definitive Certificates will be issued to Beneficial Owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if (a) DTC or the Unaffiliated Seller advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as a nominee and depository with respect to the Book-Entry Certificates and the Unaffiliated Seller or the Trustee is unable to locate a qualified successor,
(b) the Unaffiliated Seller, at its sole option, elects to terminate a book-entry system through DTC or (c) DTC, at the direction of the Beneficial Owners representing a majority of the outstanding Percentage Interests of the Offered Certificates, advises the Trustee in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of the Beneficial Owners.

      Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all Beneficial Owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Owners under the Pooling and Servicing Agreement.

      Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among Participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Certain Activities

      The Trust has not and will not: (i) issue securities (except for the Certificates); (ii) borrow money; (iii) make loans; (iv) invest in securities for the purpose of exercising control; (v) underwrite securities; (vi) except as provided in the Pooling and Servicing Agreement, engage in the purchase and sale (or turnover) of investments; (vii) offer securities in exchange for property (except Certificates for the Mortgage Loans); or (viii) repurchase or otherwise reacquire its securities. See "Servicing of the Mortgage Loans and Contracts --Reports To Certificateholders" in the Prospectus for information regarding reports to the Owners.

                       THE POOLING AND SERVICING AGREEMENT

      In addition to the provisions of the Pooling and Servicing Agreement summarized elsewhere in this Prospectus Supplement, there is set forth below a summary of certain other provisions of the Pooling and Servicing Agreement.

Formation of the Trust

      On the Closing Date, the Trust will be created and established pursuant to the Pooling and Servicing Agreement. On such date, the Unaffiliated Seller will sell without recourse the Mortgage Loans to the Depositor, the Depositor will sell without recourse the Mortgage Loans to the Trust and the Trust will issue the Certificates to the Owners thereof pursuant to the Pooling and Servicing Agreement.

      The property of the Trust shall include all money, instruments and other property to the extent such money, instruments and other property are subject or intended to be held in trust for the benefit of the Owners, and all proceeds thereof, including, without limitation, (i) the Mortgage Loans, (ii) such amounts, including Eligible Investments, as from time to time may be held by the Trustee in the Certificate Account and by the Servicer in the Principal and Interest Account (except as otherwise provided in the Pooling and Servicing Agreement), to be created pursuant to the Pooling and Servicing Agreement, (iii) any property, the ownership of which has been effected on behalf of the Trust as a result of foreclosure or acceptance by the Servicer of a deed in lieu of foreclosure and that has not been withdrawn from the Trust, (iv) any insurance policies relating to the Mortgage Loans and any rights of the Unaffiliated Seller under any insurance policies, (v) Net Liquidation Proceeds with respect to any Liquidated Mortgage Loan, and (vi) the rights of the Unaffiliated Seller against any Originator pursuant to the related Master Loan Transfer Agreement (collectively, the "Trust Fund").

      The Offered Certificates will not represent an interest in, or an obligation of, nor will the Mortgage Loans be guaranteed by, any Originator, the Unaffiliated Seller, the Depositor, the Servicer or the Trustee.

Assignment of the Loans; Representations and Warranties

      On the Closing Date, the Depositor will sell, transfer, convey and assign the Loans to the Trustee, without recourse, together with (i) all rights to any payments received in respect of any of the Mortgage Loans after the Cut-Off Date other than late receipts of scheduled monthly payments on the Actuarial Loans that were due prior to the Cut-Off Date and (ii) all scheduled monthly payments in respect of the Actuarial Loans that were due on or after the Cut-Off Date but received prior to the Cut-Off Date. The Mortgage Loans will be described on a schedule attached to the Pooling and Servicing Agreement (the "Schedule of Mortgage Loans").

      In connection with the sale of the Mortgage Loans on the Closing Date, the Unaffiliated Seller will be required to deliver to the Trustee the promissory notes evidencing the Loans, the related mortgages or deeds of trust or other documents evidencing a lien on the Mortgaged Property and certain other documents relating to the Loans. The Trustee will agree, for the benefit of the Owners of the related Offered Certificates, to review each such file within 60 days after the Closing Date to ascertain whether all required documents (or certified copies of documents) have been executed and received.

      In addition to the foregoing, the Servicer, is required to submit for recording, within 180 days of the Closing Date (or, if original recording information is unavailable, within such later period as is permitted by the Pooling and Servicing Agreement) assignments of the Mortgages to the Trustee in the appropriate jurisdictions.

      Under an agreement (the "Loan Purchase Agreement") between the Unaffiliated Seller and the Depositor for the sale of the Loans from the Unaffiliated Seller to the Depositor, the Unaffiliated Seller will agree that in the event of a breach of any representation or warranty made by it which materially and adversely affects the value of, or the interests of the Owners of the Offered Certificates in, any Mortgage Loan transferred by the Unaffiliated Seller (any such Loan being a "Defective Loan"), the Unaffiliated Seller will repurchase the Defective Loan at a price equal to the then outstanding principal balance of such Loan and accrued and unpaid interest thereon, together with any outstanding Advances (without duplication) (the "Repurchase Price").

      Under the Pooling and Servicing Agreement, the Depositor will assign all of its right, title and interest in such representations and warranties (including the Unaffiliated Seller's repurchase obligations) to the Trustee. None of the Depositor or the Trustee will make any representations or warranties with respect to the Mortgage Loans and neither will have any obligations to repurchase, or make substitutions for Defective Loans.

Servicing of the Mortgage Loans

      Pursuant to the Pooling and Servicing Agreement, the Servicer will be required to service and administer the Mortgage Loans assigned to the Trust as more fully set forth below.

      Unless otherwise specified herein or in the Pooling and Servicing Agreement with respect to specific obligations of the Servicer, the Servicer shall service and administer the Mortgage Loans in accordance with the servicing, collection and investor reporting systems and procedures set forth in the Servicer's current servicing guide (the "Servicing Standards").

      The duties of the Servicer include, without limitation, collecting and posting of all payments, responding to inquiries by obligors or by federal, state or local government authorities with respect to the Mortgage Loans, investigating delinquencies, reporting tax information to obligors in accordance with its customary practices and all applicable law, accounting for collections and furnishing monthly and annual statements to the Trustee with respect to distributions and making Delinquency Advances, Servicing Advances and Compensating Interest to the extent described herein.

      The Servicer (i) may execute and deliver any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the related Mortgaged Property, (ii) may consent to any modification of the terms of any Note not expressly prohibited hereby if the effect of any such modification will not materially and adversely affect the security afforded by the related Mortgaged Property or reduce the amount of, or slow (other than as permitted by the Pooling and Servicing Agreement) the timing of receipt of, any payments required thereunder and (iii) may institute foreclosure proceedings or obtain a deed-in-lieu of foreclosure so as to convert the ownership of such Mortgaged Property, and to hold or cause to be held title to such Mortgaged Property, in the name of the Servicer on behalf of the Trust.

      The Pooling and Servicing Agreement permits the Servicer to modify and extend the maturity of a Balloon Loan which matures and which is not otherwise paid in full at such maturity date by the related Obligor; provided, that the rescheduled final maturity date of such Mortgage Loan is not one year beyond the original maturity date, the related Mortgage Rate is not decreased and the obligor does not receive any additional proceeds. Such modified and extended Balloon Loans will be permitted to remain in the Trust.

      The Servicer may perform any of its servicing responsibilities with respect to all or certain of the Mortgage Loans through a sub-servicer as it may from time to time designate, but no such designation of a sub-servicer shall serve to release the Servicer from any of its obligations under the Pooling and Servicing Agreement. The Mortgage Loans will initially be serviced by the Sub-Servicer pursuant to a sub-servicing agreement with the Servicer.

      Upon removal or resignation of the Servicer, the Backup Servicer will be required to serve as successor servicer. If the Backup Servicer is prevented by law from acting as successor servicer, the Trustee may solicit bids for a successor servicer, and pending the appointment of a successor servicer as a result of soliciting such bids, the Trustee will be required to serve as successor servicer. If the Trustee is unable to obtain a qualifying bid, the Trustee will be required to appoint, or petition a court of competent jurisdiction to appoint, an eligible successor. Any such successor servicer shall assume all of the related responsibilities, duties or liabilities of the Servicer on the date on which it becomes the Servicer, but shall not assume any of the liabilities incurred prior to such date.

      Collection of Certain Loan Payments. The Servicer shall, as required by the Servicing Standards, make all reasonable efforts to collect payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with the Pooling and Servicing Agreement, follow such collection procedures with respect to the Mortgage Loans as it follows with respect to comparable mortgage loans in its own servicing portfolio; provided, that the Servicer shall always at least follow collection procedures that are consistent with or better than the Servicing Standards. Consistent with the foregoing, the Servicer may in its discretion, generally (i) waive any assumption fees, late payment charges, charges for checks returned for insufficient funds, prepayment fees, if any, or other fees which may be collected in the ordinary course of servicing the Mortgage Loans, (ii) if an obligor is in default or if default is reasonably foreseeable because of an obligor's financial condition, arrange with the obligor a schedule for the payment of delinquent payments due on the Mortgage Loan; provided, however, the Servicer may not reschedule the payment of delinquent payments more than three times in any twelve consecutive months with respect to any obligor or (iii) modify payments of monthly principal and interest on any Mortgage Loan becoming subject to the terms of the Civil Relief Act, in accordance with the Servicer's general policies relating to comparable loans subject to the Civil Relief Act.

      The Servicer is required to establish and maintain an account in its name for the benefit of the Trust (such account, the "Lockbox Account") into which all collections (other than Delinquency Advances and amounts relating to Compensating Interest) are to be deposited by the close of business on the next business day following the business day on which such collections are received.

      The Servicer shall instruct, or cause any sub-servicer to instruct, all obligors to make payments only to the Lockbox Account, unless, due to special collection circumstances such payment must be made to the Servicer, in which event such amounts shall be deposited by the Servicer in the Lockbox Account. The Servicer shall instruct the Lockbox Bank to remit all amounts received for deposit in the Lockbox Account to the Principal and Interest Account on the next business day following receipt of such amounts.

      Not later than _________________ time on the ____________ calendar day of each month (or the immediately succeeding business day if such calendar day falls on a Saturday or a Sunday or a holiday), the Servicer shall deliver or cause to be delivered to the Trustee a monthly servicing report (the "Servicing Report") on computer readable magnetic tape or diskette. This report shall also contain (i) a summary report of Mortgage Loan payment activity for such month,
(ii) exception payment reports for Mortgage Loans with respect to which scheduled payments due in such month were not made and (iii) a trial balance in the form of a computer tape.

      Delinquency Advances and Servicing Advances. If, at or prior to the end of each Remittance Period, the interest portion of any monthly payment due on any Mortgage Loan during such Remittance Period has not been received and transferred to the Principal and Interest Account, the Servicer shall, to the extent that such Delinquency Advance is necessary to pay any shortfall in Total Current Interest arising because of the insufficiency of Available Funds, make an advance to the Principal and Interest Account (a "Delinquency Advance") by the related Servicer Remittance Date in an amount equal to the amount of the interest portion of such delinquent monthly payment not later than the related Servicer Remittance Date; provided, however, that the Servicer will not be required to make any such Delinquency Advance if it determines in reasonable good faith that such Delinquency Advance would not be recoverable from collections with respect to such Mortgage Loan. For purposes of the Pooling and Servicing Agreement, the delinquent interest portion of such monthly payment shall be deemed to include an amount equal to the interest portion of such monthly payment that would have been due on a Mortgage Loan in respect of which the related Mortgage Property has been repossessed or foreclosed upon and which has not yet become a Liquidated Mortgage Loan.

      The Servicer will advance all "out-of-pocket" costs and expenses incurred in the performance of its servicing obligations with respect to the Mortgage Loans, including, but not limited to, the cost of (i) preservation expenses on the Mortgaged Property Loan Collateral, (ii) any enforcement or judicial proceedings, including foreclosures, and any reasonable legal expenses in connection with the assertion by an obligor of any claim or defense that the obligor may have had against the originator in connection with the sale, financing or construction of such obligor's home and which the obligor asserts against the Servicer and (iii) the management and liquidation of "REO" property, but in each case shall only pay such costs and expenses to the extent the Servicer reasonably believes such costs and expenses will be recovered from the related Mortgage Loan and will increase Net Liquidation Proceeds on the related Mortgage Loan. Each such expenditure, exclusive of overhead, will constitute a "Servicing Advance."

      If, with respect to any Distribution Date and as a result of Prepayments in full received with respect to the Mortgage Loans held in the Trust during the related Remittance Period, the amount of interest due on such Mortgage Loans is decreased such that the Available Funds are insufficient to fund the full amount of the Total Current Interest due on such Distribution Date, the Servicer will be required to remit to the Principal and Interest Account the lesser of (x) the amount of such insufficiency due to such Prepayments and (y) the aggregate Servicing Fee due to the Servicer on such Distribution Date with respect to such Trust. The Servicer will be required to remit such amount (each such amount, "Compensating Interest") not later than the related Servicer Remittance Date.

      Maintenance of Insurance. The Servicer shall cause to be maintained with respect to each Mortgage a hazard insurance policy with a generally acceptable carrier that provides for fire and extended coverage, and which provides for a recovery by the Servicer on behalf of the Trustee and its assignees of insurance proceeds relating to such Mortgage Loan, in an amount not less than the least of
(i) the outstanding principal balance of the Mortgage Loan, (ii) the minimum amount required to compensate for damage or loss on a replacement cost basis and
(iii) the full insurable value of the improvements which are a part of the related Mortgage Property, but in any case not less than the amount necessary to avoid the application of any co-insurance clause.

      If the Mortgage Loan relates to Mortgaged Property located in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards and if such loan has been specifically identified as being in such an area in the Schedule of Mortgage Loans or other writing delivered to the Servicer by the Originator, the Servicer shall cause to be maintained with respect thereto a flood insurance policy in a form meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable carrier in an amount that provides for coverage, and which provides for a recovery by the Servicer on behalf of the related Trust of insurance proceeds relating to such Mortgage Loan, in an amount not less than the least of (i) the outstanding principal balance of the Mortgage Loan, (ii) the minimum amount required to fully compensate for damage or loss to the improvements which are a part of the related Mortgaged Property on a replacement cost basis and (iii) the maximum amount of insurance that is available under the Flood Disaster Protection Act of 1973, but in each case in an amount not less than such amount as is necessary to avoid the application of any co-insurance clause contained in the related hazard insurance policy.

      In the event that the Servicer shall obtain and maintain a blanket policy insuring against fire, flood and hazards of extended coverage on all of the Mortgage Loans, then, to the extent such policy names the Servicer as loss payee and provides coverage in an amount equal to the aggregate principal balance of the Mortgage Loans without co-insurance, the Servicer shall be deemed conclusively to have satisfied its obligations with respect to fire, flood and hazard insurance coverage. Such blanket policy may contain a deductible clause, in which case the Servicer shall, in the event that there shall have been a loss which would have been covered by such policy, deposit in the Principal and Interest Account from the Servicer's own funds the difference, if any, between the amount that would have been payable under a policy described in the preceding paragraph and the amount paid under such blanket policy.

      Due-on-Sale Clauses; Assumption and Substitution Agreements. When any Mortgaged Property has been or is about to be conveyed by the obligor (whether by absolute conveyance or by contract of sale, and whether or not the obligor remains liable), the Servicer shall, to the extent it has knowledge of such conveyance or prospective conveyance, exercise the related Trust's rights to accelerate the maturity of the related Loan under any "due-on-sale" clause contained in the related Mortgage Loan or Note; provided, that the Servicer shall not exercise any such right if the "due-on-sale" clause, in the reasonable belief of the Servicer, is not enforceable under applicable law or if the Servicer is prohibited by law from doing so.

      The Servicer may also allow for an assumption agreement in the case of a defaulted Mortgage Loan, or a Mortgage Loan as to which a default is imminent, under the same standards as set forth above in the first paragraph under "Collection of Certain Mortgage Payments", and subject to certain limitations on the aggregate amount of Mortgage Loans subject to such assumptions, as set forth in the Agreement.

      Realization Upon Defaulted Loans. The Servicer shall, consistent with the Servicing Standards, foreclose upon or otherwise comparably effect the ownership in the name of the Servicer on behalf of the Trust of the Mortgaged Property relating to defaulted a Mortgage Loan as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such foreclosure or other conversion, the Servicer shall exercise such rights and powers vested in it hereunder, and use the same degree of care and skill in their exercise or use, as prudent mortgage lenders would exercise or use under the circumstances in the conduct of their own affairs, including, but not limited to, advancing funds for the payment of taxes and insurance premiums. The foregoing is subject to the proviso that the Servicer shall not advance its own funds unless it shall reasonably believe in good faith that it is recoverable and doing so will increase Net Liquidation Proceeds on the Mortgage Loans. Notwithstanding the foregoing, with respect to any Mortgage Loan as to which the Servicer has received notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the related Mortgaged Property (a "Potentially Hazardous Property"), the Servicer shall not, on behalf of the Trust, either (i) obtain title to such Mortgaged Property as a result of or in lieu of foreclosure or otherwise, or (ii) otherwise acquire possession of, or take any other action with respect to, such Mortgaged Property, if, as a result of any such action, the Trust would be considered to hold title to, be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of, such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA") from time to time, or any comparable law. The Servicer shall not be required to make Advances with respect to a Mortgage Loan relating to a Potentially Hazardous Property. In the event the Servicer requires any professional guidance with respect to CERCLA, the Servicer may, at its own expense, obtain an opinion of counsel experienced in CERCLA matters, and shall be fully protected in relying on any such opinion of counsel.

      The Servicer shall determine with respect to each defaulted Mortgage Loan when it has recovered, whether through trustee's sale, foreclosure sale or otherwise, all amounts (other than from deficiency judgments) it expects to recover from or on account of such defaulted Mortgage Loan, whereupon such Mortgage Loan shall become a "Liquidated Mortgage Loan".

      Optional Purchase of Defaulted Mortgage Loans. The Servicer or its designee has the option to purchase from the Trust Fund any Mortgage Loan which is more than 60 days delinquent, up to ____% by aggregate Principal Balance of the Original Aggregate Principal Balance of all Mortgage Loans, at a purchase price equal to the outstanding principal balance of such Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest on such principal balance, computed at the Mortgage Interest Rate, plus the amount of any unreimbursed Servicing Advances (without duplication) made by the Servicer with respect to such Mortgage Loan, in accordance with the provisions specified in the Pooling and Servicing Agreement.

      Servicing Compensation. As compensation for its activities the Servicer shall be entitled to the Servicing Fee and certain ancillary servicing income such as late charges, insufficient funds charges, modification and assumption fees, penalties, etc., from amounts available therefor in the Principal and Interest Account. The Servicer is also entitled to receive, monthly, the net investment earnings on amounts on deposit in the Principal and Interest Account, and is responsible for any losses on such investments without any right of reimbursement with respect to such losses.

      The right to receive the Servicing Fee may not be transferred (except to the Sub-Servicer) in whole or in part except in connection with the transfer of all of the Servicer's responsibilities and obligations under the Pooling and Servicing Agreement.

Removal and Resignation of Servicer

      The Trustee, at the direction of the majority of the Owners of the Offered Certificates may, pursuant to the Pooling and Servicing Agreement, remove the Servicer upon the occurrence and continuation beyond the applicable cure period of any of the following events:

            (i) any failure by the Servicer (a) to deposit to the Principal and Interest Account all collections received by the Servicer directly within two Business Days following the Business Day on which such amounts are received and are determined by the Servicer to relate to the Mortgage Loans (unless not required by the terms of the Pooling and Servicing Agreement) or (b) to deposit to the Principal and Interest Account Delinquency Advances and Compensating Interest as required by the Pooling and Servicing Agreement by the related Servicer Remittance Date; or

            (ii) failure on the part of the Servicer to observe or perform any term, covenant or agreement in the Pooling and Servicing Agreement (other than those covered by clause (a) above), which materially adversely affects the rights of the Owners of the Certificates and which continues unremedied for 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or the Owners of the Offered Certificates who hold Certificates evidencing in aggregate greater than 25% of the Certificate Principal Balance of the outstanding Offered Certificates; or

            (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the Servicer and certain actions by the Servicer indicating its insolvency or inability to pay its obligations; or

            (iv) the Servicer shall fail to deliver a report expressly required by the Pooling and Servicing Agreement, and the continuance of such failure for a period of three Business Days after the date upon which written notice of such failure shall have been given to the Servicer by the Trustee (except that such three Business Day period shall be deemed not to run as to any portion of such report during such time as the Servicer's failure to provide such information is for cause or inability beyond its control and the Servicer provides the Trustee with an officer's certificate of the Servicer to such effect).

      The Servicer may not assign its obligations under the Pooling and Servicing Agreement nor resign from the obligations and duties thereby imposed on it except upon the determination that the Servicer's duties thereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Servicer. No such resignation shall become effective until a successor has assumed the Servicer's responsibilities and obligations in accordance with the Pooling and Servicing Agreement.

      Upon removal or resignation of the Servicer, the Trustee will be required to serve as successor servicer. If the Trustee is prevented by law from acting as successor servicer, the Trustee may solicit bids for a successor servicer, and pending the appointment of a successor servicer as a result of soliciting such bids, the Trustee will be required to serve as successor servicer. If the Trustee is unable to obtain a qualifying bid, the Trustee will be required to appoint, or petition a court of competent jurisdiction to appoint, an eligible successor. Any such successor servicer shall assume all of the related responsibilities, duties or liabilities of the Servicer on the date on which it becomes the Servicer, but shall not assume any of the liabilities incurred prior to such date.

Governing Law

      The Pooling and Servicing Agreement and each Certificate will be construed in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed therein.

Termination of the Trust

      The Pooling and Servicing Agreement will provide that the Trust will terminate upon the earlier of (i) the payment to the Owners of all Certificates of all amounts required to be paid such Owners upon the later to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Mortgage Loan or (b) the disposition of all property acquired in respect of any Mortgage Loan remaining in the Trust Estate or (ii) any time when a Qualified Liquidation (as defined in the Pooling and Servicing Agreement) of the Trust Estate is effected.

Optional Termination

      As Provided in the Pooling and Servicing Agreement. The Pooling and Servicing Agreement provides that a party to be named therein, at its option, acting directly or through one or more permitted designees, may determine to purchase from the Trust all of the Mortgage Loans and other property then held by the Trust, and thereby effect early retirement of the Certificates, on any Remittance Date when the aggregate outstanding principal balances of the Mortgage Loans has declined to ____% or less of the Original Aggregate Principal Balance.

      Auction Sale. The Pooling and Servicing Agreement requires that, within ninety days following the Optional Termination Date, if the Servicer, or an affiliate of the Servicer, has not exercised its optional termination right by such date, the Trustee solicit bids for the purchase of all Mortgage Loans remaining in the Trust. In the event that satisfactory bids are received as described in the Pooling and Servicing Agreement, the net sale proceeds will be distributed to the Owners of the Certificates, in the same order of priority as collections received in respect of the Mortgage Loans. If satisfactory bids are not received, the Trustee shall decline to sell the Mortgage Loans and shall not be under any obligation to solicit any further bids or otherwise negotiate any further sale of the Mortgage Loans. Such sale and consequent termination of the Trust must constitute a "qualified liquidation" of each REMIC established by the Trust under Section 860F of the Internal Revenue Code of 1986, as amended, including, without limitation, the requirement that the qualified liquidation takes place over a period not to exceed 90 days.

      Upon Loss of REMIC Status. Following a final determination by the Internal Revenue Service, or by a court of competent jurisdiction, in each case from which no appeal is taken within the permitted time for such appeal, or if any appeal is taken, following a final determination of such appeal from which no further appeal can be taken to the effect that any REMIC held by the Trust does not and will no longer qualify as a "REMIC" pursuant to Section 860D of the Code (the "Final Determination"), at any time on or after the date which is 30 calendar days following such Final Determination, the Owners of a majority in Percentage Interest represented by the Class of Offered Certificates then outstanding may direct the Trustee on behalf of the Trust to adopt a plan of complete liquidation as contemplated by Section 860F(a)(4) of the Code, and thereby effect the early retirement of the Certificates. The purchase price for any purchase of the property of the Trust Estate shall be equal to the sum of
(x) the greater of (i) 100% of the aggregate principal balances of the Mortgage Loans as of the Due Date which immediately follows the last day of the related Remittance Period immediately preceding the day of purchase minus amounts remitted from the Principal and Interest Account representing collections of principal on the Mortgage Loans during the related Remittance Period, and (ii) the fair market value of such Mortgage Loans (disregarding accrued interest),
(y) one month's interest on such amount computed at the weighted average Pass-Through Rate of the Offered Certificates and (z) the aggregate amount of any unreimbursed Delinquency Advances and any Delinquency Advances which the Servicer has theretofore failed to remit.

      Upon receipt of such notice or direction from the majority of the Owners of the Offered Certificates, the Trustee will be required to notify the Owners of the Class B Certificates of such election to liquidate or such determination to purchase, as the case may be (the "Termination Notice"). The Owners of a majority of the Percentage Interest of the Class B Certificates then outstanding may, within sixty (60) days from the date of receipt of the Termination Notice (the "Purchase Option Period"), at their option, purchase from the Trust all

(but not fewer than all) Mortgage Loans and all property theretofore acquired by foreclosure, deed in lieu of foreclosure, or otherwise in respect of any Mortgage Loan then remaining in the Trust Estate at a purchase price equal to the aggregate principal balances of all Mortgage Loans as of the last day of the Remittance Period immediately preceding the date of such purchase, plus one month's interest on such amount at the weighted average Pass-Through Rate and plus the aggregate amount of any unreimbursed Delinquency Advances and any Delinquency Advances which the Servicer has theretofore failed to remit. If, during the Purchase Option Period, the Owners of the Class B Certificates have not exercised the option described in the immediately preceding sentence, then upon the expiration of the Purchase Option Period in the event that the Owners of the Offered Certificates have given the Trustee the direction described above, the Trustee will be required to sell the Mortgage Loans and distribute the proceeds of the liquidation of the Trust Estate, each in accordance with the plan of complete liquidation, such that, if so directed, the liquidation of the Trust Estate, the distribution of the proceeds of the liquidation and the termination of the Pooling and Servicing Agreement occur no later than the close of the sixtieth (60th) day, or such later day as the Owners of the Offered Certificates permit or direct in writing, after the expiration of the Purchase Option Period. In connection with such purchase, the Servicer will be required to remit to the Trustee all amounts then on deposit in the Principal and Interest Account for deposit to the Certificate Account, which deposit will be deemed to have occurred immediately preceding such purchase.

      Following a Final Determination, the Owners of a majority of the Percentage Interest of the Class B Certificates then outstanding may, at their option and upon delivery to the Trustee of an opinion of counsel experienced in federal income tax matters which opinion shall be reasonably satisfactory in form and substance to the Owners of a majority of the Percentage Interests represented by the Offered Certificates then outstanding, to the effect that the effect of the Final Determination is to increase substantially the probability that the gross income of the Trust will be subject to federal taxation, purchase from the Trust all (but not fewer than all) Mortgage Loans and all property theretofore acquired by foreclosure, deed in lieu of foreclosure, or otherwise in respect of any Mortgage Loan then remaining in the Trust Fund at a purchase price equal to the aggregate principal balances of all Mortgage Loans as of the Due Date which immediately follows the last day of the Remittance Period immediately preceding the date of such purchase, plus one month's interest on such amount computed at the weighted average Pass-Through Rate plus the aggregate amount of unreimbursed Delinquency Advances and any Delinquency Advances which the Servicer has theretofore failed to remit. In connection with such purchase, the Servicer will be required to remit to the Trustee all amounts then on deposit in the Principal and Interest Account for deposit to the Certificate Account, which deposit shall be deemed to have occurred immediately preceding such purchase. The foregoing opinion shall be deemed satisfactory unless the Trustee, at the direction of the Owners of a majority of the Percentage Interest of the Offered Certificates, gives the Owners of a majority of the Percentage Interest of the Class B Certificates notice that such opinion is not satisfactory within thirty days after receipt of such opinion.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

      The following discussion of certain of the material anticipated federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates is to be considered only in connection with "Certain Federal Income Tax Consequences" in the Prospectus. The discussion herein and in the Prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below and in the Prospectus does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates.

REMIC Elections

      The Trustee will cause an election to be made to treat the Trust as a REMIC for federal income tax purposes. Dewey Ballantine, special tax counsel, will advise that, in its opinion, for federal income tax purposes, assuming (i) the REMIC election is made and (ii) compliance with the Pooling and Servicing Agreement, the Trust will be treated as a REMIC, each Class of Offered Certificates and the Class B Certificates will be treated as "regular interests" in the REMIC and the Class R Certificates will be treated as the sole Class of "residual interests" in the REMIC. For federal income tax purposes, regular interests in a REMIC are treated as debt instruments issued by the REMIC on the date on which those interests are created, and not as ownership interests in the REMIC or its assets. Owners of Offered Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to such Offered Certificates under an accrual method. The Offered Certificates may be issued with "original issue discount" for federal income tax purposes. The prepayment assumption to be used in determining whether any Class of Offered Certificates is issued with original issue discount and the rate of accrual of original issue discount is 16% HEP for the Offered Certificates (other than the Variable Rate Certificates) and 25% CPR for the Variable Rate Certificates. No representation is made that any of the Mortgage Loans will prepay at this rate or any other rate. See "Certain Federal Income Tax Consequences -- Taxation of Regular Certificates" in the Prospectus.

                              ERISA CONSIDERATIONS

      Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code prohibit "plan assets" of a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and Keogh Plans (each, a "Benefit Plan"), from being involved in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Benefit Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and Section 4975 of the Code for such persons, unless a statutory or administrative exemption is available.

      Certain transactions involving the Trust might be deemed to constitute prohibited transactions under ERISA and Section 4975 of the Code with respect to a Benefit Plan if Certificates were acquired with "plan assets" of such Benefit Plan and assets of the Trust were deemed to be "plan assets" of such Benefit Plan. Purchasers of Certificates that are insurance companies should consult with their counsel with respect to the United States Supreme Court case interpreting the fiduciary responsibility rules of ERISA, John Hancock Mutual Life Insurance Co. v. Harris Trust and Saving Bank, 114 S. Ct. 517 (1993). In John Hancock, the Supreme Court ruled that assets held in an insurance Company's general account may be deemed to be "plan assets" for ERISA purposes under certain circumstances. Accordingly, Certificates may not be acquired by a Benefit Plan or an investor using assets of a Benefit Plan, including, without limitation, insurance company general accounts (collectively referred to as "Benefit Plan Investors"). Each purchaser and each transferee of a Certificate will be deemed to have represented and warranted that it is not a Benefit Plan Investor.

      Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under Section 410(d) of the Code), are not subject to the restrictions of ERISA, and assets of such plans may be invested in the Certificates without regard to the ERISA considerations described above, subject to other applicable federal, state or local law. However, any such governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

                                     RATINGS

      It is a condition of the original issuance of the Offered Certificates that the Class A Certificates that they receive ratings of [__] by [____] and [__] by [____] and that the Class M-1 Certificates receive ratings of [__] from [____] and [__] from [____], the Class M-2 Certificates receive ratings of [__] from [____] and [__] from [____] and the Class M-3 Certificates receive ratings of [__] from [____] and [__] from [____].

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. The security rating assigned to the Offered Certificates should be evaluated independently of similar security ratings assigned to other kinds of securities.

      Explanations of the significance of such ratings may be obtained from [____________] at [address] and [____________] at [address]. Such ratings will be the views only of such rating agencies. There is no assurance that any such ratings will continue for any period of time or that such ratings will not be revised or withdrawn. Any such revision or withdrawal of such ratings may have an adverse effect on the market price of the Offered Certificates.

                         LEGAL INVESTMENT CONSIDERATIONS

      [The Offered Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Accordingly, many institutions with legal authority to invest in comparably rated securities may not be legally authorized to invest in the Offered Certificates.]

                                  UNDERWRITING

      Under the terms and subject to the conditions set forth in the Underwriting Agreement for the sale of the Offered Certificates, dated [date], the Depositor has agreed to cause the Trust to sell and Prudential Securities Incorporated (the "Underwriter") has agreed to purchase the Offered Certificates.

      In the Underwriting Agreement, the Underwriter has agreed, subject to the terms and conditions set forth therein, to purchase the entire principal amount of Offered Certificates.

      The Underwriter has advised the Depositor that it proposes to offer the Offered Certificates purchased by the Underwriter for sale from time to time in one or more negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices. The Underwriter may effect such transactions by selling such Offered Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter or purchasers of the Offered Certificates for whom they may act as agent. Any dealers that participate with the Underwriter in the distribution of the Offered Certificates purchased by the Underwriter may be deemed to be underwriters, and any discounts or commissions received by them or the Underwriter and any profit on the resale of Offered Certificates by them or the Underwriter may be deemed to be underwriting discounts or commissions under the Securities Act.

      Proceeds to the Depositor, including accrued interest, are expected to be approximately [____%] of the aggregate principal balance of the Offered
Certificates, before deducting expenses payable by the Depositor in connection with the Offered Certificates, estimated to be [$_____]. In connection with the purchase and sale of the Offered Certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

      The Depositor has agreed to indemnify the Underwriter against certain liabilities including liabilities under the Securities Act.

      In connection with the offering of the Offered Certificates, the Underwriter and its affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the Offered Certificates. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M, pursuant to which such person may bid for or purchase the Offered Certificates for the purpose of stabilizing its market price. Any of the transactions described in this paragraph may result in the maintenance of the price of the Offered Certificates at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph is required, and, if they are taken, may be discontinued at any time without notice.

      The Underwriter is an affiliate of the Depositor.

      [The Underwriter (i) has in the past and may in the future provide underwriting, financial advisory or other services to __________, an affiliate of the Unaffiliated Seller, the Servicer and the Sub-Servicer and (ii) does provide warehouse financing to the Unaffiliated Seller.]

      For further information regarding any offer or sale of the Offered Certificates pursuant to this Prospectus Supplement and the Prospectus, see "Plan of Distribution" in the Prospectus.

                              CERTAIN LEGAL MATTERS

      Certain legal matters relating to the validity of the issuance of the Offered Certificates will be passed upon for the Unaffiliated Seller and the Servicer by [__________] and for the Depositor and the Underwriter by Dewey Ballantine LLP, New York, New York.

             INDEX OF SIGNIFICANT PROSPECTUS SUPPLEMENT DEFINITIONS

Adjustable Rate Group Available Funds Cap Rate................................3
Adjustable Rate Group Certificates............................................2
Adjustable Rate Mortgage Loans................................................8
Administrative Rate..........................................................14
Advances.....................................................................58
Appraised Values.........................................................36, 46
Auction Sale.................................................................17
Beneficial Owners............................................................16
Benefit Plan.................................................................85
Book-Entry Certificates......................................................70
Cede.........................................................................16
CEDEL........................................................................16
CEDEL Participants...........................................................72
CERCLA.......................................................................80
Certificate Account..........................................................57
Certificates..................................................................1
Citibank.....................................................................16
Civil Relief Act.............................................................26
Civil Relief Act Interest Shortfall..........................................26
Class A-1 Available Funds Pass-Through Rate...................................3
Class A-1 Certificates........................................................1
Class A-2 Certificates........................................................1
Class A-2 Supplemental Interest Amount........................................3
Class A-3 Certificates........................................................1
Class A-4 Certificates........................................................1
Class A-6 Formula Pass-Through Rate...........................................2
Class A-6 Pass-Through Rate...................................................2
Class B Certificates..........................................................1
Class C Certificates..........................................................1
Class R Certificates..........................................................1
Closing Date..................................................................4
CLTV..........................................................................7
Compensating Interest................................................25, 58, 79
Constant Prepayment Rate.....................................................51
Cooperative..................................................................72
CPR..........................................................................51
Cut-Off Date..................................................................4
Defective Loan...............................................................76
Definitive Certificate.......................................................70
Delinquency Advance......................................................14, 78
Depositor.....................................................................4
Distribution Date.............................................................9
DTC..........................................................................16
Due Dates....................................................................58
Eligible Investments.........................................................57
ERISA........................................................................85
ERISA Considerations.........................................................18
Euroclear....................................................................16
Euroclear Operator...........................................................72
Euroclear Participants.......................................................72
European Depositaries....................................................16, 70
FHLMC........................................................................23
Final Determination..........................................................83
Financial Intermediary.......................................................70
Fixed Rate Group Certificates.................................................2
Fixed Rate Mortgage Loans..................................................7, 8
HEP..........................................................................50
Home Equity Prepayment.......................................................50
Independent Originator........................................................4
Liquidation Proceeds.........................................................24
Loan Purchase Agreement......................................................76
Lockbox Account..............................................................78
Monthly Remittance Amount....................................................58
Moody's......................................................................19
Mortgage Loans.............................................................1, 5
Mortgage Rate..............................................................7, 8
Mortgaged Properties.......................................................1, 5
Mortgages..................................................................1, 5
Notes....................................................................28, 38
Optional Termination..........................................................3
Optional Termination Date....................................................17
Original Aggregate Principal Balance......................................5, 27
Overcollateralization Reduction Amount.......................................11
Overcollateralization Reduction Amounts......................................62
Participants.................................................................70
Payment Delay Feature of the Certificates....................................48
Plan assets..................................................................86
Pooling and Servicing Agreement...............................................1
Potentially Hazardous Property...............................................80
Prepayment Assumption........................................................50
Principal and Interest Account...............................................15
Purchase Option Period.......................................................84
Purchased Pool................................................................4
Record Date...................................................................9

REMIC........................................................................18
Remittance Date..............................................................58
Repurchase Price.............................................................76
Riegle Act...................................................................26
Schedule of Mortgage Loans...................................................75
Securities Act................................................................i
Servicer......................................................................4
Servicer Event of Default....................................................15
Servicing Fee................................................................16
Servicing Report.............................................................78
Servicing Standards..........................................................76
SMMEA....................................................................18, 87
Subordinate Certificates......................................................1
Sub-Servicer..................................................................4
Sub-Servicing Agreement.......................................................4
Substitution Amounts.........................................................58
Termination Notice...........................................................83
Terms and Conditions.........................................................72
Trust.........................................................................1
Trust Fund................................................................1, 75
Trustee.......................................................................4
Unaffiliated Seller...........................................................4
Underwriter..................................................................87

                                     ANNEX I

               GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION
                                   PROCEDURES

      Except in certain limited circumstances, the globally offered [________] Mortgage Loan Trust [series] Mortgage Pass-Through Certificates, Class A (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, CEDEL or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

      Secondary market trading between investors through CEDEL and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of CEDEL and Euroclear and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

      Secondary market trading between investors through DTC will be conducted according to DTC's rules and procedures applicable to U.S. corporate debt obligations.

      Secondary cross-market trading between CEDEL or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of CEDEL and Euroclear (in such capacity) and as DTC Participants.

      Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

      Initial Settlement

      All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, CEDEL and Euroclear will hold positions on behalf of their participants through their Relevant Depositary which in turn will hold such positions in their accounts as DTC Participants.

      Investors electing to hold their Global Securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

      Investors electing to hold their Global Securities through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

      Secondary Market Trading

      Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

      Trading  between DTC  Participants.  Secondary  market trading between DTC
Participants   will  be  settled  using  the  procedures   applicable  to  prior
asset-backed certificates issued in same-day funds.

      Trading between CEDEL and/or Euroclear Participants. Secondary market trading between CEDEL Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

      Trading between DTC, Seller and CEDEL or Euroclear Participants. When Global Securities are to be transferred from the account of a DTC Participant to the account of a CEDEL Participant or a Euroclear Participant, the purchaser will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. CEDEL or Euroclear will instruct the Relevant Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the Relevant Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the CEDEL or Euroclear cash debt will be valued instead as of the actual settlement date.

      CEDEL Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Global Securities are credited to their account one day later.

      As an alternative, if CEDEL or Euroclear has extended a line of credit to them, CEDEL Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, CEDEL Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although the result will depend on each CEDEL Participant's or Euroclear Participant's particular cost of funds.

      Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for crediting Global Securities to the respective European Depositary for the benefit of CEDEL Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

      Trading between CEDEL or Euroclear, Seller and DTC Purchaser. Due to time zone differences in their favor, CEDEL Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to CEDEL or Euroclear through a CEDEL Participant or a Euroclear Participant at least one business day prior to settlement. In these cases CEDEL or Euroclear will instruct the respective Depositary, as appropriate, to credit the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist to 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the CEDEL Participant or the Euroclear Participant the following day, and receipt of the cash proceeds in the CEDEL Participant's or the Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the CEDEL Participant or the Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the CEDEL Participant's or the Euroclear Participant's account would instead be valued as of the actual settlement date.

      Finally, day traders that use CEDEL or Euroclear and that purchase Global Securities from DTC Participants for delivery to CEDEL Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

      (a) borrowing through CEDEL or Euroclear for one day (until the purchase side of the trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;

      (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

      (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the CEDEL Participant or Euroclear Participant.

      Certain U.S. Federal Income Tax Documentation Requirements

      A beneficial owner of Global Securities holding securities through CEDEL or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined below), unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

      Exemption  for Non-U.S.  Persons (Form W-8).  Beneficial  Owners of Global
Securities that are Non-U.S. Persons (as defined below) can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

      Exemption for Non-U.S.  Persons with  effectively  connected  income (Form
4224). A Non-U.S. Person (as defined below), including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

      Exemption or reduced rate for Non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by Certificate Owners or their agents.

      Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

      U.S. Federal Income Tax Reporting Procedure. The Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds the security (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

      The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate or trust that is subject to U.S. federal income tax regardless of the source of its income. The term "Non-U.S. Person" means any person who is not a

U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

================================================================================

      No dealer, salesman or any other person has been authorized to give any information or to make any representations not contained in this Prospectus Supplement and the Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Unaffiliated Seller or by the Underwriter. This Prospectus Supplement and the Prospectus do not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby to anyone in any jurisdiction in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it its unlawful to make any such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that information herein or therein is correct as of any time since the date of this Prospectus Supplement or the Prospectus.

                       ----------------------------------

                                TABLE OF CONTENTS
                              Prospectus Supplement

Summary...................................................................
Risk Factors..............................................................
The Mortgage Loan Pool....................................................
The Unaffiliated Seller...................................................
The Servicer .............................................................
The Sub-Servicer .........................................................
Use of Proceeds ..........................................................
Prepayment and Yield Considerations ......................................
Additional Information ...................................................
Description of the Offered Certificates ..................................
The Pooling and Servicing Agreement.......................................
Certain Federal Income Tax Consequences...................................
ERISA Considerations......................................................
Ratings...................................................................
Legal Investment Considerations...........................................
Underwriting..............................................................
Certain Legal Matters.....................................................
Index of Significant Prospectus Supplement Definitions....................
Global Clearance, Settlement and .........................................
Tax Documentation Procedures..............................................

                                   Prospectus
Reports.......................................................................3
Available Information.........................................................3
Incorporation of Certain Information by Reference.............................3
Summary of Prospectus.........................................................4
Risk Factors.................................................................13
The Trust Funds..............................................................18
Description of the Certificates..............................................29
Credit Support...............................................................43
Prepayment and Yield Considerations..........................................48
Use of Proceeds..............................................................52
The Depositor................................................................52
Underwriting Guidelines......................................................52
Servicing of the Mortgage Loans and Contracts................................54
The Pooling and Servicing Agreement..........................................64
Certain Legal Aspects of the Mortgage Loans and Contacts.....................67
Certain Federal Income Tax Consequences......................................81
ERISA Considerations.........................................................93
Legal Investment.............................................................96
Plan of Distribution.........................................................98
Legal Matters................................................................99
Rating.......................................................................99
Additional Information.......................................................99
Index of Significant Definitions............................................100

================================================================================


================================================================================

                                   [$_______]


                               [________________]
                                    Servicer


                              Prudential Securities
                          Secured Financing Corporation
                                    Depositor


                                  Mortgage Loan
                            Pass-Through Certificates
                                 Series [series]

                              ---------------------
                              PROSPECTUS SUPPLEMENT
                              ---------------------

                       Prudential Securities Incorporated

                                     [date]

================================================================================

FORM OF PROSPECTUS SUPPLEMENT
(To Prospectus dated August __, 1998)
--------------------------------------------------------------------------------

                      [_____] Mortgage Loan Trust [series]
              [$__________] Adjustable Rate Class A-1 Certificates
                   [$__________] [___%] Class A-2 Certificates
                   [$__________] [___%] Class A-3 Certificates
                   [$__________] [___%] Class A-4 Certificates
                   [$__________] [___%] Class A-5 Certificates
                   [$__________] [___%] Class A-6 Certificates

        [Logo]                          [Logo]                     [Logo]
        (Originator)                                            (Originator)

               PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION
                                   (Depositor)
               Mortgage Pass-Through Certificates, Series [series]
--------------------------------------------------------------------------------

The Mortgage Pass-Through Certificates, Series [series] (the "Certificates") will consist of six classes (each, a "Class") of senior Certificates, the Class A-1 Certificates (the "Class A-1 Certificates" or "Adjustable Rate Certificates"), the Class A-2 Certificates (the "Class A-2 Certificates"), the Class A-3 Certificates (the "Class A-3 Certificates"), the Class A-4 Certificates (the "Class A-4 Certificates"), the Class A-5 Certificates (the "Class A-5 Certificates") and the Class A-6 Certificates (the "Class A-6 Certificates" or "Lockout Certificates" and collectively with the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates and the Class A-5 Certificates, the "Fixed Rate Certificates") and one class of residual Certificates, the Class R Certificates (the "Class R Certificates"). Only the Adjustable Rate Certificates and the Fixed Rate Certificates (together, the "Class A Certificates") are being offered hereby. Interest on each Class of Class A Certificates will be payable monthly at the rate for such Class (each, a "Pass-Through Rate") on the certificate principal balance of such Class (each, a "Certificate Principal Balance") on each Distribution Date (as defined herein). The original Certificate Principal Balances (each, an "Original Certificate Principal Balance") of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5
Certificates and the Class A-6 Certificates are [$__________], [$__________], [$__________], [$__________], [$__________] and [$__________], respectively.

         The Certificates will evidence in the aggregate all of the beneficial ownership interests in a trust fund (the "Trust Fund") consisting primarily of a pool of fixed-rate, closed-end, monthly pay, business and consumer purpose home equity loans secured by first or second lien mortgages or deeds of trust on residential real properties (the "Mortgage Loans") held by [_____] Mortgage Loan Trust [series] (the "Trust"). The Trust will be created pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") among
[__________], as servicer (the "Servicer"), Prudential Securities Secured Financing Corporation, as depositor (the "Depositor"), and [__________], as trustee (the "Trustee"). On the Closing Date (as defined herein) Mortgage Loans (the "Initial Mortgage Loans") having an aggregate Principal Balance (as defined herein) of approximately $__________ (determined as of the Cut-Off Date, defined herein) will be transferred to the Trust Fund. The Pooling and Servicing Agreement provides that additional mortgage loans (the "Subsequent Mortgage Loans") having an aggregate Principal Balance of approximately $__________ (the "Original Pre-Funded Amount") may be purchased by the Trust from the Depositor from time to time on or before [date] from funds deposited in the Pre-Funding Account (as defined herein) on the Closing Date from proceeds of the sale of the Class A Certificates.

         The Seller will cause [__________] (the "Certificate Insurer") to issue a financial guaranty insurance policy (the "Certificate Insurance Policy") for the benefit of the holders of the Class A Certificates (the "Class A Certificateholders") pursuant to which it will guarantee certain payments to the Class A Certificateholders as described herein.

                                     [Logo]

         The Class A Certificates are entitled to priority, relative to the Class R Certificates, in right of distributions on the Mortgage Loans as described herein. See "Description of the Certificates -- Flow of Funds."

         For a discussion of significant matters affecting investment in the Certificates, see "Risk Factors" beginning on page [___] herein and beginning on page [___] in the Prospectus.
                                                  (Cover continued on next page)
--------------------------------------------------------------------------------

THESE SECURITIES DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE  DEPOSITOR,
  THE  ORIGINATORS, THE SELLER, THE  SERVICER, THE  CERTIFICATE  INSURER, THE
    TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THESE SECURITIES
      NOR THE UNDERLYING MORTGAGE LOANS WILL BE INSURED OR GUARANTEED BY
                   ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

THESE SECURITIES  HAVE  NOT  BEEN  APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE  COMMISSION  OR ANY  STATE  SECURITIES  COMMISSION,  NOR  HAS  THE
    SECURITIES AND EXCHANGE  COMMISSION OR ANY STATE  SECURITIES COMMISSION
      PASSED UPON THE ACCURACY OR ADEQUACY OF THIS  PROSPECTUS SUPPLEMENT
        OR THE PROSPECTUS. ANY  REPRESENTATION  TO  THE CONTRARY  IS A
                                CRIMINAL OFFENSE.

      The Class A Certificates will be purchased by Prudential Securities Incorporated (the "Underwriter") from the Depositor and will be offered by the Underwriter from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

      The Class A Certificates will be sold to the public at a price of _____% plus, with respect to the Fixed Rate Certificates, interest from [date]. Proceeds to the Depositor from the sale of the Class A Certificates will be approximately $__________ before deducting expenses payable by the Depositor estimated to be approximately $__________ in the aggregate, and before adding accrued interest. See "Plan of Distribution" in this Prospectus Supplement.

      The Class A Certificates are offered by the Underwriter when, as and if issued, subject to delivery by the Depositor and acceptance by the Underwriter, to prior sale and to withdrawal, cancellation or modification of the offer without notice. It is expected that the Class A Certificates will be available for delivery through the facilities of DTC, CEDEL and Euroclear (each, as defined herein) on or about [date].

                       Prudential Securities Incorporated
[date]

(Cover continued from previous page)

      Distributions in respect of principal and interest will be made on the [___] day of each month or, if the [___] day is not a Business Day (as defined herein), on the next succeeding Business Day, commencing on [date] (each, a "Distribution Date"), to the holders of Certificates (the "Holders" or the "Certificateholders") to the extent described herein. On each Distribution Date, the amount of interest distributed in respect of each Class of Class A Certificates will equal the interest accrued at the applicable Pass-Through Rate on the related Certificate Principal Balance during (x) with respect to the Fixed Rate Certificates, the prior calendar month, and (y) with respect to the Adjustable Rate Certificates, the period from and including each Distribution Date (or, with respect to the [date] Distribution Date, the Closing Date) to and including the day preceding the current Distribution Date, (each such period relating to the accrual of interest, the "Accrual Period" for the related Class of Certificates). Interest will be calculated (x) for the Fixed Rate Certificates, on the basis of a 360-day year consisting of twelve 30-day months, and (y) for the Adjustable Rate Certificates, on the basis of the actual number of days in the related Accrual Period, divided by 360.

The last scheduled Distribution Date for the Class A-1 Certificates is __________, for the Class A-2 Certificates is __________, for the Class A-3 Certificates is __________, for the Class A-4 Certificates is __________, for the Class A-5 Certificates is __________, and for the Class A-6 Certificates is __________ (each such date, a "Final Scheduled Maturity Date"). It is expected that the actual last Distribution Date for each Class of Class A Certificates will occur significantly earlier than such Final Scheduled Maturity Date. If purchased at a price other than par, a Class A Certificate's yield to maturity will be sensitive to the rate and timing of principal payments (including prepayments) on the Mortgage Loans, some of which may be prepaid at any time without penalty. Investors in the Class A Certificates should consider the associated risks, including, in the case of Class A Certificates purchased at a discount (or premium), the risk that a slower (or faster) than anticipated rate of payments in respect of principal (including prepayments) on the Mortgage Loans could result in an actual yield that is lower than anticipated. See "Description of the Certificates -- Flow of Funds" in this Prospectus Supplement and "Prepayment and Yield Considerations" in this Prospectus Supplement and in the Prospectus.

      There is currently no secondary market for the Class A Certificates and there can be no assurance that a secondary market will develop or, if it does develop, that it will provide Certificateholders with liquidity of investment at any particular time or for the life of the Certificates.

      An election will be made to treat the Trust as a real estate mortgage investment conduit (a "REMIC") for federal income tax purposes. As described more fully herein and in the Prospectus, the Class A Certificates will constitute "regular interests" in the REMIC and the Class R Certificates will constitute a "residual interest" in the REMIC. See "Summary Terms of the Certificates -- Federal Income Tax Status" and "Certain Federal Income Tax Considerations" in this Prospectus Supplement and "Certain Federal Income Tax Consequences -- REMIC Securities" in the Prospectus.

      The Class A Certificates described herein represent a class of a separate series of Certificates being offered by the Depositor from time to time pursuant to the Prospectus dated August __, 1998 accompanying this Prospectus Supplement. The Prospectus shall not be considered complete without this Prospectus Supplement. Any prospective investor should not purchase any of the Class A Certificates described herein unless it shall have received the Prospectus and this Prospectus Supplement. The Prospectus contains important information regarding this offering which is not contained herein, and prospective investors are urged to read the Prospectus and this Prospectus Supplement in full.

      CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE MARKET PRICE OF THE CLASS A CERTIFICATES, INCLUDING PURCHASES OF CLASS A CERTIFICATES TO STABILIZE THE MARKET PRICE AND THE IMPOSITION OF BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES SEE "PLAN OF DISTRIBUTION" IN THIS PROSPECTUS SUPPLEMENT.

                          ---------------------------

      Until ninety days from the date of this Prospectus Supplement, all dealers effecting transactions in the Class A Certificates, whether or not participating in this distribution, may be required to deliver this Prospectus Supplement and the Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus Supplement and the Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      In addition to the documents described in the Prospectus under "Incorporation of Certain Information by Reference," the financial statements of the Certificate Insurer included in, or as exhibits to, the following documents, which have been filed with the Securities and Exchange Commission (the
"Commission") by [__________], are hereby incorporated by reference in the Registration Statement (as defined in the accompanying Prospectus) of which this Prospectus Supplement and the Prospectus form a part:

         [insert]

      All financial statements of the Certificate Insurer included in documents filed by Holdings pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Certificates shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing of such documents. Copies of such financial statements shall be provided without charge to any person to whom the Prospectus Supplement is delivered upon written or oral request to the Seller at [address].

      The Seller on behalf of the Trust hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each filing of the Trust's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act and each filing of the financial statements of the Certificate Insurer included in or as an exhibit to the annual report of Holdings filed pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the Certificates offered hereby, and the offering of such Certificates at that time shall be deemed to be the initial bona fide offering thereof.

--------------------------------------------------------------------------------

                        SUMMARY TERMS OF THE CERTIFICATES

      The following is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the Prospectus. Capitalized terms used herein and not otherwise defined herein have the meanings assigned in the Prospectus. See "Index of Significant Prospectus Supplement Definitions" herein and "Index of Significant Definitions" in the Prospectus.

Title of Securities...............[_____] Mortgage Loan Trust [series], Mortgage
                                    Pass-Through  Certificates,  Series [series]
                                    (the "Certificates").

Trust.............................[_____] Mortgage Loan Trust [series],  a trust to be formed under the laws of the State of [New York] (the "Trust").

Depositor.........................Prudential    Securities   Secured   Financing
                                    Corporation  (the  "Depositor").   See  "The
                                    Depositor" in the Prospectus.

Seller............................[_________] (the "Seller").

Originators, Servicer
  and Subservicer.................[__________]   originated   or  purchased  the
                                    Mortgage  Loans  (in  such   capacity,   the
                                    "Originators").  The  Originators  will sell
                                    and assign the Mortgage Loans to the Seller,
                                    and the  Seller  will  sell and  assign  the
                                    Mortgage Loans to the Depositor.  [________]
                                    will act as servicer of the  Mortgage  Loans
                                    (in  such  capacity,   the  "Servicer")  and
                                    [________]  will  act  as  subservicer  with
                                    respect to a portion of the  Mortgage  Loans
                                    (in such capacity,  the "Subservicer").  The
                                    principal   office  of  [__________]  is  at
                                    [address].  The  obligations of the Servicer
                                    with  respect  to the  Certificates  will be
                                    limited   to   its   contractual   servicing
                                    obligations.   See  "The  Originators,   the
                                    Seller and the Servicer" in this  Prospectus
                                    Supplement.

Trustee...........................[__________],  a New York banking  corporation
                                    (the "Trustee").

Certificates Offered..............The  Certificates  will consist of six classes
                                    of  senior   Certificates,   the  Class  A-1
                                    Certificates  (the "Class A-1  Certificates"
                                    or  "Adjustable  Rate  Certificates"),   the
                                    Class  A-2  Certificates   (the  "Class  A-2
                                    Certificates"),  the Class A-3  Certificates
                                    (the  "Class A-3  Certificates"),  the Class
                                    A-4    Certificates    (the    "Class    A-4
                                    Certificates"),  the Class A-5  Certificates
                                    (the "Class A-5 Certificates") and the Class
                                    A-6    Certificates    (the    "Class    A-6
                                    Certificates" or "Lockout Certificates", and
                                    collectively     with    the    Class    A-2
                                    Certificates,  the Class  A-3  Certificates,
                                    the Class A-4 Certificates and the Class A-5
                                    Certificates, the "Fixed Rate Certificates")
                                    and one class of residual Certificates,  the
                                    Class   R   Certificates   (the   "Class   R
                                    Certificates").    Only   the   Fixed   Rate
                                    Certificates   and   the   Adjustable   Rate
                                    Certificates   (together,   the   "Class   A
                                    Certificates") are offered hereby.

Cut-Off Date......................The close of business on  __________  or, with respect to Initial Mortgage Loans originated after __________, the date of origination of such Initial Mortgage Loans (the "Cut-Off Date").

Statistical
  Calculation Date................__________   (the   "Statistical   Calculation
                                    Date").

Closing Date......................On or about [date] (the "Closing Date").

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

First Distribution Date...........[date]. Distributions on the Certificates will be made on the [___] day of each month (or, if such [___] day is not a Business Day, on the next succeeding Business Day) (each, a "Distribution Date").

Record Date.......................All   distributions,   other  than  the  final
                                    distribution  on the  Certificates,  will be
                                    made by or on behalf of the  Trustee  to the
                                    persons in whose names the  Certificates are
                                    registered  at the close of  business on (x)
                                    with respect to the Fixed Rate Certificates,
                                    the last Business Day of the month preceding
                                    the month in which the related  Distribution
                                    Date  occurs  and (y)  with  respect  to the
                                    Adjustable Rate  Certificates,  the Business
                                    Day   immediately   preceding   the  related
                                    Distribution   Date  (each  such  date,  the
                                    "Record Date" for the related Class of Certificates).

Description of Certificates.......The  Certificates  will  represent  the entire beneficial  ownership  interest  in a  trust
                                    fund (the "Trust  Fund").  The assets of the
                                    Trust Fund will consist  primarily of a pool
                                    of Mortgage Loans (the "Mortgage Pool"). The
                                    Mortgage  Loans  transferred to the Trust on
                                    the  Closing  Date  are  referred  to as the
                                    "Initial  Mortgage  Loans" and the  Mortgage
                                    Loans  transferred  on a date  subsequent to
                                    the  Closing  Date but prior to  [date]  are
                                    referred  to  as  the  "Subsequent  Mortgage
                                    Loans."  See  "The  Mortgage  Pool"  in this
                                    Prospectus  Supplement.  The  Trust  will be
                                    formed,  the Trust Fund will be  transferred
                                    to the Trust, and the  Certificates  will be
                                    issued pursuant to the Pooling and Servicing
                                    Agreement.  In  addition,  the  Seller  will
                                    cause    [__________]    (the   "Certificate
                                    Insurer") to issue a financial guaranty insurance policy (the "Certificate Insurance Policy") for the benefit of the Class A Certificateholders, pursuant to which it will guarantee certain payments to the Class A Certificateholders as described herein.

                                  Book-Entry Form. The Class A Certificates  are
                                    sometimes  referred  to in  this  Prospectus
                                    Supplement as "Book-Entry  Certificates." No
                                    person   acquiring   an   interest   in  the
                                    Book-Entry   Certificates   (a   "Beneficial
                                    Owner")   will  be  entitled  to  receive  a
                                    definitive  certificate   representing  such
                                    person's  interest in the Trust Fund, except
                                    under the  limited  circumstances  described
                                    herein.    The    Book-Entry    Certificates
                                    initially  will be  represented  by a single
                                    certificate registered in the name of Cede &
                                    Co.   ("Cede")   as  the   nominee   of  The
                                    Depository Trust Company ("DTC"), which will
                                    be the  "Holder" or  "Certificateholder"  of
                                    such  Certificates,  as such  terms are used
                                    herein.  The rights of Beneficial Owners may
                                    only  be  exercised   through  DTC  and  its
                                    participating   organizations,   except   as
                                    otherwise specified herein. See "Description
                                    of     the     Certificates     --Book-Entry
                                    Registration"    and    "   --    Definitive
                                    Certificates" in this Prospectus Supplement.

Denominations.....................The Class  A  Certificates  initially  will be
                                    issued  in  book-entry   form   ("Book-Entry
                                    Certificates"),  in  denominations of $1,000
                                    original  certificate  principal balance and
                                    integral   multiples  of  $1,000  in  excess
                                    thereof (except for one Certificate in each Class which may be issued in a lesser amount).

The Mortgage  Pool................The Mortgage Loans to be included in the Trust
                                    Fund   will   be    primarily    fixed-rate,
                                    closed-end,   monthly   pay,   business  and
                                    consumer  purpose home equity loans  secured
                                    by first  or  second  mortgages  or deeds of
                                    trust (the  "Mortgages") on residential real
                                    properties (the "Mortgaged Properties"). The
                                    Mortgage Loans have original terms to stated
                                    maturity  ranging  from  ___  months  to ___
                                    months  and  have  an  aggregate   Principal
                                    Balance  as of the  Statistical  Calculation
                                    Date, after  application of all payments due
                                    on or before __________, of $__________ (the
                                    "Statistical   Calculation   Date  Aggregate
                                    Principal Balance"). Unless otherwise noted,
                                    all   statistical    percentages   in   this
                                    Prospectus Supplement are approximate and measured by the aggregate Principal Balances of the applicable Mortgage

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                                      S-4
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                                    Loans  in  relation   to   the   Statistical
                                    Calculation    Date   Aggregate    Principal
                                    Balance,  in each case as of the Statistical
                                    Calculation Date.

                                    The due dates for  monthly  payments  on the
                                    Mortgage  Loans  occur  throughout  a month,
                                    with  _____%  occurring  on the first day of
                                    each month (each,  a "Due  Date").  See "The
                                    Mortgage  Pool" herein.  The majority of the
                                    business purpose loans have a prepayment fee
                                    clause.    Such   prepayment   fee   clauses
                                    generally provide that the mortgagor pay one
                                    or more of the following: (i) a fee equal to
                                    a percentage  of the  outstanding  principal
                                    balance   of   the   Mortgage   Loan,   such
                                    percentage  having  been  negotiated  at the
                                    time of  origination,  (ii) a fee  which  is
                                    designed to allow the holder of the Mortgage
                                    Note to earn  interest on the Mortgage  Loan
                                    as if the Mortgage Loan remained outstanding
                                    until a designated point in time, or (iii) a
                                    fee equal to the amount of  interest  on the
                                    outstanding   principal   balance   of   the
                                    Mortgage Loan calculated  pursuant to a Rule
                                    of 78's calculation, which has the effect of
                                    requiring  the  mortgagor  to pay a  greater
                                    amount of interest than would be required to
                                    be  paid   if  the   actuarial   method   of
                                    calculating   interest  was  utilized.   See
                                    "Certain Legal Aspects of the Mortgage Loans and Contracts -- The Mortgage Loans" in the Prospectus.

                                    The  Mortgage  Loans  were  underwritten  in
                                    accordance with the  underwriting  standards
                                    described  in  this  Prospectus   Supplement
                                    under "The  Originators,  the Seller and the
                                    Servicer."  Approximately _____%, _____% and
                                    _____% of the Mortgage  Loans by Statistical
                                    Calculation Date Aggregate Principal Balance
                                    are secured by Mortgaged  Properties located
                                    in __________,  __________  and  __________,
                                    respectively.    See   "Risk    Factors   --
                                    Geographic Concentration" in this Prospectus
                                    Supplement.

                                    The   Subsequent   Mortgage   Loans   to  be
                                    purchased by the Trust,  if available,  will
                                    be    originated   or   purchased   by   the
                                    Originators,  sold by the Originators to the
                                    Seller,  sold by the Seller to the Depositor
                                    and then sold by the Depositor to the Trust.
                                    The Pooling  and  Servicing  Agreement  will
                                    provide that the Subsequent  Mortgage Loans,
                                    as  well  as  all  of  the  Mortgage   Loans
                                    following the conveyance of such  Subsequent
                                    Mortgage Loans to the Trust, must conform to
                                    certain specified characteristics.  See "The
                                    Mortgage  Pool  --Conveyance  of  Subsequent
                                    Mortgage    Loans"   in   this    Prospectus
                                    Supplement.

                                    The Trust will be  obligated to purchase the
                                    Subsequent  Mortgage Loans from time to time
                                    on  or  before   [date],   subject   to  the
                                    availability  thereof.  In  connection  with
                                    each purchase of Subsequent  Mortgage Loans,
                                    the  Trust  will be  required  to pay to the
                                    Depositor a cash  purchase  price of 100% of
                                    the  aggregate  Principal  Balance  of  such
                                    Subsequent    Mortgage    Loans   from   the
                                    Pre-Funding  Account.  Under the Pooling and
                                    Servicing  Agreement,  the Depositor will be
                                    obligated to sell Subsequent  Mortgage Loans
                                    to  the  Trust   and  the   Trust   will  be
                                    obligated,  subject to the  satisfaction  of
                                    certain  conditions   described  herein,  to
                                    purchase such Subsequent Mortgage Loans. The
                                    Depositor  will  designate as a cut-off date
                                    (each,  a  "Subsequent  Cut-Off  Date")  the
                                    first  day  of  the  month  in  which   such
                                    Subsequent  Mortgage  Loans will be conveyed
                                    by the  Depositor  to  the  Trust  (each,  a
                                    "Subsequent Transfer Date") occurring during
                                    the Pre-Funding  Period (as defined herein).
                                    The  Trust  may  purchase   the   Subsequent
                                    Mortgage Loans only from the Depositor and not from any other person. See "The Mortgage Pool -- Conveyance of Subsequent Mortgage Loans" in this Prospectus Supplement.

Class A-1 Original Certificate
  Principal Balance...............[$__________]   (the   "Class   A-1   Original
                                    Certificate Principal Balance").

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                                      S-5
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Class A-2 Original Certificate
  Principal Balance...............[$__________]   (the   "Class   A-2   Original
                                    Certificate Principal Balance").

Class A-3 Original Certificate
  Principal Balance...............[$__________]   (the   "Class   A-3   Original
                                    Certificate Principal Balance").

Class A-4 Original Certificate
  Principal Balance...............[$__________]   (the   "Class   A-4   Original
                                    Certificate Principal Balance").

Class A-5 Original Certificate
  Principal Balance...............[$__________]   (the   "Class   A-5   Original
                                    Certificate Principal Balance").

Class A-6 Original Certificate
  Principal Balance...............[$__________]   (the   "Class   A-6   Original
                                    Certificate Principal Balance").

Class A-1
  Pass-Through Rate...............On each  Distribution  Date, the lesser of (i)
                                    the  London   Interbank   offered  rate  for
                                    one-month   United  States  dollar  deposits
                                    ("LIBOR")  (calculated  as  described  under
                                    "Description              of             the
                                    Certificates--Calculation  of  LIBOR") as of
                                    the fifth to last  business day prior to the
                                    immediately preceding Distribution Date (or,
                                    in the case of the [date] Distribution Date,
                                    as of the  second to the last  business  day
                                    prior to the  Closing  Date) plus _____% per
                                    annum  and (ii)  the  weighted  average  net
                                    Mortgage  Interest Rate (i.e.,  the weighted
                                    average   Mortgage   Interest  Rate  on  the
                                    Mortgage Loans less the sum of the per annum
                                    rates  at  which  the  Servicing  Fees,  the
                                    Trustee  Fees  and the  Certificate  Insurer
                                    premium  amounts  are  calculated)  for such
                                    Distribution   Date  (the  "Available  Funds
                                    Pass-Through Rate") (such lesser amount, the "Class A-1 Pass-Through Rate").

Class A-2
  Pass-Through Rate...............[___%] per annum (the "Class A-2  Pass-Through
                                    Rate").

Class A-3
  Pass-Through Rate...............[___%] per annum (the "Class A-3  Pass-Through
                                    Rate").

Class A-4
  Pass-Through Rate...............[___%] per annum (the "Class A-4  Pass-Through
                                    Rate").

Class A-5
  Pass-Through Rate...............[___%] per annum (the "Class A-5  Pass-Through
                                    Rate").

Class A-6
  Pass-Through Rate...............[___%] per annum (the "Class A-6  Pass-Through
                                    Rate").

Distributions, Generally..........Distributions on the Certificates will be made on each  Distribution  Date  to the  related
                                    Holders of record. Distributions to a Holder
                                    will  be  made  in an  amount  equal  to the
                                    product of such Holder's Percentage Interest
                                    (as   defined   herein)   and   the   amount
                                    distributed  in  respect  of  such  Holder's
                                    Class of Certificates  on such  Distribution
                                    Date.

                                    The "Percentage Interest" represented by any
                                    Certificate  will be equal to the percentage
                                    obtained    by   dividing    the    Original
                                    Certificate   Principal   Balance   of  such
                                    Certificate  by  the  Original   Certificate
                                    Principal Balance of all Certificates of the
                                    same  Class.  The   "Certificate   Principal
                                    Balance" of any Certificate is equal to the Original Certificate Principal Balance of such Certificate less any

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                                      S-6
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                                    amounts actually  distributed  to the Holder
                                    of such Certificate on account of principal.

                                    The Class A Distribution  Amount (as defined
                                    herein) for each  Distribution  Date (to the
                                    extent funds are available  therefor)  shall
                                    be allocated  among the Class A Certificates
                                    in  the   following   amounts   and  in  the
                                    following order of priority:

                                    (i) First, to the Holders of each Class of Class A Certificates, the Class A Interest Distribution Amount (as defined below under the heading "Distributions of Interest") on a pro rata basis without any priority among the Classes of Class A Certificates.

                                    (ii)  Second,  to the Holders of the Class A
                                    Certificates,    the   Class   A   Principal
                                    Distribution  Amount (as defined below under
                                    the heading  "Distributions  of  Principal")
                                    shall be distributed in the following order:
                                    (A)  to  the   Holders   of  the  Class  A-6
                                    Certificates,  to the extent of the least of
                                    (x)  the  Class  A  Principal   Distribution
                                    Amount,   (y)  the  Class  A-6   Certificate
                                    Principal Balance  immediately prior to such
                                    Distribution  Date,  and (z) the  Class  A-6
                                    Lockout   Distribution  Amount  (as  defined
                                    herein), (B) to the Holders of the Class A-1
                                    Certificates,    until    the    Certificate
                                    Principal   Balance   of   the   Class   A-1
                                    Certificates  is reduced to zero; (C) to the
                                    Holders of the Class A-2 Certificates, until
                                    the  Certificate  Principal  Balance  of the
                                    Class A-2  Certificates  is reduced to zero;
                                    (D)  to  the   Holders   of  the  Class  A-3
                                    Certificates,    until    the    Certificate
                                    Principal   Balance   of   the   Class   A-3
                                    Certificates  is reduced to zero; (E) to the
                                    Holders of the Class A-4 Certificates, until
                                    the  Certificate  Principal  Balance  of the
                                    Class A-4  Certificates  is reduced to zero;
                                    (F)  to  the   Holders   of  the  Class  A-5
                                    Certificates,    until    the    Certificate
                                    Principal   Balance   of   the   Class   A-5
                                    Certificates is reduced to zero; and (G) to the Holders of the Class A-6 Certificates, until the Certificate Principal Balance of the Class A-6 Certificates is reduced to zero.

                                    The "Class A-6 Lockout  Distribution Amount"
                                    for  any  Distribution   Date  will  be  the
                                    product  of (i)  the  applicable  Class  A-6
                                    Lockout  Percentage  for  such  Distribution
                                    Date (as set forth below) and (ii) the Class
                                    A-6 Lockout Pro-Rata Distribution Amount (as defined herein) for such Distribution Date. The "Class A-6 Lockout Percentage" for each Distribution Date shall be as follows:

                                                                  Class A-6
                                         Distribution Date    Lockout Percentage
                                         -----------------    ------------------
                                                                          %
                                                                          %
                                                                          %
                                                                          %
                                                                          %

                                    The "Class A-6 Lockout Pro Rata Distribution
                                    Amount" for any Distribution Date will be an
                                    amount   equal  to  the  product  of  (x)  a
                                    fraction,  the  numerator  of  which  is the
                                    Class  A-6  Certificate   Principal  Balance
                                    immediately  prior to such Distribution Date
                                    and  the   denominator   of   which  is  the
                                    aggregate  of  the  Class  A-1   Certificate
                                    Principal Balance, the Class A-2 Certificate
                                    Principal Balance, the Class A-3 Certificate
                                    Principal Balance, the Class A-4 Certificate
                                    Principal Balance, the Class A-5 Certificate
                                    Principal   Balance   and  the   Class   A-6
                                    Certificate Principal Balance (collectively,
                                    the   "Class   A    Certificate    Principal
                                    Balance"), in each case immediately prior to
                                    such Distribution  Date, and (y) the Class A
                                    Principal   Distribution   Amount  for  such
                                    Distribution Date.

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                                      S-7
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                                    During   certain   periods,   no   principal
                                    payments  or  a   disproportionately   small
                                    portion    of   the   Class   A    Principal
                                    Distribution  Amount will be  distributed on
                                    the  Lockout  Certificates.  During  certain
                                    other periods,  a  disproportionately  large
                                    portion    of   the   Class   A    Principal
                                    Distribution  Amount will be  distributed on
                                    the   Lockout   Certificates.   Unless   the
                                    Certificate Principal Balance of the Class A
                                    Certificates   (other   than   the   Lockout
                                    Certificates)  have been  reduced to zero or
                                    unused   Pre-Funding   Account   moneys  are
                                    distributed  to the  Holders  of the Class A
                                    Certificates   as  described   herein,   the
                                    Lockout Certificates will not be entitled to
                                    receive  any   distributions   of  principal
                                    payments prior to the  Distribution  Date in
                                    __________.

Distributions of Interest.........Interest  will accrue on each Class of Class A
                                    Certificates at the applicable  Pass-Through
                                    Rate on the  related  Certificate  Principal
                                    Balance  during the related  Accrual  Period
                                    (such interest, the "Current Interest"). The
                                    amount of interest payable will generally be
                                    equal to the sum of the Current Interest for
                                    each  Class,  reduced by an amount  equal to
                                    the  aggregate  of the  Prepayment  Interest
                                    Shortfalls (as defined herein) and the Civil
                                    Relief Act Interest  Shortfalls  (as defined
                                    herein)   (together,   the  "Mortgage   Loan
                                    Interest  Shortfalls"),  if  any,  for  such
                                    Distribution   Date,   to  the  extent  such
                                    Mortgage  Loan Interest  Shortfalls  are not
                                    paid  by  the   Servicer   as   Compensating
                                    Interest (as defined herein).  Mortgage Loan
                                    Interest  Shortfalls  will not be covered by
                                    or under the Certificate  Insurance  Policy.
                                    The amount of interest (as described  above)
                                    payable   with   respect   to  the  Class  A
                                    Certificates on any Distribution  Date, plus
                                    any related Carry-Forward Amount (as defined
                                    herein),  constitutes  the "Class A Interest
                                    Distribution    Amount"    and    shall   be
                                    distributable,   to   the   extent   of  the
                                    Available  Amount,  less Trustee's  Fees, on
                                    the   related    Distribution    Date.   See
                                    "Description of the Certificates" in this Prospectus Supplement.

Distributions of Principal........The following discussion makes use of a number
                                    of   terms   which   are    defined    under
                                    "Description   of   the    Certificates   --
                                    Overcollateralization  Provisions"  in  this
                                    Prospectus Supplement.

                                    The  Holders  of  the  Classes  of  Class  A
                                    Certificates   then   entitled   to  receive
                                    principal, are entitled to receive certain monthly distributions of principal on each Distribution Date which generally reflect collections of principal during the related Due Period. The Certificate Insurance Policy only guarantees the amount by which the sum of the Insured Distribution Amount exceeds the Available Amount, less Trustee's Fees (after taking into account the portion of the Class A Principal Distribution Amount to actually be distributed on such Distribution Date, without regard to any Insured Payment to be made with respect to such Distribution
                                    Date) as more fully described herein under "The Certificate Insurance Policy" in this Prospectus Supplement.

                                    The  subordination  provisions  of the Trust
                                    result  in a  limited  acceleration  of  the
                                    principal  payments  to the  Holders  of the
                                    Class of Class A Certificates  then entitled
                                    to   receive   principal,   as  more   fully
                                    described   under    "Description   of   the
                                    Certificates    --     Overcollateralization
                                    Provisions" in this  Prospectus  Supplement.
                                    Such   subordination   provisions  have  the
                                    effect of  shortening  the weighted  average
                                    lives  of  the  Class  A   Certificates   by
                                    increasing  the rate at which  principal  is
                                    distributed      to     the      Class     A
                                    Certificateholders.   See   "Prepayment  and
                                    Yield  Considerations"  in  this  Prospectus
                                    Supplement and in the Prospectus.

                                    The  Class A  Certificates  (other  than the
                                    Class A-6 Certificates) are "sequential pay"
                                    in  that  the   Holders  of  the  Class  A-5
                                    Certificates will receive no payments of principal until the Certificate Principal Balance of the Class A-4 Certificates

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                                      S-8
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                                    has been reduced to zero, the Holders of the
                                    Class  A-4  Certificates   will  receive  no
                                    payments of principal  until the Certificate
                                    Principal   Balance   of   the   Class   A-3
                                    Certificates is reduced to zero, the Holders
                                    of the Class A-3  Certificates  will receive
                                    no   payments   of   principal   until   the
                                    Certificate  Principal  Balance of the Class
                                    A-2  Certificates  has been  reduced to zero
                                    and   the   Holders   of   the   Class   A-2
                                    Certificates  will  receive no  payments  of
                                    principal  until the  Certificate  Principal
                                    Balance  of the Class A-1  Certificates  has
                                    been  reduced  to zero;  provided,  however,
                                    that, to the extent funds in the Pre-Funding
                                    Account are not used to purchase  Subsequent
                                    Mortgage Loans by [date], such funds will be
                                    distributed  to the  Holders  of the Class A
                                    Certificates  pro rata,  as  principal.  The
                                    Holders  of the Class A-6  Certificates  are
                                    entitled  to  receive  on each  Distribution
                                    Date,  in respect of  principal,  payment of
                                    the Class A-6  Lockout  Distribution  Amount
                                    for  such  Distribution  Date to the  extent
                                    such Class A-6 Lockout  Distribution  Amount
                                    does not  exceed  the  lesser of the Class A
                                    Principal   Distribution   Amount   or   the
                                    remaining  Class A-6  Certificate  Principal
                                    Balance   for   such   Distribution    Date;
                                    provided,  that if on any Distribution  Date
                                    the Class A-5 Certificate  Principal Balance
                                    is zero, the Class A-6 Certificates  will be
                                    entitled  to  receive  the  entire  Class  A
                                    Principal   Distribution   Amount  for  such
                                    Distribution Date, up to the remaining Class
                                    A-6 Certificate Principal Balance.

                                  Class A Principal Distribution Amount

                                    The "Class A Principal Distribution Amount" for any Distribution Date will be the lesser of:

                                  (a) the excess of (i) the sum, as of such Distribution Date, of (A) the Available Amount and (B) any Insured Payment over
                                       (ii)  the  sum of the  Class  A  Interest
                                       Distribution Amount, the Trustee's Fees and the Reimbursement Amount; and

                                  (b) the sum, without duplication, of:

                                         (i)   all  principal  in respect of the
                                               Mortgage Loans actually collected
                                               during   the    calendar    month
                                               preceding the  Distribution  Date
                                               (the "Due Period"),

                                        (ii)   the  Principal  Balance  of  each
                                               Mortgage  Loan  that  either  was
                                               repurchased  by the  Seller or by
                                               the Depositor or purchased by the
                                               Servicer     on    the    related
                                               Distribution  Date, to the extent
                                               such    Principal    Balance   is
                                               actually received by the Trustee,

                                       (iii)   any   Substitution    Adjustments
                                               delivered by the Depositor on the
                                               related   Distribution   Date  in
                                               connection with a substitution of
                                               a  Mortgage  Loan,  to the extent
                                               such Substitution Adjustments are
                                               actually received by the Trustee,

                                        (iv)   the  Net   Liquidation   Proceeds
                                               actually    collected    by   the
                                               Servicer  of all  Mortgage  Loans
                                               during the prior  calendar  month
                                               (to   the    extent    such   Net
                                               Liquidation  Proceeds  relate  to
                                               principal),

                                         (v)   with  respect  to the  __________
                                               Distribution     Date,     moneys
                                               released  from  the   Pre-Funding
                                               Account,  if any,  on [date]  (to
                                               the  extent  such  funds are less
                                               than   ___%   of  the   aggregate
                                               Principal Balance of the Mortgage
                                               Loans in the Trust on such date),

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                                      S-9
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                                        (vi)   the amount  of any  Subordination
                                               Deficit for   such   Distribution
                                               Date,

                                       (vii)   the  proceeds   received  by  the
                                               Trustee on any termination of the
                                               Trust   (to   the   extent   such
                                               proceeds  relate  to  principal),
                                               and

                                      (viii)   the  amount of any  Subordination
                                               Increase    Amount    for    such
                                               Distribution  Date, to the extent
                                               of   any   Net   Monthly   Excess
                                               Cashflow   available   for   such
                                               purpose;

                                                       minus

                                        (ix)   the  amount of any  Subordination
                                               Reduction    Amount    for   such
                                               Distribution Date.

                                    In no  event  will  the  Class  A  Principal
                                    Distribution Amount with respect to any Distribution Date be (x) less than zero or
                                    (y) greater than the then outstanding  Class
                                    A Certificate Principal Balance.

                                  Class A Distribution Amount

                                    With respect to any  Distribution  Date, the
                                    sum of the  Class  A  Interest  Distribution
                                    Amount    and   the   Class   A    Principal
                                    Distribution   Amount   is  the   "Class   A
                                    Distribution  Amount" for such  Distribution
                                    Date.

                                  Insured Distribution Amount

                                    With respect to any  Distribution  Date, the
                                    sum of (i) the Class A Interest Distribution
                                    Amount, (ii) the amount of the Subordination
                                    Deficit,   if  any,  with  respect  to  such
                                    Distribution Date, and (iii) with respect to
                                    the  Distribution  Date  which  is  a  Final
                                    Scheduled  Maturity  Date,  the  outstanding
                                    Certificate   Principal   Balance   for  the
                                    related Class of Class A Certificates, is the "Insured Distribution Amount" for such Distribution Date. The "Insured Payment" for a Distribution Date will equal the amount by which the Insured Distribution Amount with respect to such Distribution Date exceeds the Available Amount, less the Trustee's Fees, for such Distribution Date.

                                    The   "Carry-Forward   Amount"   as  of  any
                                    Distribution  Date equals the sum of (a) the
                                    amount,  if any,  by which  (i) the  Class A
                                    Interest   Distribution  Amount  as  of  the
                                    immediately   preceding   Distribution  Date
                                    exceeded    (ii)   the    amount    actually
                                    distributed      to     the      Class     A
                                    Certificateholders on such Distribution Date
                                    on  account  of  interest  and (b)  30-days'
                                    interest  on  such  amount  at the  weighted
                                    average  Pass-Through  Rate (weighted by the
                                    related  aggregate   Certificate   Principal
                                    Balance  of  each  Class)  of  the  Class  A
                                    Certificates  (the "Weighted Average Class A
                                    Pass-Through  Rate").  See  "Description  of
                                    Certificates    --Distributions"   in   this
                                    Prospectus Supplement.

                                    A "Liquidated Mortgage Loan" is, in general,
                                    a  defaulted  Mortgage  Loan as to which the
                                    Servicer  has  determined  that all  amounts
                                    that it expects to recover on such  Mortgage
                                    Loan have been  recovered  (exclusive of any
                                    possibility of a deficiency  judgment).  Any
                                    loss  on  a  Liquidated   Mortgage  Loan  (a
                                    "Liquidated  Loan  Loss")  may or may not be
                                    recovered  by the  Holders  of the  Class  A
                                    Certificates on the Distribution  Date which
                                    immediately   follows  the  event  of  loss.
                                    However,   the   Holders   of  the  Class  A
                                    Certificates   are   entitled   to   receive
                                    ultimate   recovery   with  respect  to  any
                                    Liquidated Loan Losses which occur,  receipt
                                    of  which   will  be  no   later   than  the
                                    Distribution   Date  occurring   after  such

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                                      S-10
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                                    Liquidated Loan Loss creates a Subordination
                                    Deficit (as described  below).  Such payment
                                    will be in the form of an Insured Payment if
                                    not  covered   through  Net  Monthly  Excess
                                    Cashflow.

                                    Insured  Payments do not include  Liquidated
                                    Loan   Losses   until   such  time  as  such
                                    aggregate, cumulative Liquidated Loan Losses
                                    have   created  a   Subordination   Deficit;
                                    provided,   however,  that  the  Certificate
                                    Insurer is  permitted,  at its sole  option,
                                    but not required, to pay any Liquidated Loan
                                    Losses in  accordance  with the  Certificate
                                    Insurance Policy. A "Subordination  Deficit"
                                    as of any Distribution  Date, is the amount,
                                    if any, by which (a) the Class A Certificate
                                    Principal Balance, after taking into account
                                    the   payment  of  the  Class  A   Principal
                                    Distribution Amount on such date (except for any payment to be made as to principal from the proceeds of the Certificate Insurance Policy) exceeds (b) the aggregate Principal Balance of the Mortgage Loans determined as of the end of the immediately preceding Due Period.

                                    The "Principal Balance" of any Mortgage Loan
                                    as of  any  date  of  determination  is  the
                                    outstanding   principal   balance   of  such
                                    Mortgage   Loan   as   of   such   date   of
                                    determination   after   giving   effect   to
                                    prepayments received prior to the end of the related Due Period and Deficient Valuations incurred prior to the related Due Date. The Principal Balance of a Mortgage Loan which becomes a Liquidated Mortgage Loan on or prior to the related Due Date shall be zero.

Pre-Funding Account...............On the Closing  Date, the Trustee will deposit the Original Pre-Funded Amount in an account
                                    held in the name of the Trustee on behalf of
                                    the Trust (the "Pre-Funding Account").  Such
                                    Original  Pre-Funded  Amount  will be funded
                                    from the sale of the  Class A  Certificates,
                                    and  may  be  used  to  acquire   Subsequent
                                    Mortgage   Loans   during  the  period  (the
                                    "Pre-Funding  Period") from the Closing Date
                                    until the  earliest of (i) the date on which
                                    the  amount on  deposit  in the  Pre-Funding
                                    Account is less than  $__________,  (ii) the
                                    date on which an  Event  of  Default  occurs
                                    under the terms of the Pooling and Servicing
                                    Agreement,  or (iii)  [date].  The amount on
                                    deposit in the  Pre-Funding  Account will be
                                    reduced during the Pre-Funding Period by the
                                    amount  thereof used to purchase  Subsequent
                                    Mortgage Loans in accordance  with the terms
                                    of the Pooling and Servicing Agreement.  The
                                    Depositor    expects   that   the   Original
                                    Pre-Funded  Amount  will be  reduced to less
                                    than  $__________  by [date].  To the extent
                                    funds  in the  Pre-Funding  Account  are not
                                    expected to be used to  purchase  Subsequent
                                    Mortgage Loans by [date], such funds will be
                                    used to prepay the  principal of the Class A
                                    Certificates,  pro rata,  on the  __________
                                    Distribution  Date.  In the  event  that the
                                    funds remaining in the  Pre-Funding  Account
                                    on [date] (i) exceed  ___% of the  aggregate
                                    Principal  Balance of the Mortgage  Loans in
                                    the Trust on such  date,  such funds will be
                                    used to prepay the  principal of the Class A
                                    Certificates,   pro   rata,   in  a  special
                                    distribution  on such date, or (ii) are less
                                    than ___% of the aggregate Principal Balance
                                    of the  Mortgage  Loans in the Trust on such
                                    date,  such  funds  will be  distributed  in
                                    accordance   with  the   provisions  of  the
                                    Pooling   and   Servicing   Agreement.   The
                                    Pre-Funding Account will not be an asset of the REMIC.

Capitalized Interest
  Account.........................On the Closing  Date,   the  Trustee  will  be
                                    required   to   deposit  a  portion  of  the
                                    proceeds   of  the  sale  of  the   Class  A
                                    Certificates in an account (the "Capitalized
                                    Interest  Account")  held in the name of the
                                    Trustee on behalf of the  Trust.  The amount
                                    deposited   therein   will   be   used,   as
                                    necessary,   by  the   Trustee   during  the
                                    Pre-Funding  Period  to fund  the  aggregate
                                    amount  of  interest   accruing  during  the
                                    related   Accrual  Period  at  the  Weighted
                                    Average  Class  A  Pass-Through  Rate on the
                                    amount  by  which  the  Class A  Certificate
                                    Principal   Balance  exceeds  the

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                                      S-11
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                                    aggregate Principal Balance of the  Mortgage
                                    Loans in the Trust. Any amounts remaining in the Capitalized Interest Account on the Distribution Date which follows the end of the Pre-Funding Period and not used for such purposes are required to be paid directly to the Seller on such Distribution Date. The Capitalized Interest Account will not be an asset of the REMIC.

Credit Enhancement................The  credit   enhancement   provided  for  the
                                    benefit of the Class A Certificateholders consists solely of (a) overcollateralization and (b) the Certificate Insurance Policy.

                                  Overcollateralization.

                                    On the  Closing  Date,  the Trust will issue
                                    Class  A  Certificates   with  an  aggregate
                                    Original Certificate Principal Balance which
                                    is  approximately  ___% less than the sum of
                                    the  aggregate   Principal  Balance  of  the
                                    Initial  Mortgage  Loans  and  the  Original
                                    Pre-Funded  Amount,   resulting  in  initial
                                    overcollateralization. Overcollateralization
                                    is  increased  in the  early  months  of the
                                    transaction  pursuant  to the  subordination
                                    provisions of the Trust which, starting with
                                    the __________  Distribution Date, may cause
                                    a  limited   acceleration  of  the  Class  A
                                    Certificates relative to the amortization of
                                    the   Mortgage   Loans.    The   accelerated
                                    amortization results from the application of
                                    certain  excess  interest  to the payment of
                                    principal   on  the   Classes   of  Class  A
                                    Certificates   then   entitled   to  receive
                                    principal.   Once  the  required   level  of
                                    overcollateralization    is   reached,   and
                                    subject to the provisions described in the next paragraph, the acceleration feature will cease, unless necessary to maintain the required level of overcollateralization.

                                    The Pooling and Servicing Agreement provides
                                    that,  subject to certain trigger tests, the
                                    required level of overcollateralization  may
                                    increase or decrease  over time. An increase
                                    would  result  in  a  temporary   period  of
                                    accelerated  amortization  of  the  Class  A
                                    Certificates to increase the actual level of
                                    overcollateralization to its required level;
                                    a  decrease  would  result  in  a  temporary
                                    period of decelerated amortization to reduce
                                    the actual level of overcollateralization to
                                    its required level.  See "Description of the
                                    Certificates         --Overcollateralization
                                    Provisions" in this Prospectus Supplement.

                                  The Certificate Insurance Policy.

                                    The Class A Certificateholders will have the
                                    benefit of the Certificate Insurance Policy,
                                    discussed more fully below.  The Certificate
                                    Insurance Policy does not insure the payment
                                    of Mortgage  Loan Interest  Shortfalls.  See
                                    "The Certificate  Insurance Policy" and "The
                                    Certificate   Insurer"  in  this  Prospectus
                                    Supplement  and  "Credit  Support  --  Other
                                    Credit Enhancement" in the Prospectus.

The Certificate Insurer...........[__________] (the "Certificate  Insurer") is a
                                    New York monoline  insurance company engaged
                                    in  the   business   of  writing   financial
                                    guaranty  insurance,  principally in respect
                                    of   securities   offered  in  domestic  and
                                    foreign markets.  The Certificate  Insurer's
                                    claims-paying  ability  is rated  "[___]" by
                                    [__________]   ("[___]")   and   "[___]"  by
                                    [__________]   ("[___]"),   [___]  Investors
                                    Service,  L.P.  ("[___]"),   __________  and
                                    [__________]. See "The Certificate Insurance
                                    Policy" and "The Certificate Insurer" in this Prospectus Supplement.

The Certificate Insurance
  Policy..........................The   Certificate   Insurer   will  issue  the
                                    Certificate Insurance Policy with respect to
                                    the Class A Certificates,  pursuant to which
                                    it  will  irrevocably  and   unconditionally
                                    guaranty payment on each Distribution Date of Insured

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                                      S-12
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                                    Payments  to the  Trustee for the benefit of
                                    the Holders of the Class A Certificates.  On
                                    any   Distribution   Date,  the  Certificate
                                    Insurer  will  generally be required to make
                                    available to the Trustee the amount, if any,
                                    by which  the  Insured  Distribution  Amount
                                    exceeds  the  Available  Amount,   less  the
                                    Trustee's  Fees  (in  each  case  as of  the
                                    related Distribution Date). See "Description
                                    of the Certificates -- Overcollateralization
                                    Provisions" in this  Prospectus  Supplement.
                                    The  Certificate  Insurance  Policy does not
                                    guarantee  the  Class  A  Certificates   any
                                    specified rate of prepayments. Mortgage Loan
                                    Interest Shortfalls will not be covered under the Certificate Insurance Policy. A payment by the Certificate Insurer under the Certificate Insurance Policy is referred to herein as an "Insured Payment."

                                    So long as there does not exist a failure by
                                    the  Certificate  Insurer to make a required
                                    payment  under  the  Certificate   Insurance
                                    Policy (such event, a  "Certificate  Insurer
                                    Default"),  the  Certificate  Insurer  shall
                                    have the right to exercise all rights of the
                                    Holders  of the Class A  Certificates  under
                                    the Pooling and Servicing  Agreement without
                                    any  consent  of  such  Holders,   and  such
                                    Holders may exercise such rights only with the prior written consent of the Certificate Insurer, except as provided in the Pooling and Servicing Agreement. In addition, the Certificate Insurer will be entitled to reimbursement for all Insured Payments.

Servicing of the Mortgage
  Loans...........................The Servicer  will be obligated to service and administer  the Mortgage Loans in accordance
                                    with the Pooling and Servicing Agreement and
                                    to cause the  Mortgage  Loans to be serviced
                                    with the same care as it customarily employs
                                    in  servicing  and  administering   mortgage
                                    loans  for its own  account,  in  accordance
                                    with accepted mortgage  servicing  practices
                                    of prudent lending institutions,  and giving
                                    due   consideration   to   the   Certificate
                                    Insurer's   and   the    Certificateholders'
                                    reliance on the Servicer.

Periodic Advances.................Subject to the Servicer's  determination  that
                                    such   action   would   not   constitute   a
                                    Nonrecoverable  Advance (as defined herein),
                                    the  Servicer is  required to make  advances
                                    ("Periodic   Advances")   with   respect  to
                                    delinquent  payments of interest  (at a rate
                                    equal to the  interest  rate on the  related
                                    Mortgage   Note  (the   "Mortgage   Interest
                                    Rate"),  less the  Servicing Fee (as defined
                                    herein)).  Such  Periodic  Advances  by  the
                                    Servicer  are  reimbursable  to the Servicer
                                    subject    to   certain    conditions    and
                                    restrictions,  and are  intended  to provide
                                    both  sufficient  funds for the  payment  of
                                    interest  to  the  Holders  of the  Class  A
                                    Certificates,   plus  an  additional  amount
                                    intended to  maintain a  specified  level of
                                    overcollateralization   and   to   pay   the
                                    Trustee's  Fees  and  the  premium  due  the
                                    Certificate  Insurer.   Notwithstanding  the
                                    Servicer's good faith  determination  that a
                                    Periodic  Advance was recoverable when made,
                                    if   such   Periodic   Advance   becomes   a
                                    Nonrecoverable Advance, the Servicer will be
                                    entitled to reimbursement  therefor from the
                                    Trust   Fund.   See   "Description   of  the
                                    Certificates  --  Payments  on the  Mortgage
                                    Loans" in this Prospectus Supplement.

Prepayment Interest
  Shortfalls......................Not later  than the close of  business  on the
                                    ___th day of each month  (each,  a "Servicer
                                    Distribution   Date"),   the   Servicer   is
                                    required  to remit to the  Trustee an amount
                                    equal to the lesser of (a) the  aggregate of
                                    the Prepayment  Interest  Shortfalls for the
                                    related  Distribution  Date  resulting  from
                                    principal  prepayments  in full  during  the
                                    related  Due  Period  and (b) its  aggregate
                                    Servicing  Fees  received in the related Due
                                    Period    (such    lesser    amount,     the
                                    "Compensating Interest"), and shall not have
                                    the right to  reimbursement  therefor.  With
                                    respect  to  any   Distribution   Date,  the
                                    "Prepayment  Interest

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                                      S-13
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                                    Shortfall" will be an  amount  equal  to the
                                    excess,  if any, of (a) 30-days' interest on
                                    the  outstanding  principal  balance of such
                                    Mortgage  Loans at a per annum rate equal to
                                    the related  Mortgage  Interest  Rate (or at
                                    such lower rate as may be in effect for such
                                    Mortgage Loan because of  application of the
                                    Soldiers'  and Sailors'  Civil Relief Act of
                                    1940,  as amended (the "Civil  Relief Act"),
                                    any  reduction  as a result of a  bankruptcy
                                    proceeding (a "Deficient  Valuation") and/or
                                    any  reduction  by a  court  of the  monthly
                                    payment due on such  Mortgage  Loan (a "Debt
                                    Service  Reduction")),  minus  the  rate  at
                                    which the Servicing Fee is calculated,  over
                                    (b) the amount of interest actually remitted
                                    by   the   related    mortgagor   (each,   a
                                    "Mortgagor")   in   connection   with   such
                                    principal   prepayment  in  full,  less  the
                                    Servicing Fee for such Mortgage Loan in such
                                    month.   Insured   Payments   do  not  cover
                                    Prepayment Interest Shortfalls.

Civil Relief Act Interest
  Shortfalls......................The reduction,  if any, in interest payable on the  Mortgage  Loans  attributable  to Civil
                                    Relief Act Interest Shortfalls will be borne
                                    by the Class A  Certificateholders  and will
                                    not  be   covered  by   payments   from  the
                                    Servicer,  the Certificate  Insurance Policy
                                    or   otherwise.   See   "Risk   Factors   --
                                    Limitations   on   Interest   Payments   and
                                    Foreclosures" in this Prospectus Supplement.

Servicing Advances................Subject to the Servicer's  determination  that
                                    such   action   would   not   constitute   a
                                    Nonrecoverable  Advance  and that a  prudent
                                    mortgage lender would make a like advance if
                                    it  or  an   affiliate   owned  the  related
                                    Mortgage  Loan,  the Servicer is required to
                                    advance amounts with respect to the Mortgage
                                    Loans  ("Servicing  Advances")  constituting
                                    "out-of-pocket"  costs and expenses relating
                                    to (a) the  preservation  and restoration of
                                    the  Mortgaged  Property,   (b)  enforcement
                                    proceedings,   including  foreclosures,  (c)
                                    expenditures  relating  to the  purchase  or
                                    maintenance  of a first lien not included in
                                    the Trust  Fund on the  Mortgaged  Property,
                                    and  (d)  certain  other  customary  amounts
                                    described  in  the  Pooling  and   Servicing
                                    Agreement.  Such  Servicing  Advances by the
                                    Servicer  are  reimbursable  to the Servicer
                                    subject    to   certain    conditions    and
                                    restrictions.    In    the    event    that,
                                    notwithstanding the Servicer's good faith determination at the time such Servicing Advance was made, that it would not be a Nonrecoverable Advance, in the event such Servicing Advance becomes a Nonrecoverable Advance, the Servicer will be entitled to reimbursement therefor from the Trust Fund.

Servicing Fee.....................The Servicer is entitled to a servicing fee of
                                    _____% per annum of the Principal Balance of
                                    each  Mortgage Loan (the  "Servicing  Fee"),
                                    calculated  and  payable  monthly  from  the
                                    interest   portion  of   scheduled   monthly
                                    payments, liquidation proceeds and certain other proceeds.

Optional Termination by the
  Servicer........................The Servicer may, at its option, terminate the
                                    Trust on the  Distribution  Date (the  first
                                    date  on  which  such  event   occurs,   the
                                    "Clean-up Call Date") on which the aggregate
                                    Principal  Balance of the Mortgage  Loans is
                                    less  than  _____%  of the  sum  of (a)  the
                                    aggregate  Principal  Balance of the Initial
                                    Mortgage  Loans as of the Cut-Off  Date (the
                                    "Cut-Off Date Aggregate  Principal Balance")
                                    and (b) the Original  Pre-Funded  Amount, by
                                    purchasing   from  the   Trust  all  of  the
                                    Mortgage   Loans  and  REO   Properties  (as
                                    defined  herein) at a price equal to the sum
                                    of  (a)  100%  of  the  aggregate  Principal
                                    Balance of each  outstanding  Mortgage  Loan
                                    and each REO Property and (b) the greater of
                                    (i) the  aggregate  amount  of  accrued  and
                                    unpaid   interest  on  the  Mortgage   Loans
                                    through  the  related  Due  Period  and (ii)
                                    30-days' accrued interest thereon computed at a rate equal to the related Mortgage Interest Rate, less the Servicing Fee, and
                                    (c)  any  unreimbursed  amounts  due  to the
                                    Certificate  Insurer  under the  Pooling and

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                                      S-14
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                                    Servicing   Agreement   or   the   Insurance
                                    Agreement and any accrued and unpaid Insured
                                    Payments. No such termination is permitted without the prior written consent of the Certificate Insurer if it would result in a draw on the Certificate Insurance Policy. See "Servicing of the Mortgage Loans -- Termination; Purchase of Mortgage Loans" in this Prospectus Supplement.

Optional Purchase of Defaulted
  Mortgage Loans..................The Seller,  or any  affiliate  of the Seller, has the  option,  but is not  obligated,  to
                                    purchase  from the Trust  Fund any  Mortgage
                                    Loan  90  days  or  more   delinquent  at  a
                                    purchase  price  equal  to  the  outstanding
                                    Principal  Balance thereof as of the date of
                                    purchase,   plus  all   accrued  and  unpaid
                                    interest on such Principal Balance, computed at the related Mortgage Interest Rate (net of the related Servicing Fee if [__________] is the Servicer) plus the amount of any unreimbursed Servicing Advances made by the Servicer with respect to such Mortgage Loan in accordance with the provisions specified in the Pooling and Servicing Agreement.

Book Entry Form of
  Certificates....................The  Class  A   Certificates   are   sometimes
                                    referred to in this Prospectus Supplement as
                                    "Book-Entry    Certificates."    No   person
                                    acquiring  an  interest  in  the  Book-Entry
                                    Certificates  will be  entitled to receive a
                                    definitive  certificate   representing  such
                                    person's  interest in the Trust Fund, except
                                    under the  limited  circumstances  described
                                    herein.  Beneficial Owners may elect to hold
                                    their interests through The Depository Trust
                                    Company ("DTC" or the "Depository"),  in the
                                    United  States,  or Centrale de Livraison de
                                    Valeurs  Mobiliers,  S.A.  ("CEDEL")  or the
                                    Euroclear System  ("Euroclear"),  in Europe.
                                    Transfers within DTC, CEDEL or Euroclear, as
                                    the case may be, will be in accordance  with
                                    the usual rules and operating  procedures of
                                    the relevant system.  So long as the Class A
                                    Certificates  are  Book-Entry  Certificates,
                                    such Class A Certificates  will be evidenced
                                    by  one  or  more   Class   A   Certificates
                                    registered   in  the  name  of  Cede  &  Co.
                                    ("Cede"),  which  will  be the  "Holder"  or
                                    "Certificateholder" of such Certificates, as
                                    the  nominee  of DTC or one of the  relevant
                                    depositaries (the "European  Depositaries").
                                    Cross-market   transfers   between   persons
                                    holding directly or indirectly  through DTC,
                                    on the one hand, and counterparties  holding
                                    directly  or  indirectly  through  CEDEL  or
                                    Euroclear, on the other, will be effected in
                                    DTC through [__________] ("__________"), the
                                    relevant depositories of CEDEL or Euroclear,
                                    respectively,   and  each  a   participating
                                    member of DTC. The Class A Certificates will
                                    initially be registered in the name of Cede.
                                    The interests of the Holders of such Class A
                                    Certificates    will   be   represented   by
                                    book-entries  on  the  records  of  DTC  and
                                    participating members thereof. No Beneficial
                                    Owner   will  be   entitled   to  receive  a
                                    definitive  certificate   representing  such
                                    person's interest,  except in the event that
                                    Definitive  Certificates (as defined herein)
                                    are issued  under the limited  circumstances
                                    described  herein.  All references herein to
                                    any Class A Certificates  reflect the rights
                                    of Beneficial Owners only as such rights may
                                    be    exercised    through   DTC   and   its
                                    participating organizations for so long as such Class A Certificates are held by DTC. See "Description of the Certificates -- Book-Entry Registration" and " -- Definitive Certificates" in this Prospectus Supplement.

ERISA Considerations..............A fiduciary  of any  employee  benefit plan or other retirement  arrangement subject to the
                                    Employee  Retirement  Income Security Act of
                                    1974, as amended ("ERISA"),  or the Internal
                                    Revenue  Code  of  1986,   as  amended  (the
                                    "Code"),  should  carefully  review with its
                                    legal  advisors   whether  the  purchase  or
                                    holding of Class A  Certificates  could give
                                    rise  to a  transaction  prohibited  or  not
                                    otherwise  permissible  under  ERISA  or the
                                    Code.  The  U.S.  Department  of  Labor  has
                                    issued an individual  exemption,  Prohibited
                                    Transaction    Exemption

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                                      S-15
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                                    90-32, to the Underwriter (the "Exemption").
                                    The  Exemption  generally  exempts  from the
                                    application  of  certain  of the  prohibited
                                    transaction  provisions  of  ERISA,  and the
                                    excise  taxes  imposed  on  such  prohibited
                                    transactions  by Section  4975(a) and (b) of
                                    the  Code  and  Section   502(i)  of  ERISA,
                                    transactions relating to the purchase,  sale
                                    and  holding  of  pass-through  certificates
                                    such  as the  Class A  Certificates  and the
                                    servicing  and operation of asset pools such
                                    as the Trust  Fund,  provided  that  certain
                                    conditions  are   satisfied.   The  Class  A
                                    Certificates  may not be  purchased by Plans
                                    (as  defined  herein)  until  the end of the
                                    Pre-Funding Period. On or after such date, a
                                    fiduciary  of  any  Plan  should   carefully
                                    review with its legal advisors whether the purchase or holding of Class A Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code. See "ERISA Considerations" in this Prospectus Supplement.

Legal Investment..................The Class A  Certificates  will not constitute
                                    "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

Federal Income Tax
  Status..........................An election  will be made to  treat the  Trust
                                    Fund as a real estate mortgage investment conduit (a "REMIC") for federal income tax purposes. The Class A Certificates will be designated as the "regular interests" in the REMIC, and the Class R Certificates will be designated as the sole "residual interest" in the REMIC.

                                    The Class A  Certificates  generally will be
                                    treated as newly originated debt instruments
                                    for federal income tax purposes.  Beneficial
                                    Owners of the Class A  Certificates  will be
                                    required   to  report   income   thereon  in
                                    accordance   with  the  accrual   method  of
                                    accounting.  See "Certain Federal Income Tax
                                    Considerations"     in    this    Prospectus
                                    Supplement  and "Certain  Federal Income Tax
                                    Consequences--REMIC   Securities"   in   the
                                    Prospectus.

Certificate Ratings...............It is a condition to the issuance of the Class
                                    A Certificates that the Class A Certificates
                                    shall  have been  rated not lower than [___]
                                    by [___] and [___] by [___] (each, a "Rating
                                    Agency,"   and    together,    the   "Rating
                                    Agencies")    taking   into    account   the
                                    Certificate Insurance Policy issued with respect to such Certificates. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. The ratings do not address the possibility that Class A Certificateholders may suffer a lower than anticipated yield. See "Ratings" in this Prospectus Supplement and "Prepayment and Yield Considerations" in the Prospectus.

--------------------------------------------------------------------------------

                                  RISK FACTORS

      Investors should consider, among other things, the following factors in connection with the purchase of the Class A Certificates.

Prepayment and Maturity Considerations

      Borrowers may prepay their loans at any time and may be required to pay a prepayment fee if permitted by applicable law and if so provided in the applicable mortgage note. The majority of the business purpose Mortgage Loans contain substantial prepayment fees. The consumer purpose Mortgage Loans generally do not contain prepayment fees. The rate of prepayments of the Mortgage Loans cannot be predicted and may be affected by a wide variety of economic,  social and other  factors,  including  state and  federal  income tax policies, interest rates and the availability of alternative financing. Therefore, no assurance can be given as to the level of prepayments that the Trust will experience. The Seller is not aware of any publicly available studies on the effects of changes in interest rates on prepayment rates for loans such as the business purpose Mortgage Loans.

      A number of factors, in addition to the prepayment fees, may impact on the prepayment behavior of a pool of loans such as the Mortgage Loans. One such factor is that the principal balance of the Mortgage Loans is relatively small. A small principal balance may be easier for a borrower to prepay than a large balance and therefore a higher prepayment rate may result for a loan pool such as the Mortgage Pool. In addition, in order to refinance a first priority mortgage loan, the borrower must generally repay any subordinate mortgage loans. However, a small principal balance may make refinancing a Mortgage Loan at a lower interest rate less attractive to the borrower as the perceived impact to the borrower of lower interest rates on the size of the monthly payment may not be significant. Other factors that might be expected to affect the prepayment rate include general economic conditions and the general interest rate environment, possible future changes affecting the deductibility for federal income tax purposes of interest payments on home equity loans, the amounts of, and interest rates on, the underlying senior mortgage loans, and the tendency of borrowers to use first priority mortgage loans as long-term financing for home purchase and junior mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles. Accordingly, the Mortgage Loans may experience a higher rate of prepayment than traditional fixed rate mortgage loans.

      Prepayments   may  result  from  voluntary  early  payments  by  borrowers
(including payments in connection with refinancings of the related senior mortgage loan or loans), sales of Mortgaged Properties subject to "due-on-sale" clauses and liquidations due to default, as well as the receipt of proceeds from physical damage. In addition, repurchases from the Trust of Mortgage Loans required to be made by the Seller under the Pooling and Servicing Agreement will have the same effect on the Class A Certificateholders as a prepayment of the related Mortgage Loans. Prepayments and such repurchases will also accelerate the actual final maturity of the Class A Certificates. All of the Mortgage Loans contain "due-on-sale" provisions, and the Servicer will enforce such provisions to the extent permitted by applicable law. In addition, if the Seller is unable to cure documentation defects or provide Qualified Substitute Mortgage Loans (as defined herein) for the affected Mortgage Loans, affected Mortgage Loans will be repurchased, and the Class A Certificateholders will experience a principal prepayment.

      Except as otherwise described herein, distributions of principal will be made to the Classes of Class A Certificates according to the priorities described herein, rather than on a pro rata basis among such Classes. The timing of commencement of principal distributions to each Class of the Class A Certificates and the weighted average life of each such Class will be affected by the rates of prepayment on the Mortgage Loans experienced both before and after the commencement of principal distributions on each such class. Moreover, because the Lockout Certificates do not receive (unless the Certificate Principal Balance of the Class A Certificates, other than the Lockout Certificates, have been reduced to zero or unused Pre-Funding Account moneys are distributed to the Holders of the Class A Certificates as described herein) any portion of principal payments prior to the Distribution Date occurring in __________ and thereafter will receive (unless the Certificate Principal Balance of the Class A Certificates, other than the Lockout Certificates, have been reduced to zero) a disproportionately small or large portion of principal payments, the weighted average life of the Lockout Certificates will be longer or shorter than would otherwise be the case, and the effect on the market value of the Lockout Certificates of changes in market interest rates or market yields for similar securities may be greater or lesser than for the other Classes of Class A

Certificates entitled to principal distributions. To the extent funds in the Pre-Funding Account are not to expected to be used to purchase Subsequent Mortgage Loans by [date], such funds will be used on the __________ Distribution Date to make a mandatory prepayment of principal to the Holders of the Class A Certificates, pro rata. In the event that the funds remaining in the Pre-Funding Account on [date] (i) exceed 1% of the aggregate Principal Balance of the Mortgage Loans in the Trust on such date, such funds will be used to prepay the principal of the Class A Certificates, pro rata, in a special distribution on such date, or (ii) are less than 1% of the aggregate Principal Balance of the Mortgage Loans in the Trust on such date, such funds will be distributed in accordance with the provisions of the Pooling and Servicing Agreement. See
"Certain  Legal  Aspects of the  Mortgage  Loans and  Contracts  -- The Mortgage
Loans."

      In general, if prevailing interest rates fall significantly below the interest rates for similar loans at the time of origination, fixed rate mortgage loans may be subject to higher prepayment rates than if prevailing rates remain at or above those at the time such Mortgage Loans were originated. Should prepayments on the Mortgage Loans increase because of such interest rate reductions, the average life and final maturity of the Class A Certificates may be shortened. See "Prepayment and Yield Considerations."

      The weighted average life of a pool of loans is the average amount of time that will elapse from the date such pool is formed until each dollar of principal is scheduled to be repaid to the investors in such pool. Because it is expected that there will be prepayments and defaults on the Mortgage Loans, the actual weighted average life of the Class A Certificates is expected to vary substantially from the weighted average remaining term to stated maturity of the Mortgage Loans as set forth herein under "The Mortgage Pool -- General." Certain information, based on specified prepayment assumptions, as to the possible weighted average life of the Class A Certificates is set forth herein under "Prepayment and Yield Considerations."

      The Originators maintain only limited records of the historical prepayment experience of its portfolio of loans which the Originators believe do not provide meaningful information with respect to the Mortgage Loans. The
Originators are not aware of any publicly available reliable information regarding prepayment experience of mortgage loans such as the business purpose Mortgage Loans. In any event, no assurance can be given that prepayments on the Mortgage Loans will conform to any historical experience and no prediction can be made as to the actual prepayment experience on the Mortgage Loans.

The Subsequent Mortgage Loans and the Pre-Funding Account

      If the principal amount of eligible Mortgage Loans available during the Pre-Funding Period and sold to the Trust is less than 100% of the Original Pre-Funded Amount, the Depositor will have insufficient Mortgage Loans to sell to the Trust, thereby resulting in a prepayment of principal to Holders of the Class A Certificates as described herein. In addition, any conveyance of Subsequent Mortgage Loans is subject to the following conditions, among others:
(i) each such Subsequent Mortgage Loan must satisfy the representations and warranties specified in the Unaffiliated Seller's Agreement (as defined herein) and the Pooling and Servicing Agreement; (ii) the Seller will not select such Subsequent Mortgage Loans in a manner that it believes is adverse to the interests of the Holders of the Class A Certificates and the Certificate Insurer; (iii) the Depositor will deliver certain opinions of counsel with respect to the validity of the conveyance of such Subsequent Mortgage Loans; and
(iv) as of the Subsequent Cut-Off Date, the Mortgage Loans at that time, including the Subsequent Mortgage Loans to be conveyed by the Depositor as of such Subsequent Cut-Off Date, will satisfy the criteria set forth in the Pooling and Servicing Agreement, as described herein under "The Mortgage Pool -- Conveyance of Subsequent Mortgage Loans."

      To the extent that amounts on deposit in the Pre-Funding Account will not be fully applied to the purchase of Subsequent Mortgage Loans by the Trust by the end of the Pre-Funding Period, such remaining amount will be applied as a prepayment of principal paid to the Holders of the Class A Certificates, pro rata, on the __________ Distribution Date or as a special distribution on [date] as described herein. The amount of any such prepayment will be applied to the Class A Certificates. Although no assurances can be given, it is anticipated by the Depositor that the principal amount of Subsequent Mortgage Loans sold to the Trust will require the application of substantially all amounts on deposit in the Pre-Funding Account and that there will be no material principal prepayment to the Holders of the Class A Certificates.

      Each Subsequent Mortgage Loan must satisfy the eligibility criteria referred to above at the time of its addition. However, Subsequent Mortgage Loans may have been originated by the Originators, purchased by the Seller, and purchased by the Depositor using credit criteria different from those which were applied to the Initial Mortgage Loans and may be of a different credit quality. Therefore, following the transfer of Subsequent Mortgage Loans to the Trust, the aggregate characteristics of the Mortgage Loans then held in the Trust may vary from those of the Initial Mortgage Loans included in the Trust Fund. See "The Mortgage Pool--Conveyance of Subsequent Mortgage Loans".


Underwriting Standards, Limited Operating History and Potential Delinquencies

      The Originators market loans, in part, to borrowers who, for one reason or another, are not able, or do not wish, to obtain financing from traditional sources such as commercial banks. To the extent that such loans may be considered to be of a riskier nature than loans made by traditional sources of financing, the Holders of the Certificates may be deemed to be at greater risk than if the Mortgage Loans were made to other types of borrowers.

      As described herein, the Originators' underwriting standards generally are less stringent than those of the Federal National Mortgage Association ("FNMA") or the Federal Home Loan Mortgage Corporation ("FHLMC") with respect to a borrower's credit history and in certain other respects. A borrower's non-perfect credit history may not preclude the Originators from making a loan. As a result of this approach to underwriting, the Mortgage Loans in the Mortgage Pool may experience higher rates of delinquencies, defaults and foreclosures than mortgage loans underwritten in a manner which is more similar to the FNMA and FHLMC guidelines.

Geographic Concentration

      Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency on loans generally. Any concentration of the Mortgage Loans in such a region may present risk considerations in addition to those generally present for similar mortgage backed securities without such concentration. The Originators originate or purchase their loans primarily on the eastern seaboard of the United States. This practice may subject the Mortgage Pool to the risk that a downturn in the economy in this area of the country would more greatly affect the Mortgage Pool than if the Mortgage Pool were more diversified. In particular, approximately _____%, _____% and _____% of the Mortgage Loans by Statistical Calculation Date Aggregate Principal Balance are secured by Mortgaged Properties located in __________, __________ and __________, respectively. Because of the relative geographic concentration of the Mortgage Loans within __________ and __________, losses on the Mortgage Loans may be higher than would be the case if the Mortgage Loans were more geographically diversified. For example, certain of the Mortgaged Properties may be more susceptible to certain types of special hazards, such as earthquakes and other natural disasters and major civil disturbances, than residential properties located in other parts of the country. In addition, the economies of Pennsylvania and New Jersey may be adversely affected to a greater degree than the economies of other areas of the country by certain regional developments. If the __________ and __________ residential real estate markets experience an overall decline in property values after the dates of origination of the respective Mortgage Loans, then the rates of delinquencies, foreclosures and losses on the Mortgage Loans may be expected to increase and such increase may be substantial.

Balloon Payments

      As of the Statistical Calculation Date, the Mortgage Loans have been originated at fixed interest rates for fixed terms ranging from ___ to ___ months. As of the Statistical Calculation Date, approximately _____% of the Mortgage Loans are not fully amortized over their terms and instead require substantial balloon payments on their maturity dates (the "Balloon Loans"). See "The Mortgage Pool." Because the principal balance of such Mortgage Loans does not fully amortize over the term of the Mortgage Loan, such Mortgage Loans may involve greater risks of default than Mortgage Loans whose principal balance is fully amortized over the term of the Mortgage Loan. The borrower's ability to pay the balloon amount due at maturity of such a Mortgage Loan will depend on the borrower's ability to obtain adequate refinancing or funds from other sources to repay the Mortgage Loan.

      The Originators believe that the Mortgage Loans are or will be adequately collateralized and that, in light of the collateralization and the relatively small average size of the Mortgage Loans, the borrowers will have the ability to obtain adequate refinancing or secure funds from other sources. See "The Mortgage Pool." However, the Originators have had only a very limited historical default experience with respect to its portfolio when loans with balloon payments come due and the Originators do not believe that the experience provides meaningful information with respect to the Mortgage Loans.

      Even assuming that the Mortgaged Properties provide adequate security for the Mortgage Loans, substantial delays could be encountered in connection with the liquidation of defaulted Mortgage Loans and corresponding delays in the receipt of related proceeds by Class A Certificateholders could occur.

Nature of Collateral; Second Lien Mortgage Loans

      General economic conditions have an impact on the ability of borrowers to repay loans. Loss of earnings, illness and other similar factors may lead to an increase in delinquencies and bankruptcy filings by borrowers. In the event of a bankruptcy of a mortgagor, it is possible that the Trust could experience a loss with respect to such mortgagor's Mortgage Loan. In conjunction with a mortgagor's bankruptcy, a bankruptcy court may suspend or reduce the payments of principal and interest to be paid with respect to such Mortgage Loan or permanently reduce the principal balance of such Mortgage Loan, thus either delaying or permanently limiting the amount received by the Trust with respect to such Mortgage Loan. Moreover, in the event a bankruptcy court prevents the transfer of the related Mortgaged Property to the Trust, any remaining balance on such Mortgage Loan may not be recoverable.

      As of the Statistical Calculation Date, approximately _____% of the Mortgage Loans are secured by Second Liens or Multiple Liens (each, as defined below) which are subordinate to the rights of the mortgagee under related first mortgages. See "The Mortgage Pool." As a result, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the principal balance of such a Mortgage Loan only to the extent that the claims, if any, of each related first mortgagee are satisfied in full, including any related foreclosure costs. In addition, a mortgagee of a second mortgage may not foreclose on the Mortgaged Property securing such mortgage unless it forecloses subject to the related first mortgage, in which case it must either pay the entire amount of each first mortgage to the applicable mortgagee at or prior to the foreclosure sale or undertake the obligation to make payments on each senior mortgage in the event of default thereunder. In servicing business and consumer purpose home equity loans in its portfolio, it is the Servicer's practice to satisfy or reinstate each such first mortgage at or prior to the foreclosure sale only to the extent that it determines any amount so paid will be recoverable from future payments and collections on the related loans or otherwise. The Trust will have no source of funds to satisfy any first mortgage or make payments due to any first mortgagee.

      An overall decline in the residential real estate market could adversely affect the values of the Mortgaged Properties such that the outstanding principal balances, together with the primary senior financing thereon, equals or exceeds the value of the Mortgaged Properties. Such a decline would adversely affect the position of a second mortgagee before having such an effect on that of the related first mortgagee. A rise in interest rates over a period of time and the general condition of the Mortgaged Property as well as other factors may have the effect of reducing the value of the Mortgaged Property from the appraised value at the time the Mortgage Loan was originated. If there is a reduction in value of the Mortgaged Property, the ratio of the amount of the Mortgage Loan to the value of the Mortgaged Property may increase over what it was at the time the Mortgage Loan was originated. Such an increase may reduce the likelihood of liquidation or other proceeds being sufficient to satisfy the Mortgage Loan after satisfaction of any first liens.

      Even assuming that the Mortgaged Properties provide adequate security for the Mortgage Loans, substantial delays could be encountered in connection with the liquidation of defaulted Mortgage Loans and corresponding delays in the receipt of related proceeds by Class A Certificateholders. An action to foreclose on the Mortgaged Property securing a Mortgage Loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a Mortgaged Property. In the event of a default by a Mortgagor, these restrictions, among other things, may impede the ability of the Servicer to foreclose on or sell the Mortgaged Property or to obtain Net Liquidation Proceeds sufficient to repay all amounts due on the related Mortgage Loan. In addition, the Servicer will be entitled to deduct from collections received during the preceding Due Period all expenses reasonably incurred in attempting to recover amounts due on Liquidated Mortgage Loans and not yet repaid, including payments to first lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses, thereby reducing collections available to Class A Certificateholders. See "The Originators, the Seller and the Servicer -- Delinquency and Loan Loss Experience" and "Description of the Certificates."

      Liquidation expenses with respect to defaulted loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted loan having a small remaining principal balance as it would in the case of a defaulted loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the small loan than would be the case with the defaulted loan having a large remaining principal balance. Because the average outstanding principal balance of the Mortgage Loans is relatively small, Net Liquidation Proceeds on Liquidated Mortgage Loans may be small as a percentage of the principal balance of a Mortgage Loan.

Decline in Real Estate Values

      No assurance can be given that the values of the Mortgaged Properties have remained or will remain at their levels as of the dates of origination of the related Mortgage Loans. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans (and, in the case of Second Liens and Multiple Liens (each as defined herein) the outstanding balance of the related first mortgage) become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses on these Mortgaged Properties could be higher than losses now generally experienced in the mortgage lending industry.

Payments on the Mortgage Loans

      The scheduled monthly payment dates with respect to the Mortgage Loans occur throughout a month. When a principal prepayment in full is made on a Mortgage Loan, the Mortgagor is charged interest only up to the date of such prepayment, instead of for a full month. However, such principal receipts will only be passed through to the Certificateholders once a month, on the Distribution Date which follows the calendar month in which such prepayment was received by the Servicer. The Servicer is obligated to pay, without any right of reimbursement, those shortfalls in interest collections payable on the Class A Certificates that are attributable to the difference between the interest paid by a mortgagor in connection with a prepayment in full and 30-days' interest (in such case at the related Mortgage Interest Rate, less the Servicing Fee, such shortfalls being "Prepayment Interest Shortfalls"), but only to the extent of the Servicing Fee for the related Due Period (any such payment, "Compensating Interest"). Prepayment Interest Shortfalls and Civil Relief Act Interest
Shortfalls  will not be  covered by  payments  under the  Certificate  Insurance
Policy.

      Prepayment Interest Shortfalls that are not paid by the Servicer as Compensating Interest, together with Civil Relief Act Interest Shortfalls, will be allocated among the Holders of Class A Certificates on a pro rata basis to reduce the interest otherwise payable on the Class A Certificates. See "Description of the Certificates -- Flow of Funds" in this Prospectus Supplement.

Effect of Mortgage Loan Yield on the Class A-1 Pass-Through Rate

      The Class A-1 Pass-Through Rate is based upon the value of an adjustable index (one-month LIBOR), while the Mortgage Interest Rates on the Mortgage Loans are fixed. Consequently, the interest which becomes due on such Mortgage Loans (net of the Servicing Fees, the Trustee Fees and the Certificate Insurer premium amounts) during any Due Period may be less than the amount of interest that would accrue at one-month LIBOR plus the margin on the Class A-1 Certificates during the related Accrual Period, and will be limited to such lower amount. The Class A-1 Certificates do not contain any "carry-forward" or "catch-up" feature if the amount of interest paid is so limited.

Effect of Losses; Lockout Certificates

      Because principal distributions are paid to certain Classes of Class A Certificates before other such Classes, Holders of Classes of Class A Certificates having a later priority of payments bear a greater risk of losses (because such Certificates will represent an increasing percentage interest in the Trust Fund during the period prior to the commencement of distributions of principal thereon) than Holders of Classes having earlier priorities for distribution of principal. In particular, with respect to the Lockout Certificates, during certain periods, no principal payments or a disproportionately small portion of the Class A Principal Distribution Amount will be distributed on the Lockout Certificates, and during certain other periods, a disproportionately large portion of the Class A Principal Distribution Amount will be distributed on the Lockout Certificates. Unless the Certificate Principal Balance of the Class A Certificates (other than the Lockout Certificates) has been reduced to zero or unused Pre-Funding Account moneys are distributed to the Holders of the Class A Certificates as described herein, the Lockout Certificates will not be entitled to receive any distributions of principal payments prior to the Distribution Date in October 2000.

Legal Considerations

      Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and may require licensing of the Originators. In addition, many states have other laws, such as consumer protection laws, unfair and deceptive practices acts and debt collection practices acts which may apply to the origination or collection of the Mortgage Loans. Depending on the provisions of the applicable law, violations of these laws may limit the ability of the Servicer to collect all or part of the principal of or interest on the Mortgage Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the Trust to damages and administrative enforcement. See "Certain Legal Aspects of the Mortgage Loans and Contracts" in the Prospectus.

      The Mortgage Loans are also subject to federal laws, including: (i) the Federal Truth in Lending Act and Regulation Z promulgated thereunder as to consumer purpose Mortgage Loans, which require certain disclosures to the borrowers regarding the terms of such Mortgage Loans; (ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder as to the business and consumer purpose Mortgage Loans, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and (iii) the Fair Credit Reporting Act as to the business and consumer purpose Mortgage Loans, which regulates the use and reporting of information related to the borrower's credit experience.

      Violations of certain provisions of these federal laws may limit the ability of the Servicer to collect all or part of the principal of or interest on the Mortgage Loans and in addition could subject the Trust to damages and administrative enforcement. In addition, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Civil Relief Act") or similar state legislation, the interest charged and the ability of the Servicer to foreclose on loans to certain Mortgagors may be limited. Generally, under the Civil Relief Act, a mortgagor who enters military service after the origination of such mortgagor's mortgage loan (including a mortgagor who was in reserve status and is called to active duty after origination of the mortgage loan), shall not be charged interest (including fees and charges) above an annual rate of 6% during the period of such mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The Civil Relief Act applies to mortgagors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Civil Relief Act applies to mortgagors who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Civil Relief Act. Application of the Civil Relief Act would adversely affect, for an indeterminate period of time until cessation of active duty status, the ability of the Servicer to collect full amounts of interest on certain of the Mortgage Loans to which it applies, if any. Any shortfall in interest collections on any Mortgage Loan resulting from the application of the Civil Relief Act (such shortfall, a "Civil Relief Act Interest Shortfall") will result in a reduction of the amounts distributable to the Class A Certificateholders, and would not be covered by Periodic Advances or the Certificate Insurance Policy. The Servicer is not obligated to offset any of the Servicing Fee against, or to provide any other funds to cover, any Civil Relief Act Interest Shortfall. In addition, the Civil Relief Act imposes limitations which would impair the ability of the Servicer to foreclose on an affected Mortgage Loan during the Mortgagor's period of active duty status and, under certain circumstances, during an additional period thereafter. See "Certain Legal Aspects of the Mortgage Loans and Contracts" in the Prospectus.

      It is possible that some of the consumer purpose Mortgage Loans will be subject to the Riegle Community Development and Regulatory Improvement Act of 1994 (the "Riegle Act") which incorporates the Home Ownership and Equity Protection Act of 1994. The Riegle Act adds certain additional provisions to the Truth in Lending Act which additions are reflected in Regulation Z, the implementing regulation of the Truth in Lending Act. These provisions impose additional disclosure and other requirements on creditors with respect to certain non-purchase money mortgage loans with high interest rates or high upfront fees and charges. In general, mortgage loans within the purview of the Riegle Act have annual percentage rates 10 percentage points over the yield on Treasury Securities of comparable maturity and/or fees and points which exceed the greater of 8% of the total loan amount or $400. These provisions of the Riegle Act apply on a mandatory basis to all mortgage loans originated on or after October 1, 1995. These provisions can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the related loans. In addition, any assignee of the creditor would generally be subject to all claims and defenses that the consumer could assert against the creditor, including, without limitation, the right to rescind the mortgage loan.

                                THE MORTGAGE POOL

Difference between Statistical Calculation Date and Closing Date Pools

      The statistical information presented in this Prospectus Supplement concerning the Mortgage Loans is based on the pool as of __________ (such date, the "Statistical Calculation Date"). The pool aggregated $__________ as of the Statistical Calculation Date. The Depositor expects that the actual pool as of the Closing Date will represent approximately $__________ in Mortgage Loans. The additional Mortgage Loans will represent Mortgage Loans acquired or to be acquired by the Depositor on or prior to the Closing Date. In addition, with respect to the pool as of the Statistical Calculation Date as to which statistical information is presented herein, some amortization of the pool will occur prior to the Closing Date. Moreover, certain Mortgage Loans included in the pool as of the Statistical Calculation Date may prepay in full, or may be determined not to meet the eligibility requirements for the final pool, and may not be included in the final pool. As a result of the foregoing, the statistical distribution of characteristics as of the Closing Date for the final Mortgage Loan pool will vary somewhat from the statistical distribution of such characteristics as of the Statistical Calculation Date as presented in this Prospectus Supplement, although such variance will not be material. In the event that the Depositor does not, as of the Closing Date, have the full amount of Mortgage Loans which the Depositor expects to sell to the Trust on such date, the Seller will increase the size of the Pre-Funding Account and the Capitalized Interest Account. Unless otherwise noted, all statistical percentages in this Prospectus Supplement are measured by Statistical Calculation Date Aggregate Principal Balance.

General

      Additional Mortgage Loans (the "Subsequent Mortgage Loans") are intended to be purchased by the Trust from the Depositor from time to time on or before [date] from funds on deposit in the Pre-Funding Account. The Initial Mortgage Loans and the Subsequent Mortgage Loans are referred to herein collectively as the "Mortgage Loans." The Subsequent Mortgage Loans to be purchased by the Trust, if available, will be originated or purchased by the Originators, sold by the Originators to the Seller, sold by the Seller to the Depositor and then sold by the Depositor to the Trust. The Pooling and Servicing Agreement will provide that the Mortgage Loans, following the conveyance of the Subsequent Mortgage Loans, must in the aggregate conform to certain specified characteristics described below under " -- Conveyance of Subsequent Mortgage Loans."

      Unless otherwise noted, all statistical percentages in this Prospectus Supplement are approximate and are measured by the aggregate Principal Balance of the related Mortgage Loans in relation to the Statistical Calculation Date Aggregate Principal Balance, in each case, as of the Statistical Calculation Date.

      The Mortgage Loans will be predominantly business or consumer purpose residential home equity loans used (x) to refinance an existing mortgage loan,
(y) to consolidate debt, or (z) to obtain cash proceeds by borrowing against the Mortgagor's equity in the related Mortgaged Property in order to provide funds for (i) working capital for business, (ii) business expansion, (iii) equipment acquisition, or (iv) personal acquisitions. The Mortgaged Properties securing the Mortgage Loans consist primarily of single-family residences (which may be detached, part of a two-to four-family dwelling, a condominium unit or a unit in a planned unit development). The Mortgaged

Properties may be owner-occupied (which includes second and vacation homes) and non-owner occupied investment properties. As of the Statistical Calculation Date, the pool of Mortgage Loans consists of approximately _____% of Mortgage Loans secured by first lien mortgages ("First Liens") on the related Mortgaged Properties, approximately _____% of Mortgage Loans secured by second lien mortgages ("Second Liens") on the related Mortgaged Properties and approximately _____% of Mortgage Loans secured by liens on more than one Mortgaged Property, one of which is a second lien mortgage ("Multiple Liens").

      As of the Statistical Calculation Date, each of the Mortgage Loans had remaining terms to maturity of no greater than ___ months and had a Mortgage Interest Rate of at least _____% per annum.

      The Combined Loan-to-Value Ratios ("CLTVs") described herein were calculated based upon the appraised values of the related Mortgaged Properties at the time of origination (the "Appraised Values"). No assurance can be given that such appraised values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If property values decline such that the outstanding balances of the Mortgage Loans, together with the outstanding balances of any first liens, become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those heretofore experienced by the Servicer, as set forth below under "The Originators, the Seller and the Servicer -- Delinquency and Loan Loss Experience," and in the mortgage lending industry.

      As of the Statistical Calculation Date, the Mortgage Loans consist of ___ Mortgage Loans under which the related Mortgaged Properties are located in ___ states, as set forth herein. As of the Statistical Calculation Date, the Mortgage Loans had an aggregate Principal Balance of $__________, the minimum
Principal Balance of any of the Mortgage Loans was $__________, the maximum principal balance thereof was $__________, and the average principal balance of the Mortgage Loans was $__________. As of the Statistical Calculation Date, Mortgage Interest Rates on the Mortgage Loans ranged from _____% to _____% per annum, and the weighted average Mortgage Interest Rate of the Mortgage Loans was approximately _____% per annum. As of the Statistical Calculation Date, the original term to stated maturity of the Mortgage Loans ranged from ___ months to ___ months, the remaining term to stated maturity ranged from ___ months to ___ months, the weighted average original term to stated maturity was approximately ___ months and the weighted average remaining term to stated maturity was approximately ___ months. As of the Statistical Calculation Date, no Mortgage Loan had a stated maturity later than __________. Approximately _____% of the aggregate Principal Balance of the Mortgage Loans as of the Statistical Calculation Date require monthly payments of principal that will fully amortize the Mortgage Loans by their respective maturity dates, and approximately _____% of the aggregate Principal Balance of the Mortgage Loans are Balloon Loans. The weighted average CLTV of the Mortgage Loans as of the Statistical Calculation Date was approximately _____%. As of the Statistical Calculation Date, Mortgage Loans representing, in the aggregate, approximately _____% of the aggregate Principal Balance of the Mortgage Loans were secured by First Lien mortgages and approximately _____% of the aggregate Principal Balance of the Mortgage Loans were secured by Second Lien and Multiple Lien mortgages.

                             GEOGRAPHIC DISTRIBUTION


                                     Aggregate Principal       % of Statistical
                                        Balance as of          Calculation Date
                Number of             the   Statistical            Aggregate
  State        Mortgage Loans         Calculation Date         Principal Balance
  -----        --------------         ----------------         -----------------



   TOTAL..............

                           DISTRIBUTION OF CLTV RATIOS


                                     Aggregate Principal       % of Statistical
                                        Balance as of          Calculation Date
  Range of          Number of         the   Statistical            Aggregate
 CLTV Ratios      Mortgage Loans      Calculation Date         Principal Balance
 -----------      --------------     -------------------       -----------------


   TOTAL

                         DISTRIBUTION OF MORTGAGE RATES

                                     Aggregate Principal       % of Statistical
                                        Balance as of          Calculation Date
  Range of          Number of         the   Statistical            Aggregate
Mortgage Rates    Mortgage Loans      Calculation Date         Principal Balance
--------------    --------------     -------------------       -----------------



   TOTAL

                   DISTRIBUTION OF ORIGINAL TERMS TO MATURITY
                                   (in months)

                                     Aggregate Principal       % of Statistical
  Range of                              Balance as of          Calculation Date
Original Terms      Number of         the   Statistical            Aggregate
 (in months)      Mortgage Loans      Calculation Date         Principal Balance
--------------    --------------     -------------------       -----------------



   TOTAL.............


                   DISTRIBUTION OF REMAINING TERMS TO MATURITY
                                   (in months)

                                     Aggregate Principal       % of Statistical
   Range of                             Balance as of          Calculation Date
Remaining Terms     Number of         the   Statistical            Aggregate
 (in months)      Mortgage Loans      Calculation Date         Principal Balance
--------------    --------------     -------------------       -----------------


   TOTAL.................

                   DISTRIBUTION OF ORIGINAL PRINCIPAL BALANCES

                                      Aggregate Principal      % of Statistical
                                         Balance as of          Calculation Date
Range of Original      Number of        the Statistical            Aggregate
Principal Balances  Mortgage Loans     Calculation Date        Principal Balance
------------------  --------------    -------------------      -----------------



       TOTAL...........

                   DISTRIBUTION OF CURRENT PRINCIPAL BALANCES

                                      Aggregate Principal      % of Statistical
                                         Balance as of          Calculation Date
 Range of Current      Number of        the Statistical            Aggregate
Principal Balances  Mortgage Loans     Calculation Date        Principal Balance
------------------  --------------    -------------------      -----------------


   TOTAL.................

                           DISTRIBUTION BY LIEN STATUS

                                      Aggregate Principal      % of Statistical
                                         Balance as of          Calculation Date
                       Number of        the Statistical            Aggregate
   Lien Status      Mortgage Loans     Calculation Date        Principal Balance
------------------  --------------    -------------------      -----------------


    TOTAL..............

                        DISTRIBUTION BY AMORTIZATION TYPE

                                      Aggregate Principal      % of Statistical
                                         Balance as of          Calculation Date
                       Number of        the Statistical            Aggregate
 Amortization Type  Mortgage Loans     Calculation Date        Principal Balance
------------------  --------------    -------------------      -----------------


    TOTAL..............

                        DISTRIBUTION OF OCCUPANCY STATUS

                                      Aggregate Principal      % of Statistical
                                         Balance as of          Calculation Date
                       Number of        the Statistical            Aggregate
 Occupancy Status   Mortgage Loans     Calculation Date        Principal Balance
------------------  --------------    -------------------      -----------------


    TOTAL..............

                         DISTRIBUTION OF PROPERTY TYPES

                                      Aggregate Principal      % of Statistical
                                         Balance as of          Calculation Date
                       Number of        the Statistical            Aggregate
   Property Type    Mortgage Loans     Calculation Date        Principal Balance
   -------------    --------------    -------------------      -----------------


    TOTAL................

                        DISTRIBUTION BY COLLATERAL CLASS

                                      Aggregate Principal      % of Statistical
                                         Balance as of          Calculation Date
                       Number of        the Statistical            Aggregate
Collateral Class    Mortgage Loans     Calculation Date        Principal Balance
----------------    --------------    -------------------      -----------------


    TOTAL................


                             DISTRIBUTION BY PURPOSE

                                      Aggregate Principal      % of Statistical
                                         Balance as of          Calculation Date
                       Number of        the Statistical            Aggregate
     Purpose        Mortgage Loans     Calculation Date        Principal Balance
     -------        --------------    -------------------      -----------------


    TOTAL................

Conveyance of Subsequent Mortgage Loans

      The Pooling and Servicing Agreement permits the Trust to acquire approximately $__________ aggregate Principal Balance of Subsequent Mortgage Loans. Accordingly, the statistical characteristics of the Mortgage Pool will vary as of any Subsequent Cut-Off Date upon the acquisition of Subsequent Mortgage Loans.

      The obligation of the Trust to purchase the Subsequent Mortgage Loans on a Subsequent Transfer Date is subject to the following requirements: (i) such Subsequent Mortgage Loan may not be ___ or more days contractually delinquent as of the related Subsequent Cut-Off Date; (ii) the original term to maturity of such Subsequent Mortgage Loan may not exceed ___ months; (iii) such Subsequent Mortgage Loan must have a Mortgage Interest Rate of at least _____%; (iv) the purchase of the Subsequent Mortgage Loans is consented to by the Certificate Insurer and the Rating Agencies; (v) the Principal Balance of any such Subsequent Mortgage Loan may not exceed $__________; (vi) no more than ___% of such Subsequent Mortgage Loans may be second liens; (vii) no such Subsequent Mortgage Loan shall have a CLTV of more than, (a) for consumer purpose loans, ___%, and (b) for business purpose loans, ___%; (viii) no more than ___% of such Subsequent Mortgage Loans may be Balloon Loans; (ix) no more than ___% of such Subsequent Mortgage Loans may be secured by mixed-use properties, commercial properties, or four or more unit multifamily properties; (x) no more than ___% of such Subsequent Mortgage Loans may be secured by commercial properties; and
(xi) following the purchase of such Subsequent Mortgage Loans by the Trust, the Mortgage Loans (including the Subsequent Mortgage Loans) (a) will have a weighted average Mortgage Interest Rate, (I) for consumer purpose loans, of at least _____% and (II) for business purpose loans, of at least _____%; and (b) will have a weighted average CLTV of not more than (I) for consumer purpose loans, _____%, and (II) for business purpose loans, _____%. The Pooling and Servicing Agreement will provide that any of such requirements may be waived or modified in any respect upon prior written consent of the Certificate Insurer.

                  THE ORIGINATORS, THE SELLER AND THE SERVICER

General

         [insert]

The Originators

         [insert]

Underwriting Guidelines

         [insert]

The Servicer

         [insert]

Delinquency and Loan Loss Experience

         [insert]

                       PREPAYMENT AND YIELD CONSIDERATIONS

      The weighted average life of, and, if purchased at other than par, the yield to maturity on, a Class A Certificate will be directly related to the rate of payment of principal of the Mortgage Loans, including for this purpose voluntary payment in full of Mortgage Loans prior to stated maturity, liquidations due to defaults, casualties and condemnations, and repurchases of or substitutions for Mortgage Loans by [__________] or an affiliate of [__________] as required or permitted under the Pooling and Servicing Agreement or the Unaffiliated Seller's Agreement.

      The actual rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the loans and the extent of the mortgagors' equity in such properties, and changes in the mortgagors' housing needs, job transfers and unemployment.

      The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing interest rates fall significantly below the interest rates at the time of origination, mortgage loans may be subject to higher prepayment rates than if prevailing rates remain at or above those at the time such mortgage loans were originated. Conversely, if prevailing interest rates rise appreciably above the interest rates at the time of origination, mortgage loans may experience a lower prepayment rate than if prevailing rates remain at or below those at the time such mortgage loans were originated. However, there can be no assurance that the Mortgage Loans will conform to the prepayment experience of conventional mortgage loans or to any past prepayment experience or any published prepayment forecast. No assurance can be given as to the level of prepayments on Mortgage Loans that the Trust Fund will experience.

      As indicated above, if purchased at other than par, the yield to maturity on a Class A Certificate will be affected by the rate of the payment of principal on the Mortgage Loans. If the actual rate of payments on the Mortgage Loans is slower than the rate anticipated by an investor who purchases a Class A Certificate at a discount, the actual yield to such investor will be lower than such investor's anticipated yield. If the actual rate of payments on the Mortgage Loans is faster than the rate anticipated by an investor who purchases a Class A Certificate at a premium, the actual yield to such investor will be lower than such investor's anticipated yield. Because the Lockout Certificates do not receive (unless the Certificate Principal Balances of the Class A Certificates, other than the Lockout Certificates, have been reduced to zero or unused Pre-Funding Account moneys are distributed to the Holders of the Class A Certificates as described herein) any portion of principal payments prior to the Distribution Date occurring in __________ and will receive (unless the Certificate Principal Balances of the Class A Certificates, other than the Lockout Certificates, have been reduced to zero) a disproportionately small or large portion of the Class A Principal Distribution Amount thereafter, the weighted average life of the Lockout Certificates will be longer or shorter than would otherwise be the case, and the effect on the market value of the Lockout Certificates of changes in market interest rates or market yields for similar securities may be greater or lesser than for the other Classes of Class A Certificates entitled to principal distributions.

      The final distribution date is expected to be __________ for the Class A-1 Certificates, __________ for the Class A-2 Certificates, __________ for the Class A-3 Certificates, __________ for the Class A-4 Certificates, __________ for the Class A-5 Certificates and __________ for the Class A-6 Certificates (each, a "Final Scheduled Maturity Date"). Each such Final Scheduled Maturity Date was calculated using the following methodolgy assumptions: (i) with respect to the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates and the Class A-4 Certificates, (x) the Modeling Assumptions (as defined below), (y) 0% of the Prepayment Assumption (as defined below) and (z) no Net Monthly Excess Cashflow is applied as an accelerated payment of principal on the Class A Certificates, and (ii) with respect to the Class A-5 Certificates and the Class A-6 Certificates, such Final Scheduled Maturity Date is 13 months after the final stated maturity date of the Mortgage Loan having the latest maturity date, assuming a Subsequent Mortgage Loan having a final stated maturity date of __________ is purchased by the Trust. The weighted average life of the Class A Certificates is likely to be shorter than would be the case if payments actually made on the Mortgage Loans conformed to the foregoing assumptions, and the final Distribution Date with respect to any Class of the Class A Certificates could occur significantly earlier than the Final Scheduled Maturity Date because (i) prepayments (including, for this purpose, prepayments attributable to foreclosure, liquidation, repurchase and the like) on Mortgage Loans are likely to occur, (ii) with respect to the Class A-5 Certificates and the Class A-6 Certificates, thirteen months have been added to obtain the Final Scheduled Maturity Date above, (iii) the overcollateralization provisions of the Trust result in the application of excess interest to the payment of principal and (iv) the Servicer may cause a liquidation of the Trust Fund when the aggregate outstanding principal amount of the Mortgage Loans is less than ___% of the sum of (a) the Cut-Off Date Aggregate Principal Balance and (b) the Original Pre-Funded Amount.

      "Weighted average life" refers to the average amount of time that will elapse from the date of issuance of a security until each dollar of principal of such security is scheduled to be repaid to an investor. The weighted average life of the Class A Certificates will be influenced by the rate at which principal of the Mortgage Loans is paid, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes liquidations due to default).

      Prepayments on mortgage loans are commonly measured relative to a prepayment model or standard. The model used in this Prospectus Supplement ("Home Equity Prepayment" or "HEP") is a prepayment assumption (the "Prepayment Assumption") which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. 23% HEP assumes a constant prepayment rate of 2.3% per annum of the then outstanding principal balance of the Mortgage Loans in the first month of the life of the Mortgage Loans and an additional 2.3% per annum in each month thereafter up to and including the tenth month. Beginning in the eleventh month and in each month thereafter during the life of the Mortgage Loans, 23% HEP assumes a constant prepayment rate of 23% per annum. As used in the table below, 0% Prepayment Assumption assumes prepayment rates equal to 0% of the Prepayment Assumption, i.e., no prepayments on the mortgage loans having the characteristics described below. The Prepayment Assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the related Mortgage Loans.

      The following table has been prepared on the basis of the following assumptions (collectively, the "Modeling Assumptions"):

      (i) The Mortgage Loans prepay at the indicated percentage of the Prepayment Assumption, (ii) distributions on the Certificates are received in cash on the [___] day of each month commencing in __________, (iii) no defaults or delinquencies in, or modifications, waivers or amendments respecting the payment by the mortgagors of principal and interest on the Mortgage Loans occur,
(iv) scheduled payments are assumed to be received on the last day of each month commencing in __________ (or as set forth in the following table) and prepayments represent payments in full of individual Mortgage Loans and are assumed to be received on the last day of each month, commencing in __________ (or as set forth in the following table) and include 30-days' interest thereon,
(v) the Class A-1 Pass-Through Rate remains constant at _____% per annum, (vi) the Certificates are purchased on [date], (vii) the Specified Subordinated Amount is as set forth in the Pooling and Servicing Agreement, and (viii) the Mortgage Pool consists of thirteen Mortgage Loans having the following characteristics:

                                 Original        Remaining        Remaining
 Principal      Mortgage      Amortizing Term  Amortizing Term  Term to Maturity
Balance ($) Interest Rate (%)   (in months)      (in months)      (in months)
----------  ----------------- ---------------  ---------------   ---------------




(1) Assumes transfer to the Trust in __________ with the characteristics set forth above. Scheduled payments are assumed to be received on the last day of each month commencing in__________ . Prepayments are assumed to be received on the last day of each month commencing in __________ and include 30-days' interest thereon.

(2) Assumes transfer to the Trust in __________ with the characteristics set forth above. Scheduled payments are assumed to be received on the last day of each month commencing in __________. Prepayments are assumed to be received on the last day of each month commencing in __________ and include 30-days' interest thereon.

During the first Due Period, interest is assumed to be available for payment to the Class A Certificates at a rate of _____% per annum.

During the first two Due Periods, interest is assumed to be available for payment to the Class A Certificates at a rate of _____% per annum.

      Based upon the foregoing Modeling Assumptions, the tables below indicate the weighted average life and earliest retirement date of the Class A Certificates assuming that the Mortgage Loans prepay according to the indicated percentages of the Prepayment Assumption.

Weighted Average Lives

Class A-1 Certificates

       Prepayment               Weighted Average          Earliest Retirement
    Assumption (HEP)          Life in Years (1)(2)             Date (2)
    ---------------           -------------------         -------------------

Class A-2 Certificates

       Prepayment               Weighted Average          Earliest Retirement
    Assumption (HEP)          Life in Years (1)(2)             Date (2)
    ---------------           -------------------         -------------------



Class A-3 Certificates

       Prepayment               Weighted Average          Earliest Retirement
    Assumption (HEP)          Life in Years (1)(2)             Date (2)
    ---------------           -------------------         -------------------

Class A-4 Certificates

       Prepayment               Weighted Average          Earliest Retirement
    Assumption (HEP)          Life in Years (1)(2)             Date (2)
    ---------------           -------------------         -------------------



Class A-5 Certificates

       Prepayment               Weighted Average          Earliest Retirement
    Assumption (HEP)          Life in Years (1)(2)             Date (2)
    ---------------           -------------------         -------------------

Class A-6 Certificates

       Prepayment               Weighted Average          Earliest Retirement
    Assumption (HEP)          Life in Years (1)(2)             Date (2)
    ---------------           -------------------         -------------------


(1) The weighted average life of each Class of Class A Certificates is determined by (a) multiplying the amount of each principal payment by the number of years from the Closing Date to the related Distribution Date;
      (b) adding the results; and (c) dividing the sum by the Original Certificate Principal Balance.

(2)   Determined assuming no early termination of the Trust Fund occurs.

                             ----------------------

     There is no assurance that prepayments will occur or, if they do occur, that they will occur at any percentage of HEP.

         The  Pooling  and  Servicing   Agreement  provides  that  none  of  the
Certificate Insurer, the Trust, the Trustee, the Seller, the Depositor, the Originators or the Servicer will be liable to any Certificateholder or Holder for any loss or damage incurred by such Certificateholder or Holder as a result of any difference in the rate of return received by such Certificateholder or Holder as compared to the applicable Pass-Through Rate, with respect to any Holder of Class A Certificates upon reinvestments of the funds received in connection with any premature repayment of principal on the Certificates, including any such repayment resulting from any prepayment by the Mortgagor, any liquidation of such Mortgage Loan, or any repurchase of or substitution for any Mortgage Loan by the Seller or the Servicer.

                         DESCRIPTION OF THE CERTIFICATES

General

      The Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates and the Class A-6 Certificates (collectively, the "Class A Certificates") will be issued by the Trust. In addition to the Class A Certificates, the Trust will also issue the Class R Certificates. The Class R Certificates have been designated as the single "residual interest" for purposes of the Code. The Class R Certificates are not being offered hereby.

       Each Class A Certificate represents a certain fractional undivided ownership interest in the Trust Fund created and held pursuant to the Pooling and Servicing Agreement, subject to the limits and the priority of distribution described therein. The Trust Fund consists of (a) the Mortgage Loans, together with the mortgage files relating thereto and all collections thereon and proceeds thereof collected after the Cut-Off Date (other than monthly payments due on each Mortgage Loan up to and including any Due Date occurring on or prior to __________), (b) such assets as from time to time are identified as REO Property and collections thereon and proceeds thereof, (c) assets that are deposited in the Accounts (as defined herein), including amounts on deposit in the Accounts and invested in accordance with the Pooling and Servicing Agreement ("Permitted Investments"), (d) the Trustee's rights with respect to the Mortgage Loans under all insurance policies required to be maintained pursuant to the Pooling and Servicing Agreement and any insurance proceeds, (e) Liquidation Proceeds and (f) released mortgaged property proceeds. In addition, the Seller will cause the Certificate Insurer to issue the Certificate Insurance Policy under which it will guarantee payments to the Class A Certificateholders as described herein.

Book-Entry Registration

      The Class A Certificates will be issued only in book-entry form, in denominations of $1,000 initial principal balance and integral multiples of $1,000 in excess thereof, except that one Class A Certificate of each Class may be issued in a different amount.

      The Beneficial Owners may elect to hold their Class A Certificates through DTC in the United States, or CEDEL or Euroclear if they are participants in such systems ("Participants"), or indirectly through organizations which are Participants in such systems. The Book-Entry Certificates will be issued in one or more certificates per Class of Class A Certificates which in the aggregate equal the Certificate Principal Balance of such Class A Certificates and will initially be registered in the name of Cede, the nominee of DTC. CEDEL and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Chase will act as depositary for CEDEL and Morgan will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations representing principal amounts of $1,000. Except as described below, no Beneficial Owner will be entitled to receive a physical certificate representing such Certificate (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, it is anticipated that the only "Holder" of such Class A Certificates will be Cede, as nominee of DTC. Beneficial Owners will not be Holders as that term is used in the Pooling and Servicing Agreement. Beneficial Owners are only permitted to exercise their rights indirectly through Participants and DTC.

      The Beneficial Owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the Beneficial Owner's account for such purpose. In turn, the Financial Intermediary's Ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner's Financial Intermediary is not a DTC Participant and on the records of CEDEL or Euroclear, as appropriate).

      DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (including the Underwriter), banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

      Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Book-Entry Certificates, such as the Class A Certificates, among Participants on whose behalf it acts with respect to the Book-Entry Certificates and to receive and transmit distributions of principal of and interest on the Book-Entry
Certificates. Participants and Indirect Participants with which Beneficial Owners have accounts with respect to the Book-Entry Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Beneficial Owners.

      Beneficial Owners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Book-Entry Certificates may do so only through Participants and Indirect

Participants. In addition, Beneficial Owners will receive all distributions of principal and interest from the Trustee, or a paying agent on behalf of the Trustee, through DTC Participants. DTC will forward such distributions to its Participants, which thereafter will forward them to Indirect Participants or Beneficial Owners. Beneficial Owners will not be recognized by the Trustee, the Servicer or any paying agent as Certificateholders, as such term is used in the Pooling and Servicing Agreement, and Beneficial Owners will be permitted to exercise the rights of Certificateholders only indirectly through DTC and its Participants.

      Because of time zone differences, credits of securities received in CEDEL or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or CEDEL Participants on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant (as defined below) or Euroclear Participant (as defined below) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlements in DTC. For information with respect to tax documentation procedures relating to the Certificates, see "Certain Federal Income Tax Consequences -- REMIC Securities" in the Prospectus.

      Transfers between Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

      CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participant organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

      Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 31 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear Securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

      The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

      Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

      Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Trustee to Cede, as nominee of DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC's normal procedures. Each DTC Participant will be responsible for disbursing such payment to the Beneficial Owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Beneficial Owners of the Book-Entry Certificates that it represents.

      Under a book-entry format, Beneficial Owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede, as nominee of DTC.
Distributions with respect to Class A Certificates held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Beneficial Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

      Monthly and annual reports on the Trust provided by the Trustee to Cede, as nominee of DTC, may be made available to Beneficial Owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such Beneficial Owners are credited.

      DTC has advised the Depositor and the Servicer that it will take any action permitted to be taken by a Certificateholder under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC the Book-Entry Certificates are credited. Additionally, DTC has advised the Depositor that it will take such actions with respect to specified percentages of voting rights only at the direction of and on behalf of Participants whose holdings of Book-Entry Certificates evidence such specified percentages of voting rights. DTC may take conflicting actions with respect to percentages of voting rights to the extent that Participants whose holdings of Book-Entry Certificates evidence such percentages of voting rights authorize divergent action.

      None of the Depositor, the Servicer, the Certificate Insurer or the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

      Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among Participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Calculation of LIBOR

      On the fifth business day preceding each Distribution Date or, in the case of the [date] Distribution Date, on the second business day preceding the Closing Date (each such date, an "Interest Determination Date"), the Trustee will determine the London interbank offered rate for one-month U.S. dollar deposits ("LIBOR") for the next Accrual Period for the Adjustable Rate Certificates on the basis of the offered rates of the Reference Banks for one-month U.S. dollar deposits, as such rates appear on the Reuters Screen LIBO Page, as of 11:00 a.m. (London time) on such Interest Determination Date. As used in this section, "business day" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks); and "Reference Banks" means leading banks selected by the Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) whose quotations appear on the Reuters' Screen LIBO Page on the Interest Determination Date in question, (iii) which have been designated as such by the Trustee and (iv) not controlling, controlled by, or under common control with, the Servicer or the Trustee.

      On each Interest Determination Date, LIBOR for the related Accrual Period for the Adjustable Rate Certificates will be established by the Trustee as follows:

      If on such Interest Determination Date two or more Reference Banks provide such offered quotations, LIBOR for the related Accrual Period for the Adjustable Rate Certificates shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%).

      If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, LIBOR for the related Actual Period for the Adjustable Rate Certificates shall be the higher of (x) LIBOR as determined on the previous Interest Determination Date and (y) the Reserve Interest Rate. The "Reserve Interest Rate" shall be the rate per annum that the Trustee determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/16%) of the one-month U.S. dollar lending rates which New York City banks selected by the Trustee are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or, in the event that the Trustee can determine no such arithmetic mean, (ii) the lowest one-month U.S. dollar lending rate which New York City banks selected by the Trustee are quoting on such Interest Determination Date to leading European banks.

      The establishment of LIBOR on each Interest Determination Date by the Trustee and the Trustee's calculation of the rate of interest applicable to the Adjustable Rate Certificates for the related Accrual Period shall (in the absence of manifest error) be final and binding.

Definitive Certificates

      The Class A Certificates, which will be issued initially as Book-Entry Certificates, will be converted to Definitive Certificates and reissued to Beneficial Owners or their nominees, rather than to DTC or its nominee, only if
(a) the Depository or the Servicer advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the Book-Entry Certificates and the Depository or the

Servicer is unable to locate a qualified successor or (b) the Trustee, at its option, elects to terminate the book-entry system through DTC.

      Upon the occurrence of any event described in the immediately preceding paragraph, DTC will be required to notify all Participants of the availability through DTC of Definitive Certificates. Upon delivery of Definitive Certificates, the Trustee will reissue the Book-Entry Certificates as Definitive Certificates to Beneficial Owners. Distributions of principal of, and interest on, the Book-Entry Certificates will thereafter be made by the Trustee, or a paying agent on behalf of the Trustee, directly to holders of Definitive Certificates in accordance with the procedures set forth in the Pooling and Servicing Agreement.

      Definitive Certificates will be transferable and exchangeable at the offices of the Trustee or the certificate registrar. No service charge will be imposed for any registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Assignment of Mortgage Loans

      Pursuant to an Unaffiliated Seller's Agreement among the Originators, the Depositor and the Seller (the "Unaffiliated Seller's Agreement"), the Originators will sell, transfer, assign, set over and otherwise convey the Mortgage Loans without recourse to the Seller and the Seller will sell, transfer, assign, set over and otherwise convey the Mortgage Loans, including all principal outstanding as of, and interest due after, the Cut-Off Date without recourse to the Depositor on the Closing Date. Pursuant to the Pooling and Servicing Agreement, the Depositor will sell, transfer, assign, set over and otherwise convey without recourse to the Trustee in trust for the benefit of the Certificateholders and the Certificate Insurer all right, title and interest in and to each Mortgage Loan, including all principal outstanding as of, and interest accrued after, the Cut-Off Date. Each such transfer will convey all right, title and interest in and to (a) principal outstanding as of the Cut-Off Date, and (b) interest due on each such Mortgage Loan after the Cut-Off Date; provided, however, that the Seller will not convey, and the Seller reserves and retains all its right, title and interest in and to, (i) principal (including principal prepayments in full and curtailments (i.e., partial prepayments)) received on each such Mortgage Loan on or prior to the Cut-Off Date and (ii) interest due on each Mortgage Loan on or prior to the Cut-Off Date.

      In connection with such transfer and assignment, the Depositor will cause to be delivered to the Trustee on the Closing Date the following documents (collectively, with respect to each Mortgage Loan, the "Trustee's Mortgage File") with respect to each Mortgage Loan:

            (a) The original Mortgage Note, endorsed without recourse in blank by the related Originator, including all intervening endorsements showing a complete chain of endorsement;

            (b) The related original Mortgage with evidence of recording indicated thereon or a copy thereof certified by the applicable recording office;

            (c) The recorded mortgage assignment(s), or copies thereof certified by the applicable recording office, if any, showing a complete chain of assignment from the originator of the related Mortgage Loan to the related Originator (which assignment may, at such Originator's option, be combined with the assignment referred to in clause (d) below);

            (d) A mortgage assignment in recordable form (which, if acceptable for recording in the relevant jurisdiction, may be included in a blanket assignment or assignments) of each Mortgage from the related Originator to the Trustee;

            (e) Originals of all assumption, modification and substitution agreements in those instances where the terms or provisions of a Mortgage or Mortgage Note have been modified or such Mortgage or Mortgage Note has been assumed; and

            (f) An original title insurance policy (or (A) a copy of the title insurance policy, or (B) a binder thereof or copy of such binder together with a certificate from the Originator that the original Mortgage has been delivered to the title insurance company that issued such binder for recordation).

      Pursuant to the Pooling and Servicing Agreement, the Trustee agrees to execute and deliver on or prior to the Closing Date an acknowledgment of receipt of the Certificate Insurance Policy and, for each Mortgage Loan, the original Mortgage Note, item (a) above, with respect to the Mortgage Loans (with any exceptions noted). The Trustee agrees, for the benefit of the Certificateholders and the Certificate Insurer, to review (or cause to be reviewed) each Trustee's Mortgage File within 30-days after the Closing Date (or, with respect to any Qualified Substitute Mortgage Loan, within 30-days after the receipt by the Trustee thereof) and to deliver a certification generally to the effect that, as to each Mortgage Loan listed in the Mortgage Loan Schedule, (a) all documents required to be delivered to it pursuant to the Pooling and Servicing Agreement are in its possession, (b) each such document has been reviewed by it and has not been mutilated, damaged, torn or otherwise physically altered, appears regular on its face and relates to such Mortgage Loan, and (c) based on its examination and only as to the foregoing documents, certain information set forth on the Mortgage Loan Schedule accurately reflects the information set forth in the Trustee's Mortgage File delivered on such date.

      If the Trustee, during the process of reviewing the Trustee's Mortgage Files, finds any document constituting a part of a Trustee's Mortgage File which is not executed, has not been received or is unrelated to the Mortgage Loans, or that any Mortgage Loan does not conform to the requirements above or to the description thereof as set forth in the Mortgage Loan Schedule, the Trustee shall promptly so notify the Servicer, the Seller and the Certificate Insurer in writing with details thereof. The Seller agrees to use reasonable efforts to cause to be remedied a material defect in a document constituting part of a Trustee's Mortgage File of which it is so notified by the Trustee. If, however, within 60 days after the Trustee's notice to it respecting such defect the Seller has not caused to be remedied the defect and the defect materially and adversely affects the interest of the Holders in the Mortgage Loan or the interests of the Certificate Insurer, the Seller or the related Originator will either (a) substitute in lieu of such Mortgage Loan a Qualified Substitute Mortgage Loan and, if the then outstanding principal balance of such Qualified Substitute Mortgage Loan is less than the principal balance of such Mortgage Loan as of the date of such substitution plus accrued and unpaid interest thereon, deliver to the Servicer as part of the related monthly remittance remitted by the Servicer the amount of any such shortfall (the "Substitution Adjustment") or (b) purchase such Mortgage Loan at a price equal to the outstanding principal balance of such Mortgage Loan as of the date of purchase, plus the greater of (i) all accrued and unpaid interest thereon and (ii) 30-days' interest thereon, computed at the related Mortgage Interest Rate, net of the Servicing Fee if the Servicer is effecting the repurchase, plus the amount of any unreimbursed Servicing Advances made by the Servicer, which purchase price shall be deposited in the Certificate Account on the next succeeding Servicer Distribution Date after deducting therefrom any amounts received in respect of such repurchased Mortgage Loan or Loans and being held in the Certificate Account for future distribution to the extent such amounts have not yet been applied to principal or interest on such Mortgage Loan (see " -- Flow of Funds" below); provided, however, that the Seller may not purchase any Mortgage Loan that is not in default or as to which no default is imminent pursuant to clause (b) preceding unless the Seller has theretofore caused to be delivered to the Trustee an opinion of counsel knowledgeable in federal income tax matters which states that such a purchase would not constitute a prohibited transaction under the Code.

      A "Qualified Substitute Mortgage Loan" is defined in the Pooling and Servicing Agreement as any mortgage loan or mortgage loans substituted for a deleted Mortgage Loan and which, among other things, (i) relates or relate to a detached one-family residence or to the same type of residential dwelling as the deleted Mortgage Loan and in each case has or have the same or a better lien priority as the deleted Mortgage Loan and has the same occupancy status or is an owner-occupied Mortgaged Property, (ii) matures or mature no later than (and not more than one year earlier than) the deleted Mortgage Loan, (iii) has or have a Loan-to-Value Ratio ("LTV") or LTVs at the time of such substitution no higher than the LTV of the deleted Mortgage Loan, (iv) has or have a CLTV or CLTVs at the time of such substitution no higher than the CLTV of the deleted Mortgage Loan, (v) has or have a principal balance or principal balances (after application of all payments received on or prior to the date of substitution) not substantially less and not more than the principal balance of the deleted Mortgage Loan as of such date, (vi) satisfies or satisfy the criteria set forth from time to time in the definition of "qualified replacement mortgage" at
Section 860G(a)(4) of the Code (or any successor statute thereto), (vii) has or have a mortgage interest rate of at least the same interest rate as the deleted Mortgage Loan and (viii) complies or comply as of the date of substitution with each representation and warranty set forth in the Pooling and Servicing Agreement.

Representations and Warranties of the Seller

      The Seller will represent, among other things, with respect to each Mortgage Loan, as of the Closing Date, the following:

            1. The information set forth in the Mortgage Loan Schedule with respect to each Mortgage Loan is true and correct;

            2. All of the original or certified documentation constituting the Trustee's Mortgage Files (including all material documents related thereto) has been or will be delivered to the Trustee on the Closing Date or as otherwise provided in the Unaffiliated Seller's Agreement;

            3. The Mortgaged Property consists of a single parcel of real property separately assessed for tax purposes, upon which is erected a detached or an attached one-family residence or a detached two-to- six family dwelling, or an individual condominium unit in a low-rise condominium, or an individual unit in a planned unit development, or a commercial property, or a mixed use or multiple purpose property. Such residence, dwelling or unit is not (i) a unit in a cooperative apartment,
      (ii) a property constituting part of a syndication, (iii) a time share unit, (iv) a property held in trust, (v) a mobile home, (vi) a manufactured dwelling, (vii) a log-constructed home, or (viii) a recreational vehicle;

            4. Each Mortgage is a valid first or second lien on a fee simple (or its equivalent under applicable state law) estate in the real property securing the amount owed by the Mortgagor under the Mortgage Note subject only to (i) the lien of current real property taxes and assessments which are not delinquent, (ii) any related first mortgage loan, (iii) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally in the area wherein the property subject to the Mortgage is located or specifically reflected in the appraisal obtained in connection with the origination of the related Mortgage Loan obtained by the Seller and (iv) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage;

            5. Immediately prior to the transfer and assignment by the Seller to the Depositor, the Seller had good title to, and was the sole owner of each Mortgage Loan, free of any interest of any other person, and the Seller has transferred all right, title and interest in each Mortgage Loan to the Depositor;

            6. Each Mortgage Loan conforms, and all such Mortgage Loans in the aggregate conform, to the description thereof set forth in this Prospectus Supplement; and

            7. All of the Mortgage Loans were originated in accordance with the underwriting criteria set forth in this Prospectus Supplement.

      Pursuant to the Pooling and Servicing Agreement, upon the discovery by any of the Certificateholders, the Seller, the Servicer, any Subservicer, the Certificate Insurer, or the Trustee that any of the representations and warranties contained in the Pooling and Servicing Agreement have been breached in any material respect as of the Closing Date, with the result that the interests of the Certificateholders in the related Mortgage Loan or the interests of the Certificate Insurer were materially and adversely affected (notwithstanding that such representation and warranty was made to the Seller's best knowledge and the Seller lacked knowledge of such breach), the party discovering such breach is required to give prompt written notice to the other parties. Subject to certain provisions of the Pooling and Servicing Agreement, within 60 days of the earlier to occur of the Seller's or the applicable Originator's discovery or its receipt of notice of any such breach, the Seller or the related Originator will (a) promptly cure such breach in all material respects, (b) remove each Mortgage Loan which has given rise to the requirement for action by the Seller or the related Originator, substitute one or more Qualified Substitute Mortgage Loans and, if the outstanding principal balance of such Qualified Substitute Mortgage Loans as of the date of such substitution is less than the outstanding principal balance, plus accrued and unpaid interest thereon, of the replaced Mortgage Loans as of the date of substitution, deliver to the Trust Fund as part of the amounts remitted by the

Servicer on such Distribution Date the amount of such shortfall, or (c) purchase such Mortgage Loan at a price equal to the principal balance of such Mortgage Loan as of the date of purchase plus the greater of (i) all accrued and unpaid interest thereon and (ii) 30-days' interest thereon computed at the Mortgage Interest Rate, net of the Servicing Fee if [__________] is the Servicer, plus the amount of any unreimbursed Servicing Advances made by the Servicer, and deposit such purchase price into the Certificate Account on the next succeeding Servicer Distribution Date after deducting therefrom any amounts received in respect of such repurchased Mortgage Loan or Mortgage Loans and being held in the Certificate Account for future distribution to the extent such amounts have not yet been applied to principal or interest on such Mortgage Loan; provided, however, that any substitution of one or more Qualified Substitute Mortgage Loans pursuant to clause (b) preceding must be effected not later than two years after the Closing Date unless the Trustee and the Certificate Insurer receive an opinion of counsel that such substitution would not constitute a prohibited transaction for purposes of the REMIC provisions of the Code. In addition, the Seller and the related Originator shall be obligated to indemnify the Trustee, the Certificateholders and the Certificate Insurer for any third-party claims arising out of a breach by the Seller of representations or warranties regarding the Mortgage Loans. The obligation of the Seller and the related Originator to cure such breach or to substitute or purchase any Mortgage Loan and to indemnify constitute the sole remedies respecting a material breach of any such representation or warranty to the Certificateholders, the Trustee and the Certificate Insurer.

Payments on the Mortgage Loans

      The Pooling and Servicing Agreement provides that the Servicer for the benefit of the Certificateholders shall establish and maintain a Collection Account (the "Collection Account"), which will generally be (i) an account maintained with a depository institution or trust company whose long term unsecured debt obligations are rated by each Rating Agency in one of its two highest rating categories at the time of any deposit therein or (ii) trust accounts maintained with a depository institution acceptable to each Rating Agency (any such account, an "Eligible Account"). The Pooling and Servicing Agreement permits the Servicer to direct any depository institution maintaining the Collection Account to invest the funds in the Collection Account in one or more Permitted Investments (as defined herein) that mature, unless payable on demand, no later than the Business Day preceding the date on which the Servicer is required to transfer the Servicer Remittance Amount from the Collection Account to the Certificate Account, as described below.

      The Servicer is obligated to deposit or cause to be deposited in the Collection Account on a daily basis, amounts representing the following payments received and collections made by it after the Cut-Off Date (other than in respect of Monthly Payments on the Mortgage Loans due on each Mortgage Loan up to and including any Due Date occurring on or prior to __________): (i) all payments on account of principal, including prepayments of principal ("Principal Prepayments"); (ii) all payments on account of interest on the Mortgage Loans,
(iii) all Liquidation Proceeds and all Insurance Proceeds to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the related borrower in accordance with the express requirements of law or in accordance with prudent and customary servicing practices; (iv) all Net REO Proceeds; (v) all other amounts required to be deposited in the Collection Account pursuant to the Pooling and Servicing Agreement; and (vi) any amounts required to be deposited in connection with net losses realized on investments of funds in the Collection Account.

      The Trustee will be obligated to set up an account (the "Certificate Account", and together with the Collection Account, the "Accounts"), which is required to be an Eligible Account, into which the Servicer will deposit or cause to be deposited the Servicer Remittance Amount on the 10th day of each month (the "Servicer Distribution Date").

      The "Servicer Remittance Amount" for a Servicer Distribution Date is equal to the sum, without duplication, of (i) all collections of principal and interest on the Mortgage Loans (including Principal Prepayments, Net REO Proceeds and Liquidation Proceeds, if any) collected by the Servicer during the prior calendar month, (ii) all Periodic Advances made by the Servicer with respect to payments due to be received on the Mortgage Loans on the related Due Date and (iii) any other amounts required to be placed in the Collection Account by the Servicer pursuant to the Pooling and Servicing Agreement but excluding the following:

            (a) amounts received on particular Mortgage Loans, with respect to which the Servicer has previously made an unreimbursed Periodic Advance, as late payments of interest, or as Net Liquidation Proceeds, to the extent of such unreimbursed Periodic Advance;

            (b) amounts received on a particular Mortgage Loan with respect to which the Servicer has previously made an unreimbursed Servicing Advance, to the extent of such unreimbursed Servicing Advance;

            (c) for such Servicer  Distribution  Date,  the aggregate  Servicing
      Fee;

            (d) all net income from Permitted Investments that is held in the Collection Account for the account of the Servicer;

            (e) all amounts in respect of late fees, assumption fees, prepayment fees and similar fees;

            (f) Net Foreclosure Profits; and

            (g) certain other amounts which are reimbursable to the Servicer, as provided in the Pooling and Servicing Agreement.

      The amounts described in clauses (a) through (g) above may be withdrawn by the Servicer from the Collection Account on or prior to each Servicer Distribution Date.

      "Foreclosure Profits" as to any Servicer Distribution Date, are the excess, if any, of (i) Net Liquidation Proceeds in respect of each Mortgage Loan that became a Liquidated Mortgage Loan during the month immediately preceding the month of such Servicer Distribution Date over (ii) the sum of such unpaid Principal Balance of each such Liquidated Mortgage Loan plus accrued and unpaid interest on the unpaid Principal Balance from the Due Date to which interest was last paid by the Mortgagor.

      "Insurance Proceeds" are proceeds paid by any insurer pursuant to any insurance policy covering a Mortgage Loan to the extent such proceeds are not applied to the restoration of the related Mortgaged Property or released to the related Mortgagor. "Insurance Proceeds" do not include "Insured Payments."

      "Liquidation Expenses" as to any Liquidated Mortgage Loan are all expenses incurred by the Servicer in connection with the liquidation of such Mortgage Loan, including, without duplication, unreimbursed expenses for real property taxes and unreimbursed Servicing Advances. In no event may Liquidation Expenses with respect to a Liquidated Mortgage Loan exceed the related Liquidation Proceeds.

      "Liquidated Loan Loss" as to any Liquidated Mortgage Loan is the excess, if any, of (i) the unpaid Principal Balance of such Liquidated Mortgage Loan plus accrued and unpaid interest on such unpaid Principal Balance from the Due Date to which interest was last paid by the Mortgagor over (ii) the sum of the Net Liquidation Proceeds and the amount of any previously unreimbursed Periodic Advances in respect of such Mortgage Loan.

      "Liquidation Proceeds" are amounts (other than Insurance Proceeds) received by the Servicer in connection with (i) the taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or condemnation or
(ii) the liquidation of a defaulted Mortgage Loan through a trustee's sale, foreclosure sale, REO Disposition or otherwise.

      "Net Foreclosure Profits" as to any Servicer Distribution Date, are the excess, if any, of (i) the aggregate Foreclosure Profits with respect to such Servicer Distribution Date over (ii) Liquidated Loan Losses with respect to such Servicer Distribution Date.

      "Net Liquidation Proceeds" as to any Liquidated Mortgage Loan, are Liquidation Proceeds net of Liquidation Expenses and net of any unreimbursed Periodic Advances made by the Servicer.

      "Net REO Proceeds" as to any REO Property, are REO Proceeds net of any related expenses of the Servicer.

      "REO Proceeds" are monies received in respect of any REO Property (including, without limitation, proceeds from the rental of the related Mortgaged Property).

Servicing Fees and Other Compensation and Payment of Expenses

      As compensation for its activities as Servicer under the Pooling and Servicing Agreement, the Servicer shall be entitled with respect to each Mortgage Loan to the Servicing Fee, which shall be payable monthly from amounts on deposit in the Collection Account. The "Servicing Fee" shall be an amount equal to interest at one-twelfth of the Servicing Fee Rate for such Mortgage Loan on the outstanding Principal Balance of such Mortgage Loan. The "Servicing Fee Rate" with respect to each Mortgage Loan will be _____% per annum. In addition, the Servicer shall be entitled to receive, as additional servicing compensation, to the extent permitted by applicable law and the related Mortgage Notes, any late payment charges, assumption fees, prepayment fees or similar items. The Servicer shall also be entitled to withdraw from the Collection Account any net interest or other income earned on deposits therein. The Servicer shall pay all expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement and shall not be entitled to reimbursement therefor except as specifically provided in the Pooling and Servicing Agreement.

      The Servicer may recover Periodic Advances and Servicing Advances to the extent permitted by the Mortgage Loans or, if not recovered from the Mortgagor on whose behalf such Servicing Advance or Periodic Advance was made, from late collections on the related Mortgage Loan, including Liquidation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Servicer from the Mortgagor or otherwise relating to the Mortgage Loan. In the event a Periodic Advance or a Servicing Advance becomes a Nonrecoverable Advance, the Servicer may be reimbursed for such advance from the Certificate Account.

      The Servicer shall not be required to make any Periodic Advance or Servicing Advance which it determines would be a nonrecoverable Periodic Advance or nonrecoverable Servicing Advance (a "Nonrecoverable Advance"). A Periodic Advance or Servicing Advance is "nonrecoverable" if in the good faith judgment of the Servicer, such Periodic Advance or Servicing Advance is not ultimately recoverable.

Overcollateralization Provisions

      Overcollateralization Resulting from Cash Flow Structure. The Pooling and Servicing Agreement requires that, starting with the __________ Distribution Date, the Net Monthly Excess Cashflow, if any, be applied on each Distribution Date as an accelerated payment of principal on the Class of Class A Certificates then entitled to distributions of principal, but only to the limited extent hereafter described. The "Net Monthly Excess Cashflow" for a Distribution Date is equal to the excess of (x) the amount on deposit in the Certificate Account (exclusive of the amount of any Insured Payment and the Servicing Fee) on such Distribution Date (such amount being the "Available Amount" for such Distribution Date) over (y) the sum of (i) the Class A Distribution Amount (calculated for this purpose without regard to any Subordination Increase Amount or portion thereof included therein), (ii) any Reimbursement Amount (as defined herein) or other amount owed to the Certificate Insurer and (iii) the Trustee's Fees.

      This application has the effect of accelerating the amortization of the Class A Certificates relative to the amortization of the Mortgage Loans. To the extent that any Net Monthly Excess Cashflow is not so used, the Pooling and Servicing Agreement provides that it will be paid to the Holders of the Class R Certificates.

      With respect to any Distribution Date, the excess, if any, of (x) the sum of the aggregate Principal Balances of the Mortgage Loans as of the close of business on the last day of the preceding calendar month over (y) the Class A Certificate Principal Balance as of such Distribution Date (and following the making of all distributions on such Distribution Date (other than with respect to any Subordination Increase Amount for such Distribution Date)) is the "Subordinated Amount" as of such Distribution Date. The Pooling and Servicing Agreement requires that, starting with the __________ Distribution Date, the Net Monthly Excess Cashflow will be applied as an accelerated payment of principal on the Class A Certificates until the Subordinated Amount has increased to the level required by the Pooling and Servicing Agreement. Any amount of Net Monthly Excess Cashflow actually applied as an accelerated payment of principal is a "Subordination Increase Amount." The required level of the Subordinated Amount with respect to a Distribution Date is the "Specified Subordinated Amount" with respect to such Distribution Date. Initially, the Subordinated Amount will be an amount equal to approximately _____% of the sum of the Cut-Off Date Aggregate Principal Balance and the Original Pre-Funded Amount.

      In the event that the required level of the Specified Subordinated Amount is permitted to decrease or "step down" on a Distribution Date in the future, the Pooling and Servicing Agreement provides that a portion of the principal which would otherwise be distributed to the Holders of the Class A Certificates on such Distribution Date shall be distributed to the Holders of the Class R Certificates on such Distribution Date. This has the effect of decelerating the amortization of the Class A Certificates relative to the amortization of the Mortgage Loans, and of reducing the Subordinated Amount. With respect to any Distribution Date, the difference, if any, between (a) the Subordinated Amount that would apply on such Distribution Date after taking into account all distributions to be made on such Distribution Date (except for any distributions of related Subordination Reduction Amounts as described in this sentence) and
(b) the Specified Subordinated Amount is the "Excess Subordinated Amount" with respect to such Distribution Date. If, on any Distribution Date, the Excess Subordinated Amount is, or, after taking into account all other distributions to be made on such Distribution Date would be, greater than zero (i.e., the Subordinated Amount is or would be greater than the related Specified Subordinated Amount), then any amounts relating to principal which would otherwise be distributed to the Holders of the Class A Certificates on such Distribution Date shall instead be distributed to the Holders of the Class R Certificates, in an amount equal to the lesser of (x) the Excess Subordinated Amount and (y) the amount available for distribution on account of principal with respect to the Class A Certificates on such Distribution Date; such amount being the "Subordination Reduction Amount" for such Distribution Date.

      The Pooling and Servicing Agreement provides that, on any Distribution Date, all amounts collected on account of principal (other than any such amount applied to the payment of a Subordination Reduction Amount) during the prior Due Period will be distributed to the Holders of the Class A Certificates on such Distribution Date. If any Mortgage Loan became a Liquidated Mortgage Loan during such prior Due Period, the Net Liquidation Proceeds related thereto and allocated to principal may be less than the Principal Balance of the related Mortgage Loan; the amount of any such insufficiency is a "Liquidated Loan Loss." In addition, the Pooling and Servicing Agreement provides that the principal balance of any Mortgage Loan which becomes a Liquidated Mortgage Loan shall then equal zero. The Pooling and Servicing Agreement does not contain any rule which requires that the amount of any Liquidated Loan Loss be distributed to the Holders of the Class A Certificates on the Distribution Date which immediately follows the event of loss; i.e., the Pooling and Servicing Agreement does not require the current recovery of losses. However, the occurrence of a Liquidated Loan Loss will reduce the Subordinated Amount, which, to the extent that such reduction causes the Subordinated Amount to be less than the Specified Subordinated Amount applicable to the related Distribution Date, will require the payment of a Subordination Increase Amount on such Distribution Date (or, if insufficient funds are available on such Distribution Date, on subsequent
Distribution Dates, until the Subordinated Amount equals the related Specified Subordinated Amount). The effect of the foregoing is to allocate losses to the Holders of the Class R Certificates by reducing, or eliminating entirely, payments of Monthly Excess Cashflow and of Subordination Reduction Amounts which such Holders would otherwise receive.

      Overcollateralization and the Certificate Insurance Policy. The Pooling and Servicing Agreement defines a "Subordination Deficit" with respect to a Distribution Date to be the amount, if any, by which (x) the aggregate
Certificate Principal Balance of the Class A Certificates as of such Distribution Date, and following the making of all distributions to be made on such Distribution Date (except for any payment to be made as to principal from proceeds of the Certificate Insurance Policy), exceeds (y) the aggregate Principal Balances of the Mortgage Loans as of the close of business on the last day of the related Due Period. The Pooling and Servicing Agreement requires the Trustee to make a claim for an Insured Payment under the Certificate Insurance Policy not later than the third Business Day prior to any Distribution Date as to which the Trustee has determined that a Subordination Deficit will occur for the purpose of applying the proceeds of such Insured Payment as a payment of principal to the Holders of the Class A Certificates on such Distribution Date. Additionally, under the terms of the Pooling and Servicing Agreement, the Certificate Insurer will have the option to cause Net Monthly Excess Cashflow to be applied without regard to any limitation upon the occurrence of certain trigger events, or in the event of an event of default under the

Insurance Agreement (as defined herein). However, investors in the Class A Certificates should realize that, under extreme loss or delinquency scenarios, they may temporarily receive no distributions of principal.

Flow of Funds

      On each Distribution Date, the Trustee shall distribute, to the extent of funds, including any Insured Payments, on deposit in the Certificate Account, as follows:

            (a) to the Trustee, an amount equal to the fees then due to it (the "Trustee's Fees");

            (b)   from  amounts  then  on  deposit  in the  Certificate  Account
                  (excluding any Insured Payments) to the Certificate Insurer the lesser of (x) the excess of (i) the amount then on deposit in the Certificate Account over (ii) the Insured Distribution Amount for such Distribution Date and (y) the amount of all Insured Payments and other amounts due to the Certificate Insurer pursuant to the Insurance Agreement (including the premium amount) which have not been previously paid (the "Reimbursement Amount") as of such Distribution Date;

            (c) from amounts then on deposit in the Certificate Account, to the Class A Certificateholders an amount equal to the Class A Interest Distribution Amount;

            (d) from amounts then on deposit in the Certificate Account, to the Class A Certificateholders an amount equal to the Class A Principal Distribution Amount; and

            (e) following the making by the Trustee of all allocations, transfers and disbursements described above, from amounts then on deposit in the Certificate Account, the Trustee shall distribute to the Holders of the Class R Certificates, the amount remaining on such Distribution Date, if any.

Report to Certificateholders

      Pursuant to the Pooling and Servicing Agreement, on each Distribution Date the Trustee will deliver to the Servicer, the Certificate Insurer, each Certificateholder and the Depositor a written report containing information including, without limitation, the amount of the distribution on such Distribution Date, the amount of such distribution allocable to principal and allocable to interest, the aggregate outstanding principal balance of the Class A Certificates as of such Distribution Date, the amount of any Insured Payment included in such distributions on such Distribution Date and such other information as required by the Pooling and Servicing Agreement.

Amendment

      The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer and the Trustee by written agreement, upon the prior written consent of the Certificate Insurer, without notice to, or consent of, the Certificateholders, to cure any ambiguity, to correct or supplement any provisions herein, to comply with any changes in the Code, or to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be inconsistent with the provisions of the Pooling and Servicing Agreement; provided, that such action shall not, as evidenced by an opinion of counsel delivered to, but not obtained at the expense of, the Trustee, adversely affect in any material respect the interests of any Certificateholder; and provided, further, that no such amendment shall reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, or change the rights or obligations of any other party to the Pooling and Servicing Agreement without the consent of such party.

      The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer and the Trustee with the consent of the Certificate Insurer, and the Holders of the majority of the Percentage Interest in the Class A Certificates and Class R Certificates for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders; provided, however, that no such amendment shall be made unless the Trustee receives an opinion of counsel, at the expense of the party requesting the change, that such change will not adversely affect the status of the Trust as a REMIC or cause a tax to be imposed on the REMIC; and provided further, that no such amendment shall reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or reduce the percentage for each Class whose Holders are required to consent to any such amendment without the consent of the Holders of 100% of each Class of Certificates affected thereby.

      The  Unaffiliated   Seller's  Agreement  contains   substantially  similar
restrictions regarding amendment.

                         SERVICING OF THE MORTGAGE LOANS

The Servicer

      [__________] will act as the Servicer of the Mortgage Pool. [__________] will act as subservicer with respect to a portion of the Mortgage Loans. See "The Originators, the Seller, the Servicer and the Subservicer."

Servicer Reports

      The Servicer is required to deliver to the Certificate Insurer, the Trustee, [___] and [___], not later than __________ of each year an officer's certificate stating that (i) the Servicer has fully complied with the servicing provisions of the Pooling and Servicing Agreement, (ii) a review of the activities of the Servicer during the preceding calendar year and of performance under the Pooling and Servicing Agreement has been made under such officer's supervision, and (iii) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under the Pooling and Servicing Agreement for such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof including the steps being taken by the Servicer to remedy such default. The first such officer's certificate shall be delivered by the Servicer in _____.

      Not later than __________ of each year, the Servicer, at its expense, is required to cause to be delivered to the Certificate Insurer, the Trustee, [___] and [___] from a firm of independent certified public accountants (who may also render other services to the Servicer) a statement to the effect that such firm has examined certain documents and records relating to the servicing of the Mortgage Loans during the preceding calendar year (or such longer period from the Closing Date to the end of the following calendar year) and that, on the basis of such examination conducted substantially in compliance with generally accepted auditing standards and the requirements of the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, such servicing has been conducted in compliance with the Pooling and Servicing Agreement except for such significant exceptions or errors in records that, in the opinion of such firm, generally accepted auditing standards and the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC require it to report, in which case such exceptions and errors shall be so reported.

Collection and Other Servicing Procedures

      The Servicer will be responsible for making reasonable efforts to collect all payments called for under the Mortgage Loans and will, consistent with the Pooling and Servicing Agreement, follow such collection procedures as it follows with respect to loans which are comparable to the Mortgage Loans. Consistent with the above, the Servicer may, in its discretion, (i) waive any late payment charge and (ii) arrange with a Mortgagor a schedule for the liquidation of delinquencies, subject to the provisions of the Pooling and Servicing Agreement.

      If a Mortgaged Property has been or is about to be conveyed by the Mortgagor, the Servicer will be obligated to accelerate the maturity of the Mortgage Loan, unless it reasonably believes it is unable to enforce that Mortgage Loan's "due-on-sale" clause under applicable law. If it reasonably believes it may be restricted for any reason from enforcing such a "due-on-sale" clause, the Servicer may enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note.

      Any fee collected by the Servicer for entering into an assumption agreement will be retained by the Servicer as additional servicing compensation. For a description of circumstances in which the Servicer may be unable to enforce "due-on-sale" clauses, see "Certain Legal Aspects of the Mortgage Loans and Contracts -- The Mortgage Loans -- 'Due-on-Sale' Clauses" in the Prospectus. In connection with any such assumption, the Mortgage Interest Rate borne by the mortgage note relating to each Mortgage Loan ("Mortgage Note") may not be decreased.

Hazard Insurance

      The Servicer is required to cause to be maintained for each Mortgaged Property a hazard insurance policy with coverage which contains a standard mortgagee's clause in an amount equal to the lesser of (a) the maximum insurable value of such Mortgaged Property or (b) the principal balance of such Mortgage Loan plus the outstanding balance of any mortgage loan senior to such Mortgage Loan, but in no event may such amount be less than is necessary to prevent the borrower from becoming a coinsurer thereunder. As set forth above, all amounts collected by the Servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the Servicer's normal servicing procedures), to the extent they constitute Net Liquidation Proceeds or Insurance Proceeds, will ultimately be deposited in the Certificate Account. The ability of the Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any hazard insurance policy, or upon the extent to which information in this regard is furnished to the Servicer by a borrower. The Pooling and Servicing Agreement provides that the Servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy issued by an insurer acceptable to the Rating Agencies insuring against losses on the Mortgage Loans. If such blanket policy contains a deductible clause, the Servicer is obligated to deposit in the Certificate Account the sums which would have been deposited therein but for such clause.

      In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Mortgage Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other weather-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

      The hazard insurance policies covering the Mortgaged Properties typically contain a co-insurance clause which in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the greater of (i) the replacement cost of the improvements less physical depreciation or (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

      Since residential properties, generally, have historically appreciated in value over time, if the amount of hazard insurance maintained on the improvements securing the Mortgage Loans were to decline as the principal balances owing thereon decreased, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss.

Realization Upon Defaulted Mortgage Loans

      The Servicer will foreclose upon or otherwise comparably convert to ownership Mortgaged Properties securing such of the Mortgage Loans as come into default when, in the opinion of the Servicer, no satisfactory arrangements can be made for the collection of delinquent payments. In connection with such foreclosure or other conversion, the Servicer will follow such practices as it deems necessary or advisable and as are in keeping with the Servicer's general loan servicing activities and the Pooling and Servicing Agreement, provided the Servicer will not expend its own funds in connection with foreclosure or other conversion, correction of a default on a senior mortgage or restoration of any property unless such foreclosure, correction or restoration is determined to increase Net Liquidation Proceeds. Any Mortgaged Property so acquired by the Trust is required to be disposed of in accordance with applicable federal income tax regulations and consistent with the status of the Trust as a REMIC.

Removal and Resignation of the Servicer

      The Certificate Insurer may, pursuant to the Pooling and Servicing Agreement, remove the Servicer upon the occurrence and continuation beyond the applicable cure period of an event described in clause (g) or (h) below and the Trustee, only at the direction of the Certificate Insurer or the majority certificateholders, with the consent of the Certificate Insurer (in the case of any direction of the majority Certificateholders), may remove the Servicer upon the occurrence and continuation beyond the applicable cure period of an event described in clause (a), (b), (c), (d), (e) or (f) below:

            (a) any failure by the Servicer to remit to the Trustee any payment required to be made by the Servicer under the terms of the Pooling and Servicing Agreement which continues unremedied for one (1) Business Day after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer and the Certificate Insurer by the Trustee or to the Servicer and the Trustee by the Certificate Insurer or the Class A Certificateholders evidencing Percentage Interests of at least 25%;

            (b) the failure by the Servicer to make any required Servicing Advance which failure continues unremedied for a period of one (1) Business Day after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee or to the Servicer and the Trustee by any Certificateholder or the Certificate Insurer;

            (c) any failure on the part of the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer contained in this Agreement, or the failure of any representation and warranty set forth in the Pooling and Servicing Agreement, which continues unremedied for a period of 30-days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Depositor or the Trustee, or to the Servicer and the Trustee by any Certificateholder or the Certificate Insurer;

            (d) a decree or order of a court or agency or supervisory authority having jurisdiction in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of 60 days;

            (e) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of the Servicer's property;

            (f) the Servicer shall admit in writing its inability to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations;

            (g) the delinquency or loss experience of the Mortgage Loan pool exceeds certain levels specified in the Pooling and Servicing Agreement; or

            (h) The Certificate Insurer shall notify the Trustee of any event of default under the Insurance Agreement.

      The Servicer may not assign its obligations under the Pooling and Servicing Agreement nor resign from the obligations and duties thereby imposed on it except by mutual consent of the Servicer, [__________] (if [__________] is not the Servicer), the Certificate Insurer and the Trustee, or upon the determination that the Servicer's duties thereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Servicer without the incurrence, in the reasonable judgment of the Certificate Insurer, of unreasonable expense. No such resignation shall become effective until a successor has assumed the Servicer's responsibilities and obligations in accordance with the Pooling and Servicing Agreement.

      Upon removal or resignation of the Servicer, the Trustee will be the successor servicer (the "Successor Servicer"). The Trustee, as Successor Servicer, will be obligated to make Periodic Advances and Servicing Advances and certain other advances unless it determines reasonably and in good faith that such advances would not be recoverable. If, however, the Trustee is unwilling or unable to act as Successor Servicer, or if the majority Certificateholders (with the consent of the Certificate Insurer) or the Certificate Insurer so requests, the Trustee shall appoint, or petition a court of competent jurisdiction to appoint, in accordance with the provisions of the Pooling and Servicing Agreement and subject to the approval of the Certificate Insurer, any established mortgage loan servicing institution acceptable to the Certificate Insurer having a net worth of not less than $__________ as the Successor Servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer.

      Pursuant to the Pooling and Servicing Agreement, the Servicer covenants and agrees to act as the Servicer for an initial term from the Closing Date to __________, which term will be extendable by the Certificate Insurer by notice to the Trustee for successive terms of three (3) calendar months each, until the termination of the Trust Fund. The Servicer will, upon its receipt of each such notice of extension (a "Servicer Extension Notice") become bound for the duration of the term covered by such Servicer Extension Notice to continue as the Servicer subject to and in accordance with the other provisions of the Pooling and Servicing Agreement. If as of the fifteenth ([___]) day prior to the last day of any term of the Servicer the Trustee shall not have received any Servicer Extension Notice from the Certificate Insurer, the Trustee will, within five (5) days thereafter, give written notice of such non-receipt to the Certificate Insurer and the Servicer. The Certificate Insurer has agreed to extend each three month term of the Servicer, in the absence of an Event of Default under the Pooling and Servicing Agreement.

      The Trustee and any other Successor Servicer in such capacity is entitled to the same reimbursement for advances and no more than the same servicing compensation as the Servicer. See " -- Servicing and Other Compensation and Payment of Expenses" above.

Termination; Purchase of Mortgage Loans

      The Pooling and Servicing Agreement will terminate upon notice to the Trustee of either: (a) the later of the distribution to Certificateholders of the final payment or collection with respect to the last Mortgage Loan (or Periodic Advances of same by the Servicer), or the disposition of all funds with respect to the last Mortgage Loan and the remittance of all funds due under the Pooling and Servicing Agreement and the payment of all amounts due and payable to the Certificate Insurer and the Trustee or (b) mutual consent of the Servicer, the Certificate Insurer and all Certificateholders in writing; provided, however, that in no event will the Trust established by the Pooling and Servicing Agreement terminate later than twenty-one years after the death of the last surviving lineal descendant of the person named in the Pooling and Servicing Agreement.

      Subject to provisions in the Pooling and Servicing Agreement concerning adopting a plan of complete liquidation, the Servicer may, at its option and at its sole cost and expense, terminate the Pooling and Servicing Agreement on any date on which the aggregate Principal Balance of the Mortgage Loans is less than 10% of the sum of (a) the Cut-Off Date Aggregate Principal Balance and (b) the Original Pre-Funded Amount, by purchasing, on the next succeeding Distribution Date, all of the outstanding Mortgage Loans and REO Properties at a price equal to the sum of (a) 100% of the Principal Balance of each outstanding Mortgage Loan and each REO Property, (b) the greater of (i) the aggregate amount of accrued and unpaid interest on the Mortgage Loans through the related Due Period and (ii) 30-days' accrued interest thereon computed at a rate equal to the Mortgage Interest Rate, in each case net of the Servicing Fee, and (c) any unreimbursed amounts due to the Certificate Insurer under the Pooling and

Servicing Agreement, the Insurance Agreement and, without duplication, accrued and unpaid Insured Payments. Any such purchase shall be accomplished by deposit into the Certificate Account of the purchase price specified above. No such termination is permitted without the prior written consent of the Certificate Insurer if it would result in a draw on the Certificate Insurance Policy.

Optional Purchase of Defaulted Mortgage Loans

      [__________] or any affiliate of [__________] has the option to purchase from the Trust Fund any Mortgage Loan which is 90 days or more delinquent at a purchase price equal to the outstanding principal balance of such Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest on such principal balance, computed at the Mortgage Interest Rate, plus the amount of any unreimbursed Servicing Advances made by the Servicer with respect to such Mortgage Loan, in accordance with the provisions specified in the Pooling and Servicing Agreement.

                        THE CERTIFICATE INSURANCE POLICY

      The following summary of the terms of the Certificate Insurance Policy does not purport to be complete and is qualified in its entirety by reference to the Certificate Insurance Policy. A form of the Certificate Insurance Policy may be obtained, upon request, from the Depositor.

      Simultaneously with the issuance of the Certificates, the Certificate Insurer will deliver the Certificate Insurance Policy to the Trustee for the benefit of the Class A Certificateholders. Under the Certificate Insurance Policy, the Certificate Insurer will irrevocably and unconditionally guarantee payment on each Distribution Date to the Trustee for the benefit of the Holders of the Class A Certificates, as applicable, of the Insured Distribution Amounts with respect to the Class A Certificates calculated in accordance with the original terms of the Class A Certificates when issued and without regard to any amendment or modification of the Class A Certificates or the Pooling and Servicing Agreement except amendments or modifications to which the Certificate Insurer has given its prior written consent. The Insured Distribution Amounts for each Distribution Date will be the sum of (i) the Class A Interest Distribution Amount with respect to such Distribution Date, (ii) the Subordination Deficit, if any, for such Distribution Date, and (iii) with respect to the Distribution Date which is a Final Scheduled Maturity Date, the outstanding Certificate Principal Balance of the related Class A Certificates (without duplication to the amount specified in clause (ii)). In addition, with respect to any Distribution Date occurring on a date when an event of default under the Insurance Agreement (described below) has occurred and is continuing or a date on or after the first date on which a claim is made under the Certificate Insurance Policy, the Certificate Insurer at its sole option, may pay any or all of the outstanding Certificate Principal Balance of the Class A Certificates. Mortgage Loan Interest Shortfalls will not be covered by payments under the Certificate Insurance Policy.

      Payment of claims under the Certificate Insurance Policy will be made by the Certificate Insurer following Receipt by the Certificate Insurer of the appropriate notice for payment on the later to occur of (a) 12:00 noon, New York City time, on the second Business Day following Receipt of such notice for payment, and (b) 12:00 noon, New York City time, on the relevant Distribution Date.

      If any payment of an amount guaranteed by the Certificate Insurer pursuant to the Certificate Insurance Policy is avoided as a preference payment under applicable bankruptcy, insolvency, receivership or similar law the Certificate Insurer will pay such amount out of the funds of the Certificate Insurer on the later of (a) the date when due to be paid pursuant to the Order referred to below or (b) the first to occur of (i) the fourth Business Day following Receipt by the Certificate Insurer from the Trustee of (A) a certified copy of the order of the court or other governmental body which exercised jurisdiction to the effect that a Class A Certificateholder is required to return principal or interest distributed with respect to a Class A Certificate during the term of the Certificate Insurance Policy because such distributions were avoidable preferences under applicable bankruptcy law (the "Order"), (B) a certificate of the Class A Certificateholder(s) that the Order has been entered and is not subject to any stay, and (C) an assignment duly executed and delivered by the Class A Certificateholder(s), in such form as is reasonably required by the Certificate Insurer and provided to the Class A Certificateholder(s) by the Certificate Insurer, irrevocably assigning to the Certificate Insurer all rights and claims of the Class A Certificateholder(s) relating to or arising under the Class A Certificates against the debtor which made such preference payment or otherwise with respect to such preference payment, or (ii) the date of Receipt by the Certificate Insurer from the Trustee of the items referred to in clauses (A), (B) and (C) above if, at least four Business Days prior to such date of Receipt, the Certificate Insurer shall have Received written notice from the Trustee that such items were to be delivered on such date and such date was specified in such notice. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the Trustee or any Class A Certificateholder directly (unless a Class A Certificateholder has previously paid such amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case such payment shall be disbursed to the Trustee for distribution to such Class A Certificateholder upon proof of such payment reasonably satisfactory to the Certificate Insurer).

      The terms "Receipt" and "Received," with respect to the Certificate Insurance Policy, means actual delivery to the Certificate Insurer and to its fiscal agent appointed by the Certificate Insurer at its option, if any, prior to 12:00 p.m., New York City time, on a Business Day; delivery either on a day that is not a Business Day or after 12:00 p.m., New York City time, shall be deemed to be Receipt on the next succeeding Business Day. If any notice or certificate given under the Certificate Insurance Policy by the Trustee is not in proper form or is not properly completed, executed or delivered, it shall be deemed not to have been Received, and the Certificate Insurer or the fiscal agent shall promptly so advise the Trustee and the Trustee may submit an amended notice.

      Under the Certificate Insurance Policy, "Business Day" means any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in the City of New York, New York or the State of New York, are authorized or obligated by law or executive order to be closed. The Certificate Insurer's obligations under the Certificate Insurance Policy to make Insured Payments shall be discharged to the extent funds are transferred to the Trustee as provided in the Certificate Insurance Policy, whether or not such funds are properly applied by the Trustee.

      The Certificate Insurer shall be subrogated to the rights of each Class A Certificateholder to receive payments of principal and interest, as applicable, with respect to distributions on the Class A Certificates to the extent of any payment by the Certificate Insurer under the Certificate Insurance Policy. To the extent the Certificate Insurer makes Insured Payments, either directly or indirectly (as by paying through the Trustee), to the Class A Certificateholders, the Certificate Insurer will be subrogated to the rights of the Class A Certificateholders, as applicable, with respect to such Insured Payment and shall be deemed to the extent of the payments so made to be a registered Class A Certificateholder for purposes of payment.

      Claims under the Certificate Insurance Policy will rank equally with any other unsecured debt and unsubordinated obligations of the Certificate Insurer except for certain obligations in respect of tax and other payments to which preference is or may become afforded by statute. Claims against the Certificate Insurer under the Certificate Insurance Policy constitute pari passu claims against the general assets of the Certificate Insurer. The terms of the Certificate Insurance Policy cannot be modified or altered by any other agreement or instrument, or by the merger, consolidation or dissolution of the Depositor. The Certificate Insurance Policy may not be cancelled or revoked prior to payment in full of the Class A Certificates. The Certificate Insurance Policy is governed by the laws of the State of New York. The Certificate Insurance Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

      To the fullest extent permitted by applicable law, the Certificate Insurer agrees under the Certificate Insurance Policy not to assert, and waives, for the benefit of each Class A Certificateholder, all its rights (whether by counterclaim, setoff or otherwise) and defense (including, without limitation, the defense of fraud), whether acquired by subrogation, assignment or otherwise, to the extent that such rights and defenses may be available to the Certificate Insurer to avoid payment of its obligations under the Certificate Insurance
Policy in accordance with the express provisions of the Certificate Insurance Policy.

      Pursuant to the terms of the Pooling and Servicing Agreement, unless a Certificate Insurer Default exists, the Certificate Insurer shall be deemed to be the Certificateholders for all purposes (other than with respect to payment on the Certificates), will be entitled to exercise all rights of the Class A Certificateholders thereunder, without the consent of such Certificateholders, and the Class A Certificateholders may exercise such rights only with the prior written consent of the Certificate Insurer. In addition, the Certificate Insurer will, as a third party beneficiary to the Pooling and Servicing Agreement and the Unaffiliated Seller's Agreement, have, among others, the following rights:
(i) the right to give notices of breach or to terminate the rights and obligations of the Servicer under the Pooling and Servicing Agreement in the event of an Event of Default by the Servicer and to institute proceedings against the Servicer; (ii) the right to consent to or direct any waivers of defaults by the Servicer; (iii) the right to remove the Trustee pursuant to the Pooling and Servicing Agreement; (iv) the right to direct the actions of the Trustee during the continuation of a Servicer default; (v) the right to require the Seller to repurchase Mortgage Loans for breach of representation and warranty or defect in documentation; (vi) the right to direct foreclosures upon the failure of the Servicer to do so in accordance with the Pooling and Servicing Agreement; (vii) the right to direct all matters relating to a bankruptcy or other insolvency proceeding involving the Seller; and (viii) the right to direct the Trustee to investigate certain matters. The Certificate Insurer's consent will be required prior to, among other things, (i) the removal of the Trustee, (ii) the appointment of any successor Trustee or Servicer or (iii) any amendment to the Pooling and Servicing Agreement.

      The Depositor, the Seller, the Servicer and the Certificate Insurer will enter into an Insurance and Indemnity Agreement (the "Insurance Agreement") pursuant to which the Servicer will agree to reimburse, with interest, the Certificate Insurer for amounts paid pursuant to claims under the Certificate Insurance Policy. The Servicer will further agree to pay the Certificate Insurer all reasonable charges and expenses which the Certificate Insurer may pay or incur relative to any amounts paid under the Certificate Insurance Policy or otherwise in connection with the transaction and to indemnify the Certificate Insurer against certain liabilities. Except to the extent provided therein, amounts owing under the Insurance Agreement will be payable solely from the Trust Fund. An "event of default" under the Insurance Agreement will constitute an Event of Default under the Pooling and Servicing Agreement and allow the Certificate Insurer, among other things, to direct the Trustee to terminate the Servicer. See "Servicing of the Mortgage Loans -- Removal and Resignation of the Servicer" herein. An "event of default" under the Insurance Agreement includes
(i) the Originators', the Seller's, the Depositor's or the Servicer's failure to pay when due any amount owed under the Insurance Agreement or certain other documents, (ii) the inaccuracy or incompleteness in any material respect of any representation or warranty of the Originators, the Seller, the Depositor or the Servicer in the Insurance Agreement, the Pooling and Servicing Agreement or certain other documents, (iii) the Originators', the Seller's, the Depositor's or the Servicer's failure to perform or to comply with any covenant or agreement in the Insurance Agreement, the Pooling and Servicing Agreement and certain other documents, (iv) a finding or ruling by a governmental authority or agency that the Insurance Agreement, the Pooling and Servicing Agreement or certain other documents are not binding on the Originators, the Seller, the Depositor or the Servicer, (v) the Originators', the Seller's, the Depositor's or the Servicer's failure to pay its debts in general or the occurrence of certain events of insolvency or bankruptcy with respect to the Seller or the Servicer, and (vi) the occurrence of certain "performance test violations" designed to measure the performance of the Mortgage Loans.

                             THE CERTIFICATE INSURER

      The following information has been obtained from [__________] and has not been verified by the Seller, [__________], [__________], the Depositor or the Underwriter. No representation or warranty is made by the Seller, [__________], [__________] or the Underwriter with respect thereto.

General

         [insert]

                    CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

      An election will be made to treat the Trust as a REMIC for federal income tax purposes. Dewey Ballantine, special tax counsel to the Depositor, will deliver its opinion that, assuming compliance with the Pooling and Servicing Agreement, the Trust will be treated as a REMIC for federal income tax purposes. The Class A Certificates will be designated as "regular interests" in the REMIC, and the Class R Certificates will be designated as the sole "residual interest" in the REMIC. The Class R Certificates are "Residual Certificates" for purposes of the Prospectus.

      The Certificates possess certain special tax attributes by virtue of the REMIC provisions of the Code. See "Certain Federal Income Tax Consequences -- REMIC Securities" in the Prospectus. The Small Business Job Protection Act of 1996 repeals the bad debt reserve method of accounting for mutual savings banks and domestic building and loan associations for tax years beginning after December 31, 1995. As a result, section 593(d) of the

Code is no longer applicable to treat REMIC regular interests, including the Certificates, as "qualifying real property loans."

      The Class A Certificates generally will be treated as debt instruments for federal income tax purposes. Beneficial owners (or registered holders, in the case of Definitive Certificates) of the Class A Certificates will be required to report income on such Certificates in accordance with the accrual method of accounting.

                              ERISA CONSIDERATIONS

      The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain restrictions on (a) employee benefit plans (as defined in Section 3(3) of ERISA), (b) plans described in section 4975(e)(1) of the Code, including individual retirement accounts or Keogh plans, (c) any entities whose underlying assets include plan assets by reason of a plan's investment in such entities (each a "Plan") and (d) persons who have certain specified relationships to such Plans ("Parties-in-Interest" under ERISA and "Disqualified Persons" under the Code). Section 406 of ERISA prohibits Plans from engaging in certain transactions involving the assets of such Plans with Parties in Interest with respect to such Plans, unless a statutory or administrative exemption is applicable to the transaction. Excise taxes under
Section 4975 of the Code, penalties under Section 502 of ERISA and other penalties may be imposed on Plan fiduciaries and Parties-in-Interest (or Disqualified Persons) that engage in "prohibited transactions" involving assets of a Plan. Individual retirement arrangements and other plans that are not subject to ERISA, but are subject to Section 4975 of the Code, and Disqualified Persons with respect to such arrangements and plans, also may be subject to excise taxes and other penalties if they engage in prohibited transactions.
Moreover, based on the reasoning of the United States Supreme Court in John Hancock Life Ins. Co. v. Harris Trust and Sav. Bank, 114 S. Ct. 517 (1993), an insurance company's general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract). ERISA also imposes certain duties on persons who are fiduciaries of Plans subject to ERISA.

      The Department of Labor (the "DOL") has issued a regulation (the "Plan Asset Regulation") describing what constitutes the assets of a Plan when the Plan acquires an equity interest in another entity. The Plan Asset Regulation states that, unless an exemption described in the regulation is applicable, the underlying assets of an entity in which a Plan makes an equity investment will be considered, for purposes of ERISA, to be the assets of the investing Plan. Pursuant to the Plan Asset Regulation, if the assets of the Trust were deemed to be plan assets by reason of a Plan's investment in any Class A Certificates, such plan assets would include an undivided interest in any assets held in such Trust. Therefore, in the absence of an exemption, the purchase, sale or holding of any Class A Certificate by a Plan subject to Section 406 of ERISA or Section 4975 of the Code might result in prohibited transactions and the imposition of excise taxes and civil penalties.

      On June 6, 1990, the DOL issued to Prudential Securities Incorporated an individual administrative exemption, Prohibited Transaction Exemption 90-32 (the "Exemption"), from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by a Plan of certificates in pass-through trusts that meet the conditions and requirements of the Exemption. Among the conditions that must be satisfied for the Exemption to apply are the following:

            1. The Acquisition of the Class A Certificates by a Plan is on terms (including the price for the Class A Certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

            2. The rights and interests evidenced by the Class A Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust Fund;

            3. The Class A Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from any of [___], [___], [___], or [___];

            4. The sum of all payments made to the Underwriter in connection with the distribution of the Class A Certificates represents not more than reasonable compensation for underwriting the Class A

      Certificates. The sum of all payments made to and retained by the Servicer represents not more than reasonable compensation for the Servicer's services under the Pooling and Servicing Agreement and reimbursement of the Servicer's reasonable expenses in connection therewith;

            5. The Trustee is not an affiliate of any other member of the Restricted Group (as defined below); and

            6. The Plan investing in the Class A Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

      The Trust Fund also must meet the following requirements:

            a. The corpus of the Trust Fund must consist solely of assets of the type which have been included in other investment pools;

            b. certificates in such other investment pools must have been rated in one of the three highest rating categories of [___], [___], [___] or [___] for at least one year prior to the Plan's acquisition of certificates; and

            c. certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Class A Certificates.

      In order for the Exemption to apply to certain self-dealing/conflict of interest prohibited transactions that may occur when a Plan fiduciary causes the Plan to acquire Class A Certificates, the Exemption requires, among other matters, that: (i) in the case of an acquisition in connection with the initial issuance of Certificates, at least fifty percent of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent of the aggregate interest in the Trust Fund is acquired by persons independent of the Restricted Group (as defined below); (ii) such fiduciary (or its affiliate) is an obligor with respect to 5 percent or less of the fair market value of the obligations contained in the Trust Fund; (iii) the Plan's investment in Class A Certificates does not exceed twenty-five percent (25%) of all of the certificates outstanding at the time of the acquisition and (iv) immediately after the acquisition, no more than twenty-five percent (25%) of the assets of the Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

      The Exemption does not apply to certain prohibited transactions in the case of Plans sponsored by the Underwriter, the Trustee, the Servicer, any obligor with respect to more than 5% of the fair market value of the Mortgage Loans included in the Trust Fund, any entity deemed to be a "sponsor" of the Trust Fund as such term is defined in the Exemption, or any affiliate of any such party (the "Restricted Group").

      Prior to the date on which the Pre-Funding Period expires, Plans will not be permitted to purchase the Class A Certificates. On or after such date, the Exemption may be available for the purchase of Class A Certificates by Plans. Before purchasing a Class A Certificate, a fiduciary of an ERISA Plan should make its own determination as to the availability of the exemptive relief provided in the Exemption and whether the conditions of any such exemption will be applicable to the Class A Certificates. Any fiduciary of an ERISA Plan considering whether to purchase a Class A Certificate should also carefully review with its own legal advisors the applicability of the fiduciary duty and prohibited transaction provisions of ERISA and the Code to such investment.

      A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA, or Code Section 4975. However, such a governmental plan may be subject to a federal, state, or local law, which is, to a material extent, similar to the provisions of ERISA or Code Section 4975 ("Similar Law"). A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under Similar Law.

      The sale of Certificates to a Plan is in no respect a representation by the Depositor or the Underwriter that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular ERISA Plan.

                                LEGAL INVESTMENT

      The Class A Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA").

                              PLAN OF DISTRIBUTION

      Subject to the terms and conditions of the Underwriting Agreement dated as of [date] (the "Underwriting Agreement") between the Depositor and Prudential Securities Incorporated (the "Underwriter"), the Depositor has agreed to sell to the Underwriter and the Underwriter has agreed to purchase from the Depositor the Class A Certificates.

      The Depositor is obligated to sell, and the Underwriter is obligated to purchase, all of the Class A Certificates offered hereby if any are purchased.

      The Underwriter has advised the Depositor that it proposes to offer the Class A Certificates purchased by the Underwriter for sale from time to time in one or more negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices. The Underwriter may effect such transactions by selling such Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter or purchasers of the Class A Certificates for whom they may act as agent. Any dealers that participate with the Underwriter in the distribution of the Class A Certificates purchased by the Underwriter may be deemed to be underwriters, and any discounts or commissions received by them or the Underwriter and any profit on the resale of Class A Certificates by them or the Underwriter may be deemed to be underwriting discounts or commissions under the Securities Act.

      In connection with the offering of the Class A Certificates, the Underwriter and its affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the Class A Certificates. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M, pursuant to which such person may bid for or purchase the Class A Certificates for the purpose of stabilizing its market price. Any of the transactions described in this paragraph may result in the maintenance of the price of the Class A Certificates at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph is required, and, if they are taken, may be discontinued at any time without notice.

      For further information regarding any offer or sale of the Class A Certificates pursuant to this Prospectus Supplement and the Prospectus, see "Plan of Distribution" in the Prospectus.

      The Underwriting Agreement provides that the Depositor will indemnify the Underwriter or contribute to losses arising out of certain liabilities, including liabilities under the Securities Act.

      Prudential Securities Incorporated is an affiliate of the Depositor.

                                     EXPERTS

      The consolidated balance sheets of [__________] and subsidiaries as of [dates] and the related consolidated statements of income, changes in shareholder's equity, and cash flows for each of the three years in the period ended [date], incorporated by reference in this Prospectus Supplement, have been incorporated herein in reliance on the report of [_________], independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                     RATINGS

      It is a condition to the original issuance of the Class A Certificates that they will receive ratings of "[___]" by [___] and "[___]" by [___]. The ratings assigned to the Class A Certificates will take into account the claims-paying ability of the Certificate Insurer. Explanations of the significance of such ratings may be obtained from [__________], [address] and [___] Rating Services, [address]. Such ratings will be the views only of such rating agencies. There is no assurance that any such ratings will continue for any period of time or that such ratings will not be revised or withdrawn. Any such revision or withdrawal of such ratings may have an adverse effect on the market price of the Class A Certificates.

                                  LEGAL MATTERS

      Certain legal matters in connection with the Class A Certificates will be passed upon for the Originators, the Seller and the Servicer by [__________], and for the Depositor and the Underwriter by Dewey Ballantine LLP, New York, New York.


                         INDEX OF SIGNIFICANT PROSPECTUS
                             SUPPLEMENT DEFINITIONS

__________...................................................................16

Accounts.....................................................................46
Accrual Period................................................................2
Adjustable Rate Certificates...............................................1, 3
Appraised Values.............................................................25
Available Amount.............................................................48
Available Funds Pass-Through Rate.............................................6

Balloon Loans................................................................20
Beneficial Owner..............................................................4
Book-Entry Certificates...................................................4, 16
Business Day.................................................................56

Capitalized Interest Account.................................................12
Carry-Forward Amount.........................................................11
Cede......................................................................4, 16
CEDEL........................................................................16
CEDEL Participants...........................................................40
Certificate Account..........................................................46
Certificate Insurance Policy...............................................1, 4
Certificate Insurer....................................................1, 4, 13
Certificate Insurer Default..................................................13
Certificate Principal Balance..............................................1, 7
Certificateholder............................................................16
Certificateholders............................................................2
Certificates...............................................................1, 3
Civil Relief Act.........................................................14, 23
Civil Relief Act Interest Shortfall..........................................23
Class.........................................................................1
Class A Certificate Principal Balance.........................................8
Class A Certificateholders....................................................1
Class A Certificates...................................................1, 3, 38
Class A Interest Distribution Amount..........................................8
Class A Principal Distribution Amount.........................................9
Class A-1 Certificates.....................................................1, 3
Class A-1 Original Certificate Principal Balance..............................6
Class A-1 Pass-Through Rate...................................................6
Class A-2 Certificates.....................................................1, 3
Class A-2 Original Certificate Principal Balance..............................6
Class A-2 Pass-Through Rate...................................................6
Class A-3 Certificates.....................................................1, 3
Class A-3 Original Certificate Principal Balance..............................6
Class A-3 Pass-Through Rate...................................................6
Class A-4 Certificates.....................................................1, 3
Class A-4 Original Certificate Principal Balance..............................6
Class A-4 Pass-Through Rate...................................................7
Class A-5 Certificates.....................................................1, 3
Class A-5 Original Certificate Principal Balance..............................6
Class A-5 Pass-Through Rate...................................................7
Class A-6 Certificates.....................................................1, 3
Class A-6 Lockout Distribution Amount.........................................8
Class A-6 Lockout Pro Rata Distribution Amount................................8
Class A-6 Original Certificate Principal Balance..............................6
Class A-6 Pass-Through Rate...................................................7
Class R Certificates.......................................................1, 3
Clean-up Call Date...........................................................15
Closing Date..................................................................4
CLTVs........................................................................25
Code.........................................................................16
Collection Account...........................................................46

Commission....................................................................2
Compensating Interest....................................................14, 22
Cooperative..................................................................41
Current Interest..............................................................8
Cut-Off Date..................................................................3

Debt Service Reduction.......................................................14
Deficient Valuation..........................................................14
Definitive Certificate.......................................................39
Depositor..................................................................1, 3
Depository...................................................................16
Disqualified Persons.........................................................58
Distribution Date..........................................................2, 4
DOL..........................................................................58
DTC.......................................................................4, 16
Due Date......................................................................5
Due Period...................................................................10

Eligible Account.............................................................46
ERISA....................................................................16, 58
Euroclear....................................................................16
Euroclear Operator...........................................................41
Euroclear Participants.......................................................40
European Depositaries....................................................16, 39
Excess Subordinated Amount...................................................49
Exchange Act..................................................................2
Exemption................................................................16, 59

FHLMC........................................................................20
Final Scheduled Maturity Date.............................................2, 34
Financial Intermediary.......................................................39
First Liens..................................................................25
Fitch........................................................................13
Fixed Rate Certificates....................................................1, 3
FNMA.........................................................................20
Foreclosure Profits..........................................................47

HEP..........................................................................34
Holder...................................................................16, 39
Holders.......................................................................2
Home Equity Prepayment.......................................................34

Indirect Participants........................................................39
Initial Mortgage Loans.....................................................1, 4
Insurance Agreement..........................................................57
Insurance Proceeds...........................................................47
Interest Determination Date..................................................42

LIBO.........................................................................42
LIBOR.....................................................................6, 42
Liquidated Loan Loss.................................................11, 47, 49
Liquidated Mortgage Loan.....................................................11
Liquidation Expenses.........................................................47
Liquidation Proceeds.........................................................47
Lockout Certificates.......................................................1, 3
LTV..........................................................................44

Modeling Assumptions.........................................................34
Moody's......................................................................13
Mortgage Interest Rate.......................................................14
Mortgage Loan Interest Shortfalls.............................................8
Mortgage Loans............................................................1, 24
Mortgage Note................................................................52
Mortgage Pool.................................................................4
Mortgaged Properties..........................................................4
Mortgages.....................................................................4
Mortgagor....................................................................14
Multiple Liens...............................................................25

Net Foreclosure Profits......................................................48
Net Liquidation Proceeds.....................................................48
Net Monthly Excess Cashflow..................................................48
Net REO Proceeds.............................................................48
Nonrecoverable Advance.......................................................48

Original Certificate Principal Balance........................................1
Original Pre-Funded Amount....................................................1
Originators...................................................................3

Participants.................................................................39
Parties-in-Interest..........................................................58
Pass-Through Rate.............................................................1
Percentage Interest...........................................................7
Periodic Advances............................................................14
Permitted Investments........................................................39
Plan.........................................................................58
Plan Asset Regulation........................................................58
Pooling and Servicing Agreement...............................................1
Pre-Funding Account..........................................................12
Pre-Funding Period...........................................................12
Prepayment Assumption........................................................34
Prepayment Interest Shortfalls...............................................22
Principal Balance............................................................11
Principal Prepayments........................................................46

Qualified Substitute Mortgage Loan...........................................44

Rating Agencies..............................................................17
Rating Agency................................................................17
Receipt......................................................................56
Received.....................................................................56
Record Date...................................................................4
Reference Banks..............................................................42
Reimbursement Amount.........................................................50
Relevant Depositary..........................................................39
REMIC.....................................................................2, 17
REO Proceeds.................................................................48
Reserve Interest Rate........................................................42
Restricted Group.............................................................60
Reuters Screen LIBO Page.....................................................42
Riegle Act...................................................................24
Rules........................................................................39

Second Liens.................................................................25
Securities Act................................................................2
Seller........................................................................3
Servicer...................................................................1, 3
Servicer Distribution Date...............................................14, 46
Servicer Extension Notice....................................................54
Servicer Remittance Amount...................................................46

Servicing Advances...........................................................15
Servicing Fee............................................................15, 48
Servicing Fee Rate...........................................................48
Similar Law..................................................................60
SMMEA........................................................................60
Specified Subordinated Amount................................................49
Standard & Poor's............................................................13
Statistical Calculation Date..............................................3, 24
Statistical Calculation Date Aggregate Principal Balance......................5
Subordinated Amount..........................................................49
Subordination Deficit....................................................11, 50
Subordination Increase Amount................................................49
Subordination Reduction Amount...............................................49
Subsequent Cut-Off Date.......................................................5
Subsequent Mortgage Loans..............................................1, 4, 24
Subsequent Transfer Date......................................................6
Subservicer...................................................................3
Substitution Adjustment......................................................44
Successor Servicer...........................................................54

Terms and Conditions.........................................................41
Trust......................................................................1, 3
Trust Fund.................................................................1, 4
Trustee....................................................................1, 3
Trustee's Fees...............................................................50
Trustee's Mortgage File......................................................43

Unaffiliated Seller's Agreement..............................................43
Underwriter...............................................................2, 60
Underwriting Agreement.......................................................60

Weighted average life........................................................34

================================================================================

No dealer, salesman or other person has been authorized to give any information or to make any representations not contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Depositor or by the Underwriter. This Prospectus Supplement and the Prospectus do not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby by anyone in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make any such offer or solicitation. Neither the delivery of this Prospectus Supplement and the Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that information herein or therein is correct as of any time since the date of this Prospectus Supplement or the Prospectus.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                              PROSPECTUS SUPPLEMENT

Incorporation of Certain Information by Reference ..................       _____
Summary Terms of the Certificates ..................................       _____
Risk Factors .......................................................       _____
The Mortgage Pool ..................................................       _____
The Originators, the Seller and the Servicer .......................       _____
Prepayment and Yield Considerations ................................       _____
Description of the Certificates ....................................       _____
Servicing of the Mortgage Loans ....................................       _____
The Certificate Insurance Policy ...................................       _____
The Certificate Insurer ............................................       _____
Certain Federal Income Tax Considerations ..........................       _____
ERISA Considerations ...............................................       _____
Legal Investment ...................................................       _____
Plan of Distribution ...............................................       _____
Experts ............................................................       _____
Ratings ............................................................       _____
Legal Matters ......................................................       _____
Index of Significant Prospectus Supplement Definitions .............       _____


                                   PROSPECTUS

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE .........................    2
SUMMARY TERMS OF THE CERTIFICATES .........................................    3
RISK FACTORS ..............................................................   18
THE MORTGAGE POOL .........................................................   24
THE ORIGINATORS, THE SELLER AND THE SERVICER ..............................   32
PREPAYMENT AND YIELD CONSIDERATIONS .......................................   33
DESCRIPTION OF THE CERTIFICATES ...........................................   38
SERVICING OF THE MORTGAGE LOANS ...........................................   51
THE CERTIFICATE INSURANCE POLICY ..........................................   55
THE CERTIFICATE INSURER ...................................................   58
CERTAIN FEDERAL INCOME TAX CONSIDERATIONS .................................   58
ERISA CONSIDERATIONS ......................................................   58
LEGAL INVESTMENT ..........................................................   60
PLAN OF DISTRIBUTION ......................................................   60
EXPERTS ...................................................................   61
RATINGS ...................................................................   61
LEGAL MATTERS .............................................................   61

================================================================================

================================================================================

                      [_____] Mortgage Loan Trust [series]
                                  [__________]
                                   (Servicer)
                                        &
                              Prudential Securities
                          Secured Financing Corporation
                                   (Depositor)

                                  [$__________]
                     Adjustable Rate Class A-1 Certificates
                                  [$__________]
                          [___%] Class A-2 Certificates
                                  [$__________]
                          [___%] Class A-3 Certificates
                                  [$----------]
                          [___%] Class A-4 Certificates
                                  [$__________]
                          [___%] Class A-5 Certificates
                                  [$__________]
                          [___%] Class A-6 Certificates

                       Mortgage Pass-Through Certificates,
                                 Series [series]

                               __________________

                              PROSPECTUS SUPPLEMENT
                               __________________


                              Prudential Securities
                                  Incorporated

                                     [date]

================================================================================

PROSPECTUS SUPPLEMENT
(To Prospectus dated August __, 1998)

                                 $-------------
                        [ ] Mortgage Loan Trust [Series]
                                     Issuer
                          Asset Backed Notes, [Series]
                     [[____________] LOGO] [_____________]
                               Seller and Servicer
              Prudential Securities Secured Financing Corporation
                                   Depositor

                               ------------------

      The [ ] Mortgage Loan Trust [Series] (the "Issuer") will be formed pursuant to a deposit trust agreement to be dated as of [__________ ] (the "Trust Agreement") between Prudential Securities Secured Financing Corporation (the "Depositor") and [__________ ], as owner trustee (the "Owner Trustee"). The Issuer is hereby offering $___________ original principal amount of its Class A-1 Asset Backed Notes, [Series] (the "Class A-1 Notes") and $____________ original principal amount of its Class A-2 Asset Backed Notes, [Series] (the "Class A-2 Notes", and together with the Class A-1 Notes, the "Notes"). The Notes will be issued pursuant to an indenture, dated as of [__________ ] 1 ___ (the "Indenture"), between the Issuer and [__________ ] , as indenture trustee (the "Indenture Trustee"), and will be secured by a trust estate (the "Trust Estate") consisting primarily of (i) a pool (the "Mortgage Pool") of fixed rate mortgage loans secured by first and second liens on one- to four-family residential properties (the "Mortgage Loans") and (ii) the Issuer's rights under the Sale Agreement and the Servicing Agreement (each as defined herein). The Issuer also will issue instruments evidencing the residual interest in the Trust Estate (the "Residual Interest"). Only the Notes are offered hereby.

     Simultaneously with the issuance of the Notes, the Seller will obtain from [__________ ] (the "Note Insurer") a financial guaranty insurance policy relating to the Notes (the "Insurance Policy") in favor of the Indenture Trustee. The Insurance Policy will require the Note Insurer to make certain Insured Payments (as defined herein) on the Notes. (cover continued on next page)

                               [[__________ ]LOGO]

     For a discussion of significant matters affecting investment in the Notes, see "Risk Factors" beginning on page S-15 herein, "Certain Prepayment and Yield Considerations" beginning on page S-50 herein and "Risk Factors" beginning on page 13 in the Prospectus.
                        --------------------------------

THE ASSETS PLEDGED TO SECURE THE NOTES AND PAYMENTS UNDER THE INSURANCE POLICY ARE THE SOLE SOURCE OF PAYMENTS ON THE NOTES. THE NOTES REPRESENT NON-RECOURSE OBLIGATIONS OF THE ISSUER ONLY AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE COMPANY, THE DEPOSITOR, THE SELLER, THE SERVICER, THE INDENTURE TRUSTEE, THE OWNER TRUSTEE, THE NOTE INSURER OR ANY OF THEIR AFFILIATES, EXCEPT AS DESCRIBED HEREIN. NEITHER THE NOTES NOR THE MORTGAGE LOANS ARE OR WILL BE INSURED OR GUARANTEED BY ANY GOVERNMENT AGENCY OR INSTRUMENTALITY.

                        --------------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                        --------------------------------

     The Notes will be purchased by Prudential Securities Incorporated the "Underwriters") from the Issuer and will be offered by the Underwriters from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Issuer from the sale of the Class A-1 Notes are expected to be approximately $________ and proceeds from the sale of the Class A-2 Notes are expected to be approximately $__________, in each case, plus accrued interest (based upon the original principal amount of the Notes set forth above), before the deduction of expenses payable by the Issuer estimated to be approximately $-------------.

     The Notes are offered subject to prior sale, when, as, and if accepted by the Underwriters and subject to the Underwriters' right to reject orders in whole or in part. It is expected that delivery of the Notes will be made through the Same-Day Funds Settlement System of The Depository Trust Company, Cedel Bank, S.A. and the Euroclear System on or about [__________ ] . The Notes will be offered in Europe and the United States of America.

                       Prudential Securities Incorporated
           The date of this Prospectus Supplement is [__________ ] ___

(continued from front cover)

      The Class A-1 Notes will be secured by a group ("Group I") of Mortgage Loans (the "Group I Mortgage Loans") in the Trust and the Class A-2 Notes will be secured by a group ("Group II") of Mortgage Loans (the "Group II Mortgage Loans") in the Trust. Payments on the Class A-1 Notes will be made solely from Available Funds for Group I, and payments on the Class A-2 Notes will be made solely from Available Funds for Group II. Group I and Group II are referred to together herein as the "Mortgage Loan Groups" or the "Groups" and each singularly, a "Mortgage Loan Group" or a "Group". As of the Cut-off Date, the aggregate of the principal balances of the Group I Mortgage Loans totaled approximately $________ and the aggregate of the principal balances of the Group II Mortgage Loans totaled approximately $___________; the aggregate of the principal balance of the Mortgage Pool totaled approximately $____________ (the "Initial Mortgage Pool Balance"). The Mortgage Loans have been originated using underwriting standards that are less stringent than the underwriting standards applied by other first mortgage loan purchase programs such as those administered by Fannie Mae or by Freddie Mac. See "RISK FACTORS--Risk Associated with Underwriting Standards" herein.

      The Mortgage Loans will have been originated or acquired by [____________] (the "Seller") through its network of brokers and correspondents and retail origination offices. On or prior to the date the Notes are issued, the Seller will convey its interest in each Mortgage Loan to the Depositor who in turn will convey such interests to the Issuer. The Issuer will then pledge all of its interest in the Mortgage Loans, without recourse, to the Indenture Trustee pursuant to the Indenture as collateral for the Notes.

      Principal and interest on the Notes will be payable as described on the 25th day of each month or, if such day is not a Business Day, the next succeeding Business Day, beginning in July ___ (each, a "Payment Date").

      The Notes will constitute non-recourse obligations of the Issuer. The Seller will have limited obligations arising in respect of certain representations and warranties it makes in connection with the conveyance of the Mortgage Loans to the Depositor pursuant to a mortgage loan sale agreement (the "Sale Agreement"). The Seller will also act as servicer of the Mortgage Loans (in such capacity, the "Servicer") and, in such capacity, will have limited obligations that arise pursuant to certain representations and warranties and to its contractual servicing obligations under the servicing agreement (the "Servicing Agreement") to be entered into among the Servicer, the Issuer and the Indenture Trustee, including the obligation to advance delinquent payments of principal and interest on the Mortgage Loans to the extent provided herein.

      The Notes will be unconditionally and irrevocably guaranteed as to timely payment of interest due to Noteholders and as to ultimate collection of the Note Balance, in each case pursuant to the terms of the Insurance Policy issued by the Note Insurer. See "The Note Insurance" herein.

      The stated maturity for the Notes is the Payment Date occurring in _____________ (the "Stated Maturity").

      The yield to maturity on the Notes will be affected by, among other things, the rate of payment of principal (including by reason of prepayments, defaults and liquidations) of the related Mortgage Loans and the timing and receipt of such payments as described herein and in the Prospectus. See "Prepayment and Yield Considerations" in the Prospectus and "Risk Factors--Yield Considerations Relating to Excess Cash" and "Certain Prepayment and Yield Considerations" herein.

      Following the first Payment Date on which the Aggregate Principal Balance (as defined herein) of the Mortgage Loans is less than 20% of the Aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date (as defined herein), the Indenture Trustee is required to solicit competitive bids for the purchase of the Mortgage Loans for fair market value. In the event that satisfactory bids are received as described herein, the proceeds of such sale will be used to redeem the Notes. See "Description of the Notes - Redemption of the Notes" herein.

      The Notes may be redeemed, in whole but not in part, at the option of the Servicer or, if not exercised, at the option of the Note Insurer, on or after the first Payment Date on which the Aggregate Principal Balance of the Mortgage Loans is less than 10% of the Aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date. See "Description of the Notes--Redemption of the Notes" herein.

      No election will be made to treat the Issuer, the Trust Estate or the arrangement by which the Notes are issued as a "real estate mortgage investment conduit" (a "REMIC") for federal income tax purposes.

      There is currently no secondary market for the Notes. The Underwriters intend to make a secondary market for the Notes, but have no obligation to do so. There can be no assurance that a secondary market for the Notes will develop or, if one does develop, that it will provide investors with a satisfactory level of liquidity or that it will continue.

      It is a condition to the issuance of the Notes that they be rated "___" by ______________, Inc. and "_______" by _________________________________________.

      Reference is made to the Index of Principal Terms herein for the location in this Prospectus Supplement of the definitions of certain capitalized terms used herein, and reference is also made to the Index of Principal Terms in the Prospectus for the location in the Prospectus of the definitions of certain capitalized terms used, but not otherwise defined, herein.

                           --------------------------

      Until 90 days after the date of this Prospectus Supplement, all dealers effecting transactions in the Notes, whether or not participating in this distribution, may be required to deliver a Prospectus Supplement and the related Prospectus. This is in addition to the obligation of dealers acting as underwriters to deliver a Prospectus Supplement and Prospectus with respect to their unsold allotments or subscriptions.

      The Notes offered by this Prospectus Supplement constitute a separate Series of Securities being offered by the Depositor pursuant to its Prospectus dated [__________ ], of which this Prospectus Supplement is a part and that accompanies this Prospectus Supplement. The Prospectus contains important information regarding the offering of the Notes that is not contained herein, and prospective investors are urged to read the Prospectus and this Prospectus Supplement in full. Sales of the Notes may not be consummated unless the prospective investor has received both this Prospectus Supplement and the Prospectus.

      For United Kingdom purchasers: The Notes may not be offered or sold in the United Kingdom other than to persons whose ordinary business is to buy or sell securities, whether as principal or agent (except in circumstances that do not constitute an offer to the public within the meaning of the Public Offers of Securities Regulation 1995), and this Prospectus Supplement and the Prospectus may only be issued or passed on to any person in the United Kingdom if that person is of the kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996.

      To the extent statements contained herein do not relate to historical or current information, this Prospectus Supplement may be deemed to consist of forward looking statements that involve risks and uncertainties that may adversely affect the payments to be made on, or the yield of, the Notes, which risks and uncertainties are discussed under "Risk Factors" and "Certain Prepayment and Yield Considerations" herein. As a consequence, no assurance can be given as to the actual payments on, or the yield of, the Notes.

      The Depositor has filed with the Commission certain materials relating to the Mortgage Loans and the Notes on Form 8-K. Such materials were prepared by the Underwriters (based in part on information provided by the Seller) for certain prospective investors, and the information included in such materials is subject to and is superseded by the information set forth in this Prospectus Supplement.

                           --------------------------

--------------------------------------------------------------------------------

                                SUMMARY OF TERMS

         This summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the accompanying Prospectus. Capitalized terms used in this Prospectus Supplement and not defined herein shall have the meanings set forth in the Prospectus. See "Index of Principal Terms" in this Prospectus Supplement and in the Prospectus for the location of the definitions of certain capitalized terms.


Securities Offered ..............  $__________  _______%  Class A-1 Asset Backed
                                   Notes, [Series] (the "Class A-1 Notes") and $__________ _____% Class A-2 Asset Backed
                                   Notes, [Series] (the "Class A-2 Notes", together with the Class A-1 Notes, the "Notes"). The Notes represent non-recourse obligations of the Issuer. Proceeds of the assets in the Trust Estate and payments under the Insurance Policy, if any, will be the only sources of payments on the Notes.

Issuer ..........................  [  ]   Mortgage   Loan  Trust   [Series],   a
                                   [__________ ] business trust (the  "Issuer"),
                                   established  by the  Depositor  pursuant to a
                                   deposit   trust   agreement,   dated   as  of
                                   [__________   ]  (the   "Trust   Agreement"),
                                   between the Depositor and the Owner  Trustee.
                                   After the Closing Date, the Residual Interest
                                   representing all of the beneficial  ownership
                                   interest  in the  Issuer  will be held by the
                                   Company,  a  limited  purpose,   wholly-owned
                                   subsidiary of the Seller. The Issuer does not have, nor is it expected in the future to have, any significant assets, other than the assets included in the Trust Estate. See "The
                                   Issuer" herein.

Company..........................  [____________],     a    corporation     (the
                                   "Company").

Seller and Servicer..............  [____________],  a  [__________ ] corporation
                                   (the "Seller" and in its capacity as servicer of the Mortgage Loans, the "Servicer"). The Mortgage Loans were originated or acquired by the Seller through its network of brokers and correspondents and retail origination offices. On or prior to the date the Notes are issued, the Seller will convey its interest in each Mortgage Loan to the Depositor who in turn will convey such interests to the Issuer.

Depositor........................  Prudential   Securities   Secured   Financing
                                   Corporation, a [__________ ] corporation (the
                                   "Depositor").  The Depositor will acquire the
                                   Mortgage  Loans  from the Seller and sell the
                                   Mortgage  Loans  to  the  Issuer.   See  "The
                                   Depositor" in the Prospectus.

The Indenture Trustee............  [__________  ] , as  indenture  trustee  (the
                                   "Indenture Trustee"). The Indenture Trustee shall receive a fee (the "Indenture Trustee Fee"), payable monthly on each Payment Date at one-twelfth of 0.02% of the Aggregate Principal Balance of the Mortgage Loans as of the first day of the related Due Period. Upon a termination of the Servicer, the Indenture Trustee shall be obligated to succeed to the obligations of the Servicer or to appoint an eligible successor servicer.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Owner Trustee....................  [__________  ], a [__________ ] [__________ ]
                                   , acting not in its individual capacity but solely as owner trustee (the "Owner Trustee") under the Trust Agreement. The Owner Trustee shall receive a fee (the "Owner Trustee Fee") as provided under the Trust Agreement.

Cut-off Date.....................  With  respect  to  the  Mortgage  Loans,  the
                                   "Cut-off Date" is the close of business on [__________ ].

Closing Date.....................  On or about [__________ ] .

Administrative Fee Amount........  With respect to any Payment Date,  the sum of the Servicing Fee (as defined hereafter), Indenture Trustee Fee and Note Insurer Premium (as defined hereafter) relating to such Payment Date (the "Administrative Fee Amount").

Due Period.......................  With  respect  to each Class of Notes and any
                                   Payment Date, the period commencing on the second day of the calendar month immediately preceding the calendar month in which such Payment Date occurs (or with respect to the first Payment Date, commencing on the day following the Cut-off Date for each Mortgage
                                   Loan) and ending on the first day of the calendar month in which such Payment Date occurs (the "Due Period").

Collection Period................  With  respect  to each Class of Notes and any
                                   Payment Date, the calendar month immediately preceding the month in which such Payment Date occurs (or, in the case of the first Payment Date, the period from the day following the Cut-off Date for each Mortgage Loan through and including the last day of [__________ ] ___) (the "Collection Period").

Deposit Date.....................  With respect to each Payment  Date,  the 18th day of the month in which such Payment Date occurs, or if such day is not a Business Day, then the next succeeding Business Day (the "Deposit Date").

Description of the Notes.........  The Notes represent non-recourse  obligations of the Issuer and will be issued pursuant to an indenture to be dated as of [__________ ] (the "Indenture"), entered into between the Issuer and the Indenture Trustee. The assets included in the trust estate created by the Indenture (the "Trust Estate") and pledged to secure the Notes and payments under the Insurance Policy, if any, will be the only sources of payments on the Notes. The Notes will be issued in two classes (each, a "Class"). The Class A-1 Notes will be secured by the Group I Mortgage Loans and the Class A-2 Notes will be secured by the Group II Mortgage Loans. Payments on the Class A-1 Notes are solely from Available Funds for Group I and payments on the Class A-2 Notes are solely from Available Funds for Group II.

                                   The assets of the Trust Estate will consist of (i) a pool (the "Mortgage Pool") consisting of two Groups of Mortgage Loans, which are fixed rate mortgage loans secured by first and second lien mortgages or deeds of trust, in the case of

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                                      S-2
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                                   Group I, and first lien mortgages or deeds of
                                   trust, in the case of Group 2, on one- to four-family residential properties, including
                                   units  in   condominiums   and  planned  unit
                                   developments (the "Mortgaged Properties"), and including any note or other instrument of indebtedness (each, a "Mortgage Note"); (ii) all payments in respect of principal and interest on the Mortgage Loans (other than
                                   any   principal  or  interest   payments  due
                                   thereon  on or  prior to the  Cut-off  Date);
                                   (iii) security interests in the Mortgaged Properties; (iv) the Issuer's rights under
                                   the   Sale   Agreement   and  the   Servicing
                                   Agreement; and (v) certain other property.

Denominations and
Registration.....................  The Notes will be issued in  denominations of not less than $1,000 principal amount and in integral multiples thereof, with the exception of one Note which may be issued in a lesser amount. No person acquiring a beneficial ownership interest in any Note (any such person, a "Beneficial Owner") will be entitled to receive such Note in fully registered, certificated form (a "Definitive Note"), except under the limited circumstances described herein. Instead, Beneficial Owners will hold their Notes through The Depository Trust Company ("DTC"), in the United States, or Cedel Bank, societe anonyme ("Cedel") or the Euroclear System ("Euroclear") in Europe, each of which will effect payments and transfers in respect of the Notes by means of electronic record keeping services, acting through certain participating organizations. Transfers within DTC, Cedel or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. So long as the Notes are in book entry form, the Notes will be represented by one or more global certificates registered in the name of Cede & Co., as nominee of DTC, or Citibank N.A. or Morgan Guaranty Trust Company of New York, the relevant depositaries of Cedel and Euroclear, respectively, and each a participating member of DTC. This may result in certain delays in receipt of payments by an investor and may restrict an investor's ability to pledge its Notes. See "Risk Factors-Book-Entry Registration" and "Description of the Notes-Book-Entry Registration and Definitive Notes" herein, "ANNEX A: Global Clearance, Settlement and Tax Documentation Procedures" hereto and "Risk Factors-Book-Entry Registration" and "Description of the Securities-Book-Entry Registration" in the Prospectus. Unless and until Definitive Notes are issued, it is anticipated that the only "Noteholder" will be Cede & Co., as nominee of DTC. Beneficial Owners will not be Noteholders as that term is used in the
                                   Indenture and the Servicing Agreement. Beneficial Owners are permitted to exercise their rights only indirectly through DTC and its Participants (including Cedel and Euroclear).

Payments on the Notes

     A.   General................  Payments  on the  Notes  will  be made on the
                                   25th day of each month, or if such day is not a Business Day, on the next succeeding Business Day (each, a "Payment Date"),

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                                      S-3
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                                   commencing  July 27, ___, to each  Noteholder
                                   of  record  as  of  the  last   Business  Day
                                   preceding such Payment Date or, with respect to Definitive Notes, as of the last Business Day of the month preceding the month in which such Payment Date occurs (the "Record Date").

                                   A "Business Day" is any day other than (i) a Saturday or Sunday or (ii) a day on which the
                                   Note Insurer or banking institutions in the State of _________ State of ____________, the
                                   State  of   [__________  ]  ,  the  State  of
                                   _____________- or the city in which the corporate trust office of the Indenture Trustee are authorized or obligated by law, regulation, executive order or governmental decree to be closed.

                                   On each Payment Date, payments of principal and interest will be made to Noteholders as of the immediately preceding Record Date out of Available Funds for the related Group and such Payment Date, together with any payments received under the Insurance Policy. The "Available Funds" for any Payment Date and for each Group will generally consist of the aggregate of the following amounts:

                                       (i) the sum of, for the Mortgage Loans in
                                           the related Group,  (a) all scheduled
                                           payments of  principal  and  interest
                                           received   with   respect   to   such
                                           Mortgage  Loans  and due  during  the
                                           related   Due   Period  and  (b)  all
                                           unscheduled   principal  payments  or
                                           recoveries  on such  Mortgage  Loans,
                                           including   Principal    Prepayments,
                                           Insurance     Proceeds     and    Net
                                           Liquidation  Proceeds received during
                                           the related Collection Period,  minus
                                           -----  (w)  amounts   received   with
                                           respect to  payments  due on or prior
                                           to  the   Cut-off   Date,   (x)   the
                                           Administrative   Fee  Amount  payable
                                           with  respect to such  Payment  Date,
                                           (y)    Payments    Ahead    and   (z)
                                           reimbursements  for  certain  Monthly
                                           Advances and Servicing  Advances made
                                           with respect to the Mortgage Loans as
                                           described  herein  (other  than those
                                           included  in   Liquidation   expenses
                                           already   reimbursed   from   related
                                           Liquidation Proceeds); and

                                     (ii)  the  amount of any  Monthly  Advances
                                           and  Compensating  Interest  Payments
                                           made by the Servicer  with respect to
                                           Mortgage  Loans in the related  Group
                                           for such  Payment  Date,  any amounts
                                           deposited  in  the  Note  Account  in
                                           respect of the  repurchase,  release,
                                           removal or  substitution  of Mortgage
                                           Loans in the related Group during the
                                           related  Collection Period or amounts
                                           deposited  in  the  Note  Account  in
                                           connection with the redemption of the
                                           related  Class of Notes,  all as more
                                           fully described under "Description of
                                           the   Notes-Payments  on  the  Notes"
                                           herein.

B.   Note Interest Rate..........  The  "Note  Interest  Rate" for the Class A-1
                                   Notes and each Interest Period prior to the Initial Redemption Date (as defined herein) will be a per annum rate equal to ____%, and for each Interest Period thereafter, will be a per annum rate equal to

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                                      S-4
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                                   _____%.  The  "Note  Interest  Rate"  for the
                                   Class A-2 Notes and each Interest Period prior to the Initial Redemption Date will be a per annum rate equal to ______%, and for each Interest Period thereafter will be a per annum rate equal to _____%. See "Description of the Notes-Payments on the Notes" herein.

                                   The "Interest Period" in respect of any Payment Date will be the calendar month immediately preceding the month in which the Payment Date occurs. All calculations of interest on the Notes will be computed on the basis of a year of 360 days and twelve 30 day months.

C.   Payments of Interest .......  On each Payment Date,  Notes will be entitled to payments in respect of interest accrued during the related Interest Period ("Note Interest") at the related Note Interest Rate on the outstanding aggregate principal balance of the related Notes (the "Note Balance") as of the preceding Payment Date (after giving effect to the payment, if any, in reduction of principal made on the Notes on such preceding Payment Date). See "Description of the Notes-Payments on the Notes" herein.

                                   If, with respect to any Payment Date, funds are not available from Available Funds for a Group to pay the full amount of Note Interest due on the related Notes, the deficiency will be covered by payments made pursuant to the Insurance Policy for such Payment Date. See "The Note Insurance--The Insurance Policy" herein.

D.   Payments of Principal.......  On each Payment Date,  Notes will be entitled to Monthly Principal in reduction of the Note Balance. "Monthly Principal" with respect to any Payment Date and each Class of Notes will be equal to the aggregate of all scheduled payments of principal received or advanced with respect to the Mortgage Loans in the related Group and due during the related Due Period and all other amounts collected, received or otherwise recovered in respect of principal on the Mortgage Loans in the related Group during or in respect of the related Collection Period, not including Payments Ahead that are not allocable to the related Due Period, subject to reduction for any Overcollateralization Surplus with respect to the related Payment Date as described herein.

E.   Payments of Excess Cash ....  On each  Payment  Date with  respect to which the Overcollateralization Amount for a Class of Notes is less than the related Required Overcollateralization Amount for such Payment Date, Excess Cash derived from Available Funds in respect of the related Group, if any, will be paid on the related Notes in reduction of the related Note Balance, up to the amount necessary for the related Overcollateralization Amount to equal the applicable Required Overcollateralization
                                   Amount. "Excess Cash" for each Class on any Payment Date will be equal to Available Funds for the related Group on such Payment Date, reduced by the sum of (i) any amounts payable to the Note Insurer for Insured Payments with respect to such Class paid on prior Payment Dates and not yet reimbursed and

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                                      S-5
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                                   for any unpaid Note Insurer Premiums for such
                                   Group for prior Payment Dates (in each case with interest thereon at the Late Payment Rate set forth in the Insurance Agreement),
                                   (ii) the Note  Interest for the related Class
                                   and  Payment   Date  and  (iii)  the  Monthly
                                   Principal for the related Class and Payment Date. Any Excess Cash remaining with respect to a Class after making required payments on the related Notes and to the Note Insurer on any Payment Date as described herein will be released to the holder(s) of the Residual Interest on such Payment Date, free from the lien of the Indenture, and such amounts will not be available to make any of the payments referred to in clauses (i)-(iii) above on any subsequent Payment Date. Certain Mortgage Loans will not have their first monthly payment due until the Due Period relating to the August ___ Payment Date. Accordingly, in the case of the July ___ Payment Date, the amount of Excess Cash available will be lower than it would have been otherwise.

F. Overcollateralization Feature   Credit enhancement with respect to each Class
                                   of  Notes  will  be   provided   in  part  by
                                   overcollateralization   resulting   from  the
                                   Aggregate  Principal Balances of the Mortgage
                                   Loans in the  related  Group as of the end of
                                   each Due Period  exceeding  the related  Note
                                   Balance for the related  Payment  Date (after
                                   taking into account the Monthly Principal and
                                   Excess Cash to be paid on such  Payment  Date
                                   in  reduction  of  the  Note  Balance).   The
                                   Indenture       requires       that      this
                                   Overcollateralization  Amount  for a Class be
                                   increased to, and  thereafter  maintained at,
                                   the  related  Required  Overcollateralization
                                   Amount.    This   increase   and   subsequent
                                   maintenance is intended to be accomplished by
                                   the  application  of monthly  Excess  Cash to
                                   accelerate  the pay down of the related  Note
                                   Balance        until       the        related
                                   Overcollateralization   Amount   reaches  the
                                   related    Required     Overcollateralization
                                   Amount. Such applications of Excess Cash, because they consist of interest collections on the Mortgage Loans, but are distributed as principal on the Notes, will increase the related Overcollateralization Amount. Such overcollateralization is intended to result in amounts received on the related Mortgage
                                   Loans in excess of the amount necessary to pay Note Interest and the Monthly Principal required to be paid on the related Notes on any Payment Date being applied to reduce the related Note Balance to zero no later than the Stated Maturity of the Notes.

                                   The "Overcollateralization Amount" for each Class of Notes on any Payment Date will be equal to the amount by which the Aggregate Principal Balance of the Mortgage Loans in the related Group as of the end of the related Due Period exceeds the related Note Balance for such Payment Date after taking into account payments of Monthly Principal (disregarding any permitted reduction in Monthly Principal due to an Overcollateralization Surplus) made on such Class of Notes on such Payment Date. The "Required Overcollateralization Amount" for each Class of Notes on any

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                                      S-6
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                                   Payment  Date  will be  equal  to the  amount
                                   specified  as  such  in  the  Indenture.  The
                                   "Overcollateralization   Surplus"   for  each
                                   Class of Notes on any  Payment  Date  will be
                                   the amount, if any, by which the related Overcollateralization Amount on such Payment
                                   Date    exceeds    the    related    Required
                                   Overcollateralization       Amount.       The
                                   "Overcollateralization   Deficit"   for  each
                                   Class of Notes on any Payment Date will be the amount, if any, by which the related Note Balance on such Payment Date (after taking into account the Monthly Principal and Excess Cash to be paid on such Payment Date in
                                   reduction  of  the  related   Note   Balance)
                                   exceeds the Aggregate Principal Balance of the Mortgage Loans in the related Group at the end of the related Due Period.

                                   The Indenture generally provides that the Required Overcollateralization Amount for each Class may, over time, decrease or increase, subject to certain floors, caps and triggers including triggers that allow the related Required Overcollateralization Amount to decrease or "step down" based on the performance of the Mortgage Loans in the related Group with respect to certain delinquency rate tests specified in the Indenture. In addition, Excess Cash for a Group will be applied to the payment in reduction of principal of the related Class of Notes during the period that the related
                                   Mortgage Loans are unable to meet certain tests specified in the Indenture based on delinquency rates. Any increase in a Required Overcollateralization Amount may result in an accelerated amortization of the related Notes until such Required Overcollateralization Amount is reached, and any decrease in a Required Overcollateralization Amount will result in a decelerated amortization of the related Notes until such Required Overcollateralization Amount is reached. See
                                   "Description              of              the
                                   Notes-Overcollateralization Feature" herein.

G.   Insurance Policy............  [__________  ], a New  York  stock  insurance company (the "Note Insurer"), will issue a financial guaranty insurance policy (the "Insurance Policy") in favor of the Indenture Trustee for the benefit of the Noteholders. The amount of the actual payment, if any, required to be made by the Note Insurer to the Indenture Trustee for the benefit of the Noteholders under the Insurance Policy (the "Insured Payment") is (i) for any Payment Date and each Class of Notes, the sum of (a) the related Note Interest for such Payment Date minus Available Funds for the related Group and (b) the then existing Overcollateralization Deficit with respect to each Class of Notes, if any, after application of Available Funds for the related Group to reduce the related Note
                                   Balance on such Payment Date and (ii) any shortfall in the amount required to pay a Preference Amount with respect to such Class from any source other than the Insurance Policy. The Insurance Policy does not insure shortfalls to the Note Interest resulting from the application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act") or due to Principal Prepayments on the Mortgage Loans. See "The
                                   Note Insurance-The Insurance Policy" herein.

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                                      S-7
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                                   Insured Payments do not cover Realized Losses
                                   except    to    the     extent     that    an
                                   Overcollateralization Deficit exists. Insured Payments do not cover the Servicer's failure to make Monthly Advances pursuant to the Servicing Agreement, except to the extent that an Overcollateralization Deficit would
                                   otherwise    result   from   such    failure.
                                   Nevertheless, the effect of the Insurance Policy is to guaranty the timely payment of interest on, and the ultimate payment of the principal amount of, the Notes.

                                   The Insurance Policy is not cancelable for any reason.

                                   Unless a Note  Insurer  Default  exists,  the
                                   Note Insurer shall have the right to exercise certain rights of the Noteholders, as specified in the Indenture, without any consent of such Noteholders; and such Noteholders may exercise such rights only with the prior written consent of the Note Insurer, except as provided in the Indenture. In addition, to the extent of unreimbursed payments under the Insurance Policy, the Note Insurer will be subrogated to the rights of the holders of the Notes on which such Insured Payments were made. In connection with each Insured Payment on a Note, the Indenture Trustee, as attorney-in-fact for the holder thereof, will be required to assign to the Note Insurer the rights of such holder with respect to the Note to the extent of such Insured Payment. "Note Insurer
                                   Default" is defined under the Indenture generally as the existence and continuance of
                                   (x) the failure by the Note Insurer to make a required payment under the Insurance Policy or (y) the bankruptcy or insolvency of the
                                   Note Insurer.

                                   The Note Insurer will be entitled to receive a monthly premium (the "Note Insurer Premium") with respect to each Group on each Payment Date payable from amounts on deposit in the related Note Account.

H. Stated Maturity ............... The Stated  Maturity  for each Class of Notes is _________- (which has been determined by adding 13 months to the last Payment Date scheduled for the Mortgage Loan of the related Group with the latest stated maturity). It is anticipated that the actual final Payment Date for the Notes will occur significantly earlier than the Stated Maturity. See "Certain Prepayment and Yield Considerations" herein.

Monthly Advances.................  The  Servicer is  required  to make  advances
                                   ("Monthly Advances") in respect of delinquent payments of principal and interest on the Mortgage Loans, subject to certain limitations described herein. See "Servicing of the Mortgage Loans-The Servicing Agreement-Monthly Advances" herein.

Compensating Interest............  With respect to any Mortgage Loan as to which a prepayment in whole or in part was received during the related Collection Period, the Servicer will be required to remit to the Indenture Trustee, up to the amount otherwise payable to the Servicer as the Servicing Fee for the related Group and Payment Date, an amount generally calculated to ensure that a full month's

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                                      S-8
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                                   interest  on  each  such   Mortgage  Loan  is
                                   available   for   payment   to  the   related
                                   Noteholders on the applicable Payment Date (each such amount, a "Compensating Interest Payment"). Compensating Interest Payments are
                                   not   reimbursable   to  the  Servicer.   See
                                   "Servicing   of   the   Mortgage    Loans-The
                                   Servicing   Agreement-Compensating   Interest
                                   Payments" herein.

Servicing Fee....................  The  primary   compensation  payable  to  the
                                   Servicer on each Payment Date with respect to
                                   each Group (the  "Servicing  Fee") will equal
                                   one-twelfth  (1/12)  of  the  product  of (a)
                                   _____%  and  (b)  the   Aggregate   Principal
                                   Balance of the Mortgage  Loans in the related
                                   Group as of the first day of the  related Due
                                   Period.  The  Servicer  shall be  entitled to
                                   retain the  Servicing  Fee from amounts to be
                                   deposited  in  the  Collection  Account.  The
                                   Servicer also will be entitled to retain late
                                   fees,  prepayment  charges and certain  other
                                   amounts and charges as  additional  servicing
                                   compensation.  See "Servicing of the Mortgage
                                   Loans-Servicing   and   Other   Compensation;
                                   Payments of Expenses" herein.

The Mortgage Loans...............  The statistical information presented in this
                                   Prospectus Supplement regarding the Mortgage Pool is based on the Mortgage Loans as of the close of business on the Cut-off Date. As of the Cut-off Date, the Group I Mortgage Loans consisted of _____ Mortgage Loans with an Aggregate Principal Balance totaling $_________ (the "Initial Group I Pool Balance"), the Group II Mortgage Loans consisted of ____ Mortgage Loans with an Aggregate Principal Balance totaling $___________ (the "Initial Group II Pool Balance") and the Mortgage Loans in the Mortgage Pool consisted of _____ Mortgage
                                   Loans with an Aggregate Principal Balance totaling $__________ (the "Initial Mortgage Pool Balance"). As used herein, the term "Aggregate Principal Balance" means the aggregate of the Principal Balances of the Mortgage Loans in the Mortgage Pool at the related date of determination.

                                   The Mortgage Loans to be included in the Trust Estate will consist of two Groups of fixed rate mortgage loans and the Mortgage Notes relating thereto. The Mortgage Loans are secured by first and second lien mortgages or deeds of trust, in the case of Group I, and first lien mortgages or deeds of trust, in the case of Group II, primarily on one-to four-family residential properties (the "Mortgaged Properties") located in ____ states and the _____________. None of the Mortgage Loans will be insured by mortgage pool insurance policies or by primary mortgage insurance policies. The Mortgage Loans are not guaranteed by the Issuer, the Company, the Seller, the Servicer, the Note Insurer, the Owner Trustee, the Depositor, the Indenture Trustee or any other person.

                                   The Mortgage Loans have been originated using underwriting standards that are less stringent than the underwriting standards applied by other mortgage loan purchase programs such as those administered by Fannie Mae or by Freddie Mac.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                   See  "Risk   Factors-Risk   Associated   with
                                   Underwriting Standards" herein.

                                   As of the Cut-off Date, the average Principal Balance of the Group I Mortgage Loans was $_________; the minimum and maximum Principal Balances of the Group I Mortgage Loans were $_________ and $________ respectively;
                                   _______% of the Group I Mortgage Loans by Principal Balance as of the Cut-off Date are secured by first lien mortgages on the related Mortgage Properties and ______% of the Group I Mortgage Loans by Principal Balance as of the Cut-off Date are secured by second liens on the related Mortgaged Properties; _____% of the Group I Mortgage Loans by Principal Balance as of the Cut-off Date are Balloon Loans (as defined herein); the weighted average interest rate (the "Mortgage Rate") of the Group I Mortgage Loans was ______%; the Mortgage Rates of the Group I Mortgage Loans ranged from _____% to _____%; the weighted average Combined Loan-to-Value Ratio (as defined herein) of the Group I Mortgage Loans was _____% and these Combined Loan-to-Value Ratios ranged from ______ to ______ the weighted average remaining term to maturity of the Group I Mortgage Loans was __________ months; the remaining terms to maturity of the Group I Mortgage Loans ranged from ___ months to ______ months. No Group I Mortgage Loan has a scheduled maturity date later than
                                   [__________  ]  ______.  No Group I  Mortgage
                                   Loan will provide for negative amortization. See "Description of The Mortgage Pool" herein.

                                   Approximately  ____%,  ____%, ____% and ____%
                                   of the Group I Mortgage Loans by Principal Balance as of the Cut-off Date are secured by Mortgaged Properties located in ______, _______, __________ and _______________, respectively. See "Risk Factors-Risks Associated with Geographic Concentration of Mortgaged Properties" herein.

                                   No Mortgage Loan identified for inclusion in Group I as of the Closing Date will have an original Principal Balance in excess of $___________.

                                   As of the Cut-off Date, the average Principal Balance of the Group II Mortgage Loans was $____________; the minimum and maximum Principal Balances of the Group II Mortgage Loans were $_________ and $__________, respectively; 100.00% of the Group II Mortgage Loans by Principal Balance as of the Cut-off Date are secured by first lien mortgages on the related Mortgage Properties; ______% of the Group II Mortgage Loans by Principal Balance as of the Cut-off Date are Balloon Loans (as defined herein); the weighted average interest rate (the "Mortgage Rate") of the Group II Mortgage Loans was ______%; the Mortgage Rates of the Group II Mortgage Loans ranged from _____% to _____%; the weighted average Loan-to-Value Ratio (as defined herein) of the Group II Mortgage Loans was _____% and these Loan-to-Value Ratios ranged from _______% to _______%; the weighted average remaining term to maturity

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                   of the Group II Mortgage Loans was _________ months; the remaining terms to maturity of the Group II Mortgage Loans ranged from 119 months to ____ months. No Group II Mortgage Loan has a scheduled maturity date later than [__________ ] _______. No Group II Mortgage
                                   Loan will provide for negative amortization. See "Description of The Mortgage Pool" herein.

                                   No Mortgage Loan identified for inclusion in Group II as of the Closing Date will have an original Principal Balance in excess of $___________.

                                   Approximately  11.75%,   10.87%,  10.28%  and
                                   10.21% of the Group II Mortgage Loans by Principal Balance as of the Cut-off Date are secured by Mortgaged Properties located in Maryland, Ohio, Massachusetts and Illinois, respectively. See "Risk Factors-Risks Associated with Geographic Concentration of Mortgaged Properties" herein.

Optional Redemption..............  The Notes may be redeemed, in full but not in part, at the option of the Servicer or, if not exercised, at the option of the Note Insurer on or after the first Payment Date (such date, the "Initial Redemption Date") on which the Aggregate Principal Balance of the Mortgage Loans in the Mortgage Pool has declined to less than 10% of the Aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date. See "Description of the Notes-Redemption of Notes" herein.

Termination of  Mortgage Pool....  Following the first Payment Date on which the
                                   Aggregate Principal Balance of the Mortgage Loans of both Groups is less than 20% of the Aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date, the Indenture Trustee will be required to solicit competitive bids for the purchase of the Mortgage Loans for fair market value. In the event that satisfactory bids are received as described below, the proceeds of such sale shall be used to redeem the Notes in full and any excess shall be paid to the Residual Holder(s) on the immediately succeeding Payment Date. If the Indenture Trustee receives bids from no fewer than three prospective purchasers considered to be competitive participants in the mortgage loan market and the highest bid is not less than the fair market value of the Mortgage Loans and would equal or exceed the amount set forth in the immediately succeeding sentence, the Indenture Trustee will sell and assign such Mortgage Loans without recourse to the highest bidder and will redeem the Notes on the immediately succeeding Payment Date. For the Indenture Trustee to consummate the sale, the bid must be with respect to each Group at least equal to an amount, which, when added to Available Funds for the related Payment Date with respect to each Group, would equal the sum, without duplication, of (i) the accrued interest then due on the Notes in the related Group on such Payment Date, (ii) the aggregate Note Balance in the related Group as of such Payment Date, (iii) the aggregate of all Insured Payments made by the Note Insurer to the Noteholders in the related Group remaining unreimbursed as of such Payment Date, and

--------------------------------------------------------------------------------

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                                   any amounts  owing to the Note Insurer  under
                                   the  agreement  governing the issuance of the
                                   Insurance  Policy,   plus  interest  on  such
                                   amount calculated at the Late Payment Rate as set forth in agreement governing the issuance of the Insurance Policy, (iv) any accrued and
                                   unpaid   Servicing  Fees  and  any  Servicing
                                   Advances or any Monthly Advances previously made by the Servicer to the related Group and remaining unreimbursed as of such Payment Date and (v) any accrued and unpaid fees owing to the Indenture Trustee or the Owner Trustee as of such Payment Date. If such conditions are not met, the Indenture Trustee will not consummate such sale. In addition,
                                   the   Indenture   Trustee   will  decline  to
                                   consummate such sale unless it receives an opinion of counsel that such sale will not give rise to any adverse tax consequences to the Issuer or the Noteholders or adversely affect the opinion of Tax Counsel that the
                                   Notes  will  evidence   indebtedness  of  the
                                   Issuer under the Code. In the event such sale is not consummated in accordance with the
                                   foregoing,   the   Indenture   Trustee   will
                                   continue  to  solicit   further   bids  on  a
                                   quarterly basis for the purchase of such assets upon the terms described above. See "Description of the Notes-Redemption of the Notes" herein.

Certain Federal Income Tax
Consequences.....................  In the  opinion of Tax  Counsel  (as  defined herein) for Federal income tax purposes, the Notes will be characterized as debt and neither the Issuer nor either Mortgage Loan Group will be characterized as an association (or a publicly traded partnership) taxable as a corporation or as a taxable mortgage pool. Each Noteholder, by the acceptance of a Note, will agree to treat the Notes as indebtedness for Federal income tax purposes. See "Certain Federal Income Tax Consequences" herein and "Certain Federal Income Tax Consequences" in the Prospectus for additional information concerning the application of Federal income tax laws to the Trust and the Notes.

ERISA Considerations.............  Subject to the considerations discussed under
                                   "ERISA Considerations" herein and in the Prospectus, the Notes may be acquired and held by employee benefit plans and other retirement plans and arrangements subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code (each, a "Plan"). The Issuer believes that the Notes will be treated as debt obligations without significant equity features for purposes of regulations of the Department of Labor set forth in 29 C.F.R.ss. 2510.3-101 (the "Plan Asset Regulations"). Accordingly, a Plan that acquires a Note should not be treated as having acquired a direct interest in the assets of the Issuer for purposes of the Plan Asset Regulations. However, even if the Notes are treated as debt for purposes of the Plan Asset Regulations, the acquisition or holding of the Notes by or on behalf of a Plan still could be considered to give rise to a prohibited transaction under certain circumstances. By purchasing a Note, an investor will be deemed to represent either
                                   (i) that it is not a Plan and is not acting on behalf of a

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                   Plan or  investing  the  assets  of a Plan or
                                   (ii) that its purchase and holding of a Note will be covered by a Department of Labor Prohibited Transaction Class Exemption. See "ERISA Considerations" herein.

Legal Investment
Considerations...................  The  Notes  will  not  constitute   "mortgage
                                   related   securities"  for  purposes  of  the
                                   Secondary  Mortgage Market Enhancement Act of
                                   1984 ("SMMEA"). Institutions whose activities
                                   are  subject  to review by  federal  or state
                                   regulatory  authorities  may be or may become
                                   subject   to   restrictions,   which  may  be
                                   retroactively   imposed  by  such  regulatory
                                   authorities,   on  the   investment  by  such
                                   institutions in certain forms of mortgage related securities. See "Legal Investment
                                   Matters" herein and in the Prospectus.

Rating...........................  It is a  condition  to  the  issuance  of the
                                   Notes that they be rated "______" by ________________________ and "___" by
                                   ______________________,    a   Division    of
                                   ______________   ("S&P"  and,  together  with
                                   Moody's, the "Rating Agencies"). A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. See "Rating of the Notes" herein.

Risk Factors.....................  For a  discussion  of  certain  factors  that should be considered by prospective investors in the Notes, including certain yield and prepayment risks, see "Risk Factors" herein and in the Prospectus.

--------------------------------------------------------------------------------

                                  RISK FACTORS

      Prospective investors in the Notes should consider the following risk factors (as well as the factors set forth under "Risk Factors" in the Prospectus) in connection with the purchase of the Notes. Any statistical information presented below is based upon the characteristics of the Mortgage Loans as of the Cut-off Date.

Risks Associated with Underwriting Standards

      The Mortgage Loans have been originated using underwriting standards that are less stringent than the underwriting standards applied by other mortgage loan purchase programs such as those run by Fannie Mae or by Freddie Mac. For example, the Mortgage Loans may have been made to mortgagors having imperfect credit histories, ranging from minor delinquencies to bankruptcies, or mortgagors with higher ratios of monthly mortgage payments to income or higher ratios of total monthly credit payments to income. As a result of the underwriting standards, the Mortgage Loans are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in a more traditional manner. Approximately 0.755% of the Group I Mortgage Loans by Principal Balance and approximately 1.019% of the Group II Mortgage Loans by Principal Balance as of the Cut-off Date were more than 30 days, but less than 60 days, past due as of the Cut-off Date. In addition, because approximately 20.674% of the Group I Mortgage Loans by Principal Balance and approximately 19.557% of the Group II Mortgage Loans by Principal Balance as of the Cut-off Date have a first scheduled monthly payment due date occurring on or after [__________ ] 2, ___, it is not possible for such Mortgage Loans to have had a scheduled monthly payment past due as of the Cut-off Date. Substantially all of the Mortgage Loans were originated or acquired within the last three months and are not very seasoned. Accordingly, there can be no assurance as to the likelihood of default by the mortgagors or as to the likelihood of delinquency. See "Description of the Mortgage Pool-Mortgage Loan Characteristics" and "-Underwriting Standards" herein. The Mortgage Loans with higher Loan-to-Value Ratios or Combined Loan-to-Value Ratios may also present a greater risk of loss. Approximately 24.300% of the Group I Mortgage Loans and approximately 25.739% of the Group II Mortgage Loans, in each case, by Principal Balance as of the Cut-off Date, have Combined Loan-to-Value Ratios and Loan-to-Value Ratios, respectively, at origination in excess of 80%. None of the Mortgage Loans will be insured by a primary mortgage insurance policy.

      No assurance can be given that the values of the Mortgaged Properties will not decline from those on the dates the related Mortgage Loans were originated and any such decline could render the information set forth herein with respect to the Combined Loan-to-Value Ratios of such Mortgage Loans an unreliable measure of security for the related debt. If the residential real estate market should experience an overall decline in property values such that the outstanding Principal Balances of the Mortgage Loans become equal to or greater than the values of such Mortgaged Properties, the actual rate of delinquencies, foreclosures and losses on the related Mortgage Loans could be higher than those now generally experienced in the mortgage lending industry. Even assuming that the Mortgaged Properties provide adequate security for the Mortgage Loans, substantial delays could be encountered in connection with the foreclosure and liquidation of defaulted Mortgage Loans and corresponding delays in the receipt of related proceeds by Noteholders could occur. In the event that any Mortgaged Properties fail to provide adequate security for the related Mortgage Loans, any resulting losses will be covered by funds made available through operation of the overcollateralization feature described herein, or, if necessary, by amounts paid under the Insurance Policy to the extent of Note Interest due to the Noteholders on the related Payment Date and the amount of any
Overcollateralization Deficit with respect to such Payment Date. See "Description of the Mortgage Pool" and "Servicing of the Mortgage Loans-The Servicing Agreement-Realization upon Defaulted Mortgage Loans" herein.

Origination Risks; Seller's Reliance on Brokers and Correspondents

      The Seller depends largely on independent mortgage brokers and, to a lesser extent, on correspondent lenders, for its originations and purchases of mortgage loans, including the Mortgage Loans. All brokers and correspondents in the Seller's network must undergo an approval process and enter into an agreement with the Seller pursuant to which the broker or correspondent agrees to comply with the Seller's eligibility and origination requirements. The Seller underwrites all loans it funds through brokers and re-underwrites all loans it purchases through correspondents, and regularly reviews the performance of loans originated or purchased through its brokers and correspondents. The Seller undertakes pre-closing and post-closing quality control procedures involving random samples of loans to confirm that the loans are being originated and underwritten in accordance with the Seller's guidelines (subject to exceptions approved by the Seller prior to loan funding).

      The Seller has no reason to believe that any of the files for the Mortgage Loans included in the Mortgage Pool include defective appraisals or falsified credit documents although no assurance can be given that a mortgagor, broker, correspondent or appraiser has not submitted defective or falsified documents.

Risks due to Nature of Collateral

      Because the Group I Mortgage Loans are secured in certain cases by second liens that are subordinate to the rights of the mortgagee or beneficiary under the related first mortgage or deed of trust, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of such a second Mortgage Loan only to the extent that the claims of such senior mortgagee or beneficiary have been satisfied in full, including any related foreclosure costs. In addition, a junior mortgagee may not foreclose on the property securing a second mortgage unless it forecloses subject to the senior mortgage, in which case it must either pay the entire amount due on the senior mortgage to the senior mortgagee at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgage in the event the mortgagor is in default thereunder. In servicing second mortgages in its portfolio, it is generally the Servicer's practice to satisfy the senior mortgage at or prior to the foreclosure sale. The Issuer will have no source of funds to satisfy the senior mortgage or make payments due to the senior mortgagee.

      Even assuming that a Mortgaged Property provides adequate security for the related Mortgage Loan, substantial delays could be encountered in connection with the liquidation of a Mortgage Loan that is delinquent, and resulting shortfalls in distributions to Noteholders could occur. Liquidation expenses
(such as legal fees, real estate taxes, and maintenance and preservation expenses) will reduce the proceeds payable to Noteholders and thereby reduce the security for the Mortgage Loans. The Combined Loan-to-Value Ratio for the Group I Mortgage Loans ranged from 14.660% to 125.130% as of the Cut-off Date, with a weighted average of 77.602% and the Loan-to-Value Ratio for the Group II Mortgage Loans ranged from 39.060% to 90.000% as of the Cut-off Date, with a weighted average of 77.805% (based on Cut-off Date Principal Balances).

      Approximately 14.94% of the Group I Mortgage Loans by Principal Balance as of the Cut-off Date and none of the Group II Mortgage Loans are secured by second mortgages or deeds of trust. Mortgage Loans secured by second mortgages are entitled to proceeds that remain from the sale of the related Mortgaged Property after any related senior mortgage loan and prior statutory liens have been satisfied. In the event that such proceeds are insufficient to satisfy such loans and prior liens in the aggregate, the Issuer and, accordingly, the Noteholders, will bear (i) the risk of delay in distributions while a deficiency judgment against the borrower is sought and (ii) the risk of loss if the deficiency judgment cannot be obtained or is not realized upon. See "Certain Legal Aspects of the Mortgage Loans and Contracts" in the Prospectus.

Risk Associated with Higher Default Rates for Mortgage Loans with
Balloon Payments

      Approximately 38.02% of the Group I Mortgage Loans by Principal Balance and approximately 46.46% of the Group II Mortgage Loans by Principal Balance as of the Cut-off Date are loans that provide for the payment of the outstanding Principal Balance of such Mortgage Loan in a single payment at maturity ("Balloon Loans"). Such Balloon Loans provide for equal monthly payments, consisting of principal and interest, generally based on a 30-year amortization schedule, and a single payment of the remaining balance of the Balloon Loan 15 years after origination. Amortization of a Balloon Loan based on a scheduled period that is longer than the term of the loan results in a remaining principal balance at maturity that is substantially larger than the regular scheduled payments. The Seller does not have any information regarding the default history or prepayment history of payments on Balloon Loans. Because borrowers of Balloon Loans are required to make substantial single payments upon maturity, it is possible that the default risk associated with the Balloon Loans is greater than that associated with fully-amortizing Mortgage Loans. In addition, the ability of a borrower to repay a Balloon Loan at maturity frequently will depend on such borrower's ability to refinance the related Mortgage Loan. The ability of a borrower to refinance such a Mortgage Loan will be affected by a variety of factors, including the level of available mortgage rates at the time, the value of the related Mortgaged

Property, the borrower's equity in the related Mortgaged Property, the financial condition of the borrower and general economic conditions at the time. The inability of a borrower to refinance a Balloon Loan may result in delinquencies or defaults. See "Risk Factors - Risk of Losses Associated with Balloon Loans" in the Prospectus.

Risks Associated with Geographic Concentration of Mortgaged Properties

      Approximately ______________________________ of the Group I Mortgage Loans
are       secured      by       Mortgaged       Properties       located      in
____________________________________,  respectively,  and approximately  11.75%,
10.87%, 10.28% and 10.21% of the Group II Mortgage Loans are secured by Mortgaged Properties located in _________________________________________, respectively. In general, declines in the residential real estate markets in such states may adversely affect the values of the Mortgaged Properties securing such Mortgage Loans such that the Aggregate Principal Balance of such Mortgage Loans will equal or exceed the value of such Mortgaged Properties. In addition, adverse economic conditions in such states (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal and interest on such Mortgage Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses on such Mortgage Loans could be higher than those currently experienced in the mortgage lending industry in general.

Limited Historical Servicing Experience of the Servicer

      The Servicer commenced its servicing activities for mortgage loans in ________________. As a result, the Servicer has limited historical data available regarding loan performance. Consequently, the Servicer has been unable to develop meaningful statistics relating to the historical performance of the mortgage loans in its servicing portfolio. As a result, it is unknown how the Servicer's mortgage loan portfolio will perform relative to the portfolios of other mortgage lenders and servicers. Therefore, no assurance can be given as to the level of losses and delinquencies that the Mortgage Loans will experience

Risks Associated with Prepayment of the Mortgage Loans

      The Mortgage Loans may be prepaid by the related mortgagors in whole or in part, at any time. However, approximately 33% of the Group I Mortgage Loans by Principal Balance and approximately 31% of the Group II Mortgage Loans by
Principal Balance as of the Cut-off Date require the payment of a fee in connection with certain prepayments, which may discourage prepayments. The Mortgage Loans generally are not assumable and the Mortgage Loans will be due and payable in full upon the sale of the related Mortgaged Property, in which case the Servicer generally will be required to enforce any due-on-sale clause contained in any Mortgage Note or mortgage, to the extent permitted under applicable law and governmental regulations. The rate of prepayments of the Mortgage Loans cannot be predicted and may be affected by a wide variety of general economic, social, competitive and other factors, including state and federal income tax policies, interest rates, the availability of alternative financing and homeowner mobility. Therefore, no assurance can be given as to the level of prepayments that the Mortgage Loans will experience. See "Certain Prepayment and Yield Considerations" herein and "Certain Legal Aspects of the Mortgage Assets -- The Mortgage Loans -- "Due-on-Sale" Clauses" in the Prospectus.

      The average life of the Notes, and, if purchased at other than par, the yields realized by Noteholders will be sensitive to levels of payment, including prepayments, on the Mortgage Loans. In general, the yield on Notes purchased at a premium from the outstanding principal amount thereof will be adversely affected by a higher than anticipated level of prepayments and enhanced by a lower than anticipated level. Conversely, the yield on Notes purchased at a discount from the outstanding principal amount thereof will be enhanced by a higher than anticipated level of prepayments and adversely affected by a lower than anticipated level. See "Certain Prepayment and Yield Considerations" herein.

Credit Enhancement Does Not Apply to Prepayment Risk

      In general, the protection afforded by the Insurance Policy is protection for credit risk and not for prepayment risk. A claim may not be made under the Insurance Policy, in an attempt to guarantee or insure that any particular rate of prepayment is experienced by the Trust Estate. See "The Note Insurance" herein.

Yield Considerations Relating to Excess Cash

      In respect of a Group, Excess Cash will be paid in reduction of the related Note Balance on each Payment Date to the extent the then applicable Required Overcollateralization Amount exceeds the related Overcollateralization Amount on such Payment Date. If purchased at a premium or a discount, the yield to maturity on a Note will be affected by the rate at which Excess Cash is paid to Noteholders in the related Group in reduction of the related Note Balance. If the actual rate of such Excess Cash payments is slower than the rate anticipated by an investor who purchases a Note at a discount, the actual yield to such investor will be lower than such investor's anticipated yield. If the actual rate of such Excess Cash payments is faster than the rate anticipated by an investor who purchases a Note at a premium, the actual yield to such investor will be lower than such investor's anticipated yield. The amount of Excess Cash in respect of a Group on any Payment Date will be affected by the actual amount of interest received, collected or recovered or advanced by the Servicer in respect of the Mortgage Loans of the related Group during the related Collection Period and such amount will be influenced by changes in the weighted average of the Mortgage Rates resulting from prepayments and liquidations of Mortgage Loans in the related Group. The amount of Excess Cash payments applied in reduction of the related Note Balance on each Payment Date will be based on the then applicable Required Overcollateralization Amount, which may increase or decrease during the period the related Notes in the related Group remain outstanding. The Indenture generally provides that the Required Overcollateralization Amount may, over time, decrease or increase, subject to certain floors, caps and triggers including triggers that allow the related Required Overcollateralization Amount to decrease or "step down" based on the performance on the related Mortgage Loans with respect to certain delinquency rate tests specified in the Indenture. Any increase in the Required Overcollateralization Amount may result in an accelerated rate of amortization of the related Notes until the related Overcollateralization Amount equals such Required Overcollateralization Amount and any decrease in a Required Overcollateralization Amount will result in a decelerated rate of amortization of the related Notes until the related Overcollateralization Amount equals such Required Overcollateralization Amount. See "Certain Prepayment and Yield Considerations" herein.

Notes are Non-Recourse Obligations

      The Notes will be non-recourse obligations solely of the Issuer and will not represent an obligation of or interest in the Company, the Seller, the
Servicer, the Owner Trustee, the Depositor, the Indenture Trustee, the Depositor, the Note Insurer or any of their respective affiliates, except as described herein. Neither the Notes nor the Mortgage Loans are or will be guaranteed or insured by any governmental agency or instrumentality, or by the Company, the Seller, the Servicer, the Owner Trustee, the Depositor, the Indenture Trustee or any of their respective affiliates. The Notes are covered by the Insurance Policy, as and to the extent described under the caption "The
Note Insurance-The Insurance Policy" herein. The assets included in the Trust Estate and payments under the Insurance Policy will be the sole source of payments on the Notes, and there will be no recourse to the Issuer, the Company, the Seller, the Servicer, the Owner Trustee, the Depositor, the Indenture Trustee or any of their respective affiliates, or any other entity, in the event that such assets or payments are insufficient or otherwise unavailable to make all payments provided for under the Notes.

Book-Entry Registration

      Issuance of the Notes in book-entry form may reduce the liquidity of the Notes in the secondary trading market because investors may be unwilling to purchase Notes for which they cannot obtain physical certificates.

      Because transactions in the Notes can be effected only through DTC, Cedel, Euroclear, participating organizations, indirect participants and certain banks, the ability of a Beneficial Owner to pledge a Note to persons or entities that do not participate in the DTC, Cedel or Euroclear system, or otherwise to take actions in respect of such Note, may be limited due to lack of a physical certificate representing such Note.

      Beneficial Owners may experience some delay in their receipt of payments of interest of and principal on the Notes because such payments will be forwarded by the Indenture Trustee to DTC and DTC will credit such payments to the accounts of its Participants, which will thereafter credit them to the accounts of Beneficial Owners either directly or indirectly through indirect participants. See "Description of the Notes- Book- Entry Registration and
Definitive Notes" herein; "ANNEX A: Global Clearance, Settlement and Tax Documentation Procedures" hereto and "Description of the Securities--Form of Securities; Transfer and Exchange" and "--Book Entry Registration" in the Prospectus.


                            DESCRIPTION OF THE NOTES

      The Notes will be issued pursuant to the Indenture. The summaries of certain provisions of the Indenture set forth below and under the caption "The Indenture" in the Prospectus, while complete in material respects, do not purport to be exhaustive. For more details regarding the terms of the Indenture, prospective investors in the Notes are advised to review the Indenture, a copy of which the Seller will provide (without exhibits) without charge upon written request addressed to the Seller at Middlesex Corporate Center, 11th Floor, 213 Court Street, Middletown, Connecticut 06457 (telephone number: (860) 344-5700).

General

      The Notes will be secured by the Trust Estate created by the Indenture. The Notes represent non-recourse obligations of the Issuer, and proceeds of the assets in the Trust Estate and payments under the Insurance Policy, if any, will be the only sources of payments on the Notes. The Notes will not represent an interest in or obligation of the Company, the Servicer, the Indenture Trustee, the Owner Trustee, the Depositor, the Underwriters, the Note Insurer, any of their respective affiliates or any other entity, and will not represent an interest in or recourse obligation of the Issuer.

      The assets of the Trust Estate will consist of (i) the Mortgage Pool, which consists of two Groups of fixed rate mortgage loans secured by first and second lien mortgages or deeds of trust, in the case of Group I, and first lien mortgages or deeds of trust, in the case of Group II, on the Mortgaged Properties, and including the related Mortgage Notes; (ii) all payments in respect of principal and interest on the Mortgage Loans (other than any principal or interest payments due thereon on or prior to the Cut-off Date);
(iii) security interests in the Mortgaged Properties; (iv) the Issuer's rights under the Sale Agreement and the Servicing Agreement; and (v) certain other property.

         All payments on the Notes will be made by or on behalf of the Indenture Trustee to each Noteholder of record on the Record Date for the related Payment Date. Payments on Notes issued in book-entry form will be made by or on behalf of the Indenture Trustee to DTC. Payments on Definitive Notes generally will be made either (i) by check mailed to the address of each Noteholder as it appears in the register maintained by the Indenture Trustee or (ii) by wire transfer of immediately available funds to the account of a Noteholder, if such Noteholder
(a) is the registered holder of Definitive Notes having an initial principal amount of at least $___________ and (b) has provided the Indenture Trustee with wiring instructions in writing five days prior to the related Record Date or has provided the Indenture Trustee with such instructions for any previous Payment Date. A fee may be charged by the Indenture Trustee to a Noteholder of Definitive Notes for any payment made by wire transfer. Notwithstanding the above, the final payment in redemption of any Definitive Note will be made only upon presentation and surrender of such Definitive Note at the office or agency designated by the Indenture Trustee for that purpose.

      The Notes will be issued in denominations of not less than $1,000 principal amount and in integral dollar multiples thereof, with the exception of one Note which may be issued in a lesser amount.

Book-Entry Registration and Definitive Notes

      The Notes initially will be Book-Entry Notes (the "Book-Entry Notes"). Beneficial Owners will hold such Notes through DTC, in the United States, or Cedel or Euroclear, in Europe, if they are participants of such systems, or indirectly through organizations that are participants in such systems. The Book-Entry Notes initially will be registered in the name of Cede & Co., the nominee of DTC. Cedel and Euroclear will hold omnibus positions on behalf of Cedel Participants and Euroclear Participants, respectively, through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank N.A. ("Citibank") will act as depositary for Cedel, and Morgan Guaranty Trust Company of New York ("Morgan") will act as depositary for Euroclear (Citibank and Morgan, in such capacities, individually the "Relevant Depositary" and collectively, the

"European Depositaries"). Except as described below, no person acquiring a Book-Entry Note will be entitled to receive a Definitive Note. Unless and until Definitive Notes are issued, it is anticipated that the only "Noteholder" will be Cede & Co., as nominee of DTC or Citibank or Morgan, as nominees of Cedel and Euroclear, respectively. Beneficial Owners will not be Noteholders as that term is used in the Indenture. Beneficial Owners are permitted to exercise their rights only indirectly through DTC and its Participants (including Cedel and Euroclear).

      The beneficial ownership of a Book-Entry Note will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the Beneficial Owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Note will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner's Financial Intermediary is not a Participant and on the records of Cedel or Euroclear, as appropriate).

      Beneficial Owners will receive all payments of principal of, and interest on, the Notes from the Indenture Trustee through DTC and its Participants (including Cedel and Euroclear). While the Notes are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Notes and is required to receive and transmit payments of principal of, and interest on, such Notes. Participants and indirect participants with whom Beneficial Owners have accounts with respect to Book-Entry Notes are similarly required to make book-entry transfers and receive and transmit such payments on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess certificates, the Rules provide a mechanism by which Beneficial Owners will receive payments and will be able to transfer their interests.

      Beneficial Owners will not receive or be entitled to receive certificates representing their respective interests in the Notes, except under the limited circumstances described below. Unless and until Definitive Notes are issued, Beneficial Owners who are not Participants may transfer ownership of Notes only through Participants and indirect participants by instructing such Participants and indirect participants to transfer Notes, by book-entry transfer, through DTC for the account of the purchasers of such Notes, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Notes will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Beneficial Owners.

      Because of time zone differences, credits of securities received in Cedel or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear Participants or Cedel Participants on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or Euroclear Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Notes, see "Certain Federal Income Tax Consequences--Debt Securities Backup Withholding," and "--Foreign Investors" in the Prospectus and "--Information Reporting and Backup Withholding" in "ANNEX A: Global Clearance, Settlement and Tax Documentation Procedures--Certain U.S. Federal Income Tax Documentation Requirements" hereto.

      Transfers between Participants will occur in accordance with DTC Rules. Transfers between Cedel Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

      DTC, which is a New York-chartered limited purpose trust company, performs services for its participants ("Participants"), some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each Participant in the Book-Entry Notes, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Notes will be subject to the rules, regulations and procedures governing DTC and its Participants as in effect from time to time.

      Cedel is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 28 currencies, including United States Dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depositary, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

      Euroclear was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants, through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled through Euroclear in any of 32 currencies, including United States Dollars. Euroclear provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

      The Euroclear Operator is the Belgian branch of a New York [__________ ] that is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") and the New York State Banking Department, as well as the Belgian Banking Commission.

      Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

      Payments on the Book-Entry Notes will be made on each Payment Date by the Indenture Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable Participants in accordance with DTC's normal procedures. Each Participant will be responsible for disbursing such payments to the Beneficial Owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Beneficial Owners that it represents.

      Under a book-entry format, Beneficial Owners may experience some delay in their receipt of payments because such payments will be forwarded by the Indenture Trustee to Cede & Co. Payments with respect to Notes held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Certain Federal Income Tax Consequences--Debt Securities," "--Backup Withholding," and "--Foreign Investors" in the Prospectus and "--Information Reporting and Backup Withholding" in "ANNEX A: Global Clearance, Settlement and Tax Documentation Procedures--Certain U.S. Federal Income Tax Documentation Requirements" hereto. Because DTC has indicated that it will act only on behalf of Financial Intermediaries, the ability of Beneficial Owners to pledge Book-Entry Notes to persons or entities that do not participate in the depository system or otherwise take actions in respect of such Book-Entry Notes may be limited due to the lack of physical certificates representing such Book-Entry Notes. In addition, issuance of the Book-Entry Notes in book-entry form may reduce the liquidity of such Notes in the secondary market because certain potential investors may be unwilling to purchase Notes for which they cannot obtain physical certificates.

      The monthly and annual statements with respect to the Mortgage Loans and the Notes as described under "--Reports to Noteholders" herein will be provided by the Indenture Trustee to Cede & Co., as nominee of DTC and a Noteholder, and may be made available by such entity to Beneficial Owners upon request, in accordance with the Rules, and to the Financial Intermediaries to whose DTC accounts the related Book-Entry Notes are credited.

      DTC has advised the Indenture Trustee that, unless and until Definitive Notes are issued, DTC will take any action permitted to be taken by a Noteholder under the Indenture only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Notes are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Notes. Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Noteholder under the Indenture on behalf of a Cedel Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Notes that conflict with actions taken with respect to other Notes.

      Definitive Notes will be issued in registered form to Beneficial Owners, or their nominees, rather than to DTC, only if (i) DTC or the Issuer advises the Indenture Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depositary with respect to the Notes and the Issuer or the Indenture Trustee is unable to locate a qualified successor, (ii) the Issuer, at its option, advises the Indenture Trustee that it elects to terminate the book-entry system through DTC, or (iii) after a Note Event of Default under the Indenture, the Beneficial Owners representing not less than 51% of the Note Balance of the Book-Entry Notes advise the Indenture Trustee and DTC that the book-entry system is no longer in the best interests of such Beneficial Owners. Upon issuance of Definitive Notes to Beneficial Owners, such Notes will be transferable directly (and not exclusively on a book-entry basis) and registered holders will deal directly with the Indenture Trustee with respect to transfers, notices and payments. See "Description of the Securities--General" in the Prospectus.

      Upon the occurrence of any of the events described in the immediately preceding paragraph, the Indenture Trustee will be required to use its best efforts to notify all Beneficial Owners of the occurrence of such event and the availability through DTC of Definitive Notes. Upon surrender by DTC of the global certificates representing the Book-Entry Notes and instructions for re-registration, the Indenture Trustee will issue Definitive Notes and thereafter the Indenture Trustee will recognize the holders of such Definitive Notes as Noteholders under the Indenture.

      Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfer of Notes among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Assignment of Mortgage Loans

      The Mortgage Loans were originated by the Seller or acquired by the Seller, through its network of brokers and correspondents and retail origination offices. On or prior to the date the Notes are issued, the Seller will convey each Mortgage Loan to the Depositor who in turn will convey each such Mortgage Loan to the Issuer.

      At the time of issuance of the Notes, the Issuer will pledge all of its right, title and interest in and to the Mortgage Loans, including all principal and interest due on each such Mortgage Loan after the Cut-off Dates, without recourse, to the Indenture Trustee pursuant to the Indenture as collateral for the Notes; provided, however, that the Seller will reserve and retain all its right, title and interest in and to principal and interest due on such Mortgage Loan on or prior to the Cut-off Date (whether or not received on or prior to such Cut-off Date), and to prepayments received on or prior to the Cut-off Date. The Indenture Trustee, concurrently with such assignment, will authenticate and deliver the Notes at the direction of the Issuer in exchange for, among other things, the Mortgage Loans.

      The Indenture will require the Issuer to deliver the Mortgage Loans to the Indenture Trustee or to a permitted custodian designated by the Indenture Trustee, the related Mortgage Notes endorsed without recourse to the Indenture
Trustee, the related mortgages or deeds of trust with evidence of recording thereon, the title policies with respect to the related Mortgaged Properties, all intervening mortgage assignments, if applicable, and certain other documents relating to the Mortgage Loans (the "Mortgage Files"). The Seller will be required to cause to be prepared and recorded, at the expense of the Seller and within the time period specified in the Indenture (or, if original recording information is unavailable, within such later period as is permitted by the Indenture), assignments of the mortgages from the Seller to the Indenture Trustee.

      The Indenture Trustee or a custodian on behalf of the Indenture Trustee will review the Mortgage Files delivered to it and if any document required to be included in any Mortgage File is found to be missing or to be defective in any material respect and such defect is not cured within 60 days following notification thereof to the Issuer, the Depositor, the Note Insurer and the Seller by the Indenture Trustee, the Indenture Trustee will require either that the related Mortgage Loan be removed from the Mortgage Pool or that a Mortgage Loan conforming to the requirements of the Indenture (a "Qualified Replacement Mortgage") be substituted for the related Mortgage Loan in the manner described below.

      In connection with the transfer of the Mortgage Loans to the Depositor, the Seller will make certain representations and warranties as to the accuracy in all material respects of the information set forth on a schedule identifying and describing each Mortgage Loan. In addition, the Seller will make certain other representations and warranties regarding the Mortgage Loans, including, for instance, that each Mortgage Loan, at its origination, complied in all material respects with applicable state and federal laws, that each first mortgage is a valid first priority lien and that each second mortgage is a valid lien, that, as of the Cut-off Date, no Mortgage Loan will be more than two payments past due, that each Mortgaged Property consists of a one-to four-family residential property or unit in a condominium or planned unit development, that the Seller had good title to each Mortgage Loan prior to such transfer and that the originator was authorized to originate each Mortgage Loan. The rights of the Depositor to enforce remedies for breaches of such representations and warranties in the Sale Agreement against the Seller will be assigned to the Indenture Trustee pursuant to the Indenture.

      If with respect to any Mortgage Loan (1) a defect in any document constituting a part of the related Mortgage File remains uncured within the period specified above and materially and adversely affects the value of any such Mortgage Loan or materially and adversely affects the interest of the Indenture Trustee therein, the Noteholders or the Note Insurer or (2) a breach of any representation or warranty made by the Seller relating to such Mortgage Loan occurs and such breach materially and adversely affects the value of any such Mortgage Loan or materially and adversely affects the interests of the Indenture Trustee, the Noteholders or the Note Insurer therein, the Indenture Trustee will enforce the remedies for such defects or breaches against the Seller by requiring the Seller to remove the related Mortgage Loan (any such Mortgage Loan, a "Defective Mortgage Loan") from the Trust Estate by remitting to the Indenture Trustee an amount equal to the Principal Balance of such Defective Mortgage Loan together with interest accruing at the Mortgage Rate (net of the applicable Servicing Fee Rate) on such Defective Mortgage Loan from the date interest was last paid by the related mortgagor to the end of the Collection Period immediately preceding the related Deposit Date, less any payments received during the related Collection

Period in respect of such Defective Mortgage Loan (the "Release Price"). The Seller will also have the option, but not the obligation, to substitute for such Defective Mortgage Loan a Qualified Replacement Mortgage. Upon delivery of a Qualified Replacement Mortgage and deposit of certain amounts in the related Note Account as set forth in the Indenture, or deposit of the Release Price in the related Note Account (as hereinafter defined) and receipt by the Indenture Trustee and the Note Insurer of written notification of any such substitution or removal, as the case may be, the Indenture Trustee shall execute and deliver an instrument of transfer or assignment necessary to vest legal and beneficial ownership of such Defective Mortgage Loan (including any property acquired in respect thereof or proceeds of any insurance policy with respect thereto) to the Seller and release such Defective Mortgage Loan from the Trust Estate.

      The obligation of the Seller to cure, remove or substitute any Mortgage Loan as described above will constitute the sole remedy available to Noteholders, the Note Insurer (with certain exceptions) or the Indenture Trustee for a Defective Mortgage Loan.

Payments on the Notes

      Payments on the Notes will be made by the Indenture Trustee (in such capacity, the "Paying Agent") on each Payment Date, commencing with the Payment Date in ______________, to Noteholders as of the Record Date in an amount equal to the product of such Noteholders' Percentage Interest and the amount paid in respect of the Notes. Payments on the Class A-1 Notes will be made solely from Available Funds for Group I, and payments on the Class A-2 Notes will be made solely from Available Funds for Group II. The "Percentage Interest" represented by any Note will be equal to the percentage obtained by dividing the aggregate principal balance of such Note by the Note Balance.

      On each Payment Date, the Paying Agent will be required to pay the following amounts with respect to each Class of Notes, in the following order of priority, out of the related Group's Available Funds:

            (a) to the Note Insurer the aggregate amount necessary to reimburse the Note Insurer for any unreimbursed payments of Insured Payments (together with interest thereon at the Late Payment Rate specified in the Insurance Agreement) in respect of the Notes of such Class on prior Payment Dates and the amount of any unpaid Note Insurer Premiums for such Class for prior Payment Dates (together with interest thereon at the Late Payment Rate specified in the Insurance Agreement); provided, however, that the Note Insurer shall be paid unreimbursed Insured Payments and unpaid Note Insurer Premiums (and any interest thereon) only after the related Noteholders have received Note Interest and any Overcollateralization Deficit with respect to such Payment Date;

            (b) to the Noteholders of a Class, the related Note Interest with respect to such Payment Date;

            (c) to the Noteholders of a Class, the amount of Monthly Principal for the Notes of such Class with respect to such Payment Date, in reduction of the related Note Balance until such Note Balance is reduced to zero;

            (d) to the Noteholders of a Class, in reduction of the related Note Balance, the amount, if any, equal to the lesser of (A) Excess Cash with respect to the related Group and such Payment Date, and (B) the lesser of
      (1) the amount necessary for the related Overcollateralization Amount to equal the related Required Overcollateralization Amount on such Payment Date (after giving effect to application of Monthly Principal for such Payment Date) and (2) the amount necessary to reduce the related Note Balance to zero; and

            (e) to the Note Insurer, any amounts due and owing with respect to such Class under the Insurance Agreement that are not described in clause
      (a) above.

Any Available Funds for the related Group remaining after application in the manner specified above will be released to the holder(s) of the Residual
Interest on such Payment Date, free from the lien of the Indenture, and such amounts will not be available to make payments on the Notes or payments to the
Note Insurer on any subsequent Payment Date.

      In the event that, with respect to a particular Payment Date, Available Funds for a Group on such date are not sufficient to pay any portion of Note Interest for the related Class of Notes, the Indenture Trustee will file a claim on the Insurance Policy in an amount equal to such deficiency and apply the Insured Payment in respect of such claim to the payment of the deficiency in such Note Interest. In addition, the Indenture Trustee will file a claim on the Insurance Policy in an amount equal to any Overcollateralization Deficit for a Class on a Payment Date (after taking into account payments in respect of related Monthly Principal and Excess Cash on such Payment Date) and apply the portion of the Insured Payment related to such Overcollateralization Deficit to reduce the related Note Balance on such Payment Date by the amount of such Overcollateralization Deficit. Any Insured Payment paid in respect of a Class of Notes to make up any Overcollateralization Deficit shall be paid to the related Noteholders, in reduction of the related Note Balance, until such Note Balance is reduced to zero.

      In no event will the aggregate payments of principal to Noteholders of a Class exceed the related Original Note Balance.

      "Note Interest" for a Class of Notes and any Payment Date will be an amount equal to interest accrued during the related Interest Period at the related Note Interest Rate on the related Note Balance as of the preceding Payment Date (after giving effect to the payment, if any, in reduction of principal made on such Notes on such preceding Payment Date).

      All calculations of interest on the Notes will be computed on the basis of a year of 360 days and of twelve 30 day months.

      The "Note Interest Rate" for the Class A-1 Notes and each Interest Period prior to the Initial Redemption Date will be a per annum rate equal to 6.605%, and for each Interest Period thereafter, a per annum rate equal to 7.105%. The
Note Interest Rate for the Class A-2 Notes and each Interest Period prior to the Initial Redemption Date will be a per annum rate equal to 6.585%, and for each Interest Period thereafter will be a per annum rate equal to 7.085%.

      The "Note Balance" for each Class of Notes will equal, as of any Payment Date, the related Original Note Balance less all Monthly Principal and Excess Cash for the related Group paid to the Noteholders of such Class on previous Payment Dates in reduction of the related Note Balance (exclusive, for the sole purpose of effecting the Note Insurer's subrogation rights, of payments made by the Note Insurer in respect of any Overcollateralization Deficit for the related Group under the Insurance Policy, except to the extent reimbursed to the Note Insurer pursuant to the Indenture).

      "Monthly Principal" for each Class of Notes and any Payment Date will be an amount equal to (A) the aggregate of (i) all scheduled payments of principal received or advanced with respect to the Mortgage Loans in the related Group and due during the related Due Period and all other amounts collected, received or otherwise recovered in respect of principal on such Mortgage Loans (including Principal Prepayments, but not including Payments Ahead that are not allocable to principal for the related Due Period) during or in respect of the related Collection Period, and (ii) the aggregate of the amounts allocable to principal deposited in the related Note Account on the related Deposit Date by the Issuer, the Seller or the Note Insurer in connection with a repurchase, release, removal or substitution of any such Mortgage Loans pursuant to the Indenture, reduced by
(B) the amount of any Overcollateralization Surplus for each Class of Notes with respect to such Payment Date.

      The "Principal Balance" of a Mortgage Loan with respect to any Determination Date is the actual outstanding principal balance thereof as of the close of business on the Determination Date in the preceding month (or, in the case of the first Payment Date, as of the Cut-off Date), less (i) all scheduled payments of principal received or advanced with respect to the Mortgage Loans and due during the related Due Period and all other amounts collected, received or otherwise recovered in respect of principal on the Mortgage Loans (including Principal Prepayments, but not including Payments Ahead that are not allocable to principal for the related Due Period) during or in respect of the related Collection Period, Net Liquidation Proceeds and Insurance Proceeds allocable to principal recovered or collected in respect of such Mortgage Loan during the related Collection Period,

(ii) the portion of the Release Price allocable to principal remitted by the Issuer, the Servicer or the Note Insurer to the Indenture Trustee on or prior to the next succeeding Deposit Date in connection with a release and removal of such Mortgage Loan pursuant to the Indenture, to the extent such amount is actually remitted on or prior to such Deposit Date, and (iii) the amount to be remitted by the Seller to the Indenture Trustee on the next succeeding Deposit Date in connection with a substitution of a Qualified Replacement Mortgage for such Mortgage Loan pursuant to the Indenture, to the extent such amount is actually remitted on or prior to such Deposit Date; provided, however, that Mortgage Loans that have become Liquidated Mortgage Loans since the preceding Determination Date (or, in the case of the first Determination Date, since the Cut-off Date) will be deemed to have a Principal Balance of zero on the current Determination Date.

      "Determination Date" means, as to any Payment Date, the last day of the Due Period relating to such Payment Date.

      "Payments Ahead" means any payment of one or more scheduled monthly payments remitted by a mortgagor with respect to a Mortgage Note in excess of the scheduled monthly payment due during the related Due Period with respect to such Mortgage Note, which sums the related mortgagor has instructed the Servicer to apply to scheduled monthly payments due in one or more subsequent Due Periods. Payments Ahead will be deemed received in the Due Period in which they would have become due had they not been paid in advance.

      "Principal Prepayment" means any mortgagor payment or other recovery in respect of principal on a Mortgage Loan (including Net Liquidation Proceeds and Insurance Proceeds allocable to principal) which, in the case of a mortgagor payment, is received in advance of its scheduled due date and is not accompanied by an amount as to interest representing scheduled interest for any month subsequent to the month of such payment, or that is accompanied by instructions from the related mortgagor directing the Servicer to apply such payment to the Principal Balance of such Mortgage Loan currently.

         "Liquidated Mortgage Loan" means, as to any Payment Date, any Mortgage Loan as to which the Servicer has determined during the related Collection Period, in accordance with its customary servicing procedures, that all Liquidation Proceeds which it expects to recover from or on account of such Mortgage Loan have been recovered.

      "Available Funds" with respect to a Mortgage Loan Group and any Payment Date will consist of the sum of the amounts described in clauses (a) through (g) below, less (i) the Administrative Fee Amount for such Group in respect of such Payment Date, (ii) Monthly Advances and Servicing Advances for such Group previously made that are reimbursable to the Servicer (other than those included in liquidation expenses for any Liquidated Mortgage Loan in such Group and already reimbursed from the related Liquidation Proceeds) in such Collection Period to the extent permitted by the Servicing Agreement and (iii) the aggregate amounts (A) deposited into the Collection Account or related Note Account that may not be withdrawn therefrom pursuant to a final and nonappealable order of a United States bankruptcy court of competent jurisdiction imposing a stay pursuant to Section 362 of the United States Bankruptcy Code and that would otherwise have been included in Available Funds on such Payment Date and (B) received by the Indenture Trustee that are recoverable and sought to be recovered from the Issuer as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code in accordance with a final nonappealable order of a court of competent jurisdiction:

            (a) all scheduled payments of interest received with respect to the Mortgage Loans in such Group and due during the related Due Period and all other interest payments on or in respect of such Mortgage Loans received by or on behalf of the Servicer during the related Collection Period, net of amounts representing interest accrued on such Mortgage Loans in respect of any period prior to the Cut-off Date, plus any Compensating Interest Payments made by the Servicer in respect of the related Mortgage Loans and any net income from related REO Properties for such Collection Period;

            (b) all scheduled payments of principal received with respect to the Mortgage Loans in such Group and due during the related Due Period and all other principal payments (including Principal Prepayments, but excluding amounts described elsewhere in this definition) received or deemed to be received during the related Collection Period in respect of such Mortgage Loans;

            (c) the aggregate of any proceeds from or in respect of any policy of insurance covering a Mortgaged Property that are received during the related Collection Period and applied by the Servicer to reduce the Principal Balance of the related Mortgage Loan ("Insurance Proceeds") (which proceeds will not include any amounts applied to the restoration or repair of the related Mortgaged Property or released to the related mortgagor in accordance with applicable law, the Servicer's customary servicing procedures or the terms of the related Mortgage Loan);

            (d) the aggregate of any other proceeds received by the Servicer during the related Collection Period in connection with the liquidation of any Mortgaged Property securing a Mortgage Loan in such Group, whether through trustee's sale, foreclosure, condemnation, taking by eminent domain or otherwise (including any Insurance Proceeds to the extent not duplicative of amounts in clause (c) above) ("Liquidation Proceeds"), less expenses incurred by the Servicer in connection with the liquidation of such Mortgage Loan ("Net Liquidation Proceeds");

            (e) the aggregate of the amounts received in respect of any Mortgage Loans in such Group that are required or permitted to be repurchased, released, removed or substituted by the Seller during the related Collection Period as described in "--Assignment of Mortgage Loans" and "Servicing of the Mortgage Loans" herein, to the extent such amounts are received by the Indenture Trustee on or before the related Deposit Date;

            (f) the amount of any Monthly Advances made for such Group for such Payment Date; and

            (g) the aggregate of amounts deposited in the related Note Account by the Indenture Trustee, the Issuer or the Note Insurer, as the case may be, during such Collection Period in connection with redemption of the Notes as described under "--Redemption of the Notes" herein.

Note Accounts

      Pursuant to the Indenture, the Indenture Trustee shall establish and maintain an account with respect to each Class of Notes (each, a "Note Account") from which all payments with respect to such Notes will be made. As described below, not later than the Deposit Date, the Servicer will be required pursuant to the Servicing Agreement to wire transfer to the Indenture Trustee for deposit in each Note Account the sum (without duplication) of all amounts on deposit in the Collection Account that constitute any portion of Available Funds for the related Group and the related Payment Date. See "Description of
Securities--Payments or Distributions of Principal and Interest" in the Prospectus.

      Investment of Note Accounts. All or a portion of each Note Account may be invested and reinvested by the Indenture Trustee in one or more Permitted Investments bearing interest or sold at a discount. The Indenture Trustee or any affiliate thereof may be the obligor on any investment in a Note Account which otherwise qualifies as a Permitted Investment. No investment in a Note Account may mature later than the Business Day preceding the Payment Date.

      The Indenture Trustee will not in any way be held liable by reason of any insufficiency in any Note Account resulting from any loss on any Permitted Investment included therein (except to the extent the Indenture Trustee is the obligor thereon or manages or advises such Permitted Investment).

      All income or other gain from investments in each Note Account will not be available to Noteholders or otherwise subject to any claims or rights of the Noteholders and will be held in such Note Account for the benefit of the Servicer, subject to withdrawal from time to time as permitted by the Indenture. Any loss resulting from such investments will be for the account of the Servicer. The Servicer will be required to deposit the amount of any such loss immediately upon the realization of such loss to the extent such loss will not be offset by other income or gain from investments in such Note Account and then available for such application.

      Permitted Investments. The Indenture will define "Permitted Investments" generally as follows:

      (a) direct obligations of, and obligations fully guaranteed by, the United States of America, the Federal Home Loan Mortgage Corporation, Fannie Mae, the Federal Home Loan Banks or any agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America;

      (b) (i) demand and time deposits in, certificates of deposit of, banker's acceptances issued by or federal funds sold by any depository institution or trust company (including the Indenture Trustee or its agent acting in their respective commercial capacities) incorporated under the laws of the United
States of America or any state thereof and subject to supervision and examination by federal and/or state authorities, so long as, at the time of such investment or contractual commitment providing for such investment, such depository institution or trust company or its ultimate parent has a short-term unsecured debt rating in one of the two highest available rating categories of S&P and the highest available rating category of Moody's and provided that each such investment has an original maturity of no more than 365 days, and (ii) any other demand or time deposit or deposit which is fully insured by the Federal Deposit Insurance Corporation;

      (c) repurchase obligations with a term not to exceed 30 days with respect to any security described in clause (a) above and entered into with a depository institution or trust company (acting as a principal) rated "A" or higher by "S&P" and rated "A2" or higher by Moody's; provided, however, that collateral transferred pursuant to such repurchase obligation must be of the type described in clause (a) above and must (i) be valued daily at current market price plus accrued interest, (ii) pursuant to such valuation, be equal, at all times, to 105% of the cash transferred by the Indenture Trustee in exchange for such collateral and (iii) be delivered to the Indenture Trustee or, if the Indenture Trustee is supplying the collateral, an agent for the Indenture Trustee, in such a manner as to accomplish perfection of a security interest in the collateral by possession of certified securities;

      (d) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which has a long-term unsecured debt rating in the highest available rating category of each of the Rating Agencies at the time of such investment;

      (e) commercial paper having an original maturity of less than 365 days and issued by an institution having a short-term unsecured debt rating in the highest available rating category of each of the Rating Agencies at the time of such investment;

      (f) a guaranteed investment contract approved by each of the Rating Agencies and the Note Insurer and issued by an insurance company or other corporation having a long-term unsecured debt rating in the highest available rating category of each of the Rating Agencies at the time of such investment;

      (g) money market funds having ratings in one of the two highest available rating categories of S&P and Moody's at the time of such investment which invest only in other Permitted Investments (any such money market funds which provide for demand withdrawals being conclusively deemed to satisfy any maturity requirements for Permitted Investments set forth herein), including money market funds of the Indenture Trustee and any such funds that are managed by the Indenture Trustee or its affiliates or for which the Indenture Trustee or any affiliate acts as advisor as long as such money market funds satisfy the criteria of this subparagraph (g); and

      (h) any investment approved in writing by the Note Insurer and written evidence that any such investment will not result in a downgrading or withdrawal of the rating by each Rating Agency on the Notes.

      The Indenture Trustee may purchase from or sell to itself or an affiliate, as principal or agent, the Permitted Investments listed above. All Permitted Investments in a trust account under the Indenture shall be made in the name of the Indenture Trustee for the benefit of the Noteholders and the Note Insurer.

Overcollateralization Feature

      Credit enhancement with respect to each Class of Notes will be provided in part by overcollateralization resulting from the Aggregate Principal Balances of the Mortgage Loans in the related Group as of the end of each Due Period exceeding the related Note Balance for the related Payment Date (after taking into account the related

Monthly Principal and Excess Cash to be paid on such Payment Date in reduction of such Note Balance). The Indenture requires that the Overcollateralization Amount for each Class be increased to, and thereafter maintained at, the related Required Overcollateralization Amount. This increase and subsequent maintenance is intended to be accomplished by the application of monthly Excess Cash in respect of a Group to accelerate the pay down of the related Note Balance until the related Overcollateralization Amount reaches the related Required Overcollateralization Amount. Such applications of Excess Cash, because they consist of interest collections on the Mortgage Loans of a Group, but are distributed as principal on the related Notes, will increase the related Overcollateralization Amount. Such overcollateralization is intended to result in amounts received on the Mortgage Loans in the related Group in excess of the amount necessary to pay the Note Interest and Monthly Principal required to be paid on the related Class of Notes on any Payment Date being applied to reduce the related Note Balance to zero no later than the Stated Maturity of such Notes.

      The "Excess Cash" with respect to a Group on any Payment Date will be equal to Available Funds for such Group and Payment Date, reduced by the sum of
(i) any amounts payable to the Note Insurer for Insured Payments with respect to such Group paid on prior Payment Dates and not yet reimbursed and for any unpaid
Note Insurer Premiums for such Group in prior Payment Dates (in each case with interest thereon at the Late Payment Rate set forth in the Insurance Agreement),
(ii) the Note Interest for the related Class and Payment Date and (iii) the Monthly Principal for the related Class and Payment Date. Certain Mortgage Loans will not have their first monthly payment due until the Due Period relating to the August ___ Payment Date. Accordingly, in the case of the July ___ Payment Date, the amount of Excess Cash available will be lower than it would have been otherwise.

      The "Overcollateralization Amount" with respect to a Group and any Payment Date is the amount, if any, by which (x) the Aggregate Principal Balance of the Mortgage Loans in such Group as of the end of the related Due Period exceeds (y) the Note Balance of the related Class of Notes as of such Payment Date after taking into account payments of Monthly Principal (disregarding any permitted reduction in Monthly Principal due to an Overcollateralization Surplus) for such Class made on such Payment Date. The required level of the Overcollateralization Amount with respect to each Class and any Payment Date (the "Required Overcollateralization Amount") will be equal to the amount specified as such in the Indenture. The Indenture generally provides that the related Required Overcollateralization Amount may, over time, decrease or increase, subject to certain floors, caps and triggers including triggers that allow the Required Overcollateralization Amount for a Group to decrease or "step down" based on the performance on the Mortgage Loans in the related Group with respect to certain delinquency rate tests specified in the Indenture. In addition, Excess Cash for a Group will be applied to the payment in reduction of principal of the related Notes during the period that the Mortgage Loans in such Group are unable to meet certain tests specified in the Insurance Agreement based on delinquency rates. Any increase in the applicable Required Overcollateralization Amount for a Group may result in an accelerated amortization of the Notes in the related Class until such Required Overcollateralization Amount is reached. Conversely, any decrease in the Required Overcollateralization Amount for a Group will result in a decelerated amortization of the Notes in the related Class until such Required Overcollateralization Amount is reached.

      The application of Excess Cash for a Group to reduce the Note Balance for the related Class of Notes on any Payment Date will have the effect of accelerating the amortization of such Notes relative to the amortization of the Mortgage Loans in the related Group.

      In the event that the Required Overcollateralization Amount for a Group is permitted to decrease or "step down" on any Payment Date in the future, the Indenture will provide that all or a portion of the Excess Cash for such Group that would otherwise be paid to the Notes in the related Class on any such Payment Date in reduction of the related Note Balance will be released to the holder(s) of the Residual Interest.

      With respect to a Group and any Payment Date, an "Overcollateralization Surplus" means, the amount, if any, by which (x) the Overcollateralization Amount for such Group and Payment Date exceeds (y) the then applicable Required Overcollateralization Amount for such Group and Payment Date. As a technical matter, an Overcollateralization Surplus for a Group may result even prior to the occurrence of any decrease or "step down" in the Required Overcollateralization Amount for such Group because the Notes of the related Class will be entitled to receive 100% of collected principal on the related Mortgage Loans, even though the related Note Balance will, as a result of the accelerated amortization caused by the application of the Excess Cash for such Group, be less than the

Aggregate Principal Balance of the Mortgage Loans in such Group, in the absence of any Realized Losses on such Mortgage Loans.

      The Indenture will provide that, on any Payment Date, all amounts collected on the Mortgage Loans in a Group in respect of principal to be applied on such Payment Date will be paid to Noteholders of the related Class in reduction of the related Note Balance on such Payment Date, except as provided above with respect to any Payment Date for which there exists an
Overcollateralization Surplus for such Group. If any Mortgage Loan became a Liquidated Mortgage Loan during such prior Collection Period, the Net Liquidation Proceeds related thereto and allocated to principal may be less than the Principal Balance of the related Mortgage Loan; the amount of any such deficiency is a "Realized Loss." In addition, the Indenture will provide that the Principal Balance of any Mortgage Loan that becomes a Liquidated Mortgage Loan shall equal zero. The Indenture will not require that the amount of any Realized Loss be paid to Noteholders of the related Class on the Payment Date following the event of loss. However, the occurrence of a Realized Loss will reduce the Overcollateralization Amount for the related Class of Notes, and will result in more Excess Cash, if any, being paid on such Notes in reduction of the related Note Balance on subsequent Payment Dates than would be the case in the absence of such Realized Loss.

      Overcollateralization and the Insurance Policy. The Indenture will require the Indenture Trustee to file a claim for an Insured Payment under the Insurance Policy not later than 12:00 noon (New York City time) on the third Business Day prior to any Payment Date as to which the Indenture Trustee has determined that an Overcollateralization Deficit with respect to a Class of Notes will occur for the purpose of applying the proceeds of such Insured Payment as a payment of principal to the Noteholders of such Class on such Payment Date. With respect to a Class and any Payment Date, an "Overcollateralization Deficit" will mean the amount, if any, by which (x) the related Note Balance, after taking into account all payments to be made on such Payment Date in reduction thereof, including any Excess Cash payments, exceeds (y) the sum of Aggregate Principal Balance of the Mortgage Loans in the related Group as of the end of the applicable Due Period. Accordingly, the Insurance Policy is similar to the provisions described above with respect to the overcollateralization provisions insofar as the Insurance Policy guarantees ultimate collection of the full amount of the related Note Balance, rather than current payments of the amounts of any Realized Losses to the Noteholders. Investors in the Notes should realize that, under certain loss or delinquency scenarios, they may temporarily receive no payments in reduction of the related Note Balance.

Reports to Noteholders

      Concurrently with each payment to Noteholders, the Indenture Trustee will mail a statement to each Noteholder, the Note Insurer and the Underwriters in the form required by the Indenture and setting forth the following information (to the extent the Servicer makes such information (other than the information described in clause (b) below) available to the Indenture Trustee):

      (a) the amount of such payment to the Noteholders of each Class on the related Payment Date allocable to (i) Monthly Principal (separately setting forth Principal Prepayments) and (ii) any Excess Cash payment;

      (b) the amount of such payment to the Noteholders of each Class on such Payment Date allocable to Note Interest;

      (c) the Note Balance for each Class after giving effect to the payment of Monthly Principal and any Excess Cash applied to reduce such Note Balance on such Payment Date;

      (d) the Aggregate Principal Balance of the Mortgage Loans in each Group as of the end of the related Due Period;

      (e) the amount of Monthly Advances made with respect to each Class and such Payment Date and the aggregate amount of unreimbursed Monthly Advances and Servicing Advances with respect to each Class, if any;

      (f) the number and the aggregate of the Principal Balances of the Mortgage Loans in each Group delinquent (i) one month, (ii) two months and (iii) three or more months as of the end of the related Collection Period;

      (g) the aggregate of the Principal Balances of the Mortgage Loans in each Group in foreclosure or other similar proceedings or in which the borrower is in bankruptcy and the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure during the related Collection Period;

      (h) the aggregate of the Principal Balances of the Mortgage Loans in each Group repurchased by the Seller or the Servicer, separately setting forth the aggregate of the Principal Balances of Mortgage Loans in each Group delinquent for three consecutive monthly installments purchased by the Servicer at its option pursuant to the Servicing Agreement;

      (i) the Insured Payment, if any, for each Class and such Payment Date;

      (j) the amount of the Servicing Fee paid to or retained by the Servicer for each Group with respect to such Payment Date;

      (k) the Overcollateralization Amount, the then applicable Required Overcollateralization Amount, the Overcollateralization Surplus, if any, and the Overcollateralization Deficit, if any, with respect to each Class and such Payment Date; and

      (l) the aggregate outstanding principal balance of the three largest outstanding Mortgage Loans in each Group.

      In the case of information furnished pursuant to clauses (a) and (b) above, the amounts shall be expressed as a dollar amount per Note with a $1,000 principal denomination.

      Within 90 days after the end of each calendar year, the Indenture Trustee will mail to each person who at any time during such calendar year was a Noteholder and to the Underwriters, if requested in writing by any such person, a statement containing the information set forth in clauses (a) and (b) above, aggregated for such calendar year or, in the case of each person who was a Noteholder for a portion of such calendar year, setting forth such information for each month thereof. Such obligation of the Indenture Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared and furnished by the Indenture Trustee to Noteholders pursuant to any requirements of the Code as are in force from time to time.

Redemption of the Notes

      Optional Redemption. The Notes will be subject to redemption, in whole but not in part, at the option of the Servicer or, if not exercised, at the option of the Note Insurer, on or after the first Payment Date (such date, the "Initial Redemption Date") on which the Aggregate Principal Balance of the Mortgage Loans in the Mortgage Pool has declined to less than 10% of the Aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date (the date on which the Notes are to be redeemed, the "Redemption Date").

      The Notes will be redeemed at a redemption price of 100% of the then outstanding Note Balance, plus accrued but unpaid interest thereon through the end of the Interest Period immediately preceding the related Payment Date; provided, however, that no redemption may take place unless, in connection with such redemption, any amounts due and owing to the Note Insurer under the Insurance Agreement are paid in full to the Note Insurer. There will be no prepayment premium in connection with such a redemption. Notice of an optional redemption of the Notes must be mailed by the Indenture Trustee to the Noteholders and the Note Insurer at least ten days prior to the Payment Date set for such redemption.

      The payment on the final Payment Date in connection with the redemption of the Notes shall be in lieu of the payment otherwise required to be made on such Payment Date in respect of the Notes.

      Termination of the Mortgage Pool. Following the first Payment Date on which the Aggregate Principal Balance with respect to both Groups of the Mortgage Loans is less than 20% of the Aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date, the Indenture Trustee will be required to solicit competitive bids for the purchase of the Mortgage Loans for fair market value. In the event that satisfactory bids are received as described below, the proceeds of such sale shall be used to redeem the Notes in full and any excess shall be paid to the Residual Holder on the immediately succeeding Payment Date. The Indenture Trustee will solicit good-faith bids from no fewer than three prospective purchasers that are considered at the time to be competitive participants in the fixed-rate mortgage loan market, which prospective purchasers may include the Seller or an affiliate of either of the Underwriters. The Indenture Trustee will consult with the Underwriters and any securities brokerage house then making a market in the Notes to determine if the fair market value of the Mortgage Loans has been offered.

      Any purchaser of such Mortgage Loans must agree to the continuation of the Servicer or any successor servicer then acting as servicer of the Mortgage Loans on terms substantially similar to those contained in the Servicing Agreement.

      If the highest bid received by the Indenture Trustee from a qualified bidder is not less than the fair market value of the Mortgage Loans and would equal or exceed the amount set forth in the immediately succeeding sentence, the Indenture Trustee will sell and assign such Mortgage Loans without recourse to the highest bidder and will redeem the Notes. For the Indenture Trustee to consummate the sale, the bid must be with respect to each Group at least equal to an amount, which, when added to Available Funds for the related Payment Date with respect to each Group, would equal the sum, without duplication, of (i) the accrued interest then due on the related Group on such Payment Date, (ii) the aggregate Note Balance for the related Group as of such Payment Date, (iii) the aggregate of all Insured Payments made by the Note Insurer to the Noteholders in the related Group remaining unreimbursed as of such Payment Date and any amounts owing to the Note Insurer under the agreement governing the issuance of the Insurance Policy, plus interest on such amount calculated at the Late Payment Rate as set forth in agreement governing the issuance of the Insurance Policy,
(iv) any accrued and unpaid Servicing Fees and any Servicing Advances or any Monthly Advances previously made by the Servicer to the related Group and remaining unreimbursed as of such Payment Date and (v) any accrued and unpaid fees owing to the Indenture Trustee or the Owner Trustee as of such Payment Date. If such conditions are not met, the Indenture Trustee will not consummate such sale. In addition, the Indenture Trustee will decline to consummate such sale unless it receives an opinion of counsel that such sale will not give rise to any adverse tax consequences to the Issuer or the Noteholders or adversely affect the opinion of Tax Counsel that the Notes will evidence indebtedness of the Issuer under the Code. In the event such sale is not consummated in accordance with the foregoing, the Indenture Trustee will continue to solicit bids on a quarterly basis for the purchase of such assets upon the terms described above.

Payments to the Holder(s) of the Residual Interest

      On each Payment Date, any portion of Available Funds for each Group remaining after making payments of interest and principal due on the related Notes and other distributions required on such Payment Date will be released to the holder(s) of the Residual Interest, free of the lien of the Indenture. Any such remaining amounts with respect to one Group will not be available to make payments then due on the Notes of the other Class. Nor will such amounts be available to make payments on either Class of the Notes or payments to the Note Insurer on any subsequent Payment Date.

The Indenture Trustee

      [__________ ] , a national banking association, will be the Indenture Trustee under the Indenture. The Indenture will provide that the Indenture Trustee is entitled to the Indenture Trustee Fee and reimbursement of certain expenses. [__________ ] , will also act as successor servicer under the Servicing Agreement and, upon a termination of the Servicer, shall be obligated to succeed to the obligations of the Servicer or to appoint an eligible successor servicer.

      The Indenture also will provide that the Indenture Trustee may resign at any time, upon notice to the Issuer, the Servicer, the Note Insurer and any Rating Agency, in which event the Issuer will be obligated to appoint a successor Indenture Trustee acceptable to the Note Insurer. The Issuer, with the prior consent of the Note Insurer, may remove the Indenture Trustee if the Indenture Trustee ceases to be eligible to continue as such under the Indenture or if the Indenture Trustee becomes insolvent. Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee will not become effective until acceptance of the appointment by the successor Indenture Trustee. The Indenture will provide that the Indenture Trustee is under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the Noteholders, unless such Noteholders shall have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. The Indenture Trustee may execute any of the rights or powers granted by the Indenture or perform any duties thereunder either directly or by or through its agents or attorneys; provided, however, the Indenture Trustee shall remain liable for the performance of all of its duties. Pursuant to the Indenture, the Indenture Trustee is not liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized by an authorized officer of any person or within its rights or powers under the Indenture. The Indenture Trustee and any director, officer, employee or agent of the Indenture Trustee may rely and will be protected in acting or refraining from acting in good faith in reliance on any certificate, notice or other document of any kind prima facie properly executed and submitted by the authorized officer of any person respecting any matters arising under the Indenture. The Indenture Trustee will be indemnified by the Servicer for certain losses and other events to the extent described in the Servicing Agreement.

Voting

      Unless otherwise specified in the Indenture, with respect to any provisions of the Indenture providing for the action, consent or approval of the Noteholders evidencing specified "Voting Interests," each Noteholder will have a Voting Interest equal to the Percentage Interest represented by such Noteholder's Note. Unless a Note Insurer Default has occurred and is continuing, the Voting Interests of the Noteholders will be exercised solely by or with the consent of the Note Insurer.

Note Events of Default

      An Event of Default with respect to the Notes shall occur if, on any Payment Date, after taking into account all payments made in respect of each Class of Notes on such Payment Date, the Note Interest for such Payment Date remains unpaid or an Overcollateralization Deficit still exists with respect to the Notes. See "The Indenture--Events of Default" in the Prospectus for a description of the circumstances under which a default on the Notes, other than a payment default, may occur. For a description of the rights of Noteholders of a Class in connection with any Event of Default with respect to the related Notes, see "The Indenture--Rights upon Event of Default" in the Prospectus. In the absence of a failure by the Note Insurer to pay Insured Payments, no acceleration of the maturity of the Notes shall be permitted without the consent of the Note Insurer.

                                   THE ISSUER

      The Issuer is a [__________ ] business trust established by the Depositor pursuant to the Trust Agreement. After the Closing Date, the Residual Interest representing all of the beneficial ownership interest in the Issuer will be held by the Company, a limited purpose, wholly-owned subsidiary of the Seller. The principal office of the Issuer is located in______________, Attention: Corporate Trust Administration. The Issuer does not have, nor is it expected in the future to have, any significant assets, other than the assets included in the Trust Estate.

                                 [_____________]

      [____________], the Seller under the Sale Agreement and the Servicer under the Servicing Agreement, is a [__________ ] corporation and a full service mortgage banker engaged in the business of originating, purchasing, selling and servicing mortgage loans on one- to four-family residential properties. The Seller's mortgage loans are primarily made to borrowers whose borrowing needs are generally not being served by traditional financial institutions because of impaired or limited credit profiles. The Seller was formed in November 1996. The Seller currently originates its mortgage loans primarily through independent licensed brokers and its retail origination offices, and purchases mortgage loans from approved correspondents. Each Mortgage Loan is underwritten by the

Seller. See "Description of the Mortgage Pool--Underwriting Standards" and "Servicing of the Mortgage Loans--Historical Servicing Experience of the Servicer."

      The Seller has its principal offices at _________________________________.

                        DESCRIPTION OF THE MORTGAGE POOL

General

      The following is a brief description of certain terms of the Mortgage Loans as of the Cut-off Date.

      The Mortgage Pool will consist of two Groups of fixed rate mortgage loans secured by first and second liens, in the case of Group I, and first liens, in the case of Group II, on one- to four-family residential properties located in 40 states and the District of Columbia for Group I and ___ states and the _______________ for Group II. No Mortgage Loan will have an original term to stated maturity in excess of 30 years or has a scheduled maturity date later than [__________ ] _________-. All of the Mortgage Loans will be originated or acquired by the Seller through its network of brokers and correspondents.

      The Mortgage Loans have been originated using underwriting standards that are less stringent than the underwriting standards applied by other mortgage loan purchase programs such as those administered by Fannie Mae or by Freddie Mac. See "--Underwriting Standards" and "Risk Factors--Risks Associated with the Underwriting Standards" herein.

      The Mortgage Loans are generally not assumable pursuant to the terms of the related Mortgage Note. See "Certain Prepayment and Yield Considerations" herein.

      None of the Mortgage Loans is or will be insured or guaranteed by the Issuer, the Seller, the Company, the Depositor, the Servicer, the Indenture Trustee, the Note Insurer, any originator or any of their respective affiliates, or by any governmental agency or other person, except as described herein. None of the Mortgage Loans will be insured by mortgage pool insurance policies or primary mortgage insurance policies.

      Approximately 32.5% of the Mortgage Loans by Principal Balance as of the Cut-off Date will provide for the payment of a prepayment charge. Prepayment charges received on the Mortgage Loans will not be included in Available Funds for the related Collection Period but will instead by paid to the Servicer as additional servicer compensation.

Mortgage Loan Characteristics -- Group I

      Set forth below is certain summary statistical information regarding the Group I Mortgage Loans as of the Cut-off Date. As of the Cut-off Date, the Group I Mortgage Loans consisted of __________ Mortgage Loans with an Aggregate Principal Balance totaling $__________ (the "Initial Group I Pool Balance").

      As of the Cut-off Date, the average Principal Balance of the Group I Mortgage Loans was $___________; the minimum and maximum Principal Balances of the Group I Mortgage Loans were $_________ and $___________, respectively; 85.06% of the Group I Mortgage Loans by Principal Balance as of the Cut-off Date are secured by first lien mortgages on the related Mortgaged Properties and 14.94% of the Group I Mortgage Loans by Principal Balance as of the Cut-off Date are secured by second lien mortgages on the related Mortgaged Properties; 38.02% of the Group I Mortgage Loans by Principal Balance as of the Cut-off Date are Balloon Loans; the weighted average interest rate (the "Mortgage Rate") of the Group I Mortgage Loans was 10.168%; the Mortgage Rates of the Group I Mortgage Loans ranged from 7.050% to 18.250% the weighted average Combined Loan-to-Value Ratio of the Group I Mortgage Loans was 77.602% and these Combined Loan-to-Value Ratios ranged from 14.660% to 125.130%. The weighted average remaining term to maturity of the Group I Mortgage Loans was 219.257 months and the remaining terms to maturity of the Group I Mortgage Loans ranged from 58 months to 360 months.

      Approximately 0.755% of the Group I Mortgage Loans were more than 30 days, but less than 60 days, past due as of the Cut-off Date. As of the Cut-off Date, none of the Group I Mortgage Loans were 60 days or more delinquent in payment of principal and interest. None of the Group I Mortgage Loans will be covered by a primary mortgage insurance policy. Approximately 24.300% of the Group I Mortgage Loans by Principal Balance as of the Cut-off Date are Mortgage Loans with Combined Loan-to-Value Ratios at origination in excess of 80%. Approximately 33% of the Group I Mortgage Loans by Principal Balance as of the Cut-off Date require the payment of a fee in connection with certain prepayments.

      The "Combined Loan-to-Value Ratio" of a Mortgage Loan shall generally mean that ratio, expressed as a percentage, borne by (a) the sum of the principal amount of the Mortgage Loan at origination plus the then-current principal balance of all mortgage loans (each a "Senior Loan" ) secured by liens on the related Mortgaged Property having priorities senior to that of the lien which secures such Mortgage Loan over (b) the appraised value of the related Mortgaged Property at origination.

      Set forth below is a description of certain additional characteristics of the Group I Mortgage Loans as of the Cut-off Date (except as otherwise indicated). The information expressed below as a percentage of the Initial Group I Pool Balance may not total 100% due to rounding.

                Principal Balances of the Group I Mortgage Loans

                                                Aggregate
                                 Number of        Unpaid         Percentage of
Range of                          Mortgage      Principal       Initial Group I
Principal Balances                 Loans         Balance          Pool Balance
------------------                 -----         -------          ------------

$          0- 25,000 .........                   $                         %

   25,000.01- 50,000 .........

   50,000.01- 75,000 .........

   75,000.01-100,000 .........

  100,000.01-150,000 .........

  150,000.01-200,000 .........

  200,000.01-250,000 .........

  250,000.01-300,000 .........

  300,000.01-350,000 .........

  350,000.01-400,000 .........

  400,000.01-450,000 .........
                                 ----------      -------             ------
     Total ...................                   $                   100.00%

      As of the Cut-off Date, the average Principal Balance of the Group I Mortgage Loans was approximately $__________________.

                  Mortgage Rates of the Group I Mortgage Loans

                                                Aggregate
                                 Number of       Unpaid          Percentage of
Range of Mortgage                 Mortgage      Principal       Initial Group I
Interest Rates (%)                 Loans         Balance          Pool Balance
------------------                 -----         -------          ------------
                                                 $                         %

                                  --------       -------             ------
     Total ...................                   $                   100.00%

      As of the Cut-off Date, the weighted average Mortgage Rate of the Group I Mortgage Loans was approximately 10.168% per annum.

      Original Combined Loan-to-Value Ratios of the Group I Mortgage Loans

                                 Aggregate
                                 Number of       Unpaid          Percentage of
Range of Original Combined       Mortgage       Principal        Initial Group I
Loan-to-Value Ratios (%)           Loans         Balance          Pool Balance
------------------------           -----         -------          ------------
                                                 $                         %

                                  --------       -------             ------
     Total ...................                   $                   100.00%

      The weighted average Combined Loan-to-Value Ratio at origination of the Group I Mortgage Loans was approximately 77.602%.

  Geographic Distribution of Mortgaged Properties of the Group I Mortgage Loans

                                 Aggregate
                                 Number of       Unpaid          Percentage of
                                 Mortgage       Principal        Initial Group
State                              Loans         Balance          Pool Balance
-----                              -----         -------          ------------
                                                 $                         %

                                  --------       -------             ------
     Total ...................                   $                   100.00%

      No more than 0.638% of the Group I Mortgage Loans will be secured by Mortgaged Properties located in any one zip code area.

               Mortgage Loan Purpose of the Group I Mortgage Loans

                                                Aggregate
                                 Number of       Unpaid          Percentage of
                                  Mortgage      Principal       Initial Group I
 Loan Purpose                      Loans         Balance          Pool Balance
 ------------                      -----         -------          ------------
Purchase .....................                   $                         %
Refinance/No Equity
  Take Out....................
Refinance/Equity Take Out ....
Refinance/Property
  Improvements ...............
                                 ----------      -------             ------
     Total ...................                   $                   100.00%



         Mortgage Loan Documentation Types of the Group I Mortgage Loans

                                                Aggregate
                                 Number of       Unpaid          Percentage of
                                  Mortgage      Principal       Initial Group I
 Documentation Type                Loans         Balance          Pool Balance
 ------------------                -----         -------          ------------
Full Documentation......                         $                         %
Stated Documentation....
Limited Documentation...
                                 ----------      -------             ------
     Total ...................                   $                   100.00%

                 Occupancy Status of the Group I Mortgage Loans


                                 Number of                        Percentage of
                                  Mortgage      Principal        Initial Group I
     Occupancy                     Loans         Balance          Pool Balance
    -----------                    -----         -------          ------------
Owner Occupied................                   $                         %
Investor......................
Second/Vacation homes.........
                                 ----------      -------             ------
     Total ...................                   $                   100.00%

             Mortgaged Property Types of the Group I Mortgage Loans

                                 Number of                        Percentage of
                                  Mortgage      Principal        Initial Group I
   Property Type                   Loans         Balance          Pool Balance
   -------------                   -----         -------          ------------
Single-Family.................                   $                         %
Manufactured Housing..........
Planned Unit Developments
   (detached).................
Condominium...................
Two- to four-family units.....
                                 ----------      -------             ------
     Total ...................                   $                   100.00%

                     Seasoning of the Group I Mortgage Loans

                                                Aggregate
                                 Number of       Unpaid          Percentage of
                                  Mortgage      Principal       Initial Group I
 Months of Seasoning (months)      Loans         Balance          Pool Balance
 ----------------------------      -----         -------          ------------
   0.........................                    $                         %
 1-12........................
 13-24.......................
                                 ----------      -------             ------
     Total ...................                   $                   100.00%

      As of the Cut-off Date, the weighted average seasoning of the Group I Mortgage Loans was approximately one month.

              Original Term to Maturity of Group I Mortgage Loans

                                                Aggregate
                                 Number of       Unpaid          Percentage of
      Original Term to           Mortgage      Principal       Initial Group I
      Maturity (months)           Loans         Balance          Pool Balance
      -----------------           -----         -------          ------------
          48-60...............                  $
          72-84...............
          108-120.............
          121-132.............
          133-144.............
          145-156.............
          168-180.............
          228-240.............
          288-300.............
          348-360.............
                                ----------      -------              ------
     Total ...................                  $                    100.00%

            Remaining Terms to Maturity of the Group I Mortgage Loans

                                                Aggregate
                                 Number of       Unpaid          Percentage of
     Months Remaining to         Mortgage      Principal       Initial Group I
     Maturity (months)            Loans         Balance          Pool Balance
    ---------------------         -----         -------          ------------
          48-60...............                  $                          %
          72-84...............
          108-120.............
          121-132.............
          133-144.............
          145-156.............
          157-168.............
          169-180.............
          229-240.............
          289-300.............
          349-360.............
                                ----------      -------              ------
     Total ...................                  $                    100.00%

      As of the Cut-off Date, the weighted average remaining terms to maturity of the Group I Mortgage Loans was approximately 219.257 months.

Mortgage Loan Characteristics -- Group II

      Set forth below is certain summary statistical information regarding the Group II Mortgage Loans as of the Cut-off Date. As of the Cut-off Date, the Group II Mortgage Loans consisted of 512 Mortgage Loans with an Aggregate Principal Balance totaling $_______________ (the "Initial Group II Pool Balance").

      As of the Cut-off Date, the average Principal Balance of the Group II Mortgage Loans was $_________; the minimum and maximum Principal Balances of the Group II Mortgage Loans were $54,900.00 and $____________, respectively; 100.00% of the Group II Mortgage Loans by Principal Balance as of the Cut-off Date are secured by first lien mortgages on the related Mortgaged Properties; 46.46% of the Group II Mortgage Loans by Principal Balance as of the Cut-off Date are Balloon Loans; the weighted average interest rate (the "Mortgage Rate") of the Group II Mortgage Loans was 9.487%; the Mortgage Rates of the Group II Mortgage Loans ranged from 6.750% to 13.625% the weighted average Loan-to-Value Ratio of the Group II Mortgage Loans was 77.805% and the Loan-to-Value Ratios ranged from 39.060% to 90.000%. The weighted average remaining term to maturity of the Group II Mortgage Loans was 244.745 months and the remaining terms to maturity of the Group II Mortgage Loans ranged from 119.000 months to 360 months.

      Approximately 1.019% of the Group II Mortgage Loans were more than 30 days, but less than 60 days, past due as of the Cut-off Date. As of the Cut-off Date, none of the Group II Mortgage Loans were 60 days or more delinquent in payment of principal and interest. None of the Group II Mortgage Loans will be covered by a primary mortgage insurance policy. Approximately 25.739% of the Group II Mortgage Loans by Principal Balance as of the Cut-off Date are Mortgage Loans with Loan-to-Value Ratios at origination in excess of 80%. Approximately 20% of the Group II Mortgage Loans by Principal Balance as of the Cut-off Date provide for a prepayment charge. Approximately 31% of the Group II Mortgage Loans by Principal Balance as of the Cut-off Date require the payment of a fee in connection with certain prepayments.

      The "Loan-to-Value Ratio" of a Mortgage Loan shall generally mean that ratio, expressed as a percentage, borne by (a) the principal amount of the Mortgage Loan at origination over (b) (i) the lesser of the sales price or the appraised value of the related Mortgaged Property at origination, or (ii) in the case of a Mortgage Loan made to refinance a previous loan, the appraised value determined at origination of the new Mortgage Loan.

      Set forth below is a description of certain additional characteristics of the Group II Mortgage Loans as of the Cut-off Date (except as otherwise indicated). The information expressed below as a percentage of the Initial Group II Pool Balance may not total 100% due to rounding.

                Principal Balances of the Group II Mortgage Loans

                                               Aggregate
                                 Number of      Unpaid           Percentage of
Range of                          Mortgage     Principal        Initial Group II
Principal Balances                 Loans        Balance           Pool Balance
------------------                 -----        -------           ------------
           ...................                  $                          %
           ...................
           ...................
           ...................
           ...................
           ...................
                                ----------      -------              ------
     Total ...................                  $                    100.00%


      As of the Cut-off Date, the average Principal Balance of the Group II Mortgage Loans was approximately $------------.

                  Mortgage Rates of the Group II Mortgage Loans

                                               Aggregate
                                 Number of      Unpaid           Percentage of
Range of Mortgage                 Mortgage     Principal        Initial Group II
Interest Rates (%)                 Loans        Balance           Pool Balance
------------------                 -----        -------           ------------
         .....................                  $                          %
         .....................
         .....................
         .....................
         .....................
         .....................
         .....................
         .....................
         .....................
         .....................
         .....................
         .....................
         .....................
         .....................
         .....................
         .....................
         .....................
         .....................
         .....................
         .....................
         .....................
         .....................
         .....................
         .....................
         .....................
         .....................
                                 ----------      -------              ------
     Total ...................                  $                    100.00%

      As of the Cut-off Date, the weighted average Mortgage Rate of the Group II Mortgage Loans was approximately 9.487% per annum.

          Original Loan-to-Value Ratios of the Group II Mortgage Loans

                                              Aggregate
Range of Original                Number of      Unpaid           Percentage of
  Loan-to-Value                   Mortgage     Principal        Initial Group II
    Ratios (%)                     Loans        Balance           Pool Balance
------------------                 -----        -------           ------------
           ...................                  $                          %
           ...................
           ...................
           ...................
           ...................
           ...................
           ...................
           ...................
           ...................
           ...................
           ...................
                                 ----------      -------              ------
     Total ...................                  $                    100.00%

      The weighted average Loan-to-Value Ratio at origination of the Group II Mortgage Loans was approximately 77.805%.

 Geographic Distribution of Mortgaged Properties of the Group II Mortgage Loans

                                               Aggregate
                                 Number of      Unpaid           Percentage of
                                  Mortgage     Principal        Initial Group II
      State                        Loans        Balance           Pool Balance
------------------                 -----        -------           ------------
                ..............                 $                           %
                ..............
                ..............
                ..............
                ..............
                ..............
                ..............
                ..............
                ..............
                ..............
                ..............
                ..............
                ..............
                ..............
                ..............
                ..............
                ..............
                ..............
                ..............
                ..............
                ..............
                ..............
                ..............
                ..............
                ..............
                ..............
                ..............
                ..............
                ..............
                ..............
                ..............
                ..............
                ..............
                                ----------      -------              ------
     Total ...................                  $                    100.00%

      No more than 1.347% of the Group II Mortgage Loans will be secured by Mortgaged Properties located in any one zip code area.

              Mortgage Loan Purpose of the Group II Mortgage Loans

                                               Aggregate
                                 Number of      Unpaid           Percentage of
                                  Mortgage     Principal        Initial Group II
  Loan Purpose                     Loans        Balance           Pool Balance
------------------                 -----        -------           ------------
Purchase......................                  $                          %
Refinance/No Equity Take Out..
Refinance/Equity Take Out.....
Refinance/Property
  Improvements................
                                ----------      -------              ------
     Total ...................                  $                    100.00%

        Mortgage Loan Documentation Types of the Group II Mortgage Loans

                                               Aggregate
                                 Number of      Unpaid           Percentage of
                                  Mortgage     Principal        Initial Group II
Documentation Type                 Loans        Balance           Pool Balance
------------------                 -----        -------           ------------
Full Documentation............                  $                          %
Stated Documentation..........
Limited (Fast) Documentation..
                                ----------      -------              ------
     Total ...................                  $                    100.00%

                 Occupancy Status of the Group II Mortgage Loans

                                 Number of                       Percentage of
                                  Mortgage     Principal        Initial Group II
    Occupancy                      Loans        Balance           Pool Balance
  --------------                   -----        -------           ------------
Owner Occupied...............                   $                          %
Investor.....................
                                ----------      -------              ------
     Total ...................                  $                    100.00%

             Mortgaged Property Types of the Group II Mortgage Loans

                                 Number of                       Percentage of
                                  Mortgage     Principal        Initial Group II
  Property Type                    Loans        Balance           Pool Balance
  --------------                   -----        -------           ------------
Single-Family.................                  $                          %
Manufactured Housing..........
Planned Unit Developments
  (detached)................
Two- to four-family units.....
Condominium...................
                                ----------      -------              ------
     Total ...................                  $                    100.00%

                    Seasoning of the Group II Mortgage Loans

                                               Aggregate
                                 Number of      Unpaid           Percentage of
                                  Mortgage     Principal        Initial Group II
Months of Seasoning (months)       Loans        Balance           Pool Balance
----------------------------       -----        -------           ------------
         0....................                  $                          %
       1-12...................
                                ----------      -------              ------
     Total ...................                  $                    100.00%

      As of the Cut-off Date, the weighted average seasoning of the Group II Mortgage Loans was approximately one month.

            Original Term to Maturity of the Group II Mortgage Loans

                                              Aggregate
                                 Number of      Unpaid           Percentage of
    Original Term to             Mortgage     Principal        Initial Group II
    Maturity (months)             Loans        Balance           Pool Balance
  --------------------            -----        -------           ------------
       109-120................                 $                          %
       169-180................
       229-240................
       289-300................
       349-360................
                                ----------     -------              ------
     Total ...................                 $                    100.00%

           Remaining Terms to Maturity of the Group II Mortgage Loans

                                             Aggregate
                                 Number of      Unpaid           Percentage of
  Months Remaining to            Mortgage     Principal        Initial Group II
    Maturity (months)             Loans        Balance           Pool Balance
  --------------------            -----        -------           ------------
      109-120.................                 $                           %
      169-180.................
      229-240.................
      289-300.................
      349-360.................
                                ----------     -------               ------
     Total ...................                 $                     100.00%

      As of the Cut-off Date, the weighted average remaining terms to maturity of the Group II Mortgage Loans was approximately 244.745 months.

Underwriting Standards

      The Mortgage Loans will be sold by the Seller to the Depositor, sold by the Depositor to the Issuer and then pledged by the Issuer to the Indenture Trustee. All of the Mortgage Loans were or will be originated by the Seller or acquired by the Seller from mortgage bankers or brokers generally in accordance with the underwriting criteria described herein.

      The Seller's underwriting standards are primarily intended to assess the ability and willingness of the borrower to repay the debt and to evaluate the adequacy of the mortgaged property as collateral for the mortgage loan. All of the Mortgage Loans were underwritten with a view toward the resale thereof in the secondary mortgage market. The Seller considers, among other things, a mortgagor's credit history, repayment ability and debt service to income ratio ("debt-to-income ratio"), as well as the value, type and use of the mortgaged property. The Mortgage Loans generally bear higher rates of interest than mortgage loans that are originated in accordance with FNMA and FHLMC standards, and may experience rates of delinquency and foreclosure that are higher, and that may be substantially higher, than those experienced by portfolios of mortgage loans underwritten in accordance with such FNMA or FHLMC standards.

      Approximately 87% of the Mortgage Loans originated by the Seller are based on loan application packages submitted through mortgage brokerage companies with whom the Seller has a relationship (such mortgage loans, "Indirect Retail Mortgage Loans"). The brokers and/or companies must meet minimum standards based on an analysis of information submitted with an application for approval, including resumes of the principals, valid broker's license(s), and a satisfactory credit report. Once approved, mortgage brokerage companies are eligible to submit loan application packages in compliance with the terms of a signed broker agreement. All Indirect Retail Mortgage Loans are originated in the Seller's regional offices located in _________, ____________, ____________,
___________ and _____________. All Indirect Retail Mortgage Loans are underwritten according to the Seller's underwriting guidelines by the Seller in both the regional offices and the corporate office located in Middletown, Connecticut (the "Corporate Office"). All Indirect Retail Mortgage Loans are initially reviewed by a loan officer for pre-approval. The credit file is processed and reviewed by an underwriter for final approval.

      Approximately 13% of the Mortgage Loans were originated by the Seller directly through its retail operation under the name "Family Credit Connection" (such mortgage loans, "Retail Mortgage Loans"). Retail Mortgage Loans are underwritten based on the Seller's underwriting guidelines by the Seller in the Corporate Office. All Retail Mortgage Loans are originated at either the _________ or __________ retail office or the referral department in Middletown, Connecticut. Retail Mortgage Loans are initially reviewed by a loan officer to determine whether the loan application meets the Seller's underwriting guidelines.

      On a case-by-case basis, the Seller may determine that, based upon compensating factors, a prospective mortgagor not strictly qualifying under the underwriting risk category guidelines described below warrants an underwriting exception. Compensating factors may include, but are not limited to, low loan-to-value ratio and/or large down payment, proven ability to handle high debt-to-income levels, low debt-to-income ratio, large cash flow, significant verified savings, good credit history, stable employment, excellent mortgage history, a large reduction in monthly cash outflows and time in residence at the applicant's current address. It is expected that a number of the Mortgage Loans to be included in the Mortgage Pool will contain one or more loans which have been underwritten according to such practice.

      On"full-documentation" loans, the Seller's underwriters generally verify the income of each applicant from various sources in the following manner: salaried and hourly borrowers and those borrowers on commissions, whether at a full time or part time job, are required to submit W-2 forms for the past two years of employment and pay stubs from within the past 30 days; rental income must be shown from two years of tax returns, or from leases; pension income must be verified from a check or direct deposit slip, a W-2 form or a letter from the pension administrator; bonus income must be demonstrated over eighteen months via W-2 forms; alimony and child support must be documented by a court order and proof of receipt of payment; and self-employed individuals must submit two years of tax returns with all schedules attached.

      The applicant must have a sufficiently established credit history to qualify for the appropriate credit grade (as described below). This credit history is substantiated by a report prepared by an independent merged credit report agency. The report typically considers the applicant's entire credit history and contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, repossession, suits or judgments. The applicant must generally provide a letter explaining all late payments on mortgage debt and other consumer (non-mortgage) debt within the last two years.

      The Seller originates loans secured by single-family residences (which may be detached, attached, part of a two-to-four unit dwelling, a condominium unit, townhouse or unit in a planned unit development) and manufactured housing. The Seller's guidelines are applied in accordance with a procedure which complies with applicable federal and state laws and regulations and require an appraisal of the mortgaged property which conforms to FNMA and the

Financial Institutions Reform and Recovery Act ("FIRREA") standards. Appraisals may only be provided by independent appraisers who satisfy the necessary licensing standards.

      Each appraisal included a market data analysis based on recent sales of comparable homes in the area and, where deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home. The review appraisal may be a desk, field, or drive-by review of the mortgaged property.

      The Seller requires title insurance on all mortgage loans. The Seller also requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount at least equal to the lesser of the principal balance of the related residential loan or the appraised value less the value of the land. None of the Mortgage Loans will be covered by a primary mortgage insurance policy.

      A quality control department performs a monthly quality control audit of a sample of all loans. The monthly underwriting analysis consists of a review of a random sample of at least 10% of all closed loans.

      In addition to the quality control audit, each underwriter will have 10% of their loans audited by the chief underwriter or his designee each month. The loan review confirms the existence and accuracy of legal documents, credit documentation, income computation, appraisal analysis, and underwriting decisions. The review function allows the Seller to assess programs for potential guideline changes, program enhancements, appraisal policies, areas of risk to be reduced or eliminated, and need for additional underwriter training.

      Under the Seller's mortgage loan programs, various risk categories are used to grade the likelihood that the applicant will satisfy the repayment conditions of the loan. These risk categories establish the maximum permitted loan-to-value ratio and loan amount, given the occupancy status of the mortgaged property and the applicant's credit history and debt ratio. In general, higher credit risk mortgage loans are graded in categories which reflect higher debt ratios and more (or more recent) major derogatory credit items such as outstanding judgments or prior bankruptcies; however, as compensating factors, these loan programs establish lower maximum Loan-to-Value ratios and maximum loan amounts for loans graded in such categories.

      The Seller's guidelines have the following categories and criteria for grading the potential likelihood that the applicant will satisfy the repayment obligations of a mortgage loan, however, on a case-by-case basis, the Seller may determine that, based on compensating factors, a prospective mortgagor not strictly qualifying under such underwriting risk category guidelines warrants an underwriting exception:

      "A+": Under the A+ risk category, the applicant generally must have repaid installment and revolving debt according to its terms with a maximum of 2 payments no more than 30 days delinquent in the past 12 months. One 30-day late payment within the last 12 months is permitted on an existing mortgage loan. Judgments or liens must have been paid off within 2 years prior to the funding of the loan. Any bankruptcy must have been discharged more than 5 years ago. No foreclosures may be in the borrower's credit file. Generally, the mortgaged property must be in at least average condition. Generally, a maximum Loan-to-Value ratio of 90% is permitted for owner occupied one- to four-unit and townhouse properties secured by first mortgages. The maximum Loan-to-Value ratio generally is reduced by 5 to 10% on a mortgaged property consisting of a second home with proof of owner occupancy for part of the year and rental properties. Properties with rural characteristics are limited to an 80% Loan-to-Value ratio. The debt-to-income ratio may not exceed 45%. Second lien positions warrant a 5% reduction in the Loan-to-Value ratio. On those second lien mortgage loans for which the Combined Loan-to-Value Ratio ("CLTV") exceeds 90%, the CLTV may be as high as 125%. In addition to the credit criteria outlined above, the following risk score requirements may also apply: for risk scores of 640-659 the maximum loan amount is $45,000; for risk scores of 660-679 the maximum loan amount is $55,000; for risk scores of 680-699, the maximum loan amount is $65,000; and for risk scores of 700 or greater, the maximum loan amount is $75,000. The maximum cash out allowed on these loans is 15%. The maximum Loan-to-Value Ratio of the underlying first mortgage loan is 80%.

      "A": Under the A risk category, the applicant must have generally repaid installment and revolving debt according to its terms with minimal payments no more than 30 days delinquent in the past 12 months and only one 60-day late payment within the last 12 months. A maximum of two 30-day late payments within the past 12 months is permitted on an existing mortgage loan. Generally, a Loan-to-Value ratio for the applied-for mortgage of 90% or less is required on all owner occupied one-to-four unit properties secured by a first mortgage. For purposes of determining whether a prospective mortgagor has been 30 days late, the Seller uses a "rolling 30-day period," i.e., a continuous sequence of 30-day late payments will be considered as a single 30-day late payment. Judgments or liens must have been paid off within two years prior to the funding of the loan. No collection accounts or charge-off may remain open after the funding of the loan except that those under $500 are treated on a case-by-case basis. No bankruptcy, discharge or notice of default filings may have occurred during the preceding three years and no foreclosures may be in the applicant's file. Generally, the mortgaged property must be in at least average condition. The maximum Loan-to-Value ratio generally is limited to 80% on properties with rural characteristics. Loan-to-Value ratios for nonowner-occupied properties and second homes are limited to 80%. The debt-to-income ratio generally may not exceed 50%.

      "B+": Under the B+ risk category, the applicant must have generally repaid installment and revolving debt according to its terms with a maximum of 60-day delinquency for minor and major creditors. A maximum of three 30-day late payments within the last 12 months are permitted on an existing mortgage loan. No bankruptcy, discharge or notice of default filings may have occurred during the preceding two years and no foreclosures may be in the applicant's file within the previous 5 years. Judgments or liens may have been paid off within one year prior to the funding of the loan. No collection accounts or charge-offs may remain open after the funding of the loan except that those under $600 are treated on a case-by-case basis. Generally, the mortgaged property must be in at least average condition. Generally, a maximum Loan-to-Value ration of 85% is permitted for an owner-occupied one-to-four-unit condominium or townhouse property with a first mortgage. The maximum Loan-to-Value ratio is generally limited to 80% on properties with rural characteristics. Loan-to-Value ratios for non-owner-occupied properties and second homes are limited to 75%. The debt-to-income ratio generally may not exceed 50%.

      "B": Under the B risk category, the applicant must have generally repaid installment and revolving debt according to its terms with a maximum of 90-day late payments permitted on any account in the last 12 months for minor creditors. A maximum of 30-day late payments within the last 12 months are permitted on an existing mortgage loan. No bankruptcy, discharge or notice of default filings may have occurred during the preceding two years and no foreclosures within the past five years may be in the applicant's file. No judgment or liens of more than $500 may remain open after the funding of the loan. No collections or charge-offs of more than $500 may remain open after the funding of the loan unless the time elapsed since the collection or charge-off exceeds one year. Generally, the mortgaged property must be in at least average condition. Generally, a maximum Loan-to-Value ratio of 85% is permitted for an owner-occupied one- to four- unit or townhouse property with a first mortgage. The maximum Loan-to-Value ratio generally is reduced by 5% on properties with rural characteristics. Loan-to-Value ratios for nonowner-occupied properties generally are limited to 75%. Generally, the debt-to-income ratio must be 50% or less.

      "C": Under the C risk category, the applicant may have experienced significant credit problems in the past. A maximum of 60-day late payments within the last 12 months are permitted on an existing mortgage loan. An existing mortgage loan is not required to be current at the time the application is submitted. However, an existing mortgage loan can be no more than 30 days delinquent at the time of loan closing. No notice of foreclosure filing may have occurred during the preceding 3 years. No bankruptcy filing or discharge may have occurred during the preceding 12 months. Judgments or liens must be paid with the proceeds of the loan. No collections or charge-offs of more than $250 may remain open after the funding of the loan unless the time elapsed since the collection or charge-off exceeds one year. Generally, the mortgaged property must be in at least average condition. Generally, a maximum Loan-to-Value ratio of 80% is permitted for an owner-occupied one-to-four unit or townhouse property secured by a first mortgage, while 65% is permitted for nonowner-occupied properties or second homes with proof of owner occupancy for part of the year. The maximum Loan-to-Value ratio is generally reduced by 5% on properties in rural areas. Generally, the debt-to-income ratio must be 50% or less.

      "C-": Under the C- risk category, the applicant may have experienced significant credit problems in the past. A maximum of two 90-day late payments within the past 12 months is permitted on an existing mortgage loan for full documentation loans. A maximum of one 90-day delinquency within the past 12 months is permitted on an existing mortgage loan for limited and stated documentation loans. An existing mortgage loan is not required to be current at the time the application is submitted. However, an existing mortgage loan can be no more than 60 days delinquent at the time of loan closing. A notice of foreclosure filing may have occurred in the past. Bankruptcy must be discharged
 . Judgments or liens may be paid with the proceeds of the loan. No collections or charge-offs of more than $250 may remain open after the funding of the loan unless the time elapsed since the collection or charge-off exceeds one year. Generally, the mortgaged property must be in at least average condition. Generally, a maximum Loan-to-Value ratio of 75% is permitted for an owner-occupied one-to-four unit or townhouse property secured by a first or second mortgage, while 65% is permitted for nonowner-occupied properties or second homes with proof of owner occupancy for part of the year. The maximum Loan-to-Value ratio generally is reduced by 5% on properties in rural areas. Generally, the debt-to-income ratio must be 55% or less.

      "D":  Under  the D risk  category,  the  applicant  may  have  experienced significant credit problems in the past. An existing mortgage loan is not required to be current at the time the application is submitted. No collections or charge-offs of more than $250 may remain open after the funding of the loan, unless the time elapsed since the collection or charge-off exceeds one year. Generally, the mortgaged property must be in at least average condition. Generally, a maximum Loan-to-Value ratio of 70% is permitted for an owner-occupied one-to-four unit or townhouse property secured by a first mortgage. The maximum Loan-to-Value ratio is generally reduced by 10% on nonowner-occupied properties. Generally, the debt-to-income ratio may not exceed 55%.

      The Seller's standards applicable to the Mortgage Loans include the foregoing categories and characteristics as guidelines only. The foregoing risk grade classifications are based on factors that are exclusive of the additional protection against loss that primary mortgage insurance customarily provides on loans which have Loan-to-Value Ratios or Combined Loan-to-Value Ratios in excess of 80%. None of the Mortgage Loans have primary mortgage insurance coverage. Approximately 24.300% of the Group I Mortgage Loans and approximately 25.739% of the Group II Mortgage Loans, in each case, by Principal Balance as of the Cut-off Date, have Combined Loan-to-Value Ratios and Loan-to-Value Ratios, respectively, in excess of 80%.

      Based on the indicated underwriting standards applicable for mortgage loans with risk features originated thereunder, and in particular Mortgage Loans in loan classes C and D as described herein, such Mortgage Loans are likely to experience greater rates of delinquency, foreclosure and loss, and may experience substantially greater rates of delinquency, foreclosure and loss, than mortgage loans underwritten under more stringent underwriting standards.

                   CERTAIN PREPAYMENT AND YIELD CONSIDERATIONS

General

      The effective yield of each Class of Notes will be affected by the rate and timing of payments of principal on the Mortgage Loans in the Group securing such Notes (including, for this purpose, prepayments and amounts received by virtue of refinancings, liquidations of Mortgage Loans due to defaults, casualties, condemnations, and repurchases, whether optional or required, by the Seller or the Note Insurer), the amount and timing of mortgagor delinquencies and defaults resulting in realized losses, and the application of related Excess Cash on such Notes. Such yield may be adversely affected by a higher or lower than anticipated rate of principal payments (including Principal Prepayments) on the related Mortgage Loans. The rate of Principal Payments on such Mortgage Loans will in turn be affected by the amortization schedules of such Mortgage Loans, the rate and timing of principal prepayments thereon by the mortgagors, liquidations of defaulted Mortgage Loans and optional or required repurchases of related Mortgage Loans as described herein. The timing of changes in the rate of prepayments, liquidations and repurchases of the Mortgage Loans may, and the timing of Realized Losses could, significantly affect the yield to an investor, even if the average rate of Principal Payments experienced over time is consistent with an investor's expectation. Since the rate and timing of Principal Payments on the Mortgage Loans will depend on future events and on a variety of factors (as described more fully herein), no assurance can be given as to such rate or the timing of principal prepayments on the Notes.

      Because all amounts available for payment on each Class of Notes after payments in respect of interest on such Notes, including all or a portion of the Excess Cash for the related Group, are applied as reductions of the related Note Balance, the weighted average life of such Notes will also be influenced by the amount of Excess Cash so applied. Because Excess Cash for a Group attributable to the overcollateralization feature is derived, in part, from interest collections on the related Mortgage Loans and will be applied to reduce the Note Balance for the related Class, the aggregate payments in reduction of the related Note Balance on a Payment Date will usually be greater than the aggregate amount of principal payments (including Principal Prepayments) on the related Mortgage Loans payable on such Payment Date until the Required Overcollateralization Amount for such Group is reached and assuming an Overcollateralization Deficit for such Group does not occur. As a consequence, Excess Cash in a Group available for payment in reduction of the Note Balance for the related Class of Notes will increase in proportion to the outstanding related Note Balance over time in the absence of offsetting Realized Losses for the Mortgage Loans in such Group.

      Excess Cash for a Group will be paid on the Notes in the related Class in reduction of the related Note Balance on each Payment Date to the extent the then applicable Required Overcollateralization Amount for such Group exceeds the related Overcollateralization Amount on such Payment Date. Any remaining Excess Cash for such Group will be released to the holder(s) of the Residual Interest. If a Note is purchased at other than par, its yield to maturity will be affected by the rate at which the related Excess Cash is paid to the Noteholders. If the actual rate of related Excess Cash payments on such Class of Notes applied in reduction of the related Note Balance is slower than the rate anticipated by an investor who purchases a Note at a discount, the actual yield to such investor will be lower than such investor's anticipated yield. If the actual rate of related Excess Cash payments applied in reduction of the related Note Balance is faster than the rate anticipated by an investor who purchases a Note at a premium, the actual yield to such investor will be lower than such investor's anticipated yield. The amount of related Excess Cash on any Payment Date will be affected by, among other things, the actual amount of interest received, collected or recovered in respect of the related Mortgage Loans during the related Collection Period and such amount will be influenced by changes in the weighted average of the Mortgage Rates resulting from prepayment and liquidations of the related Mortgage Loans. The amount of related Excess Cash paid to the Noteholders of a Class of Notes applied to the related Note Balance on each Payment Date will be based on the related Required Overcollateralization Amount. The Indenture generally provides that the Required Overcollateralization Amount for a Group may, over time, decrease, or increase, subject to certain floors, caps and triggers, including triggers that allow the related Required Overcollateralization Amount to decrease or "step down" based on the performance on the Mortgage Loans in such Group with respect to certain tests specified in the Indenture based on delinquency rates. Any increase in the Required Overcollateralization Amount for a Group may result in an accelerated amortization until such Required Overcollateralization Amount is reached. Conversely, any decrease in the Required Overcollateralization Amount for a Group will result in a decelerated amortization of the Notes until such Required Overcollateralization Amount is reached.

      The Mortgage Loans generally may be prepaid in full or in part at any time, although a substantial portion of the Mortgage Loans provide for payment of a prepayment charge. The Mortgage Loans generally are not assumable and the related Mortgaged property will be due on sale, in which case the Servicer shall enforce any due-on-sale clause contained in any Mortgage Note or Mortgage, to the extent permitted under applicable law and governmental regulations; provided, however, if the Servicer determines that it is reasonably likely that the mortgagor will bring, or if any mortgagor does bring legal action to declare invalid or otherwise avoid enforcement of a due-on-sale clause contained in any Mortgage Note or Mortgage, the Servicer shall not be required to enforce the due-on-sale clause or to contest such action.

      The rate of defaults on the Mortgage Loans will also affect the rate and timing of Principal Payments on the Mortgage Loans. See "Risk Factors" herein and in the Prospectus. The rate of default on Mortgage Loans that are refinance or limited documentation mortgage loans, and on Mortgage Loans with high Loan-to-Value Ratios, may be higher than for other types of Mortgage Loans. As a result of the underwriting standards applicable to the Mortgage Loans, the Mortgage Loans are likely to experience rates of delinquency, foreclosure, bankruptcy and loss that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in accordance with the standards applied by Fannie Mae and Freddie Mac mortgage loan purchase programs. See "Description of the Mortgage Pool--Underwriting Standards." In addition, because of such underwriting criteria and their likely effect on the delinquency, foreclosure, bankruptcy and loss experience of the Mortgage Loans, the Mortgage Loans will generally be serviced in a manner intended to result in a faster exercise of remedies, which may include foreclosure, in the event Mortgage Loan delinquencies and defaults occur, than would be the case of the Mortgage Loans were serviced in accordance with such other programs. Furthermore, the rate and timing of prepayments, defaults and liquidations on the Mortgage Loans will be affected by the general economic condition of the region of the country in which the related Mortgaged Properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values. To the extent that the locations of the Mortgaged Properties are concentrated in a given region, the risk of delinquencies, loss and involuntary prepayments resulting from adverse economic conditions in such region or from other factors, such as fires, storms, landslides and mudflows and earthquakes, is increased. Certain information regarding the location of the Mortgaged Properties is set forth under "Description of the Mortgage Pool--Mortgage Loan Characteristics" herein. See "Risk Factors--Risks Associated with Geographic Concentration of the Mortgage Properties" herein.

      Certain of the Mortgage Loans are Balloon Loans. Balloon Loans involve a greater degree of risk than fully amortizing loans because the ability of the borrower to make a Balloon Payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage rates at the time of the attempted sale or refinancing, the borrower's equity in the related Mortgaged Property, the financial condition of the borrower and operating history of the related Mortgaged Property, tax laws, prevailing economic conditions and the availability of credit for commercial real estate projects generally.

      Other factors affecting prepayment of Mortgage Loans include changes in mortgagors' housing needs, job transfers, unemployment and mortgagors' net equity in the mortgaged properties. Since the rate of payment of principal of the Notes will depend on the rate of payment (including prepayments) of the principal of the Mortgage Loans, the actual maturity of the Notes could occur significantly earlier than the Stated Maturity. See "--Weighted Average Life" herein.

      In addition, the yield to maturity of each Class of Notes will depend on the price paid by the holders of such Notes and the related Note Interest Rate. The extent to which the yield to maturity of a Note is sensitive to prepayments will depend upon the degree to which it is purchased at a discount or premium.

      Prepayments of principal on the Mortgage Loans will generally be passed through to the Indenture Trustee and included in the Available Funds for such Group in the month following the month of receipt thereof by the Servicer. Any prepayment of a Mortgage Loan or liquidation of a Mortgage Loan (by foreclosure proceedings or by virtue of the repurchase of a Mortgage Loan) will have the effect of resulting in payments on the Notes in the related Class of amounts that otherwise would be paid in amortized increments over the remaining term of such Mortgage Loan.

      To the extent that principal prepayments with respect to the Mortgage Loans result in prepayments on the related Notes during periods of generally lower interest rates, Noteholders may be unable to reinvest such principal prepayments in securities having a yield and rating comparable to such Notes.

      The yield on the Notes may be affected by any delays in receipt of payments thereon as described under "Description of the Notes--Book-Entry Registration and Definitive Notes" herein and "Risk Factors--Book Entry Registration" and "Description of the Securities--Book Entry Registration" in the Prospectus.

      The yield on the Notes may also be affected by a redemption of the Notes as described under " Description of the Notes--Redemption of the Notes" herein.

      No representation is made as to the rate of Principal Payments on the Mortgage Loans or as to the yield to maturity of any Note. An investor is urged to make an investment decision with respect to a Note based on the anticipated yield to maturity of such Note resulting from its price and such investor's own determination as to anticipated Mortgage Loan prepayment rates. Prospective investors are urged to analyze fully the effect of Mortgage Loan principal prepayments and market conditions on the yield and value of the Notes, before acquiring any Notes. In particular, investors that are required to perform periodic valuations on their investment portfolios should consider the effect of such fluctuations in value. In addition, investors should carefully consider the factors discussed under "Risk Factors--Risks Associated with the Prepayment of the Mortgage Loans" herein.

Weighted Average Life

      Weighted average life refers to the amount of time that will elapse from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average lives of each Class of Notes will be influenced by the rate at which principal on the related Mortgage Loans is paid, which may be in the form of scheduled payments or prepayments (including prepayments of principal by the borrower as well as amounts received by virtue of repurchases, condemnation, insurance or foreclosure with respect to the related Mortgage Loans), and the timing thereof.

      The weighted average life of each Class of Notes also will be influenced by the overcollateralization of such Notes because collections are applied as principal prepayments to the Notes until the outstanding related Note Balance is less than the Aggregate Principal Balance of the related Mortgage Loans by an amount equal to the related Required Overcollateralization Amount. These prepayments have the effect of accelerating the amortization of the Notes, thereby shortening their respective weighted average life.

      Prepayments on mortgage loans are commonly measured relative to a prepayment model or standard. A common model ("Constant Prepayment Rate" or "CPR") represents an assumed constant rate of prepayment each month, expressed as an annual rate, relative to the then outstanding principal balance on a pool of mortgage loans for the life of such loans. The model used in the Prospectus Supplement with respect to the Notes is the Mortgage Prepayment assumption ("HEP"). HEP assumes that a pool of loans prepays in the first month of the life of such loans at a CPR that corresponds to one tenth the given HEP percentage and increases by an additional one-tenth each month thereafter until the tenth month, where it remains at a CPR equal to the given HEP percentage. For example, with respect to a pool of mortgage loans, a 25% HEP assumes a CPR of 2.5% in the first month of the life of such loans and an increase of 2.5% CPR each month thereafter until the tenth month. Beginning in the tenth month and in each month thereafter during the life of such mortgage loans, 25% HEP assumes a CPR of 25% each month. Neither the prepayment model used herein nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans included in the Mortgage Pool.

      The tables following the next paragraph indicates the percentage of the initial Note Balance that would be outstanding after each of the dates shown at various percentages of HEP and the corresponding weighted average lives of the Notes. Each table is based on the following assumptions (the "Modeling
Assumptions"): (i) the Mortgage Pool consists of Mortgage Loans with the characteristics set forth in the tables below, (ii) distributions on such Notes are received, in cash, on the 25th day of each month, commencing in [__________ ] ___, (iii) the Mortgage Loans prepay at the percentage of HEP indicated, (iv) the Notes are redeemed on the Initial Redemption Date, (v) no defaults or delinquencies occur in the payment by mortgagors of principal and interest on the Mortgage Loans and no shortfalls due to the application of the Relief Act are incurred, (vi) none of the Seller, the Servicer or any other person purchases from the Trust any Mortgage Loan pursuant to any obligation or option under the Sale Agreement, the Servicing Agreement or others, (vii) scheduled monthly payments on the Mortgage Loans are received on the first day of each month commencing with the month indicated in the table below, and are computed prior to giving effect to any prepayments received in the prior month, (viii) prepayments representing payment in full of individual Mortgage Loans in the related Group are received on the last day of each month, and include 30 days' interest thereon, (ix) the scheduled monthly payment for each Mortgage Loan is calculated based on its Principal Balance, Mortgage Rate and remaining amortization term, such that the Mortgage Loan will amortize in amounts sufficient to repay the remaining principal balance of such Mortgage Loan by its remaining term to maturity, (x) the coupon on the Class A-1 Notes remains constant at 6.605% and the coupon on the Class A-2 Notes remains constant at 6.585%, and (xi) the Notes are purchased on [---------- ] .


                             Group I Characteristics

                            Gross       Original       Remaining        Remaining
 Pool       Principal       Coupon     Amortization    Amortization     Months To     Amortization  Assumed Initial
 Number     Balance ($)    Rate (%)    Term (months)   Term (months)     Maturity        Method      Payment Month
 ------     -----------    --------    -------------   -------------     --------        ------      -------------
    1     __________      __________      ______          ______          ______        Level Pay    [__________ ]
    2     __________      __________      ______          ______          ______        Level Pay    [__________ ]
    3     __________      __________      ______          ______          ______        Level Pay    [__________ ]
    4     __________      __________      ______          ______          ______        Level Pay    [__________ ]
    5     __________      __________      ______          ______          ______         Balloon     [__________ ]


                                             Group II Characteristics

                            Gross       Original       Remaining        Remaining
 Pool       Principal       Coupon     Amortization    Amortization     Months To     Amortization  Assumed Initial
 Number     Balance ($)    Rate (%)    Term (months)   Term (months)     Maturity        Method      Payment Month
 ------     -----------    --------    -------------   -------------     --------        ------      -------------
    6     __________      __________      ______          ______          ______        Level Pay    [__________ ]
    7     __________      __________      ______          ______          ______        Level Pay    [__________ ]
    8     __________      __________      ______          ______          ______        Level Pay    [__________ ]
    9     __________      __________      ______          ______          ______        Level Pay    [__________ ]
   10     __________      __________      ______          ______          ______         Balloon     [__________ ]


      There will be discrepancies between the characteristics of the actual Mortgage Loans and the characteristics assumed in preparing the table. Any such discrepancy may have an effect upon the percentages of the initial Note Balance outstanding (and the weighted average life) of the Notes set forth in the table. In addition, since the actual Mortgage Loans will have characteristics that differ from those assumed in preparing the table set forth below the Notes may mature earlier or later than indicated by the table. Based on the foregoing assumptions, the table indicates the weighted average life of the Notes and sets forth the percentages of the initial Note Balance that would be outstanding after each of the Payment Dates shown, at various percentages of HEP. Variations in the prepayment experience and the balance of the related Mortgage Loans that prepay may increase or decrease the percentages of initial Note Balances (and weighted average lives) shown in the following table. Such variations may occur even if the average prepayment experience of all such Mortgage Loans equals any of the specified percentages of HEP.

                                 Class A-1 Notes
               Percent of Stated Principal Balance Outstanding at
                        the Following Percentages of HEP


Payment Date                                  0.00%      19.00%      21.00%       25.00%     29.00%       31.00%
------------                                  ------------------------------------------------------------------
Initial Balance                                  100        100         100          100        100          100
[__________ ]  25, 1999                       ______     ______      ______       ______     ______       ______
[__________ ]  25, 2000                       ______     ______      ______       ______     ______       ______
[__________ ]  25, 2001                       ______     ______      ______       ______     ______       ______
[__________ ]  25, 2002                       ______     ______      ______       ______     ______       ______
[__________ ]  25, 2003                       ______     ______      ______       ______     ______       ______
[__________ ]  25, 2004                       ______     ______      ______       ______     ______       ______
[__________ ]  25, 2005                       ______     ______      ______       ______     ______       ______
[__________ ]  25, 2006                       ______     ______      ______       ______     ______       ______
[__________ ]  25, 2007                       ______     ______      ______       ______     ______       ______
[__________ ]  25, 2008                       ______     ______      ______       ______     ______       ______
[__________ ]  25, 2009                       ______     ______      ______       ______     ______       ______
[__________ ]  25, 2010                       ______     ______      ______       ______     ______       ______
[__________ ]  25, 2011                       ______     ______      ______       ______     ______       ______
[__________ ]  25, 2012                       ______     ______      ______       ______     ______       ______
[__________ ]  25, 2013                       ______     ______      ______       ______     ______       ______
[__________ ]  25, 2014                       ______     ______      ______       ______     ______       ______
[__________ ]  25, 2015                       ______     ______      ______       ______     ______       ______
[__________ ]  25, 2016                       ______     ______      ______       ______     ______       ______
[__________ ]  25, 2017                       ______     ______      ______       ______     ______       ______
[__________ ]  25, 2018                       ______     ______      ______       ______     ______       ______
[__________ ]  25, 2019                       ______     ______      ______       ______     ______       ______
[__________ ]  25, 2020                       ______     ______      ______       ______     ______       ______
[__________ ]  25, 2021                       ______     ______      ______       ______     ______       ______
[__________ ]  25, 2022                       ______     ______      ______       ______     ______       ______
[__________ ]  25, 2023                       ______     ______      ______       ______     ______       ______
[__________ ]  25, 2024                       ______     ______      ______       ______     ______       ______
[__________ ]  25, 2025                       ______     ______      ______       ______     ______       ______
[__________ ]  25, 2026                       ______     ______      ______       ______     ______       ______
[__________ ]  25, 2027                       ______     ______      ______       ______     ______       ______
[__________ ]  25, 2028                       ______     ______      ______       ______     ______       ______
[__________ ]  25, 2029                       ______     ______      ______       ______     ______       ______
                                                                                                          ------
Weighted Average Life  to                     ______     ______      ______       ______     ______       ______
Call(1)
Weighted Average Life to                      ______     ______      ______       ______     ______       ______
Maturity(1)


----------
(1) The weighted average life is determined by (a) multiplying the amount of each principal payment by the number of years from the Closing Date to the related Payment Date; (b) adding the results; and (c) dividing the sum by the original Note Balance.

                                 Class A-2 Notes
               Percent of Stated Principal Balance Outstanding at
                        the Following Percentages of HEP


Payment Date                                  0.00%      19.00%      21.00%       25.00%     29.00%       31.00%
------------                                  ------------------------------------------------------------------
Initial Balance                                  100        100         100          100        100          100
[__________ ]  25, 1999                       ______     ______      ______       ______     ______       ______
[__________ ]  25, 2000                       ______     ______      ______       ______     ______       ______
[__________ ]  25, 2001                       ______     ______      ______       ______     ______       ______
[__________ ]  25, 2002                       ______     ______      ______       ______     ______       ______
[__________ ]  25, 2003                       ______     ______      ______       ______     ______       ______
[__________ ]  25, 2004                       ______     ______      ______       ______     ______       ______
[__________ ]  25, 2005                       ______     ______      ______       ______     ______       ______
[__________ ]  25, 2006                       ______     ______      ______       ______     ______       ______
[__________ ]  25, 2007                       ______     ______      ______       ______     ______       ______
[__________ ]  25, 2008                       ______     ______      ______       ______     ______       ______
[__________ ]  25, 2009                       ______     ______      ______       ______     ______       ______
[__________ ]  25, 2010                       ______     ______      ______       ______     ______       ______
[__________ ]  25, 2011                       ______     ______      ______       ______     ______       ______
[__________ ]  25, 2012                       ______     ______      ______       ______     ______       ______
[__________ ]  25, 2013                       ______     ______      ______       ______     ______       ______
[__________ ]  25, 2014                       ______     ______      ______       ______     ______       ______
[__________ ]  25, 2015                       ______     ______      ______       ______     ______       ______
[__________ ]  25, 2016                       ______     ______      ______       ______     ______       ______
[__________ ]  25, 2017                       ______     ______      ______       ______     ______       ______
[__________ ]  25, 2018                       ______     ______      ______       ______     ______       ______
[__________ ]  25, 2019                       ______     ______      ______       ______     ______       ______
[__________ ]  25, 2020                       ______     ______      ______       ______     ______       ______
[__________ ]  25, 2021                       ______     ______      ______       ______     ______       ______
[__________ ]  25, 2022                       ______     ______      ______       ______     ______       ______
[__________ ]  25, 2023                       ______     ______      ______       ______     ______       ______
[__________ ]  25, 2024                       ______     ______      ______       ______     ______       ______
[__________ ]  25, 2025                       ______     ______      ______       ______     ______       ______
[__________ ]  25, 2026                       ______     ______      ______       ______     ______       ______
[__________ ]  25, 2027                       ______     ______      ______       ______     ______       ______
[__________ ]  25, 2028                       ______     ______      ______       ______     ______       ______
[__________ ]  25, 2029                       ______     ______      ______       ______     ______       ______

Weighted Average Life  to                     ______     ______      ______       ______     ______       ______
Call(1)
Weighted Average Life to                      ______     ______      ______       ______     ______       ______
Maturity(1)

----------
(1) The weighted average life is determined by (a) multiplying the amount of each principal payment by the number of years from the Closing Date to the related Payment Date; (b) adding the results; and (c) dividing the sum by the original Note Balance.


      There is no assurance that prepayments of the Mortgage Loans will conform to any of the levels of the Prepayment Assumption indicated in the tables above, or to any other level, or that the actual weighted average life of the Notes will conform to any of the weighted average lives set forth in the tables above. Furthermore, the information contained in the tables with respect to the weighted average life of the Notes is not necessarily indicative of the weighted average life that might be calculated or projected under different or varying prepayment assumptions.

      The characteristics of the Mortgage Loans will differ from those assumed in preparing the table above. In addition, it is unlikely that any Mortgage Loan will prepay at any constant percentage until maturity or that all of the Mortgage Loans will prepay at the same rate. The timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors.

                         SERVICING OF THE MORTGAGE LOANS

General

      The Mortgage Loans will be serviced by [____________], as Servicer (the "Servicer"). The information set forth in the following paragraphs has been provided by the Servicer.

      The Servicer was incorporated in _____________, commenced closing mortgage loans in ___________, and began servicing such mortgages loans in the same month. The principal business of the Servicer historically has been the origination and sale of non-conforming mortgage loans on both a servicing released and a servicing retained basis. The Servicer does not have a significant history of servicing mortgage loans. The loans serviced by the Servicer's mortgage servicing department were loans made to residents throughout the United States.

      The Servicer will service and administer the Mortgage Loans in accordance with the policies, procedures and practices customarily employed by the Servicer in servicing other comparable mortgage loans and pursuant to the provisions of the Servicing Agreement. The Servicer will not amend or modify in any material respect its policies, procedures and practices with respect to the Mortgage Loans (other than as required by applicable laws and regulations) without the prior consent of the Note Insurer.

      The  Servicer's  mortgage  servicing  department  maintains a  centralized portfolio management department which services the mortgage loans that are not sold, are sold servicing retained, are sub-serviced, as well as those mortgage loans that are securitized. Servicing includes collecting payments from borrowers, accounting for principal and interest, contacting delinquent borrowers, ensuring that insurance is in place, monitoring payment of real estate property taxes, and supervising foreclosures and bankruptcies in the event of unremedied defaults. The Servicer has increased its servicing capabilities and staffing significantly since 1997 in light of its origination growth.

      Consistent with the servicing standard described above, the Servicer, in its discretion, may (a) waive any late payment charges, charges for checks returned for insufficient funds or other fees that may be collected in the ordinary course of servicing a Mortgage Loan, (b) arrange a schedule for the payment of delinquent payments on the related Mortgage Loan, subject to conditions set forth in the Servicing Agreement, if a mortgagor is in default or about to be in default because of such mortgagor's financial condition or (c) modify monthly payments on Mortgage Loans in accordance with the Servicer's general policy on Mortgage Loans subject to the Relief Act; provided, however, the Servicer may not, without the prior consent of the Note Insurer, permit any waiver, modification or variance of a Mortgage Loan which would (i) change the Mortgage Rate, (ii) forgive the payment of any principal or interest, (iii) lessen the lien priority or (iv) extend the final maturity date on a Mortgage Loan past twelve months prior to the maturity date of the Notes, in any case except to the extent required under the Relief Act. The Servicer, acting as agent for the Indenture Trustee, will not consent to the subsequent placement of a deed of trust or mortgage, as applicable, on any Mortgaged Property that is of equal or higher priority to that of the lien securing the related Mortgage Loan unless such Mortgage Loan is prepaid in full and thereby removed from the Mortgage Pool.

Customary Servicing Procedures

      The procedures of the Servicer with respect to day to day servicing of the Mortgage Loans may vary considerably depending on the particular Mortgage Loan, the Mortgaged Property, the mortgagor and the laws of the jurisdiction in which the Mortgaged Property is located. Generally, it is the current practice of the Servicer to send borrowers coupon books periodically reflecting their Monthly Payments and the due dates therefor. Although borrowers generally make loan payments within ten to fifteen days after the due date, if a borrower fails to pay the monthly payment within such time period, the Servicer will commence collection efforts by notifying the borrower of the delinquency. Under the terms of each Mortgage Loan, the mortgagor agrees to pay a late charge (which the Servicer is entitled to retain as additional servicing compensation under the Servicing Agreement) if a monthly payment on a Mortgage Loan is not received within the number of days specified in the Mortgage Note after its due date. If the Mortgage Loan remains delinquent, the Servicer will attempt to contact the mortgagor to determine the cause of the delinquency and to obtain a commitment to cure the delinquency at the earliest possible time.

      Collection efforts generally begin when an account is over five days past due. At the time, the Servicer's loan counseling department attempts to contact the borrower to determine the reason for the delinquency and cause the account to become current. After an account becomes 8 days past due, letters are sent to the borrower. In general, at 30 days past due, a right to cure letter is sent; at 61 days a demand letter is sent and the account is reviewed for foreclosure action. In addition to written notices, the Servicer attempts to maintain telephone contact with the Borrower throughout the period of delinquency. If the status of the account continues to deteriorate, the loan counseling department undertakes an analysis to determine the appropriate action. In limited circumstances, when a borrower is experiencing difficulty in making timely payments, the loan counseling department may temporarily adjust the borrower's payment schedule without changing the loan's delinquency status. The determination of how to work out a delinquent loan is based upon a number of factors, including the borrower's payment history and the reason for the current inability to make timely payments.

      When a loan is 90 days past due in accordance with its original terms, it is placed on non-accrual status, is forwarded to the Servicer's default servicing center and foreclosure proceedings are generally initiated. In connection with such foreclosure, the loan and the facts surrounding its delinquency are reviewed, and the underlying property may be appraised. Regulations and practices regarding foreclosures and the rights of the mortgagor in default vary greatly from state to state. See "Certain Legal Aspects of the Mortgage Loans and Contracts - The Mortgage Loans" in the Prospectus.

The Servicing Agreement

      The summaries of certain provisions of the Servicing Agreement set forth below and in other places in this Prospectus Supplement, while complete in material respects, do not purport to be exhaustive. For more details regarding the terms of the Servicing Agreement, prospective investors in the Notes are advised to review the Servicing Agreement, a copy of which the Seller will provide (without exhibits) without charge upon written request addressed to the Seller.

      Generally, the Servicer will be authorized and empowered pursuant to the Servicing Agreement (i) to execute and deliver (or procure the execution and delivery by the Indenture Trustee of) any and all instruments of satisfaction or cancellation or of partial or full release or discharge and all other comparable instruments with respect to the Mortgage Loans and with respect to the Mortgaged Properties and (ii) to institute foreclosure proceedings or obtain deeds in lieu of foreclosure so as to convert title to of any Mortgaged Property in the name of the Indenture Trustee on behalf of the Noteholders and the Note Insurer.

      Payments on Mortgage Loans and Establishment of Collection Account. The Servicer shall establish and maintain one or more accounts (collectively, the "Collection Account") at one or more institutions meeting the requirements set forth in the Servicing Agreement. The Collection Account, and all amounts deposited therein from time to time, shall be part of the Trust Estate. The Servicer will deposit into the Collection Account not later than two Business Days after receipt, all payments on or in respect of the Mortgage Loans received from or on behalf of mortgagors and all proceeds of the Mortgage Loans, net of servicing fees, all other items of servicing compensation, and reimbursable outstanding Servicing Advances and Monthly Advances, to the extent the Servicer's automated system deducts such amounts prior to deposit to the Collection Account. On or prior to each Deposit Date, funds to be remitted to the Note Account will be remitted from the Collection Account to the Indenture Trustee for deposit into the Note Account. Notwithstanding the foregoing, payments and collections that do not constitute Available Funds (e.g., amounts representing interest accrued on Mortgage Loans in respect of any period prior to the Cut-off Date, fees, late payment charges, prepayment charges, charges for checks returned for insufficient funds, extension or other administrative charges or other amounts received for application towards the payment of taxes, insurance premiums, assessments and similar items) will not be required to be deposited into the Collection Account. The Servicer may make withdrawals from the Collection Account only for the following purposes: (a) to make deposits into the Note Account as described above; (b) to pay itself any monthly Servicing Fees and other items of servicing compensation and investment income on Permitted Investments to the extent permitted by the Servicing Agreement; (c) to make any Servicing Advance to the extent permitted by the Servicing Agreement or to reimburse itself for any Servicing Advance or Monthly Advance previously made to the extent permitted by the Servicing Agreement; (d) to withdraw amounts that have been deposited to the Collection Account in error; and (e) to clear and terminate the Collection Account.

      Investment of Collection Account. All or a portion of the Collection Account may be invested and reinvested in one or more Permitted Investments bearing interest or sold at a discount, at the Servicer's direction. The Indenture Trustee or any affiliate thereof may be the obligor on, or manager or advisor of, any investment in any Collection Account which otherwise qualifies as a Permitted Investment. No investment in the Collection Account may mature later than the Deposit Date next succeeding the date of investment.

      The Indenture Trustee will not in any way be held liable by reason of any insufficiency in the Collection Account resulting from any loss on any Permitted Investment included therein (except to the extent the Indenture Trustee is the obligor thereon).

      All income or other gain from investments in the Collection Account will be held in the Collection Account for the benefit of the Servicer and will be subject to withdrawal from time to time as permitted by the Servicing Agreement. Any loss resulting from such investments will be for the account of the Servicer. The Servicer will be required to deposit the amount of any such loss immediately upon the realization of such loss to the extent such loss will not be offset by other income or gain from investments in the Collection Account and then available for such application.

      Monthly Advances. In order to maintain a regular flow of scheduled interest to Noteholders (rather than to guarantee or insure against losses), the Servicing Agreement will require that, not later than the close of business on the Deposit Date prior to each Payment Date, the Servicer will remit or cause to be remitted a Monthly Advance, if necessary, to the Indenture Trustee for deposit in the related Note Account to be paid on the related Payment Date. A "Monthly Advance" will be equal to the sum of (i) the interest and principal portions of the aggregate amount of monthly payments (net of the related Servicing Fee) due on the Mortgage Loans during the related Due Period but delinquent so as not to have been deposited into the Collection Account as of the close of business on the last day before the related Deposit Date and with respect to each Mortgaged Property that was acquired in foreclosure or similar action (each, an "REO Property") during or prior to the related Collection
Period and as to which final sale did not occur during the related Collection Period, an amount equal to the excess, if any, of interest on the Principal Balance of the Mortgage Loan relating to such REO Property for the related Collection Period at the related Mortgage Rate (net of the Servicing Fee) over the net income from the REO Property transferred to the related Note Account for such Payment Date.

      The Servicing Agreement provides that the Servicer may pay all or a portion of any Monthly Advance out of amounts on deposit in the Collection Account which are being held for payment on a subsequent Payment Date; any such amounts so used are required to be replaced by the Servicer by deposit to the Collection Account on or before the Deposit Date relating to such subsequent Payment Date.

      The Servicer may recover Monthly Advances, if not theretofore recovered from the mortgagor on whose behalf such Monthly Advance was made, from subsequent collections on the related Mortgage Loan, including Liquidation Proceeds, Insurance Proceeds (but only to the extent of such Insurance Proceeds or Liquidation Proceeds) and such other amounts as may be collected by the Servicer from the mortgagor or otherwise relating to the Mortgage Loan. To the extent the Servicer, in its good faith business judgment, determines that any Monthly Advance will not be ultimately recoverable from subsequent collections, Insurance Proceeds, Liquidation Proceeds on the related Mortgage Loans or otherwise ("Nonrecoverable Advances"), the Servicer may reimburse itself on the first Deposit Date thereafter out of collections received on other Mortgage Loans.

      The Servicer will not be required to make any Monthly Advance that it determines would be a Nonrecoverable Advance.

      Compensating Interest Payments. With respect to each Mortgage Loan as to which a prepayment in whole or in part was received, the Servicer will be required with respect to such Payment Date to remit to the Indenture Trustee no later than the related Deposit Date, from amounts otherwise payable to the Servicer as the Servicing Fee for the related Payment Date, an amount equal to the excess, if any, of (a) 30 days' interest on the Principal Balance of each such Mortgage Loan (immediately prior to such payment) at the related Mortgage Rate, less (b) the amount of interest actually received on such Mortgage Loan during the related Due Period (each such amount, a "Compensating Interest Payment") for payment on the Notes on such Payment Date. The Servicer will not be entitled to be reimbursed from collections on the Mortgage Loans or any assets of the Trust Estate for any Compensating Interest Payments made.

      Realization upon Defaulted Mortgage Loans. The Servicing Agreement will require the Servicer, acting as the agent of the Indenture Trustee, to foreclose upon or otherwise comparably convert to ownership in the name of the Indenture Trustee, on behalf of the Noteholders and the Note Insurer, Mortgaged Properties securing such of the Mortgage Loans as come into default, as to which no satisfactory arrangements can be made for the collection of delinquent payments and which the Servicer has not reacquired pursuant to the option described below; provided, however, that if the Servicer has actual knowledge or reasonably believes that any Mortgaged Property is contaminated by hazardous or toxic wastes or substances, the Servicer will cause an environmental inspection of the Mortgaged Property that complies with Fannie Mae's selling and servicing guide applicable to single family homes and its servicing procedures to be conducted. If the environmental inspection reveals any potentially hazardous substances, the Servicer will notify the Indenture Trustee and the Note Insurer, and the Servicer will not foreclose or accept a deed in lieu of foreclosure on the Mortgaged Property without the consent of the Indenture Trustee and the Note Insurer. In connection with such foreclosure or other conversion, the Servicer will follow such practices as it deems necessary or advisable and as are in keeping with its general mortgage loan servicing activities; provided, however, that the Servicer will not be required to expend its own funds in connection with foreclosure or other conversion, correction of a default on a senior deed of trust or restoration of any Mortgaged Property unless the Servicer determines that such foreclosure, correction or restoration will increase Net Liquidation Proceeds.

      In servicing the Mortgage Loans, the Servicer will be required to determine, with respect to each defaulted Mortgage Loan, when it has recovered, whether through trustee's sale, foreclosure sale or otherwise, all amounts, if any, it expects to recover from or on account of such defaulted Mortgage Loan, whereupon such Mortgage Loan will be charged off and will become a Liquidated Mortgage Loan.

      The Servicer may have the right and the option under the Servicing Agreement, but not the obligation, to reacquire for its own account any Mortgage Loan which becomes delinquent, in whole or in part, as to three consecutive monthly installments or any Mortgage Loan as to which enforcement proceedings have been brought by the Servicer. Any such Mortgage Loan so reacquired will be withdrawn from the Mortgage Pool on a Deposit Date at the Release Price therefor.

      Evidence as to Compliance. The Servicing Agreement provides that on or before a specified date in each year, a firm of independent public accountants will furnish a report to the Indenture Trustee, the Rating Agencies and the Note Insurer to the effect that on the basis of certain procedures substantially in conformance with the Uniform Single Attestation Program for Mortgage Bankers ("USAP") (to the extent the procedures are applicable to the servicing obligations set forth in the Servicing Agreement), the servicing by or on behalf of the Servicer of mortgage loans, and such procedures have disclosed no exceptions or errors in records relating to the mortgage loans serviced by the Servicer for others which, in the opinion of such firm, such firm's required to report under USAP, except for such exceptions as will be referred to in the report. The Servicing Agreement will provide that the Servicer will be required to deliver to the Indenture Trustee, the Rating Agencies and the Note Insurer, on or before a specified date in each year, an annual statement signed by an officer of the Servicer to the effect that the Servicer has fulfilled its material obligations under the Servicing Agreement throughout the preceding year.

      Certain Matters Regarding Servicer's Servicing Obligations. The Servicing Agreement will provide that the Servicer may not resign from its obligations and duties as the Servicer thereunder, except upon the delivery, at the Servicer's expense, of an opinion of counsel addressed to the Issuer, the Indenture Trustee and the Note Insurer and in form and substance acceptable to the Indenture Trustee and the Note Insurer to the effect that its duties thereunder are no longer permissible under applicable law or regulation or are in material conflict by reason of applicable law or regulation with any other of its activities carried on as of the date of the Servicing Agreement. No such resignation will become effective until the Indenture Trustee or a successor servicer approved by the Note Insurer has assumed the servicing obligations and duties of the Servicer under the Servicing Agreement.

      The Servicing Agreement will also provide that neither the Servicer, nor any of its directors, officers, employees or agents, will be liable to the Indenture Trustee, the Trust, or the Noteholders for any action taken or for refraining from the taking of any action by the Servicer pursuant to the Servicing Agreement, or for errors in judgment; provided, however, that neither the Servicer nor any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties of the Servicer, or by reason of reckless disregard of obligations and duties of the Servicer, thereunder.

      In addition, the Servicing Agreement will provide that the Servicer will not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans under the Servicing Agreement and which in its opinion may involve it in any expense or liability.

      The Servicing  Agreement will provide that any corporation or other entity
(a) into which the Servicer may be merged or consolidated, (b) that may result from any merger, conversion or consolidation to which the Servicer shall be a party or (c) that may succeed to all or substantially all of the business of the Servicer, will, in any case where an assumption is not effected by operation of law, execute an agreement of assumption to perform every obligation of the Servicer under the Servicing Agreement, and will be the successor to the Servicer thereunder without the execution or filing of any document or any further act by any of the parties to the Servicing Agreement; provided, however, that if the Servicer in any of the foregoing cases is not the surviving entity, the surviving entity shall execute an agreement of assumption to perform every obligation of the Servicer thereunder and the corporation or other entity satisfies the eligibility requirements for a successor Servicer.

      Servicer Events of Default. Events of default (each, a "Servicer Event of Default") under the Servicing Agreement will include (a) any failure by the Servicer to make a required Monthly Advance on the related Deposit Date as required or any failure by the Servicer to deposit in the Collection Account or Note Account any other amount required to be so deposited under the Servicing Agreement; (b) any failure by the Servicer to duly observe or perform in any material respect any other of its covenants or agreements in the Servicing Agreement or the Sale Agreement which materially and adversely affects the rights of Noteholders and continues unremedied for the applicable cure period, if any, after the giving of written notice of such failure to the Servicer by the Indenture Trustee, at the direction of the Note Insurer, or by the Note Insurer or, with the consent of the Note Insurer, the Noteholders evidencing Voting Interests represented by all Notes aggregating not less than 51%; (c) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the Servicer and certain actions by the Servicer indicating its insolvency or inability to pay its obligations; (d) any representation or warranty made by the Servicer in the Servicing Agreement or the Sale Agreement or certificate delivered by the Servicer pursuant thereto having been incorrect in any material respect as of the time made and the circumstance in respect of which such representation and warranty is incorrect, if capable of being cured, not having been cured within any applicable cure period after notice is given to the Servicer by the Indenture Trustee, at the direction of the Note Insurer, or the Note Insurer, or, with the consent of the
Note Insurer, the Noteholders evidencing Voting Interests represented by all Notes aggregating not less than 51%; (e) the failure by the Servicer to satisfy certain net worth requirements of the Note Insurer; and (f) the occurrence of delinquencies and/or losses in respect of the Mortgage Loans in excess of a level, and for a period of time, as specified in the Servicing Agreement.

      Rights Upon Servicer Events of Default. Upon the occurrence of a Servicer Event of Default, the Note Insurer or, with the consent of the Note Insurer, Noteholders evidencing Voting Interests represented by all Notes aggregating not less than 51% or the Indenture Trustee, at the direction of the Note Insurer, may terminate all of the rights and obligations of the Servicer under the Servicing Agreement, whereupon the Indenture Trustee will be obligated to appoint a successor Servicer or, if it does not, succeed to all the responsibilities, duties and liabilities of the Servicer under the Servicing Agreement and will be entitled to such compensation as the Servicer would have been entitled to under the Servicing Agreement. In the event that the Indenture Trustee fails to appoint a successor Servicer and it is unwilling or legally unable to act as Servicer, it may petition a court of competent jurisdiction for the appointment of a successor Servicer. Any such successor Servicer must be an established housing and home finance institution or any institution that regularly services nonconforming residential mortgage loans, that is currently servicing a nonconforming residential mortgage loan portfolio, that has all licenses, permits and approvals required by applicable law and a net worth of at least $10,000,000. The appointment of any such successor Servicer (other than the Indenture Trustee) shall be acceptable to the Note Insurer and shall not result in the qualification, reduction or withdrawal of the implied rating assigned to the Notes by the Rating Agencies (without taking into account the Insurance Policy). Pending appointment of a successor Servicer, unless the Indenture Trustee is prohibited by law from so acting, the Indenture Trustee shall be obligated to act as Servicer. The Indenture Trustee and such successor Servicer may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation described above.

      No Noteholder, solely by virtue of its status as a Noteholder, will have any right under the Servicing Agreement to institute any action, suit or proceeding with respect to the Servicing Agreement unless the Note Insurer shall have consented thereto, unless such Noteholder previously has given to the Indenture Trustee written notice of default and unless Noteholders evidencing Voting Interests represented by all Notes aggregating not less than 51% have made written request upon the Indenture Trustee to institute such action, suit or proceeding in its own name as Indenture Trustee thereunder and have offered to the Indenture Trustee reasonable indemnity for costs, expenses and liabilities to be incurred, and the Indenture Trustee for 60 days has neglected or refused to institute any such action, suit or proceeding. However, the Indenture Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Servicing Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Noteholders, unless such Noteholders have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

      Amendments. Subject to the prior written consent of the Note Insurer, at any time and from time to time, without the consent of the Noteholders, the Indenture Trustee, the Issuer and the Servicer may amend the Servicing Agreement for the purposes of (a) curing any ambiguity or correcting or supplementing any provision of such agreement that may be inconsistent with any other provision of such agreement or (b) complying with the requirements of the Code; provided, however, that such action shall not materially and adversely affect the interests of any Noteholder, as evidenced by an opinion of counsel delivered to the Indenture Trustee to such effect (which opinion shall not be at the expense of the Indenture Trustee) or written confirmation from each of the Rating Agencies that such action will not result in a qualification, reduction or withdrawal of the implied ratings on the Notes (without taking into account the Insurance Policy).

      The Servicing Agreement may also be amended by the Indenture Trustee, the Issuer and the Servicer, at any time and from time to time, with the prior written approval of the Rating Agencies, the Note Insurer and not less than a majority of the Voting Interests represented by the Notes then outstanding, for the purpose of adding any provisions or changing in any manner or eliminating any of the provisions thereof or of modifying in any manner the rights of the Noteholders thereunder; provided, however, that no such amendment shall (a) reduce in any manner the amount of, or delay the timing of, payments which are required to be paid to the Note Account without the consent of all Noteholders or (b) reduce the aforesaid percentages of Voting Interests which are required to consent to any such amendments, without the consent of all Noteholders.

Servicing and Other Compensation; Payment of Expenses

      The Servicing Fee will be the primary compensation to be paid to or retained by the Servicer in respect of its servicing activities under the Servicing Agreement and will be paid to the Servicer on each Deposit Date out of collections of interest received on or in respect of the Mortgage Loans for the related Collection Period. The Servicing Fee for each Group will equal one-twelfth (1/12) of the product of (a) 0.50% and (b) the Aggregate Principal Balance of the Mortgage Loans in such Group as of the first day of the related Due Period. The Servicer shall be entitled to retain the Servicing Fee from amounts to be deposited in the Collection Account. In addition, the Servicer will retain the benefit, if any, from any deposit, maintenance or investment of funds in the Collection Account. Assumption fees, late payment charges, prepayment charges, charges for checks returned for insufficient funds, and extension and other administrative charges, to the extent collected from mortgagors, will be retained by the Servicer as additional servicing compensation.

      Subject to its right to refuse to make Nonrecoverable Advances as described below, the Servicer will be required to pay all reasonable and customary "out-of-pocket" costs and expenses incurred in the performance of its servicing obligations, including, but not limited to, the payment of fees for any sub-servicer and the cost of (i) any enforcement or judicial proceedings relating to the mortgagors, including foreclosures, and (ii) the management and liquidation of Mortgaged Properties acquired in satisfaction of the related Mortgage Loans. Such expenditures (each, a "Servicing Advance") may include costs of collection efforts, reappraisals, forced placement of hazard insurance if a borrower allows his hazard policy to lapse, legal fees in connection with foreclosure actions, advancing delinquent property taxes and upkeep and maintenance of the Mortgaged Property if it is acquired through foreclosure and similar types of expenses.

      The Servicing Agreement provides that the Servicer may pay all or a portion of any Servicing Advance out of amounts on deposit in the Collection Account which are being held for payment on a subsequent Payment Date relating to such Collection Period; any such amounts so used are required to be replaced by the Servicer by deposit to the Collection Account on or before the Deposit Date relating to such subsequent Payment Date.

      The Servicer may recover Servicing Advances, if not theretofore recovered from the mortgagor on whose behalf such Servicing Advance was made, from subsequent collections on the related Mortgage Loan, including Liquidation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Servicer from the mortgagor or otherwise relating to the Mortgage Loan. To the extent the Servicer, in its good faith business judgment, determines that any Servicing Advance will be or has become a Nonrecoverable Advance, the Servicer may reimburse itself for such advance from the Collection Account.

      The Servicer will not be required to make any Servicing Advance that it determines would be a Nonrecoverable Advance if made.

Historical Servicing Experience of the Servicer

      The Servicer has provided the Company with the following information regarding the servicing of mortgage loans which it considers non-conforming credits and none of the Company the Issuer or the Underwriters make any representations or warranties as to the accuracy or completeness of such information. The table below sets forth the overall delinquency experience on residential one-to-four-family mortgage loans for nonconforming credits which are currently serviced by the Servicer. No mortgage loan is considered delinquent for purposes of the table until a payment is 30 days past due on a contractual basis. It should be noted that the Servicer commenced its servicing activities in April 1997. Accordingly, the Servicer does not have significant historical delinquency, bankruptcy foreclosure or default experience that may be referred to for estimating the future delinquency and loss experience of the Mortgage Loans. The information in the table below is not intended to indicate or predict the expected delinquency experience on past current or future pools of mortgage loans for which the Servicer is the primary servicer. See "Risk Factors -- Limited Historical Experience of the Servicer."

                                 [------------]

                Non-Conforming Mortgage Loan Portfolio Experience

                                                                                 As of
                                                       -----------------------------------------------------------
                                                                             (000s omitted)

Total principal balance (at period end)...........     $________        $________       $________        $________
Average portfolio principal balance(1)............     $________        $________       $________        $________
DELINQUENCIES (at period end).....................
30-59 Days:
    Principal balance.............................     $________        $________       $________        $________
    Percent(3)....................................        _____%           _____%          _____%           _____%
60-89 Days:
    Principal balance.............................     $________        $________       $________        $________
    Percent(3)....................................        _____%           _____%          _____%           _____%
90 Days or More:
    Principal balance.............................     $________        $________       $________        $________
    Percent(3)....................................        _____%           _____%          _____%           _____%
Total Delinquencies(2):
    Principal balance.............................     $________        $________       $________        $________
    Percent(3)....................................        _____%           _____%          _____%           _____%
FORECLOSURES
    Principal balance.............................     $________        $________       $________        $________
    Percent(3)....................................        _____%           _____%          _____%           _____%
REO (at period end)...............................
Net gains/(losses) on liquidated loans............
Percentage of net gains/(losses) on liquidated             0.00%            0.00%           0.00%            0.00%
    loans (based on average portfolio principal
    balance)......................................


----------
(1) Calculated by summing the actual outstanding principal balances at the end of each month and dividing the total by the number of months in the applicable period.

(2)   Delinquency information does not include loans in foreclosure or REO.

(3) Percentages are expressed based upon the total outstanding principal balance at the end of the indicated period.

      It is unlikely that the delinquency experience of the Mortgage Loans comprising the Mortgage Pool will correspond to the delinquency experience of the mortgage portfolios set forth in the foregoing tables. The statistics shown above represent the delinquency experience for the indicated mortgage servicing portfolios only for the periods presented, whereas the aggregate delinquency experience on the Mortgage Loans comprising the Mortgage Pool will depend on the results obtained over the life of the Mortgage Pool. The mortgage servicing portfolios set forth above include mortgage loans that were originated using a variety of different underwriting procedures and standards which may have been more selective. They include mortgage loans with a variety of payment and other characteristics (including geographic location) which are not necessarily representative of the payment and other characteristics of the Mortgage Loans comprising the Mortgage Pool. In addition, a substantial number of the mortgage loans in the servicing portfolio were not originated by the Seller and were originated on the basis of underwriting standards that are more stringent than those applicable to the Mortgage Loans. As a result, there can be no assurance that the Mortgage Loans comprising the Mortgage Pool will perform consistently with the delinquency or foreclosure experience described herein. It should be noted that if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by the Servicer. In addition, adverse economic conditions may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies and foreclosures with respect to the Mortgage Pool.

                               THE NOTE INSURANCE

The Insurance Policy

      The information set forth in this section has been provided by the Note Insurer. No representation is made by the Underwriters, the Issuer, the Seller, the Servicer, the Company or any of their affiliates as to the accuracy or completeness of such information or any information related to the Note Insurer incorporated by reference herein.

      The Note Insurer, in consideration of the payment of the premium and subject to the terms of the Note Guaranty Insurance Policy (the "Policy"), thereby unconditionally and irrevocably guarantees to any Noteholder that an amount equal to each full and complete Insured Payment will be received by the Indenture Trustee or its successor, as trustee for the Noteholders, on behalf of the Noteholders from the Note Insurer, for distribution by the Indenture Trustee to each Noteholder of each Noteholder's proportionate share of the Insured Payment. The Note Insurer's obligations under the Policy with respect to a particular Insured Payment shall be discharged to the extent funds equal to the applicable Insured Payment are received by the Indenture Trustee, whether or not such funds are properly applied by the Indenture Trustee. Insured Payments shall be made only at the time set forth in the Policy and no accelerated Insured Payments shall be made regardless of any acceleration of the Notes, unless such acceleration is at the sole option of the Note Insurer.

      Notwithstanding the foregoing paragraph, the Policy does not cover shortfalls, if any, attributable to the liability of the Issuer, or the Indenture Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability). The Policy does not cover shortfalls to Note Interest due to the Relief Act or Principal Prepayments of the Mortgage Loans.

      The Note Insurer will pay any Insured Payment that is a Preference Amount on the Business Day following receipt on a Business Day by the Fiscal Agent (as described below) of (i) a certified copy of the order requiring the return of such preference payment, (ii) an opinion of counsel satisfactory to the Note Insurer that such order is final and not subject to appeal, (iii) an assignment in such form as is reasonably required by the Note Insurer, irrevocably assigning to the Note Insurer all rights and claims of the Noteholder relating to or arising under the Notes against the debtor which made such preference payment or otherwise with respect to such preference payment and (iv) appropriate instruments to effect the appointment of the Note Insurer as agent for such Noteholder in any legal proceeding related to such preference payment, such instruments being in a form satisfactory to the Note Insurer; provided, that if such documents are received after 12:00 noon, New York City time on such Business Day, they will be deemed to be received on the following Business Day. Such payments shall be disbursed to the receiver or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Noteholder and not to any Noteholder directly unless such Noteholder has returned principal or interest paid on the Notes to such receiver or trustee in bankruptcy, in which case such payment shall be disbursed to such Noteholder.

      The Note Insurer will pay any other amount payable under the Policy no later than 12:00 noon New York City time, on the later of the Payment Date on which the Deficiency Amount is due or the third Business Day following receipt in New York, New York, on a Business Day by State Street Bank and Trust Company, N.A., as Fiscal Agent for the Note Insurer or any successor fiscal agent appointed by the Note Insurer (the "Fiscal Agent") of a Notice (as described below); provided that if such Notice is received after 12:00 noon New York City time on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice received by the Fiscal Agent is not in proper form or is otherwise insufficient for the purpose of making a claim under the Policy, it shall be deemed not to have been received by the Fiscal Agent for purposes of this paragraph, and the Note Insurer or the Fiscal Agent, as the case may be, shall promptly so advise the Indenture Trustee and the Indenture Trustee may submit an amended Notice.

      Insured Payments due under the Policy, unless otherwise stated therein, will be disbursed by the Fiscal Agent to the Indenture Trustee on behalf of Noteholders by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to Preference Amounts, any amount held by the Indenture Trustee for the payment of such Insured Payment and legally available therefor.

      The Fiscal Agent is the agent of the Note Insurer only and the Fiscal Agent shall in no event be liable to Noteholders for any acts of the Fiscal Agent or any failure of the Note Insurer to deposit or caused to be deposited, sufficient funds to make payment due under the Policy.

      Subject to the terms of the Agreement, the Note Insurer shall be subrogated to the rights of each Noteholder to receive payments under the Notes to the extent of any payment by the Note Insurer under the Policy.

      As used in the Policy, the following terms shall have the following meanings:

            "Agreement" means the Indenture, dated as of [__________ ], by and between the Issuer and the Indenture Trustee, without regard to any amendment or supplement thereto, unless the Note Insurer shall have consented in writing thereto.

            "Noteholder" means each Noteholder (as defined in the Indenture) who, on the applicable Payment Date, is entitled under the terms of the applicable Note to payment thereunder.

            "Business Day" means any day other than a Saturday, a Sunday or a day on which the Note Insurer or banking institutions in New York City, Maryland, Middletown, Connecticut, the city in which the corporate trust office of the Indenture Trustee under the Indenture is located are authorized or obligated by law or executive order to close.

            "Deficiency Amount" means, with respect to a Class of Notes and any Payment Date the sum of (i) the related Note Interest for such Payment Date minus Available Funds for the related Group and (ii) the then existing Overcollateralization Deficit for such Group, if any, after application of such Available Funds to reduce such Note Balance on such Payment Date.

            "Insured Payment" means, with respect to a Class of Notes, as of any Payment Date, (i) the Deficiency Amount for the related Group and (ii) any Preference Amount for such Class due and then owing under the Policy.

            "Notice" means the telephonic or telegraphic notice, promptly confirmed in writing by telecopy substantially in the form of Exhibit A attached to the Policy, the original of which is subsequently delivered by registered or certified mail, from the Indenture Trustee specifying the Insured Payment which shall be due and owing on the applicable Payment Date.

            "Preference Amount" means for a Class of Notes any amount previously distributed to a Noteholder on such Notes that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

      Capitalized terms used in the Policy and not otherwise defined therein will have the respective meanings set forth in the Agreement as of the date of execution of the Policy, without giving effect to any subsequent amendment to or modification of the Agreement unless such amendment or modification has been approved in writing by the Note Insurer.

      Any notice under the Policy or service of process on the Fiscal Agent of the Note Insurer may be made at the address listed below for the Fiscal Agent of the Note Insurer or such other address as the Note Insurer shall specify in writing to the Indenture Trustee.

      The notice address of the Fiscal Agent is 15th Floor, 61 Broadway, New York, New York, 10006, Attention: Municipal Registrar and Paying Agency, or such other address as the Fiscal Agent shall specify to the Indenture Trustee in writing.

      The Policy is being issued under and pursuant to, and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

      THE   INSURANCE   PROVIDED   BY  THE   POLICY  IS  NOT   COVERED   BY  THE
PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

      The Policy is not cancelable for any reason. The premium on the Policy is not refundable for any reason including payment, or provision being made for payment, prior to the maturity of the Notes.

The Note Insurer

      The Note Insurer is the principal operating subsidiary of [__________ ]Inc., a _________________ is not obligated to pay the debts of or claims against the Note Insurer. The Note Insurer is domiciled in the State of _______________ and licensed to do business in and is subject to regulation under the laws of ______________________. State laws also regulate the amount of both the aggregate and individual risks that may be insured, the payment of dividends by the Note Insurer, changes in control and transactions among affiliates. Additionally, the Note Insurer is required to maintain contingency reserves on its liabilities in certain amounts and for certain periods of time.

      The consolidated financial statements of the Note Insurer, a wholly owned subsidiary of [__________ ]Inc., and its subsidiaries as of __________________ and __________________ and for the three years in the period ended December 31, 1997, prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of [__________ ]Inc. for the year ended __________________ and the consolidated financial statements of the Note Insurer and its subsidiaries as of __________________ and for the periods ended __________________ , included in the Quarterly Report on Form 10-Q of [__________ ]Inc. for the period ended March 31, ___, are hereby incorporated by reference into this Prospectus Supplement and shall be deemed to be a part hereof. Any statement contained in a document incorporated by reference herein shall be modified or superseded for purposes of this Prospectus Supplement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement.

      All financial statements of the Note Insurer and its subsidiaries included in documents filed by [__________ ] pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Notes shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing such documents.

      The tables below present selected financial information of the Note Insurer determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities ("SAP") and generally accepted accounting principles ("GAAP"):

                                                          SAP
                                         ---------------------------------------
                                         (Audited)                  (Unaudited)
                                                     (In millions)

Admitted Assets                           $_____                      $_____
Liabilities                                _____                       _____
Capital and Surplus                        _____                       _____

                                                          GAAP
                                         ---------------------------------------
                                         December 31,                March 31,
                                             ----                      ---
                                          (Audited)                 (Unaudited)

                                                     (In millions)

Admitted Assets                           $_____                      $_____
Liabilities                                _____                       _____
Shareholder's Equity                       _____                       _____

                       ----------------------------------

      Copies of the financial statements of the Note Insurer incorporated by reference herein and copies of the Note Insurer's ________ year-end audited financial statements prepared in accordance with statutory accounting practices are available, without charge, from the Note Insurer. The address of the Note Insurer is -----------------------------------------.

     The Note Insurer does not accept any responsibility for the accuracy of completeness of this Prospectus Supplement or any information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of the information regarding the Insurance Policy and Note Insurer set forth under the headings "The Note Insurance--The Insurance Policy" and "--The Note Insurer" herein. Additionally, the Note Insurer makes no representation regarding the Notes or the advisability of investing in the Notes.

      Moody's Investor Service, Inc. rates the claims paying ability of the Note Insurer "Aaa".

      Standard  &  Poor's  Rating  Services,   a  division  of  The  McGraw-Hill
Companies, Inc. rates the claims paying ability of the Note Insurer "AAA".

      Fitch IBCA, Inc. (formerly known as Fitch Investors Service, L.P.) rates the claims paying ability of the Note Insurer "AAA".

      Each rating of the Note Insurer should be evaluated independently. The ratings reflect the respective rating agency's current assessment of the creditworthiness of the Note Insurer and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency.

      The above ratings are not recommendations to buy, sell or hold the Notes and such ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the Notes. The Note Insurer does not guaranty the market price of the Notes nor does it guaranty that the ratings on the Notes will not be revised or withdrawn.

Credit Enhancement Does Not Apply to Prepayment Risk

      In general, the protection afforded by the Insurance Policy is protection for credit risk and not for prepayment risk. A claim may not be made under the Insurance Policy, in an attempt to guarantee or insure that any particular rate of prepayment is experienced by the Trust Estate.

                              ERISA CONSIDERATIONS

         Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), prohibit a pension, profit sharing or other employee benefit plan, as well as individual retirement accounts and annuities and certain Keogh Plans, and entities deemed to hold assets of such plans (each, a "Plan") from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Plan. A violation of these "prohibited transaction rules" may generate excise tax and other penalties and liabilities under ERISA and the Code for such persons. Title I of ERISA also requires that fiduciaries of a Plan subject to ERISA make investments that are prudent, diversified (except if prudent not to do so) and in accordance with governing plan documents.

      Under regulations of the Department of Labor set forth in 29 C.F.R. ss. 2510.3-101 (the "Plan Asset Regulations"), the assets of a Plan generally include not only securities held by a Plan but also the underlying assets of the issuer of any equity securities (the "Look-Through Rule") unless one or more exceptions specified in the Plan Asset Regulations are satisfied. For purposes of those Regulations, an equity security is a security other than a security that is treated as debt under applicable local law and that has no substantial equity features. The Issuer believes that the Notes will be treated as debt obligations without significant equity features for purposes of the Plan Asset Regulations. Accordingly, a Plan that acquires a Note should not be treated as having acquired a direct interest in the assets of the Issuer. However, there can be no complete assurance that the Notes will be treated as debt obligations without significant equity features for purposes of the Plan Asset Regulations. If the Notes are treated as having substantial equity features, the purchaser of a Note could be treated as having acquired a direct interest in the Mortgage Loans securing the Notes. In that event, the purchase, holding, or resale of the Notes could result in a transaction that is prohibited under ERISA or the Code.

      However, even if the Notes are treated as debt for such purposes, the acquisition or holding of Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Issuer or any of its affiliates is or becomes a "party in interest" under ERISA or a "disqualified person" under the Code with respect to such Plan. In such case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire Notes. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 96-23, regarding transactions effected by "in-house asset managers"; PTCE 90-1, regarding investments by insurance company pooled separate accounts; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; and PTCE 84-14, regarding transactions effected by "qualified professional asset managers". A purchaser of a Note should be aware, however, that even if the conditions specified in one or more exemptions are met, the scope of the relief provided by an exemption might not cover all acts that might be construed as prohibited transactions. The purchase of a Note will be deemed a representation by the acquirer that either (i) it is not, and is not purchasing a Note on behalf of or with the assets of a Plan, or (ii) the acquisition and holding of a Note by the acquirer qualifies for exemptive relief under PTCE 95-60, PTCE 96-23, PTCE 91-38, PTCE 90-1, PTCE 84-14 or another Department of Labor Class Exemption.

      A governmental plan as defined in Section 3(32) of ERISA is not subject to Title I of ERISA or Section 4975 of the Code. However, such a governmental plan may be subject to a federal, state, or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code ("Similar Law"). A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under Similar Law.

      A Plan fiduciary considering the purchase of Notes should consult its tax and/or legal advisors regarding the applicability of the fiduciary responsibility provisions of ERISA to such investment, whether the assets of the Issuer would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules, and other related issues and their potential consequences. The sale of Notes to a Plan is in no respect a representation by the Issuer or the Underwriters that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan. See "ERISA Considerations" in the Prospectus.


                                 USE OF PROCEEDS

      The Issuer intends to use the net proceeds to be received from the sale of the Notes to acquire the Mortgage Loans from the Depositor and the Seller and to pay other expenses associated with the pooling of the Mortgage Loans and the issuance of the Notes.

                         LEGAL INVESTMENT CONSIDERATIONS

      The Notes will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Institutions whose activities are subject to review by federal or state regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain forms of mortgage related securities. See "Legal Investment Matters" in the Prospectus.

                                  UNDERWRITING

      Under the terms set forth in the Underwriting Agreement, dated the date hereof (the "Underwriting Agreement"), the Depositor has agreed to cause the Issuer to sell, and the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase the entire principal amount of the Notes.

      Each of the Underwriters has informed the Depositor that it proposes to offer the Notes for sale from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of the related sale. The Underwriters may effect such transactions by selling the Notes to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter. In connection with the sale of the Notes, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting compensation. The Underwriters and any dealers that participate with the Underwriters in the distribution of the Notes may be deemed to be underwriters and any commissions received by them and any profit on the resale of the Notes by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Securities Act").

      The Depositor and the Seller have agreed to indemnify the Underwriters against certain liabilities including liabilities under the Securities Act.

      The Depositor has been advised by the Underwriters that the Underwriters intend to make a market in the Notes, as permitted by applicable laws and regulations and subject to the provisions of Rule 104 of Regulation M. The Underwriters are not obligated, however, to make a market in the Notes and such market-making may be discontinued at any time at the sole discretion of the Underwriters. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Notes.

      All of the Mortgage Loans included in the Trust Estate will have been acquired in a privately negotiated transaction with the Seller.

                                REPORT OF EXPERTS

      The consolidated financial statements of [__________ ] and subsidiaries, as of _______________ and _______________ and for each of the three years in the period ended _______________ , incorporated by reference into this Prospectus Supplement have been audited by _______________, independent accountants, as set forth in their report thereon incorporated by reference herein in reliance upon the authority of such firm as experts in accounting and auditing.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

      The following is a general discussion of the material anticipated federal income tax considerations to investors of the purchase, ownership and disposition of the securities offered hereby. The discussion is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below does not purport to deal with all federal tax considerations applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Notes.

      Treatment of the Notes as Indebtedness. The Seller agrees, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for all federal, state and local income tax purposes. There are no regulations, published rulings or judicial decisions involving the characterization for federal income tax purposes of securities with terms substantially the same as the Notes. In general, whether instruments such as the Notes constitute indebtedness for federal income tax purposes is a question of fact, the resolution of which is based primarily upon the economic substance of the instruments and the transaction pursuant to which they are issued rather than merely upon the form of the transaction or the manner in which the instruments are labeled. The Internal Revenue Service (the "IRS") and the courts have set forth various factors to be taken into account in determining, for federal income tax purposes, whether or not an instrument constitutes indebtedness and whether a transfer of property is a sale because the transferor has relinquished substantial incidents of ownership in the property or whether such transfer is a borrowing secured by the property. On the basis of its analysis of such factors as applied to the facts and its analysis of the economic substance of the contemplated transaction, Dewey Ballantine, tax counsel to the Depositor ("Tax Counsel") is of the opinion that, for federal income tax purposes, the Notes will be treated as indebtedness of the Trust, and not as an ownership interest in the Mortgage Loans, or an equity interest in the Trust or in a separate association taxable as a corporation or other taxable entity. Further, Tax Counsel is of the opinion that neither the Issuer nor either Mortgage Loan group will be characterized as an association (or as a publicly traded partnership) taxable as a corporation or as a taxable mortgage pool.

      If the Notes are characterized as indebtedness, interest paid or accrued on a Note will be treated as ordinary income to the Noteholders and principal payments on a Note will be treated as a return of capital to the extent of the Noteholder's basis in the Note allocable thereto. An accrual method taxpayer will be required to include in income interest on the Notes when earned, even if not paid, unless it is determined to be uncollectible. The Trust will report to Noteholders of record and the IRS in respect of the interest paid and original issue discount, if any, accrued on the Notes to the extent required by law.

      Although, as described above, it is the opinion of Tax Counsel that, for federal income tax purposes, the Notes will be characterized as debt, such opinion is not binding on the IRS and thus no assurance can be given that such a characterization will prevail. If the IRS successfully asserted that one or both Classes of the Notes did not represent debt for federal income tax purposes, holders of the Notes would likely be treated as owning an interest in a partnership and not an interest in an association (or publicly traded partnership) taxable as a corporation. If the Noteholders were treated as owning an equitable interest in a partnership, the partnership itself would not be subject to federal income tax; rather each partner would be taxed individually on their respective distributive share of the partnership's income, gain, loss, deductions and credits. The amount, timing and characterization of items of income and deductions for a Noteholder would differ if the Notes were held to constitute partnership interests, rather than indebtedness and would cause a tax-exempt entity subject to tax on unrelated business taxable income ("UBTI") (including an individual retirement account) to recognize UBTI under the Code. Since the parties will treat the Notes as indebtedness for federal income tax purposes, none of the Servicer, the Indenture Trustee or the Owner Trustee will attempt to satisfy the tax reporting requirements that would apply under this alternative characterization of the Notes. Investors that are foreign persons are strongly advised to consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of the Notes.

      Original Issue Discount. It is anticipated that the Notes will not have any original issue discount ("OID") other than possibly OID within a de minimis exception and that accordingly the provisions of sections 1271 through 1273 and 1275 of the Internal Revenue Code of 1986, as amended (the "Code"), generally will not apply to the Notes. OID will be considered de minimis if it is less than 0.25% of the principal amount of a Note multiplied by its expected weighted average life. The prepayment assumption that will be used for purpose of computing original issue discount, if any, for federal income tax purposes is 25% HEP.

      Market Discount. A subsequent purchaser who busy a Note for less than its principal amount may be subject to the "market discount" rules of Section 1276 through 1278 of the Code. If a subsequent purchaser of a Note disposes of such Note (including certain nontaxable dispositions such as a gift), or receives a principal payment, any gain upon such sale or other disposition will be recognized, or the amount of such principal payment will be treated, as ordinary income to the extent of any "market discount" accrued for the period that such purchaser holds the Note. Such holder may instead elect to include market discount in income as it accrues with respect to all debt instruments acquired in the year of acquisition of the Notes and thereafter. Market discount generally will equal the excess, if any, of the then current unpaid principal balance of the Note over the purchaser's basis in the

Note immediately after such purchaser acquired the Note. In general, market discount on a Note will be treated as accruing over the term of such Note in the ratio of interest for the current period over the sum of such current interest and the expected amount of all remaining interest payments, or at the election of the holder, under a constant yield method (taking into account the Prepayment Assumption). At the request of a holder of a Note, information will be made available that will allow the holder to compute the accrual of market discount under the first method described in the preceding sentence.

      The market discount rules also provide that a holder who incurs or continues indebtedness to acquire a Note at a market discount may be required to defer the deduction of all or a portion of the interest on such indebtedness until the corresponding amount of market discount is included in income.

      Notwithstanding the above rules, market discount on a Note will be considered to be zero if it is less than a de minimis amount, which is 0.25% of the remaining principal balance of the Note multiplied by its expected weighted average remaining life. If OID or market discount is de minimis, the actual amount of discount must be allocated to the remaining principal distributions on the Notes and, when each such distribution is received, capital gain equal to the discount allocated to such distribution will be recognized.

      Market Premium. A subsequent purchaser who buys a Note for more than its principal amount generally will be considered to have purchased the Note at a premium. Such holder may amortize such premium, suing a constant yield method, over the remaining term of the Note and, except as future regulations may otherwise provide, may apply such amortized amounts to reduce the amount of interest reportable with respect to such note over the period from the purchase date to the date of maturity of the Note. The amortization of such premium on an obligation that provides for partial principal payments prior to maturity should be governed by the methods for accrual of market discount on such an obligation (described above). A holder that elects to amortize premium must reduce the tax basis in the related obligation by the amount of the aggregate deductions (or interest offsets) allowable for amortizable premium. If a debt instrument purchased at a premium is redeemed in full prior to its maturity, a purchaser who has elected to amortize premium should be entitled to a deduction for any remaining unamortized premium in the taxable year of redemption.

      Sale or Redemption of Notes. If a Note is sold or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale and such holder's adjusted basis in the Note. Such adjusted basis generally will equal the cost of the Note to the seller, increased by any original issue discount included in the seller's gross income in respect of the Note (and by any market discount which the taxpayer elected to include in income or was required to include in income), and reduced by payments other than payments of qualified stated interest in respect of the Note received by the seller and by any amortized premium. Similarly, a holder who receives a payment other than a payment of qualified stated interest in respect of a Note, either on the date on which such payment is scheduled to be made or as a prepayment, will recognize gain equal to the excess, if any, of the amount of the payment over his adjusted basis in the Note allocable thereto. A Noteholder who receives a final payment which is less than his adjusted basis in the Note will generally recognize a loss in the amount of the shortfall on the last day of his taxable year. Generally, any such gain or loss realized by an investor who holds a Note as a "capital asset" within the meaning of Code Section 1221 should be capital gain or loss, except as described above in respect of market discount and except that a loss attributable to accrued but unpaid interest may be an ordinary loss.

      Taxation of Certain Foreign Investors. Interest payments (including OID) on the Notes made to a Noteholder who is a nonresident alien individual, foreign corporation or other non-United States person (a "foreign person") generally will be "portfolio interest" which is not subject to United States tax if such payments are not effectively connected with the conduct of a trade or business in the United States by such foreign person and if the Trust (or other person who would otherwise be required to withhold tax from such payments) is provided with an appropriate statement that the beneficial owner of the Note identified on the statement is a foreign person.

      Backup Withholding. Distributions of interest and principal as well as distributions of proceeds from the sale of the Notes, may be subject to the "backup withholding tax" under Section 3406 of the Code at rate of 31% if recipients of such distributions fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of distributions that is required to supply information but does not do so in the proper manner.

                            STATE TAX CONSIDERATIONS

      Potential Noteholders should consider the state and local income tax consequences of the purchase, ownership and disposition of the Notes. State and local income tax laws may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential Noteholders should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Notes.

                                  LEGAL MATTERS

      Certain legal matters will be passed upon for the Seller by _____________________________________, will act as counsel for the Underwriters and will pass upon certain federal income tax matters for the Issuer. Certain legal matters relating to the Note Insurer and the Insurance Policy will be passed upon for the Note Insurer by __________________________.

                               RATING OF THE NOTES

      It is a condition to the issuance of the Notes that each shall be rated "_____" by ___________ and "____" by _______.

      Explanations of the significance of such ratings may be obtained from _________________________________________. Each rating will be the view only of the assigning Rating Agency.

      The ratings on the Notes are based in substantial part on the claims-paying ability of the Note Insurer. Any changes in the ratings of the
Note Insurer by the Rating Agencies may result in a change in the ratings of the Notes.

      The ratings assigned to the Notes do not represent any assessment of the likelihood or rate of principal prepayments and do not address the possibility that Noteholders might suffer a lower than anticipated yield.

      There is no assurance that any rating assigned to the Notes will continue for any period of time or that such ratings will not be revised or withdrawn. Any such revision or withdrawal of such ratings may have an adverse effect on the market price or liquidity of the Notes.

      The ratings of the Notes should be evaluated independently form similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities.

      There can be no assurances as to whether any other rating agency will rate the Notes, or, if one does, what rating will be assigned by such other rating agency. A rating on the Notes by another rating agency, if assigned at all, may be lower than the ratings assigned to the Notes by __________________________.

                            INDEX OF PRINCIPAL TERMS
                                                                          Page
                                                                          ----
Administrative Fee Amount......................................................2
Aggregate Principal Balance....................................................9
Agreement.....................................................................65
Available Funds............................................................4, 25
Backup Servicer................................................................i
Balloon Loans.................................................................15
Beneficial Owner...............................................................3
Book-Entry Notes..............................................................18
Business Day...............................................................4, 65
Cedel..........................................................................3
Cedel Participants............................................................20
Citibank......................................................................18
Class..........................................................................2
Class A-1 Notes................................................................i
Class A-2 Notes................................................................i
CMAC..........................................................................66
Code..........................................................................68
Collection Account............................................................57
Collection Period..............................................................2
Combined Loans-to-Ratio.......................................................34
Company........................................................................1
Compensating Interest Payment..............................................9, 58
Corporate Office..............................................................47
Cut-off Date................................................................2, 9
debt-to-income ratio..........................................................47
Defective Mortgage Loan.......................................................22
Deficiency Amount.............................................................65
Definitive Note................................................................3
Depositor......................................................................1
Determination Date............................................................25
DTC............................................................................3
Due Period.....................................................................2
ERISA.....................................................................12, 68
Euroclear......................................................................3
Euroclear Operator............................................................20
Euroclear Participants........................................................20
European Depositaries.........................................................19
Excess Cash................................................................6, 28
Financial Intermediary........................................................19
Fiscal Agent..................................................................64
Group.........................................................................ii
Group I.......................................................................ii
Group I Mortgage Loans........................................................ii
Group II......................................................................ii
Group II Mortgage Loans.......................................................ii
Groups........................................................................ii
Indenture......................................................................i
Indenture Trustee..............................................................i
Indenture Trustee Fee..........................................................1
Indirect Retail Mortgage Loans................................................47
Initial Group I Pool Balance...............................................9, 33

Initial Group II Pool Balance..............................................9, 40
Initial Mortgage Pool Balance..............................................ii, 9
Initial Redemption Date...................................................11, 30
Insurance Policy............................................................i, 7
Insured Payment............................................................7, 65
Issuer.........................................................................i
Liquidated Mortgage Loan......................................................25
Liquidation Proceeds..........................................................26
Loan-to-Value Ratio...........................................................40
Look-Through Rule.............................................................68
Modeling Assumptions..........................................................53
Monthly Advance...............................................................58
Monthly Principal..........................................................5, 24
Mortgage Files................................................................22
Mortgage Loan..................................................................i
Mortgage Loan Group...........................................................ii
Mortgage Loan Groups..........................................................ii
Mortgage Note..................................................................3
Mortgage Pool...............................................................i, 3
Mortgage Rate.....................................................10, 11, 33, 40
Mortgaged Properties........................................................3, 9
Net Liquidation Proceeds......................................................26
Nonrecoverable Advances.......................................................58
Note Account..................................................................26
Note Balance...............................................................5, 24
Note Insurer................................................................i, 7
Note Insurer Default...........................................................8
Note Insurer Premium...........................................................8
Note Interest..............................................................5, 24
Note Interest Rate.........................................................5, 24
Noteholder.............................................................3, 19, 65
Notes..........................................................................i
Notice........................................................................65
Overcollateralization Amount...............................................6, 28
Overcollateralization Deficit..............................................7, 29
Overcollateralization Surplus..............................................7, 28
Owner Trustee..................................................................i
Owner Trustee Fee..............................................................2
Participants..................................................................20
Paying Agent..................................................................23
Payment Date...................................................................4
Payments Ahead................................................................25
Percentage Interest...........................................................23
Permitted Investments.........................................................26
Plan..........................................................................12
Plan Asset Regulations....................................................12, 68
Preference Amount.............................................................65
Principal Balance.............................................................24
Principal Prepayment..........................................................25
PTCE..........................................................................68
Qualified Replacement Mortgage................................................22
Rating Agencies...............................................................13
Record Date....................................................................4
Redemption Date...............................................................30
Relief Act.....................................................................8
REMIC.........................................................................ii

REO Property..................................................................58
Required Overcollateralization Amount......................................7, 28
Residual Interest..............................................................i
Retail Mortgage Loans.........................................................47
S&P.......................................................................13, 27
Sale Agreement................................................................ii
Securities Act................................................................69
Seller.........................................................................1
Senior Loan...................................................................34
Servicer...................................................................ii, 1
Servicer Event of Default.....................................................60
Servicing Advance.............................................................61
Servicing Agreement...........................................................ii
Servicing Fee..................................................................9
Similar Law...................................................................68
SMMEA.....................................................................13, 69
Stated Maturity...............................................................ii
Trust Agreement................................................................i
Trust Estate................................................................i, 2
Underwriting Agreement........................................................69

                                     ANNEX A


                        GLOBAL CLEARANCE, SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES

      Except in certain limited circumstances, the globally offered Asset Backed Notes, Series [Series] (the "Global Securities"), will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through DTC, Cedel or Euroclear. The Global Securities will be traceable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

      Secondary market trading between investors holding Global Securities through Cedel and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

      Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

      Secondary cross-market trading between participants of Cedel or Euroclear and Participants holding Notes will be effected on a delivery-against-payment basis through the Relevant Depositaries of Cedel and Euroclear (in such capacity) and as Participants.

      Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

      All Global Securities will be held in book-entry form by DTC in the name of Cede, as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their Relevant Depositaries, which in turn will hold such positions in accounts as Participants.

      Investors selecting to hold their Global Securities through DTC will follow DTC settlement practice. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

      Investors electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

      Because the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

      Trading   between   Participants.   Secondary   market   trading   between
Participants   will  be  settled  using  the  procedures   applicable  to  prior
asset-backed Note issues in same-day funds.

      Trading between Cedel and/or Euroclear Participants. Secondary market trading between Cedel Participants or Euroclear Participants will be settled using the Procedures applicable to conventional eurobonds in same-day funds.

      Trading between DTC Seller and Cedel or Euroclear Participants. When Global Securities are to be transferred from the account of a Participant to the account of a Cedel Participant or a Euroclear Participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one Business Day prior to settlement. Cedel or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary to the Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel or Euroclear cash debt will be valued instead as of the actual settlement date.

      Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their accounts one day later.

      As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they clear the overdraft when the Global Securities are credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedel Participant's or Euroclear Participant's particular cost of funds.

      Because the settlement is taking place during New York business hours, Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the Participants a cross-market transaction will settle no differently than a trade between two Participants.

      Trading between Cedel or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a Participant. The seller will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one Business Day prior to settlement. In these cases, Cedel or Euroclear will instruct the Relevant Depositary, as appropriate, to deliver the Global Securities to the Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New
York). Should the Cedel Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

      Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

      (a) borrowing through Cedel or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures;

      (b) borrowing the Global Securities in the U.S. from a Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

      (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the Participant is at least one day prior to the value date for the sale to the Cedel Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

      A beneficial owner of Global Securities holding securities through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

            Exemption for non-U. S. Persons (Form W-8). Beneficial owners of Global Securities that are Non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

            Exemption for non-U.S. Persons with effectively connected income (Form 4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade of Business in the United States).

            Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the beneficial owners or their agents.

            Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

            U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years, and Form 4224 is effective for one calendar year.

      The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate that is subject to United States federal income tax, regardless of the source of its income or (iv) a trust if (a) a court in the United

States is able to exercise primary supervision over the administration of the trust, and (b) one or more United States persons have the authority to control all substantial decisions of the trust. The term "Non-U.S. Person" means any person who is not a U.S. Person. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of Global Securities or with the application of recently issued Treasury Regulations relating to tax documentation requirements that are generally effective with respect to payments made after December 31, 1999. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of Global Securities.

================================================================================

No dealer, salesman, or any other person has been authorized to give any information or to make any representation not contained in this Prospectus Supplement or the accompanying Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by the Issuer, the Company or the Underwriters. Neither this Prospectus Supplement nor the accompanying Prospectus constitutes an over to sell or a solicitation of an offer to buy any of the Notes offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction. Neither the delivery of this Prospectus Supplement or the accompanying Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that the information herein is correct as of any time subsequent to the date hereof or that there has been no change in the affairs of the Issuer or the Depositor since such date.

                            -----------------------

                                TABLE OF CONTENTS
                              Prospectus Supplement

                                                                           Page
                                                                           ----

























                                   Prospectus

Reports........................................................................3
Available Information..........................................................3
Incorporation of Certain Information by Reference..............................3
Summary of Prospectus..........................................................4
Risk Factors..................................................................13
The Trusts Funds..............................................................18
Description of the Certificates...............................................29
Credit Support................................................................43
Prepayment and Yield Considerations...........................................48
Use of Proceeds...............................................................52
The Depositor.................................................................52
Underwriting Guidelines.......................................................52
Servicing of the Mortgage Loans and Contracts.................................54
The Pooling and Servicing Agreement...........................................64
Certain Legal Aspects of the Mortgage Loans and
   Contracts..................................................................67
Certain Federal Income Tax Consequences.......................................81
ERISA Considerations..........................................................93
Legal Investment..............................................................96
Plan of Distribution..........................................................98
Legal Matters.................................................................98
Rating........................................................................99
Additional Information........................................................99
Index of Significant Definitions.............................................100

================================================================================

================================================================================

                                  $153,325,000

                          [____________] Mortgage Loan
                                 Trust [Series]

                               Asset Backed Notes,
                                    [Series]

                              [[____________] LOGO]

                                 [____________]
                               Seller and Servicer

                              Prudential Securities
                          Secured Financing Corporation
                                    Depositor

                              Prospectus Supplement

                              Prudential Securities
                                  Incorporated

                               [__________ ] 4,___

================================================================================

PROSPECTUS
--------------------------------------------------------------------------------
               Prudential Securities Secured Financing Corporation
                                   (Depositor)
                            Pass-Through Certificates
                              (Issuable in Series)
--------------------------------------------------------------------------------

     Prudential Securities Secured Financing Corporation (the "Depositor") may sell from time to time under this Prospectus and related Prospectus Supplements Pass-Through Certificates or Notes (such Pass-Through Certificates or such Notes, together the "Certificates"), issuable in series (each, a "Series") consisting of one or more classes (each, a "Class") of Certificates on terms to be determined at the time of sale.

     The Certificates of a Series will evidence the beneficial ownership interests in a separate trust formed by the Depositor for the benefit of the holders of the related Series of Certificates (the "Certificateholders"). Unless otherwise specified in the applicable Prospectus Supplement, the property of each such trust (for each Series, the "Trust Fund") will consist of a segregated pool (the "Pool") of (i) promissory notes or other evidences of indebtedness secured by first, second or more junior liens on fee simple or leasehold interests in the Mortgaged Properties (as defined herein), including installment sale contracts with respect to any such properties, or participation in any of the foregoing (the "Mortgage Loans") or (ii) manufactured housing conditional sales contracts and installment agreements (the "Contracts"). The Mortgage Loans or Contracts included in a Trust Fund will have been acquired from one or more affiliates of the Depositor or from one or more Unaffiliated Sellers (as defined herein) by the Depositor and conveyed by the Depositor to such Trust Fund. The Mortgage Loans included in a Mortgage Pool or the Contracts included in a Contract Pool of a Series will be serviced by a servicer (the "Servicer") described in the applicable Prospectus Supplement.

     The Certificates of a Series will consist of (i) one or more Classes of Certificates representing fractional undivided interests in all the principal payments and the interest payments, to the extent of the related Net Mortgage Rates (as defined herein) or Net Contract Rates (as defined herein), on the related Mortgage Loans or Contracts ("Standard Certificates"), (ii) one or more Classes of Certificates ("Multi-Class Certificates") each of which will be assigned a principal balance (a "Stated Amount") based on the value of future cash flows from the related Trust Fund without distinction as to principal or interest or may have no principal amount but may instead be assigned a notional amount (a "Notional Amount") on which interest accrues, and each of which will bear interest on the Stated Amount or Notional Amount thereof at a fixed rate (which may be zero) specified in, or a variable rate determined as specified in, the applicable Prospectus Supplement (the "Interest Rate") or (iii) one or more Classes of Certificates representing fractional undivided interests in all or specified portions of the principal payments and/or interest payments, to the extent of the related Net Mortgage Interest Rate, on the related Mortgage Loans ("Stripped Certificates"). Any Class of Certificates may be divided into two or more subclasses (each, a "Subclass") and any Class of Standard Certificates may be divided into two or more Subclasses that consist of Multi-Class Certificates. In addition, a Series of Certificates for which a REMIC (as defined herein) election has been made will also include one Class or one Subclass of Residual Certificates (as defined herein).
                                                  (Cover continued on next page)

                       -----------------------------------

THE ASSETS OF THE RELATED TRUST ARE THE SOLE SOURCE OF PAYMENTS ON THE RELATED SECURITIES. THE CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SERVICER OR ANY OF THEIR AFFILIATES, EXCEPT AS SET FORTH HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS WILL BE GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE SELLER, THE SERVICER OR ANY OF THEIR AFFILIATES, EXCEPT AS SET FORTH IN THE RELATED PROSPECTUS SUPPLEMENT. SEE "RISK FACTORS" PAGE 13.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                       -----------------------------------

     The Certificates may be sold from time to time by the Depositor through dealers or agents designated from time to time, through underwriting syndicates led by one or more managing underwriters or through one or more underwriters acting alone. See "Plan of Distribution." Affiliates of the Depositor may from time to time act as agents or underwriters in connection with the sale of Certificates. The terms of a particular offering will be set forth in the Prospectus Supplement related to such offering.

     Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of Certificates unless accompanied by the Prospectus Supplement relating to the offering of such Certificates.

--------------------------------------------------------------------------------
                The date of this Prospectus is September 2, 1998

(Cover continued from previous page)

     Each Series of Certificates will include one or more classes. The Certificates of any particular class may represent beneficial ownership interests in the related Mortgage Loans held by the related Trust Fund, or may represent debt secured by such Mortgage Loans, as described herein and in the related Prospectus Supplement. Any Series of Certificates may include one or more Classes or Subclasses of Certificates (the "Subordinated Certificates") that are subordinate in right of distributions to such rights of one or more of other Classes or Subclasses of such Series (the "Senior Certificates"). If specified in the applicable Prospectus Supplement, the relative interests of the Senior Certificates and the Subordinated Certificates of a Series in the Trust Fund may be subject to adjustment from time to time on the basis of distributions received in respect thereof (the "Shifting Interest Certificates"). If so specified in the applicable Prospectus Supplement, credit support may also be provided for any Series of Certificates in the form of a guarantee, letter of credit, mortgage pool insurance policy or other form of credit enhancement as described herein.

     Neither the Mortgage Loans nor the Contracts will be guaranteed or insured by any governmental agency or instrumentality or, except as specified in the related Prospectus Supplement, by any other person. The only obligations of the Depositor with respect to a Series of Certificates will be pursuant to certain limited representations and warranties made by the Depositor, to the extent described herein and in the related Prospectus Supplement. The Servicer with respect to a Series of Certificates relating to Mortgage Loans or Contracts will be named in the related Prospectus Supplement. The principal obligations of a Servicer will be limited to certain obligations pursuant to certain representations and warranties and to its contractual servicing obligations.

     An election may be made to treat each Trust Fund (or one or more segregated pools of assets therein) underlying a Series which includes MultiClass Certificates as a "real estate mortgage investment conduit" (a "REMIC") or, on or after September 1, 1997, as a Financial Asset Securitization Investment Trust ("FASIT") for federal income tax purposes. Series of Certificates for which a REMIC election has been made will include one or more Classes or Subclasses which constitute "regular interests" in the REMIC ("Regular Certificates") and one Class or Subclass with respect to each REMIC which constitutes the "residual interest" therein (the "Residual Certificates"). Series of Certificates for which a FASIT election has been made will include one or more Classes or Subclasses which constitute "regular interests" ("FASIT Regular Securities") and/or "high-yield interests" ("FASIT High-Yield Securities") and one Class or Subclass with respect to each FASIT which constitutes the "ownership interest" therein (the "FASIT Ownership Interest"). Alternatively, a Trust Fund may be treated as a grantor trust or as a partnership for federal income tax purposes, or may be treated for federal income tax purposes as a mere security device which constitutes a collateral arrangement for the issuance of debt. See "Certain Federal Income Tax Consequences."

     There will have been no public market for the Certificates of any Series prior to the offering thereof. No assurance can be given that such a market will develop, or that if such a market does develop, it will provide Certificateholders with liquidity of investment or will continue for the life of the Certificates.

                                     REPORTS

     In connection with each distribution and annually, Certificateholders will be furnished with statements containing information with respect to principal and interest payments and the related Trust Fund, as described herein and in the applicable Prospectus Supplement for such Series. Any financial information contained in such reports will not have been examined or reported upon by an independent public accountant. See "Servicing of the Mortgage Loans and Contracts -- Reports to Certificateholders." The Servicer for each Series relating to Mortgage Loans or Contracts will furnish periodic statements setting forth certain specified information to the related Trustee and, in addition, annually will furnish such Trustee with a statement from a firm of independent public accounts with respect to the examination of certain documents and records relating to the servicing of the Mortgage Loans or Contracts in the related Trust Fund. See "Servicing of the Mortgage Loans and Contracts -- Reports to the Trustee" and "Evidence as to Compliance." Copies of the monthly and annual statements provided by the Servicer to the Trustee will be furnished to Certificateholders of each Series upon request addressed to Prudential
Securities Secured Financing Corporation, One New York Plaza, 15th Floor, New York, New York 10292, Attention: Joseph Donovan (212) 778-1000.

                              AVAILABLE INFORMATION

     The Depositor has filed a Registration Statement (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with the Securities and Exchange Commission (the "Commission") with respect to the Certificates offered pursuant to this Prospectus. This Prospectus contains, and the Prospectus Supplement for each Series of Certificates will contain, a summary of the material terms of the documents referred to herein and therein, but neither contains nor will contain all of the information set forth in the Registration Statement of which this Prospectus is a part. For further information, reference is made to such Registration Statement and any amendments thereof and to the exhibits thereto. Copies of the Registration Statement may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 upon payment of the prescribed charges, or may be examined free of charge at the Commission's offices, 450 Fifth Street, N.W., Washington, D.C. 20549 or at the regional offices of the Commission located at Room 1400, 75 Park Place, New York, New York 10007 and Northwestern Atrium Center, 500 West Madison Street, Suite 400, Chicago, Illinois 60661-2511.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     There are incorporated herein by reference all documents and reports filed or caused to be filed by the Depositor with respect to a Trust Fund pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of any offering of Certificates evidencing interests therein. The Depositor will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more Classes of Certificates, a list identifying, all filings with respect to a Trust Fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, since the Depositor's latest fiscal year covered by its annual report on Form 10-K and a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such Classes of such Certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed to: Prudential Securities Secured Financing Corporation, One New York Plaza, 15th Floor, New York, New York 10292, telephone number (212) 778-1000, Attention: Joseph Donovan.

                              SUMMARY OF PROSPECTUS

     The following is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus, and by reference to the information with respect to each Series of Certificates contained in the related Prospectus Supplement. Certain capitalized terms used and not otherwise defined herein shall have the meanings given elsewhere in this Prospectus. An index indicating where certain terms used herein are defined appear at the end of this Prospectus.

Title of Securities............    Pass-Through    Certificates   (Issuable   in
                                   Series).

Depositor......................    Prudential   Securities   Secured   Financing
                                   Corporation,  formerly  known as P-B  Secured
                                   Financing  Corporation (the  "Depositor"),  a
                                   Delaware  corporation,   is  a  wholly  owned
                                   limited   purpose   finance   subsidiary   of
                                   Prudential    Securities   Group   Inc.   The
                                   Depositor's  principal  executive offices are
                                   located at One New York  Plaza,  15th  Floor,
                                   New York,  New York 10292,  and its telephone
                                   number   is   (212)   778-1000.    See   "The
                                   Depositor."

Unaffiliated Sellers...........    The Depositor will acquire the Mortgage Loans
                                   and Contracts  from one or more  institutions
                                   unaffiliated      with     the      Depositor
                                   ("Unaffiliated Sellers").

Trustee .......................    The Trustee  with respect to a Series will be
                                   specified    in   the   related    Prospectus
                                   Supplement.

Servicer .......................   The  Servicer  for each  Series  relating  to
                                   Mortgage Loans or Contracts will be specified
                                   in the applicable Prospectus Supplement.  The
                                   Servicer  will service the Mortgage  Loans or
                                   Contracts  comprising  each  Trust  Fund  and
                                   administer  each  Trust  Fund  pursuant  to a
                                   separate  Pooling  and  Servicing   Agreement
                                   (each, a "Pooling and Servicing  Agreement").
                                   The  Servicer  may  subcontract  all  or  any
                                   portion of its  obligations as Servicer under
                                   each  Pooling  and  Servicing   Agreement  to
                                   qualified      subservicers      (each,     a
                                   "Sub-Servicer")  but the Servicer will not be
                                   relieved   thereby  of  its  liability   with
                                   respect   thereto.   See  "Servicing  of  the
                                   Mortgage Loans and Contracts."

The Trust Funds.................   The   Trust   Fund   for   each   Series   of
                                   Certificates  may consist of any  combination
                                   of Mortgage Pool and/or  Contract Pools (each
                                   as defined  herein) and certain other related
                                   property,  as  specified  herein  and  in the
                                   applicable  Prospectus   Supplement.   Unless
                                   otherwise   specified   in   the   applicable
                                   Prospectus  Supplement,  each  Mortgage  Pool
                                   will  be  comprised  of  Mortgage   Loans  or
                                   Contracts or participations therein.

                                   Unless otherwise specified in the applicable Prospectus Supplement, each Contract Pool will consist of fixed or adjustable rate manufactured housing installment sale, contracts and installment loan agreements. Each Contract may be secured by a new or used Manufactured Home (as defined herein).

                                   Neither the Certificates, the interest thereon, nor the underlying Mortgage Loans are guaranteed by the United States nor do they constitute debts or obligations of the United States or any agency or instrumentality of the United States.

                                   The particular characteristics of each Trust Fund will be set forth in the applicable Prospectus Supplement.

Description of the
Certificates....................   The Certificates issued by any Trust Fund may
                                   represent  beneficial  ownership interests in
                                   the  related   Mortgage  Loans  held  by  the
                                   related  Trust Fund,  or may  represent  debt
                                   secured by such Mortgage  Loans, as described
                                   herein   and   in  the   related   Prospectus
                                   Supplement.   Certificates   which  represent
                                   beneficial ownership interests in the related
                                   Trust   Fund   will   be   referred   to   as
                                   "Certificates"  in  the  related   Prospectus
                                   Supplement; Certificates which represent debt
                                   issued  by the  related  Trust  Fund  will be
                                   referred   to  as  "Notes"  in  the   related
                                   Prospectus Supplement.

                                   With respect to Notes issued by the related Trust Fund, the related Trust Fund will enter into an indenture by and between such Trust Fund and the trustee named on such indenture, as set forth in the related Prospectus Supplement.

                                   Each Series of Certificates will be recourse to the assets of the related Trust Fund only. The sole source of payment for any Series of Certificates will be the assets of the related Trust Fund. The Certificates will not be obligations, either recourse or non-recourse (except for certain non-recourse debt described under "Certain Federal Income Tax Consequences"), of the Depositor, the Servicer or any Person other than the related Trust Fund. In the case of Certificates that represent beneficial ownership interest in the related Trust Fund, such Certificates will represent the ownership of such Trust Fund; with respect to Certificates which are Notes, such Notes will be secured by the related Trust Fund. Notwithstanding the foregoing, and as to be described in the related Prospectus Supplement, certain types of credit enhancement, such as a financial guaranty insurance policy or a letter of credit, may constitute a full recourse obligation of the issue of such credit enhancement.

                                   Each Series will consist of one or more Classes of Certificates which may be (i)
                                   Standard Certificates, (ii) Multi-Class Certificates or (iii) Stripped Certificates. Any Class of Certificates may be divided into two or more Subclasses and any Class of Standard Certificates may be divided into Subclasses which consist of Multi-Class Certificates. The Depositor will cause each Trust Fund (or one or more segregated pools of assets therein) with respect to a Series which includes Standard Certificates redeemable on a random lot basis, Multi-Class Certificates or Shifting Interest Certificates to elect to be treated as a

                                   REMIC. In addition, any Series with respect to which an election has been made to treat the Trust Fund (or one or more segregated pools of assets therein) as a REMIC will include one Class or one Subclass of Residual Certificates as to each REMIC. The Residual Certificates of a Series, if offered hereby, will represent the right to receive distributions with respect to the related Trust Fund as specified in the related Prospectus Supplement. Unless otherwise specified in the applicable Prospectus Supplement, the Certificates will be offered only in fully registered form.

A.       Standard
         Certificates...........   Unless  otherwise  provided in the applicable
                                   Prospectus Supplement,  Standard Certificates
                                   of a Series will each  evidence a  fractional
                                   undivided  beneficial  ownership  interest in
                                   the related  Trust Fund and will  entitle the
                                   holder thereof to its proportionate  share of
                                   a percentage of all of the payments and other
                                   receipts with respect to the principal of and
                                   interest (to the extent of the applicable Net
                                   Mortgage  Rate or Net  Contract  Rate) on the
                                   related  Mortgage  Loans  or  Contracts.   If
                                   specified   in  the   applicable   Prospectus
                                   Supplement, with respect to any Class of Standard Certificates of a Series for which a REMIC election has been made, distributions of principal may be allocated among the Certificateholders of such Class on a pro rata, random lot or such other basis as is specified in such Prospectus Supplement.

B.       Multi-Class
         Certificates...........   Multi-Class  Certificates  of a  Series  will
                                   consist   of   Certificates   each  of  which
                                   evidences a beneficial  ownership interest in
                                   the related Trust Fund and will be assigned a
                                   Stated  Amount,  which  may  be  based  on an
                                   amount  of   principal   of  the   underlying
                                   Mortgage  Loans or  Contracts or on the value
                                   of future cash flows from the  related  Trust
                                   Fund without  distinction  as to principal or
                                   interest and an Interest  Rate which may be a
                                   fixed rate  (which may be zero) or a variable
                                   rate or which will otherwise  accrue interest
                                   as  specified  in the  applicable  Prospectus
                                   Supplement.   The  holder  of  a  Multi-Class
                                   Certificate  will be entitled to receive,  to
                                   the  extent  funds  are  available  therefor,
                                   interest  payments on the outstanding  Stated
                                   Amount  thereof  at the  applicable  Interest
                                   Rate  or  as   otherwise   specified  in  the
                                   applicable    Prospectus    Supplement    and
                                   distributions  in  reduction  of such  Stated
                                   Amount determined in the manner and applied in the priority set forth in the applicable
                                   Prospectus Supplement.

C.       Stripped
         Certificates...........   Stripped  Certificates  will each evidence an
                                   undivided beneficial ownership interest in the related Trust Fund and will entitle the holder thereof to its proportionate share of a specified portion (which may be zero) of principal payments and/or a specified portion
                                   (which may be zero) of interest payments (to the extent of the applicable Net Mortgage
                                   Interest Rate) on the related Mortgage Loans.

Pooling and Servicing
Agreement.......................   The  Certificates  of  each  Series  will  be
                                   issued  pursuant to a Pooling  and  Servicing
                                   Agreement among the Depositor, the Servicer, if any, and the Trustee.

Cut-Off Date....................   The   date   specified   in  the   applicable
                                   Prospectus Supplement.

Distribution Dates..............   Unless otherwise  specified in the applicable
                                   Prospectus   Supplement,   distributions   on
                                   Standard     Certificates     or     Stripped
                                   Certificates  will be made  on the  25th  day
                                   (or, if such day is not a business day, the business day following the 25th day) of each month, commencing with the month following the month in which the applicable Cut-Off
                                   Date  occurs.  Distributions  on  Multi-Class
                                   Certificates will be made monthly, quarterly, or semiannually, on the dates specified in the applicable Prospectus Supplement. The dates upon which such distributions are made are referred to herein as the "Distribution
                                   Dates."

Record Dates....................   Distributions    will   be   made   on   each
                                   Distribution Date set forth in the Prospectus
                                   Supplement to Certificateholders of record at the close of business on the last business day of the month preceding the month in which such Distribution Date occurs or such other date as may be set forth in the Prospectus
                                   Supplement (the "Record Date").

Interest .......................   With  respect  to a  Series  of  Certificates
                                   consisting   of  Standard   Certificates   or
                                   Stripped   Certificates,   unless   otherwise
                                   specified   in  the   applicable   Prospectus
                                   Supplement,  interest on the related Mortgage
                                   Loans,  Mortgage Certificates or Contracts at
                                   the   applicable   pass-through   rate   (the
                                   "Pass-Through  Rate"),  as set  forth  in the
                                   applicable  Prospectus  Supplement,  will  be
                                   passed through  monthly on each  Distribution
                                   Date to holders  thereof,  in accordance with
                                   the    particular    terms   of   each   such
                                   Certificate.     Holders    of    Multi-Class
                                   Certificates  will receive  distributions  of
                                   interest at the applicable  Interest Rate, if
                                   any, on the Stated Amount or Notional  Amount
                                   of  such   Certificates,   or  as   otherwise
                                   specified   in  the   applicable   Prospectus
                                   Supplement,   without   regard   to  the  Net
                                   Mortgage  Rates or Net Contract  Rates on the
                                   underlying   Mortgage   Loans  or  Contracts.
                                   Unless otherwise  specified in the applicable
                                   Prospectus  Supplement,   the  "Net  Mortgage
                                   Rate"  for  each  Mortgage  Loan  in a  given
                                   period will equal the Mortgage  Rate for such
                                   Mortgage  Loan in such period (the  "Mortgage
                                   Rate")  less any Fixed  Retained  Yield,  and
                                   less the Servicing  Fee (as defined  herein).
                                   Unless otherwise  specified in the applicable
                                   Prospectus  Supplement,   the  "Net  Contract
                                   Rate"  for each  Contract  in a given  period
                                   will  equal  the   Contract   Rate  for  such
                                   Contract in such period (the "Contract Rate")
                                   less any Fixed Retained  Yield,  and less the
                                   Servicing  Fee.  The  "Servicing   Fee"  with
                                   respect to each  Mortgage Loan or Contract is
                                   an  amount   reserved  for   servicing   such
                                   Mortgage Loan or Contract and administration of the related Trust Fund.

Principal (including
prepayments)....................   With  respect  to a  Series  of  Certificates
                                   consisting   of  Standard   Certificates   or
                                   Stripped   Certificates,   unless   otherwise
                                   specified   in  the   applicable   Prospectus
                                   Supplement,   principal  payments  (including
                                   prepayments received on each related Mortgage
                                   Loan or Contract  during the month  preceding
                                   the  month  in  which  a  Distribution   Date
                                   occurs) will be passed  through to holders on
                                   such  Distribution  Date, in accordance  with
                                   the    particular    terms   of   each   such
                                   Certificate.

Distributions in
Reduction of
Stated Amount...................   With  respect to each Class and  Subclass  of
                                   Multi-Class  Certificates,  distributions  in
                                   reduction  of Stated  Amount  will be made on
                                   each  Distribution Date to the holders of the
                                   Certificates  of such Class and Subclass then
                                   entitled to receive such distributions  until
                                   the  aggregate  amount of such  distributions
                                   have  reduced the Stated  Amount of each such
                                   Class and Subclass of  Certificates  to zero.
                                   Distributions  in reduction of Stated  Amount
                                   will  be  allocated   among  the  Classes  or
                                   Subclasses of such Certificates in the manner
                                   specified   in  the   applicable   Prospectus
                                   Supplement.  Distributions  in  reduction  of
                                   Stated  Amount  with  respect to any Class or
                                   Subclass  of  Multi-Class  Certificates  of a
                                   Series  may be made on a pro  rata or  random
                                   lot or such other  basis as is  specified  in
                                   the  applicable  Prospectus  Supplement.  See
                                   "Description    of   the    Certificates   --
                                   Distributions          to         Multi-Class
                                   Certificateholders."

Forward Commitments;
Pre-Funding.....................   A Trust  Fund  may  enter  into an  agreement
                                   (each, a "Forward  Purchase  Agreement") with
                                   the  Depositor  whereby  the  Depositor  will
                                   agree to transfer  additional  Mortgage Loans
                                   to such  Trust  Fund  following  the  date on
                                   which such Trust Fund is established  and the
                                   related  Certificates are issued. Any Forward
                                   Purchase  Agreement  will  require  that  any
                                   Mortgage Loans so transferred to a Trust Fund
                                   conform to the requirements specified in such
                                   Forward  Purchase  Agreement.  If  a  Forward
                                   Purchase  Agreement  is to be  utilized,  and
                                   unless  otherwise  specified  in the  related
                                   Prospectus  Supplement,  the related  Trustee
                                   will be required  to deposit in a  segregated
                                   account (each,  a "Pre-Funding  Account") all
                                   or a portion of the proceeds  received by the
                                   Trustee in connection with the sale of one or
                                   more classes of  Certificates  of the related
                                   Series; subsequently, the additional Mortgage
                                   Loans  will  be  transferred  to the  related
                                   Trust Fund in exchange for money  released to
                                   the  Depositor  from the related  Pre-Funding
                                   Account  in  one  or  more  transfers.   Each
                                   Forward   Purchase   Agreement   will  set  a
                                   specified   period   during  which  any  such
                                   transfers  must occur.  The Forward  Purchase
                                   Agreement   or  the   related   Pooling   and
                                   Servicing Agreement will require that, if all
                                   moneys    originally    deposited   to   such
                                   Pre-Funding  Account  are  not so used by the
                                   end  of  such  specified  period,   then  any
                                   remaining   moneys   will  be  applied  as  a
                                   mandatory prepayment of the related class or classes of Certificates as specified in the related Prospectus Supplement.

Credit Enhancement
A.          By Subordination....   A Series of  Certificates  may include one or
                                   more   Classes   or   Subclasses   of  Senior
                                   Certificates  and  one  or  more  Classes  or
                                   Subclasses of Subordinated Certificates.  The
                                   rights  of  the   holders   of   Subordinated
                                   Certificates   of   a   Series   to   receive
                                   distributions  with  respect  to the  related
                                   Mortgage   Loans   or   Contracts   will   be
                                   subordinated to such rights of the holders of
                                   the Senior Certificates of the same Series to
                                   the  extent   (the   "Subordinated   Amount")
                                   specified   herein  and  in  the   applicable
                                   Prospectus Supplement.  This subordination is
                                   intended  to enhance  the  likelihood  of the
                                   timely      receipt     by     the     Senior
                                   Certificateholders   of  their  proportionate
                                   share  of  scheduled  monthly  principal  and
                                   interest  payments  on the  related  Mortgage
                                   Loans  or   Contracts   and  to  reduce   the
                                   likelihood that the Senior Certificateholders
                                   will   experience   losses.   The  Prospectus
                                   Supplement   for   Series   of   Certificates
                                   including  a  subordination  feature may also
                                   specify the allocation of  distributions  and
                                   priority of payments of principal,  or Stated
                                   Amount,   and  interest  among  one  or  more
                                   Classes or Subclasses of Senior  Certificates
                                   of such Series.  The  protection  afforded to
                                   Senior Certificateholders of a Series will be
                                   effected   by  a   preferential   right,   as
                                   specified   in  the   applicable   Prospectus
                                   Supplement, of such Senior Certificateholders
                                   to receive, on any Distribution Date, current
                                   distributions  on the related  Mortgage Loans
                                   or  Contracts  and  (if so  specified  in the
                                   applicable  Prospectus   Supplement)  by  the
                                   establishment   of  a   reserve   fund   (the
                                   "Subordination   Reserve   Fund")   for  such
                                   Series. Any Subordination Reserve Fund may be
                                   funded  initially  with a  deposit  of  cash,
                                   instruments   or   securities  in  an  amount
                                   specified   in  the   applicable   Prospectus
                                   Supplement   and,  if  so  specified  in  the
                                   related   Prospectus   Supplement,   may   be
                                   augmented by the  retention of  distributions
                                   which otherwise would have been available for
                                   distribution     to     the      Subordinated
                                   Certificateholders  in the  manner and to the
                                   extent specified in the applicable Prospectus
                                   Supplement.  The  Subordination  Reserve Fund
                                   for a Series may be funded and  maintained in
                                   such  other  manner  as is  specified  in the
                                   related    Prospectus     Supplement.     The
                                   maintenance of any Subordination Reserve Fund
                                   would   be   intended    to   preserve    the
                                   availability of the subordination provided by
                                   the Subordinated  Certificates and to provide
                                   liquidity,  but in certain  circumstances the
                                   Subordination  Reserve Fund could be depleted
                                   and,   if   other   amounts   available   for
                                   distribution are insufficient,  shortfalls in
                                   distributions       to       the       Senior
                                   Certificateholders   could   result.   Unless
                                   otherwise specified in the related Prospectus
                                   Supplement,  until the Subordinated Amount is
                                   reduced  to zero,  Senior  Certificateholders
                                   will be entitled to receive the amount of any
                                   such shortfall, together with interest at the
                                   applicable Pass-Through Rate, Interest  Rate,
                                   or  at  such  other  rate  specified  in  the
                                   applicable Prospectus Supplement, as the case
                                   may be, on the next Distribution Date. Senior
                                   Certificateholders  will bear  their pro rata
                                   share of any losses  realized  on the related
                                   Mortgage  Loans or Contracts in excess of the
                                   applicable   Subordinated   Amount.   If   so
                                   specified   in  the   applicable   Prospectus
                                   Supplement,   the   protection   afforded  to
                                   holders of Senior Certificates of a Series by
                                   the   subordination   of  certain  rights  of
                                   holders of Subordinated  Certificates of such
                                   Series  to   distributions   on  the  related
                                   Mortgage  Loans or Contracts  may be effected
                                   by a method other than that described  above,
                                   such as,  in the  event  that the  applicable
                                   Trust Fund (or one or more  segregated  pools
                                   of assets  therein) elects to be treated as a
                                   REMIC, the reallocation from time to time, on
                                   the   basis   of   distributions   previously
                                   received,   of  the   respective   percentage
                                   interests of the Senior  Certificates and the
                                   Subordinated   Certificates  in  the  related
                                   Trust   Fund.   See   "Description   of   the
                                   Certificates --  Distributions  to Percentage
                                   Certificateholders   --   Shifting   Interest
                                   Certificates."

B.       By Other Methods.......   The Certificates of any Series, or any one or
                                   more Classes thereof,  may be entitled to the
                                   benefits  of a  guarantee,  letter of credit,
                                   mortgage pool insurance policy,  surety bond,
                                   reserve fund, spread account,  application of
                                   excess interest to principal or other form of
                                   credit   enhancement   as  specified  in  the
                                   applicable   Prospectus    Supplement.    See
                                   "Description of the Certificates" and "Credit
                                   Support."

Advances........................   Under the Pooling and Servicing Agreement for
                                   each Series  relating  to  Mortgage  Loans or
                                   Contracts,  unless otherwise  provided in the
                                   applicable Prospectus Supplement, the related
                                   Servicer  will be obligated to make  advances
                                   of  cash   ("Advances")  to  the  Certificate
                                   Account (as  defined  herein) in the event of
                                   delinquencies  in  payments  on the  Mortgage
                                   Loans or  Contracts  to the extent  described
                                   herein  and  in  the  applicable   Prospectus
                                   Supplement  and only to the  extent  that the
                                   Servicer  determines  such Advances  would be
                                   recoverable    from   future   payments   and
                                   collections   on  the   Mortgage   Loans   or
                                   Contracts.  Any Advances made by the Servicer
                                   will   ultimately  be   reimbursable  to  the
                                   Servicer from the  Certificate  Account.  See
                                   "Servicing   of  the   Mortgage   Loans   and
                                   Contracts   --   Advances   and   Limitations
                                   Thereon."

Early Termination...............   If so  specified  in the  related  Prospectus
                                   Supplement, a Series of Certificates may be subject to early termination through the repurchase of the assets in the related Trust
                                   Fund by the person or persons, under the circumstances and in the manner specified in such Prospectus Supplement. See "Prepayment and Yield Considerations."

Legal Investment................   If so specified in the Prospectus Supplement,
                                   one or more classes of  Certificates  offered
                                   pursuant to this  Prospectus  will constitute
                                   "mortgage   related   securities"  under  the
                                   Secondary  Mortgage Market Enhancement Act of
                                   1984 ("SMMEA"),  so long as they are rated in
                                   one of the two highest  rating  categories by
                                   at   least   one    "nationally    recognized
                                   statistical rating organization. As "mortgage
                                   related    securities,"   such   Certificates
                                   offered  pursuant  to  this  Prospectus  will
                                   constitute  legal   investments  for  certain
                                   types  of  institutional   investors  to  the
                                   extent  provided  in  SMMEA  subject,  in any
                                   case,  to any  other  regulations  which  may
                                   govern   investments  by  such  institutional
                                   investors.  Since  certain  other  classes of
                                   Certificates   offered   pursuant   to   this
                                   Prospectus   will   not   either    represent
                                   interests  in, or be secured  by,  qualifying
                                   mortgage loans,  such  Certificates  will not
                                   constitute   "mortgage  related   securities"
                                   under SMMEA. No  representation is made as to
                                   the  appropriate   characterization   of  any
                                   Certificates   under  any  laws  relating  to
                                   investment   restrictions,    as   to   which
                                   investors    should   consult   their   legal
                                   advisors. See "Legal Investment".

ERISA Limitations...............   A  fiduciary  of any  employee  benefit  plan
                                   subject  to  the   fiduciary   responsibility
                                   provisions of the Employee  Retirement Income
                                   Security Act of 1974,  as amended  ("ERISA"),
                                   including the  prohibited  transaction  rules
                                   thereunder,    and   to   the   corresponding
                                   provisions  of the  Internal  Revenue Code of
                                   1986,   as  amended  (the   "Code"),   should
                                   carefully  review with its own legal advisors
                                   whether   the    purchase   or   holding   of
                                   Certificates could give rise to a transaction
                                   prohibited or otherwise  impermissible  under
                                   ERISA    or    the    Code.     See    "ERISA
                                   Considerations."

Certain Federal Income
Tax Consequences ...............   Securities  of each   series  offered  hereby
                                   will,   for   federal  income  tax  purposes,
                                   constitute   either (i)  interests  ("Grantor
                                   Trust  Securities")   in a Trust treated as a
                                   grantor trust under  applicable provisions of
                                   the Code, (ii)  "regular  interests"  ("REMIC
                                   Regular Securities") or "residual interests"
                                   ("REMIC  Residual   Securities")  in a  Trust
                                   treated   as  a  REMIC   (or,    in   certain
                                   instances,  containing   one or more REMIC's)
                                   under  Sections  860A   through  860G  of the
                                   Code,  (iii) debt   issued by a Trust  ("Debt
                                   Securities"), (iv) interests in a Trust which
                                   is  treated as a   partnership  ("Partnership
                                   Interests"),  or,  on or after  September  1,
                                   1997,    (v)  "regular   interests"   ("FASIT
                                   Regular  Securities"), "high-yield interests"
                                   ("FASIT   High-Yield   Securities")    or  an
                                   ownership  interest  in a Trust  treated as a
                                   FASIT   (or,   in    certain    circumstances
                                   containing one or  more FASITs under Sections
                                   860H through 860L  of the Code.

                                   Investors are advised to consult their tax advisors and to review "Certain Federal Income Tax Consequences" herein and in the related Prospectus Supplement.

Rating   .......................   At the date of  issuance  of each  Series  of
                                   Certificates,    the   Certificates   offered
                                   pursuant to the related Prospectus Supplement
                                   will  be  rated  in one of the  four  highest
                                   rating categories by at least one statistical
                                   rating  organization  that has been requested
                                   by the Depositor to rate such Certificates (a
                                   "Rating Agency").  Such ratings will address,
                                   in the  opinion of such  Rating  Agency,  the
                                   likelihood  that the related  Trust Fund will
                                   be able to make timely payment of all amounts
                                   due on the related Series of  Certificates in
                                   accordance  with  the  terms  thereof.   Such
                                   ratings will neither address any prepayment or yield considerations applicable to any Certificates nor constitute a recommendation to buy, sell or hold any Certificates.

                                   The ratings expected to be received with respect to any Certificates will be set forth in the related Prospectus Supplement.

                                  RISK FACTORS

         Investors should consider, among other things, the following factors in connection with the purchase of the Certificates.

         Limited Liquidity. There can be no assurance that a secondary market for the Certificates of any series or class will develop or, if it does develop, that it will provide Certificateholders with liquidity of investment or that it will continue for the life of the Certificates of any series. The Prospectus Supplement for any series of Certificates may indicate that an underwriter specified therein intends to establish a secondary market in such Certificates; however, no underwriter will be obligated to do so. Unless otherwise specified in the related Prospectus Supplement, the Certificates will not be listed on any securities exchange.

         Limited Obligations. The Certificates will not represent an interest in or obligation, either recourse or non-recourse (except for certain non-recourse debt described under "Certain Federal Income Tax Consequences"), of the Depositor, the Servicer or any person other than the related Trust. The only obligations of the foregoing entities with respect to the Certificates or the Mortgage Loans will be the obligations (if any) of the Depositor and the Servicer pursuant to certain limited representations and warranties made with respect to the Mortgage Loans, the Servicer's servicing obligations under the related Pooling and Servicing Agreement (including its limited obligation, if any, to make certain advances in the event of delinquencies on the Mortgage Loans, but only to the extent deemed recoverable) and, if and to the extent expressly described in the related Prospectus Supplement, certain limited obligations of the Depositor, Servicer, applicable Sub-Servicer, or another party in connection with a purchase obligation ("Purchase Obligation") or an agreement to purchase or act as remarketing agent with respect to a Convertible Mortgage Loan upon conversion to a fixed rate. Notwithstanding the foregoing, and as to be described in the related Prospectus Supplement, certain types of Credit Enhancement, such as a financial guaranty insurance policy or a letter of credit, may constitute a full recourse obligation of the issuer of such Credit Enhancement. Except as described in the related Prospectus Supplement, neither the Certificates nor the underlying Mortgage Loans will be guaranteed or insured by any governmental agency or instrumentality, or by the Depositor, the Servicer, any Sub-Servicer or any of their affiliates. Proceeds of the assets included in the related Trust Fund for each series of Certificates (including the Mortgage Loans and any form of Credit Enhancement) will be the sole source of payments on the Certificates, and there will be no recourse to the Depositor or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the Certificates.

         Limitations, Reduction and Substitution of Credit Enhancement. With respect to each series of Certificates, Credit Enhancement will be provided in limited amounts to cover certain types of losses on the underlying Mortgage Loans. Credit Enhancement will be provided in one or more of the forms referred to herein, including, but not limited to: a letter of credit; a Purchase Obligation; a mortgage pool insurance policy; a special hazard insurance policy; a bankruptcy bond; a reserve fund; a financial guaranty insurance policy or other type of Credit Enhancement to provide partial coverage for certain defaults and losses relating to the Mortgage Loans. Credit Enhancement also may be provided in the form of the related class of Certificates, subordination of one or more classes of Certificates in a series under which losses in excess of those absorbed by any related class of Certificates are first allocated to any Subordinate Certificates up to a specified limit, cross-support among Trust Fund Assets and/or overcollateralization. See "Credit Support -- Subordination" and "Other Credit Enhancement." Regardless of the form of Credit Enhancement provided, the coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. Furthermore, such Credit Enhancements may provide only very limited coverage as to certain types of losses, and may provide no coverage as to certain other types of losses. Generally, Credit Enhancements do not directly or indirectly guarantee to the investors any specified rate of prepayments. The Servicer will generally be permitted to reduce, terminate or substitute all or a portion of the Credit Enhancement for any series of Certificates, if the applicable Rating Agency indicates that the then-current rating thereof will not be adversely affected. To the extent not set forth herein, the amount and types of coverage, the identification of any entity providing the coverage, the terms of any subordination and related information will be set forth in the Prospectus Supplement relating to a series of Certificates. See "Credit Support - - Subordination" and "Other Credit Enhancement."

Risks of the Mortgage Loans

         Risk of the Losses Associated with Junior Liens. Certain of the Mortgage Loans will be secured by junior Liens subordinate to the rights of the mortgagee or beneficiary under each related senior mortgage or deed of trust. As a result, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the principal balance of a mortgage loan only to the extent that the claims, if any, of each such senior mortgagee or beneficiary are satisfied in full, including any related foreclosure costs. In addition, a mortgagee secured by a junior Lien may not foreclose on the related mortgaged property unless it forecloses subject to the related senior mortgage or mortgages, in which case it must either pay the entire amount of each senior mortgage to the applicable mortgagee at or prior to the foreclosure sale or undertake the obligation to make payments on each senior mortgage in the event of default thereunder. In servicing junior lien loans in its portfolio, it has been the practice of the Servicer to satisfy each such senior mortgage at or prior to the foreclosure sale only to the extent that it determines any amounts so paid will be recoverable from future payments and collections on such junior Lien loans or otherwise. The Trusts will not have any source of funds to satisfy any such senior mortgage or make payments due to any senior mortgagee. See "Certain Legal Aspects of Mortgage Loans and Contracts -- Foreclosure."

         Risk of Losses Associated with Declining Real Estate Values. An investment in securities such as the Certificates that generally represent beneficial ownership interests in the Mortgage Loans or debt secured by such Mortgage Loans may be affected by, among other things, a decline in real estate values and changes in the borrowers' financial condition. No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of any senior Liens, the Mortgage Loans and any secondary financing on the Mortgaged Properties in a particular Mortgage Pool become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the nonconforming credit mortgage lending industry. Such a decline could extinguish the interest of the related Trust in the Mortgaged Properties before having any effect on the interest of the related senior mortgagee. In addition, in the case of Mortgage Loans that are subject to negative amortization, due to the addition to principal balance of deferred interest ("Deferred Interest"), the principal balances of such Mortgage Loans could be increased to an amount equal to or in excess of the value of the underlying Mortgaged Properties, thereby increasing the likelihood of default. To the extent that such losses are not covered by the applicable Credit Enhancement, holders of Certificates of the series evidencing interests in the related Mortgage Pool will bear all risk of loss resulting from default by Mortgagors and will have to look primarily to the value of the Mortgaged Properties for recovery of the outstanding principal and unpaid interest on the defaulted Mortgage Loans.

         Risk of Losses Associated with Certain Non-Conforming and Non-Traditional Loans. The Depositor's underwriting standards consider, among other things, a mortgagor's credit history, repayment ability and debt service-to-income ratio, as well as the value of the property; however, the Depositor's Mortgage Loan program generally provides for the origination of Mortgage Loans relating to non-conforming credits. Certain of the types of loans that may be included in the Pools may involve additional uncertainties not present in traditional types of loans. For example, certain of the Mortgage Loans may provide for escalating or variable payments by the borrower under the Mortgage Loan (the "Mortgagor"), as to which the Mortgagor is generally qualified on the basis of the initial payment amount. In some instances the Mortgagors' income may not be sufficient to enable them to continue to make their loan payments as such payments increase and thus the likelihood of default will increase. For a more detailed discussion, see "Underwriting Guidelines."

         Risk of Losses Associated with Balloon Loans. Certain of the Mortgage Loans may constitute "Balloon Loans." Balloon Loans are originated with a stated maturity of less than the period of time of the corresponding amortization schedule. Consequently, upon the maturity of a Balloon Loan, the Mortgagor will be required to make a "balloon" payment that will be significantly larger than such Mortgagor's previous monthly payments. The ability of such a Mortgagor to repay a Balloon Loan at maturity frequently will depend on such borrower's ability to refinance the Mortgage Loan. The ability of a Mortgagor to refinance such a Mortgage Loan will be affected by a number of factors, including the level of available mortgage rates at the time, the value of the related
Mortgaged Property, the Mortgagor's equity in the related Mortgaged Property, the financial condition of the Mortgagor, the tax laws and general economic conditions at the time.

         Although a low interest rate environment may facilitate the refinancing of a balloon payment, the receipt and reinvestment by Certificateholders of the proceeds in such an environment may produce a lower return than that previously received in respect of the related Mortgage Loan. Conversely, a high interest rate environment may make it more difficult for the Mortgagor to accomplish a refinancing and may result in delinquencies or defaults. None of the Depositor, the Servicer, any Sub-Servicer or the Trustee will be obligated to provide funds to refinance any Mortgage Loan, including Balloon Loans.

         Risk of Losses Associated with ARM Loans. ARM Loans may be underwritten on the basis of an assessment that Mortgagors will have the ability to make payments in higher amounts after relatively short periods of time. In some instances, Mortgagors' income may not be sufficient to enable them to continue to make their loan payments as such payments increase and thus the likelihood of default will increase.

         Risk of Losses Associated with Bankruptcy of Mortgagors. General economic conditions have an impact on the ability of borrowers to repay Mortgage Loans. Loss of earnings, illness and other similar factors also may lead to an increase in delinquencies and bankruptcy filings by borrowers. In the event of personal bankruptcy of a Mortgagor, it is possible that a Trust could experience a loss with respect to such Mortgagor's Mortgage Loan. In conjunction with a Mortgagor's bankruptcy, a bankruptcy court may suspend or reduce the payments of principal and interest to be paid with respect to such Mortgage Loan or permanently reduce the principal balance of such Mortgage Loan thereby either delaying or permanently limiting the amount received by the Trust with respect to such Mortgage Loan. Moreover, in the event a bankruptcy court prevents the transfer of the related Mortgaged Property to a Trust, any remaining balance on such Mortgage Loan may not be recoverable.

         Risk of Losses Associated with Foreclosure of Mortgaged Properties. Even assuming that the Mortgaged Properties provide adequate security for the Mortgage Loans, substantial delays could be encountered in connection with the liquidation of defaulted Mortgage Loans and corresponding delays in the receipt of related proceeds by the Certificateholders could occur. An action to foreclose on a Mortgaged Property securing a Mortgage Loan is regulated by state statutes, rules and judicial decisions and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a Mortgaged Property. In the event of a default by a Mortgagor, these restrictions, among other things, may impede the ability of the Servicer to foreclose on or sell the Mortgaged Property or to obtain liquidation proceeds (net of expenses) ("Liquidation Proceeds") sufficient to repay all amounts due on the related Mortgage Loan. The Servicer will be entitled to deduct from Liquidation Proceeds all expenses reasonably incurred in attempting to recover amounts due on the related liquidated Mortgage Loan ("Liquidated Mortgage Loan") and not yet repaid, including payments to prior lienholders, accrued Servicing Fees, legal fees and costs of legal action, real estate taxes, and maintenance and preservation expenses. In the event that any Mortgaged Properties fail to provide adequate security for the related Mortgage Loans and insufficient funds are available from any applicable Credit Enhancement, Certific- ateholders could experience a loss on their investment.

         Liquidation expenses with respect to defaulted mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer takes the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a larger principal balance, the amount realized after expenses of liquidation would be less as a percentage of the outstanding principal balance of the smaller principal balance mortgage loan than would be the case with a larger principal balance loan.

         Under environmental legislation and judicial decisions applicable in various states, a secured party that takes a deed in lieu of foreclosure, or acquires at a foreclosure sale a mortgaged property that, prior to foreclosure, has been involved in decisions or actions which may lead to contamination of a property, may be liable for the costs of cleaning up the purportedly contaminated site. Although such costs could be substantial, it is unclear whether they would be imposed on a holder of a mortgage note (such as a Trust) which, under the terms of the Pooling and Servicing Agreement, is not required to take an active role in operating the Mortgaged Properties. See "Certain Legal Aspects of Mortgage Loans and Contracts -- Environmental Risks."

         Certain of the Mortgaged Properties relating to Mortgage Loans may not be owner occupied. It is possible that the rate of delinquencies, foreclosures and losses on Mortgage Loans secured by nonowner occupied properties could be higher than for loans secured by the primary residence of the borrower.

         Litigation. Any material litigation relating to the Depositor or the Servicer will be specified in the related Prospectus Supplement.

         Geographic Concentration of Mortgaged Properties. Certain geographic regions from time to time will experience weaker regional economic conditions and housing markets than will other regions, and, consequently, will experience higher rates of loss and delinquency on mortgage loans generally. The Mortgage Loans underlying certain series of Certificates may be concentrated in such regions, and such concentrations may present risk considerations in addition to those generally present for similar mortgage loan asset-backed securities without such concentrations. Information with respect to geographic concentration of Mortgaged Properties will be specified in the related Prospectus Supplement or related current report on Form 8-K.

         Legal Considerations. Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of the Depositor and the Servicer and Sub-Servicers. In addition, most states have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices that may apply to the origination, servicing and collection of the Mortgage Loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Servicer to collect all or part of the principal of or interest on the Mortgage Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the Servicer to damages and administrative sanctions. See "Certain Legal Aspects of Mortgage Loans and Contracts."

         The Mortgage Loans may also be subject to federal laws, including: (i) the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder and the Real Estate Settlement Procedures Act and Regulation X promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the Mortgage Loans; (ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and (iii) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and general principles of equity may limit the ability of the Servicer to collect all or part of the principal of or interest on the Mortgage Loans, may entitle the borrower to rescind the loan or to a refund of amounts previously paid and, in addition, could subject the Servicer to damages and administrative sanctions. If the Servicer is unable to collect all or part of the principal or interest on the Mortgage Loans because of a violation of the aforementioned laws, public policies or general principles of equity then the Trust may be delayed or unable to repay all amounts owed to Investors. Furthermore, depending upon whether damages and sanctions are assessed against the Servicer or the Depositor, such violations may materially impact the financial ability of the Depositor to continue to act as Servicer or the ability of the Depositor to repurchase or replace Mortgage Loans if such violation breaches a representation or warranty contained in a Pooling and Servicing Agreement.

         Collections on the Mortgage Loans may vary due to the level of incidence of delinquent payments and of prepayments. Collections on the Mortgage Loans may also vary due to seasonal purchasing and payment habits of borrowers.

         Book-Entry Registration. Issuance of the Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary trading market since investors may be unwilling to purchase Certificates for which they cannot obtain definitive physical securities representing such Certificateholders' interests, except in certain circumstances described in the related Prospectus Supplement.

         Since transactions in Certificates will, in most cases, be able to be effected only through DTC, direct or indirect participants in DTC's book-entry system ("Direct or Indirect Participants") and certain banks, the ability of a Certificateholder to pledge a Certificate to persons or entities that do not participate in the DTC system, or otherwise to take actions in respect of such Certificates, may be limited due to lack of a physical certificate representing the Certificates.

     Certificateholders may experience some delay in their receipt of distributions of interest on and principal of the Certificates since distributions may be required to be forwarded by the Trustee to DTC and, in such a case, DTC will be required to credit such distributions to the accounts of its Participants which thereafter will be required to credit them to the accounts of the applicable class of Certificateholders either directly or indirectly through Indirect Participants. See "Description of the Certificates."

     The Status of the Mortgage Loans in the Event of Bankruptcy of the Depositor. In the event of the bankruptcy of the Depositor at a time when it or any affiliate thereof holds a Certificate, a trustee in bankruptcy of the Depositor, or its creditors could attempt to recharacterize the sale of the Mortgage Loans to the related Trust as a borrowing by the Depositor or such affiliate with the result, if such recharacterization is upheld, that the Certificateholders would be deemed creditors of the Depositor or such affiliate, secured by a pledge of the Mortgage Loans. If such an attempt were successful, it could prevent timely payments of amounts due to the Trust.

     Limitations on Interest Payments and Foreclosures. Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), or similar state legislation, a Mortgagor who enters military service after the origination of the related Mortgage Loan (including a Mortgagor who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such Mortgagor's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such action could have an effect, for an indeterminate period of time, on the ability of the Servicer to collect full amounts of interest on certain of the Mortgage Loans. In addition, the Relief Act imposes limitations that would impair the ability of the Servicer to foreclose on an affected Mortgage Loan during the Mortgagor's period of active duty status. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion.

     Certificate Rating. The rating of Certificates credit enhanced through external Credit Enhancement such as a letter of credit, financial guaranty insurance policy or mortgage pool insurance will depend primarily on the creditworthiness of the issuer of such external Credit Enhancement device (a "Credit Enhancer"). Any reduction in the rating assigned to the claims-paying ability of the related Credit Enhancer below the rating initially given to the Certificates would likely result in a reduction in the rating of the Certificates. See "Ratings" in the Prospectus Supplement.

                                 THE TRUST FUNDS

General

     The Trust Fund for each Series of Certificates will consist primarily of a Pool of Mortgage Loans (a "Mortgage Pool") and/or Contracts (a "Contract Pool"). In addition, a Trust Fund will also include (i) amounts held from time to time in the related Certificate Account, (ii) the Depositor's interest in any primary mortgage insurance, hazard insurance, title insurance and/or other insurance policies relating to a Mortgage Loan or Contract, (iii) any property which initially secured a Mortgage Loan and which has been acquired by foreclosure or trustee's sale or deed in lieu of foreclosure or trustee's sale, (iv) any Manufactured Home which initially secured a Contract and which is acquired by repossession, (v) if applicable, and to the extent set forth in the applicable Prospectus Supplement, any Subordination Reserve Fund and/or any other reserve fund, (vi) if applicable, and to the extent set forth in the applicable Prospectus Supplement, one or more guarantees, letters of credit, insurance policies, or any other credit enhancement arrangement, and (vii) such other assets as may be specified in the related Prospectus Supplement. Unless otherwise specified in the applicable Prospectus Supplement, the Trust Fund will not include, however, the portion of interest on the Mortgage Loans or Contracts which constitutes the Fixed Retained Yield, if any. See "Fixed Retained Yield" below. If specified in the related Prospectus Supplement, certain Certificates will evidence the entire fractional undivided ownership interest in the related Mortgage Loans held by the related Trust Fund or may represent debt secured by the related Mortgage Loans.

The Mortgage Loans

     Unless otherwise specified in the related Prospectus Supplement, each Mortgage Pool will consist of Mortgage Loans evidenced by promissory notes or other evidences of indebtedness (the "Mortgage Notes") that provide for an original term to maturity of not more than 40 years, for monthly payments and for interest on the outstanding principal amounts thereof at a rate that is either fixed or subject to adjustment as described in the related Prospectus Supplement. If so specified in the applicable Prospectus Supplement, the adjustable interest rate on certain of the Mortgage Loans will be convertible into a fixed interest rate at the option of the mortgagor at the times and upon the conditions specified therein ("Convertible Mortgage Loans"). The Mortgage Loans may provide for fixed level payments or be GPM Loans, GEM Loans, Balloon Loans or Buy-Down Loans (each as defined herein) or Mortgage Loans with other payment characteristics as described in the related Prospectus Supplement. In addition, the Mortgage Pools may include participation interests in Mortgage Loans, in which event references herein to payments on Mortgage Loans underlying, such participations shall mean payments thereon allocable to such participation interests, and the meaning of other terms relating to Mortgage Loans will be similarly adjusted. Similarly, the Mortgage Pools may include Mortgage Loans with respect to which a Fixed Retained Yield has been retained, in which event references herein to Mortgage Loans and payments thereon shall mean the Mortgage Loans exclusive of such Fixed Retained Yield. A "Fixed Retained Yield" in a Mortgage Loan or Contract represents a specified portion of the interest payable thereon. The Prospectus Supplement for a Series will specify whether there will be any Fixed Retained Yield in any Mortgage Loan or Contract and, if so, the owner thereof. See "Servicing of the Mortgage Loans and Contracts -- Fixed Retained Yield." Unless otherwise specified in the related Prospectus Supplement, the Mortgage Loans will be secured by promissory notes or other evidences of indebtedness (the "Mortgages") creating first, second or more junior liens on conventional one-to four-family residential properties (which may include mixed-use or vacation properties), all of which will be located in any of the fifty states or the District of Columbia. The Mortgage Loans may also consist of installment contracts for the sale of real estate. If so provided in the applicable Prospectus Supplement, a Mortgage Pool may also contain cooperative apartment loans (the "Cooperative Loans") evidenced by promissory notes (the "Cooperative Notes") secured by security interests in shares issued by private, non-profit, cooperative housing corporations (the "cooperatives") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific Cooperative Dwellings in such cooperatives' buildings. In the case of a Cooperative Loan, the proprietary lease or occupancy agreement securing such Cooperative Loan is generally subordinate to any blanket mortgage on the related cooperative apartment building and/or the underlying land. Additionally, the proprietary lease or occupancy agreement is subject to termination and the cooperative shares are subject to cancellation by the cooperative if the tenant-stockholder fails to pay maintenance or other obligations or charges owed by such tenant-stockholder.

     Mortgage Loans may be entitled to the benefit of external credit enhancement. Residential Mortgage Loans may be insured by the Federal Housing Administration or its successors against defaults by the borrower in the payment of principal and interest thereon, have a portion of principal and interest payments guaranteed by the Department of Veterans Affairs or its successors or be subject to other payment guarantees, including guarantees under the National Housing Act.

     Unless otherwise specified in the Prospectus Supplement for a Series, each Mortgage Loan must have an original term of maturity of not less than 5 years and not more than 40 years. Unless otherwise specified in the Prospectus Supplement for a Series, no Mortgage Loan for residential property will have had, at origination, a principal balance in excess of $5,000,000 or a Loan-to-Value Ratio in excess of 95%, and Mortgage Loans having Loan-to-Value Ratios at the time of origination exceeding 80% will be supported by external credit enhancement or be covered by primary mortgage insurance providing, coverage on at least the amount of each such mortgage loan in excess of 75% of the original fair market value of the mortgaged property and remaining in force until the principal balance of such Mortgage Loan is reduced to 80% of such original fair market value. The "Loan-to-Value Ratio" is the ratio, expressed as a percentage, of the principal amount of the Mortgage Loan outstanding at the origination of such loan divided by the fair market value of the Mortgaged Property. The fair market value of the Mortgaged Property securing any Mortgage Loan is, unless otherwise specified in the applicable Prospectus Supplement, the lesser of (x) the appraised value of the related Mortgaged Property determined in an appraisal obtained by the originator at origination (or, in the case of a refinancing, an appraisal obtained at the origination of the refinanced mortgage loan) and (y) the sale price for such property.

     No assurance can be given that values of the Mortgaged Properties have remained or will remain at the levels which existed on the dates of origination of the related Mortgage Loans. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans and any secondary financing on the Mortgaged Properties in a particular Trust Fund become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. To the extent that such losses are not covered by the methods of credit support or the insurance policies described herein, they will be borne by holders of the Certificates of the Series evidencing interests in such Trust Fund. Furthermore, in a declining real estate market a new appraisal could render the Cut-Off Date Loan-to-Value Ratios as unreliable measures of leverage.

     The Prospectus Supplement for each Series will set forth certain characteristics of the related Mortgage Loans, which may include the aggregate principal balance of the Mortgage Loans in the Mortgage Pool underlying such Series as of the Cut-Off Date for such Series (the "Cut-Off Date Aggregate Principal Balance"), the range of original terms to maturity of the Mortgage Loans in the Mortgage Pool, the weighted average remaining term to stated maturity at the Cut-Off Date of such Mortgage Loans, the earliest and latest origination dates of such Mortgage Loans, the range of Mortgage Rates and Net Mortgage Rates borne by such Mortgage Loans, the weighted average Net Mortgage Rate at the Cut-Off Date of such Mortgage Loans, the percentage of such Mortgage Loans which had Loan-to-Value Ratios at the time of origination of 80% or less, the percentage of such Mortgage Loans that had Loan-to-Value Ratios at origination in excess of 80% and the highest outstanding, principal balance at origination of any such Mortgage Loan.

     Unless otherwise specified in the applicable Prospectus Supplement, all of the Mortgage Loans in a Trust Fund will have monthly payments due on a specified day of each month (each, a "Due Date") and will, with respect to Mortgage Loans secured by residential properties, require at least monthly payments of interest on any outstanding balance. If so specified in the applicable Prospectus Supplement, the Mortgage Pools may include adjustable rate Mortgage Loans that provide for payment adjustments to be made less frequently than adjustments in the Mortgage Rates. Each adjustment in the Mortgage Rate which is not made at the time of a corresponding adjustment in payments (and which adjusted amount of interest is not paid currently on a voluntary basis by the mortgagor) will result in a decrease (if the Mortgage Rate rises) or an increase (if the Mortgage Rate declines) in the rate of amortization of the Mortgage Loan. Moreover, such payment adjustments on the Mortgage Loans may be subject to certain limitations, as specified in the Prospectus Supplement, which may also affect the rate of amortization on the Mortgage Loan. As a result of such provisions, or in accordance with the payment schedules of certain GPM Loans and other Mortgage Loans, the amount of interest accrued in any month may equal or


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

exceed the scheduled monthly payment on the Mortgage Loan. In any such month, no principal would be payable on the Mortgage Loan, and if the accrued interest exceeded the scheduled monthly payment, such excess interest due would become "Deferred Interest" that is added to the principal balance of the Mortgage Loan. Deferred Interest will bear interest at the Mortgage Rate until paid. If such limitations prevent the payments from being sufficient to amortize fully the Mortgage Loan by its stated maturity dare, a lump sum payment equal to the remaining unpaid principal balance will be due on such stated maturity date. See "Prepayment and Yield Considerations."

     Unless otherwise specified in the applicable Prospectus Supplement, the Mortgage Loans in each Mortgage Pool will be permanent loans (as opposed to construction and land development loans) secured by Mortgages on Mortgaged Properties. The Mortgaged Properties will consist of residential properties only, including detached homes, townhouses, units in planned unit developments, condominium units, mixed-use properties, vacation homes and small scale multifamily properties, all of which constitute a "dwelling or mixed residential and commercial structure" within the meaning of Section 3(a)(41)(A)(i) of the Securities Exchange Act of 1934, as amended (the "Mortgaged Properties"). The Mortgage Loans will be secured by liens on fee simple or leasehold interests (in those states in which long-term ground leases are used as an alternative to fee interests) in such Mortgaged Properties, or liens on shares issued by cooperatives and the related proprietary leases or occupancy agreements occupy specified units in such cooperatives' buildings. The geographic distribution of Mortgaged Properties will be set forth in the Prospectus Supplement. Each Prospectus Supplement will also set forth the percentage of the Cut-Off Date Aggregate Principal Balance of the Mortgage Loans in the related Mortgage Pool representing the refinancing of existing mortgage indebtedness and the types of Mortgaged Properties.

     If so specified in the applicable Prospectus Supplement, a Trust Fund may contain Mortgage Loans subject to temporary buy-down plans (the "Buy-Down Loans") pursuant to which the monthly payments made by the mortgagor during the early years of the Mortgage Loan will be less than the scheduled monthly payments on the Mortgage Loan. The resulting difference in payment will be compensated for from an amount contributed by the seller of the related
Mortgaged Property or another source and, if so specified in the related Prospectus Supplement, placed in a custodial account (the "Buy-Down Account") by the Servicer. If the mortgagor on a Buy-Down Loan prepays such Mortgage Loan in its entirety, or defaults on such Mortgage Loan and the Mortgaged Property is sold in liquidation thereof, during the period when the mortgagor is not obligated, on account of the buy-down plan, to pay the full monthly payment otherwise due on such loan, the unpaid principal balance of such Buy-Down Loan will be reduced by the amounts remaining in the Buy-Down Account with respect to such Buy-Down Loan, and such amounts shall be deposited in the Certificate Account (as defined herein), net of any amounts paid with respect to such Buy-Down Loan by any insurer, guarantor or other person pursuant to a credit enhancement arrangement described in the applicable Prospectus Supplement.

     If so specified in the applicable Prospectus Supplement, a Trust Fund may include Mortgage Loans which are amortized over 30 years or some other term, or which do not provide for amortization prior to maturity, but which have a shorter term (each such Mortgage Loan, a "Balloon Loan") that causes the outstanding principal balance of such Mortgage Loan to be due and payable at the end of a certain specified period (the "Balloon Period"). If specified in the applicable Prospectus Supplement, the originator of such Balloon Loan will be obligated to refinance each such Balloon Loan at the end of its Balloon Period at a new interest rate determined prior to the end of such Balloon Period by reference to an index plus a margin specified in the related Mortgage Note. The mortgagor is not, however, obligated to refinance the Balloon Loan through such originator. In the event a mortgagor refinances a Balloon Loan, the new loan will not be included in the Trust Fund. See "Prepayment and Yield Considerations."

     If specified in the Prospectus Supplement for any Series, the Mortgage Loans included in the Trust Fund for such Series may be what are commonly referred to as "home equity revolving lines of credit" ("Home Equity Lines"). Home Equity Lines are generally evidenced by a loan agreement ("Loan Agreement") rather than a note. Home Equity Lines generally may be drawn down from time to time by the borrower writing a check against the account, or acknowledging the advance in a supplement to the Loan Agreement (the amount of such drawn down, an "Additional Balance"). A Home Equity Line will establish a maximum credit limit with respect to the related borrower, and will permit the borrower to draw down Additional Balances, and repay the aggregate balance outstanding in each case from time to time in such a manner so that the aggregate balance outstanding


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

does not exceed the maximum credit limit. A Home Equity Line will be secured by either a senior or a junior lien Mortgage, and will bear interest at either a fixed or an adjustable rate.

     In certain states the borrower must, on the opening of an account, draw an initial advance of not less than a specified amount. Home Equity Lines generally amortize according to an amortization basis established at the time of the initial advance. The "amortization basis" is the length of time in which the initial advance plus interest will be repaid in full. The amortization bases of the Home Equity Lines generally range from 60 months (5 years) to 180 months (15 years) depending on the credit limit assigned. Generally, the amortization basis will be longer the higher the credit limit. The minimum monthly payment on a Home Equity Line will generally be equal to the sum of the following: (i) an amount necessary to completely repay the then-outstanding balance and the applicable finance charge in equal installments over the assigned amortization basis ("Basic Monthly Amount"); (ii) any monthly escrow charges; (iii) any delinquency or other similar charges; and (iv) any past due amounts, including past due finance charges. The Basic Monthly Amount typically is recomputed each time the related Mortgage Rate adjusts and whenever an Additional Balance is advanced; such recomputation in the case of an Additional Advance may also reset the amortization schedule. The effect of each such advance on the related Home Equity Line is to reset the commencement date of the original maturity term to the date of the later advance. For example, a Home Equity Line made originally with a 15-year maturity from date of origination changes at the time of the next adjustment or advance to a Home Equity Line with a maturity of 15 years from the date of such advance. For certain Home Equity Lines, the same type of recomputation exists for adjustments of the related Mortgage Rate.

     Prior to the expiration of a specified period, the reduction of the account to a zero balance and the closing of a Home Equity Line account may result in a prepayment penalty. A prepayment penalty also may be assessed against the borrower if a Home Equity Line account is closed by the Servicer due to a default by the borrower under the Loan Agreement.

     Each Loan Agreement will provide that the Servicer has the right to require the borrower to pay the entire balance plus all other accrued but unpaid charges immediately, and to cancel the borrower's credit privileges under the Loan Agreement if, among other things, the borrower fails to make any minimum payment when due under the Loan Agreement, if there is a material change in the borrower's ability to repay the Home Equity Line, or if the borrower sells any interest in the property securing the Loan Agreement, thereby causing the "due-on-sale" clause in the trust deed or mortgage to become effective.

     Mortgage Loans which are secured by junior mortgages are subordinate to the rights of the mortgagees under the related senior mortgage or mortgages. Accordingly, liquidation, insurance and condemnation proceeds received with respect to the related mortgaged property will be available to satisfy the outstanding balance of such a Mortgage Loan only to the extent that the claims of the senior mortgages have been satisfied in full, including any related liquidation and foreclosure costs. In addition, a junior mortgagee foreclosing on its mort,age may be required to purchase the related mortgaged property for a price sufficient to satisfy the claims of the holders of any senior mortgages which are also being foreclosed. In the alternative, a junior mortgagee which acquires title to a related mortgaged property, through foreclosure, deed-in-lieu of foreclosure or otherwise may take the property subject to any senior mortgages and continue to perform with respect to any senior mortgages, in which case the junior mortgagee must comply with the terms of any senior mortgages or risk foreclosure by the senior mortgagee.

     If so specified in the applicable Prospectus Supplement, a loan pool may include graduated equity mortgage loans ("GEM Loans"). GEM Loans are fixed rate, fully amortizing mortgage loans which provide for monthly payments based on a 10-to 30-year amortization schedule, and which provide for scheduled annual payment increases for a number of years and level payments thereafter. The full amount of the scheduled payment increases during the early years is applied to reduce the outstanding principal balance of such loans.

     If so specified in the applicable Prospectus Supplement, a Mortgage Pool may include graduated payment mortgage loans ("GPM Mortgage Loans"). GPM Mortgage Loans provide for payments of monthly installments which increase annually in each of a specified number of initial years and level monthly payments thereafter. Payments during the early years are required in amounts lower than the amounts which would be payable on a level debt service basis due to the deferral of a portion of the interest accrued on the mortgage loan.

Such deferred  interest is added to the  principal  balance of the mortgage loan and is paid, together with interest thereon, in the later years of the obligation. Because the monthly payments during the early years of such a GPM Mortgage Loan are not sufficient to pay the full interest accruing on the GPM Mortgage Loan, the interest payments on such GPM Mortgage Loan may not be sufficient in its early years to meet its proportionate share of the distributions expected to be made on the related Certificates. Thus, if the Mortgage Loans include GPM Mortgage Loans, the Servicer will, unless otherwise specified in the Prospectus Supplement, establish a reserve fund (the "GPM Fund") which (together with, if specified in the related Prospectus Supplement, reinvestment income thereon) will be sufficient to cover the amount by which payments of interest on such GPM Mortgage Loan assumed in calculating, distributions expected to be made on the Certificates of such Series exceed scheduled interest payments according to the relevant graduated payment mortgage plan for the period during which excess occurs.

     If so specified in the applicable Prospectus Supplement, a Trust Fund may contain ARM buy-out loans ("ARM Buy-Outs") which are automatically repurchased by the Depositor upon the occurrence of either(i) a switch from a fixed-rate mortgage to an adjustable rate mortgage pursuant to the terms of the underlying note or (ii) a switch from an adjustable rate to a fixed rate mortgage pursuant to the terms of the underlying note.

     If specific information respecting the Mortgage Loans to be included in a Trust Fund is not known to the Depositor at the time the Certificates of a Series are initially offered, more general information of the nature described above will be provided in the Prospectus Supplement and final specific information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance thereof and to be filed with the Commission promptly after the initial issuance of such Certificates.

The Contracts

     Unless otherwise specified in the applicable Prospectus Supplement, each Contract Pool will consist of conventional manufactured housing installment sales contracts and installment loan agreements (collectively, the "Contracts") originated by a manufactured housing dealer in the ordinary course of business and purchased by the Unaffiliated Seller. Unless otherwise specified in the applicable Prospectus Supplement, each Contract will be secured by Manufactured Homes (as defined below), each of which will be located in any of the fifty states or the District of Columbia. Unless otherwise specified in the applicable Prospectus Supplement, the Contracts will be fully amortizing and will bear interest at a fixed or adjustable annual percentage rate (the "APR" or "Contract Rate"). The Contract Pool may include Contracts with respect to which a Fixed Retained Yield has been retained, in which event references herein to Contracts and payments thereon shall mean the Contracts exclusive of such Fixed Retained Yield. The Prospectus Supplement for a Series will specify whether there will be any Fixed Retained Yield in any Contract, and if so, the owner thereof. See "Fixed Retained Yield" below.

     The Unaffiliated Seller of the Contracts will represent that the Manufactured Homes securing the Contracts consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air-conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter."

     Unless otherwise specified in the Prospectus Supplement for a Series, each Contract must have an original term to maturity of not less than 1 year and not more than 40 years. Unless otherwise specified in the Prospectus Supplement for a Series, no Contract will have had, at origination, a principal balance in excess of $5,000,000 or a Loan-to-Value Ratio in excess of 95%. The "Loan-to-Value Ratio" is the ratio, expressed as a percentage, of the principal amount of the Contract outstanding at the origination of such loan divided by the fair market value of the Manufactured Home. The fair market value of the Manufactured Home securing any Contract is, unless otherwise specified in the applicable Prospectus Supplement, either (x) the appraised value of the related Manufactured Home determined in an appraisal obtained by the originator at


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

origination and (y) the sale price for such property, plus, in either case, sales and other taxes and, to the extent financed, filing and recording fees imposed by law, premiums for related insurance and prepaid finance charges.

     Manufactured Homes, unlike site-built homes, generally depreciate in value. Consequently, at any time after origination it is possible, especially in the case of Contracts with high Loan-to-Value Ratios at origination, that the market value of a Manufactured Home may be lower than the principal amount outstanding under the related Contract.

     The Prospectus Supplement for each Series will set forth certain characteristics of the related Contracts, which may include the aggregate principal balance of the Contracts in the Contract Pool underlying such Series as of the Cut-Off Date for such Series (the "Cut-Off Date Aggregate Principal Balance"), the range of original terms to maturity of the Contracts in the Contract Pool, the weighted average remaining term to stated maturity at the Cut-Off Date of such Contracts, the earliest and latest origination dates of such Contracts, the range of Contract Rates and Net Contract Rates borne by such Contracts, the weighted average Net Contract Rate at the Cut-Off Date of such Contracts, the percentage of such Contracts which had Loan-to-Value Ratios at the time of origination of 80% or less, the percentage of such Contracts that had Loan-to-Value Ratios at origination in excess of 80% and the highest outstanding principal balance at origination of any such Contract.

     Unless otherwise specified in the applicable Prospectus Supplement, all of the Contracts in a Trust Fund will have monthly payments due on the first of each month (each, a "Due Date") and will be fully-amortizing Contracts. If so specified in the applicable Prospectus Supplement, Contracts may have Due Dates which occur on a date other than the first of each month. If so specified in the applicable Prospectus Supplement, the Contract Pools may include adjustable rate Contracts that provide for payment adjustments to be made less frequently than adjustments in the Contract Rates. Each adjustment in the Contract Rate which is not made at the time of a corresponding adjustment in payments (and which adjusted amount of interest is not paid currently on a voluntary basis by the obligor) will result in a decrease (if the Contract Rate rises) or an increase (if the Contract Rate declines) in the rate of amortization of the Contract. Moreover, such payment adjustments on the Contracts may be subject to certain limitations, as specified in the Prospectus Supplement, which may also affect the rate of amortization on the Contract. As a result of such provisions, the amount of interest accrued in any month may equal or exceed the scheduled monthly payment on the Contract. In any such month, no principal would be payable on the Contract, and if the accrued interest exceeded the scheduled monthly payment, such excess interest due would become "Deferred Interest" that is added to the principal balance of the Contract. Deferred Interest will bear interest at the Contract Rate until paid. If such limitations prevent the payments from being sufficient to amortize fully the Contract by its stated maturity date, a lump sum payment equal to the remaining unpaid principal balance will be due on such stated maturity date. See "Prepayment and Yield Considerations."

     The geographic distribution of Manufactured Homes will be set forth in the Prospectus Supplement. Each Prospectus Supplement will set forth the percentage of the Cut-Off Date Aggregate Principal Balance of any Contracts in the Contract Pool which are secured by Manufactured Homes which have become permanently affixed to real estate. Each Prospectus Supplement will also set forth the percentage of the Cut-Off Date Aggregate Principal Balance of the Contracts in the related Contract Pool representing the refinancing of existing mortgage indebtedness. Unless otherwise specified in a Prospectus Supplement, no Contract in the Contract Pool will be more than 30 days past due as of the Cut-Off Date.

     If specific information respecting the Contracts to be included in a Trust Fund is not known to the Depositor at the time the Certificates of a Series are initially offered, more general information of the nature described above will be provided in the Prospectus Supplement and final specific information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance thereof and to be filed with the Commission promptly after the initial issuance of such Certificates.

Fixed Retained Yield

     Fixed Retained Yield with respect to any Mortgage Loan or Contract is that portion, if any, of interest at the Mortgage Rate or Contract Rate that is retained by the Depositor or other owner thereof and not included in the related Trust Fund. The Prospectus Supplement for a Series will specify whether a Fixed


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

Retained Yield has been retained with respect to the Mortgage Loans or Contracts of such Series, and, if so, the owner thereof. If so, the Fixed Retained Yield will be established on a loan-by-loan basis with respect to the Mortgage Loans or Contracts and will be specified in the schedule of Mortgage Loans or Contracts attached as an exhibit to the applicable Pooling and Servicing Agreement. The Servicer, with respect to Mortgage Loans or Contracts, may deduct the Fixed Retained Yield from payments as received and prior to deposit of such payments in the Certificate Account for such Series or may (unless an election has been made to treat the Trust Fund (or one or more segregated pools of assets therein) as a REMIC) withdraw the Fixed Retained Yield from the Certificate Account after the entire payment has been deposited in the Certificate Account. Notwithstanding the foregoing, any partial payment or recovery of interest received by the Servicer relating to a Mortgage Loan or Contract (whether paid by the mortgagor or obligor or received as Liquidation Proceeds, Insurance Proceeds or otherwise), after deduction of all applicable servicing fees, will be allocated between Fixed Retained Yield (if any) and interest at the Net Mortgage Rate or Net Contract Rate on a pari passu basis.

Insurance Policies

     Unless otherwise specified in the applicable Prospectus Supplement, the Pooling and Servicing Agreement will require the Servicer to cause to be maintained for each Mortgage Loan or Contract an insurance policy issued by a generally acceptable insurer insuring the Mortgaged Property underlying such Mortgage Loan or the Manufactured Home underlying such Contract against loss by fire, with extended coverage (a "Standard Hazard Insurance Policy"). Unless otherwise specified in the applicable Prospectus Supplement, the Pooling and Servicing Agreement will require that such Standard Hazard Insurance Policy be in an amount at least equal to the lesser of 100% of the insurable value of the improvements which are a part of such Mortgaged Property or Manufactured Home or the principal balance of such Mortgage Loan or Contract; provided, however, that such insurance may not be less than the minimum amount required to fully compensate for any damage or loss on a replacement cost basis. The Servicer will also maintain on property acquired upon foreclosure, or deed in lieu of foreclosure, of any Mortgage Loan, and on any Manufactured Home acquired by repossession a Standard Hazard Insurance Policy in an amount that is at least equal to the lesser of 100% of the insurable value of the improvements which are a part of such property or the insurable value of such Manufactured Home or the principal balance of the related Mortgage Loan or Contract plus, if required by the applicable Pooling and Servicing Agreement, accrued interest and liquidation expenses; provided, however, that such insurance may not be less than the minimum amount required to fully compensate for any damage or loss on a replacement cost basis. Any amounts collected under any such policies (other than amounts to be applied to the restoration or repair of the Mortgaged Property or Manufactured Home or released to the borrower in accordance with normal servicing procedures) will be deposited in the Certificate Account.

     The Standard Hazard Insurance Policies covering the Mortgaged Properties generally will cover physical damage to, or destruction of, the improvements on the Mortgaged Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the Standard Hazard Insurance Policies relating to such Mortgage Loans will be underwritten by different insurers and will cover Mortgaged Properties located in various states, such policies will not contain identical terms and conditions. The most significant terms thereof, however, generally will be determined by state law and generally will be similar. Most such policies typically will not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, hazardous wastes or hazardous substances, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

     The Standard Hazard Insurance Policies covering the Contracts will provide, at a minimum, the same coverage as a standard form fire and extended coverage insurance policy that is customary for manufactured housing in the state in which the Manufactured Home is located.

     The Servicer may maintain a blanket policy insuring against hazard losses on all of the Mortgaged Properties or Manufactured Homes in lieu of maintaining the required Standard Hazard Insurance Policies. The Servicer will be liable for the amount of any deductible under a blanket policy if such amount would have been covered by a required Standard Hazard Insurance Policy, had it been maintained.

     In general, if a Mortgaged Property or Manufactured Home is located in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) the Pooling and Servicing Agreement will require the Servicer to cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier. Generally, the Pooling and Servicing Agreement will require that such flood insurance be in an amount not less than the lesser of (i) the amount required to compensate for any loss or damage to the Mortgaged Property on a replacement cost basis and (ii) the maximum amount of insurance which is available under the federal flood insurance program.

     Any losses incurred with respect to Mortgage Loans or Contracts due to uninsured risks (including earthquakes, mudflows, floods, hazardous wastes and hazardous substances) or insufficient hazard insurance proceeds could affect distributions to the Certificateholders.

     The Servicer will maintain or cause to be maintained with respect to each Mortgage Loan a primary mortgage insurance policy in accordance with the standards described in the "Mortgage Loans" above.

     The Servicer shall obtain and maintain at its own expense and keep in full force and effect a blanket fidelity bond and an error and omissions insurance policy covering the Servicer's officers and employees as well as office persons acting on behalf of the Servicer in connection with the servicing of the Mortgage Loans.

     Although the terms and conditions of primary mortgage insurance policies differ, each primary mortgage insurance policy will generally cover losses up to an amount equal to the excess of the unpaid principal amount of a defaulted Mortgage Loan (plus accrued and unpaid interest thereon and certain approved expenses) over a specified percentage of the value of the related Mortgage Property.

     As conditions precedent to the filing or payment of a claim under a primary mortgage insurance policy, the insured will typically be required, in the event of default by the mortgagor, among other things, to: (i) advance or discharge
(a) hazard insurance premiums and (b) as necessary and approved in advance by the insurer, real estate taxes, protection and preservation expenses and foreclosure and related costs; (ii) in the event of any physical loss or damage to the Mortgaged Property, have the Mortgaged Property restored to at least its condition at the effective date of the primary mortgage insurance policy (ordinary wear and tear excepted); and (iii) if the insurer pays the entire amount of the loss or damage, tender to the insurer good and merchantable title to, and possession of, the Mortgaged Property.

     Any mortgage insurance relating to the Contracts underlying a Series of Certificates will be described in the related Prospectus Supplement.

Acquisition of the Mortgage Loans and Contracts From Unaffiliated Sellers

     The Mortgage Loans or Contracts underlying a Series of Certificates will be purchased by the Depositor, either directly or through affiliates, from Unaffiliated Sellers pursuant to a separate agreement (a "Loan Sale Agreement") between the Depositor or such affiliate and each such Unaffiliated Seller. The Depositor expects that, unless otherwise specified in the applicable Prospectus Supplement, each Mortgage Loan or Contract so acquired will have been originated by the originator thereof in accordance with the underwriting criteria specified under "Underwriting Guidelines." Unless otherwise specified in the applicable Prospectus Supplement, each Unaffiliated Seller must be an institution experienced in originating and servicing conventional mortgage loans or manufactured housing contracts in accordance with accepted practices and prudent guidelines, and must maintain facilities to originate and service those loans satisfactory to the Depositor. In addition, each Unaffiliated Seller must satisfy certain criteria as to financial stability evaluated on a case by case basis by the Depositor. Unless otherwise provided in the applicable Prospectus Supplement, each Unaffiliated Seller pursuant to the related Loan Sale Agreement will make certain representations and warranties to the Depositor in respect of the Mortgage Loans or Contracts sold by such Unaffiliated Seller to the Depositor as described herein under "Representations and Warranties" below. Unless otherwise provided in the applicable Prospectus Supplement with respect to each Series, the Depositor will assign all of its rights (except certain rights of indemnification) and interest in the related Loan Sale Agreement to the related Trustee for the benefit of the Certificateholders of such Series, and the Unaffiliated Seller shall thereupon be liable to the Trustee for defective Mortgage Loan or Contract documents or an uncured breach of such Unaffiliated Seller's representations or warranties, to the extent described below under "Assignment of the Mortgage Loans and Contracts" and "Representations and Warranties."

Assignment of the Mortgage Loans and Contracts

     At the time of the issuance of the Certificates of a Series, the Depositor will cause the Mortgage Loans comprising the Mortgage Pool (including any related rights to, or security interests in, leases, rents and personal property) or the Contracts comprising the Contract Pool included in the related Trust Fund to be assigned to the Trustee, together with all principal and interest received by or on behalf of the Depositor on or with respect to such Mortgage Loans or Contracts after the Cut-Off Date, other than principal and interest due on or before the Cut-Off Date and other than any Fixed Retained Yield. The Trustee or its accent will, concurrently with such assignment, authenticate and deliver the Certificates evidencing such Series to the Depositor in exchange for the Mortgage Loans or Contracts. Each Mortgage Loan or Contract will be identified in a schedule appearing as an exhibit to the applicable Pooling and Servicing, Agreement. Each such schedule will include, among other things, the unpaid principal balance as of the close of business on the applicable Cut-Off Date, the scheduled monthly payment of principal, if any, and interest, the maturity date and the Mortgage Rate or Contract Rate for each Mortgage Loan or Contract in the related Trust Fund.

     With respect to each Mortgage Loan in a Trust Fund, the mortgage or other promissory note, any assumption, modification or conversion to fixed interest rate agreement, a copy of any recorded UCC-1 financing statements and related continuation statements, together with original executed UCC-2 or UCC-3 financing statements disclosing an assignment of a security interest in any personal property constituting security for repayment of the Mortgage Loan to the Trustee, an executed re-assignment of assignment of leases, rents and profits to the Trustee if the assignment of leases, rents and profits is separate from the Mortgage, a mortgage assignment in recordable form and the recorded Mortgage (or other documents as are required under applicable law to create a perfected security interest in the Mortgaged Property in favor of the Trustee) will be delivered to the Trustee (or to a designated custodian); provided that, in instances where recorded documents cannot be delivered due to delays in connection with recording, copies thereof, certified by the Depositor to be true and complete copies of such documents, sent for recording, may be delivered and the original recorded documents will be delivered promptly upon receipt. As to each Mortgage Loan for which there is primary mortgage insurance, the certificate of primary mortgage insurance will be delivered to the Trustee. The assignment of each Mortgage will be recorded promptly after the initial issuance of Certificates for the related Trust Fund, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor, any affiliate of the Depositor or the originator of such Mortgage Loan.

     With respect to any Mortgage Loans which are Cooperative Loans, the Depositor will cause to be delivered to the Trustee (or to a designated custodian) the related original Cooperative Note, the security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing agreement and the relevant stock certificate and related blank stock powers. The Depositor will cause to be filed in the appropriate office an assignment and a refinancing statement evidencing the Trustee's security interest in each Cooperative Loan.

     With respect to each Contract, there will be delivered to the Trustee (or to a designated Custodian) the original Contract and copies of documents and instruments related to each Contract and the security interest in the property securing each Contract. In order to give notice of the right, title and interest of Certificateholders to the Contracts, the Depositor will cause a UCC-1 financing statement to be executed by the Depositor or the Unaffiliated Seller identifying the Trustee as the secured party and identifying all Contracts as collateral. Unless otherwise specified in the related Prospectus Supplement, the Contracts will not be stamped or otherwise marked to reflect their assignment to the Trust. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Contracts without notice of such assignment, the interest of Certificateholders in the Contracts could be defeated. See "Certain Legal Aspects of the Mortgage Loans and Contracts."

     The Trustee (or the custodian hereinafter referred to) will hold such documents relating to Mortgage Loans or Contracts in trust for the benefit of Certificateholders of the related Series and will review such documents within 45 days of the date of the applicable Pooling and Servicing Agreement. Unless otherwise provided in the applicable Prospectus Supplement, if any document is not delivered or is found to be defective in any material respect or has not been recorded as required by the applicable Loan Sale Agreement, the Trustee (or such custodian) shall immediately notify the Servicer and the Depositor, and the Servicer shall immediately notify the related Unaffiliated Seller. If the Unaffiliated Seller cannot cure such omission or defect within 60 days after receipt of such notice, the Unaffiliated Seller will be obligated, pursuant to the related Loan Sale Agreement, either to repurchase the related Mortgage Loan or Contract from the Trustee within 60 days after receipt of such notice, at a price (the "Purchase Price") equal to the then unpaid principal balance thereof, plus accrued and unpaid interest at the applicable Mortgage Rate or Contract Rate (less any Fixed Retained Yield with respect to such Mortgage Loan or Contract and less the rate, if any, of servicing compensation payable to the Unaffiliated Seller with respect to such Mortgage Loan or Contract) through the last day of the month in which such repurchase takes place or to substitute one or more new Mortgage Loans or Contracts for such Mortgage Loan or Contract. In the case of a Mortgage Loan or Contract so repurchased by an Unaffiliated Seller, the Purchase Price will be deposited in the related Certificate Account. In the case of a substitution, such substitution will be made in accordance with the standards described in "Representations and Warranties" below.

     There can be no assurance that an Unaffiliated Seller will fulfill this repurchase or substitution obligation. The Servicer will be obligated to enforce such obligation to the same extent as it must enforce the obligation of an Unaffiliated Seller for a breach of representation or warranty as described below under "Representations and Warranties." However, as in the case of an uncured breach of such a representation or warranty, neither the Servicer (unless the Servicer is the Unaffiliated Seller) nor the Depositor will be obligated to purchase or substitute for such Mortgage Loan or Contract if the Unaffiliated Seller defaults on its repurchase or substitution obligation, unless such breach also constitutes a breach of the representations or warranties of the Servicer or the Depositor, as the case may be. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for omission of, or a material defect in, a constituent document.

     The Trustee will be authorized to appoint a custodian to maintain possession of the documents relating to the Mortgage Loans or Contracts. The custodian will keep such documents as the Trustee's agent under a custodial agreement.

Representations and Warranties

     Each Unaffiliated Seller, pursuant to the related Loan Sale Agreement, will have made representations and warranties in respect of the Mortgage Loans sold by such Unaffiliated Seller. Unless otherwise specified in the related Prospectus Supplement, each Unaffiliated Seller of Mortgage Loans will have represented, among other things, substantially to the effect that (i)
immediately prior to the sale and transfer of such Mortgage Loans, the Unaffiliated Seller had good title to, and was the sole owner of, each such Mortgage Loan and there had been no other assignment or pledge thereof, (ii) as of the date of such transfer, such Mortgage Loans are subject to no offsets, defenses or counterclaims, (iii) each Mortgage Loan at the tune it was made complied in all material respects with applicable state and federal laws, including, usury, equal credit opportunity and disclosure laws, (iv) a lender's policy of title insurance was issued on the date of the origination of each Mortgage Loan and each such policy is valid and remains in full force and effect, (v) as of the date of such transfer, each related Mortgage is a valid lien on the related Mortgaged Property (subject only to (a) the lien of current real property taxes and assessments, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of the recording of such Mortgage, such exceptions appearing of record and either being acceptable to mortgage lending institutions generally or specifically reflected in the lender's policy of title insurance issued on the date of origination and either (A) specifically referred to in the appraisal made in connection with the origination of the related Mortgage Loan or (B) which do not adversely affect the appraised value of the Mortgaged Property as set forth in such appraisal, (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage and (d) in the case of second or more junior loans any senior loans of record as of the date of recording of the Equity Loan) and such property is free of material damage and is in good repair, (vi) as of the date of such transfer, no Mortgage Loan is 30 days or more delinquent in payment and there are no delinquent tax or assessment liens against the related Mortgaged Property that would permit taxing authority to initiate foreclosure proceedings, and (vii) with respect to each Mortgage Loan, if the Mortgaged Property is located in an area identified by the Federal Emergency Management Agency as having special flood hazards and subject in certain circumstances to the availability of flood insurance under the federal flood insurance program, such Mortgaged Property is covered by flood insurance meeting the requirements of the applicable Pooling and Servicing Agreement.

     Each Unaffiliated Seller, pursuant to the related Loan Sale Agreement, will have made representations and warranties in respect of the Contracts sold by such Unaffiliated Seller. Unless otherwise specified in the related Prospectus Supplement, each Unaffiliated Seller of Contracts will have represented, among other digs, substantially to the effect that (i) immediately prior to the sale and transfer of such Contracts, the Unaffiliated Seller had good title to, and was the sole owner of, each such Contract and there had been no other assignment or pledge thereof, (ii) as of the date of such transfer, such Contracts are subject to no offsets, defenses or counterclaims, (iii) each Contract at the time it was made complied in all material respects with applicable state and federal laws, including usury, equal credit opportunity and disclosure laws,
(iv) as of the date of such transfer, each related Contract is a valid first lien on the related Manufactured Home and such Manufactured Home is free of material damage and is in good repair, (v) as of the date of such transfer, no Contract is 30 days or more delinquent in payment and there are no delinquent tax or assessment liens against the related Manufactured Home, and (vi) with respect to each Contract, the Manufactured Home securing the Contract is covered by a Standard Hazard Insurance Policy in the amount required by the Pooling and Servicing Agreement and all premiums then due on such insurance have been paid in full.

     All of the representations and warranties of an Unaffiliated Seller in respect of a Mortgage Loan or Contract will have been made as of the date on which such Unaffiliated Seller sold the Mortgage Loan or Contract to the Depositor. A substantial period of time may have elapsed between the date as of which the representations and warranties were made and the later date of initial issuance of the related Series of Certificates. Since the representations and warranties referred to in the preceding paragraphs are the only representations and warranties that will be made by an Unaffiliated Seller, the Unaffiliated Seller's repurchase obligation described below will not arise if, during the period commencing on the date of sale of a Mortgage Loan or Contract by the Unaffiliated Seller to the Depositor, the relevant event occurs that would have given rise to such an obligation had the event occurred prior to sale of the affected Mortgage Loan or Contract. However, the Depositor will not include any Mortgage Loan or Contract in the Trust Fund for any series of Certificates if anything has come to the Depositor's attention that would cause it to believe that the representations and warranties of an Unaffiliated Seller will not be accurate and complete in all material respects in respect of such Mortgage Loan or Contract as of the date of initial issuance of the related Series of Certificates.

     The Depositor will, unless otherwise provided in the applicable Prospectus Supplement, assign all of its rights (except certain rights to indemnification) with respect to such representations and warranties pursuant to any related Loan Sale Agreement to the Trustee for the benefit of the Certificateholders of the related Series. The Servicer, or the Trustee if the Servicer is the Unaffiliated Seller, will promptly notify the relevant Unaffiliated Seller of any breach of any representation or warranty made by it in respect of a Mortgage Loan or Contract which materially and adversely affects the interests of the Certificateholders in such Mortgage Loan or Contract. Unless otherwise specified in the related Prospectus Supplement, if such Unaffiliated Seller cannot cure such breach within 60 days after notice from the Servicer or the Trustee, as the case may be, then such Unaffiliated Seller will be obligated either (i) to repurchase such Mortgage Loan or Contract from the Trust Fund at the applicable Purchase Price or (ii) subject to the Trustee's approval and to the extent permitted by the Pooling and Servicing Agreement, to substitute for such
Mortgage Loan or Contract (a "Deleted Loan") one or more Mortgage Loans or Contracts, as the case may be (each, a "Substitute Loan"), but only if (i) with respect to a Trust Fund (or one or more segregated pools of assets therein) for which a REMIC election is to be made, such substitution is effected within two years of the date of initial issuance of the Certificates or (ii) with respect to a Trust Fund for which no REMIC election is to be made, such substitution is effected within 120 days of the date of initial issuance of the Certificates. Except as otherwise provided in the related Prospectus Supplement, any Substitute Loan will, on the date of substitution, (i) have a Loan-to-Value Ratio no greater than that of the Deleted Loan, (ii) have a Mortgage Rate or Contract Rate not less than (and not more than 1% greater than) the Mortgage Rate or Contract Rate of the Deleted Loan, (iii) have a Net Mortgage Rate or Net


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

Contract Rate not less than (and not more than 1% greater than) the Net Mortgage Rate or Net Contract Rate of the Deleted Loan, (iv) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Loan and (v) comply with all of the representations and warranties set forth in the related Loan Sale Agreement as of the date of substitution. If substitution is to be made for a Deleted Loan with an adjustable Mortgage Rate or Contract Rate, the Substitute Loan will also bear interest based on the same index, margin, frequency and month of adjustment as the Deleted Loan. In the event that one Substitute Loan is substituted for more than one Deleted Loan, or more than one Substitute Loan is substituted for one or more Deleted Loans, then the amount described in clause (i) will be determined on the basis of aggregate principal balances (provided that in all events the tests for a "qualified mortgage" as described in the second paragraph under the heading "Certain Federal Income Tax Consequences -- Federal Income Tax Consequences for REMIC Certificates -- Qualification as a REMIC" are met as to each Substituted Loan), the rates described in clauses (ii) and (iii) with respect to Deleted Loans will be determined on the basis of weighted average Mortgage Rates and Net Mortgage Rates or Contract Rates and Net Contract Rates, as the case may be, and the terms described in clause (iv) will be determined on the basis of weighted average remaining terms to maturity. In the case of a Substitute Loan, the mortgage file relating, thereto will be delivered to the Trustee (or the custodian) and the Unaffiliated Seller will pay an amount equal to the excess of
(i) the unpaid principal balance of the Deleted Loan, over (ii) the unpaid principal balance of the Substitute Loan or Loans, together with interest on such excess at the Mortgage Rate or Contract Rate to the next scheduled Due Date of the Deleted Loan. Such amount will be deposited in the Certificate Account for distribution to Certificateholders. Except in those cases in which the Servicer is the Unaffiliated Seller, the Servicer will be required under the applicable Pooling and Servicing Agreement to enforce this repurchase or substitution obligation for the benefit of the Trustee and the holders of the Certificates, following the practices it would employ in its good faith business judgment were it the owner of such Mortgage Loan or Contract. This repurchase or substitution obligation will constitute the sole remedy available to holders of Certificates or the Trustee for a breach of representation by an Unaffiliated Seller.

     Neither the Depositor nor the Servicer (unless the Servicer is the Unaffiliated Seller) will be obligated to purchase or substitute for a Mortgage Loan or Contract if an Unaffiliated Seller defaults on its obligation to do so, and no assurance can be given that Unaffiliated Sellers will carry out their respective repurchase obligations with respect to Mortgage Loans or Contracts.

     If so specified in the applicable Prospectus Supplement, the Depositor, the Servicer or another entity specified in the applicable Prospectus Supplement, will make such representations and warranties as to the types and geographical concentration of the Mortgage Loans or Contracts in the related Mortgage Pool or Contract Pool and as to such other matters concerning such Mortgage Loans or Contracts as may be described therein. Upon a breach of any such representation or warranty which materially and adversely affects the interests of the Certificateholders in a Mortgage Loan or Contract, the entity making such representation or warranty will be obligated either to cure the breach in all material respects, repurchase the Mortgage Loan or Contract at the Purchase Price or substitute for such Mortgage Loan or Contract in the manner, and subject to the conditions, described above regarding the obligations of Unaffiliated Sellers with respect to missing or defective loan documents or the breach of such Unaffiliated Sellers' representations and warranties. This repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for a breach of a representation or warranty by the Depositor, the Servicer or such other party, respectively.

                         DESCRIPTION OF THE CERTIFICATES

General

     Each Series of Certificates will be issued pursuant to a Pooling and Servicing Agreement among the Depositor, the Servicer, if the Series relates to Mortgage Loans or Contracts, and the Trustee named in the related Prospectus Supplement. The provisions of each Pooling and Servicing Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust Fund. Forms of the Pooling and Servicing Agreements have been filed as exhibits to the Registration Statement of which this Prospectus is a part. The following summaries describe certain provisions of the Certificates and the Pooling and Servicing Agreements; however, the summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling and Servicing


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

Agreement for each Series of Certificates and the applicable Prospectus Supplement. Each Pooling and Servicing Agreement executed and delivered with respect to each Series will be filed with the Commission as an exhibit to a Current Report on Form 8-K promptly after issuance of the Certificates of such Series. The Depositor will provide a copy of the Pooling and Servicing Agreement (without exhibits) relating to any Series without charge upon written request of a holder of a Certificate of such Series addressed to Prudential Securities Secured Financing Corporation, One New York Plaza, 15th Floor, New York, New York 10292, Attention: Joseph Donovan.

     Each Series of Certificates will evidence the beneficial ownership interest in the related Trust Fund created by the Depositor pursuant to the related Pooling and Servicing Agreement. Each Series of Certificates will consist of one or more Classes of Standard Certificates, Stripped Certificates or Multi-Class Certificates. Any Class of Certificates may be divided into two or more Subclasses and any Class of Standard Certificates may be divided into two or more Subclasses that consist of Multi-Class Certificates. Any Class or Subclass of Multi-Class Certificates may be Compound Interest Certificates. In addition, each Series for which the Depositor has caused the related Trust Fund (or one or more segregated pools of assets therein) to elect to be treated as a REMIC will include one Class or one Subclass of Residual Certificates with respect to each such REMIC which, if offered hereby, will represent the right to receive distributions with respect to such Trust Fund as specified in the related Prospectus Supplement.

     Each Series of Certificates may include one or more Classes or Subclasses of Certificates (the "Subordinated Certificates") that are subordinate in right of distributions to one or more other Classes or Subclasses of Certificates (the "Senior Certificates"). Two types of subordination arrangements for a Series which consists of two Classes of Standard Certificates are described herein. See "Distributions to Standard Certificateholders." Any other type of subordination arrangement for Standard Certificates, or any subordination arrangement for any Class of Multi-Class Certificates or Stripped Certificates, will be described in the applicable Prospectus Supplement. Certain Series or Classes of Certificates may be covered by insurance policies or other forms of credit enhancement, in each case as described herein and in the related Prospectus Supplement.

     Except as described in the related Prospectus Supplement, the Mortgage Loans or Contracts included in a Trust Fund will not be guaranteed or insured by any governmental agency or instrumentality or any other insurer.

     The Depositor will cause each Trust Fund (or one or more segregated pools of assets therein) with respect to a Series which includes Standard Certificates redeemable on a random lot basis, Multi-Class Certificates or Shifting Interest Certificates to elect to be treated as a REMIC. The Depositor may cause any other Trust Fund (or segregated pool of assets therein) to elect to be treated as a REMIC. If such an election is made, such Series will consist of one or more Classes or Subclasses of Certificates that will represent "regular interests" within the meaning of Code Section 860G(a)(1) (such Certificates collectively referred to as the "Regular Certificates") and one Class or one Subclass of Certificates that will be designated as the "residual interest" with respect to each REMIC within the meaning of Code Section 860G(a)(2) (the "Residual Certificates") representing the right to receive distributions as specified in the Prospectus Supplement for such Series. See "Certain Federal Income Tax Consequences" herein. The related Prospectus Supplement will specify whether one or more REMIC elections are to be made. Alternatively, the Pooling and Servicing Agreement for a Series may provide that a REMIC election is to be made at the discretion of the Depositor or the Servicer and may only be made if certain conditions are satisfied. As to each Series with respect to which a REMIC election is to be made, the Servicer and the Trustee will be obligated to take certain actions in order to comply with applicable REMIC laws and regulations, and no Certificateholder other than a holder of a Residual Certificate will be liable for any prohibited transaction taxes under applicable REMIC laws and regulations.

     The Depositor may sell certain Classes or Subclasses of the Certificates of a Series, including one or more Classes or Subclasses of Subordinated Certificates or one Class or one Subclass of Residual Certificates, in privately negotiated transactions exempt from registration under the Securities Act. Alternatively, if so specified in the applicable Prospectus Supplement, the Depositor may offer one or more Classes or Subclasses of the Subordinated Certificates or the one Class or one Subclass of Residual Certificates of a Series by means of this Prospectus and such Prospectus Supplement.


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

     Unless otherwise specified in the applicable Prospectus Supplement with respect to a Series of Certificates, each Certificate offered hereby and by the applicable Prospectus Supplement will be issued in fully registered form (each, a "Definitive Certificate") and will be issued in the authorized denominations as specified in the applicable Prospectus Supplement. The Certificates of a Series offered hereby and by means of the applicable Prospectus Supplement will be transferable and exchangeable at the office or agency maintained by the Trustee or such other entity for such purpose set forth in the related
Prospectus Supplement. No service charge will be made for any transfer or exchange of Certificates, but the Trustee or such other entity may require payment of a sum sufficient to cover any tax or other governmental charge in connection with such transfer or exchange. In the event that an election is made to treat the Trust Fund (or one or more segregated pools of assets therein) as a REMIC, no legal or beneficial interest in all or any portion of the "Residual Certificates" thereof may be transferred without the receipt by the transferor of any affidavit signed by the transferee stating that the transferee is not a "Disqualified Organization" within the meaning of Code Section 860E(e)(5) or an agent (including a broker, nominee, or other middleman) thereof. The Prospectus Supplement with respect to a Series may specify additional transfer restrictions with respect to the Residual Certificates. See "Certain Federal Income Tax Consequences -- Federal Income Tax Consequences for REMIC Certificates -- Taxation of Residual Certificates -- Tax-Related Restrictions on Transfer of Residual Certificates." If so specified in the related Prospectus Supplement, the Certificates of specified Classes or Subclasses of a Series may be issued in the form of book entries on the records of The Depository Trust Company ("DTC") and participating members thereof.

     Distributions will be made on each of the Distribution Dates specified in the applicable Prospectus Supplement for a Series to persons in whose name the Certificates of such Series are registered at the close of business on the related Record Date. Unless otherwise specified in the applicable Prospectus Supplement, distributions to Certificateholders of all Series (other than the final distribution in retirement of the Certificates) will be made by check mailed to the address of the person entitled thereto as it appears on the certificate register, except that, with respect to any holder of a Certificate evidencing not less than the specified fractional undivided interest, notional amount or Stated Amount set forth in such Prospectus Supplement, distributions will be made by wire transfer in immediately available funds, provided that the Trustee shall have been furnished with appropriate wiring instructions not less than three business days (or such longer period as may be specified in the related Prospectus Supplement) prior to the related Distribution Date. The final distribution in retirement of Certificates will be made only upon presentation and surrender of the Certificates at the office or agency maintained by the Trustee or such other entity for such purpose, as specified in the final distribution notice to Certificateholders.

     A Series of Certificates will consist of one or more Classes of Standard Certificates or Stripped Certificates (referred to hereinafter sometimes collectively as "Percentage Certificates") or two or more Classes of Multi-Class Certificates (each as described below).

Percentage Certificates

     Each Series of Percentage Certificates may include one or more Classes of Standard Certificates or Stripped Certificates, any Class of which may be divided into two or more Subclasses. The Standard Certificates of each Class will evidence fractional undivided interests in all of the principal and interest (to the extent of the Net Mortgage Interest Rate) payments on the Mortgage Loans comprising the Trust Fund related to such Series. Each holder of a Standard Certificate of a Class will be entitled to receive its Certificate's percentage interest of the portion of the Pool Distribution Amount (as defined below) allocated to such Class. The percentage interest of each Standard Certificate will be equal to the percentage obtained by dividing the aggregate unpaid principal balance of the Mortgage Loans represented by such Standard Certificate as of the Cut-Off Date by the aggregate unpaid principal balance of the Mortgage Loans represented by all the Standard Certificates of the same Class as of the Cut-Off Date.

     The Stripped Certificates of each Class will evidence fractional undivided interests in specified portions of the principal and/or interest payments on the Mortgage Loans comprising the Trust Fund related to such Series. The holders of the Stripped Certificates of each Class will be entitled to receive a portion (which may be zero) as specified in the applicable Prospectus Supplement of the principal distributions comprising the Pool Distribution Amount, and a portion (which may be zero) as specified in the applicable Prospectus Supplement of the interest distributions comprising the Pool Distribution Amount on each Distribution Date.

     In the case of Classes of Stripped Certificates representing interests in interest distributions on the Mortgage Loans and not in principal distributions on the Mortgage Loans, such Certificates will be denominated in notional amounts. The aggregate original notional amount for a Class of such Certificates will be equal to the aggregate unpaid principal balance (or a specified portion thereof) of the Mortgage Loans as of the Cut-Off Date specified in the applicable Prospectus Supplement. The notional amount of each such Stripped Certificate will be used to calculate the holder's pro rata share of the interest distributions on the Mortgage Loans allocated to that Class and for the determination of certain other rights of holders of such Class of Stripped Certificates and will not represent an interest in, or entitle any such holder to any distribution with respect to, any principal distributions on the Mortgage Loans. Each such Certificate's pro rata share of the interest distribution on the Mortgage Loans on each Distribution Date will be calculated by multiplying the interest distributions on the Mortgage Loans allocated to its Class by a fraction, the numerator of which is the original notional amount of such Stripped Certificates and the denominator of which is the aggregate original notional amount of all the Stripped Certificates of its Class.

     The interest of a Class of Percentage Certificates representing an interest in a Trust Fund (or a segregated pool of assets therein) with respect to which an election to be treated as a REMIC has been made may be fixed as described above or may vary over time as a result of prepayments received and losses realized on the underlying Mortgage Loans. A Series of Percentage Certificates comprised of Classes whose percentage interests in the Trust Fund may vary is referred to herein as a Series of "Shifting Interest Certificates." Distributions on, and subordination arrangements with respect to, Shifting Interest Certificates are discussed below under the headings "Description of the Certificates -- Distributions to Percentage Certificateholders -- Shifting Interest Certificates" and "Credit Support -- Subordination -- Shifting Interest Certificates."

Multi-Class Certificates

     Each Series may include one or more Classes or Subclasses of Multi-Class Certificates. Each Multi-Class Certificate will be assigned a Stated Amount or Notional Amount. The Stated Amount may be based on an amount of principal of the underlying Mortgage Loans or Contracts or on the value of future cash flows from the related Trust Fund, without distinction as to principal and interest received on the Mortgage Loans or Contracts. Interest on the Classes or Subclasses of Multi-Class Certificates will be paid at rates specified in or determined as specified in the applicable Prospectus Supplement, and will accrue in the manner specified therein. Any Class or Subclass of Multi-Class Certificates may consist of Certificates on which interest accrues but is not payable until such time as specified in the applicable Prospectus Supplement ("Compound Interest Certificates"), and interest accrued on any such Certificate will be added to the Stated Amount thereof in the manner described therein.

     The Stated Amount of a Multi-Class Certificate of a Series at any time will represent the maximum specified dollar amount (exclusive of interest at the related Interest Rate, if any) to which the holder thereof is entitled from the cash flow on the Mortgage Loans or Contracts and other assets in the Trust Fund for such Series and will decline to the extent distributions in reduction of Stated Amount are received by such holder. The initial Stated Amount of each Class within a Series of Multi-Class Certificates will be specified in the applicable Prospectus Supplement.

Forward Commitments; Pre-Funding

     A Trust Fund may enter into an agreement (each, a "Forward Purchase Agreement") with the Depositor whereby the Depositor will agree to transfer additional Mortgage Loans to such Trust Fund following the date on which such Trust Fund is established and the related Certificates are issued. The Trust Fund may enter into Forward Purchase Agreements to permit the acquisition of additional Mortgage Loans that could not be delivered by the Depositor or have not formally completed the origination process, in each case prior to the date on which the Certificates are delivered to the Certificateholders (the "Closing Date"). Any Forward Purchase Agreement will require that any Mortgage Loans so transferred to the Trust Fund conform to the requirements specified in such Forward Purchase Agreement.

     If a Forward Purchase Agreement is to be utilized, and unless otherwise specified in the related Prospectus Supplement, the related Trustee will be required to deposit in a segregated account (each, a "Pre-Funding Account") up to 100% of the net proceeds received by the Trustee in connection with the sale


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

of one or more classes of Certificates of the related Series; the additional Mortgage Loans will be transferred to the related Trust Fund in exchange for money released to the Depositor from the related Pre-Funding Account. Each Forward Purchase Agreement will set a specified period (the "Funding Period") during which any such transfers must occur; for a Trust Fund which elects federal income treatment as REMIC or as a grantor trust, the related Funding
Period will be limited to three months from the date such Trust Fund is established; for a Trust Fund which is treated as a mere security device for federal income tax purposes, the related Funding Period will be limited to nine months from the date such Trust Fund is established. The Forward Purchase Agreement or the related Pooling and Servicing Agreement will require that, if all moneys originally deposited to such Pre-Funding Account are not so used by the end of the related Funding Period, then any remaining moneys will be applied as a mandatory prepayment of the related class or classes of Certificates as specified in the related Prospectus Supplement.

     During the Funding Period the moneys deposited to the Pre-Funding Account will either (i) be held uninvested or (ii) will be invested in cash-equivalent investments rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization and which will either mature prior to the end of the Funding Period, or will be drawable on demand and in any event, will not constitute the type of investment which would require registration of the related Trust Funds as an "investment company" under the Investment Company Act of 1940, as amended.

Distributions to Percentage Certificateholders

     Except as otherwise specified in the applicable Prospectus Supplement, on or about the 15th day of each month in which a Distribution Date occurs (the "Determination Date"), the Servicer will determine the amount of the payments or other receipts on account of principal and interest on the Mortgage Loans or Contracts which have been received and which will be distributable to holders of Certificates on the next Distribution Date (as further described below, the "Pool Distribution Amount"). The Pool Distribution Amount will be allocated among the Classes or Subclasses of Percentage Certificates of such Series in the manner described herein under "Description of the Certificates -- Standard Certificates"; however, if such Certificates are also composed of Senior Certificates and Subordinated Certificates, then the Pool Distribution Amount will be allocated in accordance with the terms of the applicable subordination arrangement. Two types of subordination arrangements are described below for a Series which consists of two Classes of Standard Certificates. Any other type of subordination arrangement employed for Certificates of a Series will be described in the related Prospectus Supplement.

     Unless otherwise specified in the applicable Prospectus Supplement, the "Pool Distribution Amount" for a Distribution Date with respect to a Series of Certificates as to which the relevant Trust Fund consists of Mortgage Loans or Contracts will be the sum of all previously undistributed payments or other receipts on account of principal (including principal prepayments, Net Liquidation Proceeds (as defined herein), and Net Insurance Proceeds (as defined herein), if any) and interest on the related Mortgage Loans or Contracts received by the Servicer after the related Cut-Off Date (except for amounts due on or prior to such Cut-Off Date), or received by the Servicer on or prior to the Cut-Off Date but due after the Cut-Off Date, in either case received on or prior to the Determination Date in the month in which such Distribution Date occurs, plus (i) all Advances made by the Servicer, (ii) all withdrawals from any Buy-Down Fund or other fund described in the related Prospectus Supplement, if applicable, and (iii) all proceeds of Mortgage Loans or Contracts or property acquired in respect thereof purchased or repurchased from the Trust Fund as provided in the Pooling and Servicing Agreement ("Repurchase Proceeds"), but excluding the following:

          (a) amounts received as late payments of principal or interest respecting which the Servicer previously has made one or more unreimbursed Advances;

          (b) any unreimbursed Advances with respect to Liquidated Mortgage Loans (as defined herein) or Liquidated Contracts (as defined herein);

          (c) those portions of each payment of interest on a particular Mortgage Loan or Contract which represents (i) the Fixed Retained Yield, if any, and (ii) the applicable Servicing Fee, as adjusted in respect of Prepayment Interest Shortfalls as described in "Servicing of the Mortgage


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

     Loans and Contracts -- Adjustment to Servicing Compensation in Connection with Prepaid and Liquidated Mortgage Loans and Contracts";

          (d) all amounts representing scheduled payments of principal and interest due after the Due Date occurring in the month in which such Distribution Date occurs;

          (e) all principal prepayments and all proceeds (including Liquidation Proceeds, Insurance Proceeds and Repurchase Proceeds) of any Mortgage Loans or Contracts, or property acquired in respect thereof, liquidated, foreclosed, purchased or repurchased pursuant to the applicable Pooling and Servicing Agreement, received on or after the Due Date occurring in the month in which such Distribution Date occurs, and all related payments of interest on such amounts;

          (f) where permitted by the related Pooling and Servicing Agreement, that portion of Liquidation Proceeds or Insurance Proceeds which represents Fixed Retained Yield, if any, or any unpaid Servicing Fee to which the Servicer is entitled;

          (g) all amounts representing certain expenses reimbursable to the Servicer and other amounts pertained to be withdrawn by the Servicer from the Certificate Account, in each case pursuant to the applicable Pooling and Servicing Agreement;

          (h) all amounts in the nature of late fees, assumption fees, prepayment fees and similar fees which the Servicer is entitled to retain pursuant to the applicable Pooling and Servicing Agreement; and

          (i) where permitted by the applicable Pooling and Servicing Agreement, reinvestment earnings on payments received in respect of the Mortgage Loans or Contracts.

     Certificates other than Shifting Interest Certificates

     With respect to a Series of Certificates which is comprised of one Class of Standard Certificates which are Senior Certificates and one Class of Standard Certificates which are Subordinated Certificates, the Servicer shall determine the aggregate amount which would have been distributable to such Class of Senior Certificates (the "Senior Class Distributable Amount") and the aggregate amount which would have been distributable to such Class of Subordinated Certificates (the "Subordinated Class Distributable Amount") assuming, among other things, no delinquencies or losses on the Mortgage Loans or Contracts preceding such
Distribution Date and, based on the Pool Distribution Amount and such Distributable Amounts, will determine the amount actually to be distributed to each Class and Subclass.

     Calculation of Distributable Amounts. If a Series of Certificates includes one Class of Standard Certificates which are Senior Certificates and one Class of Standard Certificates which are Subordinated Certificates, unless otherwise specified in the applicable Prospectus Supplement, the Senior Class Distributable Amount with respect to such Senior Certificates on a Distribution Date will be an amount equal to the sum of:

          (i) the aggregate undivided interest, expressed as a percentage and specified in the applicable Prospectus Supplement, evidenced by such Class of Senior Certificates (the "Senior Class Principal Portion") of:

               (a) all scheduled payments of principal on each outstanding Mortgage Loan or Contract that became due on the Due Date immediately preceding such Distribution Date in accordance with the amortization schedules of the related Mortgage Loans or Contracts (as adjusted to give effect to any previous prepayments), whether or not such payments were actually received by the Servicer (the aggregate of such scheduled payments due on any such Due Date being referred to herein as "Scheduled Principal");

               (b) all principal prepayments received by the Servicer in the month preceding the month in which such Distribution Date occurs;

               (c) the Scheduled Principal Balance (as defined herein) of each Mortgage Loan or Contract which was purchased from the Trust Fund as provided in the Pooling and Servicing Agreement (as described in "The Trust Funds" and "The Pooling and Servicing Agreement"), and of each Mortgage Loan or Contract as to which the Servicer has determined that all recoveries of Liquidation Proceeds and Insurance Proceeds have been received (a "Liquidated Mortgage Loan" or "Liquidated Contract"), in each case during the month preceding the month in which such Distribution Date occurs, calculated as of the date each such Mortgage Loan or Contract was purchased or calculated as of the date each such Mortgage Loan or Contract became a Liquidated Mortgage Loan or Liquidated Contract, as the case may be; and

               (d) with respect to (1) the disposition of the Mortgaged Property or Manufactured Home in connection with any Liquidated Mortgage Loan or Contract, the amount by which Net Liquidation Proceeds and Net Insurance Proceeds exceed the unpaid principal balance of such Mortgage Loan or Contract and accrued but unpaid interest on such Mortgage Loan or Contract at the Mortgage Rate or Contract Rate to the Due Date next succeeding the last date of receipt of the Liquidation Proceeds and Insurance Proceeds, and (2) the repurchase of Mortgage Loans or Contracts in connection with an early termination of the Trust Fund (see "The Pooling and Servicing Agreement -- Termination; Purchase of Mortgage Loans and Contracts"), the amount by which the repurchase price exceeds the aggregate unpaid principal balances of the Mortgage Loans or Contracts in the related Trust Fund and accrued but unpaid interest at the weighted average Mortgage Rate or Contract Rate through the end of the month in which such repurchase occurs (collectively, "Gain From Acquired Property"); and

          (ii) interest at the Pass-Through Rate for the Class of Senior Certificates from the second preceding Due Date (or the Cut-Off Date in the case of the first Distribution Date) to the Due Date immediately preceding such Distribution Date on the Senior Class Principal Portion of the aggregate Scheduled Principal Balance of the Mortgage Loans or Contracts as of the second preceding Due Date (or as of the Cut-Off Date in the case of the first Distribution Date) whether or not such interest was actually received by the Servicer; provided that Prepayment Interest Shortfall is included only to the extent that funds for such purposes are available out of Servicing Compensation; less

          (iii) the Senior Class Principal Portion of any indemnification payments made to the Servicer, the Depositor, or any officer, director, employee or agent of either the Servicer or the Depositor since the preceding Distribution Date as described under "Servicing of the Mortgage Loans and Contracts -- Certain Matters Regarding the Servicer and the Depositor" below (the "Indemnification Payments").

     Unless otherwise specified in the applicable Prospectus Supplement, the Subordinated Class Distributable Amount with respect to a Distribution Date for Percentage Certificates which are Subordinated Certificates will be an amount equal to the sum of:

          (i) the aggregate undivided interest, expressed as a percentage and specified in the applicable Prospectus Supplement, evidenced by such Subordinated Certificates (the "Subordinated Class Principal Portion") of:

               (a) all Scheduled Principal;

               (b) all principal prepayments received by the Servicer during the month preceding the month in which such Distribution Date occurs;

               (c) the Scheduled Principal Balance of each Mortgage Loan or Contract which was purchased from the Trust Fund as provided in the Pooling and Servicing Agreement (as described in "The Trust Funds" and "The Pooling and Servicing Agreement"), and of each Mortgage Loan or Contract which became a Liquidated Mortgage Loan or Liquidated Contract, in each case during the month preceding the month in which such Distribution Date occurs, determined as of the date each such Mortgage Loan or Contract was purchased, or as of the date each such

          Mortgage Loan or Contract became a Liquidated Mortgage Loan or Liquidated Contract, as the case may be; and

               (d) Gain From Acquired Property; and

          (ii) interest at the Pass-Through Rate for the Class of Subordinated Certificates from the second preceding Due Date (or from the Cut-Off Date in the case of the first Distribution Date) to the Due Date immediately preceding such Distribution Date on the Subordinated Class Principal
     Portion of the Scheduled Principal Balance of the Mortgage Loans or Contracts as of the second preceding Due Date (or as of the Cut-Off Date in the case of the first Distribution Date), whether or not such interest was actually received with respect to the Mortgage Loans or Contracts; provided that Prepayment Interest Shortfall is included only to the extent that funds for such purposes are available out of Servicing Compensation; less

          (iii) the Subordinated Class Principal Portion of any Indemnification Payments.

     The foregoing is subject to the proviso that if one or more REMIC elections are made with respect to a Series of Certificates, any Gain From Acquired Property will not be included in the Distributable Amount of the Class of such Series which consist of Regular Interests, but shall instead be paid in full to the holders of the Residual Certificates of such Series.

     Calculation of Amounts To Be Distributed. The Servicer will calculate, on the related Determination Date, the portion of the Distributable Amount for each Class of the Series that is actually available to be paid out of the Pool Distribution Amount on the Distribution Date prior to any adjustments with respect to subordination. The portion so available on a Distribution Date to the Senior Certificateholders and to the Subordinated Certificateholders (respectively, the "Senior Class Pro Rata Share" and the "Subordinated Class Pro Rata Share") will, unless otherwise specified in the applicable Prospectus Supplement, be the amount equal to the product of the Pool Distribution Amount for such Distribution Date and a fraction, the numerator of which is the Distributable Amount for such Class on such Distribution Date and the denominator of which is the sum of the Distributable Amounts for such Series on such Distribution Date.

     So long as the Subordinated Amount is greater than zero, the holders of Senior Certificates will be entitled to receive on any Distribution Date the lesser of (a) the sum of the Senior Class Distributable Amount and the Senior Class Carryover Shortfall (as defined below) and (b) the Senior Class Pro Rata Share on such Distribution Date (the "Basic Senior Class Distribution"). In addition, to the extent Senior Class Credit Enhancement is available, the holders of Senior Certificates will be entitled to receive the amount, if any, by which the Senior Class Distributable Amount plus any Senior Class Carryover Shortfall (as defined below) on such Distribution Date exceeds the Basic Senior Class Distribution on such Distribution Date (such excess being referred to herein as the "Senior Class Shortfall"). "Senior Class Credit Enhancement" includes: (a) amounts otherwise distributable to the holders of Subordinated Certificates on such Distribution Date and amounts available for such purpose in any Subordination Reserve Fund pursuant to any subordination of the rights of any holders of Subordinated Certificates as described below; and (b) any other credit enhancement arrangement which shall be specified in the related Prospectus Supplement. See "Credit Support". The "Senior Class Carryover
Shortfall" on any Distribution Date means the amount the holders of Senior Certificates were entitled to receive on the prior Distribution Date over the amount the holders of Senior Certificates actually received on such prior Distribution Date, together with interest on the difference at Pass-Through Rate for the Senior Certificates from such prior Distribution Date through the current Distribution Date.

     At the time the Subordinated Amount, if any, is reduced to zero, Senior Certificateholders will be entitled to the Senior Class Pro Rata Share on each Distribution Date. In such event any remaining Senior Class Shortfall will cease to be payable from available sources of credit enhancement, except that the portion of such Senior Class Shortfall which is attributable to the account of interest on any previous Senior Class Carryover Shortfall (the "Senior Class Shortfall Accruals") shall continue to bear interest at the Pass-Through Rate for the Senior Certificates, and the holders of Senior Certificates shall continue to have a preferential right to be paid such amount from distributions otherwise available for distribution to any holders of Subordinated

Certificates, until such amount (including interest thereon at the Pass-Through Rate for the Senior Certificates) is paid in full. See "Credit Support -- Subordination."

     So long as the Subordinated Amount is greater than zero, the holders of Subordinated Certificates will be entitled to receive on any Distribution Date an amount equal to the excess of (a) the sum of (i) the Pool Distribution Amount and (ii) all amounts released from the Subordination Reserve Fund for distribution to the holders of Subordinated Certificates on such Distribution Date over (b) the sum of (i) the Basic Senior Class Distribution, (ii) any amounts required to be distributed to the holders of Senior Certificates pursuant to the subordination of the rights of the holders of Subordinated Certificates and (iii) amounts required to be deposited in the Subordination Reserve Fund. See "Credit Support." At the time the Subordinated Amount, if any, is reduced to zero, Subordinated Certificateholders will be entitled to the Subordinated Class Pro Rata Share on each Distribution Date; provided, however, that such amount to be distributed to the holders of Subordinated Certificates shall be decreased to give effect to the preferential right of the holders of Senior Certificates to receive Senior Class Shortfall Accruals as provided herein.

     The foregoing is subject to the proviso that if a REMIC election has been made with respect to a Trust Fund (or a segregated pool of assets therein), the Subordinated Certificateholders of the related Series will be entitled to the sum of (a) the Subordinated Class Pro Rata Share, (b) all amounts in the Subordination Reserve Fund (net of any amount required to be maintained as liquidity for Advances) and (c) such other amounts, if any, as may be specified in the related Prospectus Supplement (including, if such Certificates are Residual Certificates, any Gain From Acquired Property).

     Shifting Interest Certificates

     On each Distribution Date for a Series which is comprised of two Classes of Standard Certificates which are Shifting Interest Certificates, the holders of record on the Record Date of the Senior Certificates thereof will be entitled to receive, to the extent of the Pool Distribution Amount with respect to such Distribution Date and prior to any distribution being made on the related Subordinated Certificates, an amount equal to the Senior Class Distribution Amount. The Senior Class Distribution Amount will (except as otherwise set forth in the applicable Prospectus Supplement) be calculated for any Distribution Date as the lesser of (x) the Pool Distribution Amount for such Distribution Date and
(y) the sum of:

          (i) one month's interest at the applicable Pass-Through Rate on such Class's outstanding principal balance (less, if specified in the applicable Prospectus Supplement, (a) the amount of such interest constituting Deferred Interest, if any, not then payable on the Mortgage Loans or Contracts and (b) the amount by which the Prepayment Interest Shortfall with respect to the preceding month exceeds the aggregate Servicing Fees relating to mortgagor or obligor payments or other recoveries distributed on such Distribution Date, in each case allocated to such Class on the basis set forth in the related Prospectus Supplement);

          (ii) if distribution of the amount of interest calculated pursuant to clause (i) above on prior Distribution Dates was not made in full on such prior Distribution Dates, an amount equal to (a) the difference between (x) the amount of interest which the holders of such Certificates would have received on such prior Distribution Dates if there had been sufficient funds available in the Certificate Account and (y) the amount of interest actually distributed to such holders on such prior Distribution Dates, together with interest on such difference (to the extent permitted by applicable law) at the applicable Pass-Through Rate of such Class (the "Unpaid Interest Shortfall") less (b) the aggregate amount distributed on Distribution Dates subsequent to such prior Distribution Dates with respect to the Unpaid Interest Shortfall;

          (iii) such Class's percentage, calculated as provided in the related Prospectus Supplement, of (a) all scheduled payments of principal due on each outstanding Mortgage Loan or Contract that became due on the Due Date occurring in the month in which such Distribution Date occurs, (b) all partial principal prepayments received in the month preceding the month in which such Distribution Date occurs and (c) except for Special Hazard Mortgage Loans or Special Hazard Contracts covered by clause (iv) below, the Scheduled Principal Balance of each Mortgage Loan or Contract which, during the month preceding the month in which such Distribution Date occurs, (i) was the subject of a principal prepayment in full, (ii) became a Liquidated Mortgage Loan or Liquidated Contract or (iii) was purchased from the Trust Fund as provided in the Pooling and Servicing Agreement (as described in "The Trust Funds" and "The Pooling and Servicing Agreement"); and

          (iv) if the Special Hazard Termination Date (as defined below) has occurred as a result of cumulative net losses on Special Hazard Mortgage Loans or Special Hazard Contracts exceeding the applicable Special Hazard Loss Amount (as defined below), such Class's specified percentage of the Net Liquidation Proceeds and Net Insurance Proceeds from any Mortgage Loan or Contract that became a Special Hazard Mortgage Loan or Special Hazard Contract during the month preceding the month in which such Distribution Date occurs, less the total amount of delinquent installments of principal in respect of such Special Hazard Mortgage Loan or Special Hazard Contract that were previously the subject of distributions to the holders of such Class of Certificates out of amounts otherwise distributable to the holders of the related Subordinated Certificates and less the portion of such Net Liquidation Proceeds and Net Insurance Proceeds allocable to interest on the Senior Certificates;

provided that, if such Distribution Date falls on or after the Cross-Over Date (i.e., the date on which the amount of principal payments on the Mortgage Loans or Contracts to which the holders of the related Subordinated Certificates are entitled has been reduced to zero as a result of the allocation of losses to the Subordinated Certificates), then the Senior Class Distribution Amount will instead equal the lesser of (x) the Pool Distribution Amount and (y) the sum of the items referred to above plus the amount by which such Senior Certificates' outstanding principal balance as of such Distribution Date exceeds the Pool
Scheduled Principal Balance as of such Distribution Date. The "Scheduled Principal Balance" of a Mortgage Loan or Contract for any Distribution Date is the unpaid principal balance of such Mortgage Loan or Contract as specified in the amortization schedule at the time relating thereto (before any adjustment to such schedule by reason of bankruptcy, moratorium or similar waiver or grace period) as of the first day of the month preceding the month in which such Distribution Date occurs after giving effect to the payment of principal due on such first day of the month, any partial prepayments applied on or prior to such first day of the month, the addition to the principal of such Mortgage Loan or Contract on or prior to such first day of the month of any Deferred Interest, and irrespective of any delinquency in payment by the mortgagor or obligor. The "Pool Scheduled Principal Balance" as of any Distribution Date is the aggregate of the Scheduled Principal Balances of all Mortgage Loans or Contracts in a Trust Fund for such Distribution Date.

     If so provided in the applicable Prospectus Supplement, the Class of Senior Certificates will also be entitled to receive its specified percentage, referred to in clauses (y)(iii)(b) and (y)(iii)(c)(i) above, of all partial principal prepayments and all principal prepayments in full on the Mortgage Loans or Contracts in the related Trust Fund under the circumstances or for the period of time specified therein, which will have the effect of accelerating the amortization of the Class of Senior Certificates while increasing the respective interest evidenced by the Class of Subordinated Certificates in the related Trust Fund. Increasing the respective interest of the Subordinated Certificates relative to that of the Senior Certificates is intended to preserve the availability of the subordination provided by the Subordinated Certificates.

     If the Special Hazard Termination Date would occur on any Distribution Date under the circumstances referred to in "Credit Support -- Subordination," the Senior Class Distribution Amount for each Class and Subclass of Senior Certificates of such Series calculated as set forth in the two preceding paragraphs will be modified to the extent described in such section.

     Amounts distributed to the Class of Senior Certificates on a Distribution Date will be deemed to be applied first to the payment of current interest, if any, due on such Certificates (i.e., the amount calculated pursuant to clause
(y)(i) of the third preceding paragraph), second to the payment of any Unpaid Interest Shortfall (i.e., the amount calculated pursuant to clause (y)(ii) of such paragraph) and third to the payment of principal, if any, due on such Certificates (i.e., the aggregate of the amounts calculated pursuant to clauses
(y)(iii) and (y)(iv) of such paragraph).

     As indicated above, in the event that the Pool Distribution Amount on any Distribution Date is not sufficient to make the full distribution of current interest to the holders of Senior Certificates entitled to payments of interest, the difference between the amount of current interest which the holders of such Certificates would have received on such Distribution Date if there had been sufficient funds available and the amount actually distributed will be added to the amount of interest which the holders of such Certificates are entitled to receive on the next Distribution Date. Unless otherwise specified in the related Prospectus Supplement, the amount of any such interest shortfall so carried forward will bear interest (to the extent permitted by applicable law) at the Pass-Through Rate applicable to such Certificates or at such other rate as specified in the applicable Prospectus Supplement.

     If the Pool Distribution Amount is insufficient on any Distribution Date to make the full distribution of principal due to the holders of Senior Certificates, the percentage of principal payments to which the holders of the Senior Certificates would be entitled on the immediately succeeding Distribution Date will be increased, as more fully described below under "Credit Support -- Subordination -- Shifting Interest Certificates." This increase will have the effect of reducing, as a relative matter, the respective interest of the holders of the related Subordinated Certificates in future payments of principal on the related Mortgage Loans or Contracts. If the Pool Distribution Amount is not sufficient to make full distribution described above to the holders of the Class of Senior Certificates on any Distribution Date, unless otherwise provided in the applicable Prospectus Supplement, the holders of such Class will share in the funds actually available in proportion to the respective amounts that such Class would have received had the Pool Distribution Amount been sufficient to make the full distribution of interest and principal due to such Class.

     Unless otherwise provided in the related Prospectus Supplement, on each Distribution Date the holders of the related Class of Subordinated Certificates of a Series will be entitled to receive, out of the Pool Distribution Amount, all amounts remaining and available for distribution to them after deduction of the amounts required to be distributed to the holders of all Senior Certificates of such Series.

Example of Distribution to Standard Certificateholders

     The following chart sets forth an example of the application of the foregoing provisions to the first two months of the related Trust Fund's existence, assuming the Certificates are issued in the month of January, with a Distribution Date on the 25th of each month and a Determination Date on the 15th of each month:

January 1(A)............................ Cut-Off Date.
January 2 -- January 31(B).............. The Servicer receives any principal prepayments,  Net Liquidation
                                         Proceeds, Net Insurance Proceeds and
                                         Repurchase Proceeds.
January 31(C)........................... Record Date.
February 1 -- February 15(D)............ The Servicer receives scheduled  payments of principal  and
                                         interest due on February 1.
February 15(E).......................... Determination Date.
February 25(F).......................... Distribution Date.

Succeeding monthly periods follow the pattern of (B) through (F), except that the period in (B) begins on the first of the month.

(A) The initial unpaid principal balance of the Mortgage Loans or Contracts in a Trust Fund would be the aggregate unpaid principal balance of the Mortgage Loans or Contracts at the close of business on January 1, after deducting principal payments due on or before such date. Those principal payments due on or before January 1 and the related interest payments would not be part of the Trust Fund and would be remitted by the Servicer to the Depositor when received.

(B) Principal prepayments, Net Liquidation Proceeds, Net Insurance Proceeds and Repurchase Proceeds received during this period would be credited to the Certificate Account for distribution to Certificateholders on the February 25 Distribution Date. To the extent funds are available from the aggregate Servicing Fees relating to mortgagor payments or other recoveries distributed on the related Distribution Date, the Servicer would make an additional payment to Certificateholders with respect to any Prepayment Interest Shortfall realized during this period.

(C) Distributions in the month of February will be made to Certificateholders of record at the close of business on this date.

(D) Scheduled monthly payments on the Mortgage Loans or Contracts due on February 1 will be deposited in the Certificate Account as received by the Servicer. Principal prepayments, Net Liquidation Proceeds, Net Insurance Proceeds and Repurchase Proceeds received during this period, will be deposited in the Certificate Account but will not be distributed to Certificateholders on the February 25 Distribution Date. Instead, such amounts will be credited to the Certificate Account for distribution to Certificateholders on the March 25 Distribution Date.

(E) As of the close of business on February 15, a determination will be made of the amounts of Advances and the amounts of principal and interest which will be distributed to the Certificateholders. Those scheduled payments due on or before February 1 which have been received on or before February 15 and those principal prepayments, Net Liquidation Proceeds, Net Insurance Proceeds and Repurchase Proceeds received during the period commencing January 2 and ending on January 31 will be distributed to Certificateholders on the February 25 Distribution Date. In addition, the amounts payable in respect of any form of credit enhancement will be calculated in accordance with the related Pooling and Servicing Agreement.

(F) Unless otherwise so specified in the related Prospectus Supplement, the Servicer or the Paying Agent, will make distributions to Certificateholders on the 25th day of each month, or if such 25th day is not a business day, on the next business day.

Distributions to Multi-Class Certificateholders

     Valuation of Mortgage Loans and Contracts

     If specified in the Prospectus Supplement relating to a Series of Certificates having one or more Classes or Subclasses of Multi-Class
Certificates, for purposes of establishing the principal amount of Mortgage Loans or Contracts that will be included in a Trust Fund for such Series, each Mortgage Loan or Contract to be included in such Trust Fund will be assigned an initial "Pool Value." Unless otherwise specified in the applicable Prospectus Supplement, the Pool Value of each Mortgage Loan or Contract in the Trust Fund for such Series will be the Stated Amount of Certificates of such Series which, based upon certain assumptions and regardless of any prepayments on such Mortgage Loans or Contracts, can be supported by the scheduled payments of principal and interest on such Mortgage Loans or Contracts (net of the Fixed Retained Yield on such Mortgage Loans or Contracts, if any, and the applicable Servicing Fee), together with reinvestment earnings thereon, if any, at the Assumed Reinvestment Rate for the period specified in the related Prospectus Supplement and amounts available to be withdrawn (if applicable) from any reserve fund for such Series, all as specified in the applicable Prospectus Supplement. In calculating the Pool Value of a Mortgage Loan or Contract included in the Trust Fund, future distributions on such Mortgage Loan or Contract will be determined based on scheduled payments on such Mortgage Loan or Contract. Any similar Mortgage Loans or Contracts may be aggregated into one or more groups (each, a "Pool Value Group") each of which will be assigned an aggregate Pool Value calculated as if all such Mortgage Loans or Contracts in the Pool Value Group constituted a single loan having the highest interest rate and the longest maturity of any such loan for such Pool Value Group. There are a number of alternative means of determining the Pool Value of a Mortgage Loan, Contract or Pool Value Group, including determinations based on the discounted present value of the remaining scheduled payments of principal and interest thereon and determinations based on the relationship between the Mortgage Rates or Contract Rates borne thereby and the Interest Rates of the MultiClass Certificates of the related Series. The Prospectus Supplement for each Series will describe the method or methods (and related assumptions) used to determine the Pool Values of the Mortgage Loans or Contracts or the Pool Value Groups for such Series.

     The "Assumed Reinvestment Rate" for a Series of Multi-Class Certificates will be the highest rate permitted by the nationally recognized statistical rating agency or agencies rating such Series of Multi-Class Certificates or a rate insured by means of a surety bond, guaranteed investment contract or similar arrangement satisfactory to such rating agency or agencies. If the Assumed Reinvestment Rate is so insured, the related Prospectus Supplement will set forth the terms of such arrangement.

     Distributions of Interest

     The Trustee will make distributions of interest on each Class of the Multi-Class Certificates from the date and at the rates per annum (calculated on the Stated Amount or Notional Amount of such Class) specified in, or as otherwise determined in the manner set forth in, the related Prospectus Supplement (and unless otherwise specified in such Prospectus Supplement, calculated on the basis of a 360-day year of twelve 30-day months) and in accordance with the priorities set forth in the related Prospectus Supplement. Interest on all Classes of MultiClass Certificates of a Series, other than Compound Interest Certificates, will be distributed on the Distribution Dates for such Series specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, distributions of interest on each Class of Compound Interest Certificates will be made on each Distribution Date after the Stated Amount of all Multi-Class Certificates of such Series having a Last Scheduled Distribution Date prior to the Last Scheduled Distribution Date of such Class of Compound Interest Certificates has been reduced to zero. Prior to that time, interest on such Class of Compound Interest Certificates will be added to the Stated Amount thereof on each Distribution Date. Such Class of Compound Interest Certificates will thereafter receive distributions of interest on the Stated Amount thereof as so adjusted.

     Distributions in Reduction of Stated Amount for a Series of Multi-Class Certificates not including a Subordination Feature

     The Stated Amount of a Multi-Class Certificate of a Series at any time will represent the maximum specified dollar amount (excluding interest distributions, but including, in the case of Compound Interest Certificates, interest which has not been distributed and which has been added to the Stated Amount thereof) to which the holder thereof is entitled from the cash flow on the assets included in the Trust Fund for such Series and will decline to the extent distributions in reduction of Stated Amount are received by such holder. The initial Stated Amount of each Class of Multi-Class Certificates will be specified in the applicable Prospectus Supplement. On each Distribution Date, distributions in reduction of Stated Amount of the Classes of Multi-Class Certificates will be made, to the extent funds are available, to the holders of the Multi-Class Certificates of such Series then entitled to receive such distributions, in the order and in the amounts specified in the related Prospectus Supplement. Distributions in reduction of Stated Amount may be allocated among Classes of Multi-Class Certificates in order to provide limited protection to certain Classes against an increase in the weighted average life of such Classes as a result of a slower than expected or scheduled rate of principal prepayments on the Mortgage Loans ("extension protection"). In addition, distributions in reduction of Stated Amount may be allocated among Classes of MultiClass Certificates in order to provide limited protection to certain Classes against a reduction in the weighted average life of such Classes as a result of a faster than expected or scheduled rate or principal prepayments on the Mortgage Loans ("call protection"). By virtue of such allocations of distributions in reduction of Stated Amount to provide extension protection and call protection to some Classes, the weighted average lives of certain other Classes may be more greatly affected by a faster or slower than expected or scheduled rate of principal prepayments on the Mortgage Loans. See "Prepayment and Yield Considerations -- Weighted Average Life of Certificates." Distributions in reduction of Stated Amount with respect to any Class or Subclass of Multi-Class Certificates will be made on a pro rata or random lot or such other basis as is specified in the applicable Prospectus Supplement.

     Unless otherwise specified in the Prospectus Supplement relating to a Series of Certificates, the aggregate amount that will be distributed in reduction of Stated Amount to holders of Multi-Class Certificates of a Series then entitled thereto on any Distribution Date for such Series will equal, to the extent funds are available, the sum of (i) the Multi-Class Certificate Distribution Amount (as defined herein) and (ii) if and to the extent specified in the related Prospectus Supplement, the applicable percentage of the Spread specified in such Prospectus Supplement.

     Unless otherwise specified in the applicable Prospectus Supplement, the "Multi-Class Certificate Distribution Amount" with respect to a Distribution Date for a Series of Multi-Class Certificates will equal the amount, if any, by which the Stated Amount of the Multi-Class Certificates of such Series (after taking into account the amount of interest to be added to the Stated Amount of any Class of Compound Interest Certificates on such Distribution Date and before giving effect to any distributions in reduction of Stated Amount on such Distribution Date) exceeds the Pool Value (as defined herein) of the Mortgage Loans or Contracts included in the Trust Fund for such Series as of the end of the period (a "Due Period") specified in the related Prospectus Supplement. For purposes of determining the Multi-Class Certificate Distribution Amount with respect to a Distribution Date for a Series of Certificates having one or more Classes of Multi-Class Certificates, the Pool Value of the Mortgage Loans or Contracts included in the Trust Fund for such Certificates will be reduced to take into account all distributions thereon received by the Trustee during the applicable Due Period.

     Unless otherwise specified in the applicable Prospectus Supplement, "Spread" with respect to a Distribution Date for a Series of Multi-Class Certificates will be the excess of (a) the sum of (i) all payments of principal and interest received on the related Mortgage Loans or Contracts (net of the Fixed Retained Yield, if any, and the applicable Servicing Fee, if any, with respect to such Mortgage Loans or Contracts) in the Due Period applicable to such Distribution Date and, in the case of the first Due Period, any amount deposited by the Depositor in the Certificate Account on the Closing Date, (ii) income from reinvestment thereof, if any, and (iii) to the extent specified in the applicable Prospectus Supplement, the amount of cash withdrawn from any reserve fund or available under any other form of credit enhancement for such Series since the prior Distribution Date (or since the Closing Date, in the case of the first Distribution Date) and required to be deposited in the Certificate Account for such Series, over (b) the sum of (i) all required to be deposited on the Multi-Class Certificates of such Series on such Distribution Date, (ii) the Multi-Class Certificate Distribution Amount for such Distribution Date, (iii) if applicable, any Special Distributions (as described below) in reduction of the Stated Amount of the Multi-Class Certificates of such Series made since the preceding Distribution Date (or since the Closing Date in the case of the first Distribution Date), including any accrued interest distributed with such Special Distributions, (iv) all administrative and other expenses relating to the Trust Fund payable during the Due Period preceding such Distribution Date, other than such expenses which are payable by the Servicer, if any, and (v) any amount required to be deposited into any reserve fund. Reinvestment income on any reserve fund will not be included in Spread except to the extent that reinvestment income is taken into account in calculating the initial amount required to be deposited in such reserve fund, if any.

     Subordination

     The Prospectus Supplement relating to a Series which includes one or more Classes or Subclasses of Multi-Class Certificates may specify that the rights of one or more of such Classes or Subclasses (or the related Residual Certificates of such Series) will be Senior to, or subordinated to, the rights of one or more other Classes of Certificates of such Series.

     If a Series which includes one or more Classes or Subclasses of Multi-Class Certificates includes a subordination feature, on each Distribution Date, distributions of interest, if any, will be made in accordance with the preferential priorities specified in the related Prospectus Supplement and from the date and at the Interest Rates specified therein or as otherwise specified therein and distributions in reduction of Stated Amount, if any, will be made to the holders of the Multi-Class Certificates in the amount and in the manner specified in and in accordance with the preferential distribution provisions described in the related Prospectus Supplement. If so specified in the related Prospectus Supplement the Subordinated Amount will be reduced as the pool experiences losses, as well as through seasoning and prepayment of the Mortgage Loans or Contracts included in the Trust Fund.

     Special Distributions

     To the extent specified in the Prospectus Supplement relating to a Series which includes MultiClass Certificates which have less frequent than monthly Distribution Dates, any such Class or Subclass having Stated Amounts may receive special distributions in reduction of Stated Amount, together with accrued interest on the amount of such reduction ("Special Distributions") in any month, other than a month in which a Distribution Date occurs, if, as a result of principal prepayments on the Mortgage Loans or Contracts, the Trustee determines, based on assumptions specified in the applicable Pooling and Servicing Agreement, that the amount of cash anticipated to be available on the next Distribution Date for such Series to be distributed to the holders of such Multi-Class Certificates may be less than the sum of (i) the interest scheduled to be distributed to such holders and (ii) the amount to be distributed in reduction of Stated Amount of such Multi-Class Certificates on such Distribution Date. Any such Special Distributions will be made in the same priority and manner as distributions in reduction of Stated Amount would be made on the next Distribution Date.

     To the extent specified in the related Prospectus Supplement, one or more Classes of Certificates of a Series may be subject to special distributions in reduction of the Stated Amount thereof at the option of the holders of such Certificates, or to mandatory distributions by the Servicer. Any such distributions with respect to a Series will be described in the applicable Prospectus Supplement and will be on such terms and conditions as described therein and specified in the Pooling and Servicing Agreement for such Series.

     Last Scheduled Distribution Date

     The "Last Scheduled Distribution Date" for each Class of Multi-Class Certificates of a Series having a Stated Amount, to the extent Last Scheduled Distribution Dates are specified in the applicable Prospectus Supplement, is the latest date on which (based upon the assumptions set forth in the applicable Prospectus Supplement) the Stated Amount of such Class is expected to be reduced to zero. Since the rate of distributions in reduction of Stated Amount of each such Class of Multi-Class Certificates will depend upon, among other things, the rate of payment (including prepayments) of the principal of the Mortgage Loans or Contracts, the actual last Distribution Date for any such Class may occur significantly earlier than its Last Scheduled Distribution Date. To the extent of any delays in receipt of any payments, insurance proceeds or liquidation proceeds with respect to the Mortgage Loans or Contracts included in any Trust Fund, the last Distribution Date for any such Class may occur later than its Last Scheduled Distribution Date. The rate of payments on the Mortgage Loans or Contracts in the Trust Fund for any Series of Certificates will depend upon their particular characteristics, as well as on the prevailing level of Interest Rates from time to time and other economic factors, and no assurance can be given as to the actual prepayment experience of the Mortgage Loans or Contracts. See "Prepayment and Yield Considerations."

                                 CREDIT SUPPORT

Subordination

     Certificates other than Shifting Interest Certificates

     If so specified in the Prospectus Supplement relating to a Series of Certificates as to which the related Trust Fund consists of Mortgage Loans or Contracts, other than a Series of Shifting Interest Certificates, the rights of the holders of a Class of Subordinated Certificates to receive distributions will be subordinated to the rights of the holders of a Class of Senior Certificates, to the extent of the Subordinated Amount specified in such Prospectus Supplement. The Subordinated Amount will be reduced by an amount equal to Aggregate Losses and will be further reduced in accordance with a schedule described in the applicable Prospectus Supplement. Aggregate Losses as defined in the applicable Pooling and Servicing Agreement for any given period will equal the aggregate amount of delinquencies, losses and other deficiencies in the amounts due to the Senior Certificateholders paid or borne by the Subordinated Certificateholders (but excluding any payments of Senior Class Shortfall Accruals or interest thereon) ("Payment Deficiencies") during such period, whether such aggregate amount results by way of withdrawals from the Subordination Reserve Fund (including, prior to the time that the Subordinated Amount is reduced to zero, any such withdrawal of amounts attributable to the Initial Deposit, if any), reductions in amounts that would otherwise have been distributable to the Subordinated Certificateholders on any Distribution Date, or otherwise; less the aggregate amount of previous Payment Deficiencies recovered by the related Trust Fund during such period in respect of the Mortgage Loans or Contracts giving rise to such Previous Payment Deficiencies, including, without limitation, such recoveries resulting from the receipt of delinquent principal or interest payments, Liquidation Proceeds and insurance proceeds (net, in each case, of any applicable Fixed Retained Yield and any unpaid Servicing Fee to which the Servicer is entitled, foreclosure costs and other servicing costs, expenses and advances relating to such Mortgage Loans or Contracts).

     The protection afforded to the Senior Certificateholders by the subordination feature described above will be effected both by the preferential right, to the extent specified in the applicable Prospectus Supplement, of such Senior Certificateholders to receive current distributions on the related Mortgage Loans or Contracts that, but for such subordination, would otherwise have been distributable to the Subordinated Certificateholders from the related Trust Fund (to the extent of the Subordinated Amount for such Series) and (unless otherwise specified in the applicable Prospectus Supplement) by the establishment and maintenance of a Subordination Reserve Fund for such Series. Unless otherwise specified in the applicable Prospectus Supplement, the
Subordination  Reserve  Fund  will  not  be  a  part  of  the  Trust  Fund.  The
Subordination Reserve Fund may be funded initially with an initial deposit by the Depositor (the "Initial Deposit") in an amount set forth in the applicable Prospectus Supplement. Following the initial issuance of the Certificates of a Series and until the balance of the Subordination Reserve Fund (without taking into account the amount of any Initial Deposit) first equals or exceeds the Specified Subordination Reserve Fund Balance set forth in the applicable Prospectus Supplement, the Servicer will withhold all amounts that would otherwise have been distributable to the Subordinated Certificateholders and deposit such amounts (less any portions thereof required to be distributed to Senior Certificateholders as described below) in the Subordination Reserve Fund. The time necessary for the Subordination Reserve Fund of a Series to reach the applicable Specified Subordination Reserve Fund Balance for such Series after the initial issuance of the Certificates, and the period for which such balance is maintained, will be affected by the prepayment, delinquency and foreclosure or repossession experience of the Mortgage Loans or Contracts in the related Trust Fund and cannot be accurately predicted. Unless otherwise specified in the applicable Prospectus Supplement, after the amount in the Subordination Reserve Fund (without taking into account the amount of any Initial Deposit) for a Series first equals or exceeds the applicable Specified Subordination Reserve Fund Balance, the Servicer will withhold from the Subordinated Certificateholders and will deposit in the Subordination Reserve Fund such portion of the principal payments on the Mortgage Loans or Contracts otherwise distributable to the Subordinated Certificateholders as may be necessary to maintain the Subordination Reserve Fund (without taking into account the amount of any Initial Deposit) at the Specified Subordination Reserve Fund Balance. The Prospectus Supplement for each Series will set forth the amount of the Specified Subordination Reserve Fund Balance applicable from time to time and the extent, if any, to which the Specified Subordination Reserve Fund Balance may be reduced. Unless otherwise specified in the applicable Prospectus Supplement, the Specified Subordination Reserve Fund Balance for a Series will not be required to exceed the Subordinated Amount.

     If on any Distribution Date while the Subordinated Amount exceeds zero, there is a Senior Class Shortfall, the Senior Class Certificateholders will be entitled to receive from current payments on the Mortgage Loans or Contracts that would otherwise have been distributable to Subordinated Certificateholders the amount of such Senior Class Shortfall. If such current payments are insufficient, an amount equal to the lesser of: (i) the entire amount on deposit in the Subordination Reserve Fund available for such purpose; or (ii) the amount necessary to cover the Senior Class Shortfall will be withdrawn from the Subordination Reserve Fund. Amounts representing investment earnings on amounts held in the Subordination Reserve Fund will not be available to make payments to the Senior Certificateholders. If current payments on the Mortgage Loans or Contracts and amounts available in the Subordination Reserve Fund are insufficient to pay the entire Senior Class Shortfall, then amounts held in the Certificate Account for future distributions will be distributed as necessary to the Senior Certificateholders.

     In the event the Subordination Reserve Fund is depleted before the Subordinated Amount is reduced to zero, the Senior Certificateholders will continue to have a preferential right, to the extent specified in the applicable Prospectus Supplement, to receive current distributions of amounts that would otherwise have been distributable to the Subordinated Certificateholders to the extent of the then Subordinated Amount.

     After the Subordinated Amount is reduced to zero, the Senior Certificateholders of a Series will, unless otherwise specified in the applicable Prospectus Supplement, nonetheless have a preferential right to receive payment of Senior Class Shortfall Accruals and interest which has accrued thereon from amounts that would otherwise have been distributable to the Subordinated Certificateholders. The Senior Certificateholders will otherwise bear their proportionate share of any losses realized on the Trust Fund in excess of the Subordinated Amount.

     Unless otherwise specified in the related Prospectus Supplement, amounts held from time to time in the Subordination Reserve Fund for a Series will be held for the benefit of the Senior Certificateholders and Subordinated Certificateholders of such Series until withdrawn from the Subordination Reserve Fund as described below; provided, however, that the portion of the Initial Deposit, if any, which has not been recovered by the Servicer and any undistributed investment earnings attributable thereto will continue to be the property of the Servicer and will ultimately be recoverable by the Servicer.

     Amounts withdrawn from the Subordination Reserve Fund for a Series and deposited in the Certificate Account for such Series will be charged first against amounts in the Subordination Reserve Fund other than the Initial Deposit, if any, for such Series, and thereafter against such Initial Deposit.

     If so specified in the related Prospectus Supplement, if the Subordinated Amount for a Series is reduced to zero and funds remain in the Subordination Reserve Fund, an amount (the "Advance Reserve") equal to the lesser of (i) the amount of the Initial Deposit and (ii) such funds remaining in the Subordination Reserve Fund at the time the Subordinated Amount is reduced to zero, will remain in the Subordination Reserve Fund and be available in certain circumstances for withdrawal to make Advances.

     Any amounts in the Subordination Reserve Fund for a Series on a Distribution Date in excess of the Specified Subordination Reserve Fund Balance on such date prior to the time the Subordinated Amount for such Series is reduced to zero, and any amounts remaining in the Subordination Reserve Fund for such Series upon termination of the trust created by the applicable Pooling and Servicing Agreement, will be paid, unless otherwise specified in the applicable Prospectus Supplement, to the Subordinated Certificateholders of such Series in accordance with their pro rata ownership thereof, or, in the case of a Series with respect to which an election has been made to treat the Trust Fund as a REMIC, first to the Residual Certificateholders (to the extent of any portion of the Initial Deposit, if any, and undistributed reinvestment earnings attributable thereto), and second to the Subordinated Certificateholders of such Series, in each case in accordance with their pro rata ownership thereof. Amounts permitted to be distributed from the Subordination Reserve Fund for a Series will no longer be subject to any claims or rights of the Senior Certificateholders of such Series.

     Funds in the Subordination Reserve Fund for a Series will be invested as provided in the applicable Pooling and Servicing Agreement in certain types of eligible investments ("Eligible Investments"). If an election has been made to treat the Trust Fund (or one or more pools of segregated assets therein) as a

REMIC, no more than 30% of the income or gain of the Subordination Reserve Fund in any taxable year may be derived from the sale or other disposition of investments held for less than three months in the Subordination Reserve Fund. The earnings on such investments will be withdrawn and paid to the Subordinated Certificateholders of such Series or to the holders of the Residual Certificates, in the event that an election has been made to treat the Trust Fund (or a pool of segregated assets therein) with respect to such Series as a REMIC, in accordance with their respective interests. Investment income earned on amounts held in the Subordination Reserve Fund will not be available for distribution to the Senior Certificateholders or otherwise subject to any claims or rights of the Senior Certificateholders.

     Eligible Investments for monies deposited in the Subordination Reserve Fund will be specified in the applicable Pooling and Servicing Agreement and, unless otherwise provided in the applicable Prospectus Supplement, will mature no later than the next Distribution Date.

     Holders of Subordinated Certificates of a Series will not be required to refund any amounts which have been properly distributed to them, regardless of whether there are sufficient funds to distribute to Senior Certificateholders the amounts to which they are entitled.

     If specified in the related Prospectus Supplement, the Subordination Reserve Fund may be funded in any other manner acceptable to each Rating Agency and consistent with an election, if any, to treat the Trust Fund (or one or more pools of segregated assets therein) for such Series as a REMIC, as will be more fully described in such Prospectus Supplement.

     Shifting Interest Certificates

     If specified in the applicable Prospectus Supplement, the rights of the holders of the Subordinated Certificates of a Series of Shifting Interest
Certificates to receive distributions with respect to the Mortgage Loans or Contracts in the related Trust Fund will be subordinated to such rights of the holders of the Senior Certificates of such Series to the extent described below, except as otherwise set forth in such Prospectus Supplement. This subordination is intended to enhance the likelihood of regular receipt by holders of Senior Certificates of the full amount of scheduled monthly payments of principal and interest due them and to provide limited protection to the holders of the Senior Certificates against losses due to mortgagor or obligor defaults.

     The protection afforded to the holders of Senior Certificates of such a Series by the subordination feature described above will be effected by the preferential right of such holders to receive, prior to any distribution being made in respect of the related Subordinated Certificates, current distributions on the related Mortgage Loans or Contracts of principal and interest due them on each Distribution Date out of the funds available for distribution on such date in the related Certificate Account and, to the extent described below, by the right of such holders to receive future distributions on the Mortgage Loans or Contracts that would otherwise have been payable to the holders of Subordinated Certificates.

     Losses realized on Liquidated Mortgage Loans or Liquidated Contracts (other than certain Liquidated Mortgage Loans that are Special Hazard Mortgage Loans or Liquidated Contracts that are Special Hazard Contracts as described below) will be allocated to the holders of Subordinated Certificates through a reduction of the amount of principal payments on the Mortgage Loans or Contracts to which such holders are entitled. Prior to the Cross-Over Date, holders of Senior Certificates of each Class entitled to a percentage of principal payments on the related Mortgage Loans or Contracts will be entitled to receive, as part of their respective Senior Class Distribution Amounts payable on each Distribution Date in respect of each Mortgage Loan or Contract that became a Liquidated Mortgage Loan or Liquidated Contract in the preceding month (subject to the additional limitation described below applicable to Liquidated Mortgage Loans that are Special Hazard Mortgage Loans or Liquidated Contracts that are Special Hazard Contracts), their respective shares of the Scheduled Principal Balance of each such Liquidated Mortgage Loan or Liquidated Contract, together with interest accrued at the Pass-Through Rate for such Class, irrespective of whether Net Liquidation Proceeds and Net Insurance Proceeds realized thereon are sufficient to cover such amount. For a description of the full Senior Class Distribution Amount payable to holders of Senior Certificates of each Series, see "Description of the Certificates--Distributions to Standard Certificateholders -Shifting Interest Certificates."

     On each Distribution Date occurring on or after the Cross-Over Date, holders of Senior Certificates of each Class entitled to a percentage of principal payments will generally receive, as part of their respective Senior Class Distribution Amounts, only their respective shares of the Net Liquidation Proceeds and Net Insurance Proceeds actually realized in respect of the applicable Liquidated Mortgage Loans or Liquidated Contracts after reimbursement to the Servicer of any previously reimbursed Advances made in respect of such Liquidated Mortgage Loans or Liquidated Contracts. See "Description of the Certificates--Distributions to Standard Certificateholders--Shifting Interest Certificates."

     In the event that a Mortgage Loan becomes a Liquidated Mortgage Loan or a Contract becomes a Liquidated Contract as a result of a hazard not insured against under a Standard Hazard Insurance Policy (a "Special Hazard Mortgage Loan" or "Special Hazard Contract"), the holders of Senior Certificates of each Class entitled to a percentage of principal payments on the related Mortgage Loans or Contracts will be entitled to receive in respect of each Mortgage Loan or Contract which became a Special Hazard Mortgage Loan or Special Hazard Contract in the preceding month, as part of their respective Senior Class Distribution Amounts payable on each Distribution Date prior to the Special Hazard Termination Date, their respective shares of the Scheduled Principal Balance of such Mortgage Loan or Contract, together with interest accrued at the applicable Pass-Through Rate, rather than their respective shares of Net Liquidation Proceeds and Net Insurance Proceeds actually realized. The Special Hazard Termination Date for a Series of Certificates will be the earlier to occur of (i) the date on which cumulative net losses in respect of Special Hazard Mortgage Loans or Special Hazard Contracts exceed the Special Hazard Loss Amount specified in the applicable Prospectus Supplement or (ii) the Cross-Over Date. Since the amount of the Special Hazard Loss Amount for a Series of Certificates is expected to be significantly less than the amount of principal payments on the Mortgage Loans or Contracts to which the holders of the Subordinated Certificates of such Series are initially entitled (such amount being subject to reduction, as described above, as a result of allocation of losses on other Liquidated Mortgage Loans or Liquidated Contracts as well as Special Hazard Mortgage Loans or Special Hazard Contracts), the holders of Subordinated Certificates of such Series will bear the risk of losses in the case of Special Hazard Mortgage Loans or Special Hazard Contracts to a lesser extent than they will bear losses on other Liquidated Mortgage Loans or Liquidated Contracts. Once the Special Hazard Termination Date has occurred, holders of Senior Certificates of each Class entitled to payments of principal will be entitled to receive, as part of their respective Senior Class Distribution Amounts, only their respective shares of Net Liquidation Proceeds and Net Insurance Proceeds realized on Special Hazard Mortgage Loans or Special Hazard Contracts (less the total amount of delinquent installments in respect of each Special Hazard Mortgage Loan or Special Hazard Contract that were previously the subject of distributions to the holders of the Senior Certificates and less the portion of such Net Liquidation Proceeds and Net Insurance Proceeds allocable to interest). The outstanding principal balance or notional amount of each such Class will, however, be reduced by such Class's specified percentage of the Scheduled Principal Balance of each such Special Hazard Mortgage Loan or Special Hazard Contract. See "Description of the Certificates--Distributions to Standard Certificateholders--Shifting Interest Certificates."

     If the cumulative net losses on all Mortgage Loans or Contracts in a Trust Fund that have become Special Hazard Mortgage Loans or Special Hazard Contracts in the months prior to the month in which a Distribution Date occurs would exceed the Special Hazard Loss Amount for a Series of Certificates, that portion of the Senior Class Distribution Amount as of such Distribution Date for each Class of Senior Certificates of such Series entitled to a percentage of principal payments on the Mortgage Loans or Contracts in the related Trust Fund attributable to Mortgage Loans or Contracts which became Special Hazard Mortgage Loans or Special Hazard Contracts in the month preceding the month of such Distribution Date will be calculated not on the basis of the Scheduled Principal Balances of such Special Hazard Mortgage Loans or Special Hazard Contracts but rather will be computed as an amount equal to the lesser of (a) such Class's percentage, calculated as provided in the related Prospectus Supplement, of the Scheduled Principal Balance of such Special Hazard Mortgage Loans or Special Hazard Contracts and (b) the sum of (i) the excess of the Special Hazard Loss Amount over the cumulative net losses on all Mortgage Loans or Contracts that became Special Hazard Mortgage Loans or Special Hazard Contracts in months prior to the month of such Distribution Date and (ii) the excess of (a) the product of the percentage of principal payments to which such Class is entitled multiplied by the aggregate Net Liquidation Proceeds and Net Insurance Proceeds (net of the portion of each thereof allocable to interest) of the Mortgage Loans or Contracts which became Special Hazard Mortgage Loans or Special Hazard Contracts in the month preceding the month of such Distribution Date over (b) the total amount of delinquent installments in respect of such Special Hazard Mortgage Loans or Special Hazard Contracts that were previously the subject of distributions to such Class paid out of amounts otherwise distributable to the holders of the related Subordinated Certificates.

     Although the subordination feature described above is intended to enhance the likelihood of timely payment of principal and interest to the holders of Senior Certificates, shortfalls could result in certain circumstances. For example, a shortfall in the payment of principal otherwise due the holders of Senior Certificates could occur if losses realized on the Mortgage Loans or Contracts in a Trust Fund were exceptionally high and were concentrated in a particular month. See "Description of the Certificates--Distributions to Standard Certificateholders--Shifting Interest Certificates" for a description of the consequences of any shortfall of principal or interest.

     The holders of Subordinated Certificates will not be required to refund any amounts previously properly distributed to them, regardless of whether there are sufficient funds on a subsequent Distribution Date to make a full distribution to holders of each Class of Senior Certificates of the same Series.

Other Credit Enhancement

     In addition to subordination as discussed above, credit enhancement may be provided with respect to any Series of Certificates in any other manner which may be described in the applicable Prospectus Supplement, including, but not limited to, credit enhancement through an alterative form of subordination and/or one or more of the methods described below.

     Limited Guarantee

     If so specified in the Prospectus Supplement with respect to a Series of Certificates, credit enhancement may be provided in the form of a limited guarantee issued by a guarantor named therein.

     Letter of Credit

     Alternative credit support with respect to a Series of Certificates may be provided by the issuance of a letter of credit by the bank or financial institution specified in the applicable Prospectus Supplement. The coverage, amount and frequency of any reduction in coverage provided by a letter of credit issued with respect to a Series of Certificates will be set forth in the Prospectus Supplement relating to such Series.

     Pool Insurance Policies

     If so specified in the Prospectus Supplement relating to a Series of Certificates, the Depositor will obtain a pool insurance policy for the Mortgage Loans or Contracts in the related Trust Fund. The pool insurance policy will cover any loss (subject to the limitations described in a related Prospectus Supplement) by reason of default to the extent a related Mortgage Loan or Contract is not covered by any primary mortgage insurance policy. The amount and terms of any such coverage will be set forth in the Prospectus Supplement.

     Special Hazard Insurance Policies or Other Forms of Support for Special Hazard Losses

     If so specified in the applicable Prospectus Supplement, for each Series of Certificates as to which a pool insurance policy is provided, the Depositor will also obtain a special hazard insurance policy for the related Trust Fund in the amount set forth in such Prospectus Supplement. The special hazard insurance policy will, subject to the limitations described in the applicable Prospectus Supplement, protect against loss by reason of damage to Mortgaged Properties or Manufactured Homes caused by certain hazards not insured against under the standard form of hazard insurance policy for the respective states in which the Mortgaged Properties or Manufactured Homes are located. The amount and terms of any such coverage will be set forth in the Prospectus Supplement.

     Surety Bonds

     If so specified in the Prospectus Supplement relating to a Series of Certificates, credit support with respect to one or more Classes of Certificates of a Series may be provided by the issuance of a surety bond issued by a financial guarantee insurance company specified in the applicable Prospectus Supplement. The coverage, amount and frequency of any reduction in coverage provided by a surety bond will be set forth in the Prospectus Supplement relating to such Series.

     Fraud Coverage

     If so specified in the applicable Prospectus Supplement, losses resulting fraud, dishonesty or misrepresentation in connection with the origination or sale of the Mortgage Loans or Contracts may be covered to a limited extent by representations and warranties to the effect that no such fraud, dishonesty or misrepresentation had occurred, by a reserve fund, letter of credit, or other method. The amount and terms of any such coverage will be set forth in the Prospectus Supplement.

     Mortgagor Bankruptcy Bond

     If so specified in the applicable Prospectus Supplement, losses resulting from a bankruptcy proceeding relating to a mortgagor or obligor affecting the Mortgage Loans or Contracts in a Trust Fund with respect to a Series of Certificates will be covered under a mortgagor bankruptcy bond (or any other instrument that will not result in a downgrading of the rating of the Certificates of a Series by the Rating Agency that rated such Series). Any mortgagor bankruptcy bond or such other instrument will provide for coverage in an amount meeting the criteria of the Rating Agency rating the Certificates of the related Series, which amount will be set forth in the related Prospectus Supplement. The amount and terms of any such coverage will be set forth in the Prospectus Supplement.

     Other Insurance, Guarantees and Similar Instruments or Agreements

     If specified in the related Prospectus Supplement, a Trust Fund may include in lieu of some or all of the foregoing or in addition thereto third party guarantees, and other arrangements for maintaining timely payments or providing additional protection against losses on the assets included in such Trust Fund, paying administrative expenses, or accomplishing such other purpose as may be described in the Prospectus Supplement. The Trust Fund may include a guaranteed investment contract or reinvestment agreement pursuant to which funds held in one or more accounts will be invested at a specified rate. If any Class of Certificates has a floating interest rate, or if any of the Mortgage Loans or Contracts in the related Trust Fund has a floating interest rate, the Trust Fund may include an interest rate swap contract, an interest rate cap agreement or similar contract providing limited protection against interest rate risks.

                       PREPAYMENT AND YIELD CONSIDERATIONS

Pass-Through Rates and Interest Rates

     Any Class of Certificates of a Series may have a fixed Pass-Through Rate or Interest Rate, or a Pass-Through Rate or Interest Rate which varies based on changes in an index or based on changes with respect to the underlying Mortgage Loans or Contracts (such as, for example, varying on the basis of changes in the weighted average Net Mortgage Rate or Net Contract Rate of the underlying Mortgage Loans or Contracts) or may receive interest payments with respect to the underlying Mortgage Loans or Contracts in such other manner specified in the applicable Prospectus Supplement.

     The Prospectus Supplement for each Series will specify the range and the weighted average of the Mortgage Rates or Contract Rates and Net Mortgage Rates or Net Contract Rates for the Mortgage Loans or Contracts underlying such Series as of the Cut-Off Date. Unless otherwise specified in the related Prospectus Supplement, each monthly interest payment on a Mortgage Loan or Contract will generally be calculated as the product of one-twelfth of the applicable Mortgage

Rate or Contract Rate at the time of such calculation and the then unpaid principal balance on such Mortgage Loan or Contract. The Net Mortgage Rate or Net Contract Rate with respect to each Mortgage Loan or Contract will be similarly calculated on a loan-by-loan basis, by subtracting from the applicable Mortgage Rate or Contract Rate, the Fixed Retained Yield, if any, payable to the Depositor or other person or entity specified in the Prospectus Supplement and any Servicing Fee applicable to each Mortgage Loan or Contract. If the Trust Fund includes adjustable-rate Mortgage Loans or Contracts or includes Mortgage Loans or Contracts with different Net Mortgage Rates or Net Contract Rates, the weighted average Net Mortgage Rate or Net Contract Rate may vary from time to time as set forth below. See "The Trust Funds." The Prospectus Supplement for a Series will also specify the initial Pass-Through Rate or Interest Rate for each Class of Certificates of such Series having a Pass-Through Rate or Interest Rate and will specify whether each such Pass-Through Rate or Interest Rate is fixed or is variable.

     The Net Mortgage Rate or Net Contract Rate for any adjustable rate Mortgage Loan or Contract will change with any changes in the index specified in the related Prospectus Supplement on which such Mortgage Rate or Contract Rate adjustments are based, subject to any applicable periodic or aggregate caps or floors on the related Mortgage Rate or Contract Rate or other limitations described in the related Prospectus Supplement. The weighted average Net Mortgage Rate or Net Contract Rate with respect to any Series may vary due to changes in the Net Mortgage Rates or Net Contract Rates of adjustable rate Mortgage Loans or Contracts, to the timing of the Mortgage Rate or Contract Rate readjustments of such Mortgage Loans or Contracts and to different rates of payment of principal of fixed or adjustable rate Mortgage Loans or Contracts bearing different Mortgage Rates or Contract Rates.

     If the Trust Fund for a Series includes adjustable rate Mortgage Loans or Contracts, any limitations on the periodic changes in a mortgagor's or obligor's monthly payment, any limitations on the adjustments to the Net Mortgage Rates or Mortgage Rates or to the Net Contract Rates or Contract Rates, any provision that could result in Deferred Interest and the effects, if any, thereof on the yield on Certificates of the related Series will be discussed in the related Prospectus Supplement.

     Unless otherwise specified in the related Prospectus Supplement, no distribution of principal and only a partial distribution of interest will be made to Certificateholders with respect to a negatively amortizing Mortgage Loan or Contract. Distribution of the portion of scheduled interest at the applicable Net Mortgage Rate or Net Contract Rate representing Deferred Interest with respect to such Mortgage Loan or Contract will be passed through to the Certificateholders on the Distribution Date following the Due Date on which it is received. Such Deferred Interest will bear interest at the Net Mortgage Rate or Net Contract Rate for such Mortgage Loan or Contract. For federal income tax purposes, Deferred Interest may constitute interest income to the Trust Fund and to Certificateholders at the time that it accrues, rather than at the time that it is paid. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made--Deferred Interest," "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Deferred Interest" and "--Taxation of Residual Certificates--Deferred Interest."

Scheduled Delays in Distributions

     At the date of initial issuance of the Certificates of each Series offered hereby, the initial purchasers of a Class of Certificates (other than certain Classes of Residual Certificates) will be required to pay accrued interest at the applicable Pass-Through Rate or Interest Rate for such Class from the Cut-Off Date for such Series to, but not including the date of issuance. With respect to Standard Certificates, the effective yield to Certificateholders will be below the yield otherwise produced by the applicable Pass-Through Rate because while interest will accrue at such Pass-Through Rate from the first day of each month through the last day of such month (unless otherwise specified in the related Prospectus Supplement), principal and interest distributions with respect to such month will not be made until the 25th day (or if such 25th day is not a business day, the business day immediately following such 25th day) of the month following the month of accrual (or until such other Distribution Date specified in the applicable Prospectus Supplement). If so specified in the related Prospectus Supplement, a Class of Multi-Class Certificates may be entitled to distributions on each Distribution Date of interest accrued during a period (an "Interest Accrual Period" specified in such Prospectus Supplement ending on such Distribution Date or ending on a date preceding such Distribution Date. In the latter case the effective yield to such Certificateholders will be below the yield otherwise produced by the applicable initial public offering prices and Interest Rates because (i) on the first Distribution Date the time period upon which interest payable is calculated will be less than the time elapsed since the commencement of accrual of interest, (ii) the interest that accrues during the Interest Accrual Period will not be paid until a date following such Interest Accrual Period specified in the related Prospectus Supplement, and (iii) during each Interest Accrual Period following the first Interest Accrual Period, in the case of a Class of Multi-Class Certificates currently receiving distributions in reduction of Stated Amount, interest is based upon a Stated Amount which is less than the Stated Amount of such Certificates actually outstanding, since the distribution in reduction of Stated Amount made on the following Distribution Date is deemed to have been made, for interest accrual purposes only, at the end of the preceding Interest Accrual Period. The Prospectus Supplement for each Series of Certificates will set forth the nature of any scheduled delays in distribution and the impact on the yield of such Certificates.

Interest Shortfalls Due to Principal Prepayments

     When a Mortgage Loan or Contract is prepaid in full, the mortgagor or obligor pays interest on the amount prepaid only to the date of prepayment and not thereafter. Similarly, Liquidation Proceeds and Insurance Proceeds are also likely to include interest only to the time of payment. When a Mortgage Loan or Contract is prepaid in part, and such prepayment is applied as of a date other than the Due Date occurring in the month of receipt or the Due Date occurring in the month following the month of receipt, the mortgagor or obligor pays interest on the amount prepaid only to the date of prepayment and not thereafter. The effect of the foregoing is to reduce the aggregate amount of interest which would otherwise be passed through to Certificateholders if such Mortgage Loan or Contract were outstanding, or if such partial prepayment were applied, on the succeeding Due Date. To mitigate this reduction in yield, the Pooling and Servicing Agreement relating to a Series will provide, unless otherwise specified in the applicable Prospectus Supplement, that with respect to any principal prepayment or liquidation of any Mortgage Loan or Contract underlying the Certificates of such Series, the Servicer will pay into the Certificate Account for such Series to the extent funds are available for such purpose from the related aggregate Servicing Fees (or portion thereof as specified in the related Prospectus Supplement) which the Servicer is entitled to receive relating to mortgagor or obligor payments or other recoveries distributed on the related Distribution Date, such amount, if any, as may be necessary to assure that the amount paid into the Certificate Account with respect to such Mortgage Loan or Contract includes an amount equal to interest at the Net Mortgage Rate or Net Contract Rate for such Mortgage Loan or Contract for the period from the date of such prepayment or liquidation to but not including the next Due Date. See "Servicing of the Mortgage Loans and Contracts -- Adjustment to Servicing Compensation in Connection with Prepaid and Liquidated Mortgage Loans and Contracts."

Weighted Average Life of Certificates

     Weighted average life of a Certificate refers to the average amount of time that will elapse from the date of issuance of the Certificate until each dollar in reduction of the principal amount or Stated Amount of such Certificate is distributed to the investor. The weighted average life and the yield to maturity of any Class of the Certificates of a Series will be influenced by, among other things, the rate at which principal on the Mortgage Loans or Contracts included in the Mortgage Pool or Contract Pool for such Certificate is paid, which is determined by scheduled amortization and prepayments (for this purpose, the term "prepayments" includes prepayments and liquidations due to default, casualty, condemnation and the like).

     The Mortgage Loans or Contracts may be prepaid in full or in part at any time. Unless otherwise specified in the applicable Prospectus Supplement or as described in the following paragraph, no Mortgage Loan or Contract will provide for a prepayment penalty and all fixed rate Mortgage Loans or Contracts will contain due-on-sale clauses permitting the holder to accelerate the maturity of the Mortgage Loan or Contract upon conveyance of the Mortgaged Property or Manufactured Home.

     Some of the Mortgage Loans may call for Balloon Payments. Balloon Payments involve a greater degree of risk than fully amortizing loans because the ability of the borrower to make a Balloon Payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage rates at the time of the attempted sale or refinancing, the borrower's equity in the related Mortgaged Property, the financial condition of the borrower and operating history of the related Mortgaged Property, tax laws, prevailing economic conditions and the availability of credit for commercial real estate projects generally.

     Some of the Mortgage Loans included in the Trust Fund may, in the event one or more are required to be repurchased or otherwise removed from the Trust Fund, require the payment of a release premium.

     Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The Prospectus Supplement for each Series which includes more than one Class or Subclass of Multi-Class Certificates will describe one or more such prepayment standards or models and will contain tables setting forth the weighted average life of each such Class or Subclass and the percentage of the original aggregate Stated Amount of each such Class or Subclass that would be outstanding on specified Distribution Dates for such Series based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Mortgage Loans or Contracts are made at rates corresponding to various percentages of the prepayment standard or model specified in the related Prospectus Supplement.

     There is, however, no assurance that prepayment of the Mortgage Loans or Contracts underlying a Series of Certificates will conform to any level of the prepayment standard or model specified in the related Prospectus Supplement. A number of economic, geographic, social and other factors may affect prepayment experience. These factors may include homeowner mobility, economic conditions, changes in mortgagor's or obligor's housing needs, job transfers, unemployment, mortgagor's or obligor's net equity in the properties securing the mortgages or contracts, servicing decisions, enforceability of due-on-sale clauses , market interest rates, the magnitude of related taxes, and the availability of funds for refinancing. In general, however, if prevailing interest rates fall significantly below the Mortgage Rates or Contract Rates on the Mortgage Loans or Contracts underlying a Series of Certificates, the prepayment rates of such Mortgage Loans or Contracts are likely to be higher than if prevailing rates remain at or above the rates borne by such Mortgage Loans or Contracts. It should be noted that Certificates of a Series may evidence an interest in a Trust Fund with different Mortgage Rates or Contract Rates. Accordingly, the prepayment experience of such Certificates will to some extent be a function of the mix of Mortgage Rates or Contract Rates of the Mortgage Loans or Contracts. In addition, the terms of the Pooling and Servicing Agreement will require the Servicer to enforce any due-on-sale clause to the extent specified therein. See "Servicing of the Mortgage Loans and Contracts -- Enforcement of Due-on-Sale Clauses; Realization Upon Defaulted Mortgage Loans and Contracts" and "Certain Legal Aspects of the Mortgage Loans and Contracts -- Due-On-Sale Clauses" for a description of certain provisions of each Pooling and Servicing Agreement and certain legal developments that may affect the prepayment experience on the Mortgage Loans or Contracts.

     A lower rate of principal prepayments than anticipated would negatively affect the total return to investors in any Certificates of a Series that are offered at a discount to their principal amount or, if applicable, their parity price, and a higher rate of principal prepayments than anticipated would negatively affect the total return to investors in the Certificates of a Series that are offered at a premium to their principal amount or, if applicable, their parity price. Parity price is the price at which a Certificate will yield its coupon, after giving effect to any payment delay. In addition, the yield to investors in a Class of Certificates which bears interest at a variable Interest Rate or at a variable Pass-Through Rate, will also be affected by changes in the index on which any such variable Interest Rate, or variable Pass-Through Rate is based. Changes in the index may not correlate with changes in prevailing mortgage interest rates or financing rates for manufactured housing, and the effect, if any, thereof on the yield of the Certificates will be discussed in the related Prospectus Supplement. The yield on certain types of Certificates may be particularly sensitive to prepayment rates, and further information with respect to yield on such Certificates will be included in the applicable Prospectus Supplement.

     At the request of the mortgagor or obligor, the Servicer may refinance the Mortgage Loans or Contracts in any Trust Fund by accepting prepayments thereon and making new loans secured by a Mortgage on the same property or a security interest in the same Manufactured Home. Upon such refinancing, the new loans will not be included in the Trust Fund. A mortgagor or obligor may be legally entitled to require the Servicer to allow such a refinancing. Any such refinancing will have the same effect as a prepayment in full of the related Mortgage Loan or Contract.


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

     The Depositor may be obligated and the applicable Unaffiliated Seller will be obligated, under certain circumstances, to repurchase certain of the Mortgage Loans or Contracts. In addition, the terms of certain insurance policies relating to the Mortgage Loans or Contracts may permit the applicable insurer to purchase delinquent Mortgage Loans or Contracts. The proceeds of any such repurchase will be deposited in the related Certificate Account and such repurchase will have the same effect as a prepayment in full of the related Mortgage Loan or Contract. See "The Trust Funds -- Assignment of the Mortgage Loans and Contracts." In addition, if so specified in the applicable Prospectus Supplement, the Servicer will have the option to purchase all, but not less than all, of the Mortgage Loans or Contracts in any Trust Fund under the limited conditions specified in such Prospectus Supplement. For any Series of Certificates for which an election has been made to treat the Trust Fund (or one or more segregated pools of assets therein) as a REMIC, any such purchase may be effected only pursuant to a "qualified liquidation," as defined in Code Section 86OF(a)(4)(A). See "The Pooling and Servicing Agreement -- Termination; Purchase or other Disposition of Mortgage Loans and Contracts."

                                 USE OF PROCEEDS

     Unless otherwise specified in the applicable Prospectus Supplement, substantially all of the net proceeds from the sale of each Series of Certificates will be used by the Depositor for the purchase of the Mortgage Loans or Contracts represented by the Certificates of such Series or to reimburse amounts previously used to effect such a purchase, the costs of carrying the related Mortgage Loans or Contracts until the sale of the Certificates and other expenses connected with pooling the related Mortgage Loans or Contracts and issuing the Certificates.

                                  THE DEPOSITOR

     Prudential Securities Secured Financing Corporation, formerly known as P-B Secured Financing Corporation (the "Depositor"), was incorporated in the State of Delaware on August 26, 1988 as a wholly-owned, limited purpose finance subsidiary of Prudential Securities Group Inc. (a wholly-owned indirect subsidiary of The Prudential Insurance Company of America). The Depositor's principal executive offices are located at 199 Water Street, New York, New York 10292. Its telephone number is (212) 214-7835.

     As described herein under "The Trust Funds -- Assignment of the Mortgage Loans and Contracts" and "-- Representations and Warranties", the only obligations, if any, of the Depositor with respect to a Series of Certificates may be pursuant to certain limited representations and warranties and limited undertakings to repurchase or substitute Mortgage Loans or Contracts under certain circumstances. Unless otherwise specified in the applicable Prospectus Supplement, the Depositor will have no servicing obligations or responsibilities with respect to any Mortgage Pool, Contract Pool or Trust Fund. The Depositor does not have, nor is it expected in the future to have, any significant assets.

     As specified in the related Prospectus Supplement the Servicer with respect to any Series of Certificates relating to Mortgage Loans or Contracts may be an affiliate of the Depositor. As described under "The Trust Funds," the Depositor anticipates that it may acquire Mortgage Loans and Contracts through or from an affiliate.

     Neither the Depositor nor Prudential Securities Group Inc. nor any of its affiliates, including The Prudential Insurance Company of America, will insure or guarantee the Certificates of any Series.

                             UNDERWRITING GUIDELINES

Mortgage Loans Secured by Residential Properties

     The Depositor expects that all Mortgage Loans included in a Mortgage Pool will have been originated in accordance with the underwriting procedures described herein, subject to such variations as are specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus


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

Supplement, all or a representative sample of the Mortgage Loans comprising the Mortgage Pool for a Series will be reviewed by or on behalf of the Depositor to determine compliance with such underwriting procedures and standards and compliance with other requirements for inclusion in the related Mortgage Pool.

     Except as otherwise set forth in the related Prospectus Supplement, it is expected that each originator of Mortgage Loans will have applied, in a standard procedure which complies with applicable federal and state law and regulations, underwriting procedures that are intended to evaluate the mortgagor's credit standing and repayment ability, and the value and adequacy of the Mortgaged Property as collateral. A prospective mortgagor will have been required to fill out an application designed to provide to the original lender pertinent credit information. As part of the description of the mortgagor's financial condition, the mortgagor will have been required to provide a current balance sheet describing assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the mortgagor's credit history with local merchants and lenders and any record of bankruptcy. In addition, an employment verification will have been obtained in the case of individual borrowers which reports the mortgagor's current salary, length of such employment and whether it was expected that the mortgagor will continue such employment in the future. If a prospective borrower was self-employed, the mortgagor will have been required to submit copies of signed tax returns. The mortgagor may also have been required to authorize verification of deposits at financial institutions where the mortgagor has demand or savings accounts.

     In determining the adequacy of the Mortgaged Property as collateral, except in the instance of certain small second loan applications, an appraisal will have been made of each Mortgaged Property considered for financing. Each appraiser will have been selected in accordance with predetermined guidelines established by or acceptable to the Unaffiliated Seller for appraisers. The appraiser will have been required to inspect the Mortgaged Property and verify that it was in good condition and that construction, if new, has been completed. The appraisal is based on the market value of the comparable properties, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the Mortgaged Property.

     In determining the adequacy of the Mortgaged Property as collateral, the originator shall, in the case of second or more junior loans, look at the combined Loan-to-Value Ratio in determining whether the Mortgage Loan exceeds lending guidelines. Furthermore, when considering such second or more junior loans, confirm that payment has been timely made on the senior liens.

     Once all applicable employment, credit and property information was received, a determination would have been made as to whether the prospective mortgagor had sufficient monthly income available (i) to meet its monthly obligations on the Mortgage Loan (determined on the basis of the monthly payments due in the year of origination and taking into consideration, payments due on any senior liens) and other expenses related to the Mortgaged Property (such as property taxes and hazard insurance) and (ii) in the case of individual mortgagors, to meet monthly housing expenses and other financial obligations and monthly living expenses. When two individuals cosign loan documents, the income and expenses of both individuals may be included in the computation. Underwriting guidelines generally similar to traditional underwriting guidelines used by FNMA and FHLMC which were in effect at the time of origination of each Mortgage Loan will generally have been used, except that the ratios at origination of the amounts described in clauses (i) and (ii) above to the applicant's stable monthly gross income may exceed in certain cases the then applicable FNMA and FHLMC guidelines. With respect to a vacation or second home, no income derived from the property will have been considered for underwriting purposes.

     Other credit considerations may cause departure from the traditional guidelines. If the Loan-to-Value Ratio and/or term of the Mortgage Loan is less than a percentage specified in the related Prospectus Supplement, certain aspects of review relating to monthly income assets may be foregone and standard ratios of monthly or total expenses to gross income may not be applied. The
Depositor may permit an Unaffiliated Seller's underwriting standards to otherwise vary in certain cases to the extent specified in the related Prospectus Supplement.

     The Mortgaged Properties may be located in states where, in general, a lender providing credit on a single-family property may not seek a deficiency judgment against the mortgagor but rather must look solely to the property for repayment in the event of foreclosure. The Depositor will require that the


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

Unaffiliated Sellers represent and warrant that underwriting standards applied to each Mortgage Loan purchased by the Depositor from such Unaffiliated Seller (including Mortgage Loans secured by Mortgaged Properties located in anti-deficiency states) require that the value of the property being financed, as indicated by the appraisal, currently supports and is anticipated to support in the future the outstanding principal balance of such Mortgage Loan.

     Certain of the types of loans which may be included in the Mortgage Pools are recently developed and may involve additional uncertainties not present in traditional types of loans. For example, certain of such Mortgage Loans may provide for escalating or variable payments by the mortgagor. These types of Mortgage Loans are underwritten on the basis of a judgment that mortgagors will have the ability to make larger monthly payments in subsequent years. In some instances, however, a mortgagor's income may not be sufficient to make loan payments as such payments increase.

     No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If the real estate market should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans, and any secondary financing on the Mortgaged Properties, in a particular Mortgage Pool become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any Mortgage Pool. To the extent that such losses are not covered by subordination provisions, insurance policies or other credit support, such losses will be borne, at least in part, by the holders of the Certificates of the related series.

Contracts

     The underwriting guidelines utilized in connection with the origination of the Contracts underlying a Series of Certificates will be described in the related Prospectus Supplement.

                  SERVICING OF THE MORTGAGE LOANS AND CONTRACTS

     The following summaries describe certain provisions of the Pooling and Servicing Agreements which relate to Trust Funds comprised of Mortgage Loans or Contracts. The summaries do not purport to be complete and are subject to and are qualified in their entirety by reference to, all the provisions of the Pooling and Servicing Agreement for each Series and the related Prospectus
Supplement, which may further modify the provisions summarized below. The provisions of each Pooling and Servicing Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust Fund. Each Pooling and Servicing Agreement executed and delivered with respect to each Series will be filed with the Commission as an exhibit to a Current Report on Form 8-K promptly after issuance of the Certificates of such Series.

The Servicer

     The Servicer under each Pooling and Servicing Agreement will be named in the related Prospectus Supplement. The entity serving as Servicer may be an affiliate of the Depositor and may have other normal business relationships with the Depositor or the Depositor's affiliates. The Servicer with respect to each Series will service the Mortgage Loans or Contracts contained in the Trust Fund for such Series. For Trust Funds comprised of Mortgage Loans, the Servicer will be a seller/servicer approved by FNMA or FHLMC. Any Servicer may delegate its servicing responsibilities to one or more sub-servicers (each a "Sub-Servicer"), but will not be relieved of its liabilities with respect thereto.

     The Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Pooling and Servicing Agreement. An uncured breach of such a representation or warranty that in any respect materially and adversely affects the interests of the Certificateholders will constitute an Event of Default by


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

the Servicer under the related Pooling and Servicing Agreement. See "The Pooling and Servicing Agreement -- Events of Default -- Mortgage Loans or Contracts" and " -- Rights Upon Event of Default -- Mortgage Loans or Contracts."

Payments on Mortgage Loans and Contracts

     The Servicer or the Trustee will, as to each Series of Certificates, establish and maintain, or cause to be established and maintained, a separate trust account or accounts in the name of the Trustee (collectively, the "Certificate Account"), which must be maintained with a depository institution (the "Certificate Account Depository") acceptable to the Rating Agency rating the Certificates of such Series. Such account or accounts will be maintained with a Certificate Account Depository (i) whose long-term debt obligations at the time of any deposit therein are rated not lower than the rating on the related Series of Certificates at the time of the initial issuance thereof, (ii) the deposits in which are insured by the Federal Deposit Insurance Corporation (the "FDIC") through either the Bank Insurance Fund or the Savings Association Insurance Fund (to the limit established by the FDIC) and the uninsured deposits in which accounts are otherwise secured such that, as evidenced by an opinion of counsel, the Trustee for the benefit of the Certificateholders of the related Series has a claim with respect to funds in the Certificate Account for such Series, or a perfected security interest in any collateral (which shall be limited to Eligible Investments) securing such funds, that is superior to the claims of any other depositor or general creditor of the Certificate Account Depository with which the Certificate Account is maintained or (iii) which is otherwise acceptable to the Rating Agency or Agencies.

     A Certificate Account may be maintained as an interest bearing or a non-interest bearing account, or the funds held therein may be invested pending each succeeding Distribution Date in certain Eligible Investments. Any such Eligible Investments shall mature not later than the business day preceding the next Distribution Date and no such investment shall be sold or disposed of prior to the maturity date of such Eligible Investment; however, in the event that an election has been made to treat the Trust Fund (or a segregated pool of assets therein) with respect to a Series as a REMIC, no such Eligible Investments will be sold or disposed of at a gain prior to maturity unless the Servicer has received an opinion of counsel or other evidence satisfactory to it that such sale or disposition will not cause the Trust Fund (or segregated pool of assets) to be subject to the tax on "prohibited transactions" imposed by Code Section 860F(a)(1), otherwise subject the Trust Fund (or segregated pool of assets) to tax, or cause the Trust Fund (or segregated pool of assets) to fail to qualify as a REMIC. Unless otherwise provided in the related Prospectus Supplement, any interest or other income earned on funds in the Certificate Account will be paid to the Servicer or its designee as additional servicing compensation. All losses from any such investment will be deposited by the Servicer into the Certificate Account immediately as realized. If permitted by the Rating Agency or Agencies and so specified in the related Prospectus Supplement, a Certificate Account may contain funds relating to more than one Series of Certificates.

     Each Sub-Servicer servicing a Mortgage Loan or Contract will be required by the Servicer to establish and maintain one or more separate accounts which may be interest bearing and which comply with the standards with respect to Certificate Accounts set forth above (collectively, the "Sub-Servicing Account"). Each Sub-Servicer will be required to credit to the related Sub-Servicing Account on a daily basis the amount of all proceeds of Mortgage Loans or Contracts received by the Sub-Servicer, less its servicing compensation. The Sub-Servicer shall remit to the Servicer by wire transfer of immediately available funds all funds held in the Sub-Servicing Account with respect to each Mortgage Loan or Contract on a monthly remittance date which shall occur on or before two business days preceding the Determination Date occurring in such month.

     The Servicer will deposit in the Certificate Account for each Series of Certificates any amounts representing scheduled payments of principal and interest on the Mortgage Loans or Contracts due after the applicable Cut-Off Date but received prior thereto, and, on a dally basis, the following payments and collections received or made by it with respect to the Mortgage Loans or Contracts subsequent to the applicable Cut-Off Date (other than payments due on or before the Cut-Off Date):

          (i) all payments on account of principal, including prepayments, and interest, net of any portion thereof retained by a Sub-Servicer as its servicing compensation and net of any Fixed Retained Yield;


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

          (ii) all amounts received by the Servicer in connection with the liquidation of defaulted Mortgage Loans or Contracts or property acquired in respect thereof, whether through foreclosure sale or otherwise, including payments in connection with defaulted Mortgage Loans or Contracts received from the mortgagor or obligor other than amounts required to be paid to the mortgagor or obligor pursuant to the terms of the applicable Mortgage Loan or Contract or otherwise pursuant to law ("Liquidation Proceeds"), and further reduced by expenses incurred in connection with such liquidation, other reimbursed servicing costs associated with such liquidation, certain amounts applied to the restoration, preservation or repair of the Mortgaged Property or Manufactured Home, any unreimbursed
     Advances with respect to such Mortgage Loan or Contract and, in the discretion of the Servicer, but only to the extent of the amount permitted to be withdrawn from the Certificate Account, any unpaid Servicing Fees, in respect of the related Mortgage Loans or Contracts or the related Mortgaged Properties or Manufactured Homes ("Net Liquidation Proceeds");

          (iii) all proceeds received by the Servicer under any title, hazard or other insurance policy covering any such Mortgage Loan or Contract ("Insurance Proceeds"), other than proceeds to be applied to the restoration or repair of the related Mortgaged Property or Manufactured Home or released to the mortgagor or obligor in accordance with the applicable Pooling and Servicing Agreement, and further reduced by expenses incurred in connection with collecting on related insurance policies, any unreimbursed Advances with respect to such Mortgage Loan or Contract and in the discretion of the Servicer, but only to the extent of the amount permitted to be withdrawn from the Certificate Account, any unpaid
     Servicing Fees, in respect of such Mortgage Loan or Contract ("Net Insurance Proceeds");

          (iv) all amounts required to be deposited therein from any related reserve fund, and amounts available under any other form of credit enhancement applicable to such Series;

          (v) all Advances made by the Servicer;

          (vi) all amounts withdrawn from Buy-Down Funds or other funds described in the related Prospectus Supplement, if any, with respect to the Mortgage Loans or Contracts, in accordance with the terms of the respective agreements applicable thereto;

          (vii) all Repurchase Proceeds; and

          (viii) all other amounts required to be deposited therein pursuant to the applicable Pooling and Servicing Agreement.

     Notwithstanding the foregoing, the Servicer will be entitled, at its election, either (a) to withhold and pay itself the applicable Servicing Fee and/or to withhold and pay to the owner thereof any Fixed Retained Yield from any payment or other recovery on account of interest as received and prior to deposit in the Certificate Account or (b) to withdraw the applicable Servicing Fee and/or any Fixed Retained Yield from the Certificate Account after the entire payment or recovery has been deposited therein; however, with respect to each Trust Fund (or a segregated pool of assets therein) as to which a REMIC election has been made, the Servicer will, in each instance, withhold and pay to the owner thereof the Fixed Retained Yield prior to deposit of the related payment or recovery in the Certificate Account.

     Advances, amounts withdrawn from any reserve fund, and amounts available under any other form of credit enhancement will be deposited in the Certificate Account not later than the business day preceding the Distribution Date on which such amounts are required to be distributed. All other amounts will be deposited in the Certificate Account not later than the business day next following the day of receipt and posting by the Servicer.

     If the Servicer deposits in the Certificate Account for a Series any amount not required to be deposited therein, it may at any time withdraw such amount from such Certificate Account.

     The Servicer is permitted, from time to time, to make withdrawals from the Certificate Account for the following purposes, to the extent permitted in the applicable Pooling and Servicing Agreement:


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

          (i) to reimburse itself for Advances;

          (ii) to reimburse itself from Liquidation Proceeds for expenses incurred by the Servicer in connection with the liquidation of any defaulted Mortgage Loan or Contract or property acquired in respect thereof and for amounts expended in good faith in connection with the restoration of damaged property, to reimburse itself from Insurance Proceeds for expenses incurred by the Servicer in connection with the restoration, preservation or repair of the related Mortgage Properties or Manufactured Homes and expenses incurred in connection with collecting on the related insurance policies and, to the extent that Liquidation Proceeds or Insurance Proceeds after such reimbursement are in excess of the unpaid principal balance of the related Mortgage Loans or Contracts together with accrued and unpaid interest thereon at the applicable Net Mortgage Rate or Net Contract Rate through the last day of the month in which such Liquidation Proceeds or Insurance Proceeds were received, to pay to itself out of such excess the amount of any unpaid Servicing Fees and any assumption fees, late payment charges or other mortgagor or obligor charges on the related Mortgage Loans or Contracts;

          (iii) to pay to itself the applicable Servicing Fee and/or pay the owner thereof any Fixed Retained Yield, in the event the Servicer is not required, and has elected not, to withhold such amounts out of any payment or other recovery with respect to a particular Mortgage Loan or Contract prior to the deposit of such payment or recovery in the Certificate Account;

          (iv) to reimburse itself and the Depositor for certain expenses (including taxes paid on behalf of the Trust Fund) incurred by and recoverable by or reimbursable to it or the Depositor, as the case may be;

          (v) to pay to the Depositor or the Unaffiliated Seller with respect to each Mortgage Loan or Contract or property acquired in respect thereof that has been repurchased by the Depositor or the Unaffiliated Seller, as the case may be, all amounts received thereon and not distributed as of the date as of which the purchase price of such Mortgage Loan or Contract was determined;

          (vi) to pay itself any interest earned on or investment income earned with respect to funds in the Certificate Account (all such interest or income to be withdrawn not later than the next Distribution Date);

          (vii) to make withdrawals from the Certificate Account in order to make distributions to Certificateholders; and

          (viii) to clear and terminate the Certificate Account.

     The Servicer will be authorized to appoint a paying agent (the "Paying Agent") to make distributions, as agent for the Servicer, to Certificateholders of a Series. If the Paying Agent for a Series is the Trustee of such Series, such Paying Agent will be authorized to make withdrawals from the Certificate Account in order to make distributions to Certificateholders. If the Paying Agent for a Series is not the Trustee for such Series, the Servicer will, prior to each Distribution Date, deposit in immediately available funds in an account designated by the Paying Agent the amount required to be distributed to the Certificateholders on such Distribution Date.

     The Servicer will cause any Paying Agent which is not the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent agrees with the Trustee that such Paying Agent will:

          (1) hold all amounts deposited with it by the Servicer for distribution to Certificateholders in trust for the benefit of Certificateholders until such amounts are distributed to Certificateholders or otherwise disposed of as provided in the applicable Pooling and Servicing Agreement;

          (2) give the Trustee notice of any default by the Servicer in the making of such deposit; and

          (3) at any time during the continuance of any such default, upon written request of the Trustee, forthwith pay to the Trustee all amounts held in trust by such Paying Agent.


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

Advances and Limitations Thereon

     Unless otherwise provided in the applicable Prospectus Supplement, the Servicer will advance on or before the business day preceding each Distribution Date its own funds (an "Advance") or funds held in the Certificate Account for future distribution or withdrawal and which are not included in the Pool Distribution Amount for such Distribution Date, in an amount equal to the aggregate of payments of principal and interest which were due during the related Due Period, that were delinquent on the Determination Date and were not advanced by any Sub-Servicer, to the extent that the Servicer determines that such advances will be reimbursable from late collections, Insurance Proceeds, Liquidation Proceeds or otherwise.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the Class or Classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Unless otherwise provided in the applicable Prospectus Supplement, advances of the Servicer's funds will be reimbursable only out of related recoveries on the Mortgage Loans or Contracts respecting which such amounts were advanced, or from any amounts in the Certificate Account to the extent that the Servicer shall determine that any such advances previously made are not ultimately recoverable from late collections, Insurance Proceeds, Liquidation Proceeds or otherwise. If advances have been made by the Servicer from excess funds in the Certificate Account, the Servicer will replace such funds in the Certificate Account on any future Distribution Date to the extent that funds in the Certificate Account on such Distribution Date are less than payments required to be made to Certificateholders on such date.

Adjustment to Servicing Compensation in Connection with Prepaid and Liquidated Mortgage Loans and Contracts

     When a mortgagor or obligor prepays a Mortgage Loan or Contract in full, the mortgagor or obligor pays interest on the amount prepaid only to the date on which such principal prepayment is made. Similarly, Liquidation Proceeds from a Mortgaged Property or Manufactured Home will not include interest for any period after the date on which the liquidation took place, and Insurance Proceeds may include interest only to the date of settlement of the related claims. Further, when a Mortgage Loan or Contract is prepaid in part, and such prepayment is applied as of a date other than a Due Date, the mortgagor or obligor pays interest on the amount prepaid only to the date of prepayment and not thereafter. The effect of the foregoing is to reduce the aggregate amount of interest which would otherwise be passed through to Certificateholders if such Mortgage Loan or Contract were outstanding, or if such partial prepayment were applied, on the succeeding Due Date. Unless otherwise specified in the applicable Prospectus Supplement, in order to mitigate the adverse effect to Certificateholders of a Series resulting from the prepayment or liquidation of a Mortgage Loan or Contract or settlement of an insurance claim with respect thereto, the amount of the aggregate Servicing Fees will be reduced by an amount equal to the accrual of interest on any prepaid or liquidated Mortgage Loan or Contract at the Net Mortgage Rate for such Mortgage Loan or the Net Contract Rate for such Contract from the date of its prepayment or liquidation or the date of such insurance settlement to the next Due Date (the "Prepayment Interest Shortfall"). Such reductions in the aggregate Servicing Fees will be made by the Servicer with respect to the Mortgage Loans or Contracts under the applicable Pooling and Servicing Agreement, but only to the extent that the aggregate Prepayment Interest Shortfall does not exceed the aggregate Servicing Fees relating to mortgagor or obligor payments or other recoveries distributed on the related Distribution Date. The amount of the offset against the aggregate Servicing Fees will be included in the scheduled distributions to Certificateholders on the Distribution Date on which the related principal prepayments, Liquidation Proceeds or Insurance Proceeds are passed through to Certificateholders. See "Prepayment and Yield Considerations." Payments with respect to any Prepayment Interest Shortfall will not be obtained by means of any subordination of the rights of Subordinated Certificateholders or any other credit enhancement arrangement (except to the extent such credit enhancement pays interest with respect to a Mortgage Loan or Contract in excess of the related Net Mortgage Rate or Net Contract Rate and such excess would otherwise be paid to the Servicer as a Servicing Fee).


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

Reports to Certificateholders

     Unless otherwise specified or modified in the related Pooling and Servicing Agreement for each Series, a statement setting forth the following information, if applicable, will be included with each distribution to Certificateholders of record of such Series:

          (i) to each holder of a Certificate other than a Multi-Class Certificate, the amount of such distribution allocable to principal of the related Mortgage Loans or Contracts, separately identifying the aggregate amount of any principal prepayments included therein, the amount of such distribution allocable to interest on the related Mortgage Loans or Contracts, and the aggregate unpaid principal balance of the Mortgage Loans or Contracts after giving effect to the principal distributions on such Distribution Date;

          (ii) to each holder of a Multi-Class Certificate on which an interest distribution and a distribution in reduction of Stated Amount are then being made, the amount of such interest distribution and distribution in reduction of Stated Amount, and the Stated Amount of each Class after giving effect to the distribution in reduction of Stated Amount made on such Distribution Date;

          (iii) to each holder of a Multi-Class Certificate on which a distribution of interest only is then being made, the aggregate Stated Amount of Certificates outstanding of each Class after giving effect to the distribution in reduction of Stated Amount made on such Distribution Date and on any Special Distribution Date occurring subsequent to the last such report and after including in the aggregate Stated Amount the Stated Amount of the Compound Interest Certificates, if any, outstanding and the amount of any accrued interest added to the Stated Amount of such Compound Interest Certificates on such Distribution Date;

          (iv) to each holder of a Multi-Class Certificate which is a Compound Interest Certificate (but only if such holder shall not have received a distribution of interest equal to the entire amount of interest accrued on such Certificate with respect to such Distribution Date),

               (a) the information contained in the report delivered pursuant to clause (ii) above;

               (b) the interest accrued on such Class of Compound Interest Certificates with respect to such Distribution Date and added to the Stated Amount of such Compound Interest Certificate; and

               (c) the Stated Amount of such Class of Compound Interest Certificates after giving effect to the addition thereto of all interest accrued thereon;

          (v) to each holder of a Certificate, the aggregate amount of the Servicing Fees paid with respect to such Distribution Date;

          (vi) to each holder of a Certificate, the amount by which the Servicing Fee has been reduced by the aggregate Prepayment Interest Shortfall for the related Distribution Date;

          (vii) the aggregate amount of any Advances by the Servicer included in the amounts actually distributed to the Certificateholders;

          (viii) to each holder of each Senior Certificate (other than a Shifting Interest Certificate):

               (a) the amount of funds, if any, otherwise distributable to Subordinated Certificateholders and the amount of any withdrawal from the Subordination Reserve Fund, if any, included in amounts actually distributed to Senior Certificateholders;

               (b) the Subordinated Amount remaining and the balance in the Subordination Reserve Fund, if any, following such distribution; and


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

               (c) the amount of any Senior Class Shortfall with respect to, and the amount of any Senior Class Carryover Shortfall outstanding prior to, such Distribution Date;

          (ix) to each holder of a Certificate entitled to the benefits of payments under any form of credit enhancement or from any reserve fund other than the Subordination Reserve Fund:

               (a) the  amounts  so  distributed  under  any such form of credit
          enhancement   or  from  any  such  reserve  fund  on  the   applicable
          Distribution Date; and

               (b) the amount of coverage remaining under any such form of credit enhancement and the balance in any such fund, after giving effect to any payments thereunder and other amounts charged thereto on the Distribution Date;

          (x) in the case of a Series of Certificates with a variable Pass-Through Rate, such Pass-Through Rate;

          (xi) the book value of any collateral acquired by the Trust Fund through foreclosure or otherwise; and

          (xii) the number and aggregate principal amount of Mortgage Loans or Contracts one month and two or more months delinquent.

     In addition, within a reasonable period of time after the end of each calendar year, a report will be furnished to each Certificateholder of record at any time during such calendar year (a) as to the aggregate of amounts reported pursuant to clauses (i) through (xii) above, as applicable, for such calendar year or, in the event such person was a Certificateholder of record during a portion of such calendar year, for the applicable portion of such year and (b) such other information as required to enable Certificateholders to prepare their tax returns. In the event that an election has been made to treat the Trust Fund (or one or more segregated pools of assets therein) as a REMIC, the Trustee with respect to a Series will be required to sign the federal income tax returns with respect to such REMIC. See "Certain Federal Income Tax Consequences -- Federal Income Tax Consequences for REMIC Certificates -- Administrative Matters."

Reports to the Trustee

     No later than 15 days after each Distribution Date for a Series, the Servicer will provide the Trustee of such Series with a report setting forth the status of the related Certificate Account and the related Subordination Reserve Fund, if any, and any other reserve fund as of the close of business on such Distribution Date, stating that all distributions required to be made by the Servicer under the applicable Pooling and Servicing Agreement have been made (or if any required distribution has not been made by the Servicer, specifying the nature and status thereof) and showing, for the period covered by such statement, the aggregate of deposits to and withdrawals from the Certificate Account for each category of deposits and withdrawals specified in the Pooling and Servicing Agreement. Such statement shall also include information as to (i) the aggregate unpaid principal balances of all the Mortgage Loans or Contracts as of the close of business on the last day of the month preceding the month in which such Distribution Date occurs (or such other day as may be specified in the applicable Pooling and Servicing Agreement); and (ii) the amount of any Subordination Reserve Fund and any other reserve fund, as of such Distribution Date (after giving effect to the distributions on such Distribution Date). Copies of such reports may be obtained by Certificateholders upon request in writing addressed to the related Trustee at its mailing address provided in the related Prospectus Supplement.


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

Collection and Other Servicing Procedures

     The Servicer, directly or through Sub-Servicers, will make reasonable efforts to collect all payments called for under the Mortgage Loans or Contracts and will, consistent with the applicable Pooling and Servicing Agreement and any applicable agreement governing any form of credit enhancement, follow such collection procedures as it follows with respect to mortgage loans or manufactured housing contracts serviced by it that are comparable to the Mortgage Loans or Contracts, as the case may be. Consistent with the above, the Servicer may, in its discretion, (i) waive any prepayment charge, assumption fee, late payment charge or any other charge in connection with the prepayment of a Mortgage Loan or Contract and (ii) arrange with a mortgagor or obligor a schedule for the liquidation of deficiencies running for not more than six months after the applicable Due Date.

     Pursuant to the Pooling and Servicing Agreement, the Servicer, to the extent permitted by law, will establish and maintain or will cause to be established and maintained one or more escrow accounts (collectively, the "Servicing Account") in which the Servicer will be required to deposit or cause to be deposited payments by mortgagors or obligors, as applicable, for taxes, assessments, mortgage and hazard insurance premiums and other comparable items. Withdrawals from the Servicing Account may be made to effect timely payment of taxes, assessments, mortgage and hazard insurance, to refund to mortgagors or obligors amounts determined to be overages, to pay interest to mortgagors or obligors on balances in the Servicing Account, if required, to repair or otherwise protect the Mortgaged Properties or Manufactured Homes and to clear and terminate such account. The Servicer will be responsible for the administration of each Servicing Account. The Servicer will be obligated to advance certain amounts which are not timely paid by mortgagors or obligors, to the extent that the Servicer determines that such amounts will be recoverable out of Insurance Proceeds, Liquidation Proceeds, or otherwise. Alternatively, if specified in the applicable Pooling and Servicing Agreement, in lieu of establishing a Servicing Account, the Servicer may procure a performance bond or other form of insurance coverage, in an amount acceptable to the Rating Agency rating the related Series of Certificates, covering loss occasioned by the failure to escrow such amounts.

Enforcement of Due-on-Sale Clauses; Realization Upon Defaulted Mortgage Loans and Contracts

     Each Pooling and Servicing Agreement will provide that, when any Mortgaged Property or Manufactured Home is conveyed by the mortgagor or obligor, the Servicer will exercise its rights to accelerate the maturity of such Mortgage Loan or Contract under any "due-on-sale" clause applicable thereto, if any, unless (a) it is not exercisable under applicable law or (b) such exercise would result in loss of insurance coverage with respect to such Mortgage Loan or Contract. In any such case, the Servicer is authorized to take or enter into an assumption and modification agreement from or with the person to whom such Mortgaged Property or Manufactured Home has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note or Contract and, unless prohibited by applicable state law, the mortgagor or obligor remains liable thereon, provided that the Mortgage Loan or Contract will continue to be covered by any pool insurance policy and any related primary mortgage insurance policy, and the Mortgage Rate or Contract Rate with respect to such Mortgage Loan or Contract and the payment terms shall remain unchanged. The Servicer will also be authorized, with the prior approval of any pool insurer and any primary mortgage insurer, if any, to enter into a substitution of liability agreement with such person, pursuant to which the original mortgagor or obligor is released from liability and such person is substituted as mortgagor or obligor and becomes liable under the Mortgage Note or Contract.

     The Servicer is obligated under the Pooling and Servicing Agreement for each Series to realize upon defaulted Mortgage Loans or Contracts to the extent provided therein. However, in the case of foreclosure or of damage to a Mortgaged Property or Manufactured Home from an uninsured cause, the Servicer is not required to expend its own funds to foreclose, repossess or restore any damaged property, unless it reasonably determines (i) that such foreclosure, repossession or restoration will increase the proceeds to Certificateholders of such Series of liquidation of the Mortgage Loan or Contract after reimbursement of the Servicer for its expenses and (ii) that such expenses will be recoverable to it through Liquidation Proceeds or Insurance Proceeds. In the event that the Servicer has expended its own funds for foreclosure or to restore damaged property, it will be entitled to charge the Certificate Account for such Series an amount equal to all costs and expenses incurred by it.


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

     The Servicer may foreclose against property securing a defaulted Mortgage Loan either by foreclosure, by sale or by strict foreclosure and in the event a deficiency judgment is available against the mortgagor or other person (see "Certain Legal Aspects of the Mortgage Loans and Contracts -- The Mortgage Loans -- Anti-Deficiency Legislation and Other Limitations on Lenders" for a description of the availability of deficiency judgments), may proceed for the deficiency. It is anticipated that in most cases the Servicer will not seek deficiency judgments against any mortgagor or obligor, and the Servicer is not required under the Pooling and Servicing Agreement to seek deficiency judgments.

     With respect to a Trust Fund (or one or more segregated pools of assets therein) as to which a REMIC election has been made, if the Trustee acquires ownership of any Mortgaged Property or Manufactured Home as a result of a default or imminent default of any Mortgage Loan or Contract secured by such Mortgaged Property or Manufactured Home, the Trustee generally will be required to dispose of such property with two years following its acquisition by the Trust Fund. The Servicer also will be required to administer the Mortgaged
Property or  Manufactured  Home in a manner  which does not cause the  Mortgaged
Property or Manufactured Home to fail to qualify as "foreclosure property" within the meaning of Code Section 860G(a)(8) or result in the receipt by the Trust Fund of any "net income from foreclosure property" within the meaning of Code Section 860G(c). In general, this would preclude the holding of the Mortgaged Property or Manufactured Home as a dealer in such property or the receipt of rental income based on the profits of the lessee.

     The Servicer may modify, waive or amend the terms of any Mortgage Loan or Contract without the consent of the Trustee or any Certificateholder. Such modification, waiver or amendment shall only be given if the Servicer determines that it is in the best interests of Certificateholders and, generally, only if the Mortgage Loan is in default or the Service has determined that default is reasonably foreseeable.

Servicing Compensation and Payment of Expenses

     For each Series of Certificates, the Servicer will be entitled to be paid the Servicing Fee on the related Mortgage Loans or Contracts until termination of the applicable Pooling and Servicing Agreement, subject, unless otherwise specified in the applicable Prospectus Supplement, to adjustment as described under "Adjustment to Servicing Compensation in Connection with Prepaid and Liquidated Mortgage Loans and Contracts" above. The Servicer, at its election, will pay itself the Servicing Fee for a Series with respect to each Mortgage Loan or Contract by (a) withholding the Servicing Fee from any scheduled payment of interest prior to deposit of such payment in the Certificate Account for such Series or (b) withdrawing the Servicing Fee from the Certificate Account after the entire interest payment has been deposited in the Certificate Account. The Servicer may also pay itself out of the Liquidation Proceeds or Insurance Proceeds with respect to a Mortgage Loan or Contract, or withdraw from the Certificate Account, the Servicing Fee in respect of such Mortgage Loan or Contract or other recoveries with respect thereto to the extent provided in the applicable Pooling and Servicing Agreement. The Servicing Fee with respect to the Mortgage Loans or Contracts underlying the Certificates of a Series will be specified in the applicable Prospectus Supplement. Any additional servicing compensation in the form of prepayment charges, assumption fees, late payment charges or otherwise will be retained by the Servicer to the extent not required to be deposited in the Certificate Account.

     In addition to amounts payable to any Sub-Servicer, the Servicer will pay all expenses incurred in connection with the servicing of the Mortgage Loans or Contracts underlying a Series, including, without limitation, payment of the hazard insurance policy premiums and fees or other amounts payable pursuant to any applicable agreement for the provision of credit enhancement for such Series, payment of the fees and disbursements of the Trustee and any custodian, fees due to the independent accountants and expenses incurred in connection with distributions and reports to Certificateholders. However, certain of these expenses may be reimbursable to the Servicer pursuant to the terms of the applicable Pooling and Servicing Agreement. In addition, the Servicer will be entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted Mortgage Loans or Contracts. In the event that claims are either not made or are not fully paid from any applicable form of credit enhancement, the related Trust Fund will suffer a loss to the extent that Net Liquidation Proceeds and Net Insurance Proceeds are less than the principal balance of the related Mortgage Loan or Contract, plus accrued interest thereon at the Net Mortgage Rate or Net Contract Rate. In addition, the Servicer will be entitled to reimbursement of expenditures incurred by it in connection with the


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

restoration of any Mortgaged Property or Manufactured Home, such right of reimbursement being prior to the rights of the Certificateholders to receive Liquidation Proceeds and Insurance Proceeds. The Servicer is also entitled to reimbursement from the Certificate Account of Advances, of advances made by it to pay taxes or insurance premiums with respect to any Mortgaged Property or Manufactured Home and of certain losses against which it is indemnified by the Trust Fund.

Evidence as to Compliance

     The Mortgage Loans

     Each Pooling and Servicing Agreement will provide that on or before a specified date in each year, beginning with the first such date occurring at least six months after the related Cut-Off Date, a firm of independent public accountants will furnish a statement to the Trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with either the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the Servicer of mortgage loans under pooling and servicing agreements substantially similar to each other (including the related Pooling and Servicing Agreement) was conducted in compliance with the terms of such agreements other than exceptions that are immaterial and any significant exceptions of errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for FHLMC, or paragraph 4 of the Uniform Single Audit Program for Mortgage Bankers, requires it to report. In rendering its statement such firm may rely, as to matters relating to the direct servicing of mortgage loans by Sub-Servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC (rendered within one year of such statement) of firms of independent public accountants with respect to the related Sub-Servicer.

     The Contracts

     Each Pooling and Servicing Agreement relating to a Series of Certificates representing interests in a Contract Pool will provide that on or before a specified date in each year, beginning with the first such date after the related Cut-Off Date, a firm of independent public accountants will furnish a statement to the Trustee to the effect that such firm is of the opinion that the system of internal accounting controls in effect on the date of such statement relating to the servicing procedures performed by the Servicer under the Pooling and Servicing Agreement, taken as a whole, was sufficient for the prevention and detection of errors and irregularities which would be material to the assets of the Trust Fund and that nothing has come to their attention that would cause them to believe that such servicing has not been conducted in compliance with the provisions of the Pooling and Servicing Agreement, other than such exceptions as shall be set forth in such report.

     Each Pooling and Servicing Agreement will also provide for delivery to the Trustee annually on or before the specified date therein, a statement signed by two officers of the Servicer to the effect that the Servicer has fulfilled its obligations under the Pooling and Servicing Agreement throughout the preceding year or, if there has been a default in the fulfillment of any such obligation, describing each such default.

     Copies of the annual accountants' statement and the statement of officers of the Servicer may be obtained by Certificateholders without charge upon written request to the Servicer at the address of the Servicer set forth in the related Prospectus Supplement.

Certain Matters Regarding the Servicer and the Depositor

     The  Servicer  may not resign  from its  obligations  and duties  under the
Pooling and Servicing Agreement for each Series (other than its duties as Certificate Registrar for such Series, if it is acting as such), except upon its determination that its duties thereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities of a type and nature presently carried on by it. No such resignation will become effective until the Trustee for such Series or a successor Servicer has assumed the Servicer's obligations and duties under the Pooling and Servicing Agreement. If the Servicer resigns for any of the
foregoing   reasons   and  the  Trustee  is  unable  or   unwilling   to  assume


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

responsibility for servicing the Mortgage Loans or Contracts, it may appoint another institution as Servicer, as described under "The Pooling and Servicing Agreement -- Rights Upon Event of Default -- Mortgage Loans or Contracts" below.

     The Pooling and Servicing Agreement will provide that neither the Depositor, the Servicer (if the Series of Certificates relates to Mortgage Loans or Mortgage Contracts) nor any director, officer, employee or agent of either of them will be under any liability to the Trust Fund or the Certificateholders, for the taking of any action or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, that none of the Depositor, the Servicer or any director, officer, employee or agent of the Depositor or Servicer will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties or by reason of reckless disregard of his or its obligations and duties thereunder. The Pooling and Servicing Agreement will further provide that the Depositor, the Servicer and any director, officer, employee or agent of either of them shall be entitled to indemnification by the Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Pooling and Servicing Agreement or the Certificates other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties thereunder or by reason of reckless disregard of his or its obligations and duties thereunder. In addition, the Pooling and Servicing Agreement will provide that the Depositor and the Servicer will not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under the Pooling and Servicing Agreement and that in its opinion may involve it in any expense or liability. The Depositor and the Servicer may, however, in its discretion, undertake any such action deemed by it necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund, and the Servicer will be entitled to be reimbursed therefor out of the Certificate Account, and any loss to the Trust Fund arising from such right of reimbursement will be allocated pro rata among the various Classes of Certificates unless otherwise specified in the applicable Pooling and Servicing Agreement.

     Any person into which the Servicer may be merged or consolidated, or any person resulting from any merger, conversion or consolidation to which the Servicer is a party, or any person succeeding to the business through the transfer of substantially all of its assets, or otherwise, of the Servicer will be the successor of the Servicer under the Pooling and Servicing Agreement for each Series provided that such successor or resulting entity is qualified to service mortgage loans for FNMA or FHLMC and that the applicable Rating Agency's rating of any Certificates for such Series in effect immediately prior to such event is not adversely affected thereby.

     The Servicer also has the right to assign its rights and delegate its duties and obligations under the Pooling and Servicing Agreement for each Series
(A) in connection with a sale or transfer of a substantial portion of its mortgage or manufactured housing servicing portfolio; provided that (i) in the case of a transfer by a Servicer of Mortgage Loans, the purchaser or transferee accepting such assignment or delegation is qualified to service mortgage loans for FNMA or FHLMC, (ii) the purchaser or transferee is reasonably satisfactory to the Depositor and the Trustee for such Series and executes and delivers to the Depositor and the Trustee an agreement, in form and substance reasonably satisfactory to the Depositor and the Trustee, which contains an assumption by such purchaser or transferee of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Servicer under the Pooling and Servicing Agreement from and after the date of such agreement; and (iii) the applicable Rating Agency's rating of any Certificates for such Series in effect immediately prior to such assignment, sale or transfer is not qualified, downgraded or withdrawn as a result of such assignment, sale or transfer or (B) to any affiliate of the Servicer, provided that the conditions contained in clauses (i) through (iii) above are met. In the case of any such assignment or delegation, the Servicer will be released from its obligations under the Pooling and Servicing Agreement except for liabilities and obligations incurred prior to such assignment and delegation.


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

                       THE POOLING AND SERVICING AGREEMENT

Events of Default

     Mortgage Loans or Contracts

     Events of Default under the Pooling and Servicing Agreement for each Series of Certificates relating to Mortgage Loans or Contracts include (i) any failure by the Servicer to remit to the Trustee or to any Paying Agent for distribution to Certificateholders any required payment which continues unremedied for 5 days; (ii) any failure by the Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Pooling and Servicing Agreement which continues unremedied for 30 days (or 10 days in the case of a failure to maintain any pool insurance policy required to be maintained pursuant to the Pooling and Servicing Agreement) after the giving of written notice of such failure to the Servicer by the Trustee, or to the Servicer and Trustee by the holders of Certificates of such Series having voting rights allocated to such Certificates ("Voting Interests") aggregating not less than 25% of the Voting Interests represented by all Certificates for such Series; (iii) any breach of representation or warranty of the Servicer relating to such Servicer's authority to enter into, and its ability to perform its obligations under, such Pooling and Servicing Agreement; (iv) certain events of insolvency, readjustments of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the Servicer indicating its insolvency, reorganization or inability to any its obligations and (v) if specified in the applicable Pooling and Servicing Agreement, any failure by the Servicer to remit to the Trustee the amount of any Advance by the business day preceding the applicable Distribution Date.

Rights Upon Event of Default

     Mortgage Loans or Contracts

     So long as Event of Default remains unremedied under the Pooling and Servicing Agreement for a Series of Certificates relating to Mortgage Loans or Contracts, the Trustee for such Series or holders of Certificates of such Series evidencing not less than 25% of the Voting Interests in the Trust Fund for such Series may terminate all of the rights and obligations of the Servicer under the Pooling and Servicing Agreement and in and to the Mortgage Loans or Contracts (other than the Servicer's right to recovery of any Initial Deposit for such Series and other expenses and amounts advanced pursuant to the terms of the Pooling and Servicing Agreement, which rights the Servicer will retain under all circumstances), whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under the Pooling and Servicing Agreement and will be entitled to monthly servicing compensation not to exceed the aggregate Servicing Fees, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the Pooling and Servicing Agreement. In the event that the Trustee is unwilling or unable so to act, it may select, pursuant to the private or public bid procedure described in the applicable Pooling and Servicing Agreement, or petition a court of competent jurisdiction to appoint, (i) in the case of a Servicer of Mortgage Loans, a housing and home finance institution, bank or mortgage servicing institution with a net worth of at least $15,000,000 and which is a FNMA- and FHLMC-approved seller/servicer or (ii) in the case of a Servicer of Contracts, an institution with a net worth of at least $15,000,000 which has serviced for at least one year immediately prior thereto a portfolio of manufactured housing loans of not less than $100,000,000, to act as successor to the Servicer under the provisions of the Pooling and Servicing Agreement relating to the servicing of the Mortgage Loans or Contracts. In the event such public bid procedure is utilized, the successor Servicer would be entitled to servicing compensation in an amount equal to the aggregate Servicing Fees, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in the Pooling and Servicing Agreement, and the Servicer would be entitled to receive the net profits, if any, received from the sale of its servicing rights and obligations under the Pooling and Servicing Agreement.

     During the continuance of any Event of Default under the Pooling and Servicing Agreement for a Series of Certificates relating to Mortgage Loans or Contracts, the Trustee for such Series will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the Certificateholders of such Series, and holders of Certificates evidencing not less than 25% of the Voting Interests for such Series may direct the time, method and place of conducting any proceeding for any remedy available


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

to the Trustee or exercising any trust or power conferred upon the Trustee. However, the Trustee will not be under any obligation to pursue any such remedy or to exercise any of such trusts or powers unless such Certificateholders have offered the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by the Trustee thereby. Also, the Trustee may decline to follow any such direction if the Trustee determines that the action or proceeding so directed may not lawfully be taken or would be unjustly prejudicial to the nonassenting Certificateholders or if, under certain circumstances, the Trustee receives conflicting directions from different groups of Certificateholders.

     No Certificateholders of a Series, solely by virtue of such holder's status as a Certificateholder, will have any right under the Pooling and Servicing Agreement for such Series to institute any proceeding with respect to the Pooling and Servicing Agreement, unless such holder previously has given to the Trustee for such Series written notice of default and unless the holders of Certificates evidencing not less than 25% of the Voting Interests for such Series have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 60 days has neglected or refused to institute any such proceeding.

Amendment

     Each Pooling and Servicing Agreement may be amended by the Depositor, the Servicer (with respect to a Series of Certificates relating, to the Mortgage Loans or Contracts) and the Trustee without the consent of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provision therein that may be inconsistent with any over provision therein,
(iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Fund (or one or more segregated pools of assets therein) as a REMIC at all times that any Certificates are outstanding or to avoid or modify the risk of the imposition of any tax on the Trust Fund pursuant to the Code that would be a claim against the Trust Fund, provided that the Trustee has received an opinion of counsel to the effect that such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and such action will not, as evidenced by such opinion of counsel, adversely affect in any material respect the interests of any Certificateholder, (iv) to change the timing and/or nature of deposits into the Certificate Account, provided that such change will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any Certificateholder and that such change will not adversely affect the then current rating assigned to any Certificates, as evidenced by a letter from each Rating Agency to such effect, (v) to add to, modify or eliminate any provisions therein restricting transfers of certain Certificates, which are inserted in response to the Code provisions described below under "Certain Federal Income Tax Consequences -- Federal Income Tax Consequences for REMIC Certificates -- Taxation of Residual Certificates -- Tax-Related Restrictions on Transfer of Residual Certificates," or (vi) to make any other provisions with respect to matters or questions arising under such
Pooling and Servicing Agreement that are not inconsistent with the provisions thereof, provided that such action will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of the Certificateholders of the related Series. The Pooling and Servicing Agreement may also be amended by the Depositor, the Servicer, where applicable, and the Trustee with the consent of the holders of Certificates evidencing interests aggregating not less than 66 2/3% of the Voting Interests evidenced by the Certificates affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating, any of the provisions of such Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, any payments received on or with respect to Mortgage Loans or Contracts that are required to be distributed on any Certificates, without the consent of the holder of such Certificate, (ii) adversely affect in any material respect the interests of the holders of a Class or Subclass of Certificates of a Series in a manner other than that set forth in clause (i) above without the consent of the holders of Certificates aggregating not less than 66-2/3% of the Voting Interests evidenced by such Class or Subclass, or (iii) reduce the aforesaid percentage of the Certificates, the holders of which are required to consent to such amendment, without the consent of the holders of all Certificates of the Class or Subclass affected then outstanding. Notwithstanding the foregoing, the Pooling and Servicing Agreement may be amended by the Depositor, the Servicer, where applicable, and the Trustee provided that such action is approved by holders of Certificates evidencing 100% of the Percentage Interest of each Class that, as evidenced by an opinion of counsel, is adversely affected in any material respect by such action. For purposes of giving any such consent (other than a consent to an action which would adversely affect in any material respect the interests of the


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

Certificateholders of any Class, while the Servicer or any affiliate thereof is the holder of Certificates aggregating not less than 66- 2/3% of the Percentage Interest of such Class), any Certificates registered in the name of the Servicer or any affiliate thereof shall be deemed not to be outstanding. Notwithstanding the foregoing, the Trustee will not consent to any such amendment if such amendment would subject the Trust Fund to tax or cause the Trust Fund (or one or more segregated pools of assets therein) to fail to qualify as a REMIC.

Termination; Purchase or Other Disposition of Mortgage Loans and Contracts

     The obligations created by the Pooling and Servicing Agreement for a Series of Certificates will terminate upon the earlier of (i) the later of the final payment or other liquidation of the last Mortgage Loan or Contract subject thereto and the disposition of all property acquired upon foreclosure of any such Mortgage Loan or Contract and (ii) any purchase or disposition described in the following paragraph. In no event, however, will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the late survivor of certain persons named in such Pooling and Servicing Agreement. For each Series of Certificates, the Trustee will give written notice of termination of the Pooling and Servicing Agreement to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency appointed by the Depositor and specified in the notice of termination.

     If so  provided  in the  related  Prospectus  Supplement,  the  Pooling and
Servicing Agreement for each Series of Certificates will permit, but not require, the person or persons specified in such Prospectus Supplement to purchase from the Trust Fund for such Series, or will require the Trust Fund to sell, all remaining Mortgage Loans or Contracts at the time subject to the Pooling and Servicing Agreement at a price specified in such Prospectus Supplement. In the event that an election has been made to treat the related Trust Fund (or one or more segregated pools of assets therein) as a REMIC, any such purchase or disposition will be effected only upon receipt by the Trustee of an opinion of counsel that such purchase (i) will be part of a "qualified liquidation" or other evidence as defined in Code Section 860F(a)(4)(A), (ii) will not otherwise subject the Trust Fund (or segregated asset pool) to tax, or
(iii) will not cause the Trust Fund (or segregated asset pool) to fail to qualify as a REMIC. The exercise of such right or such disposition will effect early retirement of the Certificates of that Series, but the right so to purchase may be exercised, or the obligation to sell will arise, only after the aggregate principal balance of the Mortgage Loans or Contracts for such Series at the time of purchase is less than a specified percentage of the aggregate principal balance at the Cut-Off Date for the Series, or after the date set forth in the related Prospectus Supplement. See "Prepayment and Yield Considerations."

The Trustee

     The Trustee under each Pooling and Servicing Agreement will be named in the applicable Prospectus Supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Depositor, the Servicer or any of their respective affiliates.

     With respect to a Series of Certificates relating to Mortgage Loans or Contracts, the Trustee may resign at any time, in which event the Servicer will be obligated to appoint a successor trustee. The Servicer (with respect to a Series of Certificates relating to Mortgage Loans or Contracts) may also remove the Trustee if the Trustee ceases to be eligible to act as Trustee under the Pooling and Servicing Agreement, if the Trustee becomes insolvent or in order to change the situs of the Trust Fund for state-tax reasons. Upon becoming aware of such circumstances, the Servicer or Depositor, as the case may be, will become obligated to appoint a successor trustee. The Trustee may also be removed at any time by the holders of Certificates evidencing not less than 51% of the Voting Interest in the Trust Fund, except that, any Certificate registered in the name of the Depositor, the Servicer or any affiliate thereof will not be taken into account in determining whether the requisite Voting Interest in the Trust Fund necessary to effect any such removal has been obtained. Any resignation and removal of the Trustee, and the appointment of a successor trustee, will not become effective until acceptance of such appointment by the successor trustee. The Trustee, and any successor trustee, will have a combined capital and surplus, or shall be a member of a bank holding system with an aggregate combined capital and surplus, of at least $50,000,000 and will be subject to supervision or examination by federal or state authorities.


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            CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND CONTRACTS

     The following discussion contains summaries of certain legal aspects of mortgage loans and manufactured housing contracts which are general in nature. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans or Contracts is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans or Contracts.

The Mortgage Loans

     General

     The Mortgage Loans will, in general, be secured by either first, second or more junior mortgages, deeds of trust, or other similar security agreements depending upon the prevailing practice in the state in which the underlying property is located. A mortgage creates a lien upon the real property described in the mortgage. There are two parties to a mortgage: the mortgagor, who is the borrower; and the mortgagee, who is the lender. In a mortgage state instrument, the mortgagor delivers to the mortgagee a note or bond evidencing the loan and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: a borrower called the trustor (similar to a mortgagor), a lender called the beneficiary (similar to a mortgagee), and a third-party grantee called the trustee. Under a deed of trust, the borrower grant the property, irrevocably until the debt is paid,, in trust, generally with a power of sale, to the trustee to secure payment of the loan. The trustee's authority under a deed of trust and the mortgage's authority under a mortgage are governed by the express provisions of the deed of trust or mortgage, applicable law, and, in some cases, with respect to the deed of trust, the directions of the beneficiary.

     The real property covered by a mortgage is most often the fee estate in land and improvements. However, a mortgage may encumber other interests in real property such as a tenant's interest in a lease of land or improvements, or both, and the leasehold estate created by such lease. A mortgage covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage to protect the mortgagee against termination of such interest before the mortgage is paid.

     Foreclosure

     Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right of foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by nonjudicial power of sale.

     Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property to a third party upon any default by the borrower under the terms of the note or deed of trust. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state be laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property.


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     In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having, a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a lender.

     In case of foreclosure under either a mortgage or a deed of trust, the sale by the receiver or other designated officer, or by the trustee, is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at the foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or receiver for an amount equal to the unpaid principal amount of the note, accrued and unpaid interest and the expenses of foreclosure. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender commonly will obtain the services of a real estate broker and pay the broker a commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of mortgage insurance proceeds.

     Foreclosure on Shares of Cooperatives

     The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and by-laws, as well as the proprietary lease of occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from a sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

     Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

     Foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the "UCC") and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a


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court will look to the notice  given the debtor and the  method,  manner,  time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "Anti- Deficiency Legislation and Other Limitations on Lenders" below.

     Rights of Redemption

     In some states, after sale pursuant to a deed of trust and/or foreclosure of a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In some states, the right to redeem is an equitable right. The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to judicial foreclosure or sale under a deed of trust.
Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has run.

     Junior Mortgages; Rights of Senior Mortgages

     The Mortgage Loans are secured by mortgages or deeds of trust some of which are junior to other mortgages or deeds of trust held by other lenders or institutional investors. The rights of the Trust (and therefore the Certificateholders), as mortgagee under a junior mortgage or beneficiary under a junior deed of trust, are subordinate to those of the mortgagee under the senior mortgage or beneficiary under the senior deed of trust, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the Mortgage Loan to be sold upon default of the mortgagor or trustor, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the junior mortgagee or junior beneficiary asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage or deed of trust. As discussed more fully below, a junior mortgagee or junior beneficiary may satisfy a defaulted senior loan in full and, in some states, may cure such default and loan. In most states, no notice of default is required to be given to a junior mortgagee or junior beneficiary and junior mortgagees or junior beneficiaries are seldom given notice of defaults or senior mortgages. In order for a foreclosure action in some states to be effective against a junior mortgagee or junior beneficiary, the junior mortgagee or junior beneficiary must be named in any foreclosure action, thus giving notice to junior lienors. It is standard practice of the Sellers to protect their interest by attending any sale of which they have notice or appearing and bidding for, or redeeming, the property if it is in their best interest to do so.

     The standard form of the mortgage or deed of trust used by most institutional lenders, (including the sellers) confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under any underlying senior mortgages will have the prior right to collect and apply any insurance proceeds payable under a hazard insurance policy to restore or repair the property if feasible, and to collect any remaining insurance proceeds or any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages or deeds of trust. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage or trust deed.


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

     The form of mortgage or deed of trust used by most institutional lenders typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. The priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the mortgage or deed of trust, notwithstanding the fact that there may be junior mortgages or deeds of trust and other liens which intervene between the date of recording of the mortgage or deed of trust and the date of the future advance, and, in some states, notwithstanding that the mortgagee or beneficiary had actual knowledge of such intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance additional amounts or, in some states, has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance will be subordinate to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a "future advance" cause rests, in some states, on state statutes giving priority to all advances made under the loan agreement to a "credit limit" amount stated in the recorded mortgage.

     Another provision sometimes included in the form of the mortgage or deed of trust used by institutional lenders (and included in some of the forms used by the Sellers) obligates the mortgagor or trustor to pay, before delinquency, all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under certain mortgages or deeds of trust to perform the obligations itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the mortgagor or trustor. All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.

     Anti-Deficiency Legislation and Other Limitations on Lenders

     Certain states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgage under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the amount due to the lender and the net amount realized upon the foreclosure sale.

     Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

     Other statutory provisions may limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of such sale. The purpose of these statutes is to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

     In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property.


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

     Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement and foreclosure on the beneficial interest in a land trust. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Mortgage Loan secured by shares of a cooperative, would be such shares and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

     In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the federal Soldiers' and Sailors' Civil Relief Act of 1940 and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security. For example, in a Chapter 13 proceeding under the Federal Bankruptcy Code, when a court determines that the value of a home is less than the principal balance of the loan, the court may prevent a lender from foreclosing on the home, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the value of the home as it exists at the time of the proceeding, leaving the lender as a general unsecured creditor for the difference between that value and the amount of outstanding indebtedness. A bankruptcy court may grant the debtor a reasonable time to cure a payment default, and in the case of a mortgage loan not secured by the debtor's principal residence, also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. Certain court decisions have applied such relief to claims secured by the debtor's principal residence.

     The Internal Revenue Code of 1986, as amended, provides priority to certain tax liens over the lien of the mortgage or deed of trust. The laws of some states provide priority to certain tax liens over the lien of the mortgage of deed of trust. Certain environmental protection laws may also impose liability for cleanup expenses on owners by foreclosure on real property, which liability may exceed the value of the property involved. Numerous federal and some state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and the enforcement of mortgage loans. These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes and regulations. These federal laws and state laws impose specific statutory liabilities upon lenders who originate or service mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

     "Due-on-Sale" Clauses

     The forms of note, mortgage and deed of trust relating to conventional Mortgage Loans may contain a "due-on-sale" clause permitting acceleration of the maturity of a loan if the borrower transfers its interest in the property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. However, effective October 15, 1982, Congress enacted the Garn-St Germain Depository Institutions Act of 1982 (the "Act") which purports to preempt state laws which prohibit the enforcement of "due-on-sale" clauses by providing among other matters, that "due-on-sale" clauses in certain loans (which loans may include the Mortgage Loans) made after the effective date of the Act are enforceable, within certain limitations as set forth in the Act and the regulations promulgated thereunder. "Due-on-sale" clauses contained in mortgage loans originated by federal savings and loan associations or federal savings banks are fully enforceable pursuant to regulations of the Office of Thrift Supervision ("OTS"), as successor to the Federal Home Loan Bank Board ("FHLBB"), which preempt state law restrictions on the enforcement of such clauses. Similarly, "due-on-sale" clauses in mortgage loans made by national banks and federal credit unions are now fully enforceable pursuant to preemptive regulations of the Office of the Comptroller of the Currency and the National Credit Union Administration, respectively.

     The Act created a limited exemption from its general rule of enforceability for "due-on-sale" clauses in certain mortgage loans ("Window Period Loans") which were originated by non-federal lenders and made or assumed in certain states ("Window Period States") during the period, prior to October 15, 1982, in which that state prohibited the enforcement of "due-on-sale" clauses by constitutional provision, statute or statewide court decision (the "Window Period"). Though neither the Act nor the FHLBB regulations promulgated thereunder actually names the Window Period States, FHLMC has taken the position, in prescribing mortgage loan servicing standards with respect to mortgage loans which it has purchased, that the Window Period States were:
Arizona, Arkansas, California, Colorado, Georgia, Iowa, Michigan, Minnesota, New


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Mexico,  Utah and  Washington.  Under the Act, unless a Window Period State took action by October 15, 1985, the end of the Window Period, to further regulate enforcement of "due-on-sale" clauses in Window Period Loans, "due-on-sale" clauses would become enforceable even in Window Period Loans. Five of the Window Period States (Arizona, Minnesota, Michigan, New Mexico and Utah) have taken actions which restrict the enforceability of "due-on-sale" clauses in Window Period Loans beyond October 15, 1985. The actions taken vary among such states.

     By virtue of the Act, the Servicer may generally be permitted to accelerate any conventional Mortgage Loan which contains a "due-on-sale" clause upon transfer of an interest in the property subject to the mortgage or deed of trust. With respect to any Mortgage Loan secured by a residence occupied or to be occupied by the borrower, this ability to accelerate will not apply to certain types of transfers, including (i) the granting of a leasehold interest which has a term of three years or less and which does not contain an option to purchase, (ii) a transfer to a relative resulting from the death of a borrower, or a transfer where the spouse or children becomes an owner of the property in each case where the transferee(s) will occupy the property, (iii) a number resulting from a decree of dissolution of marriage, legal separation agreement or from an incidental property settlement agreement by which the spouse becomes an owner of the property, (iv) the creation of a lien or other encumbrance subordinate to the lender's security instrument which does not relate to a transfer of rights of occupancy in the property (provided that such lien or encumbrance is not created pursuant to a contract for deed), (v) a transfer by devise, descent or operation of law on the death of a joint tenant or tenant by the entirety, and (vi) other transfers as set forth in the Act and the regulations thereunder. The extent of the effect of the Act on the average lives and delinquency rates of the Mortgage Loans cannot be predicted. See "Prepayment and Yield Considerations."

     Applicability of Usury Laws

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The OTS (as successor to the FHLBB) is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose Stated Rate limits by adopting before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. Fifteen states have adopted laws reimposing or reserving the right to impose interest rate limits. In addition, even where Title V is not so rejected, any state is authorized to adopt a provision limiting certain other loan charges.

     Unless otherwise specified in the applicable Prospectus Supplement, each Unaffiliated Seller will represent and warrant in the related Loan Sale Agreement that all Mortgage Loans sold by such Unaffiliated Seller to the Depositor were originated in full compliance with applicable state laws, including usury laws. See "The Trust Funds -- Representations and Warranties."

     Adjustable Rate Loans

     The laws of certain states may provide that mortgage notes relating to adjustable rate loans are not negotiable instruments under the Uniform Commercial Code. In such event, the Trustee will not be deemed to be a "holder in due course" within the meaning of the Uniform Commercial Code and may take such a mortgage note subject to certain restrictions on its ability to foreclose and to certain contractual defenses available to a mortgagor.

     Enforceability of Certain Provisions

     Standard forms of note, mortgage and deed of trust generally contain provisions obligating the borrower to pay a late charge if payments are not timely made and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under the Pooling and Servicing Agreement, late charges and prepayment fees (to the extent permitted by law and not waived by the Servicer) will be retained by the Servicer as additional servicing compensation.


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

     Courts have Unposed general equitable principles upon foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents. Examples of judicial remedies that may be fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have sustained their judgment for the lender's judgment and have required lenders to reinstate loans or recast payment schedules to accommodate borrowers who are suffering from temporary financial disability. In some cases, courts have limited the right of lenders to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain the property or the borrower executing a second mortgage or deed of trust affecting the property. In other cases, some courts have been faced with the issue whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust receive notices in addition to the statutorily-prescribed minimum requirements. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust or under a mortgage having a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

The Contracts

     General

     As a result of the assignment of the Contracts to the Trustee, the Trust Fund will succeed collectively to all of the rights (including the right to receive payment on the Contracts) and will assume the obligations of the obligee under the Contracts. Each Contract evidences both (a) the obligation of the obligor to repay the loan evidenced thereby, and (b) the grant of a security interest in the Manufactured Home to secure repayment of such loan. Certain aspects of both features of the Contracts are described more fully below.

     The Contracts generally are "chattel paper" as defined in the Uniform Commercial Code (the "UCC") in effect in the states in which the Manufactured Homes initially were registered. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the Pooling and Servicing Agreement, the Servicer will transfer physical possession of the Contracts to the Trustee or a designated custodian or may retain possession of the Contracts as custodian for the Trustee. In addition, the Servicer will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the Trustee's ownership of the Contracts. Unless otherwise specified in the related Prospectus Supplement, the Contracts will not be stamped or marked otherwise to reflect their assignment from the Depositor to the Trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Contracts without notice of such assignment, the Trustee's interest in Contracts could be defeated.

     Security Interests in the Manufactured Homes

     The Manufactured Homes securing the Contracts may be located in all 50 states. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. In some non-title states, perfection pursuant to the provisions of the UCC is required. The Servicer may effect such notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a manufactured housing conditional sales contract is registered. In the event the Servicer fails, due to clerical errors, to effect such notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the Certificateholders may not have a first priority security interest in the Manufactured Home securing a Contract. As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under certain circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the secured party must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state


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

where the home is located. These filings must be made in the real estate records office of the county where the home is located. Substantially all of the Contracts contain provisions prohibiting the borrower from permanently attaching the Manufactured Home to its site. So long as the borrower does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home which is prior to the security interest originally retained by the Unaffiliated Seller and transferred to the Depositor. With respect to a Series of Certificates and if so described in the related Prospectus Supplement, the Servicer may be required to perfect a security interest in the Manufactured Home under applicable real estate laws. The Servicer will represent that at the date of the initial issuance of the related Certificates it has obtained a perfected first priority security interest by proper notation or delivery of the required documents and fees with respect to substantially all of the Manufactured Homes securing the Contracts.

     The Depositor will cause the security interests in the Manufactured Homes to be assigned to the Trustee on behalf of the Certificateholders. Unless otherwise specified in the related Prospectus Supplement, neither the Depositor nor the Trustee will amend the certificates of title to identify the Trustee or the Trust Fund as the new secured party, and neither the Depositor nor the Servicer will deliver the certificates of title to the Trustee or note thereon the interest of the Trustee. Accordingly, the Servicer (or the Unaffiliated Seller) which continue to be named as the secured party on the certificates of title relating to the Manufactured Homes. In many states, such assignment is an effective conveyance of such security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the Depositor's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, such assignment of the security interest in the Manufactured Home might not be effective or perfected or that, in the absence of such notation or delivery to the Trustee, the assignment of the security interest in the Manufactured Home might not be effective against creditors of the Servicer (or the Unaffiliated Seller) or a trustee in bankruptcy of the Servicer (or the Unaffiliated Seller).

     In the absence of fraud, forgery or permanent affixation of the Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien of the Servicer (or the Unaffiliated Seller) on the certificate of title or delivery of the required documents and fees will be sufficient to protect the Certificateholders against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home. If there are any Manufactured Homes as to which the security interest assigned to the Trustee is not perfected, such security interest would be subordinate to, among others, subsequent purchasers for value of Manufactured Homes and holders of perfected security interests. There also exists a risk in not identifying the Trustee as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the Certificateholders could be released.

     In the event that the owner of a Manufactured Home moves it to a state other than the state in which such Manufactured Home initially is registered, under the laws of most states the perfected security interest in the
Manufactured Home would continue for four months after such relocation and thereafter until the owner re-registers the Manufactured Home in such state. If the owner were to relocate a Manufactured Home to another state and not re-register the Manufactured Home in such state, and if steps are not taken to re-perfect the Trustee's security interest in such state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a Manufactured Home; accordingly, the Trustee must surrender possession if it holds the certificate of title to such Manufactured Home or, in the case of Manufactured Homes registered in states which provide for notation of lien, the Servicer would receive notice of surrender if the security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the Trustee would have the opportunity to re-perfect its security interest in the Manufactured Home in the state of relocation. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. In the ordinary course of servicing the manufactured housing conditional sales contracts, the Servicer takes steps to effect such re-perfection upon receipt of notice of registration or information from the obligor as to relocation. Similarly, when an obligor under a manufactured housing conditional sales contract sells a manufactured home, the Trustee (or its custodian) must surrender possession of the certificate of title or the Servicer will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related


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

manufactured housing conditional sales contract before release of the lien. Under the Pooling and Servicing Agreement, the Servicer is obligated to take steps, at the Servicer's expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.

     Under the laws of most states, liens for repairs performed on a Manufacturer Home and liens for personal property taxes take priority over a perfected security interest. The Unaffiliated Seller will represent in the Pooling and Servicing Agreement that it has no knowledge of any such liens with respect to any Manufactured Home securing payment on any Contract. However, such liens could arise at any time during the term of a Contract. No notice will be given to the Trustee or Certificateholders in the event such a lien arises.

     Enforcement of Security Interests in Manufactured Homes

     The  Servicer  on behalf of the  Trustee,  to the  extent  required  by the related Pooling and Servicing Agreement, may take action to enforce the Trustee's security interest with respect to Contracts in default by repossession and resale of the Manufactured Homes securing such defaulted Contracts. So long as the Manufactured Home has not become subject to the real estate law, a creditor can repossess a Manufactured Home securing a Contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit so that the debtor may redeem at or before such resale. In the event of such repossession and resale of a Manufactured Home, the Trustee would be entitled to be paid out of the sale proceeds before such proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.

     Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the manufactured home securing such a debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

     Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

     Consumer Protection Laws

     The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the debted thereunder. The effect of this rule is to subject the assignee of such a contract to all claims and defenses which the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a Contract; however, the obligor also may be able to asset the rule to set off remaining amounts due as a defense against a claim brought by the Trustee against such obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the Contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related Contract.

     Transfers of Manufactured Homes; Enforceability of "Due-on-Sale" Clauses

     The  Contracts,  in general,  prohibit  the sale or transfer of the related
Manufactured Homes without the consent of the Servicer and permit the acceleration of the maturity of the Contracts by the Servicer upon any such sale or transfer that is not consented to.


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     In the case of a transfer of a  Manufactured  Home after which the Servicer desires to accelerate the maturity of the related Contract, the Servicer's ability to do so will depend on the enforceability under state law of the "due-on-sale" clause. The Garn-St Germain Depository Institutions Act of 1982 preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of "due-on-sale" clauses applicable to the Manufactured Homes. Consequently, in some states the Servicer may be prohibited from enforcing a "due-on-sale" clause in respect of certain Manufactured Homes.

     Applicability of Usury Laws

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended ("Title V"), provides that, subject to the following conditions, state usury limitations shall not apply to any loan which is secured by a first lien on certain kinds of manufactured housing. The Contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

     Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, and state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. The Unaffiliated Seller will represent that all of the Contracts comply with applicable usury law.

     Formaldehyde Litigation with Respect to Contracts

     A number of lawsuits have been brought in the United States alleging personal injury from exposure to the chemical formaldehyde, which is preset in many building materials, including such components of manufactured housing as plywood flooring and wall paneling. Some of these lawsuits were brought against manufacturers of manufactured housing, suppliers of component parts, and related persons in the distribution process. Depositor is aware of a limited number of cases in which plaintiffs have won judgments in these lawsuits.

     The holder of any Contract secured by a Manufactured Home with respect to which a formaldehyde claim has been successfully asserted may be liable to the obligor for the amount paid by the obligor on the related Contract and may be unable to collect amounts still due under the Contract. The successful assertion of such claim constitutes a breach of a representation or warranty of the person specified in the related Prospectus Supplement, and the Certificateholders would suffer a loss only to the extent that (i) such person breached its obligation to repurchase the Contract in the event an obligor is successful in asserting such a claim, and (ii) such person, the Servicer or the Trustee were unsuccessful in asserting any claim of contribution or subrogation on behalf of the Certificateholders against the manufacturer or other persons who were directly liable to the plaintiff for the damages. Typical products liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities arising from formaldehyde in manufactured housing, with the result that recoveries from such manufacturers, suppliers or other persons may be limited to their corporate assets without the benefit of insurance.

Installment Contracts

     Mortgage Loans and Contracts

     The Mortgage Loan and Contracts may also consist of Installment Contracts. Under an Installment Contract the seller (hereinafter referred to in this Section as the "lender") retains legal title to the property and enters into an agreement with the purchaser (hereinafter referred to in this Section as the "borrower" for the payment of the purchase price, plus interest, over the term of such contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the real estate to the purchaser. As with mortgage or deed of trust financing, during the effective period of the Installment Contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.


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     The  method of  enforcing  the rights of the  lender  under an  Installment
Contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to the terms. The terms of Installment Contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The lender in such a situation does not have to foreclosure in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the Installment Contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an Installment Contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under Installment Contracts from the harsh consequences of forfeiture. Under such statute, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an Installment Contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause.
Nevertheless,   generally  speaking,   the  lender's  procedures  for  obtaining
possession and clear title under an Installment Contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

     Environmental Risks

     Real property pledged for a Mortgaged Loan or Contract as security to a lender may be subject to unforeseen environmental risks. Of particular concern may be those mortgaged properties which have been the site of manufacturing, industrial or disposal activity. Such environmental risks may give rise to (a) a diminution in value of property securing any Mortgage Loan or the inability to foreclose against such property or (b) in certain circumstances as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of such property or the principal balance of the related Mortgage Loan.

     Under the laws of certain states, failure to perform the remediation required or demanded by the state of any condition or circumstance that (i) may pose an imminent or substantial endangerment to the public health or welfare or the environment, (ii) may result in a release or threatened release of any Hazardous Material, or (iii) may give rise to any environmental claim or demand (each such condition or circumstance, or "Environmental Condition") may give rise to a lien on the property to ensure the reimbursement of remedial costs incurred by the state. In several states such lien has priority over the lien of an existing mortgage against such property. The value of a Mortgaged Property as collateral for a Mortgage Loan could therefore be adversely affected by the existence of any such Environmental Condition.

     The state of the law is currently unclear as to whether and under what circumstances clean-up costs, or the obligation to take remedial actions, could be Unposed on a secured lender such as the Trust Fund. Under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), a lender may be liable as an "owner or operator" for costs of addressing releases or threatened releases of hazardous substances on a mortgaged property if such lender or its agents or employees have participated in the management of the operations of the borrower, even though CERCLA's definition of "owner or operator," however, is a person "who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest" (the "secured-creditor exemption"). This exemption for holders of a security interest such as a secured lender applies only when the lender seeks to protect its security interest in the contaminated facility or property. Thus, if a lender's activities begin to encroach on the actual management of such facility or property, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property (whether it holds the facility or property as an investment or leases it to a third party), the lender may incur potential CERCLA liability.

     A decision in May 1990 of the United States Court of Appeals for the Eleventh Circuit in United States v. Fleet Factors Corp. very narrowly contained


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CERCLA's secured-creditor  exemption. The court held that a lender need not have involved itself in the day-to-day operations of the facility or participated in decisions relating to hazardous waste to be liable under CERCLA; rather, liability could attach to a lender if its involvement with the management of the facility is broad enough to support the inference that the lender had the capacity to influence the borrower's treatment of hazardous waste. The court added that a lender's capacity to influence such decisions could be inferred from the extent of its involvement in the facility's financial management. A subsequent decision by the United States Court of Appeals for the Ninth Circuit in In re Bergsoe Metal Corp., disagreeing with the Fleet Factors court, held that a secured lender had no liability absent "some actual management of the facility" on the part of the lender. On April 29, 1992, the United States Environmental Protection Agency (the "EPA") issued a final rule interpreting and delineating CERCLA's secured-creditor exemption. The final rule defines a specific the range of permissible actions that may be undertaken by a holder of a contaminated facility without exceeding the bounds of the secured-creditor exemption. Issuance of this rule by the EPA under CERCLA would not necessarily affect the potential for liability in actions by either a state or a private party under CERCLA or in actions under other federal or state laws which may
impose   liability  on  "owners  or  operators"  but  do  not   incorporate  the
second-creditor exemption.

     If a lender is or becomes liable for clean-up costs, it may bring an action for contribution against the current owners or operators, the owners or operators at the time of on-site disposal activity or any other party who contributed to the environmental hazard, but such persons or entities may be bankrupt or otherwise judgment proof. Furthermore, such action against the borrower may be adversely affected by the limitations on recourse in the documents in the Mortgage Document File. Similarly, in some states anti-deficiency legislation and other statues requiring the lender to exhaust its security before bringing a personal action against the borrower-trustor (see "Anti- Deficiency Legislation and Other Limitations on Lenders" below) may curtail the lender's ability to recover from its borrower the environmental clean-up and other related costs and liabilities by the lender.

Soldiers' and Sailors' Civil Relief Act

     Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's Mortgage Loan or Contract (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan or Contract and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such action could have an effect, for an indeterminate period of time, on the ability of the Servicer to collect full amounts of interest on certain of the Mortgage Loans or Contracts in a Trust Fund. Any shortfall in interest collections resulting from the application of the Relief Act could result in losses to the holders of the Certificates of the related Series. In addition, the Relief Act imposes limitations which would impair the ability of the Servicer to foreclose on an affected Mortgage Loan or Contract during the borrower's period of active duty status. Thus, in the event that such a Mortgage Loan or Contract goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property or Manufactured Home in a timely fashion.

Type of Mortgaged Property

     The lender may be subject to additional risk depending upon the type and use of the Mortgaged Property in question. For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions. Mortgages on Mortgaged Properties which are owned by the Borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk to the lender in that: (i) hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator; and (ii) the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements. In addition, Mortgaged Properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of such properties. Finally, Mortgaged Properties which are financed in the installment sales contract method may leave


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the holder of the note exposed to tort and other claims as the true owner of the property which could impact the availability of cash to pass through to investors.

Certain Matters Relating to Insolvency

     The Unaffiliated Seller of the Mortgage Loans or Contracts and the Depositor intend that the transfer of such Mortgage Loans or Contracts to the Trust Fund constitute a sale rather for a pledge of the Mortgage Loans or Contracts to secure indebtedness of the seller of the Mortgage Loans or Contracts. However, if the Unaffiliated Seller were to become a debtor under the federal bankruptcy code or be placed in a conservatorship or receivership under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 ("FIRREA"), as the case may be, it is possible that a creditor, receiver, conservator or trustee-in-bankruptcy of such seller may argue that the sale of the Mortgage Loans or Contracts by the Unaffiliated Seller is a pledge of the Mortgage Loans or Contracts rather than a sale. This position, if argued or accepted by a court, could result in a delay in or reduction of distributions to the related Certificateholders.

     Under FIRREA the FDIC as receiver or conservator of a Servicer subject to its jurisdiction may enforce a contract notwithstanding any provision of the contract providing for termination thereof by reason of the insolvency of, or appointment of a receiver or conservator for, the Servicer. Consequently, provisions in a Pooling and Servicing Agreement providing for an Event of Default upon certain events of insolvency, receivership or conservatorship of the Servicer may not be enforceable against the FDIC as receiver or conservator to the extent that the exercise of such rights is based solely upon the insolvency of or appointment of a receiver or conservator for the Servicer. In addition, the FDIC may transfer the assets and liabilities of an institution in receivership or conservatorship to another institution.

Bankruptcy Laws

     Numerous statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to obtain payment of the loan, to realize upon collateral and/or enforce a deficiency judgment. For example, under federal bankruptcy law, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. The delay and the consequences thereof caused by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out such junior lien. In a case under the Bankruptcy Code, the lender is precluded from foreclosing without authorization from the bankruptcy court. In addition, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on the debtor's residence by paying arrearage within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

     Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, and reducing the lender's security interest to the value of the residence, thus leaving the lender in the position of a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan.

     Federal bankruptcy law may also interfere with or affect the ability of the secured mortgage lender to enforce an assignment by a mortgagor of rent and leases related to the Mortgaged Property if the related mortgagor is in a bankruptcy proceeding. Under Section 362 of the Bankruptcy Code, the mortgagee will be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time-consuming and may result in significant delays in the receipt of the rents. Rents may also escape an assignment thereof (i) if the assignment is not fully perfected under state law


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prior to  commencement  of the  bankruptcy  proceeding,  (ii) to the extent such rents are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, or (iii) to the extent other collateral may be substituted for the rents.

     To the extent a mortgagor's ability to make payment on a mortgage loan is dependent on payments under a lease of the related property, such ability may be impaired by the commencement of a bankruptcy proceeding relating to a lessee under such lease. Under the federal bankruptcy laws, the filing of a petition in bankruptcy by or on behalf of a lessee results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition.

     In addition, federal bankruptcy law generally provides that a trustee or debtor in possession in a bankruptcy or reorganization case under the Bankruptcy Code may, subject to approval of the court (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee or debtor in possession (or assignee, if applicable) must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. Furthermore, there is likely to be a period of time between the date upon which a lessee files a bankruptcy petition and the date upon which the lease is assumed or rejected. Although the lessee is obligated to make all lease payments currently with respect to the post-petition period, there is a risk that such payments will not be made due to the lessee's poor financial condition. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease and the mortgagor must relet the mortgage property before the flow of lease payments will recommence. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection are limited by a formula.

     In a bankruptcy or similar proceeding, action may be taken seeking the recovery as a preferential transfer to the Trust Fund of any payments made by the mortgagor under the related Mortgage Loan. Moreover, some recent court decisions suggest that even a non-collusive, regularly conducted foreclosure sale may be challenged in a bankruptcy proceeding as a "fraudulent conveyance," regardless of the parties' intent, if a bankruptcy court determines that the mortgaged property has been sold for less than fair consideration while the mortgagor was insolvent and within one year (or within any longer state statutes of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

General

     The following is a general discussion of the material anticipated federal income tax consequences to investors of the purchase, ownership and disposition of the Securities offered hereby. The discussion is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Securities. For purposes of this discussion, references to a "Securityholder" or a "Holder" are to the beneficial owner of a Security.

     The following discussion addresses securities of three general types: (i) securities ("Grantor Trust Securities") representing interests in a Trust Estate (a "Grantor Trust Estate") which the Sponsor will covenant not to elect to have treated as a real estate mortgage investment conduit (REMIC); (ii) securities ("REMIC Securities") representing interests in a Trust Estate, or a portion thereof, which the Sponsor will covenant to elect to have treated as a REMIC under sections 860A through 860G of the Internal Revenue Code of 1986, as amended (the "Code"); and (iii) securities ("Debt Securities") that are intended to be treated for federal income tax purposes as indebtedness secured by the underlying Mortgage Loans. This Prospectus does not address the tax treatment of


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partnership  interests or interests  in a FASIT.  Such a discussion  will be set forth in the related Prospectus Supplement for any Trust issuing Securities characterized as partnership interests or interests in a FASIT. The Prospectus Supplement for each series of Securities will indicate whether a REMIC or FASIT election (or elections) will be made for the related Trust Estate and, if a REMIC or FASIT election is to be made, will identify all "regular interests" and "residual interests" in the REMIC or all "regular interests," "high-yield interests" or "ownership interest" in the FASIT. Pursuant to the Small Business Job Protection Act of 1996, enacted on August 20, 1996 (the "1996 Act"), a FASIT election can be made on or after September 1, 1997.

Grantor Trust Securities

     With respect to each series of Grantor Trust Securities, special tax counsel to the Sponsor, will deliver its opinion to the Sponsor that (unless otherwise limited in the related Prospectus Supplement) the related Grantor Trust Estate will be classified as a grantor trust and not as a partnership or an association taxable as a corporation. Accordingly, each Holder of a Grantor Trust Security will generally be treated as the owner of an interest in the Mortgage Loans included in the Grant or Trust Estate.

     For purposes of the following discussion, a Grantor Trust Security representing an undivided equitable ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Estate, together with interest thereon at a pass-through rate, will be referred to as a "Grantor Trust Fractional Interest Security." A Grantor Trust Security representing ownership of all or a portion of the difference between interest paid on the Mortgage Loans constituting the related Grantor Trust Estate and interest paid to the Holders of Grantor Trust Fractional Interest Securities issued with respect to such Grantor Trust Estate will be referred to as a "Grantor Trust Strip Security."

     Special Tax Attributes

     Unless otherwise disclosed in a related Prospectus Supplement, special tax counsel to the Sponsor, will deliver its opinion to the Sponsor that (a) Grantor Trust Fractional Interest Securities will represent interests in (i) "loans . .
 .  secured  by an  interest  in real  property"  within  the  meaning of section
7701(a)(19)(C)(v)   of  the  Code;   and  (ii)   "obligations   (including   any
participation or certificate of beneficial ownership therein) which . . . are principally secured by an interest in real property" within the meaning of section 860G(a)(3)(A) of the Code; and (b) interest on Grantor Trust Fractional Interest Securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of section 856(c)(3)(B) of the Code. In addition, the Grantor Trust Strip Securities will be "obligations (including any participation or certificate of beneficial ownership therein) . . . principally secured by an interest in real property" within the meaning of section 860G(a)(3)(A) of the Code.

     The 1996 Act repeals the bad debt reserve method of accounting for mutual savings banks and domestic building and loan associations for tax years beginning after December 31, 1995. As a result, section 593(d) of the Code is no longer applicable to treat the Certificates as "qualifying real property loans."

     Taxation of Holders of Grantor Trust Securities

     Holders of Grantor Trust Fractional Interest Securities generally will be required to report on their federal income tax returns their respective shares of the income from the Mortgage Loans (including amounts used to pay reasonable


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servicing  fees and other expenses but excluding  amounts  payable to Holders of
any  corresponding   Gran  or  Trust  Strip  Securities)  and,  subject  to  the limitations described below, will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. If a Holder acquires a Grantor Trust Fractional Interest Security for an amount that differs from its outstanding principal amount, the amount includible in income on a Grantor Trust
Fractional   Interest   Security   may  differ   from  the  amount  of  interest
distributable thereon. See "Discount and Premium," below.  Individuals holding a
Grantor  Trust  Fractional   Interest   Security  directly  or  through  certain
pass-through entities will be allowed a deduction for such reasonable servicing fees and expenses only to the extent that the aggregate of such Holder's miscellaneous itemized deductions exceeds 2% of such Holder's adjusted gross income. Further, Holders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining alternative minimum taxable income.

     Holders of Grantor Trust Strip Securities generally will be required to treat such Securities as "stripped coupons" under section 1286 of the Code.
Accordingly, such a Holder will be required to treat the excess of the total amount of payments on such a Security over the amount paid for such Security as original issue discount and to include such discount in income as it accrues over the life of such Security. See "--Discount and Premium," below.

     Grantor Trust Fractional Interest Securities may also be subject to the coupon stripping rules if a class of Grantor Trust Strip Securities is issued as part of the same series of Securities. The consequences of the application of the coupon stripping rules would appear to be that any discount arising upon the purchase of such a Security (and perhaps all stated interest thereon) would be classified as original issue discount and includible in the Holder's income as it accrues (regardless of the Holder's method of accounting), as described below under "--Discount and Premium." The coupon stripping rules will not apply, however, if (i) the pass-through rate is no more than 100 basis points lower than the gross rate of interest payable on the underlying Mortgage Loans and
(ii) the difference between the outstanding principal balance on the Security and the amount paid for such Security is less than 0.25% of such principal balance times the weighted average remaining maturity of the Security.

     Sales of Grantor Trust Securities

     Any gain or loss recognized on the sale of a Grantor Trust Security (equal to the difference between the amount realized on the sale and the adjusted basis of such Grantor Trust Security) will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and in the case of banks and other financial institutions except as provided under section 582(c) of the Code. The adjusted basis of a Grantor Trust Security will generally equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions of principal.

     Grantor Trust Reporting

     The Trustee will furnish to each Holder of a Grantor Trust Fractional Interest Security with each distribution a statement setting forth the amount of such distribu ion allocable to principal on the underlying Mortgage Loans and to interest thereon at the related Pass-Through Rate. In addition, within a reasonable time after the end of each calendar year, based on information provided by the Master Servicer, the Trustee will furnish to each Holder during such year such customary factual information as the Master Servicer deems necessary or desirable to enable Holders of Grantor Trust Securities to prepare their tax returns and will furnish comparable information to the Internal Revenue Service (the "IRS") as and when required to do so by law.


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

REMIC Securities

     If provided in a related Prospectus Supplement, an election will be made to treat a Trust Estate as a REMIC under the Code. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of Securities for which such an election is made, special tax counsel to the Sponsor, will deliver its opinion to the Sponsor that (unless otherwise limited in the related Prospectus Supplement), assuming compliance with the Pooling and Servicing Agreement, the Trust Estate will be treated as a REMIC for federal income tax purposes. A Trust Estate for which a REMIC election is made will be referred to herein as a "REMIC Trust." The Securities of each class will be designated as "regular interests" in the REMIC Trust except that a separate class will be designated as the "residual interest" in the REMIC Trust. The Prospectus Supplement for each series of Securities will state whether Securities of each class will constitute a regular interest (a REMIC Regular Security) or a residual interest (a REMIC Residual Security).

     A REMIC Trust will not be subject to federal income tax except with respect to income from prohibited transactions and in certain other instances described below. See "- Taxes on a REMIC Trust." Generally, the total income from the Mortgage Loans in a REMIC Trust will be taxable to the Holders of the Securities of that series, as described below.

     Regulations issued by the Treasury Department (the "REMIC Regulations") provide some guidance regarding the federal income tax consequences associated with the purchase, ownership and disposition of REMIC Securities. While certain material provisions of the REMIC Regulations are discussed below, investors should consult their own tax advisors regarding the possible application of the REMIC Regulations in their specific circumstances.

Special Tax Attributes

     REMIC Regular Securities and REMIC Residual Securities will be "regular or residual interests in a REMIC" within the meaning of section 7701(a)(19)(C)(xi) of the Code and "real estate assets" within the meaning of section 856(c)(5)(A) of the Code. If at any time during a calendar year less than 95% of the assets of a REMIC Trust consist of "qualified mortgages" (within the meaning of section 860G(a)(3) of the Code) then the portion of the REMIC Regular Securities and REMIC Residual Securities that are qualifying assets under those sections during such calendar year may be limited to the portion of the assets of such REMIC Trust that are qualified mortgages. Similarly, income on the REMIC Regular Securities and REMIC Residual Securities will be treated as "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Code, subject to the same limitation as set forth in the preceding sentence. For purposes of applying this limitation, a REMIC Trust should be treated as owning the assets represented by the qualified mortgages. The assets of the Trust Estate will include, in addition to the Mortgage Loans, payments on the Mortgage Loans held pending distribution on the REMIC Regular Securities and REMIC Residual Securities and any reinvestment income thereon. REMIC Regular Securities and REMIC Residual Securities held by a financial institution to which section 585, 586 or 593 of the Code applies will be treated as evidences of indebtedness for purposes of section 582(c)(1) of the Code. REMIC Regular Securities will also be qualified mortgages with respect to other REMICs.


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

     The 1996 Act repeals the bad debt reserve method of accounting for mutual savings banks and domestic building and loan associations for tax years beginning after December 31, 1995. As a result, section 593(d) of the Code is no longer applicable to treat the Certificates as "qualifying real property loans."

     Taxation of Holders of REMIC Regular Securities

     Except as indicated below in this federal income tax discussion, the REMIC Regular Securities will be treated for federal income tax purposes as debt instruments issued by the REMIC Trust on the date such Securities are first sold to the public (the "Settlement Date") and not as ownership inter sts in the REMIC Trust or its assets. Holders of REMIC Regular Securities that otherwise report income under a cash method of accounting will be required to report income with respect to such Securities under an accrual method. For additional tax consequences relating to REMIC Regular Securities purchased at a discount or with premium, see "--Discount and Premium," below.

     Taxation of Holders of REMIC Residual Securities

     Daily Portions. xcept as indicated below, a Holder of a REMIC Residual Security for a REMIC Trust generally will be required to report its daily portion of the taxable income or net loss of the REMIC Trust for each day during a calendar quarter that the Holder owned such REMIC Residual Security. For this purpose, the daily portion shall be determined by allocating to each day in the calendar quarter its ratable portion of the taxable income or net loss of the REMIC Trust for such quarter and by allocating the amount so allocated among the Residual Holders (on such day) in accordance with their percentage interests on such day. Any amount included in the gross income or allowed as a loss of any Residual Holder by virtue of this paragraph will be treated as ordinary income or loss.

     The requirement that each Holder of a REMIC Residual Security report its daily portion of the taxable income or net loss of the REMIC Trust will continue until there are no Securities of any class outstanding, even though the Holder of the REMIC Residual Security may have received full payment of the stated interest and principal on its REMIC Residual Security.

     The Trustee will provide to Holders of REMIC Residual Securities of each series of Securities (i) such information as is necessary to enable them to prepare their federal income tax returns and (ii) any reports regarding the Securities of such series that may be required under the Code.

     Taxable Income or Net Loss of a REMIC Trust. The taxable income or net loss of a REMIC Trust will be the income from the qualified mortgages it holds and any reinvestment earnings less deductions allowed to the REMIC Trust. Such taxable income or net loss for a given calendar quarter will be determined in the same manner as for an individual having the calendar year as the taxable


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

year and using the accrual method of accounting, with certain modifications. The first modification is that a deduction will be allowed for accruals of interest (including any original issue discount, but without regard to the investment interest limitation in section 163(d) of the Code) on the REMIC Regular Securities (but not the REMIC Residual Securities), even though REMIC Regular Securities are for non-tax purposes evidences of beneficial ownership rather than indebtedness of a REMIC Trust. Second, market discount or premium equal to the difference between the total stated principal balances of the qualified mortgages and the basis to the REMIC Trust therein generally will be included in income (in the case of discount) or deductible (in the case of premium) by the REMIC Trust as it accrues under a constant yield method, taking into account the "Prepayment Assumption" (as defined in the Related Prospectus Supplement, see "--Discount and Premium--Original Issue Discount," below). The basis to a REMIC Trust in the qualified mortgages is the aggregate of the issue prices of all the REMIC Regular Securities and REMIC Residual Securities in the REMIC Trust on the Settlement Date. If, however, a substantial amount of a class of REMIC Regular Securities or REMIC Residual Securities has not been sold to the public, then the fair market value of all the REMIC Regular Securities or REMIC Residual Securities in that class as of the date of the Prospectus Supplement should be substituted for the issue price.

     Third, no item of income, gain, loss or deduction allocable to a prohibited transaction (see "--Taxes on a REMIC Trust--Prohibited Transactions" below) will be taken into account. Fourth, a REMIC Trust generally may not deduct any item that would not be allowed in calculating the taxable income of a partnership by virtue of section 703(a)(2) of the Code. Finally, the limitation on miscellaneous itemized deductions imposed on individuals by section 67 of the Code will not be applied at the REMIC Trust level to any servicing and guaranty fees. (See, however, "--Pass-Through of Servicing and Guaranty Fees to Individuals" below.) In addition, under the REMIC Regulations, any expenses that are incurred in connection with the formation of a REMIC Trust and the issuance of the REMIC Regular Securities and REMIC Residual Securities are not treated as expenses of the REMIC Trust for which a deduction is allowed. If the deductions allowed to a REMIC Trust exceed its gross income for a calendar quarter, such excess will be a net loss for the REMIC Trust for that calendar quarter. The REMIC Regulations also provide that any gain or loss to a REMIC Trust from the disposition of any asset, including a qualified mortgage or "permitted investment" (as defined in section 860G(a)(5) of the Code) will be treated as ordinary gain or loss.

     A Holder of a REMIC Residual Security may be required to recognize taxable income without being entitled to receive a corresponding amount of cash. This could occur, for example, if the qualified mortgages are considered to be purchased by the REMIC Trust at a discount, some or all of the REMIC Regular Securities are issued at a discount, and the discount included as a result of a prepayment on a Mortgage Loan that is used to pay principal on the REMIC Regular Securities exceeds the REMIC Trust's deduction for unaccrued original issue discount relating to such REMIC Regular Securities. Taxable income may also be greater in earlier years because interest expense deductions, expressed as a percentage of the outstanding principal amount of the REMIC Regular Securities, may increase over time as the earlier classes of REMIC Regular Securities are paid, whereas interest income with respect to any given Mortgage Loan expressed as a percentage of the outstanding principal amount of that Mortgage Loan, will remain constant over time.

     Basis Rules and Distributions. A Holder of a REMIC Residual Security has an initial basis in its Security equal to the amount paid for such REMIC Residual Security. Such basis is increased by amounts included in the income of the Holder and decreased by distributions and by any net loss taken into account with respect to such REMIC Residual Security. A distribution on a REMIC Residual Security to a Holder is not included in gross income to the extent it does not exceed such Holder's basis in the REMIC Residual Security (adjusted as described above) and, to the extent it exceeds the adjusted basis of the REMIC Residual Security, shall be treated as gain from the sale of the REMIC Residual Security.

     A Holder of a REMIC Residual Security is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such Holder's adjusted basis in its REMIC Residual Security as of the close of such calendar quarter (determined without regard to such net loss). Any loss disallowed by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Security.


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

     Excess Inclusions. Any excess inclusions with respect to a REMIC Residual Security are subject to certain special tax rules. With respect to a Holder of a REMIC Residual Security, the excess inclusion for any calendar quarter is defined as the excess (if any) of the daily portions of taxable income over the sum of the "daily accruals" for each day during such quarter that such REMIC Residual Security was held by such Holder. The daily accruals are determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Security at the beginning of the calendar quarter and 120% of the "federal long-term rate" in effect on the Settlement Date, based on quarterly compounding, and properly adjusted for the length of such quarter. For this purpose, the adjusted issue price of a REMIC Residual Security as of the beginning of any calendar quarter is equal to the issue price of the REMIC Residual Security, increased by the amount of daily accruals for all prior quarters and decreased by any distributions made with respect to such REMIC Residual Security before the beginning of such quarter. The issue price of a REMIC Residual Security is the initial offering price to the public (excluding bond houses and brokers) at which a substantial number of the REMIC Residual Securities was sold. The federal long-term rate is a blend of current yields on Treasury securities having a maturity of more than nine years, computed and published monthly by the IRS.

     In general, Holders of REMIC Residual Securities with excess inclusion income cannot offset such income by losses from other activities. For Holders that are subject to tax only on unrelated business taxable income (as defined in section 511 of the Code), an excess inclusion of such Holder is treated as unrelated business taxable income. With respect to variable contracts (within the meaning of section 817 of the Code), a life insurance company cannot adjust its reserve to the extent of any excess inclusion, except as provided in regulations. The REMIC Regulations indicate that if a Holder of a REMIC Residual Security is a member of an affiliated group filing a consolidated income tax return, the taxable income of the affiliated group cannot be less than the sum of the excess inclusions attributable to all residual interests in REMICS held by members of the affiliated group. For a discussion of the effect of excess inclusions on certain foreign investors that own REMIC Residual Securities, see "--Foreign Investors" below.

     The Treasury Department also has the authority to issue regulations that would treat all taxable income of a REMIC Trust as excess inclusions if the REMIC Residual Security does not have "significant value." Although the Treasury Department did not exercise this authority in the REMIC Regulations, future regulations may contain such a rule. If such a rule were adopted, it is unclear how significant value would be determined for these purposes. If no such rule is applicable, excess inclusions should be calculated as discussed above.

     In the case of any REMIC Residual Securities that are held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Securities reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of section 857(b)(2) of the Code, excluding any net capital gain) will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Security as if held directly by such shareholder. Similar rules will apply in the case of regulated investment companies, common trust funds and certain cooperatives that hold a REMIC Residual Security.

     Pass-Through of Servicing and Guaranty Fees to Individuals. A Holder of a REMIC Residual Security who is an individual will be required to include in income a share of any servicing and guaranty fees. A deduction for such fees will be allowed to such Holder only to the extent that such fees, along with certain of such Holder's other miscellaneous itemized deductions exceed 2% of such Holder's adjusted gross income. In addition, a Holder of a REMIC Residual Security may not be able to deduct any portion of such fees in computing such Holder's alternative minimum tax liability. A Holder's share of such fees will generally be determined by (i) allocating the amount of such expenses for each calendar quarter on a pro rata basis to each day in the calendar quarter, and
(ii) allocating the daily amount among the Holders in proportion to their respective holdings on such day.


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

     Taxes on a REMIC Trust

     Prohibited Transactions. The Code imposes a tax on a RE IC equal to 100% of the net income derived from "prohibited transactions." In general, a prohibited transaction means the disposition of a qualified mortgage other than pursuant to certain specified exceptions, the receipt of investment income from a source other than a Mortgage Loan or certain other permitted investments, the receipt of compensation for services, or the disposition of an asset purchased with the payments on the qualified mortgages for temporary investment pending distribution on the regular and residual interests.

     Contributions to a REMIC after the Startup Day. The Code imposes a tax on a REMIC equal to 100% of the value of any property contributed to the REMIC after the "startup day" (generally the same as the Settlement Date). Exceptions are provided for cash contributions to a REMIC (i) during the three month period beginning on the startup day, (ii) made to a qualified reserve fund by a Holder of a residual interest, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted by Treasury regulations.

     Net Income from Foreclosure Property. The Code imposes a tax on a REMIC equal to the highest corporate rate on "net income from foreclosure property." The terms "foreclosure property" (which includes property acquired by deed in lieu of foreclosure) and "net income from foreclosure property" are defined by reference to the rules applicable to real estate investment trusts. Generally, foreclosure property would be treated as such for a period of two years, with possible extensions. Net income from foreclosure property generally means gain from the sale of foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

     Sales of REMIC Securities

     General. Except as provided below, if a Regular or REMIC Residual Security is sold, the seller will recognize gain or loss equal to the difference between the amount realized in the sale and its adjusted basis in the Security. The adjusted basis of a REMIC Regular Security generally will equal the cost of such Security to the seller, increased by any original issue discount or market discount included in the seller's gross income with respect to such Security and reduced by distributions on such Security previously received by the seller of amounts included in the stated redemption price at maturity and by any premium that has reduced the seller's interest income with respect to such Security. See "--Discount and Premium." The adjusted basis of a REMIC Residual Security is determined as described above under "--Taxation of Holders of REMIC Residual Securities--Basis Rules and Distributions." Except as provided in the following paragraph or under section 582(c) of the Code, any such gain or loss will be capital gain or loss, provided such Security is held as a "capital asset" (generally, property held for investment) within the meaning of section 1221 of the Code.

     Gain from the sale of a REMIC Regular Security that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includible in the income of the Holder of a REMIC Regular Security had income accrued at a rate equal to 110% of the "applicable federal rate" (generally, an average of current yields on Treasury securities) as of the date of purchase over (ii) the amount actually includible in such Holder's income. In addition, gain recognized on such a sale by a Holder of a REMIC Regular Security who purchased such a Security at a market discount would also be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such Security was held by such Holder, reduced by any market discount includible in income under the rules described below under "--Discount and Premium."


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

     If a Holder of a REMIC Residual Security sells its REMIC Residual Security at a loss, the loss will not be recognized if, within six months before or after the sale of the REMIC Residual Security, such Holder purchases another residual interest in any REMIC or any interest in a taxable mortgage pool (as defined in section 7701(i) of the Code) comparable to a residual interest in a REMIC. Such disallowed loss would be allowed upon the sale of the other residual interest (or comparable interest) if the rule referred to in the preceding sentence does not apply to that sale. While this rule may be modified by Treasury regulations, no such regulations have yet been published.

     Transfers of REMIC Residual Securities. Section 860E(e) of the Code imposes a substantial tax, payable by the transferor (or, if a transfer is through a broker, nominee, or other middleman as the transferee's agent, payable by that agent) upon any transfer of a REMIC Residual Security to a disqualified organization and upon a pass-through entity (including regulated investment companies, real estate investment trusts, common trust funds, partnerships, trusts, estates, certain cooperatives, and nominees) that owns a REMIC Residual Security if such pass-through entity has a disqualified organization as a recordholder. For purposes of the preceding sentence, a transfer includes any transfer of record or beneficial ownership, whether pursuant to a purchase, a default under a secured lending agreement or otherwise.

     The term "disqualified organization" includes the United States, any state or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (other than certain taxable instrumentalities), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas, or any organization (other than a farmers' cooperative) that is exempt from federal income tax, unless such organization is subject to the tax on unrelated business income. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (i) residual interests in such entity are not held by disqualified organizations and (ii) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of a REMIC Residual Security and certain other provisions that are intended to meet this requirement are described in the Pooling and Servicing Agreement, and will be discussed more fully in the related Prospectus Supplement relating to the offering of any REMIC Residual Security. In addition, a pass-through entity (including a nominee) that holds a REMIC Residual Security may be subject to additional taxes if a disqualified organization is a record-holder therein. A transferor of a REMIC Residual Security (or an agent of a transferee of a REMIC Residual Security, as the case may be) will be relieved of such tax liability if (i) the transferee furnishes to the transferor (or the transferee's agent) an affidavit that the transferee is not a disqualified organization, and (ii) the transferor (or the transferee's agent) does not have actual knowledge that the affidavit is false at the time of the transfer. Similarly, no such tax will be imposed on a pass-through entity for a period with respect to an interest therein owned by a disqualified organization if (i) the record-holder of such interest furnishes to the pass-through entity an affidavit that it is not a disqualified organization, and
(ii) during such period, the pass-through entity has no actual knowledge that the affidavit is false.

     Under the REMIC Regulations, a transfer of a "noneconomic residual interest" to a U.S. Person (as defined below in "--Foreign Investors--Grantor Trust Securities and REMIC Regular Securities") will be disregarded for all federal tax purposes unless no significant purpose of the transfer is to impede the assessment or collection of tax. A REMIC Residual Security would be treated as constituting a noneconomic residual interest unless, at the time of the transfer, (i) the present value of the expected future distributions on the REMIC Residual Security is no less than the product of the present value of the "anticipated excess inclusions" with respect to such Security and the highest corporate rate of tax for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the applicable REMIC Trust in an amount sufficient to satisfy the liability for income tax on any "excess inclusions" at or after the time when such liability accrues. Anticipated excess inclusions are the excess inclusions that are anticipated to be allocated to each calendar quarter (or portion thereof) following the transfer of a REMIC Residual Security, determined as of the date such Security is transferred and based on events that have occurred as of that date and on the Prepayment Assumption. See "--Discount and Premium" and "--Taxation of Holders of REMIC Residual Securities-- Excess Inclusions."

     The REMIC Regulations provide that a significant purpose to impede the assessment or collection of tax exists if, at the time of the transfer, a transferor of a REMIC Residual Security has "improper knowledge" (i.e., either knew, or should have known, that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC Trust). A transferor is presumed not to have improper knowledge if (i) the transferor conducts, at the time of a transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor finds that the transferee has historically paid its debts as they come due and finds no significant evidence to indicate that the transferee will not continue to pay its debts as they come due in the future; and (ii) the transferee makes certain representations to the transferor in the affidavit relating to disqualified organizations discussed above. Transferors of a REMIC Residual Security should consult with their own tax advisors for further information regarding such transfers.

     Reporting and Other Administrative Matters. For purposes of the administrative provisions of the Code, each REMIC Trust will be treated as a partnership and the Holders of REMIC Residual Securities will be treated as partners. The Trustee will prepare, sign and file federal income tax returns for each REMIC Trust, which returns are subject to audit by the IRS. Moreover, within a reasonable time after the end of each calendar year, the Trustee will furnish to each Holder that received a distribution during such year a statement setting forth the portions of any such distributions that constitute interest distributions, original issue discount, and such other information as is required by Treasury regulations and, with respect to Holders of REMIC Residual Securities in a REMIC Trust, information necessary to compute the daily portions of the taxable income (or net loss) of such REMIC Trust for each day during such year. The Trustee will also act as the tax matters partner for each REMIC Trust, either in its capacity as a Holder of a REMIC Residual Security or in a fiduciary capacity. Each Holder of a REMIC Residual Security, by the acceptance of its REMIC Residual Security, agrees that the Trustee will act as its fiduciary in the performance of any duties required of it in the event that it is the tax matters partner.

     Each Holder of a REMIC Residual Security is required to treat items on its return consistently with the treatment on the return of the REMIC Trust, unless the Holder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC Trust. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC Trust level. Unless otherwise specified in the related Prospectus Supplement, the Trustee does not intend to register any REMIC Trust as a tax shelter pursuant to section 6111 of the Code.

     Termination

     In general, no spec al tax consequences will apply to a Holder of a REMIC Regular Security upon the termination of a REMIC Trust by virtue of the final payment or liquidation of the last Mortgage Loan remaining in the Trust Estate. If a Holder of a REMIC Residual Security's adjusted basis in its REMIC Residual Security at the time such termination occurs exceeds the amount of cash distributed to such Holder in liquidation of its interest, although the matter is not entirely free from doubt, it would appear that the Holder of the REMIC Residual Security is entitled to a loss equal to the amount of such excess.

Debt Securities

     General

     With respect to each series of Debt Securities, special tax counsel to the Sponsor, will deliver its opinion to the Sponsor that (unless otherwise limited in the related Prospectus Supplement) the Securities will be classified as debt of the Sponsor secured by the related Mortgage Loans. Consequently, the Debt S curities will not be treated as ownership interests in the Mortgage Loans or the Trust. Holders will be required to report income received with respect to the Debt Securities in accordance with their normal method of accounting. For additional tax consequences relating to Debt Securities purchased at a discount or with premium, see "--Discount and Premium," below.

     Special Tax Attributes

     As described above, Grantor Trust Securities will possess certain specia tax attributes by virtue of their being ownership interests in the underlying Mortgage Loans. Similarly, REMIC Securities will possess similar attributes by virtue of the REMIC provisions of the Code. In general, Debt Securities will not possess such special tax attributes. Investors to whom such attributes are important should consult their own tax advisors regarding investment in Debt Securities.

     Sale or Exchange

     If a Holder of a Debt Security sells or ex hanges such Security, the Holder will recognize gain or loss equal to the difference, if any, between the amount received and the Holder's adjusted basis in the Security. The adjusted basis in the Security generally will equal its initial cost, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Security and reduced by the payments previously received on the Security, other than payments of qualified stated interest, and by any amortized premium.

     In general (except as described in "--Discount and Premium--Market Discount," below), except for certain financial institutions subject to section 582(c) of the Code, any gain or loss on the sale or exchange of a Debt Security recognized by an investor who holds the Security as a capital asset (within the meaning of section 1221 of the Code), will be capital gain or loss and will be long-term or short-term depending on whether the Security has been held for more than one year.

Discount and Premium

     A Security purchased for an amount other than its outstanding principal amount will be subject to the rules governing original issue discount, market discount or premium. In addition, all Grantor Trust Strip Securities and certain Grantor Trust Fractional Interest Securities will be treated as having original issue discount by virtue of the coupon stripping rules in section 1286 of the Code. In very general terms, (i) original issue discount is treated as a form of interest and must be included in a Holder's income as it accrues (regardless of the Holder's regular method of accounting) using a constant yield method; (ii) market discount is treated as ordinary income and must be included in a Holder's income as principal payments are made on the Security (or upon a sale of a Security); and (iii) if a Holder so elects, premium may be amortized over the life of the Security and offset against inclusions of interest income. These tax consequences are discussed in greater detail below.

     Original Issue Discount

     In general, a Security will be considered to be issued with original issue discount equal to the excess, if any, of its "stated redemption price at maturity" over its "issue price." The issue price of a Security is the initial offering price to the public (excluding bond houses and brokers) at which a substantial number of the Securities was sold. The issue pri e also includes any accrued interest attributable to the period between the beginning of the first Remittance Period and the Settlement Date. The stated redemption price at maturity of a Security that has a notional principal amount or receives principal only or that is or may be an Accrual Security is equal to the sum of all distributions to be made under such Security. The stated redemption price at maturity of any other Security is its stated principal amount, plus an amount equal to the excess (if any) of the interest payable on the first Payment Date over the interest that accrues for the period from the Settlement Date to the first Payment Date.

     Notwithstanding the general definition, original issue discount will be treated as zero if such discount is less than 0.25% of the stated redemption price at maturity multiplied by its weighted average life. The weighted average life of a Security is apparently computed for this purpose as the sum, for all distributions included in the stated redemption price at maturity of the amounts determined by multiplying (i) the number of complete years (rounding down for partial years) from the Settlement Date until the date on which each such distribution is expected to be made under the assumption that the Mortgage Loans prepay at the rate specified in the related Prospectus Supplement (the "Prepayment Assumption") by (ii) a fraction, the numerator of which is the amount of such distribution and the denominator of which is the Security's stated redemption price at maturity. If original issue discount is treated as zero under this rule, the actual amount of original issue discount must be allocated to the principal distributions on the Security and, when each such distribution is received, gain equal to the discount allocated to such distribution will be recognized.

     Section 1272(a)(6) of the Code contains special original issue discount rules directly applicable to REMIC Securities and Debt Securities and applicable by analogy to Grantor Trust Securities. Investors in Grantor Trust Securities should be aware that there can be no assurance that the rules described below will be applied to such Securities. Under these rules (described in greater detail below), (i) the amount and rate of accrual of original issue discount on each series of Securities will be based on (x) the Prepayment Assumption, and
(y) in the case of a Security calling for a variable rate of interest, an assumption that the value of the index upon which such variable rate is based remains equal to the value of that rate on the Settlement Date, and (ii) adjustments will be made in the amount of discount accruing in each taxable year in which the actual prepayment rate differs from the Prepayment Assumption.

     Section 1272(a)(6)(B)(iii) of the Code requires that the prepayment assumption used to calculate original issue discount be determined in the manner prescribed in Treasury regulations. To date, no such regulations have been promulgated. The legislative history of this Code provision indicates that the assumed prepayment rate must be the rate used by the parties in pricing the particular transaction. The Sponsor anticipates that the Prepayment Assumption for each series of Securities will be consistent with this standard. The Sponsor makes no representation, however, that the Mortgage Loans for a given series will prepay at the rate reflected in the Prepayment Assumption for that series or at any other rate. Each investor must make its own decision as to the appropriate prepayment assumption to be used in deciding whether or not to purchase any of the Securities.

     Each Securityholder must include in gross income the sum of the "daily portions" of original issue discount on its Security for each day during its taxable year on which it held such Security. For this purpose, in the case of an original Holder, the daily portions of original issue discount will be determined as follows. A calculation will first be made of the portion of the original issue discount that accrued during each "accrual period." The Trustee will supply, at the time and in the manner required by the IRS, to Securityholders, brokers and middlemen information with respect to the original issue discount accruing on the Securities. Unless otherwise disclosed in the related Prospectus Supplement, the Trustee will report original issue discount based on accrual periods of one month, each beginning on a payment date (or, in the case of the first such period, the Settlement Date) and ending on the day before the next payment date.

     Under section 1272(a)(6) of the Code, the portion of original issue discount treated as accruing for any accrual period will equal the excess, if any, of (i) the sum of (A) the present values of all the distributions remaining to be made on the Security, if any, as of the end of the accrual period and (B) the distribution made on such Security during the accrual period of amounts included in the stated redemption price at maturity, over (ii) the adjusted issue price of such Security at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated based on (i) the yield to maturity of the Security, calculated as of the Settlement Date, giving effect to the Prepayment Assumption, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period, (iii) the Prepayment Assumption, and (iv) in the case of a Security calling for a variable rate of interest, an assumption that the value of the index upon which such variable rate is based remains the same as its value on the Settlement Date over the entire life of such Security. The adjusted issue price of a Security at any time will equal the issue price of such Security, increased by the aggregate amount of previously accrued original issue discount with respect to such Security, and reduced by the amount of any distributions made on such Security as of that time of amounts included in the stated redemption price at maturity. The original issue discount accruing during any accrual period will then be allocated ratably to each day during the period to determine the daily portion of original issue discount.

     In the case of Grantor Trust Strip Securities and certain REMIC Securities, the calculation described in the preceding paragraph may produce a negative amount of original issue discount for one or more accrual periods. No definitive guidance has been issued regarding the treatment of such negative amounts. The legislative history to section 1272(a)(6) indicates that such negative amounts may be used to offset subsequent positive accruals but may not offset prior accruals and may not be allowed as a deduction item in a taxable year in which negative accruals exceed positive accruals. Holders of such Securities should consult their own tax advisors concerning the treatment of such negative accruals.

     A subsequent purchaser of a Security that purchases such Security at a cost less than its remaining stated redemption price at maturity also will be required to include in gross income for each day on which it holds such Security, the daily portion of original issue discount with respect to such Security (but reduced, if the cost of such Security to such purchaser exceeds its adjusted issue price, by an amount equal to the product of (i) such daily portion and (ii) a constant fraction, the numerator of which is such excess and the denominator of which is the sum of the daily portions of original issue discount on such Security for all days on or after the day of purchase).

     Market Discount

     A Holder that purchases a Security at a market discount, that is, at a purchase price less than the remaining stated redemption price at maturity of such Security (or, in the case of a Security with original issue discount, its adjusted issue price), will be required to allo ate each principal distribution first to accrued market discount on the Security, and recognize ordinary income to the extent such distribution does not exceed the aggregate amount of accrued market discount on such Security not previously included in income. With respect to Securities that have unaccrued original issue discount, such market discount must be included in income in addition to any original issue discount. A Holder that incurs or continues indebtedness to acquire a Security at a market discount may also be required to defer the deduction of all or a portion of the interest on such indebtedness until the corresponding amount of market discount is included in income. In general terms, market discount on a Security may be treated as accruing either (i) under a constant yield method or (ii) in proportion to remaining accruals of original issue discount, if any, or if none, in proportion to remaining distributions of interest on the Security, in any case taking into account the Prepayment Assumption. The Trustee will make available, as required by the IRS, to Holders of Securities information necessary to compute the accrual of market discount.

     Notwithstanding the above rules, market discount on a Security will be considered to be zero if such discount is less than 0.25% of the remaining stated redemption price at maturity of such Security multiplied by its weighted average remaining life. Weighted average remaining life presumably would be calculated in a manner similar to weighted average life, taking into account payments (including prepayments) prior to the date of acquisition of the Security by the subsequent purchaser. If market discount on a Security is treated as zero under this rule, the actual amount of market discount must be allocated to the remaining principal distributions on the Security and, when each such distribution is received, gain equal to the discount allocated to such distribution will be recognized.

     Securities Purchased at a Premium

     A purchaser of a Security that purchases such Security at a cost greater than its remaining stated redemption price at maturity will be considered to have purchased such Security (a "Premium Security") at a premium. Such a purchaser need not include in income any remaining original issue discount and may elect, under section 171(c)(2) of the Code, to treat such premium as "amortizable bond premium." If a Holder makes such an election, the amount of any interest payment that must be included in such Holder's income for each period ending on a Payment Date will be reduced by the portion of the premium allocable to such period based on the Premium Security's yield to maturity. The legislative history of the Tax Reform Act of 1986 states that such premium amortization should be made under principles analogous to those governing the accrual of market discount (as discussed above under "--Market Discount"). If such election is made by the Holder, the election will also apply to all bonds the interest on which is not excludible from gross income ("fully taxable bonds") held by the Holder at the beginning of the first taxable year to which the election applies and to all such fully taxable bonds thereafter acquired by it, and is irrevocable without the consent of the IRS. If such an election is not made, (i) such a Holder must include the full amount of each interest payment in income as it accrues, and (ii) the premium must be allocated to the principal distributions on the Premium Security and, when each such distribution is received, a loss equal to the premium allocated to such distribution will be recognized. Any tax benefit from the premium not previously recognized will be taken into account in computing gain or loss upon the sale or disposition of the Premium Security.

     Some Securities may provide for only nominal distributions of principal in comparison to the distributions of interest thereon. It is possible that the IRS or the Treasury Department may issue guidance excluding such Securities from the rules generally applicable to debt instruments issued at a premium. In particular, it is possible that such a Security will be treated as having original issue discount equal to the excess of the total payments to be received thereon over its issue price. In such event, section 1272(a)(6) of the Code would govern the accrual of such original issue discount, but a Holder would recognize substantially the same income in any given period as would be recognized if an election were made under section 171(c)(2) of the Code. Unless and until the Treasury Department or the IRS publishes specific guidance relating to the tax treatment of such Securities, the Trustee intends to furnish tax information to Holders of such Securities in accordance with the rules described in the preceding paragraph.

     Special Election

     A Holder may elect to include in gross income al "interest" that accrues on the Security by using a constant yield method. For purposes of the election, the term "interest" includes stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount and unstated interest as adjusted by any amortizable bond premium or acquisition premium. A Holder should consult its own tax advisor regarding the time and manner of making and the scope of the election and the implementation of the constant yield method.

Backup Withholding

     Distributions of interest and principal, as well as distributions of proceeds from the sale of Securities, may be subject to the "backup withholding tax" under section 3406 of the Code at a rate of 31% if recipients of such distributions fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of distributions that is required to supply information but that does not do so in the proper manner.

Foreign Investors

     Grantor Trust, REMIC Regular and Debt Securities

     Interest, including origin l issue discount, distributable on Grantor Trust, REMIC Regular or Debt Securities received by a Holder who or which is not a United States person, as defined below (other than a foreign bank and certain other persons), generally will not be subject to the normal 30 percent United States withholding tax (or lower treaty rate) imposed with respect to such payments, provided that such Holder fulfills certain certification requirements. Under such requirements, the Holder must certify, under penalties of perjury, that it is not a "United States person" and provide its name and address. If income or gain with respect to a security is effectively connected with a United States trade or business carried on by a Holder who or which is not a United States person, the 30 percent withholding tax will not apply but such Holder will be subject to United States federal income tax at graduated rates applicable to United States persons.

     For this purpose, "United States person" means a person who or which is for United States federal income tax purposes a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust that is subject to United States federal income tax, regardless of the source of its income. Proposed Treasury regulations, which would be effective for payments made after December 31, 1997, if adopted in their current form, would provide alternative certification requirements and means for claiming the exemption from federal income and withholding tax. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Grantor Trust, REMIC Regular or Debt Security.

     REMIC Residual Securities

     Amounts distributed to a Holder of a REMIC Residual Security that is a not a U.S. Person generally will be treated as interest f r purposes of applying the 30% (or lower treaty rate) withholding tax on income that is not effectively connected with a U.S. trade or business. Temporary Treasury Regulations clarify that amounts not constituting excess inclusions that are distributed on a REMIC Residual Security to a Holder that is not a U.S. Person generally will be exempt from U.S. federal income and withholding tax, subject to the same conditions as described above, but only to the extent that the obligations directly underlying the REMIC Trust that issued the REMIC Residual Security (e.g., Mortgage Loans or regular interests in another REMIC) were issued after July 18, 1984. In no case will any portion of REMIC income that constitutes an excess inclusion be entitled to any exemption from the withholding tax or a reduced treaty rate for withholding. See "--REMIC Securities--Taxation of Holders of REMIC Residual Securities--Excess Inclusions."

     THE FEDERAL INCOME TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON AN INVESTOR'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISERS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code impose certain requirements on those employee benefit plans to which they apply ("Plans") and on those persons who are fiduciaries with respect to such Plans. The following is a general discussion of such requirements, and certain applicable exceptions to and administrative exemptions from such requirements.

     Before purchasing any Certificates, a Plan fiduciary should determine whether there exists any prohibition to such purchase under the requirements of ERISA, whether prohibited transaction exemptions such as PTE 83-1 or any individual administrative exemption (as described below) applies, including whether the appropriate conditions set forth therein would be met, or whether any statutory prohibited transaction exemption is applicable, and further should consult the applicable Prospectus Supplement relating to such Series of Certificates.

Certain Requirements Under ERISA

     General

     In accordance with ERISA's general fiduciary standards, before investing in a Certificate a Plan fiduciary should determine whether to do so is permitted under the governing Plan instruments and is appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. A Plan fiduciary should especially consider the ERISA requirement of investment prudence and the sensitivity of the return on the Certificates to the rate of principal repayments (including prepayments) on the Mortgage Loans or Contracts, as discussed in the related Prospectus Supplement and in "Prepayment and Yield Considerations" herein.

     Parties in Interest/Disqualified Persons. Other provisions of ERISA (and corresponding provisions of the Code) prohibit certain transactions involving the assets of a Plan and persons who have certain specified relationships to the Plan (so-called "parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of the Code). The Depositor, the Servicer (if any) or the Trustee or certain affiliates thereof might be considered or might become "parties in interest" or "disqualified persons" with respect to a Plan. If so, the acquisition or holding of Certificates by or on behalf of such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Code unless an administrative exemption described below or some other exemption is available.

     Special caution should be exercised before the assets of a Plan are used to purchase a Certificate if, with respect to such assets, the Depositor, the Servicer (if any) or the Trustee or an affiliate thereof either: (a) has investment discretion with respect to the investment of such assets of such Plan; or (b) has authority or responsibility to give, or regularly gives investment advice with respect to such assets for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular investment needs of the Plan.

     Delegation of Fiduciary Duty

     Further, if the assets included in a Trust Fund were deemed to constitute Plan assets, it is possible that a Plan's investment in the Certificates might be deemed to constitute a delegation, under ERISA, of the duty to manage Plan assets by the fiduciary deciding to invest in the Certificates, and certain transactions involved in the operation of the Trust Fund might be deemed to constitute prohibited transactions under ERISA and the Code.

     The U.S. Department of Labor (the "Department") has published final regulations (the "Regulations") concerning whether or not a Plan's assets would be deemed to include an interest in the underlying assets of an entity (such as a Trust Fund) for purposes of the reporting and disclosure and general fiduciary responsibility provisions of ERISA, as well as for the prohibited transaction provisions of ERISA and the Code, if the Plan acquires an "equity interest" (such as a Certificate) in such entity.

     Certain exceptions are provided in the Regulations whereby an investing Plan's assets would be deemed merely to include its interest in the Certificates instead of being deemed to include an interest in the assets of a Trust Fund. However, it cannot be predicted in advance nor can there be any continuing assurance whether such exceptions may be met. For example, one of the exceptions in the Regulations states that the underlying assets of an entity will not be considered "plan assets" if, immediately after the most recent acquisition of any equity interest in the entity, whether or not from the issuer or an underwriter, less than 25% of the value of each class of equity interest is held by "benefit plan investors," which are defined as Plans, individual retirement accounts, and employee benefit plans not subject to ERISA (for example, governmental plans), but this exception is tested immediately after each acquisition of an equity interest in the entity whether upon initial issuance or in the secondary market.

Administrative Exemptions

     Individual Administrative Exemptions. Several underwriters of mortgage-backed securities have applied for and obtained ERISA prohibited transaction exemptions (each, an "Individual Exemption") which are in some respects broader than Prohibited Transaction Class Exemption 83-1 (described below). Such exemptions can only apply to mortgage-backed securities which among other conditions, are sold in an offering with respect to which such underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If such an Individual Exemption might be applicable to a Series of Certificates, the related Prospectus Supplement will refer to such possibility. An Individual Exemption does not apply to Plans sponsored by the Restricted Group (as defined below) or the Trustee.

     Some of the conditions that must be satisfied for an Individual Exemption to apply are the following:

          (1) The rights and interests evidenced by Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other Certificates of the Trust Fund;

          (2) The Certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories from any of Standard & Poor's Ratings Services ("S&P"), Moody's Investors Service, Inc. ("Moody's"), Duff & Phelps Credit Rating Co. ("D&P") or Fitch Investors Service, L.P. ("Fitch");

          (3) The Trustee is not an affiliate of any of the Depositor, the underwriter specified in the applicable Prospectus Supplement, the Servicer (if any), any obligor with respect to Mortgage Loans included in the Trust Fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust Fund, or any affiliate of such parties (the "Restricted Group"); and

          (4) The Plan investing in the Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

     If the conditions to an Individual Exemption are met, whether or not a Plan's assets would be deemed to include an ownership interest in the Mortgage Loans in a Mortgage Pool, the acquisition, holding and resale of the Certificates by Plans would be exempt from the prohibited transaction provisions of ERISA and the Code.

     Moreover, an Individual Exemption can provide relief from certain self-dealing/conflict of interest prohibited transactions, only if, among other requirements, (i) a Plan's investment in Certificates of any class does not exceed twenty-five percent of all of the Certificates of that Class outstanding at the time of the acquisition and (ii) immediately after the acquisition no more than twenty-five percent of the assets of the Plan with respect to which such person is a fiduciary are invested in Certificates representing an interest in one or more trusts containing assets sold or served by the same person.

     PTE 83-1. Prohibited Transaction Class Exemption 83-1 for Certain Transactions Involving Mortgage Pool Investment Trusts ("PTE 83-1") permits certain transactions involving the creation, maintenance and termination of certain residential mortgage pools and the acquisition and holding of certain residential mortgage pool pass-through certificates by Plans, whether or not the Plan's assets would be deemed to include an ownership interest in the mortgages in the mortgage pool, and whether or not such transactions would otherwise be prohibited under ERISA.

     The term "mortgage pool pass-through certificate" is defined in PTE 83-1 as "a certificate representing a beneficial undivided fractional interest in a mortgage pool and entitling the holder of such a certificate to pass-through payment of principal and interest from the pooled mortgage loans, less any fees retained by the pool sponsor." It appears that, for purposes of PTE 83-1, the term "mortgage pool pass-through certificate" would include Certificates issued in a single Class or in multiple classes that evidence a beneficial undivided fractional interest in a mortgage pool of one- to four-family residential mortgage loans and entitle the holder thereof to both a specified percentage of future interest payments (after permitted deductions) and a specified percentage of future principal payments.

     However, it appears that PTE 83-1 does or might not apply to the purchase and holding of (a) Certificates that evidence the beneficial ownership only of a specified percentage of future interest payments (after permitted deductions) on a Trust Fund or only of a specified percentage of future principal payments on a Trust Fund, (b) Residual Certificates, (c) Certificates evidencing ownership interests in a Trust Fund which includes Mortgage Loans secured by multifamily residential properties or shares issued by cooperative housing corporations, or
(d) Certificates which are subordinated to other classes of Certificates of such Series. Accordingly, unless exemptive relief other than PTE 83-1 applies, Plans should not purchase any such Certificates.

     PTE 83-1 sets forth certain "general conditions" and "specific conditions" to its applicability. Section 11 of PTE 83-1 sets forth the following general conditions to the application of the exemption: (i) the maintenance of a system of insurance or other protection for the pooled mortgage loans or the property securing such loans, and for indemnifying certificateholders against reductions in pass-through payments due to property damage or defaults in loan payments;
(ii) the existence of a pool trustee who is not an affiliate of the pool sponsor; and (iii) a requirement that the sum of all payments made to and retained by the pool sponsor, and all funds inuring to the benefit of the pool sponsor as a result of the administration of the mortgage pool, must represent not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor to the pool. The system of insurance or protection referred to in clause (i) above must provide such protection and indemnification up to an amount not less than the greater of 1% of the aggregate unpaid principal balance of the pooled mortgages or the unpaid principal balance of the largest mortgage in the pool. It should be noted that in promulgating PTE 83-1 (and a predecessor exemption), the Department did not have under its consideration interests in pools of the exact nature as some of the Certificates described herein.

Exempt Plans

     Employee benefit plans which are governmental plans (as defined in Section 3(32) of ERISA), and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements and assets of such plans may be invested in Senior Certificates without regard to the ERISA considerations described above, subject to the provisions of other applicable federal and state law.

Unrelated Business Taxable Income -- Residual Certificates

     The purchase of a Residual Certificate by such plans, or by most varieties of ERISA Plans, may give rise to "unrelated business taxable income" as described in Code Sections 511-515 and 860E. Further, prior to the purchase of Residual Certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not a "Disqualified Organization" which term includes certain tax-exempt entities not subject to Code Section 511, including certain governmental plans, as discussed herein under the caption "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates."

     Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries carefully consider the consequences under ERISA of their acquisition and ownership of Certificates.

     The sale of Certificates to a Plan is in no respect a representation by the Depositor or the applicable underwriter that this investment meets all relevant legal requirements with respect to investments by Plan generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

                                LEGAL INVESTMENT

     If specified in the related Prospectus Supplement, the Certificates of one or more classes offered pursuant to this Prospectus will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"), so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. As "mortgage related securities," such Certificates will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state-chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto
Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cutoff for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities," in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Accordingly, the investors affected by such legislation will be authorized to invest in the Certificates only to the extent provided in such legislation.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with mortgage related securities without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. ss. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, federal credit unions should review National Credit Union Administration (the "NCUA") Letter to Credit Unions No. 96, as modified by Letter No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities. The NCUA has adopted rules, effective December 2, 1991, which prohibit federal credit unions from investing in certain mortgage related securities (including securities such as certain series, Classes or Subclasses of Certificates), except under limited circumstances.

     All depository institutions considering an investment in the Certificates should review the "Supervisory Policy Statement on Securities Activities" dated January 28, 1992 (the "Policy Statement") of the Federal Financial Institutions Examination Council. The Policy Statement, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance
Corporation, the Comptroller of the Currency and the Office of Thrift Supervision, effective February 10, 1992, and by the NCUA (with certain modifications), effective June 26, 1992, prohibits depository institutions from investing in certain "high-risk" mortgage securities (including securities such as certain series, Classes or Subclasses of Certificates), except under limited circumstances, and sets forth certain investment practices deemed to be unsuitable for regulated institutions.

     Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any Certificates, as certain series, Classes or Subclasses may be deemed unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest-bearing" or "income-paying" and, with regard to any Certificates issued in book-entry form, provisions which may restrict or prohibit investment in securities which are issued in book-entry form.

     Other classes of Certificates offered pursuant to this Prospectus will not constitute "mortgage related securities" under SMMEA because they will not represent beneficial ownership interests in qualifying mortgage loans under SMMEA. The appropriate characterization of those Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Certificates, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether, and to what extent, the Certificates will constitute legal investments for them.

     No representation is made as to the proper characterization of the Certificates for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase Certificates under applicable legal investment restrictions. The uncertainties described above may (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Certificates adversely affect the liquidity of the non-SMMEA Certificates.

     Investors should consult with their own legal advisors in determining whether and to what extent the Certificates constitute legal investments for such investors.

                              PLAN OF DISTRIBUTION

     The Depositor may sell the Certificates offered hereby in Series either directly or through underwriters. The related Prospectus Supplement or Prospectus Supplements for each Series will describe the terms of the offering for that Series and will state the public offering or purchase price of each Class of Certificates of such Series, or the method by which such price is to be determined, and the net proceeds to the Depositor from such sale.

     If the sale of any Certificates is made pursuant to an underwriting agreement pursuant to which one or more underwriters agree to act in such capacity, such Certificates will be acquired by such underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. Firm commitment underwriting and public reoffering by underwriters may be done through underwriting syndicates or through one or more firms acting alone. The specific managing underwriter or underwriters, if any, with respect to the offer and sale of a particular Series of Certificates will be set forth on the cover of the Prospectus Supplement related to such Series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement. The Prospectus Supplement will describe any discounts and commissions to be allowed or paid by the Depositor to the underwriters, any other items constituting underwriting compensation and any discounts and commissions to be allowed or paid to the dealers. The obligations of the underwriters will be subject to certain conditions precedent. Unless otherwise provided in the related Prospectus Supplement, the underwriters with respect to a sale of any Class of Certificates will be obligated to purchase all such Certificates if any are purchased. Pursuant to each such underwriting agreement, the Depositor will indemnity the related underwriters against certain civil liabilities, including liabilities under the Securities Act.

     If any Certificates are offered other than through underwriters pursuant to such underwriting agreements, the related Prospectus Supplement or Prospectus Supplements will contain information regarding the terms of such offering and any agreements to be entered into in connection with such offering.

     Purchasers of Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer and sale.

     If specified in the Prospectus Supplement relating to a Series of Certificates, the Depositor, any affiliate thereof or any other person or persons specified therein may purchase some or all of one or more Classes of Certificates of such Series from the underwriter or underwriters or such other person or persons specified in such Prospectus Supplement. Such purchaser may thereafter from time to time offer and sell, pursuant to this Prospectus and the related Prospectus Supplement, some or all of such Certificates so purchased, directly, through one or more underwriters to be designated at the time of the offering of such Certificates, through dealers acting as agent and/or principal as in such other manner as may be specified in the related Prospectus Supplement. Such offering may be restricted in the manner specified in such Prospectus Supplement. Such transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. Any underwriters and dealers participating in such purchaser's offering of such Certificates may receive compensation in the form of underwriting discounts or commissions from such purchaser and such dealers may receive commissions from the investors purchasing such Certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of such Certificates may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, and any commissions and discounts received by such dealer and any profit on the resale of such Certificates by such dealer might be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

                                  LEGAL MATTERS

     Certain legal matters and certain tax matters will be passed upon for the Depositor by Dewey Ballantine, New York, New York and/or such other counsel as will be named on the related Prospectus Supplement.

                                     RATING

     At the date of issuance of each Series of Certificates, the Certificates offered hereby will be rated in one of the four highest categories by at least one Rating Agency. See "Ratings" in the related Prospectus Supplement. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. Each securities rating should be evaluated independently of any other rating.

                             ADDITIONAL INFORMATION

     Copies of the Registration Statement of which this Prospectus forms a part and the exhibits thereto are on file at the offices of the Commission in Washington, D.C. Copies may be obtained at rates prescribed by the Commission upon request to the Commission, and may be inspected, without charge, at the offices of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. See "Available Information."

     Copies of FHLMC's most recent Offering Circular for FHLMC Certificates, FHLMCs Information Statement and the most recent Supplement to such Information Statement and any quarterly report made available by FHLMC can be obtained by writing or calling the Investor Inquiry Department at FHLMC at 8200 Jones Branch Drive, McLean Virginia 22102 (outside Washington, D.C. metropolitan area, telephone 800-336-FMPC; within Washington, D.C. metropolitan area, telephone 703-759-8160). The Depositor has not and will not participate in the preparation of FHLMC's Offering Circulars, Information Statements or Supplements.

     Copies of FNMA's most recent Prospectus for FNMA Certificates and FNMA's annual report and quarterly financial statements as well as other financial information are available from the Senior Vice President for Investor Relations of FNMA, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016 (202-752-7115). The Depositor has not and will not participate in the preparation of FNMA's Prospectuses.

                        INDEX OF SIGNIFICANT DEFINITIONS

Term                                                                        Page
----                                                                        ----

Act...........................................................................72
Advance.......................................................................58
Advance Reserve...............................................................44
Advances......................................................................10
APR...........................................................................21
ARM Buy-Outs..................................................................21
Balloon Loan..................................................................19
Balloon Loans.................................................................13
Balloon Period ...............................................................19
Basic Senior Class Distribution...............................................35
Buy-Down Account..............................................................19
Buy-Down Loans................................................................19
Call protection...............................................................40
CERCLA........................................................................78
Certificate Account...........................................................55
Certificate Account Depository................................................55
Certificateholder .............................................................1
Certificates...................................................................1
Class..........................................................................1
Code .....................................................................11, 81
Commission.....................................................................3
Compound Interest Certificates................................................31
Contract Pool ................................................................17
Contract Rate..............................................................7, 21
Contracts..................................................................1, 21
Convertible Mortgage Loans....................................................17
Cooperative Loans ............................................................17
Cooperative Notes ............................................................17
Cooperatives .................................................................17
Credit Enhancer ..............................................................16
Cut-Off Date Aggregate Principal Balance..................................18, 22
D&P..........................................................................107
Debt Securities...............................................................82
Deferred Interest.........................................................13, 19
Definitive Certificate........................................................30
Deleted Loan..................................................................27
Depositor...............................................................1, 4, 52
Determination Date............................................................32
Direct or Indirect Participants...............................................15
Disqualified Organization.....................................................94
Distribution Dates.............................................................7
DTC...........................................................................30
Due Date..................................................................18, 22
Due Period....................................................................41
Eligible Investments..........................................................44
Environmental Condition.......................................................78
EPA...........................................................................79
ERISA....................................................................11, 106
Excess servicing  ...........................................................102
Extension protection..........................................................40
FASIT .........................................................................2
FASIT High-Yield Securities ................................................2,11
FASIT Ownership Interest ......................................................2
FASIT Regular Securities ...................................................2,11

FDIC..........................................................................55
FHLBB.........................................................................72
FIRREA........................................................................80
Fitch........................................................................107
Foreign persons..............................................................105
Funding Period................................................................32
Gain From Acquired Property...................................................34
GEM Loans.....................................................................20
GPM Fund......................................................................21
GPM Mortgage Loans............................................................20
Grantor Trust Estate..........................................................82
Indemnification Payments......................................................34
Initial Deposit...............................................................43
Insurance Proceeds............................................................56
Interest Accrual Period.......................................................49
Interest Rate..................................................................1
Liquidated Contract...........................................................34
Liquidated Mortgage Loan..................................................14, 34
Liquidation Proceeds......................................................14, 56
Loan Sale Agreement...........................................................24
Loan-to-Value Ratio.......................................................18, 21
Moody's......................................................................107
Mortgage Certificate Pool.....................................................17
Mortgage Loans.................................................................1
Mortgage Notes................................................................17
Mortgage Pool.................................................................17
Mortgage Rate..................................................................7
Mortgaged Properties..........................................................19
Mortgages.....................................................................17
Mortgagor.....................................................................13
Multi-Class Certificates.......................................................1
Net Contract Rate .............................................................7
Net Insurance Proceeds........................................................56
Net Liquidation Proceeds......................................................56
Net Mortgage Rate .............................................................7
Non-REMIC Certificates........................................................82
Notional Amount................................................................1
OTS...........................................................................72
Pass-Through Entity...........................................................94
Pass-Through Rate .............................................................7
Paying Agent .................................................................57
Payment Deficiencies..........................................................43
Percentage Certificates.......................................................30
Plans........................................................................106
Pool...........................................................................1
Pool Distribution Amount......................................................32
Pool Value Group  ............................................................39
Pooling and Servicing Agreement................................................4
Prepayment Interest Shortfall.................................................58
PTE 83-1.....................................................................108
Purchase Obligation...........................................................12
Purchase Price................................................................26
Rating Agency.................................................................11
Record Date....................................................................7
Registration Statement.........................................................3

Regular Certificates..........................................................29
Relief Act................................................................16, 79
REMIC.........................................................................82
REMIC Certificates............................................................82
REMIC Regulations ............................................................81
Repurchase Proceeds...........................................................32
Residual Certificates.........................................................29
Residual Holders..............................................................90
Scheduled Principal...........................................................33
Secured-creditor exemption....................................................78
Securities Act.................................................................3
Senior Certificates........................................................2, 29
Senior Class Credit Enhancement...............................................35
Senior Class Distributable Amount.............................................33
Senior Class Principal Portion................................................33
Senior Class Shortfall........................................................35
Senior Class Shortfall Accruals...............................................35
Series.........................................................................1
Servicer.......................................................................1
Servicing Account ............................................................61
Servicing Fee..................................................................7
Shifting Interest Certificates.................................................2
SMMEA ...................................................................10, 109
Special Distributions.........................................................41
Special Hazard Contract.......................................................46
Special Hazard Mortgage Loan..................................................46
Standard Certificateholder...................................................100
Standard Certificates..........................................................1
Standard Hazard Insurance Policy..............................................23
Stated Amount..................................................................1
Stripped Certificates..........................................................1
Sub-Servicer...............................................................4, 54
Sub-Servicing Account.........................................................55
Subclass.......................................................................1
Subordinated Amount............................................................9
Subordinated Certificates..................................................2, 29
Subordinated Class Distributable Amount.......................................33
Subordinated Class Principal Portion..........................................34
Subordination Reserve Fund.....................................................9
Substitute Loan...............................................................27
Thrift institutions...........................................................93
Title V...................................................................73, 77
Trust Fund.....................................................................1
U.S. Person...................................................................95
UCC.......................................................................69, 74
Unaffiliated Sellers...........................................................4
Unpaid Interest Shortfall.....................................................36
Voting Interests..............................................................65
Window Period.................................................................72
Window Period Loans...........................................................72
Window Period States..........................................................72

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

         The expenses expected to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are as set forth below. All such expenses, except for the filing fee, are estimated.



       SEC Registration Fee........................................   $221,250
       NASD Filing Fee.............................................   $    N/A
       Blue Sky Fees and Expenses..................................   $ 15,000
       Legal Fees and Expenses.....................................   $250,000
       Accounting Fees and Expenses................................   $ 75,000
       Trustee's Fees and Expenses.................................   $ 50,000
       Printing and Engraving Fees.................................   $120,000
       Rating Agency Fees..........................................   $ 20,000
       Miscellaneous...............................................   $ 10,000
                                                                      --------
         Total.....................................................   $761,250
                                                                      ========



Item 15. Indemnification of Directors and Officers.

         Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, for criminal proceedings, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer of director actually and reasonably incurred.

         The Pooling and Servicing Agreements for each series of Certificates will provide that Prudential and any director, officer, employee or agent of Prudential will be entitled to indemnification by the Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Pooling and Servicing Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of his or its duties thereunder or by reason of reckless disregard of his or its obligations and duties thereunder.

Item 16. Exhibits.

  (a) Financial statements filed as part of the Registration Statement: Not applicable.

  (b)  Exhibits -

       1.1(a)*   Form of Underwriting Agreement (Version A).

       1.1(b)*   Form of Underwriting Agreement (Version B).

       4.1(a)*   Form   of   Pooling   and   Servicing   Agreement  (Straight
                 Pass-Through), including form of Certificates.

       4.1(b)* Form of Pooling and Servicing Agreement (Senior/Subordinated), including form of Certificates.

       4.1(c)*   Form  of  Pooling  and  Servicing   Agreement   (Multiclass),
                 including form of Certificates.

       4.1(d)* Form of Pooling and Servicing Agreement (Senior/Subordinated), including form of Certificates.

       4.1(e)**  Form of Forward Purchase Agreement.


       5.1***    Opinion  of   Dewey   Ballantine  LLP  regarding   legality  of
                 Certificates.

       8.1***    Opinion of Dewey Ballantine LLP regarding tax matters.


       10.1*     Excerpts from Purchase Agreement.


       23.1*** Consent of Dewey Ballantine LLP(included as part of Exhibit 5.1 and 8.1).


       24.1***   Power of Attorney.


-------------------
* Previously filed in connection with Registration Statement on Form S-11 (Registration No. 33- 24717) and incorporated herein by reference.

** Previously filed in connection with Registration Statement on Form S-3 (Registration No. 33- 91148) and incorporated herein by reference.


***  Previously filed with this Registration Statement.



Item 17. Undertakings.

         (a)  Undertaking pursuant to Rule 415

         The undersigned Registrant hereby undertakes:

     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii)to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change of such information in the Registration Statement.

     (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) to remove from registration by means of a post-effective amendment any of the Securities being registered which remain unsold at the termination of the offering.

     (b)  Undertaking in respect of indemnification.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (c) Undertaking in respect of incorporation by reference.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 1st day of September, 1998.


                                        PRUDENTIAL SECURITIES SECURED FINANCING
                                        CORPORATION

                                        By: /s/ Norman Chaleff
                                            -------------------------------
                                            Norman Chaleff
                                            Director

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Pre-Effective Amendment No. 1 has been signed below by the following persons in the capacities indicated on September 2, 1998.


Signature                                       Title
---------                                       -----


           *                                    Director and President
----------------------------                    (Principal Executive Officer)
Vincent T. Pica

                                                Director
----------------------------
Norman Chaleff

           *                                    Director
----------------------------
Leland B. Paton

           *                                    Director
----------------------------
Alan D. Hogan

           *                                    Chief Financial Officer
----------------------------                    (Principal Financial
William Horan                                   Officer and Principal
                                                Accounting Officer)

* by Norman Chaleff as his true and lawful attorney-in-fact and agent.

                                  EXHIBIT INDEX

Exhibit       Description
Number        of Document
------        -----------

1.1(a)*       Form of Underwriting Agreement (Version A).

1.1(b)*       Form of Underwriting Agreement (Version B).

4.1(a)*       Form of Pooling and Servicing Agreement
              (Straight Pass-Through), including form of Certificates.

4.1(b)*       Form of Pooling and Servicing Agreement
              (Senior/Subordinated), including form of Certificates.

4.1(c)* Form of Pooling and Servicing Agreement (Multiclass), including form of Certificates.

4.1(d)*       Form of Pooling and Servicing Agreement
              (Senior/Subordinated), including form of Certificates.

4.1(e)**      Form of Forward Purchase Agreement.


5.1*** Opinion of Dewey Ballantine LLP regarding legality of Certificates.

8.1***        Opinion of Dewey Ballantine LLP regarding tax matters.


10.1*         Excerpts from Purchase Agreement.


23.1*** Consent of Dewey Ballantine LLP (included as part of Exhibit 5.1 and 8.1).


       24.1***   Power of Attorney.


-------------------
* Previously filed in connection with Registration Statement on Form S-11 (Registration No. 33-24717) and incorporated herein by reference.

** Previously filed in connection with Registration Statement on Form S-3 (Registration No. 33- 91148) and incorporated herein by reference.


***  Previously filed with this Registration Statement.